Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

BETWEEN

EQUITABLE PRODUCTION COMPANY

AS SELLER,

AND

PINE MOUNTAIN OIL AND GAS, INC.

AS PURCHASER,

Dated as of April 13, 2007

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EXHIBITS:

Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Contracts
Exhibit A-4	Water Disposal Wells; Other Excluded Assets
Exhibit A-5	Delinquent Liens for Current Taxes or Assessments
Exhibit A-6	Delinquent Liens Arising in the Ordinary Course of Business
Exhibit A-7	Calls on Production Under Existing Contracts
Exhibit B	Form of Conveyance
Exhibit C	Form of New Lease
Exhibit D	Form of Operating Agreement
Exhibit E	Form of Settlement Agreement
Exhibit F	Form of Termination Agreement
Exhibit G	Permitted Encumbrances
Exhibit H	Seller Guaranty
Exhibit I	Purchaser Guaranty
Exhibit J	Form of EPC Lease

SCHEDULES:

Schedule 2.4	Allocated Values
Schedule 4.2(d)	Conflicts (Seller)
Schedule 4.4	Consents, Approvals or Waivers (Seller)
Schedule 4.5A	Litigation
Schedule 4.5B	Litigation
Schedule 4.6	Taxes and Assessments
Schedule 4.8	Compliance with Laws
Schedule 4.9	Contracts
Schedule 4.10	Payments for Production
Schedule 4.11	Production Imbalances
Schedule 4.12	Governmental Permits
Schedule 4.13	Outstanding Capital Commitments
Schedule 4.14	Plugged or Abandoned Wells
Schedule 4.15	Condition of Equipment, etc.
Schedule 4.17	Suspense Funds
Schedule 4.18	Casualty Events
Schedule 6.10	Operation of Assets and Expenses Associated Therewith

Index of Defined Terms

Defined Term	Section

Adjusted Purchase Price	Section 2.2
Affiliate	Section 1.4(a)
Agreed Interest Rate	Section 1.4(b)
Agreement	Preamble
Allocated Value	Section 2.4
AMI	Section 1.4(c)
Asserted Title Defect	Section 3.2
Asserted Title Defect Amount	Section 3.4(c)
Assets	Section 1.7
Business Day	Section 1.4(d)
Chosen Court	Section 11.8
Claim	Section 10.2(b)
Claim Notice	Section 10.2(b)
Closing	Section 8.1
Closing Date	Section 8.1
Closing Payment	Section 8.4(a)
Code	Section 2.4
Combined Assets	Section 1.2
Company	Section 1.4(e)
Consents	Section 4.4
Contracts	Section 1.2(b)(ii)
Contribution Agreement	Section 7.1(c)
Conveyance	Section 8.2(a)
Conveyed Lease Interests	Section 1.2(a)
Damages	Section 10.1(d)
Defensible Title	Section 3.2
Earned	Section 1.5(b)
Effective Time	Section 2.2(a)
Encumbrance	Section 3.2
Environmental Laws	Section 4.7
EPC Lease	Section 1.4(f)
Equipment	Section 1.2(b)(iv)
Event	Section 4.1(d)
Exchange Act	Section 1.4(f)
Excluded Assets	Section 1.3
Execution Date	Preamble
Existing JOA	Section 1.4(h)
Exploration Agreement	Section 1.4(i)
Exploration Agreement PMOG Area	Section 1.4(j)
Future Well	Section 1.4(k)
Gas Retention Percentage	Section 1.4(l)
Gathering Agreement	Section 1.4(m)

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Gathering Assets	Section 1.4(n)
Gathering Charges	Section 1.4(o)
Governmental Authority	Section 1.4(p)
Governmental Permits	Section 4.12
Hydrocarbons	Section 1.4(q)
Incurred	Section 1.5(b)
Indemnified Person	Section 10.2(a)
Indemnifying Person	Section 10.2(a)
LACT	Section 1.4(r)
Laws	Section 1.4(s)
Leases	Section 1.2(a)
Letter of Intent	Section 11.13
Like-Kind Exchange	Section 6.9
Material Adverse Effect	Section 4.1(d)
New Lease	Section 1.7
Non-PM Assets	Section 1.4(t)
Operating Agreement	Section 8.2(e)
Original Lease	Section 1.4(u)
Party; Parties	Preamble
Party Lawsuit	Section 7.1(e)
Permitted Encumbrances	Section 3.3
Person	Section 1.4(v)
Pittston	Section 6.13(a)
Pittston Claims	Section 6.13(a)
Pittston Litigation	Section 7.1(e)(ii)
PM Assets	Section 1.4(w)
PM Undeveloped Lease Interests	Section 1.4(x)
PM Wells	Section 1.4(y)
Pre-Closing Taxable Period	Section 6.6(c)
Pre-Effective Time Interests	Section 1.7
Preferential Rights	Section 4.4
Production Taxes	Section 1.4(z)
Properties	Section 1.2(b)(i)
Property Costs	Section 1.5(c)
Proration Unit	Section 1.4(aa)
Purchaser Indemnified Persons	Section 10.1
Purchase Price	Section 2.1
Purchaser	Preamble
Purchaser Successors	Section 1.2(a)
Records	Section 1.4(bb)
Review Well	Section 1.4(cc)
Scheduled Transfer Requirements	Section 4.4(a)
SEC	Section 1.4(dd)
Securities Act	Section 1.4(ee)
Seller	Preamble
Seller Indemnified Persons	Section 10.1

Seller’s knowledge	Section 4.1(c)
Statements of Revenues and Expenses	Section 6.11
Straddle Taxable Period	Section 6.6(c)
Tax	Section 1.4(ff)
Tax Return	Section 1.4(gg)
Termination Agreement	Section 8.2(g)
Termination Date	Section 9.1
Title Arbitrator	Section 3.4(f)
Title Claim Date	Section 3.4(a)
Title Defect	Section 3.2
Transaction Documents	Section 11.13
Transfer Taxes	Section 1.4(hh)
Undeveloped Lease Interests	Section 1.4(ii)
Well Location	Section 1.4(jj)
Wells	Section 1.2(a)

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of April 13, 2007, (the “Execution Date”) is by and between Equitable Production Company, a corporation organized under the Laws of the Commonwealth of Pennsylvania (“Seller”), and Pine Mountain Oil and Gas, Inc., a corporation organized under the Laws of the Commonwealth of Virginia (“Purchaser”).  Seller and Purchaser are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

RECITALS:

WHEREAS, Seller is the owner of certain interests in oil and gas properties that are defined and described herein; and

WHEREAS, Seller desires to sell and Purchaser desires to purchase a portion of Seller’s right, title and interest in and to such properties on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
PURCHASE AND SALE

Section 1.1            Purchase and Sale.  On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase and accept from Seller the Assets.  Seller further agrees to transfer to Purchaser and Purchaser agrees to accept from Seller the Pre-Effective Time Interests as contemplated by Section 1.7 hereof.

Section 1.2            Combined Assets.  “Combined Assets” means the following:

(a)   an undivided one-half (½) of all of Seller’s interest in and to those leases identified on Exhibit A-1 attached hereto (including without limitation, in accordance with Section 11.20, Seller’s interest as lessee under the EPC Lease, but for the avoidance of doubt, excluding its interest as lessor thereunder) (such undivided one-half (½) interest in such leases, the “Leases”), provided that, with respect to each of the wellbores of the wells identified on Exhibit A-2 attached hereto (collectively, the “Wells”) and the Proration Unit currently existing or to be formed therefor, such interest shall be reduced or increased to the extent necessary to cause:  (i) effective as of the Effective Time:  (A) Purchaser and all Persons holding any working interest in such Well and the Proration Unit currently existing or that was formed previously held by Purchaser or any of its Affiliates (all such Persons, “Purchaser Successors”), to collectively hold, the interest in the wellbore of such Well specified under the column titled “Purchaser Effective Time Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or

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to be formed for such Well; and (B) Seller to hold the interest in the wellbore of such Well specified under the column titled “Seller Effective Time Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well; and (ii) effective as of the Closing:  (A) Purchaser and all Purchaser Successors to collectively hold the interest in the wellbore of such Well specified under the column titled “Purchaser Closing Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well; and (B) Seller to hold the interest in the wellbore of such Well specified under the column titled “Seller Closing Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well (the interests to be transferred to Purchaser described in this Section 1.2(a), the “Conveyed Lease Interests”);

(b)   that portion of Seller’s right, title and interest corresponding to the Conveyed Lease Interests in and to the following:

(i)            all pooled, communitized or unitized acreage, including acreage in units formed or prescribed by regulatory order, associated with the Leases or Wells (that portion of Seller’s right, title and interest in such acreage corresponding to the Conveyed Lease Interests, together with the Conveyed Lease Interests, the “Properties”), and all tenements, hereditaments and appurtenances associated therewith;

(ii)           all contracts listed on Exhibit A-3 (that portion of Seller’s right, title and interest in such contracts corresponding to the Properties, the “Contracts”);

(iii)          all easements, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Properties or other Combined Assets, but excluding any of the foregoing to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Seller is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Seller shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such instrument or a material impairment of the rights thereunder; and

(iv)          all equipment, machinery, fixtures, well lines, pipelines and other tangible personal property and improvements located on the Properties or used or held for use primarily in connection with the ownership or operation of the Properties or other Combined Assets, but excluding any such items at and downstream of any wellsite metering equipment associated with any Well (including such wellsite metering equipment and any gathering lines, pipelines, well lines and compressors downstream of such wellsite metering equipment), and any such items included in the Excluded Assets (that portion of Seller’s right,

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title and interest in such equipment, machinery, fixtures and other tangible personal property and improvements corresponding to the Properties, and subject to such exclusions, the “Equipment”).

Section 1.3            Excluded Assets.  Notwithstanding anything to the contrary contained herein, the Combined Assets shall not include, and the following are excepted, reserved and excluded from the transactions contemplated hereby (collectively, the “Excluded Assets”):

(a)   all water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, located on the Leases or used in connection with the disposal of produced water derived from or otherwise attributable to any of the Wells, including those water disposal wells and associated facilities described on Exhibit A-4;

(b)   (i) computers and peripheral equipment related to such computers; (ii) communication and telecommunication equipment including but not limited to radios, towers, and networking equipment; (iii) custom applications and databases; (iv) measurement and data collection devices; and (v) software and associated licenses, including but not limited to any software relating to the SCADA System, Enertia, Altra, Flow-Cal, Talon, Aries, Production Access, Pre-drill Manager, Geographix, Synergy, and CygNet;

(c)   all rights and all obligations of Seller with respect to any refund or payment of Taxes or other costs or expenses borne by Seller or Seller’s predecessors in interest and title attributable to the Assets and the period prior to the Effective Time;

(d)   all rights and all obligations of Seller with respect to the claims and causes of action relating to the Assets that accrued or arose prior to the Effective Time (other than claims or causes of action for proceeds to which Purchaser is entitled under Section 1.5(b));

(e)   Seller’s area-wide bonds, permits and licenses (including all Federal Communications Commission licenses) or other permits, licenses or authorizations used in the conduct of Seller’s business generally;

(f)    the Gathering Assets;

(g)   all fee mineral interests in Hydrocarbons; and

(h)   those other assets and interests identified on Exhibit A-4.

Section 1.4            Certain Definitions.  As used herein:

(a)   “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant

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to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.  For the purposes of this Agreement, the Company shall not be considered an Affiliate of either Party or such Party’s Affiliates.

(b)   “Agreed Interest Rate” means the lesser of (i) five percent (5%) per annum and (ii) the maximum rate allowed by applicable Laws.

(c)   “AMI” has the meaning set forth in the Operating Agreement.

(d)   “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Pittsburgh, Pennsylvania or Fort Worth, Texas.

(e)   “Company” means Nora Gathering, LLC, a limited liability company organized under the Laws of the State of Delaware.

(f)    “EPC Lease” means a Hydrocarbons lease in substantially the form attached hereto as Exhibit “J”.

(g)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)   “Existing JOA” means the Coalbed Methane Gas Operating Agreement dated as of August 1, 1994 and the Conventional Gas (Non-Coalbed Gas) Operating Agreement dated as of August 1, 1994.

(i)    “Exploration Agreement” means the Coalbed Gas Exploration and Development Agreement dated as of April 5, 1988, together with and as amended, supplemented and modified from time to time by various amendments and supplemental agreements thereto, including (i) the Amendment to Coalbed Gas Exploration and Development Agreement dated as of December 12, 1990, (ii) the Second Amendment to Coalbed Gas Exploration and Development Agreement dated as of August 26, 1994, (iii) the Third Amendment to Coalbed Gas Exploration and Development Agreement dated as of June 10, 1996, (iv) the Fourth Amendment to Coalbed Gas Exploration and Development Agreement dated as of July 10, 1997, and (v) the Fifth Amendment to Coalbed Gas Exploration and Development Agreement dated as of December 31, 1998.

(j)    “Exploration Agreement PMOG Area” means the areas covered by the Exploration Agreement under which PMOG or any of its Affiliates holds, or leases from third Persons not affiliated with Seller, the mineral interest.

(k)   “Future Well” shall mean a well to be drilled in the future upon a Well Location, which (for the purposes of determining Defensible Title thereto and any Title Defects associated therewith pursuant to this Agreement) shall be treated as if such well had been drilled and completed and was in existence as of the date of this Agreement.

(l)    “Gas Retention Percentage” has the meaning set forth in the Gathering Agreement.

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(m)  “Gathering Agreement” has the meaning set forth in the Contribution Agreement.

(n)   “Gathering Assets” has the meaning set forth in that certain Contribution Agreement of even date herewith between Seller, Equitable Gathering Equity, LLC, Purchaser and the Company.

(o)   “Gathering Charges” means the Gathering Rate (as defined in the Gathering Agreement) and all other charges set forth in the Gathering Agreement, except the Gas Retention Percentage, chargeable in connection with Hydrocarbons produced from the Assets for the gathering services provided by Seller or its Affiliates through the Gathering Assets, which charges shall be determined as if the Gathering Agreement was in place effective as of the Effective Time.

(p)   “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

(q)   “Hydrocarbons” means all oil, gas, coalbed methane gas and other associated hydrocarbons.

(r)    “LACT” means Lease Automatic Custody Transfer.

(s)   “Laws” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(t)    “Non-PM Assets” means all Assets other than the PM Assets.

(u)   “Original Lease” means that certain Agreement, dated as of July 25, 1972, between The Pittston Company (the predecessor in interest to Purchaser), as lessor, and Philadelphia Oil Company (the predecessor in interest to Seller), as lessee (together with and as amended, supplemented and modified from time to time by various amendments and supplemental agreements thereto, including (i) the Supplemental Agreement, dated as of January 19, 1976, between The Pittston Company and Philadelphia Oil Company, (ii) the Supplemental Agreement II, dated as of August 24, 1978, between The Pittston Company and Philadelphia Oil Company, (iii) the Supplemental Agreement III, dated as of January 1, 1986, between The Pittston Company and Philadelphia Oil Company, (iv) the First Amendment to Supplemental Agreement III, dated as of August 26, 1994, and effective August 1, 1994 between Purchaser and Equitable Resources Exploration, Inc., (v) the Supplemental Agreement IV, dated as of February 3, 1997, between Purchaser and Equitable Resources Energy Company — Eastern Region, (vi) the Additional Acreage Agreement, dated as of January 1, 1986, between The Pittston Company and Equitable Resources Energy Company, (vii) the Amendment to the Additional Acreage Agreement, dated as of January 1, 1987, between Purchaser and Equitable Resources Energy Company, (viii) the Second Amendment to the Additional Acreage Agreement, dated as of April 11, 1988, and effective January 1, 1988 between Purchaser and Equitable Resources Exploration, Inc., (ix) the Third Amendment to the Additional Acreage

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Agreement, dated as of February 26, 1993, and effective January 1, 1993 between Purchaser and Equitable Resources Exploration, Inc., (x) the Fourth Amendment to the Additional Acreage Agreement, dated as of August 26, 1994, between Purchaser and Equitable Resources Exploration, Inc., (xi) the Fifth Amendment to the Additional Acreage Agreement, dated as of March 21, 1995, and effective January 1, 1995 between Purchaser and Equitable Resources Exploration, Inc., (xii) the Sixth Amendment to the Additional Acreage Agreement, dated as of June 10, 1996, and effective December 31, 1995 between Purchaser and Equitable Resources Exploration, Inc., (xiii) the Seventh Amendment to the Additional Acreage Agreement, effective as of December 31, 1996, between Purchaser and Equitable Resources Energy Company, (xiv) the Eighth Amendment to the Additional Acreage Agreement, dated as of December 29, 1997, and effective December 31, 1997 between Purchaser and Equitable Resources Energy Company, (xv) the Ninth Amendment to the Additional Acreage Agreement, dated as of November 25, 1999, and effective December 31, 1999 between Purchaser and Seller,  and (xvi) the Tenth Amendment to the Additional Acreage Agreement, dated as of May 3, 2005, and effective as of January 1, 2000, between Purchaser and Seller.

(v)   “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

(w)  “PM Assets” means all PM Undeveloped Lease Interests and all PM Wells.

(x)    “PM Undeveloped Lease Interests” means all Undeveloped Lease Interests in which Purchaser or its Affiliates possessed or has the right to possess any part of the working interest or lessor interest as of the Execution Date.  For avoidance of doubt, Undeveloped Lease Interests under the Original Lease and any portion of the Exploration Agreement PMOG Area that constitutes an Undeveloped Lease Interest shall be deemed to be PM Undeveloped Lease Interests for all purposes of this Agreement.

(y)   “PM Wells” means all Wells in which Purchaser or its Affiliates possessed or has the right to possess any part of the working interest or lessor interest as of the Execution Date.  For the avoidance of doubt, the Wells listed under “PM Wells” on Exhibit A-2 shall be deemed PM Wells for all purposes of this Agreement.

(z)    “Production Taxes” means ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes

(aa)         “Proration Unit” means, for any Well (i) the acreage unit size as shown in the pooling or unit designation for such Well filed in the real property records in the county in which such Well is located, or if no such designation is filed, as permitted with the state regulatory agency (or as shown on the issued well permit) for such Well; provided that if no such acreage size is provided pursuant to any of the foregoing, then “Proration Unit” means, for any Well, the minimum acreage unit size permitted by applicable Law for such Well and (ii) the producing interval or targeted producing interval for such Well.

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(bb)         “Records” means all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, geologic and geophysical data (excluding interpretations thereof) and files and all other books, records, data, files, maps and accounting records to the extent relating primarily to the Properties or other Combined Assets, excluding however, (A) any record to the extent that:  (1) disclosure of such record is restricted by third-party agreement or applicable Law, (2) Seller is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such disclosure restriction (provided that Seller shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver) and (3) the failure to obtain such waiver or satisfy such disclosure restriction would cause a termination of such instrument or a material impairment of the rights thereunder; (B) computer software; (C) all legal records and legal files of Seller (other than (x) title opinions and (y) Contracts) and all other work product of and attorney-client communications with any of Seller’s legal counsel; (D) records relating to the sale of the Assets, including bids received from and records of negotiations with third Persons; (E) any other records to the extent constituting Excluded Assets; and (F) contracts and agreements of no further force and effect as of the Effective Time.

(cc)         “Review Well” shall mean a Well or a Future Well, as the context requires.

(dd)         “SEC” means the U.S. Securities and Exchange Commission.

(ee)         “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

(ff)           “Tax” means all taxes, including income tax, surtax, remittance tax, presumptive tax, net worth tax, production tax, pipeline transportation tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, service tax, transfer tax, use tax, excise tax, premium tax, customs duties, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, social security, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any other assessments, duties, fees, or levies imposed by a Governmental Authority, together with any interest, fine or penalty thereon, or addition thereto.

(gg)         “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.

(hh)         “Transfer Taxes” means all transfer, sales, use, documentary, stamp duty, conveyance and other similar Taxes, duties, fees or charges.

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(ii)           “Undeveloped Lease Interests” means any Lease, acreage, area (including the Exploration Agreement PMOG Area) or portion thereof included in the Properties that is not included in a Proration Unit corresponding to a Well.

(jj)           “Well Location” shall mean each lease/tract location identified on Exhibit A-2.

Section 1.5          Effective Time; Proration of Costs and Revenues.

(a)   Title and interest in and to the Combined Assets shall be transferred from Seller to Purchaser at the Closing, but certain financial benefits and burdens in respect of the Assets shall be transferred effective as of the Effective Time, as described below.  Notwithstanding anything to the contrary herein, financial benefits and burdens in respect of the Pre-Effective Time Interests prior to the Effective Time shall not be modified or changed from the manner in which such benefits and burdens were treated in the period prior to the Effective Time by the provisions of this Section 1.5.

(b)   Purchaser shall be entitled to all production of Hydrocarbons from or attributable to the Assets on and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets on and after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred on and after the Effective Time (provided that Purchaser’s entitlement to production, income, proceeds, receipts, and credits earned with respect to, and responsibility for and entitlement to refunds with respect to Property Costs relating to, certain of the Assets shall be adjusted as of Closing in the manner described in Section 2.2).  Seller shall be entitled to all production of Hydrocarbons from or attributable to the Assets prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time (provided that Seller’s entitlement to production, income, proceeds, receipts, and credits earned with respect to, and responsibility for and entitlement to refunds with respect to Property Costs relating to, certain of the Assets shall be adjusted as of Closing in the manner described in Section 2.2).  “Earned” and “incurred”, as used in this Agreement, shall be interpreted in accordance with United States generally accepted accounting principles (as published by the Financial Accounting Standards Board) and Council of Petroleum Accountants Societies (COPAS) standards.

(c)   “Property Costs” means all operating expenses (including costs of insurance and Production Taxes), capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business, and overhead costs charged to the Assets under the applicable operating agreement or if none, charged to the Assets on the same basis as Seller has historically charged under the Existing JOA.  “Property Costs” as used herein shall not include the Gathering Charges.

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(d)   For purposes of allocating production (and accounts receivable with respect thereto), under this Section 1.5, (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Assets when they pass through the pipeline flange connecting into the storage facilities located on the Leases or, if there are no such storage facilities, when they pass through the LACT meters or similar meters at the point of entry into the pipelines through which they are transported from the Leases, and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Assets when they pass through the delivery point sales meters or similar meters at the point of entry into the pipelines through which they are transported from the Leases.  Seller shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings are not available.  Production Taxes, surface use fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before, or at and after, the Effective Time, except that Production Taxes measured by units of production shall be prorated based on the amount of Hydrocarbons actually produced, purchased or sold, as applicable, before, or at and after, the Effective Time.  In each case, Purchaser shall be responsible for the portion allocated to the period on and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time.

Section 1.6            Back-In Interests.  Purchaser acknowledges and agrees that any and all existing back-in rights of the Purchaser or its Affiliates to an additional or increased working interest in the Wells listed in Exhibit A-2 to which Purchaser was entitled pursuant to the Existing JOA shall be extinguished in full, and any liabilities or rights associated with such back-in rights shall cease to exist and shall no longer be enforceable.

Section 1.7            Pre-Effective Time Interests and Assets.  Immediately prior to the Closing, Purchaser and Seller are the owners of certain working interests relating to lands subject to the Original Lease and the Exploration Agreement.  As part of this Agreement and the transactions contemplated hereby (as well as other transactions between the Parties and their Affiliates), the Parties desire to enter into a new lease agreement in substantially the form attached hereto as Exhibit C (the “New Lease”), effective as of the Closing Date, with Purchaser as the lessor and Seller as the lessee, and to terminate the Original Lease, the Exploration Agreement and certain related agreements, effective as of the Closing Date.  In addition to the working interests in the Leases and Review Wells and the related assets that Purchaser is purchasing from Seller under this Agreement (as such working interests are more particularly described in the column titled “Conveyed Working Interest” on Exhibit A-2 and the corresponding undivided interests in the Combined Assets associated therewith, the “Assets”). For purposes of clarification, the Parties acknowledge that each Party may currently own some of the interests that will be conveyed or cross conveyed under the Conveyance and that the Conveyance is intended to stipulate and clarify as of the Closing the interests that each of the Parties will own as of the Closing.  In order to reflect Purchaser’s pre-Effective Time working interests in the Wells drilled under the Original Lease and/or the Exploration Agreement, Seller, as the lessee under the New Lease, will enter into such conveyances (including the Conveyance) with Purchaser to confirm the pre-Effective Time working interests of Purchaser in such Wells and related assets that will be subject to the New Lease (as such pre-Effective Time working interests are more particularly described in the column titled “Purchaser Pre-Effective Time

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Working Interest” on Exhibit A-2 and the corresponding undivided interests included in the Combined Assets associated therewith, the “Pre-Effective Time Interests”).  The Parties acknowledge that the Assets and the Pre-Effective Time Interests together constitute the Combined Assets and the term “Assets” as defined in this Agreement shall be the Combined Assets excluding the Pre-Effective Time Interests, and upon Closing, Purchaser and all Purchaser Successors shall collectively hold the interest in each Review Well identified on Exhibit A-2 as the “Purchaser Closing Interest” for such Review Well and the same interest in the Proration Unit for such Review Well, and Seller shall hold the interest in each Review Well identified on Exhibit A-2 as the “Seller Closing Interest” for such Review Well and the same interest in the Proration Unit for such Review Well.  Further, the parties acknowledge that certain existing wells drilled by PMOG or its predecessors upon the lands covered by the Original Lease were excluded under the Original Lease and are being excluded under the New Lease (as more particularly described therein), and such excluded wells shall not be part of the Combined Assets, Assets or Pre-Effective Time Interests.

Section 1.8            Intentions of the Parties.  The Parties acknowledge that it is their intent that (a) Seller transfer to Purchaser and Purchaser accept as of the Effective Time an undivided one-half (1/2) of Seller’s interest existing as of the Closing Date in all leases (including without limitation Seller’s interest as lessee under the EPC Lease, but for the avoidance of doubt, excluding its interest as lessor thereunder) included in Buchanan, Russell and Dickenson Counties, Virginia (excluding any interests in the lands and properties excluded from the AMI) and (b) pursuant to the Conveyance, Purchaser shall cross convey to Seller such interest in such leases (but excluding its interest as lessor under the Original Lease or the New Lease), such that the respective interests of the Parties in such leases as lessees thereunder shall be equal as of the Effective Time, whether or not such leases are included in or accurately described on Exhibit A-1.  The Parties further acknowledge and agree that it is their intent that, notwithstanding anything herein to the contrary, to the extent that there are any Wells in which both Seller and Purchaser currently have a working interest that exist upon any Leases or within the AMI and that are not described on Exhibit A-2, the respective interests of the Parties in such Wells shall be the same interests as the Parties have in such Wells as of the date hereof; provided, however, if any such Well has been drilled by Seller upon the Leases or within the AMI on or after the Effective Time, then the Parties agree that their respective interests in such Wells and the Proration Units therefor as of the Effective Time shall be equal.

ARTICLE 2
PURCHASE PRICE

Section 2.1            Purchase Price.  The purchase price for the Assets (the “Purchase Price”) shall be Two Hundred and Sixty-Two Million Dollars (US$262,000,000), adjusted as provided in Section 2.2.

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Section 2.2            Adjustments to Purchase Price.  The Purchase Price shall be adjusted as follows:

(a)   Decreased by the aggregate amount of the following proceeds received by Seller attributable to the Assets on and after 12:01 a.m. local time where the Assets are located on June 1, 2006 (the “Effective Time”):

(i)            proceeds from the sale of Hydrocarbons produced from or attributable to the Assets (less any royalties, overriding royalties net profits interests and other similar burdens payable out of the production of Hydrocarbons from the Assets or the proceeds thereof which are not included in “Property Costs”); and

(ii)           any other proceeds received by Seller attributable to the Assets;

(b)   Decreased in accordance with Section 3.4;

(c)   Decreased in accordance with Section 3.5;

(d)   Increased by the amount of all Property Costs attributable to the Assets on and after the Effective Time which are incurred and paid by Seller excluding, however, any amounts deducted pursuant to Section 2.2(a)(i) above;

(e)   [Intentionally omitted].

(f)    Increased by the amount of the Gathering Charges attributable to the Assets on and after the Effective Time;

(g)   Decreased by Six Hundred Thousand Dollars (US$600,000) to represent an adjustment (i) to the gathering rate paid by Purchaser in connection with gathering services on the Gathering Assets provided by Seller and its Affiliates prior to the Effective Time, (ii) for certain pre-Effective Time capital expenditures and (iii) for the Parties’ agreement regarding resolution of the Pittston Litigation; and

(h)   Decreased by an amount equal to the difference between the (i) aggregate amount paid by Purchaser for gathering services on the Gathering Assets provided by Seller and its Affiliates for the period from (and including) the Effective Time until the Closing with respect to the Pre-Effective Time Interests, and (ii) the aggregate amount that would have been paid by Purchaser for gathering services on the Gathering Assets provided by Seller and its Affiliates for the period from (and including) the Effective Time until the Closing with respect to the Pre-Effective Time Interests if Purchaser would have been charged the Gathering Charges for such services.

The Purchase Price, adjusted as set forth in this Section 2.2, shall be the “Adjusted Purchase Price.”

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Section 2.3            Effect of Purchase Price Adjustments.  The adjustment described in Section 2.2(a) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s entitlement under Section 1.5 to Hydrocarbon production from or attributable to the Assets between the Effective Time and the Closing and to other income, proceeds, receipts and credits earned with respect to the Assets between the Effective Time and the Closing, and Purchaser shall not have any separate rights to receive any production or income, proceeds, receipts and credits with respect to which an adjustment has been made.  Similarly, the adjustment described in Section 2.2(d) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s obligation under Section 1.5 to pay Property Costs attributable to the ownership and operation of the Assets which are incurred between the Effective Time and the Closing, and Purchaser shall not be separately obligated to pay for any Property Costs with respect to which an adjustment has been made.

Section 2.4            Allocation of Purchase Price.  Schedule 2.4 sets forth the agreed allocation of the unadjusted Purchase Price among the Assets, which has been made in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder.  The “Allocated Value” for any Asset shall equal the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 2.4, increased or decreased as described in this Section 2.4.  Any adjustments to the Purchase Price other than the adjustments provided for in Section 2.2(b) and Section 2.2(c) shall be applied on a pro rata basis to the amounts set forth on Schedule 2.4 for all Assets.  After all such adjustments are made, any adjustments to the Purchase Price pursuant to Section 2.2(b) and Section 2.2(c) shall be applied to the amounts set forth in Schedule 2.4 for the particular affected Assets.  Seller and Purchaser have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, however, neither Seller nor Purchaser make any representation or warranty as to the accuracy of such Allocated Values.  Seller and Purchaser agree (a) that the Allocated Values shall be used by Seller and Purchaser as the basis for reporting asset values and other items for purposes of all applicable Tax returns, and (b) that neither they nor their Affiliates will take positions inconsistent with the Allocated Values in notices to Governmental Authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchaser right holders, or in other documents or notices relating to the transactions contemplated by this Agreement.

ARTICLE 3
TITLE MATTERS

Section 3.1          Title.

(a)   The Conveyance shall contain a special warranty of title against every Person lawfully claiming or to claim the interest to be conveyed by Seller to Purchaser or any part thereof by, through and under Seller and its Affiliates, but not otherwise, subject to Permitted Encumbrances, but shall otherwise be without warranty of title, express, implied or statutory, except that the Conveyance shall transfer to Purchaser all rights or actions on title warranties given or made by Seller’s predecessors (other than Affiliates of Seller), to the extent Seller may legally transfer such rights.

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(b)   Notwithstanding anything to the contrary in Section 3.1(a) and the Conveyance, Section 3.4 shall provide Purchaser’s exclusive remedy in respect of Asserted Title Defects reported in accordance with this Article 3, and, Purchaser shall not be entitled to make any claims against Seller or any of its Affiliates under Seller’s special warranty of title in the Conveyance against any such Asserted Title Defect.  Except to the extent expressly provided herein (including Purchaser’s rights with respect to any breach of Seller’s covenant under Section 6.10(f) and Purchaser’s rights under this Article 3) and except under the special warranty of title set forth in the Conveyance, Purchaser shall not be entitled to make any claims against Seller or any of its Affiliates with respect to any Title Defects to the extent that such Title Defects pertain to the PM Assets (provided that if such Title Defects affect both the PM Assets and the other Assets, then Purchaser shall be entitled to any and all of its rights and remedies with respect to such Title Defects insofar and only insofar as such Title Defects affect such other Assets).

Section 3.2            Definition of Defensible Title.  As used in this Agreement, the term “Defensible Title” means that title of Seller with respect to the Assets which, subject to Permitted Encumbrances:

(a)   entitles Seller to receive throughout the duration of the productive life of any Review Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons), not less than the “Conveyed Net Revenue Interest” share shown in Exhibit A-2 for such Review Well of all Hydrocarbons produced and sold from such Review Well, as applicable, except (solely to the extent that such actions do not cause a breach of Seller’s covenants under Section 6.10 hereof) decreases in connection with those operations in which, from or after the date of this Agreement, Seller may be a nonconsenting co-owner, decreases resulting from the establishment or amendment of pools or units from and after the date of this Agreement, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past underdeliveries;

(b)   obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, a Review Well not greater than the “Conveyed Working Interest” shown in Exhibit A-2 for such Review Well without increase throughout the productive life of such Review Well, as applicable, except as stated in Exhibit A-2, respectively, and except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller’s net revenue interest; and

(c)   is free and clear of all Encumbrances.

As used in this Agreement, the term “Encumbrance” means any lien, charge, encumbrance, irregularity or other defect (including a discrepancy or error in net revenue interest or working interest as set forth in Exhibit A-2 for a Review Well).  The term “Title Defect” means, with respect to any Asset that is a Non-PM Asset, any Encumbrance that would cause

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Seller not to have Defensible Title to such Non-PM Asset, and with respect to any Asset that is a PM Asset, the term “Title Defect” means any Encumbrance created by, through or under Seller or any of its Affiliates that would cause Seller not to have Defensible Title to such PM Asset.  The term “Asserted Title Defect” means a Title Defect reported by Purchaser pursuant to Section 3.4 hereof.

Section 3.3            Definition of Permitted Encumbrances.  As used herein, the term “Permitted Encumbrances” means any or all of the following:

(a)   lessors’ royalties and any overriding royalties, reversionary interests and other burdens on production of Hydrocarbons to the extent that they do not, individually or in the aggregate, reduce the “Conveyed Net Revenue Interest” below that shown in Exhibit A-2 with respect to any Review Well or increase the “Conveyed Working Interest” above that shown in Exhibit A-2 with respect to any Review Well without at least a proportionate increase in the net revenue interest for such Review Well;

(b)   all Contracts, to the extent that they do not, individually or in the aggregate, reduce the “Conveyed Net Revenue Interest” below that shown in Exhibit A-2 with respect to any Review Well or increase the “Conveyed Working Interest” above that shown in Exhibit A-2 with respect to any Review Well without at least a proportionate increase in the net revenue interest for such Review Well;

(c)   Preferential Rights;

(d)   third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which are expressly not required to be satisfied prior to a transfer;

(e)   liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions and listed on Exhibit A-5;

(f)    materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions and listed on Exhibit A-6;

(g)   all rights to consent, by required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases, licenses, concessions, production sharing agreements or interests therein if they are customarily obtained subsequent to the sale or conveyance;

(h)   rights of reassignment arising upon final intention to abandon or release the Leases included in the Proration Unit for such Review Well;

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(i)    easements, rights-of-way, servitudes, permits and other rights in respect of surface and subsurface operations not involving the extraction of Hydrocarbons to the extent that they do not, individually or in the aggregate (i) reduce the “Conveyed Net Revenue Interest” below that shown in Exhibit A-2 with respect to any Review Well, (ii) increase the “Conveyed Working Interest” above that shown in Exhibit A-2 with respect to any Review Well without at least a proportionate increase in the “Conveyed Net Revenue Interest” for such Review Well, or (iii) materially detract from the value of, or materially interfere with the use, ownership or operation of, any Review Well subject thereto or affected thereby (as currently used, owned and operated) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties in the Appalachian Basin;

(j)    calls on production under existing Contracts that are listed on Exhibit A-7;

(k)   all rights reserved to or vested in any Governmental Authority to control or regulate any of the Wells or Undeveloped Lease Interests in any manner and all obligations and duties under all applicable Laws or under any franchise, grant, license or permit issued by any such Governmental Authority;

(l)    any Encumbrance which is discharged by Seller at or prior to Closing;

(m)  any rights related to coal, coal seams or coal mining, whether statutory or otherwise, other than rights to explore for, develop and produce coalbed methane and associated Hydrocarbons and rights attendant thereto;

(n)   any matters shown on Exhibit G; and

(o)   any other Encumbrances which do not, individually or in the aggregate, (i) reduce the “Conveyed Net Revenue Interest” below that shown in Exhibit A-2 with respect to any Review Well, (ii) increase the “Conveyed Working Interest” above that shown in Exhibit A-2 with respect to any Review Well without at least a proportionate increase in the net revenue interest for such Review Well, or (iii) materially detract from the value of or materially interfere with the use, ownership or operation of the Review Wells subject thereto or affected thereby (as currently used, owned or operated) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties in the Appalachian Basin.

Section 3.4          Notice of Asserted Title Defects; Defect Adjustments.

(a)   To assert a claim of a Title Defect prior to Closing, Purchaser must deliver a claim notice to Seller on or before 5:00 p.m. EDT on April 25, 2007 (the “Title Claim Date”), except as otherwise provided under Section 3.5 or Section 3.6; provided that Purchaser agrees to furnish Seller at the end of every week period following the execution of this Agreement and prior to the Title Claim Date with a claim notice if any officer of Purchaser or its Affiliates discovers or learns of any Title Defect during such period.  Each such notice shall be in writing and shall include (i) a description of the Asserted Title Defect(s), (ii) the Wells and/or Undeveloped Lease Interests affected,

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(iii) the Allocated Values of the Wells and/or Undeveloped Lease Interests subject to such Asserted Title Defect(s), (iv) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of such Asserted Title Defect(s) and (v) the amount by which Purchaser reasonably believes the Allocated Values of those Wells and/or Undeveloped Lease Interests are reduced by such Asserted Title Defect(s) and the computations and information upon which Purchaser’s belief is based.  Subject to Purchaser’s rights under the special warranty of title described in Section 3.1(a) and its rights with respect to any breach of Seller’s covenant under Section 6.10(f), Purchaser shall be deemed to have waived all Title Defects of which Seller has not been given notice on or before the Title Claim Date.

(b)   In the event that Purchaser notifies Seller of a Title Defect before the Title Claim Date, Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove any Asserted Title Defects of which it has been notified by Purchaser.  If Seller so elects to cure or remove any Asserted Title Defect, Purchaser shall use commercially reasonable efforts to cooperate with Seller’s efforts to cure or remove such Asserted Title Defect.  If prior to Closing, Seller has been unable to cure or remove any Asserted Title Defect, then Seller and Purchaser mutually shall elect to have one of the following options apply:

(i)            Remove the interests in such Well or Undeveloped Lease Interest included in the Assets that is subject to such Asserted Title Defect and those other Assets primarily related to such interest in such Well or Undeveloped Lease Interest from the transaction contemplated by this Agreement.  Such removed Assets shall not be assigned at the Closing, shall become “Excluded Assets” for all purposes hereunder and the Purchase Price shall be reduced by an amount equal to the Allocated Value for such Assets, provided that if any Asserted Title Defect is cured at any time prior to one hundred eighty (180) days after Closing, within five (5) days of Seller’s notice to Purchaser of such event, the Parties shall conduct a subsequent Closing (in accordance with the same terms hereof) for the purchase and sale of the Excluded Asset that was subject to such cured Asserted Title Defect.

(ii)           Assign the Asset subject to the Asserted Title Defect to Purchaser at Closing, and defend, indemnify and hold the Purchaser Indemnified Persons and Purchaser Successors harmless from and against all Damages that arise out of or that any such Person may suffer as a result of such Asserted Title Defect pursuant to a form of indemnity agreement mutually agreeable to the Parties.

(iii)          Assign the Asset subject to the Asserted Title Defect to Purchaser at Closing, and reduce the Purchase Price in accordance with Section 3.4(c).

Provided that, if Seller and Purchaser are unable to mutually agree on one of the foregoing options, then the Parties shall be deemed to have chosen the option under subsection (i) above.

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(c)   The Purchase Price shall be reduced by an amount (the “Asserted Title Defect Amount”) equal to the reduction in the Allocated Value for the interest in such Well or Undeveloped Lease Interest included in the Assets that is subject to an uncured Asserted Title Defect, which reduction is caused by such uncured Asserted Title Defect as determined pursuant to Section 3.4(e); provided that no reduction shall be made in the Purchase Price with respect to any Asserted Title Defect for which an election has been made pursuant to Section 3.4(b)(ii).

(d)   Except for Purchaser’s rights under the special warranty of title described in Section 3.1(a) and its rights with respect to any breach of Seller’s covenant under Section 6.10(f), Section 3.4(c) shall, to the fullest extent permitted by applicable Laws, be the exclusive right and remedy of Purchaser against Seller or its Affiliates with respect to any Title Defect attributable to the Combined Assets.

(e)   The Asserted Title Defect Amount resulting from an Asserted Title Defect shall be determined as follows:

(i)            if Purchaser and Seller agree on the Asserted Title Defect Amount, that amount shall be the Asserted Title Defect Amount;

(ii)           if the Asserted Title Defect is an Encumbrance which is undisputed and liquidated in amount, then the Asserted Title Defect Amount shall be the amount necessary to be paid to remove the Asserted Title Defect from the affected Well or Undeveloped Lease Interest;

(iii)          if the Asserted Title Defect represents a discrepancy between (A) the actual net revenue interest included in the Assets for any Well or Undeveloped Lease Interest and (B) the “Conveyed Net Revenue Interest” stated on Exhibit A-2 for such Review Well, then the Asserted Title Defect Amount shall be the product of the Allocated Value for the interest in the affected Well or Undeveloped Lease Interest included in the Assets multiplied by a fraction, the numerator of which is the net revenue interest decrease and the denominator of which is the net revenue interest stated on Exhibit A-2 for such interest; provided that if the Asserted Title Defect does not affect a Review Well throughout the life of such Review Well, the Asserted Title Defect Amount determined under this Section 3.4(e)(iii) shall be reduced accordingly;

(iv)          if the Asserted Title Defect represents an Encumbrance of a type not described in subsections (i), (ii) or (iii) above, the Asserted Title Defect Amount shall be determined by taking into account the Allocated Value of the interest in the Review Well included in the Assets so affected, the portion of such interest in the Review Well affected by the Asserted Title Defect, the legal effect of the Asserted Title Defect, the potential economic effect of the Asserted Title Defect over the life of the affected Review Well, the values placed upon the Asserted Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation; and

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(v)           notwithstanding anything to the contrary in this Article 3, (A) except for adjustments required by Section 3.6, the aggregate Asserted Title Defect Amounts attributable to all Asserted Title Defects upon any given interest in a Review Well included in the Assets shall not exceed the Allocated Value of such interest in the Review Well and (B) except for adjustments required by Section 3.5 or Section 3.6, there shall be no Purchase Price adjustment for Asserted Title Defects unless and until the aggregate Asserted Title Defect Amounts for all interests in the Review Wells included in the Assets for which claim notices were timely delivered pursuant to Section 3.4(a) exceed Two Million Six Hundred Twenty Thousand Dollars (US$2,620,000.00), and then only to the extent that the aggregate Asserted Title Defect Amounts exceed Two Million Six Hundred Twenty Thousand Dollars (US$2,620,000.00);

(vi)          if an Asserted Title Defect of the type not described in subsections (i), (ii) or (iii) above is reasonably susceptible of being cured, the Asserted Title Defect Amount determined under subsection (iv) above shall not be greater than the lesser of (1) the reasonable cost and expense of curing such Asserted Title Defect or (2) the share of such curative work cost and expense which is allocated to such interest in such Review Well included in the Assets pursuant to subsection (vii) below; and

(vii)         the Asserted Title Defect Amount with respect to a Review Well shall be determined without duplication of any costs or losses (i) included in another Asserted Title Defect Amount hereunder, or (ii) included in a casualty loss under Section 3.6.  To the extent that the cost to cure any Asserted Title Defect will result in the curing of all or a part of one or more other Asserted Title Defects, such cost of cure shall be allocated for purposes of Section 3.4(e)(vi) among the interests in the Review Wells so affected on a fair and reasonable basis.

(f)    Seller and Purchaser shall attempt to agree on all Asserted Title Defects and Asserted Title Defect Amounts by two (2) Business Days prior to the Closing Date.  If Seller and Purchaser are unable to agree by that date, the average of Seller’s and Purchaser’s estimates with respect to the Asserted Title Defect Amounts for the Asserted Title Defects shall be used to determine the Closing Payment pursuant to Section 8.4(a), and all Asserted Title Defects and Asserted Title Defect Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 3.4(f).  During the ten (10) Business Day period following the Closing Date, Asserted Title Defects and Asserted Title Defect Amounts in dispute shall be submitted to an attorney with at least ten (10) years of experience in oil and gas titles in southwestern Virginia as selected by mutual agreement of Purchaser and Seller (the “Title Arbitrator”).  The arbitration proceeding shall be held in Pittsburgh, Pennsylvania and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date hereof, to the extent such rules do not conflict with the terms of this Section 3.4(f).  The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding

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upon both Parties, without right of appeal.  In making his determination, the Title Arbitrator shall be bound by the rules set forth in Section 3.4(e) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination.  Additionally, with the prior written consent of Purchaser and Seller, the Title Arbitrator may consult with and engage disinterested third parties to advise the Title Arbitrator, including title attorneys from other states and petroleum engineers.  In no event shall any Asserted Title Defect Amount exceed the estimate given by Purchaser in its claim notice delivered in accordance with Section 3.4(a).  The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Asserted Title Defects and Asserted Title Defect Amounts submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter.  Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case.  Each Party shall bear one-half of the costs and expenses of the Title Arbitrator.

Section 3.5            Consents to Assignment and Preferential Rights to Purchase.

(a)   Seller will use reasonable efforts, consistent with industry practices in transactions of this type, to identify, with respect to all Assets, the names and addresses of all parties holding Preferential Rights and Consents applicable to the transactions contemplated hereby.  In attempting to identify the names and addresses of such parties holding such Preferential Rights and Consents, Seller shall in no event be obligated to go beyond its own records.  Seller will request, from the parties so identified (and from any parties identified by Purchaser prior to Closing who have Preferential Rights or from whom a Consent may be required), in accordance with the documents creating such rights, execution of waivers of Preferential Rights or Consents so identified.  Seller shall have no obligation other than to identify such Preferential Rights and Consents and to so request such execution of waivers of Preferential Rights and Consents (including, without limitation, Seller shall have no obligation to assure that such waivers of Preferential Rights and Consents are obtained).

(b)   With respect to Preferential Rights but not Consents, if a Person from whom a waiver of a Preferential Right is requested refuses to give such waiver prior to Closing, the interest in the Asset subject to such Preferential Right will be excluded from the transaction contemplated hereby, such interest in such Asset will become an “Excluded Asset” for all purposes hereunder (except in the case of any subsequent transfer of such interest in such Asset to Purchaser pursuant to the following sentence) and the Purchase Price will be adjusted downward by the Allocated Value (proportionately reduced to the excluded interest) for such interest in such Asset.  If within ninety (90) days following Closing such holder does waive its Preferential Right, then Purchaser agrees that, within five (5) days following Seller’s notice thereof, the Parties hereto will conduct a subsequent Closing (in accordance with same terms hereof) for the purchase and sale of such excluded Asset.

(c)   If (i) an Asset is subject to a Consent that prohibits the transfer of such Asset without compliance with the provisions of such Consent, (ii) the failure to comply with or obtain such Consent will result in a termination or other material impairment of any rights in relation to such Asset and (iii) such Consent is not obtained or complied with prior to the Closing, then

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unless otherwise agreed to by Purchaser and Seller, the Asset or portion thereof affected by such Consent will be excluded from the transactions contemplated hereby, such Asset will become an “Excluded Asset” for all purposes hereunder (except in the case of any subsequent transfer of such Asset to Purchaser pursuant to the following sentence), and the Purchase Price will be adjusted downward by the Allocated Value for such excluded Asset or if no Allocated Value was given for such excluded Asset, then a value derived from the Allocated Value of the Assets to which such excluded Asset relates.  If, within ninety (90) days following Closing, such Consent is obtained or otherwise complied with, then Purchaser agrees that, within five (5) days following Seller’s notice thereof, the Parties hereto will conduct a subsequent Closing (in accordance with the same terms hereof) for the purchase and sale of such excluded Asset.

(d)   To the extent that the consent of PMOG with respect to the assignment of the Assets contemplated hereby is required under any agreement or arrangement, as of the Closing, PMOG hereby irrevocably grants such consent.

Section 3.6            Casualty or Condemnation Loss.  Subject to the provisions of Section 7.1(f) and Section 7.2(f) hereof, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, Purchaser shall nevertheless be required to close and the Parties mutually shall elect prior to Closing one of the following options:  (i) to have Seller cause the Assets affected by any casualty to be repaired or restored, at Seller’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), (ii) to have Seller indemnify Purchaser through a document reasonably acceptable to Seller and Purchaser against any costs or expenses that Purchaser reasonably incurs to repair the Assets subject to any casualty or (iii) to treat such casualty or taking as an Asserted Title Defect with respect to the affected Assets under Section 3.4; provided that in the event that the Purchase Price is adjusted pursuant to Section 3.4(b)(iii), then in no event shall such Asserted Title Defect be subject to the provisions of Section 3.4(e)(v) hereof; and provided further that if the Parties are unable to mutually elect one of the foregoing options, then the Parties shall be deemed to have chosen the option under subsection (iii) above.  In each case, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the Parties otherwise agree in writing.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1          Disclaimers.

(a)   Except as expressly set forth in Article 3, Article 4, in the certificate delivered by Seller at Closing pursuant to Section 8.2(b) or in the Conveyance, (i) Seller makes no representations or warranties, express or implied, with respect to the Combined Assets or the transactions contemplated hereby and (ii) Seller expressly disclaims all liability and responsibility for any representation, warranty, statement or information with respect to the Combined Assets or the transactions contemplated hereby made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants or representatives (including any opinion, information, projection or advice that may

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have been provided to Purchaser by any officer, director, employee, agent, consultant, representative or advisor of Seller or any of its Affiliates).

(b)   EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, ARTICLE 4, IN THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO SECTION 8.2(b) OR IN THE CONVEYANCE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE COMBINED ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY INFORMATION PROVIDED BY SELLER WITH RESPECT TO THE COMBINED ASSETS, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE COMBINED ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE COMBINED ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE COMBINED ASSETS OR FUTURE REVENUES GENERATED BY THE COMBINED ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE COMBINED ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE COMBINED ASSETS, OR (VII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, SUBJECT TO SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3, ARTICLE 4, IN THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO SECTION 8.2(b) AND IN THE CONVEYANCE, PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE, PURCHASER IS RECEIVING EQUIPMENT AND ALL OTHER TANGIBLE PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS.

(c)   Any representation “to the knowledge of Seller” or “to Seller’s knowledge” is limited to matters within the actual conscious awareness of Ted O’Brien, Lester Zitkus, Mike Canich, John Centofanti, Ken Kirk, Rick Crites and Phil Elliott.

(d)   Inclusion of a matter on a schedule attached hereto with respect to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse

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Effect.  Matters may be disclosed on a schedule for purposes of information only.  As used herein, “Material Adverse Effect” means any change, inaccuracy, circumstance, event, result, occurrence, condition or an act (each, an “Event”) that has had or could reasonably be expected to have a material adverse effect on the ownership, operation or value of the Assets, taken as a whole or the ability of Seller or Purchaser, as applicable, to consummate the transactions contemplated hereby or meet its obligations under this Agreement and the documents to be executed hereunder; provided, however, that “Material Adverse Effect” shall not include Events resulting from general changes in Hydrocarbon prices; general changes in the Hydrocarbon exploration and production industry or general economic or political conditions; civil unrest, insurrection or similar disorders; or changes in Laws.

(e)   Subject to the foregoing provisions of this Section 4.1, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in the remainder of this Article 4.

Section 4.2          Seller.

(a)   Existence and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business as a foreign corporation in the Commonwealth of Virginia.

(b)   Power.  Seller has the corporate power to enter into and perform this Agreement (and all documents required to be executed and delivered by Seller at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

(c)   Authorization and Enforceability.  The execution, delivery and performance of this Agreement by Seller (and all documents required to be executed and delivered by Seller at Closing) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Seller.  This Agreement has been duly executed and delivered by Seller (and all documents required to be executed and delivered by Seller at Closing shall be duly executed and delivered by Seller) and this Agreement constitutes (and at the Closing such documents shall constitute) the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d)   No Conflicts.  The execution, delivery and performance of this Agreement by Seller (and all documents required to be executed and delivered by Seller at Closing), and the consummation of the transactions contemplated by this Agreement (and by such documents) shall not (i) violate any provision of the certificate of incorporation or bylaws of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of

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any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, license or agreement to which Seller is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) violate any Laws applicable to Seller or any of the Assets, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Material Adverse or as set forth on Schedule 4.2(d).

Section 4.3            Liability for Brokers’ Fees.  Purchaser shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 4.4            Consents, Approvals or Waivers.  Except (a) for preferential rights (collectively “Preferential Rights”) to purchase and all Lease or other provisions restricting assignment without consent (“Consents”) which would be applicable to the transactions contemplated hereby that are set forth on Schedule 4.4 (the “Scheduled Transfer Requirements”), (b) as would not, individually or in the aggregate, have a Material Adverse Effect, and (c) for approvals customarily obtained from a Governmental Authority post-Closing, neither the execution and delivery of this Agreement (nor any documents required to be executed by Seller at Closing), nor the consummation of the transactions contemplated hereby nor thereby, nor the compliance with the terms hereof nor thereof (in each case) by Seller will (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise to (with or without the giving of notice or the passage of time or both) any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of the Assets may be bound, or (ii) violate any applicable Law binding upon Seller or the Assets.  Except for the (x) Scheduled Transfer Requirements, and (y) for approvals customarily obtained from a Governmental Authority post-Closing, the execution of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller will not require any material consent, approval or waiver of any Governmental Authority or other third Person, or create a right in favor of any Person to purchase all or any material part of the Assets.

Section 4.5            Litigation.  Except as disclosed on Schedule 4.5A or Schedule 4.5B and except for the Party Lawsuit, there are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened in writing, by or before any Governmental Authority or arbitrator with respect to the Assets or Seller’s or any of its Affiliates’ ownership, operation or use thereof.  To Seller’s knowledge, no written notice from any third Person (including any Governmental Authority) claiming material Damages or any material breach of duty or care has been received by Seller or any of its Affiliates relating to the Assets or Seller’s or any of its Affiliates’ ownership, operation or use thereof, except for the suits, actions and proceedings set forth in Schedule 4.5A or Schedule 4.5B and the Party Lawsuit.

Section 4.6            Taxes.  Except as disclosed on Schedule 4.6: (i) all material Tax Returns required to be filed with respect to the Assets have been duly and timely filed; (ii) each such Tax

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Return is in all material respects true, correct and complete; (iii) all material Taxes owed with respect to the Assets have been timely paid in full; (iv) there are no Encumbrances for Taxes on any of the Assets other than Permitted Encumbrances; (v) there is no outstanding dispute or claim concerning any material Taxes with respect to the Assets, and, to Seller’s knowledge, no assessment, deficiency or adjustment has been asserted or proposed with respect thereto; and (vi) to Seller’s knowledge, all of the Assets have been properly listed and described on the property tax rolls for the taxing units in which such Assets are located and no portion of the Assets constitutes omitted property for property tax purposes.

Section 4.7            Environmental Laws.  To Seller’s knowledge, Seller and its Affiliates have complied in all respects with, and the operation of the Assets has been in compliance in all respects with, all applicable Laws relating to the environment (“Environmental Laws”), except such failures to comply as, individually or in the aggregate, would not have a Material Adverse Effect.  Except for contamination that would not, individually or in the aggregate, have a Material Adverse Effect, to Seller’s knowledge, there has been no contamination of groundwater, surface water or soil resulting from activities relating to the Assets, which requires remediation under applicable Environmental Laws.

Section 4.8            Compliance with Laws.  Except with respect to Environmental Laws, which are addressed in Section 4.7, and except as disclosed on Schedule 4.8, to Seller’s knowledge, Seller and its Affiliates have complied in all respects with, and the Assets have been operated and maintained in compliance in all respects with, all applicable Laws, except such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.9            Contracts.  Neither Seller, nor, to the knowledge of Seller, any other Person is in default under any Contract or any contract or other agreement otherwise affecting the Assets, except as disclosed on Schedule 4.5A, Schedule 4.5B or Schedule 4.9 and except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10         Payments for Production.  Except as disclosed on Schedule 4.10, all proceeds from the sale of Hydrocarbons attributable to the Assets are currently being paid in full to Seller (after Tax withholdings or similar deductions required by the terms of the Contracts or applicable Law).  Further, Seller is not obligated by virtue of a take or pay payment, advance payment or other similar payment (other than royalties and similar arrangements established in the Leases and reflected in the net revenue interests set forth in Exhibit A-2 or except as is otherwise reflected in such exhibits), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Properties included in the Assets at some future time without receiving payment therefor at or after the time of delivery.

Section 4.11         Production Imbalances.  Except as set forth in Schedule 4.11, as of the Effective Time and as of the date of this Agreement, Seller has no production imbalances with co-owners of the Properties included in the Assets as a result of past production in excess of the share to which it is entitled.

Section 4.12         Permits, etc..  To Seller’s knowledge, except as disclosed on Schedule 4.12, Seller has obtained and is maintaining all material federal, state and local governmental

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licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Permits”) that are presently necessary or required for the ownership and operation of the Assets as currently owned and operated. To Seller’s knowledge, except as disclosed in Schedule 4.12, (a) the Assets have been operated in all material respects in accordance with the conditions and provisions of such Governmental Permits, and (b) no written notices of material violation of such Governmental Permits have been received by Seller or its Affiliates.

Section 4.13         Outstanding Capital Commitments.  As of the date hereof, there are no outstanding authorities for expenditures or other commitments to make capital expenditures which are binding on the Assets and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Time other than (a) those reflected in the capital budget included as Schedule 4.13 and (b) those of which an officer of Purchaser is aware because of the Purchaser’s ownership of working interests included in the Pre-Effective Time Interests.

Section 4.14         Plugging and Abandonment.  Except as set forth in Schedule 4.14, from the Effective Time through the date of this Agreement, Seller has not abandoned, and is not in the process of abandoning, any Wells included in the Assets (nor has it removed, nor is it in the process of removing, any material items of personal property located upon the Properties included in the Assets, except those replaced by items of substantially equivalent suitability and value).  Except as set forth in Schedule 4.14 or as otherwise would not have a Material Adverse Effect, there are no Wells included in the Assets that:

(a)           Seller is currently required by Law or by Contract to plug and abandon as of the date hereof;

(b)           formerly produced but are currently shut in or temporarily abandoned; or

(c)           have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each Governmental Authority having jurisdiction over such Properties.

Section 4.15         Condition of Equipment, etc..  Except as set forth in Schedule 4.15, to the knowledge of Seller, all Wells, fixtures, facilities and Equipment included in the Assets (other than the PM Wells) have been maintained in all material respects in a state of adequate repair consistent with industry standards in the Appalachian Basin and are otherwise generally adequate for the normal operation thereof.

Section 4.16         Payments of Royalties and Expenses.  Except as set forth on Schedule 4.5A or Schedule 4.5B, to Seller’s knowledge, royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production from the Properties included in the Non-PM Assets and all Property Costs attributable to the Assets have been properly and correctly paid or provided for in all material respects by Seller.

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Section 4.17         Suspense.  Schedule 4.17 sets forth, by Well, the amount of money held in suspense by Seller out of the collected proceeds from the sale of Hydrocarbons attributable to the Assets.

Section 4.18         Absence of Certain Events.  Except as disclosed on Schedule 4.18 or as contemplated by this Agreement, since the Effective Time, there has not been any damage, destruction or loss, whether covered by insurance or not, with respect to the Assets that has had or is reasonably likely to have a Material Adverse Effect.

Section 4.19         Information.  To Seller’s knowledge, Seller has complied in all material respects with Purchaser’s requests for supporting documentation and information relating to the transactions contemplated by this Agreement to the extent Seller has such documentation or information in Seller’s or its Affiliates’ possession or control.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller the following:

Section 5.1            Existence and Qualification.  Purchaser is a corporation organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia.

Section 5.2            Power.  Purchaser has the corporate power to enter into and perform this Agreement (and all documents required to be executed and delivered by Purchaser at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 5.3            Authorization and Enforceability.  The execution, delivery and performance of this Agreement by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes (and at the Closing such documents will constitute) the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 5.4            No Conflicts.  The execution, delivery and performance of this Agreement by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing), and the consummation of the transactions contemplated by this Agreement and (by such documents) will not (a) violate any provision of the certificate of incorporation or bylaws of Purchaser, (b) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under

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any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party or by which it is bound, (c) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (d) violate any Law applicable to Purchaser or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

Section 5.5            Liability for Brokers’ Fees.  Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 5.6            Consents, Approvals or Waivers.  Neither the execution and delivery of this Agreement (nor any documents required to be executed by Purchaser at Closing), nor the consummation of the transactions contemplated hereby and thereby, nor the compliance with the terms hereof and thereof (in each case, by Purchaser), will (a) be subject to obtaining any consent, approval, or waiver from any Governmental Authority or other third Person, or (b) except as would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, violate any applicable Law binding upon Purchaser.

Section 5.7            Litigation.  Except for the Party Lawsuit, there are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing by or before any Governmental Authority or arbitrator against Purchaser which are reasonably likely to impair Purchaser’s ability to consummate the transactions contemplated hereby.

Section 5.8            Financing.  Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable it to pay the Closing Payment to Seller at the Closing.

Section 5.9            Qualification.  Purchaser is, or as of the Closing will be, qualified under applicable Laws to receive the assignment of the Assets.

Section 5.10         No Top Leases.  Since 1972, none of Purchaser, its Affiliates, or any of its or their predecessors in interest under the Original Lease has previously granted any rights to explore for and develop Hydrocarbons that are exclusively granted to Seller as lessee under the New Lease, except such rights granted to Seller, its Affiliates or any of its or their predecessors in interest pursuant to the Original Lease or under the Exploration Agreement.

Section 5.11         Independent Investigation.  Subject to Seller’s representations and warranties set forth in Article 3 and Article 4 hereof (or in any certificate furnished or to be furnished to Purchaser pursuant to this Agreement) and in the Conveyance, Purchaser acknowledges and affirms that it has made (or will make prior to Closing) all such reviews and inspections of the Assets as Purchaser has deemed necessary or appropriate.  Except for the representations and warranties expressly made by Seller in Article 3 and Article 4 of this Agreement (or in any certificate furnished or to be furnished to Purchaser pursuant to this

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Agreement) and in the Conveyance, Purchaser acknowledges that there are no representations or warranties, express or implied, as to the Assets or prospects thereof, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own independent investigation, verification, analysis and evaluation.

Section 5.12         Seller Information.  To the knowledge of the officers of Purchaser, as of the execution date of this Agreement, Seller has complied in all material respects with Purchaser’s requests for supporting documentation and information relating to the transactions contemplated by this Agreement.

ARTICLE 6
COVENANTS OF THE PARTIES

Section 6.1            Access.  Seller will give Purchaser and its representatives access to the Assets and access to and the right to copy, at Purchaser’s expense, the Records in Seller’s possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third Person; provided that Seller shall use its commercially reasonable efforts to obtain all consents and waivers from such third Persons if necessary to permit Purchaser’s access to the Assets and Records.  Such access by Purchaser shall be limited to Seller’s normal business hours, and Purchaser’s investigation shall be conducted in a manner that minimizes interference with the operation of the Assets.  Purchaser at its option may conduct a Phase I environmental audit of any or all of the Assets, to the extent Seller has authority to permit such an audit, provided that neither Purchaser nor its representatives shall conduct any testing or sampling on or with respect to the Assets prior to Closing.

Section 6.2            Indemnity Regarding Access.  Purchaser agrees to indemnify, defend and hold harmless Seller, its Affiliates, the other owners of interests in the Assets (other than Purchaser or its Affiliate), and all such Persons’ directors, officers, employees, agents and representatives from and against any and all Damages directly attributable to access to the Assets prior to the Closing by Purchaser, its Affiliates, or its or their directors, officers, employees, agents or representatives in connection with Purchaser’s due diligence activities with respect to the transactions contemplated hereby, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Indemnified Person but excluding any Damages to the extent caused by the gross negligence or willful misconduct of any Indemnified Person.

Section 6.3            Pre-Closing Notifications.  Until the Closing,

(a)   Purchaser shall notify Seller promptly after any officer of Purchaser obtains actual knowledge that (i) any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or (ii) any covenant or agreement to be performed or observed by Seller

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prior to or on the Closing Date has not been so performed or observed in any material respect.

(b)   Seller shall notify Purchaser promptly after any officer of Seller obtains actual knowledge that (i) any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or (ii) any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in a material respect.

If any of Purchaser’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchaser’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing and the other Party has not terminated this Agreement pursuant to Section 9.1, then such breach shall be considered not to have occurred for all purposes of this Agreement; provided that any costs or expenses arising out of or relating to such cure shall be borne solely by the Party who committed the breach (notwithstanding anything to the contrary herein, including the Purchase Price adjustments set forth in Section 2.2).

Section 6.4            Confidentiality; Public Announcements.  Until the Closing, the Parties shall keep confidential and cause their Affiliates and their respective officers, directors, employees and representatives to keep confidential all information relating to this Agreement and the Assets, except as required by applicable Laws, administrative process or the applicable rules of any stock exchange to which such Party or its Affiliates are subject, and except for information which is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 6.4 by such Party or any such other Person.  Until the Closing, no Party shall make any press release or other public announcement regarding the existence of this Agreement (or any documents contemplated by this Agreement), the contents hereof or thereof or the transactions contemplated hereby or thereby without the prior written consent of the other Party; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller (a) that are mutually agreed to in writing, (b) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, or (c) to Governmental Authorities and third Persons holding Preferential Rights or Consents that may be applicable to the transactions contemplated by this Agreement (or any documents contemplated by this Agreement), as reasonably necessary to obtain waivers of such rights or such consents.  The Parties agree to negotiate a reasonable and customary post-Closing press release.  Notwithstanding the foregoing, at no time (before or after the Closing) shall either Party or its Affiliates disclose the specific development plans for the properties included within the AMI except (i) with the prior written consent of the other Party, (ii) to suppliers and other Persons bound by similar confidentiality provisions as is reasonably necessary to conduct operations within the AMI, (iii) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (iv) as is reasonably necessary to Governmental Authorities, (v) to prospective purchasers bound by similar confidentiality

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provisions, (vi) to the disclosing Party’s Affiliates and such Party’s representatives bound by similar confidentiality provisions, (vii) to the disclosing Party’s lenders or financials advisors, or (viii) information which is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 6.4 by such Party or any such other Person; provided that the disclosing Party shall be responsible for any breach by the parties listed under subsections (ii), (v), (vi) or (vii) above of the confidentiality provisions set forth in this sentence.

Section 6.5            Governmental Reviews.  Seller and Purchaser shall each in a timely manner (a) make all required filings, if any, and prepare applications to and conduct negotiations, with each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (b) provide such information as the other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations.  Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.

Section 6.6            Tax Matters.  The provisions of this Section 6.6 shall apply to all Taxes except to the extent that Production Taxes are dealt with in Section 1.5.

(a)   Effective Time for Tax Purposes.   Notwithstanding any other provision of this Agreement, the Parties shall treat the sale of the Assets hereunder as occurring as of the Closing for all Tax purposes.

(b)   Transfer Taxes.  Seller and Purchaser shall each pay any Transfer Taxes imposed on it by Law as a result of the transactions contemplated by this Agreement, but, notwithstanding such requirement at Law, each of Seller and Purchaser shall bear one-half of the total of all such Transfer Taxes.  Accordingly, if either Party is required at Law to pay more than its one-half of any such Transfer Taxes, the other Party shall promptly reimburse such first Party for amounts in excess of such one-half.  Seller and Purchaser shall timely file their own Transfer Tax returns as required by Law and shall notify the other Party when such filings have been made.  Seller and Purchaser shall cooperate and consult with each other prior to filing such Transfer Tax returns to ensure that all such returns are filed in a consistent manner.

(c)   Preparation of Tax Returns.   With respect to any Tax Return covering a taxable period ending on or before the Closing Date (a “Pre-Closing Taxable Period”) that is required to be filed after the Closing Date with respect to the Assets, Seller shall cause such Tax Return to be prepared (in a manner consistent with practices followed in prior taxable periods except as required by a change in Law or fact) and shall cause such Tax Return to be executed and duly and timely filed with the appropriate Governmental Authority and shall pay all Taxes shown as due on such Tax Return.  With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Taxable Period”) that is required to be filed after the Closing Date with respect to the Assets, Purchaser shall cause such Tax Return to be prepared (in a manner consistent with practices followed in prior taxable periods except

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as required by a change in Law or fact) and shall cause such Tax Return to be executed and duly and timely filed with the appropriate Governmental Authority and, subject to Seller’s payment to Purchaser of a portion of such Tax pursuant to Section 6.6(d), shall pay all Taxes shown as due on such Tax Return.

(d)   Liability for Taxes.   Seller shall be responsible for and indemnify Purchaser against, and Seller shall be entitled to all refunds or credits of, any Tax with respect to the Assets that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the Closing Date.  With respect to a Straddle Taxable Period, Purchaser and Seller shall determine the Tax attributable to the portion of the Straddle Taxable Period that ends on the Closing Date by an interim closing of the books with respect to the Assets as of the Closing Date, except for ad valorem Taxes which shall be prorated on a daily basis to the Closing Date, and Seller shall pay to Purchaser an amount equal to the Tax so determined to be attributable to that portion of a Straddle Taxable Period that ends on the Closing Date within five (5) days prior to the due date for the payment of such Tax, to the extent not previously paid by Seller.  Purchaser shall be responsible for and indemnify Seller against, and Purchaser shall be entitled to all refunds and credits of, all Taxes with respect to the Assets that are attributable to that portion of any Straddle Taxable Period beginning after the Closing Date.  Notwithstanding the foregoing, Seller shall be entitled to the general abatement of property taxes issued by Dickenson County in the amount of one hundred thousand dollars (US$100,000) per year for a period of five (5) years.

(e)   Tax Proceedings.  With respect to any Tax for which Seller is responsible, Seller shall have the right, at its sole cost and expense, to control (in the case of a Pre-Closing Taxable Period) or participate in (in the case of a Straddle Taxable Period) the prosecution, settlement or compromise of any proceeding involving such Tax, including the determination of the value of property for purposes of real and personal property ad valorem Taxes.  Purchaser shall take such action in connection with any such proceeding as Seller shall reasonably request from time to time to implement the preceding sentence, including the execution of powers of attorney.  Notwithstanding the foregoing, neither Seller nor Purchaser shall settle any proceeding with respect to any issue that could adversely affect the other Party in a taxable period (or portion thereof) beginning after the Closing Date without such other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Purchaser shall give written notice to Seller of its receipt of any notice of any audit, examination, claim or assessment for any Tax which could result in any such proceeding within twenty (20) days after its receipt of such notice.

(f)    Assistance and Cooperation.  Seller shall grant to Purchaser (or its designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Seller (including workpapers and correspondence with Governmental Authorities), and shall afford Purchaser (or its designees) the right (at Purchaser’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Purchaser (or its designees) to prepare Tax Returns and to conduct negotiations with Governmental Authorities.  Purchaser shall grant to Seller (or

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its designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Purchaser (including workpapers and correspondence with Governmental Authorities), and shall afford Seller (or its designees) the right (at Seller’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns and to conduct negotiations with Governmental Authorities.  After the Closing Date, Seller and Purchaser will preserve all information, records or documents relating to liabilities for Taxes with respect to the Assets until six (6) months after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes.

Section 6.7            Further Assurances.  After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement, or of any document delivered pursuant to this Agreement.

Section 6.8            Assumption of Obligations.  By the consummation of the transactions contemplated by this Agreement at Closing, and without limiting the indemnification obligations of either Party under this Agreement, from and after Closing, Purchaser agrees to assume and pay, perform and discharge all obligations of Seller accruing under the Leases and Contracts with respect to the Assets.

Section 6.9            Like-Kind Exchange.  Seller may elect to structure this transaction as a like-kind exchange pursuant to section 1031 of the Code, and the regulations promulgated thereunder, with respect to any or all of the Assets (a “Like-Kind Exchange”) at any time prior to the date of Closing.  In order to effect a Like-Kind Exchange, Purchaser shall cooperate and do all acts as may be reasonably required or requested by Seller with regard to effecting the Like-Kind Exchange, including, but not limited to, permitting such Seller to assign its rights (but not its obligations) under this Agreement to a qualified intermediary of Seller’s choice in accordance with Treasury Regulation §1.1031(k)-1(g)(4) or executing additional escrow instructions, documents, agreements, or instruments to effect an exchange; provided, however, (a) Purchaser shall incur no expense or liability in connection with such Like-Kind Exchange, (b) Purchaser shall not be required to take title to any asset other than the Assets in connection with the Like-Kind Exchange, (c) Seller’s liability hereunder (including its indemnification obligations under Article 10) shall not be alleviated, amended or altered in any manner as a result of any Like-Kind Exchange, and (d) Purchaser’s possession of the Assets will not be delayed by reason of any Like-Kind Exchange.

Section 6.10         Operation of Assets.  Except as set forth on Schedule 6.10, until the Closing, Seller (a) will operate the Non-PM Assets and its business with respect thereto in the ordinary course, (b) will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, commit to any operation, or series of related operations with respect to the Assets, requiring future capital expenditures by Purchaser as the owner of the Assets in excess of those amounts reflected in the capital budget previously provided by Seller to Purchaser, or terminate, materially amend, execute or extend any material Contracts affecting the Assets, (c) will maintain insurance coverage on the Assets in the amounts

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and of the types presently in force, (d) will use its commercially reasonable efforts to maintain in full force and effect all Leases included in the Non-PM Assets, (e) will maintain all material Governmental Permits affecting the Assets, (f) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any Assets, except for (1) sales and dispositions of Hydrocarbon production in the ordinary course of business consistent with past practices or (2) transfers, farmouts, sales, or other similar dispositions of Assets, in one or more transactions, not exceeding Five Hundred Thousand Dollars (US$500,000) of consideration (in any form), in the aggregate, and (g) will not commit to do any of the foregoing. Purchaser’s approval of any action restricted by this Section 6.10 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s written notice) of Seller’s written notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary in writing during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Purchaser of such action promptly thereafter.  Purchaser acknowledges that Seller may own an undivided interest in certain Assets, and Purchaser agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Section 6.10 nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner consistent with the provisions of this Section 6.10.

Section 6.11         Financial Information.  Seller shall use its commercially reasonable efforts to (a) assist Purchaser and Purchaser’s accountants, at the sole cost and expense of Purchaser, in the preparation of either (i) if relief is granted by the SEC, statements of revenues and direct operating expenses and all notes thereto related to the Assets or (ii) if such relief is not granted by the SEC, the financial statements required by the SEC (such financial statements set forth in the foregoing clauses (i) and (ii), as applicable, the “Statements of Revenues and Expenses”) in each case of clauses (i) and (ii), that will be required of Purchaser or any of its Affiliates in connection with reports, registration statements and other filings to be made by Purchaser or any of its Affiliates related to the transactions contemplated by this Agreement with the SEC pursuant to the Securities Act, or the Exchange Act, in such form that such statements and the notes thereto can be audited, and (b) cooperate with Purchaser to provide to Purchaser access to such financial information as is reasonably related to the preparation of the Statements of Revenues and Expenses; provided that in no event shall Seller be obligated to prepare or provide financial information, records or financial statements other than those kept by it in its ordinary course of business.

Section 6.12       No Merger of Interests.

(a)           The interests of Purchaser as lessee and lessor under the New Lease shall at all times be separate and apart and shall in no event be merged, notwithstanding the fact that the leased interest created thereby, or any interest therein, may be held directly or indirectly by or for the account of the same Person who owns the fee mineral title to the Hydrocarbons subject to the New Lease or any portion thereof; and no such merger shall occur by the operation of law or otherwise unless and until all Persons directly holding any of the interests of lessee and lessor thereunder join in the execution of a written instrument effecting such merger of interests.

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(b)           The interests of Seller as lessee and lessor under the EPC Lease shall at all times be separate and apart and shall in no event be merged, notwithstanding the fact that the leased interest created thereby, or any interest therein, may be held directly or indirectly by or for the account of the same Person who owns the fee mineral title to the Hydrocarbons subject to the EPC Lease or any portion thereof; and no such merger shall occur by the operation of law or otherwise unless and until all Persons directly holding any of the interests of lessee and lessor thereunder join in the execution of a written instrument effecting such merger of interests.

(c)           Upon a determination by a court of competent jurisdiction that any of Section 6.12(a) of this Agreement, Section 6.12(b) of this Agreement, or Section 22(B) of the EPC Lease, is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement, the New Lease, and the EPC Lease shall nevertheless remain in full force and effect, (iii) the Parties shall negotiate in good faith to modify this Agreement, the New Lease and/or the EPC Lease to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the intentions of the Parties as described in Sections 6.12(a) and 6.12(b) of this Agreement and Section 22(B) of the EPC Lease are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement, the New Lease and/or the EPC Lease, and the economic or legal substance of the transactions contemplated by this Agreement, the New Lease, and/or the EPC Lease is affected in any manner materially adverse to either Party, then this Agreement, the New Lease and the EPC Lease shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement, the New Lease and the EPC Lease are fulfilled to the extent possible.

(d)           It is further agreed that, upon a determination by a court of competent jurisdiction that Section 6.12(b) of this Agreement and/or Section 22(B) of the EPC Lease is invalid, illegal or incapable of being enforced, and that as a result, no interest of the lessee under the EPC Lease was conveyed to Purchaser pursuant to the Conveyance, such occurrence shall not be a breach of Seller’s warranty of title made to Purchaser in such Conveyance.

Section 6.13       Waiver of Condition for Pittston Litigation.

(a)           On or before the date hereof, PMOG shall request that Pittston Coal Company (“Pittston”) assign all of its claims against EPC raised or that could have been raised in the Pittston Litigation (the “Pittston Claims”), and if such assignment is so made, PMOG shall cause the Pittston Litigation to be dismissed with prejudice.

(b)           If Pittston does not assign the Pittston Claims to PMOG as contemplated by Section 6.13(a), then within eight (8) days of the execution hereof, PMOG shall (i) deliver to Pittston a release of all claims by PMOG with respect to or otherwise relating to the Pittston Claims and (ii) request Pittston to release EPC with respect to the Pittston Claims and dismiss the Pittston Litigation with prejudice.

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(c)           Purchaser agrees that if the conditions set forth in Section 7.1(e)(ii) and Section 7.2(e)(ii) are not satisfied prior to Closing and if Seller desires to unconditionally waive the satisfaction of its condition under Section 7.1(e)(ii), then Purchaser shall also unconditionally waive the satisfaction of its condition under Section 7.2(e)(ii).

ARTICLE 7
CONDITIONS TO CLOSING

Section 7.1            Conditions of Seller to Closing.  The obligations of Seller to proceed to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

(a)   Representations.  The representations and warranties of Purchaser set forth in Article 5 shall be true and correct (disregarding any materiality qualifiers) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct, disregarding any materiality qualifiers, on and as of such specified date), except for such breaches, if any, that in the aggregate would not have a Material Adverse Effect;

(b)   Performance.  Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date and all deliveries contemplated by Section 8.3 shall have been made (or Purchaser shall be ready, willing and able to immediately make such deliveries);

(c)   Gathering System Transaction. The transactions contemplated by that certain Contribution Agreement of even date herewith among Seller, Equitable Gathering Equity, LLC, Purchaser and the Company (the “Contribution Agreement”) shall have closed (or Purchaser shall be ready, willing and able to simultaneously close such transactions with the transaction contemplated hereby);

(d)   No Action.  On the Closing Date, no suit, action, or other proceeding (excluding any such matter initiated by Seller or any of its Affiliates) shall be pending or threatened before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or recover substantial damages from Seller or any Affiliate of Seller resulting therefrom;

(e)   Litigation.

(i)            Seller and Purchaser shall have come to a mutually agreeable settlement of all ongoing litigation and claims between Seller and Purchaser, or their respective Affiliates in the action styled as Pine Mountain Oil & Gas, Inc. v. Equitable Production Company, USDC WD Va, Abingdon Division, CA No. 1:05CV095 (including the related September 22, 2005 arbitration proceeding) (the “Party Lawsuit”), and Seller shall have received a settlement agreement executed

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by Purchaser (on behalf of itself and its Affiliates) in substantially the form attached hereto as Exhibit E; and

(ii)           Pittston and Seller shall have entered into a mutually agreeable settlement of all ongoing litigation and claims between Seller and Pittston, or their respective Affiliates, and Seller shall have received a mutual release executed by Pittston (on behalf of itself and its Affiliates) in form and substance reasonably satisfactory to Seller which shall include, without limitation, a dismissal by Pittston and its Affiliates of all claims relating to Pittston Coal Company v. Equitable Production Company, Henrico County Circuit Court, VA, CA No. CL06-1454 removed to U.S. District Court, E.D. Virginia, CA No. 3:06CV494 (the “Pittston Litigation”); and

(f)    Asserted Title Defects/Casualties.  The sum of all Asserted Title Defect Amounts for Asserted Title Defects properly reported under Section 3.4(a), plus the Damages resulting from any casualty loss occurring on or after the Effective Time to all or any portion of the Assets, shall be less than ten percent (10%) of the unadjusted Purchase Price.

Section 7.2            Conditions of Purchaser to Closing.  The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

(a)   Representations.  The representations and warranties of Seller set forth in Article 4 shall be true and correct (disregarding any materiality qualifiers, including Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct, disregarding any materiality qualifiers, including Material Adverse Effect, on and as of such specified date), except for such breaches, if any, that in the aggregate would not have a Material Adverse Effect;

(b)   Performance.  Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date and all deliveries contemplated by Section 8.2 shall have been made (or Seller shall be ready, willing and able to immediately make such deliveries);

(c)   Gathering System Transaction. The transactions contemplated by the Contribution Agreement shall have closed (or Seller and its Affiliates shall be ready, willing and able to simultaneously close such transactions with the transactions contemplated hereby);

(d)   No Action.  On the Closing Date, no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any of its Affiliates) shall be pending or threatened before any Governmental Authority or body of competent

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jurisdiction seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or recover substantial damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(e)   Litigation.

(i)            Seller and Purchaser shall have come to a mutually agreeable settlement of all ongoing litigation and claims between Seller and Purchaser, or their respective Affiliates in the action styled as Pine Mountain Oil & Gas, Inc. v. Equitable Production Company, USDC WD Va, Abingdon Division, CA No. 1:05CV095 (including the related September 22, 2005 arbitration proceeding), and Purchaser shall have received a settlement agreement executed by Seller (on behalf of itself and its Affiliates) in substantially the form attached hereto as Exhibit E; and

(ii)           Pittston and Seller shall have entered into a mutually agreeable settlement of all ongoing litigation and claims between Seller and Pittston, or their respective Affiliates, and Seller shall have received a mutual release executed by Pittston (on behalf of itself and its Affiliates) in form and substance reasonably satisfactory to Seller which shall include, without limitation, a dismissal by Pittston and its Affiliates of all claims relating to the Pittston Litigation; and

(f)    Asserted Title Defects/Casualties.  The sum of all Asserted Title Defect Amounts for Asserted Title Defects properly reported under Section 3.4(a), plus the Damages resulting from any casualty loss occurring on or after the date Effective Time to all or any portion of the Assets, shall be less than ten percent (10%) of the unadjusted Purchase Price.

ARTICLE 8
CLOSING

Section 8.1            Time and Place of Closing.  The consummation of the purchase and sale of the Assets as contemplated by this Agreement (the “Closing”) shall, (i) unless otherwise agreed to in writing by Purchaser and Seller or otherwise provided in this Agreement, take place at the offices of Seller located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, at 10:00 a.m., local time, on May 4, 2007, (ii) if all conditions in Article 7 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 9.  For the avoidance of doubt, each Closing subsequent to the initial Closing pursuant to Section 3.4 or Section 3.5 shall constitute a Closing for purposes of this Agreement and, as such, the conditions to Closing set forth in Section 7.1 and Section 7.2, the actions required at Closing by Section 8.2 and Section 8.3, and the adjustments required by Section 2.2 and Section 8.4 shall apply with respect to each such Closing.  The date on which a Closing occurs is referred to herein as the “Closing Date.”

Section 8.2            Closing Deliveries of Seller.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of

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its obligations pursuant to Section 8.3, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a)   Duly executed conveyances of the Combined Assets in substantially the form attached hereto as Exhibit B (the “Conveyance”), in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b)   A certificate duly executed by an authorized corporate officer of Seller, dated as of the Closing, certifying on behalf of Seller that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled;

(c)   A certification of non-foreign status in the form prescribed by U.S. Treasury Regulation § 1.1445-2(b)(2) with respect to Seller;

(d)   The New Lease duly executed by an authorized corporate officer of Seller, dated as of the Closing;

(e)   An operating agreement duly executed by an authorized corporate officer of Seller, dated as of the Closing, in substantially the form attached hereto as Exhibit D (the “Operating Agreement”);

(f)    The settlement agreement specified in Section 7.2(e);

(g)   A termination agreement duly executed by an authorized corporate officer of Seller, dated as of the Closing, in substantially the form attached hereto as Exhibit F (the “Termination Agreement”);

(h)   A guaranty agreement duly executed by an authorized corporate officer of EQT Investments, LLC, dated as of the Closing, in substantially the form attached hereto as Exhibit H; and

(i)    The EPC Lease duly executed by an authorized corporate officer of Seller, dated as of the Closing.

Section 8.3            Closing Deliveries of Purchaser.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 8.2, Purchaser shall deliver or cause to be delivered to Seller, among other things, the following:

(a)   A wire transfer of the Closing Payment in same-day funds;

(b)   A certificate duly executed by an authorized corporate officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled;

(c)   The New Lease duly executed by an authorized corporate officer of Purchaser, dated as of the Closing;

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(d)   The Operating Agreement duly executed by an authorized corporate officer of Purchaser, dated as of the Closing;

(e)   The settlement agreement specified in Section 7.1(e);

(f)    The Termination Agreement duly executed by an authorized corporate officer of Purchaser, dated as of the Closing; and

(g)   A guaranty agreement duly executed by an authorized corporate officer of Range Resources Corporation, dated as of the Closing, in substantially the form attached hereto as Exhibit I.

Section 8.4          Closing Payment and Post-Closing Purchase Price Adjustments.

(a)   Not later than five (5) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Purchaser, using and based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments set forth in Section 2.2 (together with all reasonable back-up and support information for such statement) and providing the account information for the account into which the Closing Payment is to be deposited by Purchaser.  Purchaser shall review such preliminary settlement statement and discuss with Seller any changes necessary thereto.  The Parties shall use their reasonable efforts exercised in good faith to agree upon such preliminary settlement statement as of Closing.  The estimate set forth in the preliminary settlement statement mutually agreed to by the Parties in accordance with this Section 8.4(a) shall constitute the dollar amount to be paid by Purchaser to Seller at the Closing (the “Closing Payment”).

(b)   As soon as reasonably practicable after the Closing but not later than the one hundred and twentieth (120th) day following the Closing Date, Seller shall prepare in good faith and deliver to Purchaser a statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible on actual credits, charges, receipts and other items attributable to the period of time from and after the Effective Time (together with reasonable back-up and support information for such statement).  As soon as reasonably practicable but not later than the thirtieth (30th) day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such statement.  The Parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than one hundred and eighty (180) days after the Closing Date.  In the event that the Parties cannot reach agreement within such period of time, either Party may refer the remaining matters in dispute to Ernst & Young LLP, or if Ernst & Young LLP is unable or unwilling to perform under this Section 8.4(b), such other nationally-recognized independent accounting firm as may be accepted by Purchaser and Seller, for review and final determination.  The accounting firm shall conduct the arbitration proceedings in Pittsburgh, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the

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date hereof, to the extent such rules do not conflict with the terms of this Section 8.4(b).  The accounting firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal.  In determining the proper amount of any adjustment to the Purchase Price, the accounting firm shall not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable.  The accounting firm shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either Party and may not award damages or penalties to either Party with respect to any matter.  Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case.  Each Party shall bear one-half of the costs and expenses of the accounting firm.  Within ten (10) days after the earlier of (i) the expiration of Purchaser’s thirty (30) day review period without delivery of any written report or (ii) the date on which the Parties or the accounting firm, as applicable, finally determine the Adjusted Purchase Price, (x) Purchaser shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable.  Any post-Closing payment pursuant to this Section 8.4 shall bear interest from the Closing Date to the date of payment at the Agreed Interest Rate.

ARTICLE 9
TERMINATION AND AMENDMENT

Section 9.1            Termination.  This Agreement may be terminated at any time prior to Closing:  (i) by the mutual prior written consent of Seller and Purchaser; (ii) by either Purchaser or Seller, if the Closing has not occurred on or before sixty (60) days after the date hereof (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available (A) to Seller, if any breach of this Agreement by Seller has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date or (B) to Purchaser, if any breach of this Agreement by Purchaser has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; (iii) by Seller, if (A) any of the representations and warranties of Purchaser contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality standard or a material adverse effect qualification shall not be further qualified); or (B) Purchaser shall have failed to fulfill in any material respect any of its obligations under this Agreement; and, in the case of each of clauses (A) and (B) of this subsection (iii), Seller shall have given Purchaser written notice of such misrepresentation, breach of warranty or failure, if curable, and such misrepresentation, breach of warranty or failure has not been cured by the Termination Date; or (iv) by Purchaser, if (A) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality or Material Adverse Effect qualification shall not be further qualified); or (B) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement, and, in the case of each of clauses (A) and (B) of this subsection (iv), Purchaser shall have given Seller written notice of such misrepresentation, breach of warranty or

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failure, if curable, and such misrepresentation, breach of warranty or failure has not been cured by the Termination Date.

Section 9.2            Effect of Termination.  If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no further force or effect except for the provisions of Section 4.3, Section 5.5, Section 6.2, Section 6.4 (other than the last sentence thereof), Section 11.8, Section 11.17, Section 11.18 and Section 11.19, which shall continue in full force and effect.  Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 9.1 shall not relieve any Party from liability for Damages resulting from any willful or negligent breach by such Party of this Agreement in any material respect.

ARTICLE 10
INDEMNIFICATIONS; LIMITATIONS

Section 10.1       Indemnification.

(a)   From and after Closing, Purchaser shall indemnify, defend, and hold harmless the Seller Indemnified Persons from and against all Damages incurred or suffered by any Seller Indemnified Person:

(i)            caused by, arising out of or resulting from the ownership, use or operation of the Assets from and after the Closing,

(ii)           caused by, arising out of or resulting from Purchaser’s breach of any of Purchaser’s covenants or agreements contained in Article 6, or

(iii)          caused by, arising out of or resulting from any breach of any representation or warranty made by Purchaser contained in Article 5 of this Agreement or in the certificate delivered by Purchaser at Closing pursuant to Section 8.3(b), except to the extent such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person, and excepting in each case Damages against which Seller would be required to indemnify Purchaser under Section 10.1(b) at the time the Claim Notice is presented by Purchaser.  The term “Seller Indemnified Persons” as used herein means Seller and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors).

(b)   From and after Closing, Seller shall indemnify, defend, and hold harmless the Purchaser Indemnified Persons against and from all Damages incurred or suffered by any Purchaser Indemnified Person:

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(i)            caused by, arising out of or resulting from the ownership, use or operation of the Asset before the Closing,

(ii)           caused by, arising out of or resulting from Seller’s breach of any of Seller’s covenants or agreements contained in Article 6,

(iii)          caused by, arising out of or resulting from any breach of any representation or warranty made by Seller contained in Article 4 of this Agreement or in the certificate delivered by Seller at Closing pursuant to Section 8.2(b),

(iv)          caused by, arising out of or resulting from the claims, suits, proceedings and actions described in Schedule 4.5A hereto; or

(v)           caused by, arising out of or resulting from the Excluded Assets,

except to the extent such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person.  Notwithstanding the foregoing, Seller shall not be required under this Section 10.1(b) to indemnify, defend or hold harmless the Purchaser Indemnified Person from Property Costs and Gathering Charges accruing from and after the Effective Time and attributable to the Assets.  The term “Purchaser Indemnified Persons” as used herein means Purchaser and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors). Notwithstanding anything to the contrary contained herein, Purchaser’s rights to indemnification shall be limited to the Assets conveyed to Purchaser at the Closing, and shall not extend to any Pre-Effective Time Interests owned by Purchaser prior to the Closing.

(c)   Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, this Section 10.1 contains the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in Article 4, Article 5 and Article 6 (excluding Section 6.2, which shall be separately enforceable by the injured Party pursuant to whatever rights and remedies are available to it outside of this Article 10) and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Section 8.2(b) or Section 8.3(b), as applicable.  Except for (i) the remedies contained in this Section 10.1, (ii) any other remedies available to the Parties at Law or in equity for breaches of provisions of this Agreement other than Article 4, Article 5 and Article 6 (excluding Section 6.2), and (iii) the remedies available at Law or in equity in connection with any other document delivered by a Party in connection with the consummation of the transactions contemplated hereby, from and after Closing, Seller and Purchaser each releases, remises, and forever discharges the other and its Affiliates and all such Persons’ stockholders, officers, directors, employees, agents, advisors and representatives from any and all suits,

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legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in Law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of this Agreement or the consummation of the transactions contemplated hereby, except to the extent caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any released Person.

(d)   “Damages” shall mean the amount of any actual liability, loss, cost, expense, claim, award, or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that Purchaser and Seller shall not be entitled to indemnification under this Agreement for, and “Damages” shall not include (except to the extent that such Damages are awarded to an unaffiliated third Person ) (i) loss of profits or other consequential damages suffered by the Party claiming indemnification, or any punitive damages or (ii) in the event the Indemnified Person takes any action that exceeds the scope of the operating authority granted to it under the Operating Agreement, any liability, loss, cost, expense, claim, award or judgment to the extent and only to the extent increased by such action.

(e)   The indemnity to which each Party is entitled under this Agreement shall be for the benefit of and extend to the Indemnified Persons affiliated with such Party as described above in this Section 10.1.  Any claim for indemnity under this Agreement by any such Indemnified Person other than a Party must be brought and administered by the applicable Party to this Agreement.  No Indemnified Person other than Seller and Purchaser shall have any rights against either Seller or Purchaser under the terms of this Section 10.1 or otherwise under this Agreement, except as may be exercised on its behalf by Purchaser or Seller, as applicable, pursuant to this Section 10.1(e).  Each of Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Agreement on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Agreement.

(f)    For the sole purposes of the indemnities set forth in this Section 10.1, in determining a breach or inaccuracy of any Party’s representations or warranties and in calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of a representation or warranty, any references to “Material Adverse Effect” or other materiality qualifications (or correlative terms) shall be disregarded.

Section 10.2         Indemnification Actions.  All claims for indemnification under Section 10.1 shall be asserted and resolved as follows:

(a)   For purposes of this Agreement, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to

43

indemnify another Person or Persons with respect to such Damages pursuant to this Agreement, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Agreement.

(b)   To make claim for indemnification under Section 10.1, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 10.2 shall not relieve the Indemnifying Person of its obligations under Section 10.1 except to the extent (and only to the extent of such incremental Damages incurred) such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise prejudices the Indemnifying Person’s ability to defend against the Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached.

(c)   In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether or not it agrees to indemnify and defend the Indemnified Person against such Claim under this Article 10.  The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d)   If the Indemnifying Person agrees to indemnify the Indemnified Person, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim.  The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim, which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnified Person may participate in, but not control, at its sole cost and expense, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 10.2(d).  An Indemnifying Person shall not, without the written consent of the Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all liability in respect of such Claim) or (ii) may materially and

44

adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e)   If the Indemnifying Person does not agree to indemnify the Indemnified Person within the thirty (30) day period specified in Section 10.2(c), fails to give notice to the Indemnified Party within such thirty (30) day period regarding its election, or if the Indemnifying Party agrees to indemnify, but fails to diligently defend or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)    In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) agree to indemnify the Indemnified Person for such Damages, or (iii) dispute the claim for such Damages. If such Indemnifying Person does not respond to such Claim Notice within such thirty (30) day period, such Person will be deemed to dispute the claim for Damages.

Section 10.3       Limitation on Actions.

(a)           The representations and warranties of the Parties in Article 4 and Article 5 and the covenants and agreements of the Parties in Article 6, and the corresponding representations and warranties given in the certificates delivered at the Closing pursuant to Section 8.2(b) and Section 8.3(b), as applicable, shall survive the Closing for a period of one (1) year, except that (i) with respect to any taxable period, the representations, warranties, covenants and agreements contained in Section 4.6 and Section 6.6 shall survive the Closing until the applicable statute of limitations closes such taxable period, (ii) the provisions of Section 5.10 shall survive the Closing for a period of five (5) years, (iii) the provisions of Section 1.8 shall survive the Closing for the term of the Operating Agreement, and (iv) the provisions of Section 4.3, Section 5.5, the last sentence in Section 6.4, and Section 6.12 shall survive without time limit.  The remainder of this Agreement shall survive the Closing without time limit except as provided in Section 10.3(b) below.  Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration (if any), provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date.

(b)   The indemnities in Section 10.1(a)(ii), Section 10.1(a)(iii), Section 10.1(b)(ii)  and Section 10.1(b)(iii) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except (in each case) as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.  The

45

indemnities in Section 10.1(a)(i)  and Section 10.1(b)(i)  shall terminate on the date which is three (3) years from the Closing Date except (in each case) as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.

(c)   Except for claims relating to a breach of a Party’s obligations under Section 4.3, Section 4.6, Section 5.5, Section 6.6, no individual claim of an Indemnified Person may be made against any Party for any Damages under Section 10.1(b) or unless such Damages exceed an amount equal to Fifty Thousand Dollars (US$50,000).  Furthermore, except for claims relating to a breach of Seller’s obligations under Section 4.3, Section 4.6, Section 5.5, the last sentence of Section 6.4, Section 6.6, Section 10.1(b)(iv) and Section 10.1(b)(v), Seller shall not have any liability for any indemnification under Section 10.1(b) until and unless the aggregate amount of the liability for all Damages for which Claim Notices are delivered by Purchaser exceeds Two Million Six Hundred Twenty Thousand Dollars (US$2,620,000.00), then only to the extent such Damages exceed Two Million Six Hundred Twenty Thousand Dollars (US$2,620,000.00).  The adjustments to the Purchase Price under Section 2.2, any further adjustments with respect to production, income, proceeds, receipts and credits under Section 11.1, any future adjustments with respect to Property Costs under Section 11.2 and any payments in respect of any of the preceding, as well as any Damages arising out of a breach by a Party of any other provision of this Agreement (excluding the provisions of Article 4, Article 5 and Article 6), shall not be limited by this Section.

(d)   Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall not be required to indemnify Purchaser under this Article 10 (excluding Section 10.1(b)(iv) and Section 10.1(b)(v)) for aggregate Damages in excess of fifteen percent (15%) of the unadjusted Purchase Price.

(e)   The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 10 shall be reduced by the amount of insurance proceeds actually realized and received by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates).

ARTICLE 11
MISCELLANEOUS

Section 11.1         Receipts.  Any production of Hydrocarbons from or attributable to the Assets (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 8.4(b) shall be treated as follows:  (a) all production of Hydrocarbons from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Purchaser is entitled under Section 1.5 shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same promptly to Purchaser; and (b) all production of

46

Hydrocarbons from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 1.5 shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and remit the same promptly to Seller.

Section 11.2         Property Costs and Gathering Charges.  Any Property Costs and Gathering Charges which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 8.4(b) shall be treated as follows:  (a) all Property Costs and gathering charges for which Seller is responsible under Section 1.5 shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for and hold Purchaser harmless from and against same; and (b) all Property Costs and Gathering Charges for which Purchaser is responsible under Section 1.5 shall be the sole obligation of Purchaser and Purchaser shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same.

Section 11.3         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 11.4         Notices.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile or by recognized courier service, as follows:

If to Seller:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
	Attention:	Corporate Secretary
	Telephone:	(412)553-5700
	Telecopy:	(412)553-7781

With a copy to:	Baker Botts L.L.P.
1500 San Jacinto Center
98 San Jacinto Boulevard
Austin, Texas 78701
	Attention:	Michael Bengtson
	Telephone:	(512)322-2661
	Telecopy:	(512)322-8349

If to Purchaser:	777 Main Street, Suite 800
Fort Worth, Texas 76102
	Attention:	Chad Stephens
	Telephone:	(810) 817-1929
	Telecopy:	(810) 817-1990

47

With a copy to:	125 State Route 43
P.O. Box 550
Hartville, OH 44632
	Attention:	Jeffery A. Bynum
	Telephone:	(330) 877-6747
	Telecopy:	(330) 877-6129

Either Party may change its address for notice by notice to the other Party in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed if received during regular business hours on a Business Day or, if not so received, on the next Business Day.

Section 11.5         [Intentionally Omitted].

Section 11.6         Expenses.  All expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

Section 11.7         [Intentionally Omitted].

Section 11.8         Governing Law; Jurisdiction; Court Proceedings.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.  Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it.  The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

Section 11.9         Records.  Seller shall provide access to Purchaser to such Records as Purchaser shall reasonably request that are in the possession of Seller or its Affiliates, in order for Purchaser to make copies of the same, provided that Seller shall be permitted to retain the originals of all such Records.

Section 11.10       Captions.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 11.11       Waivers.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such

48

compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner.  No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 11.12       Assignment.  No Party shall assign or otherwise transfer all or any part of this Agreement, except to a wholly-owned Affiliate in a transfer whereby this Agreement remains binding upon the transferring Party, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 11.13       Entire Agreement.  This Agreement, the Exhibits and Schedules attached hereto and the documents to be executed hereunder or in connection with a condition to Closing, together with the Contribution Agreement, the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement between the Parties and their Affiliates pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter, including that certain letter of intent, dated as of September 25, 2006, between Range Resources Corporation and Equitable Resources, Inc. (the “Letter of Intent”).  The Parties agree that, effective as of the Execution Date, the Letter of Intent shall be of no further force and effect.

Section 11.14       Amendment.  This Agreement may be amended or modified only by an agreement in writing signed by both Parties and expressly identified as an amendment or modification.

Section 11.15       No Third Person Beneficiaries.  Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 10.1(e).

Section 11.16       References.

In this Agreement:

(a)   References to any gender include a reference to all other genders;

(b)   References to the singular include the plural, and vice versa;

(c)   Reference to any Article or Section means an Article or Section of this Agreement;

(d)   Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

49

(e)   Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(f)    “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

Section 11.17       Construction.  Purchaser is a party capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation and suitability.  Each of Seller and Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby.  This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

Section 11.18       Limitation on Damages.  Notwithstanding anything to the contrary contained herein, none of Purchaser, Seller or any of their respective Affiliates shall be entitled to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special or punitive damages suffered by unaffiliated third Persons for which responsibility is allocated to a Party) and each of Purchaser and Seller, for itself and on behalf of its Affiliates, hereby expressly waives any right to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby.

Section 11.19       Attorney’s Fees.  Except as expressly provided in Section 3.4(f) and Section 2.2(b), in connection with any suit, action or other proceeding to enforce any Party’s obligations under this Agreement, the Party prevailing in such suit, action or other proceeding shall be entitled to seek the recovery of all its costs and fees (including attorneys’ fees, experts’ fees, administrative fees, arbitrators’ fees and court costs) incurred in connection with such suit, action or other proceeding.

Section 11.20       EPC Lease.  The Parties acknowledge that the EPC Lease is to be executed at the Closing, provided, however, that, for purposes of defining “Assets”, “Combined Assets”, “Conveyed Lease Interests”, “Leases”, “Non-PM Assets” and “Undeveloped Lease Interests” and using such terms herein, the EPC Lease shall be deemed to have been executed and in effect as of the date hereof.  Further, at the Closing, the EPC Lease shall be deemed to have been executed immediately prior to the Conveyance, so that the Conveyance has the effect of transferring to Purchaser an undivided one-half (½) of Seller’s interest as lessee thereunder.

[SIGNATURE PAGE FOLLOWS]

50

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

SELLER:	Equitable Production Company

By:

/s/ Joseph E. O’Brien
	Name:	Joseph E. O’Brien
	Title:	President

PURCHASER:	Pine Mountain Oil and Gas, Inc.

By:

/s/ Chad L. Stephens
	Name:	Chad L. Stephens
	Title:	Senior Vice President -
Corporate Development

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

EXHIBIT A-1
LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
093033.01	Leonard Gooslin	09/06/2001	35.0000	Buchanan	VA	532	470
093033.02	Joann Massey, Single	02/24/2002	35.0000	Buchanan	VA	553	302
093033.03	Marlene Cochran, Single	02/24/2002	35.0000	Buchanan	VA	553	306
093033.04	Susan Rena Rife	03/09/2003	35.0000	Buchanan	VA	574	209
093034.00	Lloyd Coleman	05/04/2004	200.0000	Buchanan	VA	594	632
223000.01	Virginia Iron, Coal & Coke Co.	06/06/1986	1,313.0000	Wise Dickenson Russell	VA	629 239 344	1 50 344
223000.02	John H. Hamm, Jr.	04/04/1993	1,313.0000	Wise	VA	753	605
223000.03	James D. & Pat Hamm	04/04/1993	1,313.0000	Wise	VA	753	609
223000.04	Michael and Mary Jane Hamm	04/04/1993	1,313.0000	Wise	VA	755	676
223010.01	VICC Land Company	07/23/1981	29,794.5810	Wise Dickenson Russell	VA	561 210 308	651 690 436
223010.02	VICC Land Company	07/23/1991	31,416.4360	Wise Dickenson Russell	VA	Unrecorded	Unrecorded		(1)
241490.01	Pittston Resources, Inc.	07/25/1972	189,457.6300	Wise Dickenson Buchanan Russell	VA	453 159 214 240	177 431 477 148
241492.01	Shrole, Inc.	04/19/1973	1,457.8000	Wise Dickenson	VA	160	273
241493.01	Steinman Development Company	06/15/1973	4,942.3570	Wise Dickenson	VA	161	161
241494.01	Nell Phipps, et al.	06/07/1973	89.0000	Dickenson	VA	162	234
241495.01	The Columbus Phipps Foundation	06/10/2003	34.0900	Dickenson	VA	391	460
241496.02	John and Margaret Q. Greever	06/07/2003	95.0000	Dickenson	VA	403	595
241501.01	Nell Phipps, et al.	04/09/1974	1,378.0920	Dickenson	VA	165	231
241513.01	W. H. and Dorothy Trivitt	05/28/1974	245.5000	Dickenson	VA	166	668
241519.01	Joseph H. Baker, et al.	05/31/1974	85.0000	Dickenson	VA	167	203
241520.01	James Alan and Rita H. Baker	02/01/2006	58.3000	Dickenson	VA	424	77

1

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
241530.01	Letcher and Opal Mullins	08/01/1974	70.0000	Wise Dickenson	VA	168	105
241561.01	The Brown Trust	03/17/1975	1,245.7900	Dickenson	VA	171	221
241565.01	Wilma C. Helton, et vir.	07/26/1974	238.0000	Dickenson	VA	172	576
241573.01	Asa Bise, et al.	10/16/1975	126.0000	Dickenson	VA	174	602
241574.01	W. G. Baker, et al.	11/19/1975	329.0280	Dickenson	VA	175	71
241575.01	D. Arvil Deel, et ux.	01/26/1976	87.5000	Dickenson	VA	204	724
241577.01	James R. Counts, et al.	04/02/1976	163.0000	Dickenson	VA	178	344
241579.01	Tucker and Lydia Inis Yates	07/27/1976	30.0000	Dickenson	VA	180	65
241581.01	Finis McCoy, et ux.	03/28/1977	94.3000	Dickenson	VA	184	366
241586.01	Pauline R. McCoy	10/04/1999	61.5000	Dickenson	VA	350	662
241588.01	VICC Land Company	04/28/1981	1,018.3700	Dickenson	VA	208	299
241591.01	Charles B. Counts, et al.	04/26/1982	175.0000	Dickenson	VA	213	258
241640.01	Pittston Resources, Inc.	01/01/1986	18,034.0000	Wise Dickenson Buchanan Russell	VA	621 233 319 N/A	101 540 120 N/A		(4)
241640.02	Vaughn C. Kiser, et al.	10/07/1993	38.4100	Dickenson	VA	296	788
241641.01	Pittston Resources, Inc.	01/01/1986	0.0000	Wise	VA	N/A	N/A		(8)
241644.01	Norman A. and Laquita Stanley	01/07/1976	54.5500	Dickenson	VA	175	574
241645.01	Albert C. and Eva Mae Adkins	05/07/1981	42.0900	Dickenson	VA	208	569
241710.01	Jack T. and Madelyn Counts	04/06/1995	32.0000	Dickenson	VA	310	273
241711.01	Donald K. and Kay R. Owens	04/01/1990	52.0000	Dickenson	VA	266	126
241838.01	Dolphus Kiser Estate	11/15/1995	28.5000	Dickenson	VA	313	673
241839.01	Lawrence T. Kiser, Executor	11/15/1995	38.0000	Wise	VA	313	665
241840.01	Dolphus Kiser Estate	11/15/1995	51.0000	Dickenson	VA	313	669
241882.01	Albert Curtis and Eva Mae Adkins	06/28/1990	35.1300	Dickenson	VA	268	344
241909.02	Sarah Geneva Owens, Single	11/02/2005	98.0000	Dickenson	VA			50003990
241920.01	Russell and Lora Sutherland	01/10/2006	68.0000	Dickenson	VA	424	67
241991.01	Kathy Mullins and Gregory Mullins	07/22/2003	22.5100	Dickenson	VA	391	510
241991.02	Bennie Pat Mullins and Diane Mullins	07/22/2003	22.5100	Dickenson	VA	391	514
241991.03	Joetta Colley and Danny Colley	07/22/2003	22.5100	Dickenson	VA	391	518
241991.04	Emory A. Mullins	07/17/2003	22.5100	Dickenson	VA	391	522

2

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
241991.06	Clara and Earl Lovelace	05/14/2001	22.5100	Dickenson	VA	367	653
241991.07	Avrie Mullins and Gladys Mullins	07/22/2003	22.5100	Dickenson	VA	391	526
241991.10	Virginia Mullins and William Mullins	07/22/2003	22.5100	Dickenson	VA	391	530
241991.11	Diana Dunman and Paul Dunman	10/01/2003	22.5100	Dickenson	VA	396	423
241991.12	Jonithan Tracy Mullins	09/28/2004	22.5100	Dickenson	VA	406	838
241991.13	Rosemary and David Custer	10/15/2004	22.5100	Dickenson	VA	406	846
241991.14	Steavie Travis Mullins	09/28/2004	22.5100	Dickenson	VA	406	850
241991.15	Reba Gale and Jimmie H. Gibson	10/15/2004	22.5100	Dickenson	VA	407	748
241991.16	Trena Y. Hicks	10/15/2004	22.5100	Dickenson	VA	408	369
242000.01	George W. and Bobbie Mae Stevens	05/13/1986	33.0000	Dickenson	VA	238	176
242002.01	Joselean S. Garrett, Widow	03/15/1992	42.0000	Dickenson	VA	283	466
242002.02	Willie M. and Amy J. Garrett	01/11/1991	42.0000	Dickenson	VA	272	35
242002.03	David A. and Gail K. Ledgerwood	12/11/1990	42.0000	Dickenson	VA	274	150
242002.04	Jessie R. Garrett, Single	12/11/1990	42.0000	Dickenson	VA	271	206
242002.05	Nellie Frye, Widow	12/11/1990	42.0000	Dickenson	VA	273	249
242002.06	Freddie and Shelvia J. Garrett	12/11/1990	42.0000	Dickenson	VA	272	13
242002.07	Robert T. and Virginia Garrett	12/11/1990	42.0000	Dickenson	VA	272	221
242008.01	Nelson C. and Minnie Edwards	02/28/1991	51.0000	Dickenson	VA	273	55
242100.01	Harold K. Counts, Sr., et al.	07/12/1986	14.0000	Dickenson	VA	239	108
242114.01	Darrell W. and Joyce A. Mullins	09/18/1996	64.0000	Dickenson	VA	321	88
242115.01	Fred B. and Edna Marie O’Quinn	06/04/1991	16.0800	Dickenson	VA	274	505
242166.01	Ralph E. and Jimmie Stanley	09/11/1991	50.9500	Dickenson	VA	277	642
242168.01	Harry and Charlotte Roberts, Jr.	07/26/1986	20.0000	Dickenson	VA	239	612
242169.01	Horace A. and Eloise R. Friedman	08/15/1986	123.0000	Dickenson	VA	240	640
242169.02	Joe Ramey, et al.	08/15/1986	123.0000	Dickenson	VA	240	644
242169.03	Gerald G. and Fay R. Miller	08/15/1986	123.0000	Dickenson	VA	240	648
242169.04	George and Margaret Norman	09/14/1986	123.0000	Dickenson	VA	240	652
242169.05	June R. and Roy V. Wolfe	09/14/1986	123.0000	Dickenson	VA	240	656
242169.06	Robin Kittel	09/14/1986	123.0000	Dickenson	VA	246	390
242169.07	Joe E. and Carol Robbins	09/14/1986	123.0000	Dickenson	VA	246	394
242169.08	Nancy R. and Donald Ahearn	03/25/1989	123.0000	Dickenson	VA	259	9
242170.01	Garmon Yates, Jr., et ux.	11/10/2006	43.7500	Dickenson	VA	Unavailable	Unavailable
242173.01	Janie B. and Larry Bise, W/H	09/10/2006	46.0000	Dickenson	VA	430	360

3

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242173.02	Steven Baker, et ux.	08/01/2006	46.0000	Dickenson	VA	430	364
242173.03	Carroll Ray Baker, Widower	07/25/2006	46.0000	Dickenson	VA	430	356
242175.01	Ruth Ann Fletcher (Divorced)	06/23/1997	100.0000	Dickenson	VA	327	697
242231.01	Omar D. and Erma Jean Stidham	10/27/2006	19.7200	Dickenson	VA	433	9
242233.01	Clifford and Rebecca Sutherland	10/10/1991	40.3880	Dickenson	VA	276	115
242233.02	Sharon S. and John B. Catlett	08/05/1991	40.3880	Dickenson	VA	276	342
242233.03	Virginia S. Kirkman	08/05/1991	40.3880	Dickenson	VA	276	346
242233.04	Eleanor S. and Joe Allen	08/05/1991	40.3880	Dickenson	VA	276	350
242250.01	Irene and Jack Fields	09/06/1991	15.3300	Dickenson	VA	276	366
242266.01	David and Janet S. French	11/28/2001	20.0000	Dickenson	VA	371	697
242266.02	Catherine Stookey, Widow	11/28/2001	20.0000	Dickenson	VA	371	691
242266.03	Patricia Ann French, et al.	04/08/2002	20.0000	Dickenson	VA	374	358
242266.04	Francis R. French, et al.	03/25/2002	20.0000	Dickenson	VA	378	152
242266.05	Calvin and Joy B. French	12/04/2001	20.0000	Dickenson	VA	372	614
242268.01	Michael Von Grizzle, Single	10/06/2000	109.0000	Dickenson	VA	361	357
242268.02	Anthony W. and Cynthia Grizzle	10/06/2000	109.0000	Dickenson	VA	361	361
242268.03	Virginia and Marvin Williamson	09/24/2000	109.0000	Dickenson	VA	361	365
242268.04	Nina Jean Brown	10/06/2000	109.0000	Dickenson	VA	361	369
242268.05	Barbara Gail Barnwell	09/24/2000	109.0000	Dickenson	VA	361	393
242268.06	Judy Carolyn Deel	09/24/2000	109.0000	Dickenson	VA	361	398
242268.07	Daniel Edward Hay	10/06/2000	109.0000	Dickenson	VA	361	405
242268.08	Paula Diane and Scott Brooks	09/24/2000	109.0000	Dickenson	VA	363	80
242268.09	Terry D. and Lisa K. Ball	04/03/2001	109.0000	Dickenson	VA	Force Pool	Force Pool
242268.10	Terry D. and Lisa K. Ball	12/14/2004	4.9478	Dickenson	VA	410	560
242268.11	Terry D. and Lisa K. Ball	10/19/2004	0.8973	Dickenson	VA	410	600
242268.12	Terry D. and Lisa K. Ball	10/19/2004	6.8044	Dickenson	VA	410	479
242268.13	Terry D. Ball, et ux.	04/04/2005	15.2499	Dickenson	VA	410	517
242268.14	Terry D. Ball, et ux.	01/10/2006	58.7700	Dickenson	VA	421	714
242268.15	Terry D. Ball, et ux.	06/22/2006	13.6000	Dickenson	VA	427	388
242289.01	Ollie J. Smith	02/13/1997	4.0000	Dickenson	VA	324	377
242289.02	William E. and Barbara Smith	02/13/1997	4.0000	Dickenson	VA	324	382
242289.03	James O. and Clara R. Smith	02/13/1997	4.0000	Dickenson	VA	324	403
242289.04	Wilda Ann Smith	02/21/1997	4.0000	Dickenson	VA	325	243

4

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242289.05	Margaret and Harlan R. Peacock	02/21/1997	4.0000	Dickenson	VA	325	401
242298.01	Christopher C. Lockhart, et ux.	01/13/2002	66.0000	Dickenson	VA	372	618
242300.01	Ann W. Stratton	03/20/1987	104.0000	Dickenson	VA	243	678		(2)
242301.01	Ann W. Stratton	03/20/1987	3,576.3997	Dickenson	VA	243	676		(2)
242319.01	Hulah L. Bentley, et al.	04/09/1997	11.2600	Dickenson	VA	326	128
242328.01	Steven and Tessie Wallace	04/15/1987	64.1200	Dickenson	VA	245	134
242369.01	Alfred Villani, et al.	04/09/1997	13.7330	Dickenson	VA	326	659
242369.02	Newbern C. and Saundra Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242369.03	Audrey S. Stanley	01/18/1999	13.7330	Dickenson	VA	343	735
242369.04	Bessie V. and Charles R. Cline	01/18/1999	13.7330	Dickenson	VA	343	594
242369.05	Bueford C. and Irma E. Stanley	01/18/1999	13.7330	Dickenson	VA	345	6
242369.06	Patricia Ann Farr, et vir.	03/30/1999	13.7330	Dickenson	VA	295	42
242369.07	Banner R. & Vicki L. Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242369.08	Paul M. & Pauline Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242369.09	Hugh N. & Mildred B. Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242369.10	Ira Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242369.11	Robert Lee & Elizabeth Stanley	03/30/1999	13.7330	Dickenson	VA	Force Pool	Force Pool
242370.01	Maude Puckett	05/12/1987	46.0000	Dickenson	VA	245	550
242371.01	Ann W. Stratton	05/22/1987	101.0800	Dickenson	VA	8	175
242373.01	Jimmy R. and Sue C. Rose	05/19/2002	31.8700	Dickenson	VA			020001554
242426.01	George and Ada Wallace	06/30/1987	7.4900	Dickenson	VA	246	777
242427.01	Glenn Ellis and Linda Sykes	07/21/1987	38.3000	Dickenson	VA	246	781
242428.01	Evans and Vernie Turner	06/27/1987	33.2500	Dickenson	VA	246	785
242429.01	Hulah L. Bentley, et al.	06/09/1992	50.5000	Dickenson	VA	286	575
242429.02	Jean Lui Phipps, Single	08/22/1994	50.5000	Dickenson	VA	304	250
242430.01	Stephen J. Klein, et al.	05/17/2002	82.2400	Dickenson	VA	378	119
242430.02	The Exempt Marital Trust	06/24/2002	82.2400	Dickenson	VA	378	165
242433.01	Roy and Vivian Wampler	08/12/1987	16.0000	Dickenson	VA	247	195
242502.01	Edward and Lexie Owens	08/20/1987	12.0000	Dickenson	VA	247	534
242515.01	Nell Hillman, et al.	08/20/2002	26.5000	Dickenson	VA	379	114
242515.02	Max Hillman, et ux.	08/20/2002	26.5000	Dickenson	VA	380	085
242523.01	Talmadge and Dianna Smith	09/02/2002	10.0000	Dickenson	VA	382	747
242523.02	Max Hillman, et ux.	09/02/2002	10.0000	Dickenson	VA	380	089

5

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242523.03	Louin Wagoner, et ux.	09/02/2002	10.0000	Dickenson	VA	380	093
242546.01	Elmer Ray Mullins	01/15/1988	0.2700	Dickenson	VA	250	77
242547.01	Voreta J. Mullins	01/14/1988	2.0900	Dickenson	VA	250	73
242570.01	Lois W. Reynolds	12/12/1987	24.5000	Dickenson	VA	250	663
242579.01	Steward and Elva Davis	02/01/1988	7.5000	Dickenson	VA	251	315
242580.01	Trinkle and Phylis Salyers	02/19/1988	3.0000	Dickenson	VA	251	319
242581.01	Dorothy Lee Newberry	01/21/1988	45.3100	Dickenson	VA	251	324
242582.03	L. C. and Patty Sykes	02/12/2003	80.7000	Dickenson	VA	386	427
242582.04	Elsie Compton, Widow	05/08/2003	80.7000	Dickenson	VA	389	438
242582.08	Fannie and Milton O’Quinn	06/19/2003	80.7000	Dickenson	VA	392	109
242582.10	Maggie Rasnake, Single	04/09/2003	80.7000	Dickenson	VA	389	443
242582.14	Rufus C. and Lucille Turner	02/10/2003	80.7000	Dickenson	VA	386	462
242582.15	David Turner and Vicky Turner	02/12/2003	80.7000	Dickenson	VA	386	442
242582.16	Ronny and Gloria Turner	09/27/2002	1.5500	Dickenson	VA	381	280
242582.21	Rita Pauline Newsome, et vir.	02/28/2003	80.7000	Dickenson	VA	386	447
242582.22	Mary and James Deel	02/12/2003	80.7000	Dickenson	VA	386	432
242582.23	Mary Sue and Palmer Woods	04/10/2003	80.7000	Dickenson	VA	389	448
242582.24	Thelma Vanover, Single	03/22/2004	80.7000	Dickenson	VA	400	681
242582.25	Theda J. Deel, Widow	04/10/2003	80.7000	Dickenson	VA	389	453
242582.28	Hardaway and Norma Turner	02/12/2003	80.7000	Dickenson	VA	386	437
242582.29	James Turner and Rosie Turner	02/05/2003	80.7000	Dickenson	VA	384	098
242582.30	Lois Jane and Linden G. Edwards	05/05/2003	80.7000	Dickenson	VA	389	458
242582.34	Kellis Barton, et ux.	09/30/2002	26.6000	Dickenson	VA	381	284
242582.35	Clarence Perrigan, Widower	02/10/2003	80.7000	Dickenson	VA	386	467
242582.36	Olive and Luther Watson	02/06/2003	80.7000	Dickenson	VA	384	103
242582.45	Thomas L. and Susan H. Ford	03/17/2004	80.7000	Dickenson	VA	400	675
242582.46	Johnny and Joyce Viers	05/08/2003	80.7000	Dickenson	VA	389	463
242582.50	Carrie Viers, Widow	05/08/2003	80.7000	Dickenson	VA	389	468
242582.51	Patsy Barton, Single	03/13/2003	80.7000	Dickenson	VA	388	351
242582.54	Gary Willis and Joy Willis	02/20/2003	80.7000	Dickenson	VA	390	67
242582.56	Agnes Urso, Widow	10/23/2003	80.7000	Dickenson	VA	395	103
242582.62	Marshall Garrett, Jr., et ux.	10/21/2003	80.7000	Dickenson	VA	395	278
242582.63	Brenda Colley, Widow	02/24/2004	80.7000	Dickenson	VA	400	628

6

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242582.65	Maxine T. Quillen, et vir.	01/16/2003	80.7000	Dickenson	VA	383	792
242582.66	Imogene T. Hillman, et vir.	01/17/2003	8.7000	Dickenson	VA	383	786
242582.67	Mary T. and Richard E. Gray	01/29/2003	80.7000	Dickenson	VA	383	798
242582.68	Rachel Fuller, Widow	02/20/2003	80.7000	Dickenson	VA	386	452
242582.69	Cynthia Duty, Widow	02/20/2003	80.7000	Dickenson	VA	386	457
242582.70	Sandra Kay Turner, Widow	02/25/2003	80.7000	Dickenson	VA	386	735
242582.71	Allafair Turner, Widow	03/05/2003	80.7000	Dickenson	VA	388	356
242582.72	Kennith Turner and Judy A. Turner	03/25/2003	80.7000	Dickenson	VA	389	473
242582.73	Bob Yates and Diane Yates	06/13/2003	80.7000	Dickenson	VA	390	62
242582.74	Loretta Viers and George Viers	06/13/2003	80.7000	Dickenson	VA	391	440
242582.75	Bradley Viers and Margaret Viers	06/26/2003	80.7000	Dickenson	VA	391	445
242582.76	Debbie Garrett Merritt, Divorced	10/17/2003	80.7000	Dickenson	VA	393	538
242582.77	Patrick McCoy, Single	12/09/2003	80.7000	Dickenson	VA	396	580
242582.78	Johnny M. Turner, et ux.	01/10/2006	80.7000	Dickenson	VA	423	441
242582.79	Julia Arnold, et vir.	01/10/2006	80.7000	Dickenson	VA	423	436
242582.80	Garland Wood, et ux.	02/28/2006	80.7000	Dickenson	VA	425	539
242582.81	Gurty Lee Turner, et al.	01/10/2006	58.7700	Dickenson	VA	421	730
242582.82	Pridemore Viers, et ux.	06/02/2006	80.7000	Dickenson	VA	428	366
242590.01	Ample Owens	03/24/1988	10.0000	Dickenson	VA	252	145
242590.02	Fayetta Ratliff	03/24/1988	10.0000	Dickenson	VA	255	465
242590.03	Robert Owens, et al.	03/24/1988	10.0000	Dickenson	VA	255	469
242590.04	Rufus and Lucille Turner	03/24/1988	10.0000	Dickenson	VA	255	473
242590.05	Ample Owens, et al.	03/24/1988	10.0000	Dickenson	VA	256	464
242590.06	Bobby and Ruby Owens	03/24/1988	10.0000	Dickenson	VA	256	500
242590.07	Stewart Owens	03/24/1988	10.0000	Dickenson	VA	256	504
242591.01	Mildred Couch	03/29/1988	6.5100	Wise	VA	661	17
242592.01	Jane Couch and Delmar Harvey	03/29/1988	6.5110	Wise	VA	661	21
242593.01	Rual Fuller, Jr.	04/07/1988	23.1400	Dickenson	VA	252	140
242594.01	Franklin C. and Ruth A. Ellis	03/05/1988	88.4400	Dickenson	VA	252	149
242594.02	William and Mary N. Pressley	03/05/1988	88.4400	Dickenson	VA	252	153
242594.03	Ross C. Miller, et al.	03/05/1988	88.4400	Dickenson	VA	252	157
242594.04	Harry Lee and Eva O. Pressley	03/05/1988	88.4400	Dickenson	VA	252	161
242594.05	Thelma J. Connelly	03/05/1988	88.4400	Dickenson	VA	252	474

7

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242594.06	Michael C. Colley	03/05/1988	88.4400	Dickenson	VA	252	478
242594.07	Jack M. Colley, Sr.	03/05/1988	88.4400	Dickenson	VA	252	753
242594.08	Patricia W. Pressley, et al.	03/05/1988	88.4400	Dickenson	VA	253	410
242598.01	Ponzell Salyers, et al.	02/18/1988	5.0000	Dickenson	VA	252	165
242599.01	Luther T. & Lela E. Clay	03/29/1988	11.1000	Wise	VA	661	25
242600.01	John G. and Helen B. Markham	03/19/1988	16.8020	Wise	VA	661	12
242601.01	C & K Coal Company, Inc.	03/30/1988	9.5000	Wise	VA	661	436
242602.01	Jennings and Ruth Woods	04/08/1988	8.5000	Dickenson	VA	252	275
242612.01	Frank Harold and Carol A. Markham	04/15/1988	5.0000	Wise	VA	661	431
242613.01	Jobie H. and Peggy S. Wood	04/08/1988	8.5000	Dickenson	VA	252	482
242626.01	Richard Turner	05/18/1988	10.0000	Dickenson	VA	252	781
242634.02	Bonnie Hay, Widow	04/24/2003	25.0000	Dickenson	VA	389	409
242634.05	Irene W. Fuller, Single	04/29/2003	25.0000	Dickenson	VA	389	413
242634.07	Kenny G. and Sidney G. Compton	09/21/2003	25.0000	Dickenson	VA	394	346
242634.10	Herby W. and Theda C. Webster	03/26/2003	25.0000	Dickenson	VA	403	599
242634.12	Ray Garrett	05/05/2003	25.0000	Dickenson	VA	389	723
242634.13	Carl James & Wandee Lee Garrett	04/28/2003	25.0000	Dickenson	VA	390	53
242634.16	Arthur and Willa Faye Garrett	05/05/2003	25.0000	Dickenson	VA	389	401
242634.18	Phyllis Willis	05/05/2003	25.0000	Dickenson	VA	389	405
242634.19	Ernest and Marla Barnett, Jr.	04/05/2005	25.0000	Dickenson	VA	413	349
242634.20	Sue and Buster Altizer	03/21/2005	25.0000	Dickenson	VA	413	353
242634.21	Jewell H. Barnett	04/27/2005	25.0000	Dickenson	VA	413	548
242634.22	Ruth Barnett, et al.	06/30/2004	25.0000	Dickenson	VA	401	592
242635.01	Cowan and Oma Branham	05/20/1988	10.0000	Dickenson	VA	253	430
242636.01	Genella and Luther E. Stanley	06/08/1988	0.7300	Dickenson	VA	253	434
242637.01	Dorothy Z. McGhee	05/05/1988	39.5200	Dickenson	VA	253	343
242637.02	Bradley T. and Joyce B. McGhee	05/05/1988	39.5200	Dickenson	VA	253	347
242637.03	Geraldine C. and/or Ralph LaFonn	05/05/1988	39.5200	Dickenson	VA	253	351
242637.04	Helen M. and Henley Altizer	05/05/1988	39.5200	Dickenson	VA	253	355
242637.05	Troy L. and Myrtle J. McGhee	05/05/1988	39.5200	Dickenson	VA	253	359
242637.06	Edith and Megallan Burgess	05/05/1988	39.5200	Dickenson	VA	253	363
242637.07	Roy E. and Ruth N. McGhee	05/05/1988	39.5200	Dickenson	VA	253	361
242637.08	A. Marcella Eanes	05/05/1988	39.5200	Dickenson	VA	253	371

8

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242637.09	Gladys J. and Kenneth Toney	05/05/1988	39.5200	Dickenson	VA	253	375
242637.10	Nathan C. and Rebecca Guess, Jr.	05/05/1988	39.5200	Dickenson	VA	254	251
242637.11	Alsace Lorraine Wisnewski	05/05/1988	39.5200	Dickenson	VA	254	255
242637.12	Curtis F. and Doris A. McGhee	05/05/1988	39.5200	Dickenson	VA	254	259
242637.13	Louise J. Hill	05/05/1988	39.5200	Dickenson	VA	255	131
242637.14	Earl Dewey, et ux.	05/05/1988	39.5200	Dickenson	VA	255	121
242637.15	Ruby E. Gauden	05/05/1988	39.5200	Dickenson	VA	255	477
242637.16	John W. McGhee	05/05/1988	39.5200	Dickenson	VA	255	481
242637.17	Billy Joe and Barbara Hankins	05/05/1988	39.5200	Dickenson	VA	255	485
242637.18	Irvin S. Spruill	05/05/1988	39.5200	Dickenson	VA	256	265
242637.19	Donald A. and Betty J. Hankins	05/05/1988	39.5200	Dickenson	VA	256	269
242637.20	Bonnie Lavonne Hankins	05/05/1988	39.5200	Dickenson	VA	256	273
242637.21	Winfred H. and Madeline McGhee	05/05/1988	39.5200	Dickenson	VA	256	277
242637.22	Vivian M. and Ralph Helton	05/05/1988	39.5200	Dickenson	VA	256	285
242637.23	Bobby W. and Cynthia Hankins	05/05/1988	39.5200	Dickenson	VA	256	281
242637.24	Gladys L. Cruey	05/05/1988	39.5200	Dickenson	VA	256	289
242637.25	Jack McGhee, II	05/05/1988	39.5200	Dickenson	VA	256	293
242637.26	Garland M. McGhee	05/05/1988	39.5200	Dickenson	VA	256	297
242637.27	Earl J. and Ruth A. McGhee	05/05/1988	39.5200	Dickenson	VA	257	300
242637.28	Nina B. and Belve M. Palmer	05/05/1988	39.5200	Dickenson	VA	257	296
242637.29	Clarence E. and Virginia Wyatt	05/05/1988	39.5200	Dickenson	VA	257	292
242637.30	Margie Lee Wyatt, et al.	05/05/1988	39.5200	Dickenson	VA	257	304
242637.31	Diane M. and Charles Gilbert	05/05/1988	39.5200	Dickenson	VA	257	532
242637.32	Britten E. McGhee	05/05/1988	39.5200	Dickenson	VA	258	172
242637.33	John and Leatha McGhee	04/28/1989	39.5200	Dickenson	VA	259	491
242637.34	Gaynell Lawson	03/11/1992	39.5200	Dickenson	VA	283	636
242637.35	Lora G. and Edward C. Swann	03/11/1992	39.5200	Dickenson	VA	283	640
242637.36	Randall J. Keene	03/10/1992	39.5200	Dickenson	VA	283	608
242637.37	Barbara S. Evrett, et al.	03/10/1992	39.5200	Dickenson	VA	283	611
242637.38	Roger and Mary Jamison	03/10/1992	39.5200	Dickenson	VA	284	740
242637.39	Junior and Arbutus McGhee	08/29/1992	39.5200	Dickenson	VA	288	350
242640.01	Roy and Thelma McKnight	06/22/1988	10.0000	Dickenson	VA	254	83
242641.01	Verlin and Glenda Wampler	06/08/1988	4.0000	Dickenson	VA	254	97

9

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242642.01	Lena Hill	05/23/1988	1.0800	Dickenson	VA	254	102
242643.01	Victor B. and Susan Mullins	05/26/1988	35.0000	Dickenson	VA	254	87
242644.01	Roy Lee Wampler, et al.	05/24/1988	1.5000	Dickenson	VA	254	92
242645.01	Patsy Barton	06/07/1988	25.0000	Dickenson	VA	253	426
242645.02	Vickie and David Turner	06/17/1988	25.0000	Dickenson	VA	254	106
242645.03	Sue Willis	06/15/1988	25.0000	Dickenson	VA	254	110
242645.04	Rufus Willis, et al.	06/23/1988	25.0000	Dickenson	VA	254	263
242645.05	James and Myra Barton	06/21/1988	25.0000	Dickenson	VA	257	64
242645.06	Gary Willis	12/22/1988	25.0000	Dickenson	VA	257	60
242645.07	Rebecca Willis	06/15/1988	25.0000	Dickenson	VA	257	56
242645.08	Matthew and Adam Willis	02/17/1989	25.0000	Dickenson	VA	258	176
242645.09	Mary Jean Willis	02/17/1989	25.0000	Dickenson	VA	258	180
242653.01	Ronnie Ray and Sharyn Robinette	05/11/1988	37.3700	Wise	VA	666	104
242653.02	Victor and Alan Robinette	05/11/1988	37.3700	Wise	VA	666	100
242653.03	Judy and John M.Kelch	05/11/1988	37.3700	Wise	VA	667	88
242653.04	Wanda Sue and Benny Galinus	05/11/1988	37.3700	Wise	VA	667	92
242653.05	Patricia and Neil Ginsberg	05/11/1988	37.3700	Wise	VA	670	421
242653.06	Jimmy and Carol Skeen	05/11/1988	37.3700	Wise	VA	670	417
242653.07	Wilma A. Skeen	05/11/1988	37.3700	Wise	VA	672	216
242656.01	Luther and Lela E. Clay	07/27/1988	4.1000	Wise	VA	677	684
242656.02	Thomas C. Lawson, et ux.	06/06/1989	4.1000	Wise	VA	680	685
242657.01	Richard and Priscilla Turner	06/29/1988	1.0000	Dickenson	VA	254	267
242658.01	Elwood C. Hall, et al.	07/15/1988	50.0000	Dickenson	VA	256	4
242680.01	Asa M. and Edith Kilgore	08/23/1988	25.0000	Dickenson	VA	255	489
242680.02	Roberta D. Kilgore	08/23/1988	25.0000	Dickenson	VA	255	493
242680.03	Ruth Kilgore	08/23/1988	25.0000	Dickenson	VA	255	497
242680.04	Frances Wentworth, et al.	08/23/1988	25.0000	Dickenson	VA	255	501
242680.05	Craig Roger Clark	08/23/1988	25.0000	Dickenson	VA	256	261
242680.06	Virginia L. and Robert Graska	08/23/1988	25.0000	Dickenson	VA	256	508
242681.01	Ethelle H. Young, et al.	08/23/1988	2.5000	Dickenson	VA	256	117
242681.02	Fay H. Dunn	08/23/1988	2.5000	Dickenson	VA	256	12
242689.01	George H. and Olzie Rose	08/23/1988	11.9000	Dickenson	VA	256	110
242695.01	Dickenson County School Board	11/11/1988	2.2100	Dickenson	VA	256	472

10

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242696.01	Ruth Ann and Rual Fuller	10/25/1988	15.1200	Dickenson	VA	256	468
242737.01	Clarence Homer Crawford, Jr.	02/09/1989	1.7900	Wise	VA	676	295
242741.01	Evelyn Yates, Single	01/19/2004	76.0000	Dickenson	VA	400	693
242742.01	Billy R. and Joyce A. Crawford	02/21/1989	0.6200	Wise	VA	676	295
242762.01	Gorman Wood	02/17/1989	8.5000	Dickenson	VA	258	188
242763.01	Phyllis J. and David Bush	03/27/1989	11.9999	Wise	VA	677	680
242775.03	Vester and Donna Woods	03/29/2004	15.0000	Dickenson	VA	400	697
242775.04	Clay and Pheoba Woods	03/29/2004	15.0000	Dickenson	VA	400	689
242775.05	Sammy Sykes	02/10/2004	15.0000	Dickenson	VA	398	580
242775.06	Fern Coleman, Widow	05/19/2006	15.0000	Dickenson	VA	427	79
242783.01	John H. and Theta Hay Artrip	03/30/2004	10.0000	Dickenson	VA	400	691
242787.01	United States Department of the Interior, Bureau of Land Management	06/01/1989	395.1900	Dickenson	VA	264	643
242788.01	United States Department of the Interior, Bureau of Land Management	06/01/1989	578.8900	Dickenson	VA	264	635
242790.01	United States Department of the Interior, Bureau of Land Management	06/01/1989	454.2100	Dickenson	VA	264	682
242792.01	United States Department of the Interior, Bureau of Land Management	06/01/1989	593.4300	Dickenson	VA	264	661
242793.01	United States Department of the Interior, Bureau of Land Management	06/01/1989	79.1390	Dickenson	VA	264	671
242798.01	Carroll and Anna Lee Bartley	04/20/1989	12.5000	Dickenson	VA	258	662
242803.01	Stella and Ruben Sykes	04/27/1989	18.6200	Dickenson	VA	258	784
242804.01	Clifton and Joann Gilbert	04/08/1989	3.1940	Dickenson	VA	258	788
242804.02	Melissa Ann Gilbert, et al.	02/15/1990	3.1940	Dickenson	VA	264	593
242805.01	Calvin L. Gilbert	04/08/1989	5.8000	Dickenson	VA	258	792
242806.01	C. D. and Clara Gilbert	04/08/1989	3.6500	Dickenson	VA	258	796
242806.02	Christopher Clay Gilbert	02/15/1990	3.6500	Dickenson	VA	264	597
242807.01	James D. and Sherry Potter	04/22/1989	12.5000	Dickenson	VA	259	1
242808.01	Buster and Brenda Willis	05/04/1989	35.0000	Dickenson	VA	259	5
242812.01	Sunny J. and Patricia Barton	05/23/1989	12.0000	Dickenson	VA	259	157
242820.01	Mack B. and Lorena B. Hay	04/17/2004	10.0000	Dickenson	VA	401	723
242821.01	Terry H. Gortney, Single	03/10/1999	10.0000	Dickenson	VA	347	217

11

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242832.01	James R. and Cleta H. Bartley	04/18/1989	12.0000	Dickenson	VA	260	116
242833.01	Maude Rose	05/23/1994	40.0000	Dickenson	VA	302	625
242833.03	Nola Moore, Widow	04/18/1994	40.0000	Dickenson	VA	300	614
242833.04	James L. Rose, Single	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.05	Steve A. Rose, Widower, et al.	04/26/1994	40.0000	Dickenson	VA	303	302
242833.06	Bonnie Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.07	Bascom Deel, Widower	07/25/1994	40.0000	Dickenson	VA	304	201
242833.08	Dorothy M. Tipton, Widow	04/04/1994	40.0000	Dickenson	VA	303	298
242833.09	Harold Wayne and Lucille Rose	04/04/1994	40.0000	Dickenson	VA	301	606
242833.10	Leonard and Aliese Sykes	04/04/1994	40.0000	Dickenson	VA	300	41
242833.11	S. S. Stevenson, Widower	07/25/1994	40.0000	Dickenson	VA	303	310
242833.12	Faye R. and Harold C. Stanley	04/05/1994	40.0000	Dickenson	VA	301	644
242833.13	Virginia Mae and Grover C. Rakes	04/06/1994	40.0000	Dickenson	VA	301	610
242833.14	Paul L. and Mary F. Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.15	Nannie Tipton Colley, Widow	04/06/1994	40.0000	Dickenson	VA	300	45
242833.16	Lillie T. Herron, Widow	04/06/1994	40.0000	Dickenson	VA	301	614
242833.17	Snoda Rose, Widow	04/06/1994	40.0000	Dickenson	VA	303	314
242833.18	John C. and Patricia E. Rose	04/06/1994	40.0000	Dickenson	VA	300	195
242833.19	W. C. and Shirley Ann Tipton	04/06/1994	40.0000	Dickenson	VA	300	618
242833.20	Mae Ellyson	04/06/1994	40.0000	Dickenson	VA	300	205
242833.21	Ruby and Robert Messer	04/06/1994	40.0000	Dickenson	VA	301	618
242833.22	Charlotte Lee and Roy Musick	04/07/1994	40.0000	Dickenson	VA	300	622
242833.23	Joe R. and Emma Sykes	04/07/1994	40.0000	Dickenson	VA	300	209
242833.24	Douglas D. and Frances M. Tate	04/07/1994	40.0000	Dickenson	VA	300	213
242833.25	Carlos and Deborah Rose, Jr.	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.26	Barbara Sue and Larry Younce	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.27	Phyllis Ann and Bobby Byrd	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.28	Oscar and Norma Tipton	04/07/1994	40.0000	Dickenson	VA	300	217
242833.29	Rebecca and John Max	04/07/1994	40.0000	Dickenson	VA	300	626
242833.30	Kenneth and Betty Rose	11/09/1994	40.0000	Dickenson	VA	262	247
242833.31	Ruby and Woodrow Hall	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.32	Ethel R. Hall, Widow	04/27/1994	40.0000	Dickenson	VA	304	156
242833.33	Connie Rose	04/27/1994	40.0000	Dickenson	VA	302	629

12

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242833.34	Paul W. and Kathleen Ann Rose	11/09/1994	40.0000	Dickenson	VA	262	219
242833.35	Arvil and Mary Rose	04/28/1994	40.0000	Dickenson	VA	300	630
242833.36	Reed L. and Cathy A. Shell	08/16/1994	40.0000	Dickenson	VA	304	142
242833.37	Frances and James L. Zimmerman	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.38	Susan and Jimmy L. Williams	04/28/1994	40.0000	Dickenson	VA	308	412
242833.39	Diane and Regginald Persia	04/28/1994	40.0000	Dickenson	VA	303	629
242833.40	Aubrey Rose, Widower	04/28/1994	40.0000	Dickenson	VA	301	622
242833.41	Billy Joyce and Robert E. Cline	11/05/1994	40.0000	Dickenson	VA	264	122
242833.42	Cynthia L. and Lee V. Morris	04/28/1994	40.0000	Dickenson	VA	301	229
242833.43	Joseph A. Bailey	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.44	Lotus Triplett, Widow	05/19/1994	40.0000	Dickenson	VA	302	333
242833.45	Gene G. and Mary A. Rose	04/28/1994	40.0000	Dickenson	VA	304	209
242833.46	Lorna Mullineaux	09/10/1992	40.0000	Dickenson	VA	288	262
242833.47	Walter and Betty Rose, Jr.	09/10/1992	40.0000	Dickenson	VA	288	354
242833.48	Millard F. and Carolyn Rose	09/10/1992	40.0000	Dickenson	VA	288	358
242833.49	Thomas L. and Rosemary Rose	09/10/1992	40.0000	Dickenson	VA	289	135
242833.50	Glen and Alicia Rose	09/10/1992	40.0000	Dickenson	VA	290	785
242833.51	Igene Crotty	09/10/1992	40.0000	Dickenson	VA	290	789
242833.52	Sarah C. and Frank Parsons	09/10/1992	40.0000	Dickenson	VA	290	793
242833.53	Katherine Difibaugh	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.54	Jerry Blake	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.55	Hattie Anthony	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.56	Rosemarie and David Berkau	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.57	Richard and Barbara Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.58	Madeline S. and Robert Robinson	03/25/1994	40.0000	Dickenson	VA	301	198
242833.59	Donna Enaughn and Donald Forish	06/29/1994	40.0000	Dickenson	VA	302	337
242833.60	Rose Levaugh Besseck	06/29/1994	40.0000	Dickenson	VA	302	340
242833.61	Martha L. Deel, Single	07/25/1994	40.0000	Dickenson	VA	304	205
242833.62	Jack Wayne Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.63	Lacy Carrol and Debra Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.64	Ella Mae Frailey, Single	03/25/1994	40.0000	Dickenson	VA	308	490
242833.65	Billy Ray Rose, Single	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool
242833.66	Kenneth Warren Rose	11/09/1994	40.0000	Dickenson	VA	Force Pool	Force Pool

13

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242850.01	Derek L. and Elaine R. Kennedy	05/23/1994	8.0294	Dickenson	VA	303	318
242861.01	Ferrell Eugene and Nona Bea Rose	08/28/1989	11.0000	Dickenson	VA	261	428
242866.01	Carma and Freddie A. Tipton	06/14/1994	8.9000	Dickenson	VA	301	648
242879.01	Ivis Kerr Thomason	09/12/1989	78.0000	Dickenson	VA	261	452
242879.02	Alpha K. Smith	09/12/1989	78.0000	Dickenson	VA	261	457
242879.03	Meyland Kerr Brickey	09/12/1989	78.0000	Dickenson	VA	262	263
242879.04	Edith Kerr and Rayner Deskins	09/12/1989	78.0000	Dickenson	VA	275	304
242888.01	Caroln Sue Tyree, Widow	07/18/1994	9.0000	Dickenson	VA	302	637
242905.01	Herbert D. and Lenoir Jones, II	10/15/1989	5.0000	Dickenson	VA	263	42
242907.01	Vayard and Lola Hall	08/19/1994	109.0000	Dickenson	VA	304	191
242907.02	Therlow James Hall	08/19/1994	109.0000	Dickenson	VA	304	217
242907.03	Nelma Manasco	08/19/1994	109.0000	Dickenson	VA	304	191
242907.04	Woodrow Hall, Single	09/14/1994	109.0000	Dickenson	VA	304	439
242907.05	Van A. and Sarah Hall	08/19/1994	109.0000	Dickenson	VA	305	41
242907.06	Norman and Tommie Hall	09/16/1994	109.0000	Dickenson	VA	304	443
242907.07	Helen S. Hall	09/04/1992	109.0000	Dickenson	VA	288	282
242907.08	Irene Christmas	09/04/1992	109.0000	Dickenson	VA	288	390
242907.09	Mabel H. Fields	09/04/1992	109.0000	Dickenson	VA	289	603
242907.10	David L. Hall	09/04/1992	109.0000	Dickenson	VA	289	607
242907.11	Robert L. and Dorsie M. Hall	09/04/1992	109.0000	Dickenson	VA	289	611
242907.12	Ethel R. Hall	09/04/1992	109.0000	Dickenson	VA	290	485
242907.13	Barbara and Warren Colley	09/04/1992	109.0000	Dickenson	VA	290	489
242907.14	Nancy Cunningham	09/04/1992	109.0000	Dickenson	VA	296	796
242907.15	Thelma Artrip, et al.	09/04/1992	109.0000	Dickenson	VA	296	381
242907.16	Jackie and Barbara Mullins	09/04/1992	109.0000	Dickenson	VA	296	800
242907.17	Lonzo Mullins	09/04/1992	109.0000	Dickenson	VA	297	7
242929.01	A. J. Lambert, et al.	10/12/1989	31.9260	Dickenson	VA	265	15
242931.01	Beulah G. Phipps	10/04/1989	88.5600	Dickenson	VA	262	786
242931.02	Francis B. French	05/14/1991	88.5600	Dickenson	VA	274	513
242931.03	Catherine Stookey	05/14/1991	88.5600	Dickenson	VA	274	517
242931.04	Charles French, Widower	05/14/1991	88.5600	Dickenson	VA	274	521
242931.05	David B. and Jeanette French	05/14/1991	88.5600	Dickenson	VA	274	525
242931.06	Calvin and Joy French	05/14/1991	88.5600	Dickenson	VA	274	529

14

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242931.07	Glenda and Donald H. Lovegrove	05/14/1991	88.5600	Dickenson	VA	276	6
242935.01	Esther Counts	10/11/1989	130.0000	Dickenson	VA	262	763
242935.02	Paul David and Ann Renee Turner	10/11/1989	130.0000	Dickenson	VA	262	769
242935.03	Emma D. and Richard C. Raible	10/11/1989	130.0000	Dickenson	VA	264	106
242935.04	Rufus G. Turner	10/11/1989	130.0000	Dickenson	VA	264	605
242936.01	Paul David and Ann Renee Turner	11/01/1989	91.9999	Dickenson	VA	262	771
242936.02	Emma D. and Richard C. Raible	11/01/1989	91.9999	Dickenson	VA	264	102
242936.03	Rufus G. Turner	11/01/1989	91.9999	Dickenson	VA	264	609
242936.05	Paul Turner, et al.	10/27/1989	91.9999	Dickenson	VA	262	106
242936.06	Madeleine Kantor	11/14/1989	91.9999	Dickenson	VA	262	390
242936.07	Allene Mutter	11/14/1989	91.9999	Dickenson	VA	262	404
242936.08	Yvonne Wolfe	11/14/1989	91.9999	Dickenson	VA	262	443
242936.09	Betty Jean Domby	11/28/1989	91.9999	Dickenson	VA	262	450
242936.10	Jay L. Mutter	11/14/1989	91.9999	Dickenson	VA	262	57
242936.11	William Herndon, Jr.	12/28/1989	91.9999	Dickenson	VA	262	457
242936.12	Darryl L. and Juliette R. Turner	12/20/1995	91.9999	Dickenson	VA	314	775
242937.01	Roberta D. Kilgore	11/07/1989	50.8000	Dickenson	VA	263	660
242937.02	Ruth Kilgore, et al.	11/07/1989	50.8000	Dickenson	VA	264	141
242937.03	Craig Roger Clark	11/07/1989	50.8000	Dickenson	VA	264	601
242937.04	Frances A. Wentworth, et al.	11/07/1989	50.8000	Dickenson	VA	265	497
242937.05	Asa M. and Edith Kilgore	11/07/1989	50.8000	Dickenson	VA	266	130
242937.06	Virginia L. and Robert H. Graska	11/07/1989	50.8000	Dickenson	VA	266	411
242937.07	Stephen H. Brinkley	04/23/1993	50.8000	Dickenson	VA	Force Pool	Force Pool
242937.08	Frank Allen Kilgore	04/23/1993	50.8000	Dickenson	VA	Force Pool	Force Pool
242940.01	Lambert Land, LLC	01/05/2005	176.0000	Dickenson	VA			50000336	(2)
242941.01	Earl and Eliza K. Hill	12/12/1989	0.7500	Dickenson	VA	264	98
242942.01	Edna and Jimmie Mullins	12/06/1989	7.1900	Dickenson	VA	264	90
242951.01	George Ratliff, Jr.	12/06/1989	0.5000	Dickenson	VA	264	621
242951.02	Mitchell G. and Mona L. Tiller	02/27/1990	0.5000	Dickenson	VA	264	746
242953.01	Dorothy C. Large	02/19/1990	11.0200	Dickenson	VA	264	613
242953.02	Zella Large Hill	02/20/1990	11.0200	Dickenson	VA	264	617
242953.03	Lee and Zida Large	02/20/1990	11.0200	Dickenson	VA	264	750
242953.04	William Kedney Mullins	04/06/1990	11.0200	Dickenson	VA	266	134

15

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
242953.05	Barbara Sue and George Barrett	03/30/1990	11.0200	Dickenson	VA	266	415
242953.06	Anna Jean and Jesse G. Mowry	03/30/1990	11.0200	Dickenson	VA	266	419
242953.07	Victor and Fern Large	04/04/1990	11.0200	Dickenson	VA	266	483
242953.08	Joe A. and Lucille Mullins	04/24/1990	11.0200	Dickenson	VA	266	461
242953.09	Ella Mae Large	04/04/1990	11.0200	Dickenson	VA	267	767
242953.10	Ivis C. Large	03/30/1990	11.0200	Dickenson	VA	268	352
242971.01	Frances A. Wentworth, et al.	02/24/1990	84.0000	Dickenson	VA	265	522
242971.02	Ruth Kilgore, et al.	02/24/1990	84.0000	Dickenson	VA	265	526
242971.03	Craig Roger Clark	02/24/1990	84.0000	Dickenson	VA	265	531
242971.04	Roberta D. Kilgore	02/24/1990	84.0000	Dickenson	VA	266	423
242971.05	Asa M. and Edith Kilgore	05/14/1990	84.0000	Dickenson	VA	266	465
242971.06	Robert H. and Virginia Graska, Sr.	08/29/1992	84.0000	Dickenson	VA	288	266
242971.07	Stephen Brinkley	02/12/1993	84.0000	Dickenson	VA	Force Pool	Force Pool
242971.08	Frank Kilgore	02/12/1993	84.0000	Dickenson	VA	Force Pool	Force Pool
242972.01	S. H. G. Enterprises	02/20/1990	374.9400	Dickenson	VA	265	535
242988.01	James D. and Rita Jo South	03/12/2000	122.0000	Dickenson	VA	354	392
242995.01	Dominion Bank National Association	03/13/1990	15.0000	Dickenson	VA	266	445
242996.01	Lillian and Jimmie Counts	04/24/1990	0.9000	Dickenson	VA	266	441
243087.01	Faye Rose Breeding	08/14/1995	63.0000	Dickenson	VA	314	401
243087.02	Avery Eugene and Virginia Barton	02/28/2000	63.0000	Dickenson	VA	354	388
243087.03	Jerry Chester and Judy Barton	05/18/1995	63.0000	Dickenson	VA	314	405
243087.04	Michael Wayne and Brenda Barton	01/12/1999	1.6535	Dickenson	VA	Force Pool	Force Pool
243087.05	Kevin Dale and Fay Barton	01/12/1999	1.6535	Dickenson	VA	Force Pool	Force Pool
243087.06	Lowell Barton	01/12/1999	1.6535	Dickenson	VA	Force Pool	Force Pool
243132.01	June and Aubra L. Taylor	10/23/1990	191.0300	Dickenson	VA	270	455
243133.01	June Viers	10/24/1990	7.8900	Dickenson	VA	270	448
243134.01	June and Aubra L. Taylor	09/21/2000	64.9900	Dickenson	VA	360	413
243134.02	June Bowman Owens	10/10/2000	64.9900	Dickenson	VA	361	353
243134.03	Lowell and Rose Sutherland	09/01/2000	64.9900	Dickenson	VA	360	409
243141.01	Harley and Melissa Colley	03/09/1994	5.0000	Dickenson	VA	300	221
243157.01	Daniel B. Sutherland, et al.	11/21/1990	35.0200	Dickenson	VA	271	246
243157.02	Cowan Grayson Edwards	11/21/1990	35.0200	Dickenson	VA	271	252
243157.03	George D. Arrington, et al.	11/21/1990	35.0200	Dickenson	VA	271	258

16

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243157.04	Olney W. Edwards	08/27/1991	35.0200	Dickenson	VA	276	388
243158.01	Dewey B. Rasnick, et al.	12/22/1990	5.9500	Dickenson	VA	271	264
243158.02	Mildred A. and Danny Thomas	12/22/1990	5.9500	Dickenson	VA	272	47
243158.03	Eugene C. and Jeanne Rasnick	12/22/1990	5.9500	Dickenson	VA	272	517
243158.04	Evelyn and Joe Martinez	12/22/1990	5.9500	Dickenson	VA	273	59
243158.05	James and Jeanette Viers	12/22/1990	5.9500	Dickenson	VA	273	63
243158.06	Barbara and Paul Murdock	12/22/1990	5.9500	Dickenson	VA	273	67
243158.07	Clyde B. and Marie Rasnick	12/22/1990	5.9500	Dickenson	VA	273	80
243158.08	David Viers	12/22/1990	5.9500	Dickenson	VA	276	83
243158.09	Clara and Charles Mullins	12/22/1990	5.9500	Dickenson	VA	273	80
243158.10	Dosa Mae and John Turner	12/22/1990	5.9500	Dickenson	VA	277	567
243158.11	Edgar M. and Edith Rasnick	12/22/1990	5.9500	Dickenson	VA	278	274
243158.12	Leah and James E. Sutherland	01/14/1992	5.9500	Dickenson	VA	284	366
243158.13	Asa C. and Hazel Rasnick	06/30/1992	5.9500	Dickenson	VA	286	507
243158.14	Frances Boyd	01/17/1991	5.9500	Dickenson	VA	Force Pool	Force Pool
243158.15	Nolan C. Rasnick	01/17/1991	5.9500	Dickenson	VA	Force Pool	Force Pool
243161.01	Sandlick Presbyterian Chapel	12/29/1990	0.4700	Dickenson	VA	271	562
243162.01	Richard Wade and Rita O. Edwards	12/28/1990	4.2000	Dickenson	VA	271	566
243166.01	H. C. and Anne Jackson	01/15/1991	15.0000	Dickenson	VA	271	571
243166.02	Helen J. Sutherland	01/15/1991	15.0000	Dickenson	VA	271	574
243166.03	Earl G. and Hazel Jackson	01/15/1991	15.0000	Dickenson	VA	271	578
243166.04	Mae C. Colley	01/15/1991	15.0000	Dickenson	VA	272	51
243166.05	Hansel and Ruth Fleming	01/15/1991	15.0000	Dickenson	VA	272	25
243166.06	V. F. and Katherine Jackson	01/15/1991	15.0000	Dickenson	VA	272	29
243166.07	Mary C. and Noel French	01/15/1991	15.0000	Dickenson	VA	272	791
243166.08	Burns and Pauline Childress	01/15/1991	15.0000	Dickenson	VA	272	795
243166.09	Fern and Harold E. Lawley	01/15/1991	15.0000	Dickenson	VA	274	146
243166.10	Danny and Dinah Stratton	01/15/1991	15.0000	Dickenson	VA	272	799
243166.11	James H. and Shirley Trimble	01/15/1991	15.0000	Dickenson	VA	273	1
243166.12	Don B. Trimble	01/15/1991	15.0000	Dickenson	VA	274	134
243166.13	Francis and June T. Burchett	01/15/1991	15.0000	Dickenson	VA	273	5
243166.14	Joe and Bonnie T. Holsen	01/15/1991	15.0000	Dickenson	VA	273	9
243166.15	Virginia Porter	01/15/1991	15.0000	Dickenson	VA	273	13

17

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243166.16	Laura E. and Roy R. Russell	01/15/1991	15.0000	Dickenson	VA	273	20
243166.17	Ruby T. Lewis	01/15/1991	15.0000	Dickenson	VA	273	88
243166.18	Josephine and John R. Craig	01/15/1991	15.0000	Dickenson	VA	273	580
243166.19	Carson and Alice Jackson	01/15/1991	15.0000	Dickenson	VA	273	591
243166.20	Geraldine and Adoephus Haney	01/15/1991	15.0000	Dickenson	VA	273	595
243166.21	James L. and Phillis F. Bennett	01/15/1991	15.0000	Dickenson	VA	273	606
243166.22	William E. and Margaret Jackson	01/15/1991	15.0000	Dickenson	VA	273	610
243166.23	William G. Jackson	01/15/1991	15.0000	Dickenson	VA	274	162
243166.24	Bonnie Ward	01/15/1991	15.0000	Dickenson	VA	274	166
243166.25	Timothy Earl Jackson	01/15/1991	15.0000	Dickenson	VA	274	170
243166.26	Stanford and Katherine Childress	01/15/1991	15.0000	Dickenson	VA	274	174
243166.27	Wilhemina Proctor	01/15/1991	15.0000	Dickenson	VA	275	758
243166.28	Fred C. and Lois Jackson	01/15/1991	15.0000	Dickenson	VA	275	763
243166.29	J. H. Mandt, et al.	01/15/1991	15.0000	Dickenson	VA	275	765
243166.30	Pamela Lee and Alex Ferguson	01/15/1991	15.0000	Dickenson	VA	276	103
243166.31	James N. Jackson	01/17/1991	15.0000	Dickenson	VA	Force Pool	Force Pool
243166.32	Teresa and Harold Mann	01/17/1991	15.0000	Dickenson	VA	Force Pool	Force Pool
243166.33	Jerry R. and Ann Trimble	01/17/1991	15.0000	Dickenson	VA	Force Pool	Force Pool
243166.34	Cecil C. Childress	01/17/1991	15.0000	Dickenson	VA	Force Pool	Force Pool
243179.01	Nelson C. Edwards, et al.	02/12/1991	0.3000	Dickenson	VA	272	217
243182.01	Ruth Ann Fuller, Single	06/02/1997	100.0000	Buchanan	VA	464	630
243185.01	Brice and Allene Sykes	02/14/1991	0.0500	Dickenson	VA	272	443
243196.01	Jerryl and Clara Jean Raines	02/14/1991	0.1500	Dickenson	VA	273	25
243317.12	Jeffery Robert Weaver	08/30/2004	93.3400	Buchanan	VA	611	556
243324.01	Ruth Ann and Rual Fuller	03/25/1991	35.5000	Dickenson	VA	273	614
243325.01	Garland and Linda D. Vance, Jr.	02/16/1991	3.0000	Dickenson	VA	273	618
243342.01	Madeline and Harold Presley	05/04/1991	10.2900	Dickenson	VA	274	142
243343.01	Willard and Audrey Newberry	04/17/1991	144.8000	Buchanan	VA	377	220
243344.01	Furl and Vickie Newberry	04/17/1991	225.6000	Buchanan	VA	377	224
243351.01	Ellen Compton, Widow	05/02/2001	14.9700	Dickenson	VA	367	662
243355.01	Darrell and Jean O’Quinn	05/07/1991	20.9200	Dickenson	VA	274	533
243401.01	Richard W. and Rita Edwards	10/14/1991	128.0000	Dickenson	VA	277	607
243401.02	Edward and Rebecca J. Galyon	10/14/1991	128.0000	Dickenson	VA	277	611

18

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243407.01	William A. and Alberta Buchanan	10/11/1991	13.0050	Wise	VA	721	96
243407.02	James D. and Pat Hamm	10/11/1991	13.0050	Wise	VA	722	458
243407.03	Virginia Rose Coleman	10/11/1991	13.0050	Wise	VA	722	455
243407.04	Billy Wayne and Debbie Coleman	10/11/1991	13.0050	Wise	VA	723	67
243407.05	Ida Buchanan, et al.	11/17/1993	13.0050	Wise	VA	771	267
243510.01	C. J. and Audrey Nora Moore	11/19/1996	21.3510	Dickenson	VA	324	391
243512.01	Jerry D. and Mary L. Sutherland	12/04/1991	44.4560	Dickenson	VA	282	142
243512.02	Emma and Jim O’Quinn	12/04/1991	44.4560	Dickenson	VA	282	146
243512.03	James D. and Mary Sue Sutherland	12/04/1991	44.4560	Dickenson	VA	282	150
243512.04	Robert K. and Betty Sutherland	12/04/1991	44.4560	Dickenson	VA	282	154
243512.05	Harry P. and Ethel I. Sutherland	12/04/1991	44.4560	Dickenson	VA	281	480
243512.06	Paula Sutherland and Billy King	12/04/1991	44.4560	Dickenson	VA	273	107
243512.07	Peggy Craft	12/04/1991	44.4560	Dickenson	VA	282	167
243512.08	Donald and Nadine Farmer	12/04/1991	44.4560	Dickenson	VA	282	175
243512.09	Verna V. Bowman	12/04/1991	44.4560	Dickenson	VA	282	171
243512.10	Grayson and Barbara Sutherland	12/04/1991	44.4560	Dickenson	VA	282	179
243512.11	Mabel S. Hurst	12/04/1991	44.4560	Dickenson	VA	282	183
243512.12	Gene R. Wright	12/04/1991	44.4560	Dickenson	VA	282	187
243512.13	Brenda Lee Sutherland	12/04/1991	44.4560	Dickenson	VA	282	191
243512.14	Alice Hunt	12/04/1991	44.4560	Dickenson	VA	283	120
243512.15	Charlene Merle Sutherland	12/04/1991	44.4560	Dickenson	VA	283	124
243512.16	Bob and Dorothy Quesenberry	12/04/1991	44.4560	Dickenson	VA	283	128
243512.17	Richard and Leola Quesenberry	12/04/1991	44.4560	Dickenson	VA	283	132
243512.18	Kate Joyce Sutherland	12/04/1991	44.4560	Dickenson	VA	283	136
243512.19	Maynard and Jeannie Quesenberry	12/04/1991	44.4560	Dickenson	VA	283	54
243512.20	Roy Sutherland	12/04/1991	44.4560	Dickenson	VA	283	59
243512.21	Opal S. Ashworth	12/04/1991	44.4560	Dickenson	VA	283	62
243512.22	Richard Wright	12/04/1991	44.4560	Dickenson	VA	283	66
243512.23	Emma Cochran	12/04/1991	44.4560	Dickenson	VA	283	70
243512.24	Kerry and Bertha Sutherland	12/04/1991	44.4560	Dickenson	VA	283	74
243512.25	Richard L. and Roma Edwards	12/04/1991	44.4560	Dickenson	VA	283	78
243512.26	Larry and Margaret M. Sutherland	12/04/1991	44.4560	Dickenson	VA	283	458
243512.27	Ruth Rakes	12/04/1991	44.4560	Dickenson	VA	283	482

19

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243512.28	Shelia and Billy Branham	12/04/1991	44.4560	Dickenson	VA	283	486
243512.29	R. C. and Betty Younce	12/04/1991	44.4560	Dickenson	VA	283	414
243512.30	Larry and Barbara Younce	12/04/1991	44.4560	Dickenson	VA	283	82
243512.31	Harold and Margaret Spangler	12/04/1991	44.4560	Dickenson	VA	283	435
243512.32	Iris Zeuschner	12/04/1991	44.4560	Dickenson	VA	283	439
243512.33	Leonard E. and Eileen M. Branham	12/04/1991	44.4560	Dickenson	VA	283	443
243512.34	Bobby L. and Minnie M. Stanley	12/04/1991	44.4560	Dickenson	VA	283	454
243512.35	Burnard and Dorothy Younce	12/04/1991	44.4560	Dickenson	VA	283	447
243512.36	H. Clayton Davis	12/04/1991	44.4560	Dickenson	VA	283	644
243512.37	Frank and Linda Stanley	12/04/1991	44.4560	Dickenson	VA	283	648
243512.38	Kathleen and Adron Counts	12/04/1991	44.4560	Dickenson	VA	283	652
243512.39	Frances J. and Dexter McPherson	12/04/1991	44.4560	Dickenson	VA	283	656
243512.40	Georgia Eden	12/04/1991	44.4560	Dickenson	VA	283	660
243512.41	Rita Joyce and Richard E. Nickel	12/04/1991	44.4560	Dickenson	VA	284	744
243512.42	Christene and Johnny Harrison	12/04/1991	44.4560	Dickenson	VA	284	748
243512.43	Earl W. and Marilyn Sharon	12/04/1991	44.4560	Dickenson	VA	284	752
243512.44	Judy and Edward Hopkins	12/04/1991	44.4560	Dickenson	VA	284	756
243512.45	Charlene S. Kinnick	12/04/1991	44.4560	Dickenson	VA	284	760
243512.46	David J. and Robin Pfohl	12/04/1991	44.4560	Dickenson	VA	284	764
243512.47	Sara Benitez Stanley	12/04/1991	44.4560	Dickenson	VA	284	768
243512.48	Gary Nolan	12/04/1991	44.4560	Dickenson	VA	284	772
243512.49	Carla and Keith Berry	12/04/1991	44.4560	Dickenson	VA	284	776
243512.50	Betty and Vergil Sykes	12/04/1991	44.4560	Dickenson	VA	284	780
243512.51	Evelyn E. and Louis J. Underwood	12/04/1991	44.4560	Dickenson	VA	284	784
243512.52	Leon Earl Younce	12/04/1991	44.4560	Dickenson	VA	284	370
243512.53	Betty and Buddy Moore	12/04/1991	44.4560	Dickenson	VA	284	374
243512.54	Imogene and James Williams	12/04/1991	44.4560	Dickenson	VA	285	557
243512.55	Connie and Doug Allred	12/04/1991	44.4560	Dickenson	VA	285	561
243512.56	Thomas B. Nolan	12/04/1991	44.4560	Dickenson	VA	286	579
243512.57	Micheal A. and Gail Kinnick	12/04/1991	44.4560	Dickenson	VA	286	583
243512.58	Marsha N. Chadwick	12/04/1991	44.4560	Dickenson	VA	288	233
243512.59	Clifton and Margaret Younce	12/04/1991	44.4560	Dickenson	VA	287	102
243516.01	Harold C. and Virginia A. Barton	01/06/1992	5.0000	Dickenson	VA	281	499

20

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243726.01	Fred and Marie O’Quinn	03/15/1992	20.0000	Dickenson	VA	283	86
243823.01	Albert C. and Eva Mae Adkins	05/19/1992	58.1000	Dickenson	VA	285	9
243823.02	A.J. and Alma L. McKinney	05/26/1992	58.1000	Dickenson	VA	284	378
243844.01	Bobby Kerns and Evon Stanley	05/28/2002	11.9200	Dickenson	VA	378	148
243846.01	Jennifer B. and Brown Osborne	07/06/1998	353.5000	Dickenson	VA	338	246
243846.02	Benjamin H. and Ethel Beshears	07/07/1998	353.5000	Dickenson	VA	338	401
243846.03	Jennifer B. Osborne, Trustee	07/08/1998	353.5000	Dickenson	VA	342	249
243846.04	Susan B. and Terry Odom	10/26/1998	353.5000	Dickenson	VA	340	696
243846.05	Steven G. and Kimberly Beshears	10/26/1998	353.5000	Dickenson	VA	345	710
243846.06	Bobby Kenneth White	10/26/1998	353.5000	Dickenson	VA	345	715
243847.01	Fred C. and Lois B. Jackson	06/02/1992	30.0000	Dickenson	VA	285	582
243847.02	William E. and Margaret Jackson	06/02/1992	30.0000	Dickenson	VA	285	586
243847.03	Wilhelmina Proctor	06/02/1992	30.0000	Dickenson	VA	285	590
243847.04	James L. and Phillis F. Bennett	06/02/1992	30.0000	Dickenson	VA	285	594
243847.05	John R. and Josephine Craig, Jr.	06/02/1992	30.0000	Dickenson	VA	285	598
243847.06	Stanford and Katherine Childress	06/02/1992	30.0000	Dickenson	VA	285	602
243847.07	James H. and Shirley Trimble	06/02/1992	30.0000	Dickenson	VA	285	606
243847.08	Timothy Earl Jackson	06/02/1992	30.0000	Dickenson	VA	285	610
243847.09	June and Francis Burchett	06/02/1992	30.0000	Dickenson	VA	285	614
243847.10	Ruby T. Lewis	06/02/1992	30.0000	Dickenson	VA	285	618
243847.11	Joe and Bonnie T. Holsen	06/02/1992	30.0000	Dickenson	VA	286	597
243847.12	Virginia C. Porter	06/02/1992	30.0000	Dickenson	VA	286	601
243847.13	Danny and Dinah Stratton	06/02/1992	30.0000	Dickenson	VA	286	605
243847.14	Adoephus and Geraldine Haney	06/02/1992	30.0000	Dickenson	VA	286	518
243847.15	V. F. and Katherine Jackson	06/02/1992	30.0000	Dickenson	VA	286	522
243847.16	Helen J. Sutherland	06/02/1992	30.0000	Dickenson	VA	286	526
243847.17	H. C. and Anne Jackson	06/02/1992	30.0000	Dickenson	VA	286	530
243847.18	Earl G. and Hazel Jackson	06/02/1992	30.0000	Dickenson	VA	286	534
243847.19	Burns and Pauline Childress	06/02/1992	30.0000	Dickenson	VA	287	106
243847.20	Mary C. and Noel French	06/02/1992	30.0000	Dickenson	VA	287	110
243847.21	Mae Colley Elswick	06/02/1992	30.0000	Dickenson	VA	287	216
243847.22	Ruth Fleming	09/28/1992	30.0000	Dickenson	VA	288	362
243847.23	William G. Jackson	10/07/1992	30.0000	Dickenson	VA	288	402

21

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243847.24	Bonnie L. Ward	06/02/1992	30.0000	Dickenson	VA	289	131
243847.25	Fern and Harold E. Lawley	11/13/1992	30.0000	Dickenson	VA	290	797
243847.26	Cecil C. Childress	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.27	Laura E. and Roy R. Russell	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.28		08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.29	Carson and Alice Jackson	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.30	Pamela Lee and Alex Ferguson	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.31	Marie W. Trimble	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.32	Mary Trimble, Widow	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.33	Bettie Trimble, Widow	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.34	J. H. and Mary T. Mandt	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.35	June T. Marty, Widow	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.36	May Murphy, Widow	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.37	Jerry R. and Ann Trimble	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.38	Don B. Trimble, Widower	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.39	Sara Lou and Darrell Kennedy	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.40	Alice G. and William R. Elkins	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.41	Hansel D. and Brenda S. Fleming	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.42	Sherrie Leigh Creech	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243847.43	Teresa and Harold Mann	08/18/1994	30.0000	Dickenson	VA	Force Pool	Force Pool
243855.01	Lawrence and Anna Lou Colley	06/26/1992	20.0000	Buchanan	VA	405	195
243859.05	Lynn McFall, Single	06/19/2002	10.0000	Dickenson	VA	378	161
243859.07	Michael T. McFall, et ux.	06/19/2002	10.0000	Dickenson	VA	378	157
243870.01	Emily P. Baker, et al.	11/27/1990	23.5000	Dickenson	VA	272	96
243871.01	Mildred J. Patton, et al.	07/15/1992	29.5900	Dickenson	VA	286	550
243909.01	Christine and Boyce Fields	08/10/1992	16.0000	Dickenson	VA	287	135
243912.01	Nancy Elizabeth Counts	08/07/1992	111.0000	Russell	VA	401	770
243912.02	Tressa K. Patrick	08/19/1992	111.0000	Russell	VA	402	226
243912.03	Cecil L. and Julie A. Kiser	08/19/1992	111.0000	Russell	VA	402	230
243912.04	Wilma J. and Dale C. Porter, Jr.	08/19/1992	111.0000	Russell	VA	402	234
243912.05	Alcie B. Keen	08/19/1992	111.0000	Russell	VA	402	238
243912.06	Leon and Janice Kiser	08/19/1992	111.0000	Russell	VA	402	242
243912.07	Gaynell and Carl Edward Sampson	08/19/1992	111.0000	Russell	VA	402	246

22

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
243912.08	Diana D. Kiser	08/19/1992	111.0000	Russell	VA	402	250
243912.09	Samuel and Betty Sue Breeding, Jr.	08/19/1992	111.0000	Russell	VA	402	254
243912.10	Lillian B. and Percy V. Crane	08/19/1992	111.0000	Russell	VA	402	606
243912.11	Edith K. and David E. Wockenfuss	08/19/1992	111.0000	Russell	VA	402	610
243912.15	Ruby Marie and William C. Johnson	08/19/1992	111.0000	Russell	VA	403	379
243912.16	Blaine and Robin M. Owens	09/16/1992	111.0000	Russell	VA	404	700
243912.17	Deborah L. and Terry L. Tomlinson	08/19/1992	111.0000	Russell	VA	406	258
243912.18	Larry D. and Kathy A. Breeding	01/08/1993	111.0000	Russell	VA	406	604
243912.19	Lana O. Duty	01/16/1996	111.0000	Russell	VA	443	307
243917.01	Clyde Peak, et vir.	07/22/2002	0.8800	Dickenson	VA	378	115
243951.02	Barbara Boyd, Widow	10/07/2006	18.0000	Buchanan	VA	454	742
243951.03	Joyce Cantrell, Widow	10/07/2006	18.0000	Buchanan	VA	?	?
243957.01	J. D. and Lorraine Nicewonder, Jr.	02/09/1996	111.5000	Buchanan	VA	447	727
243957.02	Wilma N. and Charles Overbey	02/13/1996	111.5000	Buchanan	VA	446	438
243957.03	Donald and Etta Nicewonder	10/09/1996	111.5000	Buchanan	VA	455	1
243957.04	Garden Realty Corp.	06/09/1997	111.5000	Buchanan	VA	Force Pool	Force Pool
244053.01	Fern O. Ratliff	09/07/1990	26.9100	Dickenson	VA	269	59
244054.01	Steinman Development Company	10/14/1991	805.8900	Dickenson	VA	277	700		(2)
244312.01	Harry and Ethel I. Sutherland	10/21/1992	8.5500	Dickenson	VA	288	410
244312.02	Ruth Rakes	10/23/1992	8.5500	Dickenson	VA	288	414
244312.03	Richard L. and Roma Edwards	10/23/1992	8.5500	Dickenson	VA	288	418
244312.04	Roy Sutherland	10/22/1992	8.5500	Dickenson	VA	288	422
244312.05	Paula Sutherland and Billy King	10/21/1992	8.5500	Dickenson	VA	288	426
244312.06	Kate Joyce Sutherland	10/22/1992	8.5500	Dickenson	VA	290	597
244312.07	Larry and Margaret M. Sutherland	10/22/1992	8.5500	Dickenson	VA	290	663
244312.08	Bob and Dorothy Quesenberry	10/22/1992	8.5500	Dickenson	VA	290	659
244312.09	Brenda Lee Sutherland	10/22/1992	8.5500	Dickenson	VA	290	655
244312.10	Mabel S. Hurst	10/21/1992	8.5500	Dickenson	VA	290	651
244312.11	Grayson and Barbara Sutherland	10/22/1992	8.5500	Dickenson	VA	290	647
244312.12	Bobby L. and Minnie M. Stanley	10/23/1992	8.5500	Dickenson	VA	290	643
244312.13	Charlene S. Kinnick	10/22/1992	8.5500	Dickenson	VA	290	639
244312.14	Harold and Margaret Spangler	10/22/1992	8.5500	Dickenson	VA	290	635
244312.15	Richard and Leola Quesenberry	10/22/1992	8.5500	Dickenson	VA	290	631

23

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244312.16	Maynard and Jeannie Quesenberry	10/22/1992	8.5500	Dickenson	VA	290	621
244312.17	Frances Jean and Dexter McPherson	10/23/1992	8.5500	Dickenson	VA	290	617
244312.18	Rita Joyce and Richard E. Nickel	10/23/1992	8.5500	Dickenson	VA	290	613
244312.19	Charlene Sutherland	10/22/1992	8.5500	Dickenson	VA	290	609
244312.20	Opal S. Ashworth	10/22/1992	8.5500	Dickenson	VA	290	605
244312.21	Iris and Richard Zeuschner	10/22/1992	8.5500	Dickenson	VA	290	601
244312.22	Frank and Linda G. Stanley	10/23/1992	8.5500	Dickenson	VA	289	127
244312.23	Emma Cochran	10/23/1992	8.5500	Dickenson	VA	289	123
244312.24	Kerry P. and Bertha V. Sutherland	10/22/1992	8.5500	Dickenson	VA	289	119
244312.25	Kathleen and Adron Counts	11/10/1992	8.5500	Dickenson	VA	291	1
244312.26	Betty and Buddy Moore	11/16/1992	8.5500	Dickenson	VA	291	5
244312.27	Georgia Eden	10/22/1992	8.5500	Dickenson	VA	291	9
244312.28	Gary Nolan	11/16/1992	8.5500	Dickenson	VA	288	294
244312.29	Leonard E. and Eileen M. Branham	11/10/1992	8.5500	Dickenson	VA	288	303
244312.30	Alice V. Hunt	12/02/1992	8.5500	Dickenson	VA	291	13
244312.31	Earl W. and Marilyn Sharon	12/08/1992	8.5500	Dickenson	VA	289	439
244312.32	Jerry D. and Mary L. Sutherland	10/16/1992	8.5500	Dickenson	VA	289	493
244312.33	Vernie V. Sutherland Bowman	11/16/1992	8.5500	Dickenson	VA	289	497
244312.34	David J. and Robin Pfohl	01/04/1993	8.5500	Dickenson	VA	289	501
244312.35	Sara Benitez Stanley	11/16/1992	8.5500	Dickenson	VA	289	505
244312.36	Carla and Keith Berry	11/16/1992	8.5500	Dickenson	VA	291	342
244312.37	Thomas B. Nolan	11/16/1992	8.5500	Dickenson	VA	292	327
244312.38	Marsha Nolan Chadwick	04/20/1993	8.5500	Dickenson	VA	292	331
244312.39	Michael and Gail Kinnick	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.40	Connie and Doug Allred	04/07/1993	8.5500	Dickenson	VA	298	687
244312.41	Imogene and James Williams	08/25/1994	8.5500	Dickenson	VA	305	45
244312.42	Christene Harrison	08/25/1994	8.5500	Dickenson	VA	303	586
244312.43	Evelyn Underwood, Single	08/25/1994	8.5500	Dickenson	VA	303	590
244312.44	Judy and Edward Hopkins	08/25/1994	8.5500	Dickenson	VA	304	238
244312.45	Frances and Warren Younce	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.46	Burnard and Dorothy Younce	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.47	R. C. and Betty Younce	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.48	Betty and Vergil Sykes	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool

24

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244312.49	Clifton and Margaret Younce	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.50	Larry and Barbara Younce	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.51	Shelia and Billy Branham	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.52	James and Mary Sue Sutherland	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.53	Robert and Betty Sutherland	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.54	Emma and Jim O’Quinn	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.55	Peggy Craft	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.56	H. Clayton Davis	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.57	Donald and Nadine Farmer	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.58	Richard Wright	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.59	Gene Wright	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244312.60	Henry Sutherland	02/12/1993	8.5500	Dickenson	VA	Force Pool	Force Pool
244315.01	Nettie Glenn Kiser Wilson, Widow	11/10/2002	22.0000	Russell	VA	571	944
244315.02	Kennie O’Dell Kiser, et ux.	11/10/2002	22.0000	Russell	VA	571	948
244315.03	Alma Simerly, Widow	12/02/2002	22.0000	Russell	VA	571	952
244315.04	Lonnie Wilson, et ux.	12/02/2002	22.0000	Russell	VA	574	984
244315.05	Roland Delmar Kiser, et al.	08/17/2004	22.0000	Russell	VA	Force Pool	Force Pool
244316.01	Ray Bruce and Marie Powers	10/13/1992	53.0100	Dickenson	VA	288	430
244332.01	Nettie Glenn Wilson, Widow	12/02/1997	87.5000	Russell	VA	470	90
244332.02	Inas Counts	12/08/1997	87.5000	Russell	VA	470	94
244332.03	Anne J. Campbell, Widow	10/13/1997	87.5000	Russell	VA	468	614
244332.04	Delphia Combs, Widow	10/16/1997	87.5000	Russell	VA	468	610
244332.05	Pauline Butler	10/06/1997	87.5000	Russell	VA	472	823
244332.06	Pridemore Powers, et al.	11/11/1992	87.5000	Russell	VA	406	263
244332.07	Cecil and Irene Musick	12/05/1997	87.5000	Russell	VA	470	98
244332.08	James H. and Annie Bea Musick	12/05/1997	87.5000	Russell	VA	470	102
244332.09	Ruby Ethel Kiser, Single	12/05/1997	87.5000	Russell	VA	470	228
244332.10	Sarah E. Musick, Widow	12/15/1997	87.5000	Russell	VA	472	827
244332.11	Kennie O’Dell and Thelma Kiser	12/15/1997	87.5000	Russell	VA	472	815
244332.12	Willard Wilson, Single	12/15/1997	87.5000	Russell	VA	472	819
244332.13	Dallas Brooks, Single	01/26/1998	87.5000	Russell	VA	472	811
244332.14	Betty Musick, Widow	01/26/1998	87.5000	Russell	VA	473	539
244332.15	Alma Simerly, Widow	01/26/1998	87.5000	Russell	VA	473	543

25

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244332.16	Dorothy Johnson	02/15/1998	87.5000	Russell	VA	473	547
244332.17	Sally Musick, Widow	02/10/1998	87.5000	Russell	VA	473	551
244332.18	Hubert and Jo Anne Musick	01/26/1998	87.5000	Russell	VA	473	555
244332.19	Anita and Wayne Conaway	02/24/1998	87.5000	Russell	VA	475	518
244332.20	Maudie Stevens, Single	02/24/1998	87.5000	Russell	VA	475	530
244332.21	Donald Kiser, Single	03/14/1998	87.5000	Russell	VA	475	526
244332.22	Milton Musick, Single	02/15/1998	87.5000	Russell	VA	475	522
244332.23	Velva and Cloid Breeding	03/18/1998	87.5000	Russell	VA	475	514
244332.24	Bertie Counts, Widow	03/18/1998	87.5000	Russell	VA	475	510
244332.25	Elsie Mae Kiser, Widow	03/18/1998	87.5000	Russell	VA	475	506
244332.26	Donnie and Diann Kiser	02/24/1998	87.5000	Russell	VA	473	657
244332.27	Scarlet and Henry Baker	01/26/1998	87.5000	Russell	VA	473	661
244332.28	Sparker Floyd and Dolly Musick	01/26/1998	87.5000	Russell	VA	473	665
244332.29	Delphia and Roy Lee Wilson	02/24/1998	87.5000	Russell	VA	473	669
244332.30	Delphia Musick Ball, Widow	03/14/1998	87.5000	Russell	VA	475	502
244332.31	Elwood Musick, Single	03/03/1998	87.5000	Russell	VA	475	498
244332.32	Roland Delmar Kiser, Single	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.33	Alden and Ella Wilson	06/10/2000	87.5000	Russell	VA	514	382
244332.34	Curtis and Connie Wilson	06/10/2000	87.5000	Russell	VA	514	386
244332.35	Lonnie and Pam Wilson	06/10/2000	87.5000	Russell	VA	514	175
244332.36	Giles and Charlotte Wilson	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.37	Johnny Lee Rosenbaum, Single	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.38	Joe Canter	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.39	Alicia Rosenbaum, Single	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.40	Wanda L. and Evan Jones	06/10/2000	87.5000	Russell	VA	516	170
244332.41	Carolyn and Richard Rinehart	04/09/1998	87.5000	Russell	VA	615	307
244332.42	Sharon and Bobby Jones	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.43	Randall and Teresa A. Head	06/10/2000	87.5000	Russell	VA	514	390
244332.44	Ama Kiser Vance, Widow	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.45	James and Christine Kiser	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.46	Nellie Kiser; Wells, Single	09/22/1998	87.5000	Russell	VA	484	20
244332.47	Lila Elizabeth Kiser, Single	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.48	Margaret Marie Kiser Heirs	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool

26

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244332.49	Elaine Craft Heirs	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.50	William A. and Slyvia Kiser	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.51	Woodrow Childs, Widower	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.52	Thelma Musick, Widow	04/09/1998	87.5000	Russell	VA	610	518
244332.53	Ina Musick, Widow	06/10/2000	87.5000	Russell	VA	514	378
244332.54	Raymond and Patsy Musick	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.55	Samuel and Linda Musick	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.56	Mildred and Claude Kendrick	04/09/1998	87.5000	Russell	VA	612	929
244332.57	Edith and William B. Matson	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.58	Fred and Allie Musick	04/09/1998	87.5000	Russell	VA	Force Pool	Force Pool
244332.60	Vadie and Edwin Blankenship	04/09/1998	87.5000	Russell	VA	610	522
244332.61	Brenda and James A. Courtney	07/26/1998	87.5000	Russell	VA	481	283
244332.62	Ronnie Gilbert and Vicki Gilbert	04/26/2004	87.5000	Russell	VA	610	526
244332.63	Regina Gilbert, Widow	04/23/2004	87.5000	Russell	VA	610	510
244332.64	Lorraine Critchfield and Meredith Critchfield, her husband	04/28/2004	87.5000	Russell	VA	612	933
244332.65	Brenda Whitt and Ferrell Whitt	04/30/2004	87.5000	Russell	VA	612	937
244332.66	Billie M. and Catherine L. Gilbert	05/20/2004	87.5000	Russell	VA	612	941
244332.67	Arlen Combs and Violet Combs	04/28/2004	87.5000	Russell	VA	612	945
244332.68	Phyllis Keene, Single	04/28/2004	87.5000	Russell	VA	615	311
244332.69	Greta Shaw and Robert L. Shaw\	05/04/2004	87.5000	Russell	VA	615	315
244332.70	Jean Bryan, Single	05/04/2004	87.5000	Russell	VA	615	319
244332.71	Charlotte Lewis, Single	04/28/2004	87.5000	Russell	VA	618	386
244332.72	Sharon Preacher and Edward L. Preacher	04/28/2004	87.5000	Russell	VA	618	390
244332.73	Oakley Eugene Perkins and Dorothy Perkins, his wife	05/10/2004	87.5000	Russell	VA	618	394
244332.74	Gladys Crawford and Carl Crawford	04/28/2004	87.5000	Russell	VA	618	398
244332.76	Hubert R. Musick, et al.	09/21/2004	1.4282	Russell	VA	Force Pool	Force Pool
244335.01	Beulah Hallman, Single	09/12/1992	104.1500	Dickenson	VA	289	98
244335.02	Lillie Mae and Wilfred Stone	09/12/1992	104.1500	Dickenson	VA	289	509
244335.03	Paul Hill	09/12/1992	104.1500	Dickenson	VA	290	493
244335.04	Tranber and Suzanne Hill	09/12/1992	104.1500	Dickenson	VA	290	497

27

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244335.05	Rayferd and Betty Hill	11/09/1994	104.1500	Dickenson	VA	Force Pool	Force Pool
244335.06	Estil and Mona Hill	11/09/1994	104.1500	Dickenson	VA	Force Pool	Force Pool
244335.07	Kermit and Barbara Hill	11/09/1994	104.1500	Dickenson	VA	Force Pool	Force Pool
244335.08	Charlie and Cora Hill	11/09/1994	104.1500	Dickenson	VA	Force Pool	Force Pool
244335.09	Dorothy Newell	11/09/1994	104.1500	Dickenson	VA	Force Pool	Force Pool
244356.01	Oscar H. Counts, Jr. and Linda Counts	11/05/1992	37.0000	Dickenson	VA	290	729
244356.02	Mary L. and Bob Stinnet	11/05/1992	37.0000	Dickenson	VA	289	299
244356.03	Frank D. Counts, Single	11/05/1992	37.0000	Dickenson	VA	290	733
244356.04	Frances F. and Tom Jackson	11/05/1992	37.0000	Dickenson	VA	290	740
244362.01	Thomas R. Stanley, Sr., et ux.	11/12/2002	3.0000	Dickenson	VA	383	174
244403.01	Industrial Development Authority	12/02/2002	125.3820	Dickenson	VA	381	288
244409.01	Zinnia L. and James T. Combs	02/10/1993	89.7500	Dickenson	VA	290	445
244409.02	Edwin G. Bowman	02/10/1993	89.7500	Dickenson	VA	290	746
244409.03	Vernie Bowman, et al.	02/10/1993	89.7500	Dickenson	VA	290	750
244409.04	Mabel A. and Phillip E. Taylor	02/10/1993	89.7500	Dickenson	VA	290	754
244409.05	Eugene W. and Jean O. Bowman	02/10/1993	89.7500	Dickenson	VA	291	114
244409.06	Elmer L. Bowman	02/10/1993	89.7500	Dickenson	VA	292	335
244427.01	Clarence and Debra J. Truax, Jr.	02/21/1993	63.9600	Dickenson	VA	291	346
244432.01	James H. and Carmie Keen	03/08/1993	232.0240	Buchanan	VA	407	368
244432.02	Elden L. and Lena B. Keen	03/08/1993	232.0240	Buchanan	VA	407	372
244432.03	Sharlene Presley	03/08/1993	232.0240	Buchanan	VA	407	376
244432.04	Marie and Stanley Eck	03/08/1993	232.0240	Buchanan	VA	407	380
244432.05	Willie K. and Helen Peggy Keen	03/08/1993	232.0240	Buchanan	VA	407	384
244432.06	Arville and Bernice Keen	03/08/1993	232.0240	Buchanan	VA	407	388
244432.07	Oakley Lockhart	03/08/1993	232.0240	Buchanan	VA	407	392
244432.08	Kenneth and Yvonne Keen	03/08/1993	232.0240	Buchanan	VA	407	396
244432.09	Grayson R. and Shirley Perkins	03/08/1993	232.0240	Buchanan	VA	407	400
244432.10	Ella E. Sabol	03/08/1993	232.0240	Buchanan	VA	407	404
244432.11	Geneva and Marshall Presley	03/08/1993	232.0240	Buchanan	VA	407	408
244432.12	Audrey P. and Kenneth Harris	03/08/1993	232.0240	Buchanan	VA	410	372
244432.13	Clayton K. and Ann Perkins	03/08/1993	232.0240	Buchanan	VA	410	368
244432.14	Eunice K. Ray	03/08/1993	232.0240	Buchanan	VA	410	364
244432.15	Edna K. Owens	03/08/1993	232.0240	Buchanan	VA	414	235

28

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244432.16	Fannie and J. R. Van Dyke	07/07/1994	232.0240	Buchanan	VA	426	73
244432.17	David G. Keen, Single	03/08/1993	232.0240	Buchanan	VA	428	540
244432.18	Dallas and Blanche Ratliff	11/08/1995	232.0240	Buchanan	VA	443	540
244432.19	Howell and Gola Presley	11/20/1995	232.0240	Buchanan	VA	443	834
244432.20	Benny H. and Charlotte Breeding	10/30/1995	232.0240	Buchanan	VA	443	830
244432.21	Bobbie Ratliff	11/17/1995	232.0240	Buchanan	VA	444	684
244432.22	Ruth McFarlane, Widow	11/17/1995	232.0240	Buchanan	VA	444	712
244432.23	Quenton and Linda Ratliff	11/21/1995	232.0240	Buchanan	VA	444	708
244432.24	Draper P. Street	11/20/1995	232.0240	Buchanan	VA	444	700
244432.25	Ilene P. Compton	11/20/1995	232.0240	Buchanan	VA	444	705
244432.26	Elsie Ratliff, Widow	11/21/1995	232.0240	Buchanan	VA	444	696
244432.27	Arlene and James E. Lambert	11/21/1995	232.0240	Buchanan	VA	444	692
244432.28	Robert Ratliff	11/21/1995	232.0240	Buchanan	VA	444	688
244432.29	Temple and Garnell Gilbert	11/20/1995	232.0240	Buchanan	VA	446	194
244432.30	Gail and David Rasnake	12/20/1995	232.0240	Buchanan	VA	446	198
244432.31	Juanita P. and Theodore Tiller	11/20/1995	232.0240	Buchanan	VA	446	202
244432.32	Vernon E. and Nancy K. Ratliff	01/11/1996	232.0240	Buchanan	VA	447	89
244432.33	Lois and Steve M. Hubbard	01/11/1996	232.0240	Buchanan	VA	454	737
244432.34	Peggy E. and Danny Cox	10/22/1996	232.0240	Buchanan	VA	456	30
244432.35	Joe Ann and Johnny Compton	10/22/1996	232.0240	Buchanan	VA	457	251
244432.36	Jerry D. Perkins, Married	10/15/1996	232.0240	Buchanan	VA	457	706
244432.37	Jackie Perkins, Married	10/15/1996	232.0240	Buchanan	VA	457	711
244432.38	Joe Perkins (Life Estate)	10/15/1996	232.0240	Buchanan	VA	457	716
244432.39	Ransome Breeding, Married	10/15/1996	232.0240	Buchanan	VA	460	223
244432.40	Harriet Owens, Married	10/15/1996	232.0240	Buchanan	VA	460	227
244432.41	Matawaska and Clara S. Presley	10/15/1996	232.0240	Buchanan	VA	460	229
244432.42	Annette B. Compton	10/15/1996	232.0240	Buchanan	VA	460	225
244432.43	Sandra M. and Kenneth Shankin	01/02/1996	232.0240	Buchanan	VA	461	449
244432.44	Martin E. and Beverly Ratliff	04/19/1997	232.0240	Buchanan	VA	462	1
244432.45	Avis L. and Janet L. Ratliff	04/19/1997	232.0240	Buchanan	VA	462	5
244432.46	Michael Ratliff	10/02/1996	232.0240	Buchanan	VA	462	9
244432.47	Judy Tedesco, Single	04/20/1997	232.0240	Buchanan	VA	462	13
244432.48	Blanche Rasnake, Widow	04/20/1997	232.0240	Buchanan	VA	462	17

29

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244432.49	Rocky Ratliff, Single	04/20/1997	232.0240	Buchanan	VA	462	21
244432.50	Rissie Ottaway, Widow	05/06/1997	232.0240	Buchanan	VA	462	839
244432.51	Hazel E. Boyd, Widow	04/20/1997	232.0240	Buchanan	VA	462	843
244432.52	Weinthal and Linda B. Lockhart	04/20/1997	232.0240	Buchanan	VA	462	847
244432.53	Joy and Roy W. Brown	05/12/1997	232.0240	Buchanan	VA	463	736
244432.54	Scarlett and John Alt Breeding	03/03/1997	232.0240	Buchanan	VA	464	634
244432.55	Marla and Billy J. Jackson	05/06/1997	232.0240	Buchanan	VA	465	87
244432.56	Reva and Glen Bedwell	05/12/1997	232.0240	Buchanan	VA	473	596
244441.01	Jeffrey C. and Betty Sue Kennedy	03/31/1993	2.7100	Dickenson	VA	292	124
244442.01	Lesa Kennedy Moore, et al.	03/10/1993	9.0000	Dickenson	VA	292	128
244488.01	Pittston Resources, Inc.	N/A	0.0000	Wise	VA	N/A	N/A		(6)
244510.01	Channe R. and Peggy R. Barton	04/16/1993	10.9600	Dickenson	VA	Force Pool	Force Pool
244559.01	Bonnie Deel, Widow	07/17/2003	0.2296	Dickenson	VA	392	683
244561.01	Barbara Sue Deel	07/17/1993	1.0000	Dickenson	VA	294	151
244591.01	Gladwell and Ellis Bowman	07/30/1993	37.7800	Dickenson	VA	295	92
244615.01	Walter and Ella Mae Coleman	08/23/1993	2.0000	Dickenson	VA	295	212
244616.01	Charlie and Ada Deel	07/20/1993	0.2800	Dickenson	VA	295	216
244617.01	Jerry D. and Mary Lee Sutherland	08/31/1993	1.1250	Dickenson	VA	295	220
244636.01	Roy E. and Sellma C. Owens	08/09/1993	2.5000	Dickenson	VA	295	658
244637.01	Chad M. and Patsy M. Barton	08/05/1993	7.8500	Dickenson	VA	295	662
244638.01	Channe R. and Peggy Barton	08/19/1993	1.5400	Dickenson	VA	295	666
244648.01	James R. and Cleta Bartley	08/31/1993	0.5600	Dickenson	VA	296	373
244666.01	Lorene Sue and Sidney Stanley	08/23/1993	0.4000	Dickenson	VA	297	29
244666.02	Elmer and Virgie Wright	11/01/1993	0.4000	Dickenson	VA	297	33
244683.01	Elmer and Virgie Wright	10/04/1993	1.0000	Dickenson	VA	297	45
244687.01	Barnum Powers, Jr. and Eliz. Powers	06/16/1993	0.6600	Dickenson	VA	Force Pool	Force Pool
244687.02	Franklin Powers, Single	06/16/1993	0.6600	Dickenson	VA	Force Pool	Force Pool
244687.03	Darrell C. and Dorothy Powers	06/16/1993	0.6600	Dickenson	VA	Force Pool	Force Pool
244687.04	Gaynell and Clair Sykes	06/16/1993	0.6600	Dickenson	VA	Force Pool	Force Pool
244687.05	Betty Lou Powers, Widow	06/16/1993	0.6600	Dickenson	VA	Force Pool	Force Pool
244692.01	Brenda Joyce Willis	11/23/1993	3.0000	Dickenson	VA	297	540
244693.01	Diana T. Owens	11/26/1993	0.2500	Dickenson	VA	297	544
244694.01	Spencer Eugene and Betty Swiney	10/19/1993	2.0800	Dickenson	VA	297	548

30

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244707.01	Howard C. and Helen J. Holifield	12/17/1993	0.7500	Dickenson	VA	297	614
244708.01	Helen S. Owens	12/01/1993	13.1500	Dickenson	VA	305	353
244709.01	Robert R. and Theresa Senter	12/01/1993	28.4956	Dickenson	VA	297	626
244710.01	Ralph and Joan Steele	11/26/1993	1.5000	Dickenson	VA	297	622
244711.01	James R. and Debbie Colley	10/24/1993	1.9300	Dickenson	VA	297	780
244712.01	Denny and Sharon M. Long, et al.	01/04/1994	30.9750	Dickenson	VA	297	784
244712.02	Joseph R. and Tabitha G. Long	01/25/1994	30.9750	Dickenson	VA	298	466
244712.03	Judy L. Manuel, Single	01/25/1994	30.9750	Dickenson	VA	298	470
244712.04	Timothy R. and Vera V. Long	01/25/1994	30.9750	Dickenson	VA	298	474
244713.01	Elmer Moore	11/26/1993	0.2500	Dickenson	VA	297	788
244714.01	Kelsie Willis	01/06/1994	0.5400	Dickenson	VA	297	792
244718.01	Amos and Gladys Willis	12/11/1993	0.5000	Dickenson	VA	298	1
244728.01	A. J. Lambert, et al.	02/04/1994	53.7200	Dickenson	VA	298	793
244729.01	Albert C. and Eva Adkins	02/14/1994	428.3400	Dickenson	VA	298	682
244733.01	Teresa A. Edwards, Single	01/26/1994	0.7110	Dickenson	VA	298	550
244738.01	Darrell and Deborah Lynn Yates	02/10/1994	0.6000	Dickenson	VA	298	796
244746.01	Wilma Overbey	02/21/1994	16.0000	Dickenson	VA	300	17
244746.02	Wilma Overbey	02/21/1994	16.0000	Dickenson	VA	303	594
244749.01	James T. and Pricilla A. Deel	11/23/1993	1.6900	Dickenson	VA	300	49
244750.01	Darrol W. Poston, Single	03/29/1994	1.0000	Dickenson	VA	300	53
244751.01	Lambert Land, L.P.	02/07/1994	100.2400	Dickenson	VA	303	221
244761.01	Nola R. Moore, Widow	05/03/1994	4.0000	Dickenson	VA	300	638
244761.02	Igene Crotty, Widow	05/20/1994	4.0000	Dickenson	VA	301	233
244761.03	Stephen A. Rose, Widower	05/10/1994	4.0000	Dickenson	VA	301	237
244761.04	Harold and Lucille Rose	06/07/1994	4.0000	Dickenson	VA	301	626
244761.05	Virginia Mae and Grover Rakes	05/24/1994	4.0000	Dickenson	VA	302	654
244761.06	James and Donna Rose	05/23/1994	4.0000	Dickenson	VA	305	49
244761.07	Donna and Donald Forish	10/26/1994	4.0000	Dickenson	VA	305	333
244761.08	Lacy and Debra Rose	11/19/1994	4.0000	Dickenson	VA	305	574
244761.09	Madeline Sue and Robert Robinson	11/10/1994	4.0000	Dickenson	VA	305	570
244761.10	Bill and Dollie Rose	11/19/1994	4.0000	Dickenson	VA	305	566
244761.11	Rose Lavaughn Besseck, Single	11/29/1994	4.0000	Dickenson	VA	306	161
244761.12	Maude Rose, Single	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool

31

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244761.13	Ethel R. Hall, Widow	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.14	Bonnie Rose, Widow	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.15	Jerry Blake, Single	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.16	Millard F. and Carolyn Rose	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.17	Phyllis Ann and Bobby Byrd	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.18	Jack and Mary C. Rose	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.19	Kenneth and Betty Rose	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244761.20	Ella Mae Frailey, Widow	12/13/1994	4.0000	Dickenson	VA	Force Pool	Force Pool
244765.01	Lawrence and Anna Lou Colley	08/26/1994	10.0000	Buchanan	VA	426	522
244768.01	Fon and Lois Hill	05/11/1994	6.8300	Dickenson	VA	300	759
244769.01	Fon and Lois Hill	05/11/1994	55.2800	Dickenson	VA	300	763
244769.02	Bonnie Deel, Widow	05/11/1994	55.2800	Dickenson	VA	300	767
244769.03	James Kermit Hale	05/11/1994	55.2800	Dickenson	VA	300	772
244769.04	Barbara Sue Deel	05/11/1994	55.2800	Dickenson	VA	300	775
244769.05	Leonard and June Hill	05/11/1994	55.2800	Dickenson	VA	301	241
244770.01	Frank E. and Pauline Beverly	05/09/1994	3.0000	Dickenson	VA	300	779
244770.02	Jack and Joyce Beverly	05/09/1994	3.0000	Dickenson	VA	301	202
244770.03	Evins and Bessie Musick	05/09/1994	3.0000	Dickenson	VA	300	783
244770.04	Ruby and Emory Creekmore	10/24/1994	3.0000	Dickenson	VA	305	337
244770.05	Roy and Charlotte Musick	10/24/1994	3.0000,	Dickenson	VA	305	341
244770.06	Rufus and Eunice Musick	11/16/1994	3.0000	Dickenson	VA	305	562
244770.07	Roger and Emma Lou Musick	11/16/1994	3.0000	Dickenson	VA	306	437
244771.01	Bertha Barton Smith, et al.	05/20/1994	6.3800	Dickenson	VA	301	206
244774.01	June and Garland Stiltner	05/18/1994	4.1000	Dickenson	VA	301	210
244783.01	Willie and Ada Willis	06/30/1994	0.7700	Dickenson	VA	302	660
244783.02	Elmer and Vergie Wright	06/30/1994	0.7700	Dickenson	VA	302	664
244783.03	Oda Willis Fuller, Widow	06/30/1994	0.7700	Dickenson	VA	302	668
244783.04	Manilla Counts Bell, Widow	06/30/1994	0.7700	Dickenson	VA	302	672
244783.05	Joan and Ralph Steele	06/30/1994	0.7700	Dickenson	VA	302	676
244783.06	Betty Jo Garrett, Widow	06/30/1994	0.7700	Dickenson	VA	302	680
244783.07	Omel and Phyliss G. Willis	06/30/1994	0.7700	Dickenson	VA	303	225
244783.08	Vera and Wiley Owens	06/30/1994	0.7700	Dickenson	VA	303	229
244783.09	Carrie O’Quinn, Widow	06/30/1994	0.7700	Dickenson	VA	303	233

32

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244783.10	Brenda Joyce Willis, Widow	06/30/1994	0.7700	Dickenson	VA	303	237
244783.11	Anisteen and Holiff Burchett	06/30/1994	0.7700	Dickenson	VA	303	241
244783.12	Kitty Sue Counts	06/30/1994	0.7700	Dickenson	VA	303	245
244783.13	Earl Bernard and Rosemary Willis	06/30/1994	0.7700	Dickenson	VA	303	641
244783.14	Marie and Roy R. Wallace	06/30/1994	0.7700	Dickenson	VA	303	645
244783.15	Beulah Owens, Widow	06/30/1994	0.7700	Dickenson	VA	303	649
244783.16	Kelsey Willis, Widow	06/30/1994	0.7700	Dickenson	VA	304	221
244783.17	Fay Willis and Jackie Hall	06/30/1994	0.7700	Dickenson	VA	303	598
244783.18	Carolyn Lois Large, Single	06/30/1994	0.7700	Dickenson	VA	303	602
244783.19	Allen and Teresa Willis	06/30/1994	0.7700	Dickenson	VA	303	606
244783.20	Ray and Thelma Willis	06/30/1994	0.7700	Dickenson	VA	304	447
244783.21	Marie Willis, Widow	11/21/1994	0.7700	Dickenson	VA	306	449
244783.22	Nina Counts	01/30/1995	0.7700	Dickenson	VA	307	349
244783.23	Brenda Gail and Trent S. Collins	01/30/1995	0.7700	Dickenson	VA	307	464
244783.24	Bana Willis, Jr., and Janice M. Willis	01/30/1995	0.7700	Dickenson	VA	307	468
244783.25	Juanita Wilson	01/30/1995	0.7700	Dickenson	VA	307	472
244783.26	Darlene J. and Alva A. Anderson	02/13/1995	0.7700	Dickenson	VA	308	420
244783.27	Mae Willis and Grady Joe Mullins	02/13/1995	0.7700	Dickenson	VA	308	424
244783.28	Jack Willis, Single	02/24/1995	0.7700	Dickenson	VA	308	440
244783.29	Mary Sue and Robert Kerwin	01/30/1995	0.7700	Dickenson	VA	308	432
244783.30	Amos and Gladys Willis	02/24/1995	0.7700	Dickenson	VA	308	494
244783.31	June and Garland Stiltner	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.32	Jerry Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.33	Duster and Sue Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.34	Chris and Patricia Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.35	Tommy and Sharon Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.36	Patricia A. and Danny Mullins	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.37	Cynthia and William Snead	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.38	Carolyn and Gary Crow	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.39	Marsha Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.40	Jetty Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.41	Shanna Beth Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.42	Heather Dawn Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool

33

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244783.43	Deborah Willis Kirby, Single	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.44	Linda Lou Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.45	Johnny Counts	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.46	Hillard Counts	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.47	Bobby Joe and Mary Counts	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.48	Joseph E. and Darlene Mullins	01/30/1995	0.7700	Dickenson	VA	311	745
244783.49	Angie Counts and Allen Davis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.50	Avery Coe Counts, Single	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.51	William Clyde and Gina Counts	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.52	Elsie Counts and Duncan Altman	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.53	Kelver Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.54	Sexter Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.55	Carol B. Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.56	Fran Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.57	Shirley Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.58	Ralph Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.59	Kathy Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.60	Norman Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.61	Trossy and Berry Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.62	Trossy and Berry Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.63	Hansford Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.64	Mary and Tom Lindsay	01/09/1995	0.7700	Dickenson	VA	311	749
244783.65	Jackie Boyd	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.66	Ula and Willis Compton	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.67	Betty Boyd	01/09/1995,	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.68	Betty R. Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.69	Neville and Marge Willis	08/22/1995	0.7700	Dickenson	VA	312	9
244783.70	Gervis Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.71	Trula Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.72	Gleama Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.73	Didema Anderson	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.74	Kathleen and Jack Mullins	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.75	Ervin and Lois Wright	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool

34

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244783.76	Irene Willis	01/09/1995	0.7700	Dickenson	VA	Force Pool	Force Pool
244783.77	Doris Willis	01/09/1995	0.7700	Dickenson	VA	302	660
244785.01	Manilla Counts Bell	06/22/1994	1.5000	Dickenson	VA	302	684
244786.01	Channe R. and Peggy R. Barton	01/06/1994	59.5000	Dickenson	VA	302	689
244788.01	James R. Silcox	06/30/1994	2.2000	Dickenson	VA	303	249
244789.01	Fred N. and Katherine Kiser	08/03/1994	41.8700	Dickenson	VA	303	653
244789.02	Bessie Kiser, Widow	08/01/1994	41.8700	Dickenson	VA	303	610
244789.03	William R. Kiser, Jr. and Nancy Kiser	08/03/1994	41.8700	Dickenson	VA	303	614
244789.04	Roy Curtis and Virginia Kiser	08/03/1994	41.8700	Dickenson	VA	304	242
244789.05	Teresa Chandler, Single	08/08/1994	41.8700	Dickenson	VA	304	451
244789.06	Cartha Kiser, Widow	08/08/1994	41.8700	Dickenson	VA	304	455
244789.07	Alona and Robert Bailey	08/08/1994	41.8700	Dickenson	VA	305	55
244789.10	Jackson L. and Carole Kiser, et al.	08/02/1994	41.8700	Dickenson	VA	306	643
244789.11	Janet D. Breeding	01/05/2005	41.8700	Dickenson	VA	409	357
244789.12	Lenora K. Davis	01/05/2005	41.8700	Dickenson	VA	409	361
244789.13	Diana and Pete Knight	01/05/2005	41.8700	Dickenson	VA	409	365
244789.14	Edward L. and Linda Kiser	01/05/2005	41.8700	Dickenson	VA	410	48
244789.15	Susan K. Perry	01/25/2005	41.8700	Dickenson	VA	410	440
244789.16	Naomi G. McAllister	02/01/2005	41.8700	Dickenson	VA	410	444
244790.01	Dennis Associates, Inc.	08/09/1994	248.4000	Buchanan	VA	426	526
244790.02	Sharon Breeding, Widow	09/18/1997	248.4000	Buchanan	VA	469	300
244790.03	Sandra Breeding, Single	09/18/1997	248.4000	Buchanan	VA	473	635
244790.04	Yvonne and Carl Ray	01/05/1998	248.4000	Buchanan	VA	473	640
244790.05	Udell and Roxie A. Breeding	01/05/1998	248.4000	Buchanan	VA	473	645
244790.06	Arthur F. and Kim Breeding	01/05/1998	248.4000	Buchanan	VA	473	650
244790.07	Zane F. and Alleen Breeding	01/05/1998	248.4000	Buchanan	VA	473	655
244790.08	Louise V. Allen, Single	01/05/1998	248.4000	Buchanan	VA	473	660
244790.09	Novelada E. Kahlau, Single	05/10/2004	248.4000	Buchanan	VA	597	15
244790.10	James D. Breeding, Sr. and Myrtle Breeding	04/19/1998	248.4000	Buchanan	VA	479	363
244790.11	Ken Titus and Karen Breeding	11/19/1997	248.4000	Buchanan	VA	Force Pool	Force Pool
244790.12	Beatrice P. and Robert Sutphine	11/19/1997	248.4000	Buchanan	VA	Force Pool	Force Pool
244790.13	Terri L. and Stephen Clark	04/19/1998	248.4000	Buchanan	VA	479	367

35

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244790.14	Joyce Breeding, Widow	05/10/2004	248.4000	Buchanan	VA	597	155
244792.01	Pittston Resources, Inc.	08/26/1994	18,861.4800	Wise Dickenson Buchanan Russell	VA	N/A 152 N/A N/A	N/A 281 N/A N/A		(5)
244798.01	Hulah L. Bentley, Single	07/19/1994	67.2200	Dickenson	VA	303	657
244798.02	John and Margaret Q. Greever	07/19/1994	67.2200	Dickenson	VA	304	246
244812.01	The University of Charleston	08/15/1997	481.3300	Buchanan	VA	469	17
244812.03	Meredith Ellis lqbal, Single	10/26/1994	481.3300	Buchanan	VA	431	447
244812.04	Carol C. and John C. Irvin	07/15/1997	481.3300	Buchanan	VA	466	803
244812.05	Helen C. Johnson	07/15/1997	481.3300	Buchanan	VA	466	799
244812.06	Frederick H. and Elene Combs	07/15/1997	481.3300	Buchanan	VA	466	801
244812.07	Martha Ellen Combs, Single	07/15/1997	481.3300	Buchanan	VA	466	797
244812.08	Garden Realty Corp.	02/28/2000	481.3300	Buchanan	VA	Force Pool	Force Pool
244813.01	Shrole, Inc.	10/19/1994	150.0010	Dickenson	VA	307	757
244814.01	Doyle C. Counts	04/01/1999	10.0000	Dickenson	VA	347	221
244823.01	Leonard Oscar and Trulah Powers	09/19/1994	16.2300	Dickenson	VA	Force Pool	Force Pool
244823.02	Bonnie and Edward H. Kiser	09/19/1994	16.2300	Dickenson	VA	Force Pool	Force Pool
244823.03	Sandra Powers Strickfaden	09/19/1994	16.2300	Dickenson	VA	Force Pool	Force Pool
244830.01	David A. and Vickie Lee	10/31/1994	25.0000	Dickenson	VA	305	558
244830.02	Jimmy E. and Linda Lee	10/31/1994	25.0000	Dickenson	VA	305	554
244831.01	Johnny L. and Loretta Y. Smith	11/18/1994	30.0000	Wise	VA	305	549
244835.01	Mary Turner Heirs	07/18/1994	6.9910	Dickenson	VA	Force Pool	Force Pool
244836.01	Mary Turner Heirs	07/18/1994	2.1670	Dickenson	VA	Force Pool	Force Pool
244837.01	Mark Mayes	07/18/1994	4.8470	Dickenson	VA	Force Pool	Force Pool
244838.01	Irvin and Lois A. Wright	05/20/1994	0.9600	Dickenson	VA	306	165
244894.01	Ted Allen and Pansy Baldwin	09/13/1999	50.0000	Buchanan	VA	497	536
244895.01	McKinley and Mary Jane Stanley	12/20/1994	2.6500	Dickenson	VA	306	453
244901.01	Marvin W. Keen, Widow	12/09/1994	57.0000	Buchanan	VA	433	801
244901.02	Inez Fletcher, Widow	12/09/1994	57.0000	Buchanan	VA	433	797
244901.03	Margaret Ownbey, Widow	12/09/1994	57.0000	Buchanan	VA	433	793
244901.04	Willie D. and Lula Ownbey	12/09/1994	57.0000	Buchanan	VA	433	789
244903.01	Glendene Bartley	02/06/1995	0.5000	Dickenson	VA	307	358

36

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244909.01	Ada Sammons, Single	11/08/1994	1.0000	Dickenson	VA	306	647
244911.01	Cumberland Plateau Housing	03/01/1995	15.8000	Dickenson	VA	308	498
244917.01	First Union National Bank	10/31/1994	67.4900	Dickenson	VA	308	504
244920.01	Rana Willis, Jr. and Janice M. Willis	01/09/1995	1.1500	Dickenson	VA	308	436
244920.02	Jack Willis, Single	02/24/1995	1.1500	Dickenson	VA	308	428
244920.03	Amos and Gladys Willis	02/24/1995	1.1500	Dickenson	VA	308	508
244920.04	Linda Lou Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.05	Chris and Patricia Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.06	Cynthia and William Snead	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.07	Tommy and Sharon Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.08	Carolyn and Gary Crow	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.09	Patricia A. and Danny Mullins	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.10	Brenda Joyce Willis, Widow	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.11	Marsha Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.12	Jetty Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.13	Shanna Beth Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.14	Heather Dawn Willis	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.15	Mae Willis and Grady Joe Mullins	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.16	Marie and Roy R. Wallace	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.17	Joann and Ralph Steele	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244920.18	Deborah Willis Kirby	01/09/1995	1.1500	Dickenson	VA	Force Pool	Force Pool
244921.01	Linda Lou Willis	01/09/1995	2.2400	Dickenson	VA	Force Pool	Force Pool
244922.01	Big Ridge Realty, Inc.	01/09/1995	1.7000	Dickenson	VA	Force Pool	Force Pool
244923.01	John Lowell and Rose Bartley	01/09/1995	21.2000	Dickenson	VA	Force Pool	Force Pool
244924.01	Nineteen Hole, Inc.	03/12/1995	8.2500	Dickenson	VA	308	444
244926.01	Clifford and Faye R. Hill	01/09/1995	2.6300	Dickenson	VA	Force Pool	Force Pool
244929.01	Trulah and Kedrick Taylor	01/09/1995	0.6600	Dickenson	VA	Force Pool	Force Pool
244930.01	Trulah and Kedrick Taylor	01/09/1995	1.1400	Dickenson	VA	Force Pool	Force Pool
244931.01	Billy J. and Debbie Powers	01/09/1995	0.8800	Dickenson	VA	Force Pool	Force Pool
244932.01	Donnie and Patty M. Counts	01/09/1995	0.0900	Dickenson	VA	Force Pool	Force Pool
244934.01	Carrie O’Quinn, Widow	01/09/1995	0.9600	Dickenson	VA	Force Pool	Force Pool
244935.01	Ricky and Mavis O’Quinn	01/09/1995	1.3100	Dickenson	VA	Force Pool	Force Pool
244936.01	Troy and Peggy O’Quinn	01/09/1995	0.7100	Dickenson	VA	Force Pool	Force Pool

37

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
244937.01	Jack and Kathleen Mullins	01/09/1995	0.7300	Dickenson	VA	Force Pool	Force Pool
244938.01	Vicki O’Quinn and Robert	01/09/1995	0.7100	Dickenson	VA	Force Pool	Force Pool
244939.01	Linda Lou Willis	01/09/1995	1.7900	Dickenson	VA	Force Pool	Force Pool
244940.01	Earnest A. and Faye M. Stanley	01/09/1995	1.7700	Dickenson	VA	Force Pool	Force Pool
244941.01	United Mine Workers of America	01/09/1995	0.1700	Dickenson	VA	Force Pool	Force Pool
244944.01	Earnest A. and Faye M. Stanley	01/09/1995	0.7500	Dickenson	VA	Force Pool	Force Pool
244945.01	Earnest A. and Faye M. Stanley	01/09/1995	0.3700	Dickenson	VA	Force Pool	Force Pool
244946.01	Big Ridge Realty, Inc.	01/09/1995	1.1400	Dickenson	VA	Force Pool	Force Pool
244947.01	Douglas W. Fox	01/09/1995	3.1400	Dickenson	VA	Force Pool	Force Pool
244948.01	Douglas W. Fox	01/09/1995	0.3200	Dickenson	VA	Force Pool	Force Pool
244949.01	Arlene Raines Stallard	01/09/1995	0.9400	Dickenson	VA	Force Pool	Force Pool
244949.02	Slemp and Pearl Raines	01/09/1995	0.9400	Dickenson	VA	Force Pool	Force Pool
244951.01	Nancy Baker Heirs	12/13/1994	24.8600	Dickenson	VA	Force Pool	Force Pool
244952.01	Ruth Ann and Rual Fuller	08/18/1994	6.2500	Dickenson	VA	309	325
245078.01	Meredith Ellis lqbal, Single	10/26/1994	1,700.0400	Buchanan	VA	431	452
245078.02	Joseph Frederick McGuire	12/01/1994	1,700.0400	Buchanan	VA	431	428
245078.03	John W. and Lynda L. Pobst	03/11/1997	1,700.0400	Buchanan	VA	463	776
245078.04	Nancy Catherine Pobst Hooper	03/11/1997	1,700.0400	Buchanan	VA	463	772
245078.05	Virginia and Phillip Linwick	03/11/1997	1,700.0400	Buchanan	VA	463	780
245078.06	Richard K. and Katherine Pobst	03/11/1997	1,700.0400	Buchanan	VA	464	447
245085.01	United States Department of the Interior, Bureau of Land Management	08/01/1995	4.4800	Dickenson	VA	Unrecorded	Unrecorded
245122.01	Garland E. and Rilda White, Jr.	12/22/1995	15.0800	Dickenson	VA	314	771
245124.01	Kimble B. and Sherry R. Turner	03/08/1996	0.7570	Dickenson	VA	316	79
245132.01	George W. Smith, Jr. Heirs	02/05/1996	17.6430	Dickenson	VA	Force Pool	Force Pool
245140.01	Nancy A. Hale Heirs	05/07/1996	1.1100	Dickenson	VA	Force Pool	Force Pool
245141.01	Barnum Powers, Jr. and Eliz. Powers	02/05/1996	0.5500	Dickenson	VA	Force Pool	Force Pool
245141.02	Franklin Powers, Single	02/05/1996	0.5500	Dickenson	VA	Force Pool	Force Pool
245141.03	Darrell C. and Dorothy Powers	02/05/1996	0.5500	Dickenson	VA	Force Pool	Force Pool
245141.04	Gaynell and Clair Sykes	02/05/1996	0.5500	Dickenson	VA	Force Pool	Force Pool
245141.05	Betty Lou Powers, Widow	02/05/1996	0.5500	Dickenson	VA	Force Pool	Force Pool
245186.01	Tom Wright Heirs	07/11/1996	4.0700	Dickenson	VA	Force Pool	Force Pool
245187.01	Nora Counts, et al.	07/11/1996	0.3700	Dickenson	VA	Force Pool	Force Pool

38

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245194.01	Wharton Land & Mineral Co.	08/15/1996	81.4560	Wise	VA	833	354
245197.01	Ella Ball, Widow	10/02/1996	2.1960	Buchanan	VA	454	595
245197.02	Helen Compton, Widow	10/02/1996	2.1960	Buchanan	VA	454	599
245197.03	Dare and Roy Bedwell	10/02/1996	2.1960	Buchanan	VA	454	751
245197.04	Cecily and Viola Duty	10/02/1996	2.1960	Buchanan	VA	456	47
245197.05	Rita and Richard McCreless	10/02/1996	2.1960	Buchanan	VA	456	43
245197.06	Golden and Pamela McFarlane	10/02/1996	2.1960	Buchanan	VA	456	39
245197.07	Phyllis and William P. Harris	10/02/1996	2.1960	Buchanan	VA	456	35
245197.08	Henry and Marie McFarlane	10/02/1996	2.1960	Buchanan	VA	457	256
245197.09	Evans Ray and Nancy C. Compton	10/02/1996	2.1960	Buchanan	VA	457	722
245197.10	Beulah M. and James Millirons	10/02/1996	2.1960	Buchanan	VA	457	727
245198.01	David K. Rose, Single	10/11/1996	15.0000	Dickenson	VA	322	241
245198.02	Virginia and Randall Vandergriff	10/11/1996	15.0000	Dickenson	VA	322	246
245200.01	Dickenson County School Board	10/14/1996	10.6200	Dickenson	VA	322	237
245201.01	Betty J. and Paul R. Hoffman	10/11/1996	18.3660	Buchanan	VA	456	26
245201.02	Hubert K. and Cora Ann Mullinex	11/13/1996	18.3660	Buchanan	VA	459	245
245201.03	George Mullinex	11/13/1996	18.3660	Buchanan	VA	459	249
245201.04	Ada Sue and Chester Ferguson	11/13/1996	18.3660	Buchanan	VA	459	253
245201.05	Wilma Mullinex	11/13/1996	18.3660	Buchanan	VA	459	257
245201.06	Stella and Donald O. Pelfrey	11/13/1996	18.3660	Buchanan	VA	459	261
245201.07	Cora Blanche Adkins	12/16/1996	18.3660	Buchanan	VA	459	265
245201.08	Barbara Ellen and Carl Lovins	09/24/1998	18.3660	Buchanan	VA	482	293
245201.09	Faye Fields Cassidy	09/24/1998	18.3660	Buchanan	VA	482	293
245204.01	Ethel Fleming, Widow	11/14/1996	56.0000	Buchanan	VA	457	231
245205.01	Jean Smith and Randy Richardson	12/07/1996	17.1500	Dickenson	VA	323	552
245213.01	Rose Allen and William Matthews	12/01/1996	100.0000	Buchanan	VA	457	730
245213.02	Sydney L. and Arthur B. Asbury	12/01/1996	100.0000	Buchanan	VA	457	734
245216.01	James J. and Daphne M. Hamilton	01/07/1997	5.8140	Dickenson	VA	323	556
245217.01	James J. and Daphne M. Hamilton	01/07/1997	36.1960	Dickenson	VA	323	567
245217.02	James P. Lee	01/07/1997	36.1960	Dickenson	VA	325	218
245217.03	Susan C. and Kurt C. Lantz	01/17/1999	36.1960	Dickenson	VA	343	262
245223.01	Cleta Henry	02/11/1997	0.1500	Dickenson	VA	324	399
245229.01	Donald Powers	02/11/1997	0.2440	Dickenson	VA	325	13

39

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245230.01	Trammel Homeowners Assoc., Inc.	02/11/1997	0.2290	Dickenson	VA	325	260
245232.01	Jerry D. and Angie Childress	03/14/1997	1.2500	Dickenson	VA	325	9
245233.01	Lowell and Elizabeth Yates	03/14/1997	2.5000	Dickenson	VA	325	5
245234.01	Carl Ray and Judy Yates	03/14/1997	1.4200	Dickenson	VA	325	1
245239.01	Nancy A. Hale Heirs	01/17/1997	3.0900	Dickenson	VA	Force Pool	Force Pool
245240.01	Quentin M. McCoy	01/17/1997	2.1570	Dickenson	VA	Force Pool	Force Pool
245241.01	First Union National Bank	09/04/1996	29.4200	Dickenson	VA	325	272
245243.01	Irma Jean Phillips, Married	02/21/1997	5.7500	Dickenson	VA	374	363
245246.01	Sue Carol Mooney, AIF, et al.	03/21/1997	12.0000	Dickenson	VA	326	683
245246.02	Naomi Turley and James E. Turley	03/24/1997	12.0000	Dickenson	VA	326	687
245249.01	Richard C. Mullins, et al.	04/30/1997	19.7040	Buchanan	VA	462	851
245255.01	Charlton Tiller	04/22/1997	63.0700	Dickenson	VA	326	721
245257.01	Lorreign D. and W. Douglas Martin	05/18/2005	231.7000	Dickenson	VA	416	418
245258.01	Freddie C. and Loretta S. Duty	05/01/1997	1.0500	Dickenson	VA	Force Pool	Force Pool
245259.01	Bob and Coleen Sutherland	05/01/1997	1.1300	Dickenson	VA	Force Pool	Force Pool
245260.01	Garnett and Marcella Duty	05/01/1997	0.4800	Dickenson	VA	Force Pool	Force Pool
245261.01	Donald and Stacy Duncan	05/01/1997	0.1500	Dickenson	VA	Force Pool	Force Pool
245262.01	Danny G. and Mildred Thomas	05/01/1997	2.6900	Dickenson	VA	Force Pool	Force Pool
245263.01	Slemp and Pearl Raines	05/01/1997	0.0600	Dickenson	VA	Force Pool	Force Pool
245263.02	Arlene Raines Powers, Single	05/01/1997	0.0600	Dickenson	VA	Force Pool	Force Pool
245264.01	Charles P. and Anita Odum	09/06/1998	8.6600	Dickenson	VA	339	199
245265.01	Theodore Johnson, et al., Widower	05/01/1997	1.4300	Dickenson	VA	Force Pool	Force Pool
245281.01	Ronnie Dennis and Betty L. Compton	04/18/1997	8.6340	Buchanan	VA	467	638
245283.01	Michael W. and Sena B. Charles	10/18/1997	0.8210	Buchanan	VA	470	168
245284.01	Woodrow Presley	10/06/1997	0.8390	Buchanan	VA	470	172
245286.01	Nora Counts, Widow	09/17/1997	4.8800	Dickenson	VA	Force Pool	Force Pool
245286.02	Retha and Lee Grizzle	09/17/1997	4.8800	Dickenson	VA	Force Pool	Force Pool
245286.03	Susie and Carter Deel	09/17/1997	4.8800	Dickenson	VA	Force Pool	Force Pool
245288.01	Milton Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.02	J. E. (Ellis) Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.03	Retta Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.04	Universal Fields	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.05	Grover Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool

40

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245288.06	Roland Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.07	Hibbard Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.08	Garland Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.09	Emma Edwards	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.10	Eva Penell	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.11	Ethel Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.12	Grace Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.13	Nervesta Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.14	Basil Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.15	Oscar Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.16	Noah Tilden Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.17	Virgie Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.18	Issac Hanson Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.19	Versia H. Sykes	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.20	Eliza J. Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.21	Sarrah H. Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.22	Beldon Dewey Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.23	Gertrude Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.24	William Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.25	Georgina Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.26	Bessie M. Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.27	Universal Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.28	Freeling Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.29	Charley Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.30	Lura Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.31	Virgie Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.32	Ester Brooks, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.33	Chloe Ramsey, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.34	Cicero and Judy McKinney	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.35	Pansy Edwards, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.36	Margin Duncan	05/28/2000	50.0000	Dickenson	VA	358	407
245288.37	Agnes and Robert White	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.38	Edra Riner, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool

41

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245288.39	Josephine Alderson, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.40	Mary Lockie Rhea, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.41	Arbutus and W. Ralph Goins	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.42	Louvenia and Joe Austin	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.43	Alice Anderson, Single	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.44	Ruth Irene and Oscar B. Speight	05/28/2000	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.45	Margaret M. and Ralph Bennett	05/28/2000	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.46	Elsie Adkins	06/04/2000	50.0000	Dickenson	VA	358	427
245288.47	Stefanie Ramsey, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.48	Stevie Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.49	Sylvester Ramsey, Jr., Single	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.50	Dallas and Mary Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.51	Clayton and Mae Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.52	Louvern R. and Whetsel Viers	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.53	Juanita and Jackson Bartley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.54	Francis and Fred Taylor	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.55	Beldon Potter, Widower	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.56	Colley and Blanche Potter	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.57	Hillard Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.58	Walter Ramsey	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.59	Leona Ball	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.60	Warren Gamelial Ball	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.61	Benton Church	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.62	Clara Church	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.63	Velvie Sutherland Coleman	05/26/2000	50.0000	Dickenson	VA	358	432
245288.64	Flo and Zed Ratliff	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.65	Wilburn and Margie Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.66	Cowan and Oma Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.67	Alfred and Josephine Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.68	Tony and Melinda Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.69	Lockie and Clarence Cumbo	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.70	Tobbie Mullins, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.71	Michael Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool

42

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245288.72	Lula Branham	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.73	Carlos and Dorsey Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.74	Harry and Emma Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.75	Mae and Hubert Stover	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.76	Marie and Thomas Reffert	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.77	Joice and Amos McBride	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.78	Lucille and Earl Cooper	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.79	Kenneth E. and Jane Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.80	Ray and Espie Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.81	Olivia and Norman Donelson	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.82	Jeanie Stanley, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.83	Verda Stanley, Widow	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.84	Fannie and Charles Hale	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.85	Hannah and Charles Hilton	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.86	Willard Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.87	Hattie Stanley and Ed Kelly	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.88	Virgie Stanley and Dewey Fields	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.89	Della Stanley and Shelley Whitt	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.90	Fleetwood Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.91	Herschel Stanley	09/17/1997	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.92	Lee Roy and June Church, Husband and Wife	05/20/2000	50.0000	Dickenson	VA	358	412
245288.93	Mitchell Church	05/16/2000	50.0000	Dickenson	VA	Force Pool	Force Pool
245288.94	Ramsey Ridge Church and Cemetery	05/16/2000	50.0000	Dickenson	VA	Force Pool	Force Pool
245290.01	Nancy Baker Heirs	10/10/1997	17.1000	Dickenson	VA	Force Pool	Force Pool
245295.01	Burl Presley, et ux.	11/18/2002	42.0000	Buchanan	VA	471	353
245301.01	Glenn and Lillie Jane Boyd	03/05/1998	0.3880	Dickenson	VA	336	9
245302.01	Harry T. Phillips, Single	03/07/1998	1.0000	Dickenson	VA	336	5
245303.01	Edith H. and Troy A. Phillips	03/05/1998	2.6300	Dickenson	VA	336	1
245304.01	Goldie V. Philips, Widow	03/07/1998	3.6800	Dickenson	VA	335	808
245305.01	James E. and Linda Holbrook	03/04/1998	1.3600	Dickenson	VA	335	804
245307.01	Grace Fletcher, Widow	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.02	Tommie A. and Carol Fletcher	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool

43

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245307.03	Clair Fletcher, Single	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.04	Donald D. and Marie D. Fletcher	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.05	Helen Blanche and Virgil Boyd	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.06	Emily and William C. Wood	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.07	Jessie Roy and Bea Fletcher	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.08	Faye and Paul Kinsey	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.09	Harless E. Fletcher, Widower	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245307.10	Jack and Betty Fletcher	11/19/1997	3.6600	Buchanan	VA	Force Pool	Force Pool
245309.01	Charlie H. and Barbara E. Deel	03/11/1998	51.0000	Dickenson	VA	334	346
245311.01	William and Alma Phillips	04/06/1998	11.0000	Dickenson	VA	336	417
245312.01	Clema Jewel and Johnnie Fields	04/10/1998	11.8000	Dickenson	VA	336	406	980001016
245321.01	Troy W. and Judy G. Williams	05/06/1998	20.0000	Dickenson	VA	336	529
245322.01	Mary and George Sluss	05/05/1998	3.5000	Dickenson	VA	336	525
245323.01	Lucille Trent, Widow	05/06/1998	23.8000	Dickenson	VA	336	521
245324.01	Nadeen Bernice Breeding	02/12/2003	20.1000	Buchanan	VA	568	173
245325.01	Jennifer Rose Coleman, Single	04/10/1998	14.4900	Dickenson	VA	336	312
245325.02	David S. and Crystal G. Coleman	04/10/1998	14.4900	Dickenson	VA	336	333
245326.01	Rosie M. Coleman, Single	04/10/1998	5.0100	Dickenson	VA	336	352
245329.01	John H. and Marlene Stout	04/26/1998	10.7000	Dickenson	VA	336	517
245330.01	John M. Stout, Single	04/26/1998	11.0000	Dickenson	VA	336	748
245331.01	Willis Compton, Widower	03/23/1998	1.6260	Buchanan	VA	474	192
245331.02	Phyllis Compton Deel	03/23/1998	1.6260	Buchanan	VA	474	192
245331.03	Phillip and Rebecca Compton	03/23/1998	1.6260	Buchanan	VA	474	192
245359.01	H. Emogene and Clyde Milam	05/02/1998	15.0000	Dickenson	VA	337	170
245359.02	Betty and Gary Robinette	06/06/1998	15.0000	Dickenson	VA	337	660
245359.03	Elsie and Lloyd C. Sturgill	08/31/1998	42.0000	Dickenson	VA	339	203
245359.04	Victoria Kiser, Widow	08/28/1998	42.0000	Dickenson	VA	339	214
245359.05	Mary Emily Colley, Widow	09/09/1998	42.0000	Dickenson	VA	339	218
245359.06	Homer and Wilma Kiser, Jr.	08/31/1998	42.0000	Dickenson	VA	339	718
245359.07	Imogene H. Adkins	09/14/1998	42.0000	Dickenson	VA	339	710
245359.08	Jamie H. McCoy	09/08/1998	42.0000	Dickenson	VA	339	714
245359.09	Roger Dale and Martha S. Mitchell	09/11/1998	42.0000	Dickenson	VA	339	795
245359.10	David A. and Rosa Lee Kiser	09/22/1998	42.0000	Dickenson	VA	340	1

44

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245359.11	Lucille Kiser	08/28/1998	42.0000	Dickenson	VA	340	5
245359.12	Earnest W. Bolling	10/05/1998	42.0000	Dickenson	VA	340	9
245359.13	Nellie V. Bolling	10/05/1998	42.0000	Dickenson	VA	340	137
245359.14	Jeanette Rose	09/22/1998	42.0000	Dickenson	VA	340	141
245359.15	Nina Mannen, Widow	09/28/1998	42.0000	Dickenson	VA	340	500
245359.16	Floyd B. Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.17	Maria and Kermit West	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.18	Elizabeth and Robert O’Hara	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.19	Irene and Dayton Vanderpool	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.21	Carl and Geraldine Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.22	Raymond and Barbara Gardner	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.23	Leona Crumpton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.24	Letha Hall Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.25	Harlis and Louann Gardner	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.26	Harold and Ilene Gardner	10/01/1998	42.0000	Dickenson	VA	346	614
245359.27	Howard and Mavis Gardner	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.28	Roy Gardner	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.29	Nadine Gardner	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.30	Loretta and Amos Maggard	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.31	Aldie Pilkenton, Widow	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.32	Roger and Carol J. Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.33	Joann Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.34	Randal and Shelby Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.35	Carolyn G. and Wilton Vardarnadore	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.36	Janice and Billy R. Jackson	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.37	Sandra Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.38	Marc E. Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.39	Robert M. and Angela Pilkenton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.40	Roxie Kiser Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.41	H. C. and Linda Hilton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.42	Anna E. Knight	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.43	Avanell R. and Voda Blevins	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.44	Jack and Texas Rose	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool

45

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245359.45	Delbert Rose	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.46	Virgie and Eldon Beauchamp	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.47	James Carson Rose	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.48	Taze Roosvelt Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.49	Sue Rose	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.50	Greg and Aleta Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.51	John Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.52	Phyllis Barton	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.53	Claude A. Ball	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.54	Leon Ball	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.55	Homer Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.56	Luther Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.57	Margaret Rose Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.58	Grady Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.59	William Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.60	Mary Bise Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.61	Joe Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.62	Dora Rasnick Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.63	Malissie Reynolds	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.64	J. B. Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.65	E. T. (Taze) Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.66	H. C. Bolling Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.67	Luther Bolling Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.68	Ethel Riddle	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.69	Kermit Bolling Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.70	Raleigh Bolling Heirs	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.71	J. A. Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.72	Jeter Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.73	Blucher Kiser	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.74	Doyle and Catherine Kennedy	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.75	Thayne a/k/a Lynn Davis Counts	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245359.76	Caroline Skeen	10/01/1998	42.0000	Dickenson	VA	Force Pool	Force Pool
245366.01	Carl Phillips, Single	06/20/1998	1.2010	Dickenson	VA	337	491

46

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245368.01	Lucille Trent, Widow	06/21/1998	11.0000	Dickenson	VA	337	503
245372.01	Garden Realty Corp.	05/08/1998	0.1605	Buchanan	VA	Force Pool	Force Pool
245408.01	Jimmy M. Smith, Single	06/30/1998	2.8700	Dickenson	VA	Force Pool	Force Pool
245409.01	Bernard Trigg and Dianne Smith	06/30/1998	6.5700	Dickenson	VA	Force Pool	Force Pool
245422.01	Mildred H. Grizzle, et al.	08/06/1998	59.3429	Dickenson	VA	338	741
245424.01	Bazil and Mae Rasnick	08/20/1998	27.7500	Dickenson	VA	338	753
245424.02	Margaret Porter, Widow	08/20/1998	27.7500	Dickenson	VA	338	749
245424.03	Agnes Gilliam, Widow	08/20/1998	27.7500	Dickenson	VA	338	745
245424.04	Helen and Carl Bailey	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.05	June Humphrey	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.06	Vivian and Dennis Rasnick	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.07	Lester Martin Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.08	Darrell Martin Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.09	Sid Rasnick	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.10	Ralph Martin Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.11	Donald and Betty Martin	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.12	Billie Martin Smith	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.13	Janet and Eddie Benton	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.14	Mike and Brenda Smith	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.15	Jeannie and Jackie Hubbard	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.16	Harold Rasnick Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.17	Floyd J. and Noelle Sutherland	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.18	William R. and Ann D. Sutherland	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.19	Stewart and Jennie Sutherland	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.20	Hagan Cox	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.21	Mary Ann and Jeff Roach	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.22	Lee Ann and Woodie Murray	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.23	Gaines Reed Cox	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.24	Berry Cox	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.25	R. W. Rasnick Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245424.26	Tilden Rasnick Heirs	09/24/1998	27.7500	Dickenson	VA	Force Pool	Force Pool
245433.01	E. Berry Compton	08/04/1998	0.1560	Dickenson	VA	Force Pool	Force Pool
245435.01	Martha and Charles Musick	08/04/1998	4.6700	Dickenson	VA	Force Pool	Force Pool

47

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245437.01	Willis Compton, Widower	08/04/1998	0.2730	Buchanan	VA	480	40
245437.02	Phillip and Rebecca Compton	08/04/1998	0.2730	Buchanan	VA	480	40
245443.01	Charles W. Grizzle Heirs	09/24/1998	5.5800	Dickenson	VA	482	293
245486.01	Lambert Land, LLC	10/29/2001	76.5000	Dickenson	VA	371	695		(2)
245495.01	Willis Compton, Widower	09/24/1998	0.0840	Buchanan	VA	482	293
245495.02	Phillip and Rebecca Compton	09/24/1998	0.0840	Buchanan	VA	Force Pool	Force Pool
245507.01	Booker and Ruby Beavers	01/07/1999	0.9600	Dickenson	VA	343	21
245516.01	Susan C. and Kurt C. Lantz	01/17/1999	3.2500	Dickenson	VA	343	258
245521.01	Noah J. and Anna D. Smith	06/12/1999	2.0000	Dickenson	VA	347	20
245525.01	William C. and Vonda E. Rose	01/21/1999	10.0000	Dickenson	VA	343	199
245528.01	Randall and Marlene Tiller Turner\	01/28/2004	5.0000	Buchanan	VA	594	630
245529.01	Rosetta McFarlane, Single	09/15/2004	10.0000	Buchanan	VA	606	310
245530.01	Inell Turner, Widow	09/14/2004	17.2500	Buchanan	VA	606	312
245550.01	Jerry D. and Angela Childress	04/20/1999	2.0000	Dickenson	VA	345	483
245550.02	Talmadge Childress, Single	04/20/1999	2.0000	Dickenson	VA	345	487
245554.01	Luther Craig and Peggy Sue Smith	05/12/1999	26.0000	Dickenson	VA	346	313
245554.02	H. B. Smith, Married	06/24/1999	26.0000	Dickenson	VA	347	453		(2)
245555.01	Willis Compton, Widower	04/05/1999	4.3200	Buchanan	VA	Force Pool	Force Pool
245555.02	Phillip and Rebecca Compton	04/05/1999	4.3200	Buchanan	VA	Force Pool	Force Pool
245556.01	Willis Compton, Widower	04/05/1999	8.8000	Buchanan	VA	490	133
245556.02	Phillip and Rebecca Compton	04/05/1999	8.8000	Buchanan	VA	490	133
245565.01	George W. Smith, Jr. Heirs	03/30/1999	51.8800	Dickenson	VA	Force Pool	Force Pool
245587.01	Zane F. and Alleen Breeding	05/13/1999	5.0000	Buchanan	VA	498	567
245588.01	Zane F. and Alleen Breeding	05/13/1999	41.5600	Buchanan	VA	498	557
245588.02	Udell and Roxie Breeding	05/13/1999	41.5600	Buchanan	VA	498	559
245588.03	Louise V. Allen	05/13/1999	41.5600	Buchanan	VA	498	561
245588.04	Arthur F. and Kim Breeding	05/13/1999	41.5600	Buchanan	VA	498	563
245588.05	Novelda E. Kahlau, Single	05/13/1999	41.5600	Buchanan	VA	496	745
245588.06	Yvonne and Carl Ray	05/13/1999	41.5600	Buchanan	VA	498	565
245589.01	Udell and Roxie Breeding	12/08/1999	2.9400	Buchanan	VA	499	271		(2)
245590.01	Hugh Jackson Bartee	05/26/2004	172.0000	Russell	VA	496	356
245601.01	Bennie Thompson, et ux.	07/14/2004	124.0000	Russell	VA	497	47
245610.01	Dennis G. and Anita C. Griffith	08/04/2004	242.0000	Russell	VA	497	323

48

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245611.01	Dennis G. and Anita C. Griffith	08/04/2004	245.0000	Russell	VA	497	319
245612.01	Laura Jean and Leroy Cole	06/16/1999	17.8200	Dickenson	VA	Force Pool	Force Pool
245614.01	Sherman Wallace, Jr., et ux.	07/26/2004	7.4400	Russell	VA	497	668
245615.01	Sherman Wallace, Jr., et ux.	07/26/2004	375.0000	Russell	VA	497	684
245616.01	Sherman Wallace, Jr., et ux.	07/26/2004	140.0000	Russell	VA	497	680
245617.01	Sherman Wallace, Jr., et ux.	07/26/2004	43.0000	Russell	VA	497	676
245618.01	Sherman Wallace, Jr., et ux.	07/26/2004	162.0000	Russell	VA	497	672
245619.01	Sherman Wallace, Jr., et ux.	07/26/2004	260.0000	Russell	VA	497	664
245622.01	Sherman Wallace, Jr., et ux.	07/26/2004	82.2500	Russell	VA	498	235
245623.01	Hope O. Dickenson, et al.	08/19/2004	203.8600	Russell	VA	498	242
245624.01	Charles J. and Patricia D. Gray	08/21/2004	21.1700	Russell	VA	498	246
245625.01	William C. and Nellie T. Banner	07/28/2004	390.3300	Russell	VA	498	621
245632.01	Castlewood Land & Development	08/25/2004	2,029.1000	Russell	VA	499	392
245633.01	Henry W. and June C. Counts	09/02/2004	47.0000	Russell	VA	499	388
245646.01	United States Department of the Interior, Bureau of Land Management	09/23/1999	200.0100	Dickenson	VA	351	624
245647.01	Eddie Wayne Dickenson, et ux.	09/22/2004	64.0000	Russell	VA	500	508
245653.01	John L. Porter, IV, Single	09/21/2004	1.4300	Russell	VA	500	500
245655.01	John L. Porter, IV, Single	09/21/2004	68.0000	Russell	VA	500	496
245655.02	William W. and Rama L. Fields	09/18/2004	68.0000	Russell	VA	500	504
245673.01	Charles W. Grizzle, et al.	09/07/1999	0.4100	Dickenson	VA	Force Pool	Force Pool
245677.01	Hope O. Dickenson, et al.	11/10/2004	46.2500	Russell	VA	502	668
245680.01	McNeil Phillips, Jr., et al.	11/20/2004	9.0000	Russell	VA	502	672
245681.01	Hope O. Dickenson, et al.	11/11/2004	346.0000	Russell	VA	502	676
245686.01	Jo Ellen and Harry T. Harding	12/04/2004	208.0000	Russell	VA	502	754
245708.01	Hershal and Madeline French	03/10/2000	4.1300	Dickenson	VA	354	386
245731.01	Ina Boyd Fletcher	09/15/2000	30.0000	Buchanan	VA	518	79
245731.02	Hazel and Kenneth Neeley	09/15/2000	30.0000	Buchanan	VA	518	51
245731.03	Jeanette and Darrell E. James	09/15/2000	30.0000	Buchanan	VA	518	47
245731.04	Ralph Boyd	10/16/2000	30.0000	Buchanan	VA	518	67
245731.05	Ruby and James Perkins	10/16/2000	30.0000	Buchanan	VA	518	63
245731.06	Helen Fields	10/16/2000	30.0000	Buchanan	VA	518	92
245731.07	Jeanette Compton, Widow	09/15/2000	30.0000	Buchanan	VA	518	83

49

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245731.08	Troy and Debra Sue Compton	09/15/2000	30.0000	Buchanan	VA	518	71
245731.09	Roger and Debra Compton	09/15/2000	30.0000	Buchanan	VA	518	59
245731.10	Laura and Edward Deel	10/16/2000	30.0000	Buchanan	VA	518	87
245731.11	Arville Deel, Single	09/15/2000	30.0000	Buchanan	VA	518	75
245731.12	Scottie Boyd	01/17/2001	30.0000	Buchanan	VA	519	586
245731.13	Larry and Joyce Boyd	01/17/2001	30.0000	Buchanan	VA	519	576
245731.14	Clyde Boyd	01/17/2001	30.0000	Buchanan	VA	519	581
245731.15	Michael and Adele Boyd	01/17/2001	30.0000	Buchanan	VA	525	783
245731.16	Margie Wenner	02/13/2001	30.0000	Buchanan	VA	525	788
245731.17	Kilby Boyd, Clyde Boyd Conserv.)	04/20/2001	30.0000	Buchanan	VA	532	487
245731.18	Fairy Bowman	06/13/2001	30.0000	Buchanan	VA	532	530
245731.19	Dillard Compton	06/13/2001	30.0000	Buchanan	VA	532	526
245731.20	Jimmy E. Boyd, et al.	08/16/2005	30.0000	Buchanan	VA			50002476
245733.01	United States Department of the Interior, Bureau of Land Management	02/01/2000	2,539.4000	Dickenson	VA	352	395
245734.01	United States Department of the Interior, Bureau of Land Management	02/01/2000	525.3000	Dickenson	VA	352	402
245735.01	United States Department of the Interior, Bureau of Land Management	02/01/2000	525.3000	Dickenson	VA	352	408
245736.01	Martha and Charles Musick	08/23/2000	0.9400	Dickenson	VA	Force Pool	Force Pool
245752.01	Welford Dotson	05/23/2001	32.5000	Dickenson	VA	367	701
245752.02	Donald R. and Carolyn Hilton	05/23/2001	32.5000	Dickenson	VA	367	709
245752.03	Larry Houston and Glenda Jo Houston	05/20/2004	32.5000	Dickenson	VA	401	725
245752.04	Mary Lou Younce and William Younce	05/19/2004	32.5000	Dickenson	VA	401	730
245752.05	Selma Adkins, Widow	05/19/2004	32.5000	Dickenson	VA	401	734
245752.06	Ralph Adkins by Linda Hill, Agent	06/01/2004	32.5000	Dickenson	VA	401	738
245752.07	Linda Hill, Married Dealing Solely	05/27/2004	32.5000	Dickenson	VA	401	742
245752.08	Frank Adkins and Barbara Adkins	05/26/2004	32.5000	Dickenson	VA	401	746
245752.09	Doris Perrine, Widow	06/04/2004	32.5000	Dickenson	VA	403	603
245752.10	Helen Fleming, Single	06/04/2004	32.5000	Dickenson	VA	403	607
245752.11	Barbara Younce and Ralph Younce	06/02/2004	32.5000	Dickenson	VA	403	611
245752.12	Martha Virginia Rose, Sole and Individual	06/23/2004	32.5000	Dickenson	VA	403	589
245752.13	Curtis Bise and Mable Bise	06/16/2004	32.5000	Dickenson	VA	403	619

50

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
245752.14	Paul Adkins and Bonnie Adkins	06/04/2004	32.5000	Dickenson	VA	404	458
245752.15	Glenda Mullins, Single	06/10/2004	32.5000	Dickenson	VA	405	7
245752.16	Eva Mae Adkins	05/16/2005	32.5000	Dickenson	VA	413	552
245752.17	Imogene R. Widow, et al.	08/17/2004	7.2525	Dickenson	VA	410	592
245752.18	Imogene R. Widow, et al.	11/16/2004	4.9778	Dickenson	VA	410	665
245752.19	Dudley Redden, et ux.	07/11/2005	0.2167	Dickenson	VA	Force Pool	Force Pool
245752.20	Gary A. Nash, et ux.	07/12/2005	32.5000	Dickenson	VA	416	609
245752.21	William M. Nash	07/12/2005	1.1285	Dickenson	VA	416	613
245754.01	Lambert Land, LLC	06/28/2001	90.0000	Dickenson	VA	367	679
245755.01	Neil C. and Martha Tiller	06/28/2001	76.7100	Dickenson	VA	367	684
245755.02	Travis B. Tiller, Single	06/28/2001	76.7100	Dickenson	VA	367	688
245755.03	Garry H. and Daisy Tiller	07/10/2001	76.7100	Dickenson	VA	367	705
245755.04	Karen T. and Don Taylor	07/10/2001	76.7100	Dickenson	VA	367	692
				Wise
				Dickenson
				Buchanan
255588.01	Pittston Resources, Inc.	07/25/1972	0.0000	Russell	VA	N/A	N/A		(8)
904537.04	Harlan W. Smith, Jr., et ux.	02/10/2002	30.4200	Dickenson	VA	378	138
				Wise		200402685	200402685
				Dickenson		400	686
			See Note (3)	Russell		610	507
904576.00	Coastal Coal Company, LLC	04/23/2002	below	Scott	VA	519	2162		(3)
904767.01	Freddie E. Mullins, et ux.	11/04/2002	178.8000	Dickenson	VA	383	81
904767.02	Carol Phipps Buchanan, et al.	10/15/2002	178.8000	Dickenson	VA	383	73
904767.03	Hulah L. Bentley, Widow	11/26/2002	178.8000	Dickenson	VA	383	158
904767.04	John Greever, et ux.	11/26/2002	178.8000	Dickenson	VA	383	162
904786.00	The Columbus Phipps Foundation	11/14/2002	194.3000	Dickenson	VA	383	117
904787.01	Ona Carole Moore, Widow	10/30/2002	0.2500	Dickenson	VA	383	122
904787.02	Kathy Denise Williams, et vir.	12/20/2002	0.2500	Dickenson	VA	383	166
904802.00	Warren Dale Brooks, Single	12/09/2002	1.0000	Wise	VA			200300624
904803.01	Faye L. Hall, Widow	11/12/2002	10.0000	Wise	VA			200300600
904844.01	Emily P. Baker, Widow	01/20/2003	588.2400	Buchanan	VA	571	651
904844.02	Pauline B. Legard, Widow by POA	01/20/2003	588.2400	Buchanan	VA	571	661

51

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
904844.03	Elizabeth Ann Cox, et vir.	01/20/2003	588.2400	Buchanan	VA	571	656
904848.01	Reva Compton Hale and Gerald Hale	03/17/2003	20.0000	Buchanan	VA	571	774
904850.00	Lon E. Bradford and Patricia Bradford	03/27/2003	34.0000	Dickenson	VA	388	345
904917.00	Harry and Zelphia Salyer	05/02/2003	27.1000	Dickenson	VA	389	422
904918.00	Rebecca S. Vanover, et al.	05/19/2003	2.0500	Dickenson	VA	389	430
904929.01	Franklin and Patricia Rose	05/02/2003	1.3700	Dickenson	VA	389	426
904929.02	David Wolfe and Emma Jean Rose Wolfe	06/12/2003	1.3700	Dickenson	VA	391	455
904930.00	Kenneth F. Meade and Nancy Meade	05/19/2003	19.2500	Dickenson	VA	389	417
904931.01	Mary Mullins Baker and George Baker	05/28/2003	98.7000	Buchanan	VA	574	197
904931.02	Inise Mullins	05/28/2003	98.7000	Buchanan	VA	574	191
904931.03	Betty Mullins	05/28/2003	98.7000	Buchanan	VA	574	203
904931.04	Bobby Eugene Mullins and Ruby Mullins	05/28/2003	98.7000	Buchanan	VA	574	179
904931.05	William Harvey Mullins and Lou Emma Mullins	05/28/2003	98.7000	Buchanan	VA	574	185
904931.06	Ruby Jean Mullins	05/28/2003	98.7000	Buchanan	VA	576	119
904931.07	Thomas Mullins, Jr., et ux.	05/28/2003	98.7000	Buchanan	VA	576	125
904932.01	Carol Phipps Buchanan, et al.	06/03/2003	40.5000	Dickenson	VA	389	434
904932.02	The Columbus Phipps Foundation	06/12/2003	40.5000	Dickenson	VA	390	48
904932.03	John Greever and Margaret Greever	06/18/2003	40.5000	Dickenson	VA	391	481
904932.04	Hulah Bentley, Widow	06/18/2003	40.5000	Dickenson	VA	391	477
904936.00	Ray Kennedy and Hazel Kennedy	05/29/2003	22.0020	Dickenson	VA	390	44
904956.00	Appalachian Power Company	05/27/2003	2.8700	Dickenson	VA	391	489
904960.00	Emory A. Mullins	07/17/2003	8.5400	Dickenson	VA	391	485
904974.01	Raymond Guy Boyd and Barbara Boyd	07/16/2003	29.0000	Buchanan	VA	580	755
904974.02	Vivian Wanda Boyd	07/16/2003	29.0000	Buchanan	VA	580	747
904974.03	Tivis Boyd, Jr.	07/16/2003	29.0000	Buchanan	VA	580	751
904975.00	Lester Hill and Linda Hill	07/22/2003	1.0350	Dickenson	VA	391	534
904976.00	Kate Mullins	07/22/2003	8.3700	Dickenson	VA	391	538
904990.00	Thelma Jean Hill and Lewis A. Hill	08/04/2003	3.3300	Dickenson	VA	391	628
904994.00	Thadeus O. Mullins and Seader I. Mullins	08/06/2003	8.2630	Dickenson	VA	391	632

52

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
904995.01	The Columbus Phipps Foundation	08/07/2003	97.0000	Dickenson	VA	391	640
904995.02	Carol Phipps Buchanan, et al.	08/07/2003	97.0000	Dickenson	VA	391	636
904995.03	John Greever and Margaret Greever	08/27/2003	97.0000	Dickenson	VA	392	245
904995.04	Hulah L. Bentley, Widow	08/27/2003	97.0000	Dickenson	VA	392	249
905006.01	Vona H. Mullins, et al.	08/11/2003	3.6600	Dickenson	VA	392	114
905006.02	Neita V. Ratliff	08/11/2003	3.6600	Dickenson	VA	392	118
905023.00	Eula Mullins Mason and Clyde Mason	08/27/2003	0.3700	Dickenson	VA	392	253
905052.01	Phillip Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.02	Thurston and Kathleen Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.03	Hermine Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.04	Flecie Sliger	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.05	Ruby Ratliff	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.06	Wayne and Joy Compton	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.07	Dorothy and Teddie Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.08	Clifford and Mary Compton	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.09	Jeff Barnette	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.10	Ernie Barnette	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.11	Bobby G. and Patricia Garrett	09/16/2004	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.12	Linda G. Garrett	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.13	Julia McGuire Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.14	Douglas Ray Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.15	Michael Todd Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.16	Victor Franklin Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.17	Mary Jean Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.18	Patsy Barton	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.19	Gary Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.20	Larry Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.21	Rebecca Woods	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.22	Vickie and David Turner	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.23	Annette and Sammy Mitchell	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.24	Rebecca and Derwin Bartley	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.25	Patty and Robert Croyle	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.26	Rufus Willis, Jr. and Robin Willis	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool

53

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905052.27	Jackie and Wanda Owens	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.28	Hugh and Martha Belcher	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.29	Kerry and Sula Hay	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905052.30	Wanda B. Mullins	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905058.00	Carolyn Salyer Rose, Widow	09/15/2003	60.0000	Dickenson	VA	392	687
905063.00	James P. Senter and Ginger Rose Senter	09/15/2003	15.6300	Dickenson	VA	393	19
905066.01	Catherine Stookey, Widow	09/08/2003	10.0000	Dickenson	VA	393	24
905066.02	David French and Jeanette French	09/08/2003	10.0000	Dickenson	VA	393	28
905066.03	Joy Barnett French, Widow	09/08/2003	10.0000	Dickenson	VA	393	135
905066.04	Francis French and Fern French	11/18/2003	10.0000	Dickenson	VA	395	523
905066.05	Patricia Ann French	11/18/2003	10.0000	Dickenson	VA	395	527
905066.06	Ellen L. French	11/18/2003	10.0000	Dickenson	VA	395	531
905066.07	Richard P. Maske and Roberta Maske	11/18/2003	10.0000	Dickenson	VA	397	388
905066.08	Emerson Mullins	08/17/2004	1.4190	Dickenson	VA	Force Pool	Force Pool
905073.00	Lambert Land, L.L.C.	09/07/2003	883.2090	Dickenson	VA	393	394
905075.00	Lambert Land, L.L.C.	09/07/2003	887.9800	Dickenson	VA	393	402
905090.01	Robert S. Sherrard, Jr. and Maria K. Sherrard	09/15/2003	680.0000	Scott	VA	G15	1027
905090.02	Elizabeth Hagan Scott, Widow	09/24/2003	680.0000	Scott	VA	G15	1031
905090.03	James B. Scott and Elaine C. Scott	12/23/2003	680.0000	Scott	VA	G15	1059
905092.01	Helen Harris Davis, Single	09/10/2003	20.6700	Dickenson	VA	393	534
905092.02	Sam H. Shannon	09/16/2003	20.6700	Dickenson	VA	Force Pool	Force Pool
905093.00	William and Kim Corn	09/04/2003	35.0000	Dickenson	VA	393	530
905132.01	Clifford F. Williams, Widow	10/27/2003	12.2900	Dickenson	VA	395	283
905132.02	Gary Salyers and Sonya Salyers	11/05/2003	12.2900	Dickenson	VA	395	287
905132.03	Shirley Osborne, Widow	10/30/2003	12.2900	Dickenson	VA	395	291
905132.04	Joe Salyer and Carolyn Salyer	10/30/2003	12.2900	Dickenson	VA	395	295
905132.05	Rita Joanne Salyer, Widow	11/13/2003	12.2900	Dickenson	VA	395	470
905132.06	Quentin Freeman and Luella Freeman	11/12/2003	12.2900	Dickenson	VA	395	466
905132.07	Carmen Malley and Ronnie Malley	11/13/2003	12.2900	Dickenson	VA	395	474
905132.08	Rita Matthews and Gerald Matthews	11/13/2003	12.2900	Dickenson	VA	396	585

54

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905136.01	Margaret Meade Bolling and Donnie R. Bolling, her husband	11/10/2003	13.4500	Dickenson	VA	395	299
905136.02	Shirley J. Meade aka June P. Meade	11/22/2003	13.4500	Dickenson	VA	395	108
905136.03	Bernard Meade and Kitty Meade	11/20/2003	13.4500	Dickenson	VA	395	112
905136.04	Donald Wayne Meade	04/04/2004	13.4500	Dickenson	VA	398	584
905136.05	William C. Meade and Deborah Meade	12/31/2003	13.4500	Dickenson	VA	400	598
905188.00	Mary J. Compton and Keith A. Compton	12/02/2003	29.8800	Dickenson	VA	395	478
905189.00	Brian S. Newberry and Elizabeth Newberry	12/01/2003	7.2100	Dickenson	VA	395	482
905192.00	Jeffery A. Green and Patricia A. Green	12/08/2003	5.3800	Dickenson	VA	395	646
905193.00	Glen H. Stanley and Dicy Mae Stanley	12/15/2003	10.0000	Dickenson	VA	395	650
905194.01	Vester Meade and Edna Meade	12/31/2003	10.0000	Dickenson	VA	398	758
905194.02	Arbutus Davis	12/31/2003	10.0000	Dickenson	VA	398	762
905195.00	Clayton Baker and Melissa Baker	01/28/2004	10.0000	Dickenson	VA	397	235
905263.01	Naomi Stanley and Benny Stanley	01/08/2004	24.0000	Dickenson	VA	398	746
905263.02	Anthony L. Hill, Single	01/07/2004	24.0000	Dickenson	VA	403	615
905263.03	Robert Stanley, Single	01/16/2004	24.0000	Dickenson	VA	397	219
905263.04	Wayne Stanley and Brenda Stanley	01/16/2004	24.0000	Dickenson	VA	397	223
905263.05	Ruby L. Williams and John A. Williams	01/16/2004	24.0000	Dickenson	VA	397	227
905263.06	Ray Hill and Janice Hill	01/20/2004	24.0000	Dickenson	VA	397	231
905263.07	Edith T. Stidham and Emory Stidham	01/12/2004	24.0000	Dickenson	VA	398	562
905263.08	Glenda Donnell Hamilton, Widow	01/22/2004	24.0000	Dickenson	VA	398	566
905263.09	Worley K. Hill, Single	01/15/2004	24.0000	Dickenson	VA	398	750
905263.10	Worley Clyde Hill and Betty Lou Hill	01/07/2004	24.0000	Dickenson	VA	398	754
905263.11	Alice May Hill, Widow	01/20/2004	24.0000	Dickenson	VA	398	570
905263.12	Phillip A. Stanley and Pamela Stanley	01/16/2004	24.0000	Dickenson	VA	398	574
905263.13	Roger Hill and Bernice Hill, his wife	01/26/2004	24.0000	Dickenson	VA	400	618
905263.14	Cecil R. Hill and Banis Hill	01/06/2004	24.0000	Dickenson	VA	400	623
905263.15	Margaret Leola Mullins and Toy Mullins	01/19/2004	24.0000	Dickenson	VA	398	588
905263.16	Roy Hill and Jean Hill, his wife	01/26/2004	24.0000	Dickenson	VA	398	592
905263.17	Kitty H. Phillips and David Phillips	01/29/2004	24.0000	Dickenson	VA	400	614
905263.18	Roy Dean Stanley, Single	03/01/2004	24.0000	Dickenson	VA	400	671
905467.00	Lambert Land, L.L.C.	02/23/2004	68.2500	Dickenson	VA	398	578

55

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905495.01	Marshall Buchanan, et ux.	02/26/2004	48.2600	Dickenson	VA	400	610
905495.02	John K. Buchanan and Bonnie Buchanan	02/26/2004	48.2600	Dickenson	VA	400	606
905495.03	Paul D. Buchanan and Vonda Buchanan	02/26/2004	48.2600	Dickenson	VA	400	602
905495.04	Carol P. Buchanan, Widow	03/09/2004	48.2600	Dickenson	VA	400	594
905495.05	Mary Crabtree Buchanan, Widow	03/02/2004	48.2600	Dickenson	VA	400	590
905495.06	Sue Ann Thomason Marsh and John D. Marsh	03/02/2004	48.2600	Dickenson	VA	400	586
905495.07	Francis S. Hughes and Marshall Hughes	03/11/2004	48.2600	Dickenson	VA	400	582
905495.08	Billy Lee Buchanan	03/11/2004	48.2600	Dickenson	VA	400	578
905495.09	Delores B. Smith and Donald Smith	04/07/2004	48.2600	Dickenson	VA	400	667
905495.10	Rita Joe English and Ralph English	04/07/2004	48.2600	Dickenson	VA	400	663
905495.11	Louise Thomason, Single	04/07/2004	48.2600	Dickenson	VA	400	659
905495.12	Janice E. B. Lovelace, et ux.	04/07/2004	48.2600	Dickenson	VA	400	654
905495.13	Jean Buchanan Deel, Widow	04/05/2004	48.2600	Dickenson	VA	400	650
905495.14	Mae Coleman, Widow, Life Estate	04/07/2004	48.2600	Dickenson	VA	401	750
905495.15	Mary Coleman Samsel and Alex Samsel	04/07/2004	48.2600	Dickenson	VA	401	754
905495.16	Joan Buchanan Choate	04/07/2004	48.2600	Dickenson	VA	403	623
905495.17	Jams M. Coleman and Dolores Coleman	06/14/2004	48.2600	Dickenson	VA	403	627
905495.18	H. W. Buchanan, et ux.	11/16/2006	48.2600	Dickenson	VA	433	689
905495.19	Cynthia Juanita Buchanan	11/16/2006	48.2600	Dickenson	VA	433	679
905496.01	Glenn Stallard, Widow	01/21/2004	8.2500	Dickenson	VA	400	574
905496.02	Jean D. Felty and John E. Felty	01/21/2004	8.2500	Dickenson	VA	400	570
905496.03	Delores Dotson, Widow	01/21/2004	8.2500	Dickenson	VA	401	758
905496.04	Jerry W. Dotson and Stella Dotson	01/21/2004	8.2500	Dickenson	VA	401	762
905496.05	Jearl Dotson and Nancy Dotson	01/21/2004	8.2500	Dickenson	VA	403	631
905496.06	Jean D. Felty and John E. Felty	11/30/2004	8.2500	Dickenson	VA	408	382
905496.07	Georgia Dotson Hamilton	01/21/2004	8.2500	Dickenson	VA	408	386
905496.08	Willie and Doris B. Dotson	11/30/2004	8.2500	Dickenson	VA	409	373

56

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905496.09	Willie and Doris B. Dotson	12/14/2004	58.7700	Dickenson	VA	Force Pool	Force Pool
905496.10	Ruth Dotson	07/15/2005	8.2500	Dickenson	VA	Force Pool	Force Pool
905496.11	Josephine Mullins	01/31/2006	8.2500	Dickenson	VA	426	48
905498.00	Willie L. Rose and Betty S. Rose	02/20/2004	33.0000	Dickenson	VA	400	561
905499.00	Ronnie Gilbert and Vicki Gilbert	03/24/2004	28.0000	Russell	VA	610	514
905531.00	Roy F. Rose and Charlotte L. Rose	02/23/2004	16.5000	Dickenson	VA	400	565
905534.00	I. B. McReynolds Heirs	04/18/2004	1.8100	Dickenson	VA	Force Pool	Force Pool
905535.00	G. W. Smith, Jr., Heirs	04/18/2004	111.4500	Dickenson	VA	Force Pool	Force Pool
905538.01	Barnum Powers	11/24/2003	5.7900	Dickenson	VA	Force Pool	Force Pool
905538.02	Darrell C. Powers	11/24/2003	1.4475	Dickenson	VA	Force Pool	Force Pool
905538.03	Gaynell Sykes, et ux.	11/24/2003	1.4475	Dickenson	VA	Force Pool	Force Pool
905538.04	Betty Lou Powers, Widow	11/24/2003	1.4475	Dickenson	VA	Force Pool	Force Pool
905554.00	Verna Sutherland, et ux.	02/10/2004	15.3300	Dickenson	VA	400	645
905556.00	Terry W. Harris and Tabitha Harris	04/13/2004	9.9000	Dickenson	VA	400	640
905558.00	Bessie Maine Kiser, Widow	01/10/2004	10.0000	Dickenson	VA	400	636
905600.01	Franklin D. Hillman and Lou Jean Hillman	05/29/2004	76.6010	Dickenson	VA	401	766
905600.02	Charles Wade	08/21/2004	76.6010	Dickenson	VA	406	110
905600.03	Edith E. and Walter Moore	08/21/2004	76.6010	Dickenson	VA	406	114
905600.04	Larry and Diane Stanley	08/21/2004	76.6010	Dickenson	VA	406	118
905600.05	James B. and Vernie Bise	08/21/2004	76.6010	Dickenson	VA	406	122
905600.06	Darrel and Phyllis Ringley	08/21/2004	76.6010	Dickenson	VA	406	85
905600.07	Theodore and Cora Mayes	08/21/2004	76.6010	Dickenson	VA	406	89
905600.08	George Wythe Taylor, II	09/13/2004	76.6010	Dickenson	VA	406	93
905600.09	John Edgar Hillman	10/19/2004	76.6010	Dickenson	VA	410	464
905600.10	Doris Bray and Bobby J. Perry	10/19/2004	76.6010	Dickenson	VA	410	464
905600.11	Carolyn Hope and Garnett Gilliam	10/19/2004	76.6010	Dickenson	VA	410	464
905600.12	Victoria P. and Daniel Beck	10/19/2004	76.6010	Dickenson	VA	410	464
905600.13	Frank Bray, Jr. and Patricia Bray	10/19/2004	76.6010	Dickenson	VA	410	464
905600.14	Lisa R. and David Williamson	10/19/2004	76.6010	Dickenson	VA	410	464
905600.15	Robert Edward Kennedy	10/19/2004	76.6010	Dickenson	VA	410	464
905600.16	Carmen and Byron D. Cantrell	10/19/2004	76.6010	Dickenson	VA	410	464
905600.17	William Warren Mayes, Jr.	10/19/2004	76.6010	Dickenson	VA	410	464

57

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905600.18	Tammy Ringley and Mike Collins	10/19/2004	76.6010	Dickenson	VA	410	464
905600.19	Mark and Tammy Ringley	10/19/2004	76.6010	Dickenson	VA	410	464
905600.20	James Boyce and Denise Ringley	10/19/2004	76.6010	Dickenson	VA	410	464
905600.21	Mae M. Ringley	10/19/2004	76.6010	Dickenson	VA	410	464
905600.22	Wayne H. Ringley	10/19/2004	76.6010	Dickenson	VA	410	464
905600.23	Reba Ann and Jess Boyd Lockhart	10/19/2004	76.6010	Dickenson	VA	410	464
905600.24	James Ronnie and Katherine Ringley	10/19/2004	76.6010	Dickenson	VA	410	464
905600.25	Leslie V. and Diane Allen Stanley	10/19/2004	76.6010	Dickenson	VA	410	464
905656.00	Roger Edwards and Sandra Edwards	07/13/2004	1.0000	Dickenson	VA	404	462
905658.01	Allen Junior Yates and Linda Gail Yates	07/30/2004	6.0000	Dickenson	VA	404	466
905658.02	James Gleason Yates	07/30/2004	6.0000	Dickenson	VA	404	470
905658.03	Glenn Stallard	08/04/2004	6.0000	Dickenson	VA	404	474
905658.04	Opal Stallard, Widow	08/11/2004	6.0000	Dickenson	VA	405	11
905658.05	Diana S. Coulthard and Danny Coulthard	08/13/2004	6.0000	Dickenson	VA	405	15
905658.06	Norman Hammons, Single	08/05/2004	6.0000	Dickenson	VA	405	19
905658.07	James B. Stallard, Widower	08/05/2004	6.0000	Dickenson	VA	405	23
905658.08	Virginia Hall, Widow	07/29/2004	6.0000	Dickenson	VA	405	27
905658.09	Ada Hammonds and Bobby Hammonds	08/05/2004	6.0000	Dickenson	VA	405	31
905658.10	Joyce C. Stallard, Widow	08/04/2004	6.0000	Dickenson	VA	405	39
905658.11	Blanche Patton, Widow	08/04/2004	6.0000	Dickenson	VA	405	35
905658.12	Gerald M. White and Ruth A. White	08/11/2004	6.0000	Dickenson	VA	405	910
905658.13	Maria Yates	08/04/2004	6.0000	Dickenson	VA	405	927
905658.14	Melvinia B. Stallard	09/03/2004	6.0000	Dickenson	VA	405	935
905658.15	Verlin Stallard	08/11/2004	6.0000	Dickenson	VA	405	949
905658.16	Carl Hammons	08/13/2004	6.0000	Dickenson	VA	406	814
905658.17	Clynis H. Stallard	08/11/2004	6.0000	Dickenson	VA	406	822
905658.18	June Perry, et al.	10/19/2004	6.0000	Dickenson	VA	410	546
905658.19	Bernis Hammons	10/19/2004	6.0000	Dickenson	VA	410	546
905658.20	Bureda Stallard	10/19/2004	6.0000	Dickenson	VA	410	546
905658.21	Betty Sue Stallard Pack	10/19/2004	6.0000	Dickenson	VA	410	546

58

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905658.22	Ray and Dorothy Stallard	10/19/2004	6.0000	Dickenson	VA	410	546
905658.23	Joseph Randall and Peggy M. Stallard	10/19/2004	6.0000	Dickenson	VA	410	546
905683.01	Verna and Clayton Sutherland	08/11/2004	2.0000	Dickenson	VA	406	651
905683.02	Carol R. and George Smith	08/21/2004	2.0000	Dickenson	VA	406	656
905683.03	William and Vonda Rose	10/23/2004	2.0000	Dickenson	VA	406	661
905683.04	Roy and Charlotte L. Rose	10/23/2004	2.0000	Dickenson	VA	407	501
905683.05	Linda S. and Charles E. Robinson	08/21/2004	0.2400	Dickenson	VA	408	373
905683.06	Irene and Jack Fields	12/14/2004	0.2833	Dickenson	VA	410	628
905683.07	Ted Johnson	12/14/2004	0.2833	Dickenson	VA	410	628
905685.00	I. B. McReynolds Heirs	11/19/2002	2.6200	Dickenson	VA	Force Pool	Force Pool
905686.00	Heirs of Samuel J. M. Kiser	12/16/2003	0.6800	Dickenson	VA	Force Pool	Force Pool
905687.01	Barry and Jacqueline Deel	08/31/2004	25.0000	Dickenson	VA	405	931
905687.02	Lavona Deel Moore, Widow	08/31/2004	25.0000	Dickenson	VA	405	939
905687.03	Polly and Daniel Ross	08/31/2004	25.0000	Dickenson	VA	406	97
905687.04	Rita and Archie Deel	08/31/2004	25.0000	Dickenson	VA	406	103
905687.05	Barbara Ellen Deel	08/31/2004	25.0000	Dickenson	VA	407	506
905687.06	Patsy D. and James Batten	08/31/2004	25.0000	Dickenson	VA	407	511
905687.07	Rachel Deel Holt	08/31/2004	25.0000	Dickenson	VA	407	515
905687.08	Marie Deel	08/31/2004	25.0000	Dickenson	VA	407	519
905687.09	Danny Rolfe Deel	08/31/2004	25.0000	Dickenson	VA	407	523
905687.10	Nancy H. Gilmer and James Gilmer	08/31/2004	25.0000	Dickenson	VA	407	527
905687.11	Patricia Hulcher Madden	08/31/2004	25.0000	Dickenson	VA	407	531
905687.12	Nancy P. Jones and Daniel Jones, Jr.	08/31/2004	25.0000	Dickenson	VA	407	535
905687.13	Bruch Hulcher and Bonnie Hulcher	08/31/2004	25.0000	Dickenson	VA	407	752
905687.14	Ruth Deel Lilley	08/31/2004	25.0000	Dickenson	VA	412	298
905687.15	Gus and Sherry Hulcher, et al.	12/14/2004	0.0449	Dickenson	VA	410	560
905687.16	Gus and Sherry Hulcher, et al.	10/19/2004	0.0518	Dickenson	VA	410	600
905687.17	Gus and Sherry Hulcher, et al.	10/19/2004	0.3340	Dickenson	VA	410	479
905706.01	Grace Chase Clark	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905706.02	Boyd Chase and Glo Chase	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905706.03	Arthur Lee Chase and Ruby Chase	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905706.04	Sandy Chase Dotson	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool
905706.05	Carter D. Chase	09/16/2003	112.6900	Dickenson	VA	Force Pool	Force Pool

59

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905709.01	Wade Lee Scott and Lillian J. Scott	09/16/2003	112.6900	Dickenson	VA	401	623
905709.02	Hiram J. Rose and Lilly T. Rose	09/16/2003	112.6900	Dickenson	VA	401	623
905709.03	Voda Blevins and Avanell Blevins	09/16/2003	112.6900	Dickenson	VA	401	623
905715.00	Consol Energy, Inc.	09/16/2003	58.7700	Buchanan	VA	597	175
905728.00	Dickenson County School Board	10/20/2004	1.2000	Dickenson	VA	406	911
905786.00	Lucille Mullins	12/08/2004	2.0000	Dickenson	VA	408	378
905822.01	Ike and Renida F. Bowman	01/17/2005	90.0000	Dickenson	VA	409	352
905831.01	Elizabeth A. and Berkeley Cox	11/10/2004	79.5010	Dickenson	VA	410	56
905831.02	Emily P. Baker	11/10/2004	79.5010	Dickenson	VA	410	61
905831.03	Pauline B. Legard	11/10/2004	79.5010	Dickenson	VA	410	65
905838.00	Appalachian Power Company	01/10/2005	1.0700	Dickenson	VA	410	52
905839.01	Hattie Compton May	01/27/2005	35.0000	Buchanan	VA	616	50
905839.02	Ellen Compton Miller	01/27/2005	35.0000	Buchanan	VA	616	54
905839.03	Bill and Thelma J. Compton	01/27/2005	35.0000	Buchanan	VA	616	58
905839.04	Donald Compton	01/27/2005	35.0000	Buchanan	VA	616	62
905839.05	Linda and Charles Jackson	02/15/2005	35.0000	Buchanan	VA	618	406
905839.06	Marcia and Gary Pearson	02/15/2005	35.0000	Buchanan	VA	617	720
905839.07	James Caldwell	02/15/2005	35.0000	Buchanan	VA	617	725
905839.08	Kim E. and Cindy Ray	02/15/2005	35.0000	Buchanan	VA	617	729
905839.09	Reba K. Haney	02/15/2005	35.0000	Buchanan	VA	617	734
905839.10	Barbara F. and Harry Workman	02/15/2005	35.0000	Buchanan	VA	618	410
905839.11	Mary C. Compton	03/21/2005	35.0000	Buchanan	VA	621	278
905839.12	Linda D. Rozell	07/15/2005	35.0000	Buchanan	VA			050002654
905854.00	Theresa D. Scholz	07/20/2004	3.4600	Dickenson	VA	Force Pool	Force Pool
905855.00	I. B. McReynolds Heirs	04/20/2004	38.8300	Dickenson	VA	Force Pool	Force Pool
905856.01	Carl and Patsy Meade	02/17/2004	0.7987	Dickenson	VA	Force Pool	Force Pool
905856.02	Mary Martha Freeman	02/17/2004	58.7700	Dickenson	VA	Force Pool	Force Pool
905856.03	G. T. Smith	02/17/2004	58.7700	Dickenson	VA	Force Pool	Force Pool
905856.04	Lewis and Marlese Salyer	02/17/2004	58.7700	Dickenson	VA	Force Pool	Force Pool
905857.01	Novelada E. Kahlau	05/18/2004	0.1905	Buchanan	VA	Force Pool	Force Pool
905857.02	Ken T. Breeding and Karen Breeding	05/18/2004	0.1905	Buchanan	VA	Force Pool	Force Pool
905857.03	Beatrice P. and Robert Sutphine	05/18/2004	0.1905	Buchanan	VA	Force Pool	Force Pool
905863.00	William F. Duty	04/20/2004	0.9400	Dickenson	VA			040002522

60

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
905864.01	Lela Ballard Dunbar	04/20/2004	4.9290	Dickenson	VA	Force Pool	Force Pool
905864.02	Zellie Westmark	04/20/2004	4.9290	Dickenson	VA	Force Pool	Force Pool
905864.03	Madeline O. and Robert E. Kerr	04/20/2004	4.9290	Dickenson	VA	Force Pool	Force Pool
905864.04	Joan M. and Harold E. Rose	04/20/2004	4.9290	Dickenson	VA	Force Pool	Force Pool
905864.05	Janet M. and Albert Rodriguez	04/20/2004	4.9290	Dickenson	VA	Force Pool	Force Pool
905892.00	I. B. McReynolds Heirs	03/16/2004	28.6700	Dickenson	VA	Force Pool	Force Pool
905895.00	Jean Johnson Robinson	01/10/2005	19.0800	Dickenson	VA	412	306
905927.01	Lela Ballard Dunbar	04/20/2004	4.4343	Dickenson	VA	Force Pool	Force Pool
905927.02	Zellie Westmark	04/20/2004	4.4343	Dickenson	VA	Force Pool	Force Pool
905927.03	Madeline O. and Robert E. Kerr	04/20/2004	4.4343	Dickenson	VA	Force Pool	Force Pool
905927.04	Joan M. and Harold E. Rose	04/20/2004	4.4343	Dickenson	VA	Force Pool	Force Pool
905927.05	Janet M. and Albert Rodriguez	04/20/2004	4.4343	Dickenson	VA	Force Pool	Force Pool
905948.00	Carl P. and Phyllis M. Mullins	04/08/2005	0.6500	Dickenson	VA	412	302
905949.00	Bruce and Shelbie Willis	03/31/2005	10.0000	Dickenson	VA	412	561
905950.00	Palmer and Mildred Yates	04/12/2005	43.2200	Dickenson	VA	412	565
905951.00	Palmer and Mildred Yates	04/12/2005	53.4000	Dickenson	VA	412	569
905952.00	Debra M. Mullins	04/07/2005	6.0000	Dickenson	VA	412	573
905953.00	Carroll Ray Baker	04/07/2005	44.8000	Dickenson	VA	412	577
905954.00	Joey E. Mullins and Tabatha A. Mullins	04/26/2005	11.1300	Dickenson	VA	412	581
905993.01	Brenda Richard	04/26/2005	5.0000	Dickenson	VA	413	357
905993.02	Kenneth Byron Cissne	05/09/2005	5.0000	Dickenson	VA			50002122
905994.00	Carl and Mary Cantrell	04/19/2005	4.5000	Dickenson	VA	413	361
905995.00	Dickenson County Bd of Supv	03/31/2005	0.4300	Dickenson	VA	413	365
905997.00	Delmar H. and Mary C. Mayes	05/05/2005	65.0000	Dickenson	VA	413	369
906000.00	William Carroll, Jr., et ux.	04/19/2005	15.0000	Dickenson	VA	413	556
906001.00	Gregory B. Salyer	04/14/2005	5.4400	Dickenson	VA	413	560
906002.01	Charles C. Adkins	05/16/2005	32.0000	Dickenson	VA	413	564
906002.02	Helen Adkins Atrip, et vir.	05/24/2005	32.0000	Dickenson	VA	415	549
906002.03	Steve McCoy, et ux.	06/16/2005	32.0000	Dickenson	VA	415	561
906002.04	Sylvia Fletcher	06/15/2005	32.0000	Dickenson	VA	415	566
906002.05	Kim Fletcher Turner, et vir.	06/30/2005	32.0000	Dickenson	VA	415	570
906002.06	Ricky Fletcher, et ux.	06/30/2005	32.0000	Dickenson	VA	416	391
906002.07	Randy McCoy, et ux.	06/30/2005	32.0000	Dickenson	VA	416	387

61

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906002.08	Brian McCoy, et ux.	06/16/2005	32.0000	Dickenson	VA	416	383
906002.09	Teresa Adkins Robinson, et vir.	05/24/2005	32.0000	Dickenson	VA	416	598
906002.10	Myron McCoy, Single	06/16/2005	32.0000	Dickenson	VA	416	584
906002.11	Courtney Fletcher Phillips, et vir.	06/01/2005	32.0000	Dickenson	VA	415	529
906002.12	Candias Fletcher Hall, et vir.	06/01/2005	32.0000	Dickenson	VA	415	533
906002.13	Carroll Wayne McCoy	05/24/2005	32.0000	Dickenson	VA	415	537
906002.14	Cathi Fletcher Seabolt	06/08/2005	32.0000	Dickenson	VA	415	541
906002.15	Pam Fletcher Robinson, et vir.	06/01/2005	32.0000	Dickenson	VA	415	545
906004.00	Agnes Evelyn Yates Salyer	05/10/2005	0.8930	Dickenson	VA	413	568
906049.00	Brenda Stanley, et vir.	05/03/2005	1.2500	Dickenson	VA	414	349
906059.01	Douglas A. Stidham, et al.	12/14/2004	58.7700	Dickenson	VA	Force Pool	Force Pool
906061.00	Opal Carico Ring	10/19/2004	0.0900	Dickenson	VA	410	464
906062.00	Mary Turner Heirs	01/18/2005	0.9700	Dickenson	VA	410	613
906086.00	George F. Lothry, et ux.	05/31/2005	1.7200	Dickenson	VA	416	576
906087.01	Betty Lou Powers, Widow	06/20/2005	53.1500	Dickenson	VA	416	580
906087.02	Barnum S. Power, et al.	08/17/2005	53.1500	Dickenson	VA	416	26
906093.00	Gregory B. Salyer	04/14/2005	96.2000	Dickenson	VA	415	578
906110.00	Donna Bise Baker, et vir.	06/30/2005	1.3500	Dickenson	VA	415	574
906130.01	Charmon Corrina Mullins Lee, et al.	07/27/2005	4.4700	Dickenson	VA			50001800
906130.02	Clifton Darrell Mullins, et ux.	07/27/2005	4.4700	Dickenson	VA	416	379
906199.00	Carl J. Mullins, et ux.	08/15/2005	31.2500	Dickenson	VA	419	456
906207.01	Albert Hackney Unknown Heirs	07/22/2005	4.1500	Dickenson	VA	415	156
906216.00	Lambert Land, LLC	08/24/2005	30.0000	Dickenson	VA			050002123	(2)
906223.00	James W. Clifford, Unmarried	03/31/2005	25.0000	Dickenson	VA	419	396
906229.01	Leonard Oscar Powers, et al.	07/22/2005	0.0000	Dickenson	VA	415	106
906245.01	Donna Lee Johnson, Widow	08/23/2005	15.3300	Dickenson	VA	420	69
906253.00	Harry C. Roberts, et ux.	09/21/2005	165.0000	Dickenson	VA	420	89
906255.00	Marlon Colley	09/22/2005	97.7500	Dickenson	VA	420	80
906255.01	Trevor Colley, a minor.	04/21/2006	97.7500	Dickenson	VA	430	368
906257.01	Nancy Irene Compton, Single	10/12/2005	42.0000	Dickenson	VA	420	490
906257.02	Rita Tiller, et vir.	10/18/2005	42.0000	Dickenson	VA	420	486
906257.03	Rosie L. Rose, et vir.	10/11/2005	42.0000	Dickenson	VA	420	482
906257.04	Michael Edward Thompson, et ux.	02/02/2006	42.0000	Dickenson	VA	423	450

62

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906260.00	Nancy Irene Compton, Single	10/12/2005	1.0000	Dickenson	VA	420	494
906285.00	Odessie Rose, et al.	05/03/2005	15.0000	Dickenson	VA	422	76
906298.00	Carnell Salyers, et ux.	11/14/2005	38.7000	Dickenson	VA	422	299
906299.01	Denny Sutherland, et ux.	11/21/2005	102.0000	Dickenson	VA	422	81
906299.01	Denny Sutherland, et ux.	11/21/2005	102.0000	Dickenson	VA	422	81
906299.02	Gerald L. Gray, PC Attorney	11/21/2005	102.0000	Dickenson	VA	423	564
906299.02	Gerald L. Gray, PC Attorney	11/21/2005	102.0000	Dickenson	VA	423	564
906300.00	Larry McKnight, et ux.	10/20/2005	45.0000	Dickenson	VA	422	85
906301.01	Yellow Poplar Lumber Company	11/15/2005	58.7700	Buchanan	VA	Force Pool	Force Pool
906302.01	Yellow Poplar Lumber Company	11/15/2005	58.7700	Buchanan	VA	Force Pool	Force Pool
906303.01	Yellow Poplar Lumber Company	11/15/2005	58.7700	Buchanan	VA	Force Pool	Force Pool
906315.01	Linda Marie Rhea, Single	11/30/2005	128.0000	Dickenson	VA	423	292
906315.02	Sandra L. Long, Widow	12/16/2005	128.0000	Dickenson	VA	423	296
906315.03	Robert Dale Rhea, et ux.	12/20/2005	128.0000	Dickenson	VA	423	300
906315.04	Brenda Sue Rhea Sneed, et vir.	11/30/2005	128.0000	Dickenson	VA	423	304
906315.05	Lois Dotson Bailey, Widow	03/01/2006	128.0000	Dickenson	VA	426	62
906327.01	Jimmy M. Smith, Single	11/15/2005	3.1000	Dickenson	VA	420	139
906335.01	Unknown Heirs of W. B. Powers	11/15/2005	55.4500	Dickenson	VA	420	152
906336.01	Harry Eugene Bise, et ux.	11/15/2005	1.0800	Dickenson	VA	420	152
906337.01	Mary Alice Bise, et vir.	11/15/2005	1.1500	Dickenson	VA	420	152
906338.01	Theo Puckett, et al.	11/15/2005	1.3332	Dickenson	VA	420	152
906339.01	Ida M. Mitchell, Widow	11/15/2005	3.7300	Dickenson	VA	420	152
906341.00	Agnes Evelyn Salyer	01/10/2006	8.0000	Dickenson	VA	423	267
906343.00	Johnny Stanley, et ux.	01/12/2006	22.0000	Dickenson	VA	423	283
906344.00	Theodore Gray Edwards, et ux.	01/16/2006	37.1000	Dickenson	VA	423	458
906345.00	Glenn M. Lawrence, et ux.	01/19/2006	3.0000	Dickenson	VA	423	463
906346.00	Alfred L. Yates	01/19/2006	19.0000	Dickenson	VA	423	467
906347.00	Curtis Bond, et ux.	01/24/2006	22.0000	Dickenson	VA	423	471
906349.00	Jennifer Salyers Edwards, Single	02/03/2006	6.2000	Dickenson	VA	423	454
906350.00	David L. Proulex, et ux.	02/07/2006	6.4100	Dickenson	VA	424	81
906353.01	Ellen Louise French	02/08/2006	51.1400	Dickenson	VA	424	085
906353.02	Patricia Ann French	02/08/2006	51.1400	Dickenson	VA	424	073
906377.00	Yellow Poplar Lumber Company	02/11/2006	58.7700	Buchanan	VA			60000174

63

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906379.01	Lawrence Turner Heirs	01/10/2006	1.0200	Dickenson	VA	421	639
906380.00	Carol P. Armstrong, et vir.	01/09/2006	52.0000	Dickenson	VA	424	467
906380.00	Carol P. Armstrong, et vir.	01/09/2006	52.0000	Dickenson	VA	424	467
906381.00	Jack G. Deel, et ux.	02/24/2006	2.0000	Buchanan	VA			060001300
906382.00	Richard Paul Maske, Jr., et ux.	02/08/2006	440.0800	Dickenson	VA	424	462
906401.01	ACIN, LLC	01/10/2006	1.2400	Dickenson	VA	421	590
906403.00	Gloria O’Quinn Jackson, et al.	03/01/2006	106.0000	Dickenson	VA	425	524
906404.00	Sammy Carty, et ux.	03/15/2006	1.5100	Dickenson	VA	425	548
906405.00	Scottie Kline Mullins, et ux.	03/15/2006	19.8000	Dickenson	VA	425	544
906406.00	David Edward Rasnick, et ux.	03/16/2006	57.6300	Dickenson	VA	425	528
906407.01	Eva Jane Grizzle	01/10/2006	58.7700	Dickenson	VA	421	684
906409.01	Eva Jane Grizzle	01/10/2006	58.7700	Dickenson	VA	421	655
906415.00	John Franklin Mullins, et ux.	03/28/2006	0.4200	Dickenson	VA	426	36
906416.00	Glenda Sykes, Single	03/28/2006	0.8610	Dickenson	VA	426	40
906419.00	Fletcher Strouth, et ux.	03/15/2006	12.9710	Dickenson	VA	426	44
906420.00	Glenn Ellis Sykes, et ux.	03/24/2006	38.3000	Dickenson	VA	426	32
906422.01	Pridemore Viers, et ux.	06/02/2006	26.6000	Dickenson	VA	428	367
906423.01	Joseph A. Long, et al.	01/10/2006	58.7700	Dickenson	VA	421	700
906425.00	Ernest Deel, et ux.	04/20/2006	4.0000	Buchanan	VA			060002017
906456.01	Joseph Kiser Heirs	03/08/2006	3.4100	Russell	VA	49	153
906457.01	Yellow Poplar Lumber Company	03/08/2006	17.0700	Buchanan	VA			60000772
906458.01	Yellow Poplar Lumber Company	03/08/2006	58.7700	Buchanan	VA			60000773
906459.01	Yellow Poplar Lumber Company	03/08/2006	58.7700	Buchanan	VA			60000774
906461.00	Carl Gilbert, et ux.	04/18/2006	20.7500	Dickenson	VA	427	75
906462.00	Jonathan Moore, et ux.	05/03/2006	0.4900	Dickenson	VA	427	63
906463.00	Donald Potter, et ux.	05/03/2006	1.0900	Dickenson	VA	427	67
906464.00	Lanice Clay, et ux.	05/03/2006	0.3700	Dickenson	VA	427	71
906466.01	Grover Garland Smith, et al.	03/08/2006	0.1333	Dickenson	VA	423	413
906467.01	Grover Garland Smith, et al.	03/08/2006	0.3292	Dickenson	VA	423	399
906468.01	Grover Garland Smith, et al.	03/08/2006	2.9126	Dickenson	VA	423	385
906474.00	Lorreign Hayter Martin, et vir.	06/05/2006	156.0000	Dickenson	VA	428	376
906478.00	Mary Mayes, et al.	05/10/2006	13.1500	Dickenson	VA	427	755
906479.00	Franklin D. Rasnick	05/31/2006	1.5000	Dickenson	VA	427	751

64

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906496.00	Johnny Ray Mullins, Widower	06/13/2006	29.4900	Dickenson	VA	428	371
906497.00	Welford Dotson, Widower	06/13/2006	36.9320	Dickenson	VA	428	333
906498.00	Welford Dotson, Widower	06/13/2006	24.9090	Dickenson	VA	428	337
906499.01	Milam Habern Wallen, Married	07/12/2006	33.6200	Dickenson	VA	429	472
906499.02	Ida Wallen Kirby, Widow	07/07/2006	33.6200	Dickenson	VA	429	468
906500.00	Walker Holsapple, et ux.	06/12/2006	8.3600	Dickenson	VA	429	464
906501.00	Ruby Margaret Carty, Widow	07/14/2006	53.2500	Dickenson	VA	429	460
906502.00	Dollie Belle S. Patrick, Widow	06/22/2006	128.3400	Dickenson	VA	429	452
906502.02	Charles Patrick, Single	08/14/2006	128.3400	Dickenson	VA	430	372
906502.03	Ronald Patrick, et ux.	08/14/2006	128.3400	Dickenson	VA	430	376
906503.00	Carl J. Garrett, et ux.	05/31/2006	10.0000	Dickenson	VA	428	341
906505.00	Banner E. Marshall, et ux.	05/31/2006	3.3200	Dickenson	VA	428	354
906506.00	Damon A. Rasnick, et ux.	06/08/2006	12.3500	Dickenson	VA	428	361
906510.01	Gallie Friend, Trustee	04/18/2006	58.7700	Buchanan	VA			60001241
906511.01	Gallie Friend, Trustee	04/18/2006	55.0300	Buchanan	VA			60001238
906512.01	Gallie Friend, Trustee	04/18/2006	58.7700	Buchanan	VA			60001239
906513.01	W. B. Powers Heirs Unknown	06/18/2006	58.7700	Dickenson	VA	424	590
906514.01	Gallie Friend, Trustee	04/18/2006	58.7700	Buchanan	VA			60001242
906515.01	Gallie Friend, Trustee	04/18/2006	58.7700	Buchanan	VA			60001245
906606.01	Howard L. Estep, et ux.	04/18/2006	0.0000	Dickenson	VA	424	575
906607.01	Verna Lea K. Smith, et ux.	04/18/2006	2.8200	Dickenson	VA	424	575
906608.01	William D. Vicars, et ux.	04/18/2006	2.8200	Dickenson	VA	424	575
906609.01	James D. Rose, et al.	04/18/2006	13.2240	Dickenson	VA	424	575
906610.01	Ross Spenilla, et ux.	07/14/2006	35.0000	Dickenson	VA	429	755
906610.02	Janie B. Bise, et vir.	07/27/2006	35.0000	Dickenson	VA	429	448
906610.03	Carroll Ray Baker, Widower	07/27/2006	35.0000	Dickenson	VA	429	444
906610.04	Paul Wallen	07/25/2006	35.0000	Dickenson	VA	429	480
906610.05	Freddie Wallen	07/25/2006	35.0000	Dickenson	VA	429	476
906610.06	Phillip Baker, et ux.	08/09/2006	35.0000	Dickenson	VA	430	344
906610.07	Beverly Baker, Widow	08/14/2006	35.0000	Dickenson	VA	430	348
906610.08	Betty Baker, Widow	08/09/2006	35.0000	Dickenson	VA	431	158
906610.09	Steven Baker, et ux.	08/09/2006	35.0000	Dickenson	VA	431	167
906610.10	Karen Wallen Pennington, et vir.	08/31/2006	35.0000	Dickenson	VA	431	571

65

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906610.11	Janet Sue Baker Mullins, et vir.	09/14/2006	35.0000	Dickenson	VA	431	567
906610.12	Andy James Baker, et ux.	09/11/2006	35.0000	Dickenson	VA	433	659
906621.00	Larry G. Mullins, et ux.	06/12/2006	89.0000	Dickenson	VA	429	456
906639.00	Donald F. Ledwell, et al.	07/20/2006	10.0000	Dickenson	VA	430	340
906646.01	Charlton Tiller	08/03/2006	7.5000	Dickenson	VA	430	336
906647.00	Gladwell Bowman, Single	08/29/2006	22.9000	Dickenson	VA	430	352
906653.00	David Paul Wright, et ux.	08/17/2007	30.3300	Dickenson	VA	430	660
906654.00	Wiley Lee Lothery, et ux.	09/05/2006	0.4100	Dickenson	VA	431	453
906655.01	Ruth Smith, Single	07/24/2006	0.4600	Dickenson	VA	431	431
906655.02	Carol Seay	07/24/2006	0.4600	Dickenson	VA	Unrecorded	Unrecorded
906655.03	Nancy L. Sparks, Widow	07/24/2006	0.4600	Dickenson	VA	431	449
906655.04	Emily Brooks	07/24/2006	0.4600	Dickenson	VA	431	445
906655.05	Bernard N. Smith, et ux.	07/24/2006	0.4600	Dickenson	VA	431	441
906655.06	Juanita Hill, et vir.	07/24/2006	0.4600	Dickenson	VA	433	5
906655.07	Lois Rasnick Mumford	07/24/2006	0.4600	Dickenson	VA	433	651
906655.08	Muriel McClain	07/24/2006	0.4600	Dickenson	VA	433	643
906655.09	Faye M. Rasnick	07/24/2006	0.4600	Dickenson	VA	433	635
906656.01	Leslie Verl Stanley, et ux.	09/12/2006	11.1500	Dickenson	VA	433	631
906656.02	Larry Gene Stanley, et ux.	09/12/2006	11.1500	Dickenson	VA	433	1
906673.01	Yellow Poplar Lumber Company	06/22/2006	57.4600	Buchanan	VA			60002235
906674.00	Kerry L. Hay, et ux.	06/30/2006	10.0000	Dickenson	VA	431	419
906675.01	Joan C. Trivett	08/31/2006	73.9500	Dickenson	VA	431	563
906675.02	Christina L. Trivett Russin, et vir.	08/29/2006	73.9500	Dickenson	VA	433	623
906676.00	Gary D. Carty, et ux.	10/05/2006	0.6040	Dickenson	VA	431	559
906677.00	Carl Ray Lyall, et ux.	10/05/2006	0.5000	Dickenson	VA	431	555
906678.00	Clayton Baker, et ux.	09/21/2006	5.5000	Dickenson	VA	431	551
906700.00	J. Radford Stanley Living Trust	09/08/2006	41.4700	Dickenson	VA	433	663
906701.00	Bennie C. Lothery, et ux.	10/12/2006	0.9700	Dickenson	VA	433	627
906704.00	Mitchell G. Murphy, et ux.	09/20/2006	14.0000	Dickenson	VA	433	615
906705.00	Mildred Skeens	10/30/2006	22.7100	Dickenson	VA	433	522
906716.01	Julia Jacquelyn Presley	09/14/2006	49.0000	Dickenson	VA	433	506
906716.02	Bill Bristow, et ux.	09/14/2006	49.0000	Dickenson	VA	433	667
906716.03	Lee Counts, et ux.	09/14/2006	49.0000	Dickenson	VA	433	683

66

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906716.04	Bert Clifford Mullins, et ux.	09/14/2006	49.0000	Dickenson	VA	Unavailable	Unavailable
906716.05	Kelver Mullins, et ux.	09/14/2006	49.0000	Dickenson	VA	433	498
906716.06	Juanita Mullins	09/14/2006	49.0000	Dickenson	VA	433	543
906716.07	Catherine Mullins	09/14/2006	49.0000	Dickenson	VA	433	539
906716.08	Halbert Ashworth, et ux.	09/14/2006	49.0000	Dickenson	VA	433	575
906716.09	Charlton Tiller	09/14/2006	49.0000	Dickenson	VA	433	567
906716.10	Virgil Jack Presley, et ux.	09/14/2006	49.0000	Dickenson	VA	433	563
906716.11	Virgie Dean Presley	09/14/2006	49.0000	Dickenson	VA	Unavailable	Unavailable
906716.12	Graham Kennedy Tiller, et ux.	09/14/2006	49.0000	Dickenson	VA	433	518
906716.13	Travis B. Tiller	09/14/2006	49.0000	Dickenson	VA	433	611
906716.14	Neil C. Tiller, et ux.	09/14/2006	49.0000	Dickenson	VA	433	599
906716.15	Pamela Barton	09/14/2006	49.0000	Dickenson	VA	433	594
906716.16	Lena Mullins	09/14/2006	49.0000	Dickenson	VA	433	527
906716.17	Joe Stacker, et ux.	09/14/2006	49.0000	Dickenson	VA	433	655
906716.18	Don E. Taylor, et ux.	09/14/2006	49.0000	Dickenson	VA	433	639
906716.19	Daisy L. Tiller	09/14/2006	49.0000	Dickenson	VA	434	415
906717.01	Julia Jacquelyn Presley	09/14/2006	50.1500	Dickenson	VA	433	502
906717.02	Bill Bristow, et ux.	09/14/2006	50.1500	Dickenson	VA	433	675
906717.03	Lee Counts, et ux.	09/14/2006	50.1500	Dickenson	VA	433	607
906717.04	Kelver Mullins, et ux.	09/14/2006	50.1500	Dickenson	VA	434	452
906717.05	Juanita Mullins	09/14/2006	50.1500	Dickenson	VA	433	547
906717.06	Catherine Mullins	09/14/2006	50.1500	Dickenson	VA	433	535
906717.07	Charlton Tiller	09/14/2006	50.1500	Dickenson	VA	433	571
906717.08	Halbert Ashworth, et ux.	09/14/2006	50.1500	Dickenson	VA	433	531
906717.09	Virgie Dean Presley	09/14/2006	50.1500	Dickenson	VA	433	555
906717.10	Virgil Jack Presley, et ux.	09/14/2006	50.1500	Dickenson	VA	433	559
906717.11	Bert Clifford Mullins, et ux.	09/14/2006	50.1500	Dickenson	VA	434	444
906717.12	Graham Kennedy Tiller, et ux.	09/14/2006	50.1500	Dickenson	VA	433	510
906717.13	Travis B. Tiller	09/14/2006	50.1500	Dickenson	VA	Unavailable	Unavailable
906717.14	Neil C. Tiller, et ux.	09/14/2006	50.1500	Dickenson	VA	433	603
906717.15	Pamela Barton	09/14/2006	50.1500	Dickenson	VA	433	589
906717.16	Lena Mullins	09/14/2006	50.1500	Dickenson	VA	433	551
906717.17	Joe Stacker, et ux.	09/14/2006	50.1500	Dickenson	VA	433	647

67

EXHIBIT A-1

LEASES

EPC Lease No.	Lease Name and/or Lessor	Lease Date	Gross Acres	County	State	Book	Page	Instrument or Registry No.	See Footnote
906717.18	Don E. Taylor, et ux.	09/14/2006	50.1500	Dickenson	VA	433	619
906717.19	Daisy L. Tiller	09/14/2006	50.1500	Dickenson	VA	434	411
906762.00	David H. Adkins, et ux.	10/17/2006	17.1420	Dickenson	VA	433	671
906790.01	Hattie Jane Ratliff	10/12/2006	1.7300	Dickenson	VA	434	419
906790.02	Jimmy Dale and Sharon Ratliff	11/07/2006	1.7400	Dickenson	VA	434	436
906888.00	Equitable Production Company		2,377.7600	Wise Dickenson	VA				(7)
906889.00	Pine Mountain Oil and Gas, Inc.		246,797.0000	Buchanon Wise Dickenson Russell	VA

FOOTNOTES

(1)          Lease No. 223010.02 is an Amendment to Lease No. 223010.01. The original Amendment is unrecorded; however, Memorandum Of Amendment To Oil And Gas Lease And Letter Agreement, dated 11/1/1991, is recorded in Russell County, Virginia, in Book 390, at Page 543; in Wise County, Virginia, in Book 720, at Page 253 and in Book 720, at Page 286; and in Dickenson County, Virginia, in Book 276, at Page 695 and in Book 276, at Page 728.

(2)          Original lease is unrecorded. The recorded document is a Memorandum of Lease.

(3)          Lease No. 904576.00 Amends and Restates Lease Nos. 223010, 223000 and 244943, and contains 32,339.743+/- acres of oil and gas tracts and 47,730.12+/- acres of coal seam tracts. This lease is included in this transaction insofar, and only insofar, as it pertains to to Lease Nos. 223010 and 223000.

(4)          Lease No. 241640.01 is an Additional Acreage Agreement that added acreage under Lease 241490.01. The Recording Data cited is for the Memorandum of Lease. Recording data is unavailable for Russell County.

(5)          Lease No. 244792.01 is a Second Amendment to Coalbed Gas Exploration and Development Agreement. Recording Data is only available for Dickenson County.

(6)          Lease No. 244488.01 is not an actual lease. The number is used to facilitate acreage calculations. See Lease No. 241490.01 for actual data.

(7)          Lease No. 906888.00 covers EPC Deed Nos. 241709.00 and 231215.01.

(8)          Lease Nos. 241641.01 and 255588.01 are not actual leases. The numbers are used to facilitate acreage calculations. See Lease Nos. 241640.01 and 241490.01 for actual data.

68

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
501819	V-501819 Samuel Bise	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
501832	V-501832 S.H.G. ENTERPRISES	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
501853	VC-501853 G.W. Kiser Heirs	VA	Russell	0.92291250	0.80754844	0.50000000	0.43750000	0.07708750	0.06745156	0.50000000	0.43750000	0.42291250
501875	VC-501875	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
502018	VC-502018	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502025	V-502025 Ray & Hazel Kennedy	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502213	VP-502213 Coastal Coal	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
502377	V·502377 Coastal Coal Co.	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
502480	VC-502480 Sutherland, Henry	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502569	VC-502569 Samuel Artrip	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502614	VC-502614 Samuel J. Kiser	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502832	VC-502832 Robart Rasnake	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502974	VG-502974	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503034	VC-503034	VA	Wise	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
503042	VC-503042 Elexius Smith (JV)	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
503108	V-503108 D.E. Mullins	VA	Dickenson	0.80000000	0.68975360	0.50000000	0.43109600	0.20000000	0.17243840	0.50000000	0.43109600	0.30000000
503179	V-503179 T.K. Colley JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503215	VC-503215 Carico, Nellie E.	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
503219	VC-3219 Thomas Bise	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503444	VC-503444 Samuel Hom	VA	Wise	0.64210000	0.56183750	0.50000000	0.43750000	0.35790000	0.31316250	0.50000000	0.43750000	0.14210000
503573	VC-503573 W.T. Goodloe JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503670	VC·503670 Lester, Jacob R	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503968	VC-503968 Rainwater Ramsey	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503972	VCP-503972 R.E. Chase	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504104	VCP-504104 R.W. & Liza Owens	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504145	V-504145 USA	VA	Dickenson	0.80000000	0.68248800	0.50000000	0.42655500	0.20000000	0.17500000	0.50000000	0.42655500	0.30000000
504247	VC-504247 D.H. Vance JV	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
504254	VC4254 Chase, R.E.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504257	VC4257 Rainwater Ramsey	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504342	VC-504342 Pressley, Joseph	VA	Buchanan	0.88280000	0.77245000	0.50000000	0.43750000	0.11720000	0.10255000	0.50000000	0.43750000	0.38280000
504368	VG-504368 Smith, Peter	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504372	VC-S04372 Trivitt, J.B.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504375	VCP-504375 Strauss, W.B.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504484	VC-504484 Smith, Peter R.	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504485	VC-504485 D H Vance JV	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
504492	VC-504492 S.J. Tiller	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504493	VC-JAMES RASNAKE	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	030000000
504494	VC-504494 Gilbert, John C	VA	Russell	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504496	VC-4496 Rainwater Ramsey	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
504498	VC-504498 Pressley, Joshua	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504500	VC-504500 Blair, G.W.	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504503	VC-504503 Rasnick, J.C.	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504504	VC-504504 Sutherland, Jasper	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504508	VC4508 Rainwater Ramsey	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504509	VC-504509 Elexius Smith	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504510	VC-504510 Charles B. Counts	VA	Dickenson	0.75000000	0.65625000	0.50000000	0.43750000	0.25000000	0.21875000	0.50000000	0.43750000	0.25000000
504514	VC-4514 (J. J. GRlZZLE)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504515	VC-504515 Rasnick, C.V.	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
504516	VC-504516 Ball, T.J.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504519	VC-504519 Kelley, Joseph	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504521	VC-4521 (E. S. COUNTS)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504522	VC-504522 Counts, E.S.	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504526	VC-504526 Mullins, Freddie	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504528	VC-504528 L.D. Jackson	VA	Buchanan	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504603	VAD-504603 Coastal Coal Co. LLC	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504637	VC-504637 Hulah Bentley	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504639	VC-4639 Samuel Hensley	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504643	VC-504643 Combs, Fielden	VA	Buchanan	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
504648	VC-504648 Owens, Almareen	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504649	VC-504649 Owens, Almareen	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504650	VCP-504650 E.S. Counts	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504651	VCP-504651 Rainwater Ramsey	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504654	VC4654 Counts, W.L.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504655	VC-504655 Bowman, Blanche	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
504659	VCP-4659 Lambert Land LLC	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504660	VCP-4660 Lambert Land LLC	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
504661	VC-504661 Lee, Jesse	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504665	VC-504665 Ball, T.J.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504666	VCP-4666 F.P. Kelly	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504888	VC-4888 John G. Rakes	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504889	VCP-4889 Steinman Dev.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504890	VCP·4890 Steinman Dev.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504912	V-504912 Pressley, Joshua	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
504998	VCP-4998 F.P. Kelly	VA	Dickenson	0.72290000	0.63253750	0.50000000	0.43750000	0.25000000	0.21875000	0.47290000	0.41378750	0.22290000
505001	VCP-5001 F.P. Kelly	VA	Dickenson	0.64600000	0.56525000	0.50000000	0.43750000	0.20000000	0.17500000	0.34600000	0.30275000	0.14600000
505118	V-505118 Elijah LaForce	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
505181	VC-505181 Joseph Pressley	VA	Buchanan	0.81290000	0.71128750	0.50000000	0.43750000	0.18710000	0.16371250	0.50000000	0.43750000	0.31290000
505187	VCP-505187 Julia Breeding, et al	VA	Buchanan	0.89074005	0.77695895	0.50000000	0.43613114	0.03455995	0.03023996	0.42530000	0.37097315	0.39074005
505188	VC-505188 Julia Breeding	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
505191	VC-505191 Joseph F. McGuire	VA	Buchanan	0.63595000	0.55645625	0.50000000	0.43750000	0.36405000	0.31854375	0.50000000	0.43750000	0.13595000
505192	VC-505192 J.W. Rasnake	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505193	VC-505193 Mariah Stinson	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505207	VC-5207 George Johnson	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	030000000
505217	VC-505217	VA	Dickenson	0.80000000	0.71346000	0.50000000	0.44591250	0.20000000	0.17836500	0.50000000	0.44591250	0.30000000
505219	VC-505219 T.J. Ball	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505232	VC-505232 W.T. Goodloe	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
505233	VCP-505233 W.L. Counts	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505249	V-505249 Thomas Bise JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505250	V-505250 Banner Coal Col	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
505254	V-505254	VA	Dickenson	0.80000000	0.69934740	0.50000000	0.43709213	0.20000000	0.17483685	0.50000000	0.43709213	0.30000000
505256	VP-505256 Joshua Pressley	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505257	V-505257	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
505368	V-505368 Coastal Coal	VA	Wise	1.00000000	0.82426875	0.50000000	0.41213438	0.00000000	0.00000000	0.50000000	0.41213438	0.50000000
505370	V-5370 W.V. Kiser	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
505372	VP-505372 John Kiser Hrs.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535428	V-535428 Columbus Phipps JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
535430	V-535430 R.C.C. McCoy	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
535434	VC-535434 J.A. Odle	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
535442	VC-535442 Joseph Silcox	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535450	V-535450 Jeremiah Salyer JV	VA	Wise	0.68948000	0.77829500	0.50000000	0.43750000	0.11052000	0.09670500	0.50000000	0.43750000	0.38948000
535452	V-535452 T. G. Wells JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535453	V-535453	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535454	VC-535454 D.K. Banner	VA	Wise	1.00000000	0.81845625	0.50000000	0.40922813	0.00000000	0.00000000	0.50000000	0.40922613	0.50000000
535456	V-535456 Oliver Kendrick	VA	Dickenson	1.00000000	0.85991250	0.50000000	0.42995625	0.00000000	0.00000000	0.50000000	0.42995625	0.50000000
535457	V-535457 Mary Jean Compton	VA	Dickenson	0.80000000	0.69686500	0.50000000	0.43554063	0.20000000	0.17421625	0.50000000	0.43554063	0.30000000
535460	V-535460 Larkin Stanley	VA	Dickenson	0.80000000	0.69103000	0.50000000	0.43189375	0.20000000	0.17275750	0.50000000	0.43189375	0.30000000
535461	V-535461 John E. Rose	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535463	V-535463 T.J. Ball	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535598	VC-535598 Thomas Bise	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535603	VC-535603 J.C. Gilbert	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535604	VC-535604 W.J. Buskill	VA	Buchanan	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535605	VC-535605 W.J. Buskill JV	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535610	VC-535610 L.D. Jackson	VA	Buchanan	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535611	VC-535611 Varnia Bowman	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535619	VC-535619 Almareen Owens	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
535620	VC-535620 Almareen Owens	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
535621	VC-535621 Elihu K. Counts	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
535622	VC-535622 Elihu K. Counts	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535635	VC-535635 J.M. Colley	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535647	VC-535647 Sutherland JV	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
535648	VC-535648 Joseph Pressley	VA	Buchanan	0.63595000	0.55645625	0.50000000	0.43750000	0.36405000	0.31854375	0.50000000	0.43750000	0.13595000
535651	VC-535651 Elijah LaForce	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535652	VC-535652 Elijah LaForce	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535653	V-535653 William Sutherland	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535654	V-535654 Newton Sutherland	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535656	V-535656 J.B. Compton JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535657	V-535657 W.J. Bowman	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535659	V-535659 Joshua W. Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535660	VG-535660 William Barnatte	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535669	VC-535669 Jessee Wampler	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
535690	V-535690 Barternus Breeding Heirs	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535726	VC-535726 Campbell Carter	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535727	VC-535727 Campbell Carler	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
535728	VC-535728 David Moore	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	050000000	0.43750000	0.30000000
535857	V-535857	VA	Dickenson	0.80000000	070000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535873	VC-535873 I.B. McReynolds JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535874	VC-535874 Dennis Associates	VA	Buchanan	0.96885000	0.84774375	0.50000000	0.43750000	0.03115000	0.02725625	0.50000000	0.43750000	0.46885000
535936	V-535936 D.K. Banner	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535960	V-535960 R.P. Dickenson	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
535980	V-535980 Dawson	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535986	V-535986 John Wright, Jr.	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536029	V-536029 N.R. Fuller	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536033	V-536033 D.K. Banner	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536059	VC-536059 R. W. Marshall	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536098	V-536098	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536102	V-536102 Joseph Kelly JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536103	V-536103 J.T Edwards	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536107	V-536107 N.J. Horne	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536122	V-536122	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536128	V-536128 V&T Campbell JV	VA	Dickenson	0.82865722	0.70386931	0.50000000	0.42470475	0.17097753	0.14522994	0.49963475	0.42439450	0.32865722
536134	V-536134 Eli Mays	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536212	V-536212 J.W. Sutherland	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536391	V-536391 W J Buskill	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536392	V-536392 James Rasnake	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536397	V-536397 John L. Tiller	VA	Dickenson	0.80000000	0.69224500	0.50000000	0.43265313	0.20000000	0.17306125	0.50000000	0.43265313	0.30000000
536398	V-536398 James Rasnake	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536720	V-536720	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536721	V-536721	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536764	V-536764	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536274	P-550274 Nell Phipps JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550278	V-550278 N.M. Deel JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550323	V-550323 Hagan & Rasnick JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550327	P-550327 Ellen W. Duryea JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550329	VP-550329 George Johnson	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
550404	P-550404 D.C. Davis	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0:43750000	0.30000000
550405	P-550405 E.W. Duryea	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550406	VP-550406 T.G. Wells JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550423	P-550423 Wilson Rose	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550426	P-550426 JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550443	PP-550443 Jimmy Rose	VA	Dickenson	0.80000000	0.69395500	0.50000000	0.43372188	0.20000000	0.17348875	0.50000000	0.43372188	0.30000000
550448	P-550448 Samuel Bise	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550449	V-550449 Samuel Bise JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550450	P-550450 D.H. Vance JV	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550451	PP-550451 Rainwater Ramsey	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550459	V-550459	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550470	PP-550470 William Green	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550497	P-550497 Steinman Dev	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.15000000	0.13125000	0.25000000	0.21875000	0.10000000
550504	P-550504 F.A. Stratton	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
550506	P-550506 F.A. Stratton Heirs	VA	Dickenson	1.00000000	0.87271000	0.50000000	0.43635500	0.00000000	0.00000000	0.50000000	0.43635500	0.50000000
550510	P-550510 James Baker JV	VA	Dickenson	0.80000000	0.69701000	0.50000000	0.43563125	0.20000000	0.17425250	0.50000000	0.43563125	0.30000000
550513	P-550513 James & Rita South JV	VA	Dickenson	0.77624000	0.67539187	0.50000000	0.43504063	0.19406000	0.16884797	0.47030000	0.40919921	0.27624000
551010	PC-551010 Smith, Peter	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
551016	PCP-551016 David Colley	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
551111	PC-551111 (JESSEE WAMPLER)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
701824	VP1824 - U.S.A. 1	VA	Dickenson	0.80000000	0.69467440	0.50000000	0.43417150	0.20000000	0.17366860	0.50000000	0.43417150	0.30000000
701829	V1829 - S. H. G. ENTERPRISES 3	VA	Dickenson	1.00000000	0.85005000	0.50000000	0.42502500	0.00000000	0.00000000	0.50000000	0.42502500	0.50000000
701831	V1831 - KILGORE, COLUMBUS HEIRS (1	VA	Dickenson	1.00000000	0.86148950	0.50000000	0.43074475	0.00000000	0.00000000	0.50000000	0.43074475	0.50000000
701833	V1833 - U. S. A. 2	VA	Dickenson	0.98046200	0.85790425	0.50000000	0.43750000	0.00000000	0.00000000	0.48046200	0.42040425	0.48046200
701849	VC1849 - BARNETT, WILLIAM 483	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701852	VCP1852 - RASNAKE, ROBERT 502	VA	Russell	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
701863	VC1863 - RASNAKE, J. W. 391	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701870	VC1870 - ROSE, JOHN S. TR. 475	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
701871	VC1871 - ROSE, JOHN S. 370	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701872	VC1872 - ROSE, JOHN S. 495	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701913	V1913 - EDWARDS, B. H. 410	VA	Dickenson	1.00000000	0.86611250	0.50000000	0.43305625	0.00000000	0.00000000	0.50000000	0.43305625	0.50000000
701934	VC1934 - KELLEY, JOSEPH 378	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701936	VC1936 - WAMPLER, JESSEE TR. 383	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701940	V1940 - OWENS, ANDY & HARDIN 362	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701941	V1941 - KISER, JOHN HEIRS 361	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701942	V1942 - EDWARDS, A. J. 405	VA	Dickenson	0.99998555	0.87168750	0.50000000	0.43585005	0.00000000	0.00000000	0.49998555	0.43583745	0.49998555
701989	VC 1989 - STEPHEN RASNAKE (VC-1989)	VA	Russell	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
701998	V1998 - OWENS, ANDY & HARDIN 407	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701999	V1999·- OWENS, HARDIN 392	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702001	V-2001 - KISER, JOHN HEIRS 408	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702005	VC2005 - RAMSEY, RAINWATER 375	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702006	VC2006 - RAMSEY, RAINWATER 402	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702007	VC2007 - RAMSEY, RAINWATER 380	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702008	VC2008 - RAMSEY, RAINWATER 386	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702009	VC2009 - SUTHERLAND, H. W. 424	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702011	VC2011 - SUTHERLAND, HENRY 381	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702012	VC2012 - SUTHERLAND, HENRY TR. 374	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702014	VC2014 - GOODLOE, W. T. 390	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702015	VC2015 - GOODLOE, W. T. 387	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702016	V2016 - SUTHERLAND, D. B. 503	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702020	VC2020 - SMITH, C. W. 382	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702024	VC2024 - DUNN, JAMES 439	VA	Wise	0.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702026	VP2026 - VICC (HUTCHINSON, C C) 37	VA	Dickenson	1.00000000	0.83695630	0.50000000	0.41847815	0.00000000	0.00000000	0.50000000	0.41847815	0.50000000
702027	V2027 - REEDY, WILLIAM 491	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
702031	V2031 - STRATTON, F. A. 17	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
702032	VP2032 - HAGEN & RINER 35	VA	Dickenson	0.80000000	0.65605500	0.50000000	0.41003438	0.20000000	0.16401375	0.50000000	0.41003438	0.30000000
702033	VP2033·- CARLIE GENE MULLINS 4	VA	Dickenson	0.80000000	0.69665500	0.50000000	0.43540938	0.20000000	0.17416370	0.50000000	0.43540938	0.30000000
702112	VCP2112 - SUTHERLAND, HENRY 493	VA	Dickenson	0.95000000	0.83125000	0.50000000	0.43750000	0.05000000	0.04375000	0.50000000	0.43750000	0.45000000
702113	VC2113 - SUTHERLAND, HENRY 395	VA	Dickenson	1.00000000	0.87500600	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702114	VC2114 - SUTHERLAND, NEWTON 396	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702115	VC2115 - SUTHERLAND, NEWTON 397	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702116	VC2116 - KELLY, JOSEPH 420	VA	Dickenson	1 00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702117	VC2117 - KELLY, JOSEPH 417	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702118	VC2118 - KELLY, JOSEPH 413	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702120	VC2120 - STRAS, W. B. 398	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702121	VC-702121	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702135	VP2135 - HARDIN OWENS (V-2135)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702145	VC2145 - DAVIS, D. C. TR 415	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702146	VC2146 - DAVIS, D. C. TR 411	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702148	VC2148·- STRAS, W. B. 482	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702149	VC2149 - CHASE, R. E. 404	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702150	VC2150 - SKEEN, A. A. 400	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702151	VC2151 - ROSE, JOHN S. 412	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702199	VCP2199 - SUTHERLAND, R. D. 436	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
702200	VC2200 - SUTHERLAND, JAMES H. 426	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702201	VC2201 - RASNICK, JOS. H.14	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
702203	VC2203·- SUTHERLAND, J. C. 419	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702206	VCP2206 - SMITH, D. W. V. 461	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702207	VCP2207 - DYER, SIMPSON HEIRS 520	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702208	VC2208 - PRESSLEY, JOSHUA 418	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702220	VC2220 - COUNTS, W. L. 431	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702266	VP2266 - COLLEY, R. J. TR. 529	VA	Dickenson	0.79153840	0.69265000	0.50000000	0.43753405	0.19788460	0.17316250	0.48942300	0.42827845	0.29153840
702275	VC2275 - SUTHERLAND, NEWTON 422	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702277	VCP2277 - SUTHERLAND, J. N. R. 476	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702280	VCP2280 - RAMSEY, RAINWATER 442	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702372	V2372 - VICC ANR-012	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702374	VD2374 - VICC 39	VA	Wise	1.00000000	0.83565625	0.50000000	0.41782813	0.00000000	0.00000000	0.50000000	0.41782813	0.50000000
702375	V2375 - VICC (ROBINETTE, HARVEY) 26	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702376	V2376 - 15	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
702378	V2378 - VICC (LAWSON, HENRY) 33	VA	Wise	1.00000000	0.81257950	0.50000000	0.40628975	0.00000000	0.00000000	0.50000000	0.40628975	0.50000000
702379	V2379 - VICC (WILLIAMS, G B) 17	VA	Wise	1.00000000	0.81272880	0.50000000	0.40636440	0.00000000	0.00000000	0.50000000	0.40636440	0.50000000
702389	VC2389 - SUTHERLAND, NEWTON 428	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702390	VC2390 - SUTHERLAND, JOSHUA W M 448	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702391	VC2391 - SUTHERLAND, NEWTON 429	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702392	VC2392 - SUTHERLAND, E. 452	VA	Dickenson	1.00000000	0.67500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702399	VCP2399 - NICHOLS, A. B. ET AL 592	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702400	VCP2400·- NICHOLS, A. B. ET AL 572	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702476	VCP2476 - BUSKILL, W J 714	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702477	VC2477 - SUTHERLAND, N. B. 430	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702478	VC2478 - SUTHERLAND, HENRY 488	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702479	VCP2479 - SUTHERLAND, S. D. 489	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
702482	VCP2482 - TRIVETT, J B 33	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702484	VCPE2484 - WAMPLER, JESSEE 636	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	000000000	0.50000000	0.43750000	0.50000000
702548	VCPE2548 - BARTON, J W 609	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702549	VCPE2549 - JAMES RASNAKE (PYXIS) 63	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0:00000000	0.50000000	0.43750000	0.50000000
702550	VCP2550 - RASNAKE, JAMES 555	VA	Dickenson	0.75000000	0.65625000	0.50000000	0.43750000	0.25000000	0.21875000	0.50000000	0.43750000	0.25000000
702557	VCP2557 - WAMPLER, JESSEE 613	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	043750000	0.50000000
702566	VC2566 - MCFARLAND, W. A. 519	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702583	VCPE2583 - WAMPLER, H G 623	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702584	VCP2584 - SUTHERLAND, UNICY HEIRS 1	VA	Dickenson	0.85000000	0.74375000	0.50000000	0.43750000	0.15000000	0.13125000	0.50000000	0.43750000	0.35000000
702586	VCP2586 - SUTHERLAND, HENRY 549	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702588	VCP2588 - SUTHERLAND, JOSHUA W M 57	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702589	VC2589 - SUTHERLAND, NEWTON 458	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0:50000000	0.43750000	0.50000000
702591	VC2591 - SUTHERLAND, NEWTON 459	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702592	VC2592 - SUTHERLAND, NEWTON 492	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702593	VC2593 - SUTHERLAND, NEWTON 460	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702594	VCP2594 - SUTHERLAND, N B 568	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702596	VCP2596 - SUTHERLAND, N B 569	VA	Dickenson	1.00000000	0.87177900	0.50000000	0.43588950	0.00000000	0.00000000	0.50000000	0.43588950	0.50000000
702598	VC2598 - PRESSLEY, JOSHUA 450	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
702599	VC2599 - BLAIR, G. M. 451	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
702600	VC2600·- RAMSEY, RAINWATER 445	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702601	VC2601 - SKEEN, A. A.. 446	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702602	VC2602 - RAMSEY, RAINWATER 447	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702703	V2703 - VICC (MCREYNOLDS, DAVID) 20	VA	Wise	1.00000000	0.88015000	0.50000000	0.44007500	0.00000000	0.00000000	0.50000000	0.44007500	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
702706	V2706 - VICC 27	VA	Wise	1.00000000	0.81672976	0.50000000	0.40836488	0.00000000	0.00000000	0.50000000	0.40836488	0.50000000
702823	V2823 - FIRST UNION BANK ET AL 1	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702824	V2824 - SENTER, ROBERT & THERESA 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702835	VCP2835 - RASNAKE, ROBERT 651	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702843	VCP2843 - SKEEN, JASPER 715	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702846	VCP2846 - PRESLEY, MADELINE/CCC 1	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702869	VC2869 - KISER, JOHN HEIRS 487	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702870	VC2870 - HARRISON, CLARK 484	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702927	VC2927 - VICC (GIBSON, GEORGE) 16	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
702929	VC2929 - VICC (MEADE, JOSEPH) 18	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
702931	VCP2931 - KENNEDY, I O (VICC) 46	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702938	VC2938 - CARICO, NELLIE E 557	VA	Dickenson	0.90000000	0.76519697	0.50000000	0.42510943	0.10000000	0.08502188	0.50000000	0.42510943	0.40000000
702940	VCP2940 - CRANES NEST COAL & COKE 4	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
702942	VC2942 - STANDARD BANNER COAL CORP	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702965	VCP2965 -KISER, JOHN HEIRS 521	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
702966	VCP2966 - OWENS, DON K. 20	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
702968	VC2968 - SUTHERLAND, H. W. 507	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702975	VCPE2975 - GRIZZLE, JONAS B 598	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702976	VCP2976 - COUNTS, JAMES R. 4	VA	Dickenson	0.80000000	0.69999999	0.50000000	0.43749999	0.20000000	0.17500000	0.50000000	0.43749999	0.30000000
702977	VCP2977 - COUNTS, JAMES R. 3	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
702978	VCP2978 - COUNTS, E S 685	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702979	VCP2979 - COUNTS, E. S. 504	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
702980	V2980 - POWERS, RAY BRUCE 2	VA	Dickenson	1.00000000	0.87164375	0.50000000	0.43582188	0.00000000	0.00000000	0.50000000	0.43582188	0.50000000
702990	VC2990 - VICC (ROBINETTE, S. B.) 28	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
703035	VC3035 - DUNN, JAMES 530	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703036	VCP3036 - PRESSLEY, JOSHUA 513	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703037	VC3037 - PRESSLEY, JOSHUA 505	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703038	VC3038 - CHASE, R. W. 499	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703040	VC3040 - SKEEN, NOAH A. 511	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703041	VC3041 - SKEEN, NOAH A. 512	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703044	VCP3044 - LEE, JESSEE 526	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
703045	VCP3045 - COLLEY J. M. TR 506	VA	Dickenson	0.70000000	0.61250000	050000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703047	VCP3047 - SMITH, J F 716	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703048	VCP3048 - GOODLOE, W. T. 527	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703050	VCP3050 - MULLINS, FREDDIE 14	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703051	VCP3051 - WAMPLER, JESSEE 534	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
703053	VC3053 - GOODLOE, W. T. 19	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703082	VCP3082 - SUTHERLAND, GEORGE W. 522	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703083	VCP3083 - GRIZZLE, JESSEE 524	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703084	VC3084 - COUNTS, E. K. 501	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703166	VCP3166 - YATES, TUCKER 1	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703167	VCP3167 - VICC 8	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703172	VCP3172 - OWENS, L. D. R. 1	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703173	VC3173 - SUTHERLAND, NEWTON 515	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0:50000000	0.43750000	0.50000000
703178	V3178 - STRATTON, F A 39	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703212	VC3212 - RAINWATER RAMSEY TR. 531	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703218	VCP3218 - BISE, THOMAS 528	VA	Dickenson	0.60000000	0.52500000	0.500000cr0	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
703220	VCP3220 - BISE, THOMAS 532	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
703305	VCP3305 - KISER, E L 559	VA	Russell	0.75000000	0.65625000	0.50000000	0.43750000	0.25000000	0.21875000	0.50000000	0.43750000	0.25000000
703310	VCP3310 - COUNTS, E K 542	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703313	VCP3313 - COUNTS, E S 22	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703314	VC3314 - SKEEN, A A (CCC, PYX) 686	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703315	VC3315 - SKEEN, NOAH A 679	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703317	VC3317 - SKEEN, NOAH A TR (CCC/PYX	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703318	VCP3318 - JESSEE LEE TR. 570	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703324	VCP3324 - SMITH, SQUIRE 594	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703328	VCP3328 - BISE, THOMAS (CCC, PYXIS)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703356	VCP3356 - ROSE, JOHN S 687	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703399	VP3399 - EDWARDS, A J 537	VA	Dickenson	0.79650044	0.69713000	0.50000000	0.43762060	0.19912511	0.17428250	0.49562555	0.43379190	0.29650044
703433	VCPE3433 - COLLEY, LAWRENCE 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703449	VCP3449 - COUNTS, ROLAND 26	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703549	VP3549 - DAVIS, W M 661	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703550	V3550 - U.S.A. 2	VA	Dickenson	1.00000000	0.86869000	0.50000000	0.43434500	0.00000000	0.00000000	0.50000000	0.43434500	0.50000000
703554	VD-703554 Hom. Samuel	VA	Wise	1.00000000	0.82267500	0.50000000	0.41133750	0.00000000	0.00000000	0.50000000	0.41133750	0.50000000
703557	VCP3557 - SUTHERLAND, NEWTON 565	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703561	VCP3561 - COUNTS, E S 560	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703563	VCP3563 - MULLINS, FREDDIE 18	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703566	VCP3566 - COLLEY, J M 571	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703568	VCP3568 - SAMUEL CARICO (VICC) 42	VA	Dickenson	1.00000000	0.84125000	0.50000000	0.42062500	0.00000000	0.00000000	0.50000000	0.42062500	0.50000000
703589	VCP3589 - PIONEER COAL CORP 581	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703590	VCP3590 - KELLY, JOSEPH 574	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703594	VCP3594 - HALE, A W 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703595	VCP3595 - STALLARD, H B 666	VA	Dickenson	1.00000000	0.87028500	0.50000000	0.43514250	0.00000000	0.00000000	0.50000000	0.43514250	0.50000000
703596	VCP3596 - BISE, THOMAS 595	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703598	VCP3598 - BREEDING, BARTEMUS HEIRS	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703602	VCP3602 - GILBERT, J A (CCC/PYXIS)	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703610	VCP3610 - ROSE, JOHN E 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703611	VCP3611 - ADKINS, HENRY 28	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703612	VCP3612 - RASNAKE, ROBERT 588	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703613	VCP3613 - SKEEN, JASPER 589	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703615	VCP3615 - PIONEER COAL CORP (CCC/PY	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703616	VCP-3616 Denver Sutherland 20	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703617	VCP3617 - KELLY, JOSEPH 583	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703618	VCP3618 - PRESSLEY W W/PHIPPS, A M	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703619	VCP3619 - GOODLOE, W T 576	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703620	VCP3620 - GOODLOE, W T 29	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703621	VC3621 - RAMSEY, RAINWATER 614	VA	Dickenson	0.80000000	0.52499062	0.50000000	0.43749218	0.40000000	0.35000000	0.50000000	0.43749218	0.10000000
703622	VCP3622 - SUTHERLAND, W F 690	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703623	VCP3623 - BOYD, LINDA S/BILLY A 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703626	VCPE3626 - TILLER, JOHN L 629	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703628	VCP3628 - RASNAKE, JAMES (CCC/PYXIS	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703629	VCP3629 - SUTHERLAND, HENRY 599	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703630	VC3630 - PRESSLEY, JOSHUA 593	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703631	VCP3631 - SUTHERLAND, JASPER 704	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703632	VCP3632 - LAMBERT, GEORGE 23	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.00000000	0.43750000	0.50000000
703633	VCP3633 – COUNTS, E K 615	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
703634	VCP3634 - ODLE, J A 600	VA	Wise	1.00000000	0.87464375	0.50000000	0.43732188	0.00000000	0.00000000	0.50000000	0.43732188	0.50000000
703635	VCP3635 - ODLE, J A 601	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703636	VCP3636 - ODLE, J A (CCC/PYXIS) 602	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703637	VCP3637 - DEEL, WILLIAM F 692	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703640	VCP3640 - SMITH, DAVID (CCC/PYXIS)	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703646	VCPE3646 - TRIVETT, J B (CCC/PYXIS)	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703649	VCPE3649 - PRESSLEY, JOSEPH 620	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703650	VCPE3650 - BALL, ELLA ET AL 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703651	VCPE3651 - MCGUIRE, JOSEPH F ET AL	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0-50000000	0.43750000	0.50000000
703652	VCP-3652 Pressley, Joseph	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703655	VCP3655 - WALLACE, SHERMAN 31	VA	Dickenson	1.00000000	0.87472000	0.50000000	0.43736000	0.00000000	0.00000000	0.50000000	0.43736000	0.50000000
703662	VCP3662 - SUTHERLAND, N B 603	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703663	VCPE3663 - BARTON, J W 627	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703666	VCP3666 - KELLY, JOSEPH 624	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703667	VCP3667 - OWENS, ALMAREEN 622	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
703671	VCP3671 - PRESSLEY, JOSEPH 659	VA	Buchanan	0.71370000	0.62448750	0.50000000	0.43750000	0.28630000	0.25051250	0.50000000	0.43750000	0.21370000
703672	VCPE3672 - BREEDING, BARTEMUS HEIRS	VA	Buchanan	0.96841267	0.83562937	0.50000000	0.43144281	0.03158733	0.02725625	0.50000000	0.43144281	0.46841267
703673	VCPE3673 - BREEDING, BARTEMUS HEIRS	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703674	VCP3674 - KELLY, JOSEPH 611	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703675	VCP3675 - SUTHERLAND, NEWTON 618	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703678	VCP3678 - BUCHANAN, M A 612	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703682	VCP3682 - SUTHERLAND, W F 606	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703683	VCPE3683 - PRESSLEY, JOSEPH 633	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703685	VD3685 - PYXIS RESOURCE CO 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703703	VC3703 - SUTHERLAND, JASPER 625	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703704	VCPE3704 - ROSE, JOHN S 630	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703705	VCP3705 - SMITH, DAVID 674	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703710	VCP3710 - KELLY, JOSEPH 641	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703713	VCPE3713 - DAVIS, D C 626	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703714	VCP3714 - MULLINS, RICHARD ET AL 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703715	VCP3715 - COMPTON, RONNY 2	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703716	VCP3716 - COMPTON, RONNIE D 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703719	VCPE3719 Mariah Stinson 650	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703720	VCPE3720 - SMITH, F P 631	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703722	VCP3722 - HORN, SAMUEL 48	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703723	VCP-703723 - ODLE, J A 654	VA	Wise	1.00000000	0.87500000	0-50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703724	VCP3724 - HENSLEY, SAMUEL 655	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703725	VCP3725 - MARSHALL, R W (ANR) 2	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703727	VCPE3727 - NY MINING & MFG CO 643	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703728	VCP3728 - ROSE, JOHN S 681	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703739	VCPE3739 - BARTON, IRA HEIRS 628	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703748	VCP3748 - MCGUIRE, JOSEPH F ET AL 3	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703749	VCPE3749 - GRIZZLE, J J 644	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703750	VCP3750 - TRIVITT, W H 24	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703752	VCP3752 - MULLINS, FREDDIE 25	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703753	VCPE3753 - ELKOR, JOHN 36	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703756	VCP3756 - RASNICK, N K HEIRS 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703757	VCP3757 - BEAM, JESSEE TR 660	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
703758	VCP3758 - AMBURGEY, MARION ET AL 66	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703759	VCP3759 - BLAIR, DAVID 38	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703760	VCPE3760 - OWENS, ALMAREEN 640	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703761	VCP3761 - LAMBERT, NOAH & ELIJAH 65	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703769	VCP3769 - ROSE, JOHN S 682	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703811	VD3811 - FIELDS, CLEMA J ET AL 1	VA	Dickenson	1.00000000	0.87320000	0.50000000	0.43660000	0.00000000	0.00000000	0.50000000	0.43660000	0.50000000
703884	VCP3884 - HAMILTON, JAMES J 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703885	VCP3885 - ODLE, J A (CCC/PYX) 717	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703886	VCP3886 - HENSLEY, SAMUEL (CCC/PYX)	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703888	VCP3888 - ANR COAL CO 59	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703890	VCP3890 - WAMPLER, JESSEE TR 695	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703892	VC3892 - SMITH, G W JR HEIRS 40	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703893	VCP3893 - BLAIR, G W 696	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703895	VC3895 - PRESSLEY, JOSHUA 684	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703897	VCP3897 - SUTHERLAND, JAMES H 689	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703900	VCP3900 - MULLINS, RICHARD ET AL 2	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703901	VCP3901 - LESTER, JACOB 748	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703902	VCP3902 - LESTER, JACOB 749	VA	Buchanan	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703903	VCP3903 - LESTER, J R 750	VA	Buchanan	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
703924	(aka 750386) P386C - Counts, W.L. 261	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703953	V3953 - COUNTS, WL 702	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0 50000000
703956	VC3956 - BREEDING, BARTEMUS HEIRS 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703957	VCP3957 - PRESSLEY, JOSEPH 708	VA	Buchanan	0.62230000	0.54451250	0.50000000	0.43750000	0.37770000	0.33048750	0.50000000	0.43750000	0.12230000
703959	VCP3959 - PRESSLEY, JOSEPH 709	VA	Buchanan	0.60965000	0.53344375	0.50000000	0.43750000	0.39035000	0.34155625	0.50000000	0.43750000	0.10965000
703960	VC3960 - MCGUIRE, JOSEPH F 5	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703961	VCP3961 - PRESSLEY, JOSEPH 710	VA	Buchanan	0.59445000	0.52014375	0.50000000	0.43750000	0.40555000	0.35485625	0.50000000	0.43750000	0.09445000
703964	VCP3964 - FULLER, THOMAS 727	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703966	VCP3966 - HAY, FLORA ET AL 711	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0 26250000	0.50000000	0.43750000	0.20000000
703967	VCP3967 - COUNTS, E S 706	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
703971	VC3971 - SKEEN, NOAH A 701	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703974	VCP3974 - WAMPLER, JESSEE 698	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
703976	VCP3976 - DAWSON COAL & COKE 712	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703977	VCP3977 - HENSLEY, SAMUEL 699	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703978	VCP3978 - HALE, ISAAC 700	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703979	VCP3979 - SUTHERLAND, R D 41	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704057	VCP4057 - PHILLIPS, LABAN 735	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704058	VCP4058 - LEE, JESSEE 728	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704059	VCP4059 - COLLEY, J M 719	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704060	VCP4060 - COLLEY, J M 720	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704061	VCP4061 - KELLY, JOSEPH 721	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704062	VCP4062 - BALL, T J 726	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704065	VCP4065 - CAMPBELL - CARTER 724	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704068	VCP4068 - MCGUIRE, JOSEPH F ET AL 7	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704070	VCP4070 - MCGUIRE, JOSEPH F ET AL 6	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704071	VCP4071 - IQBAL, MEREDITH ELLIS 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704072	VCP4072 - MCGUIRE, JOSEPH F ET AL 4	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704073	VCP4073 - LONG, T J 729	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704074	VCP4074 - BUSKELL, W J 734	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
704075	VCP4075 - ROBINETTE, HARVEY 63	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704076	VCP4076 - WAMPLER, JESSEE 722	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704100	VCP4100 - SMITH, G W 725	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704101	VCP4101 - COLLEY, DAVID 723	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704105	VCP4105 - HORN, SAMUEL 62	VA	Wise	0.90000000	0.77004562	0.50000000	0.42780312	0.10000000	0.08556063	0.50000000	0.42780312	0.40000000
704158	VCP4158 - SMITH, LUTHER C’3	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704159	VC4159 - SMITH, DAVID 719	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704162	VCP4162 - WAMPLER, JESSEE 744	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704163	VC4163 - SKEEN, NOAH A 740	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
704164	VC4164 - SKEEN, NOAH A 745	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704165	VCP4165 - COUNTS, E S 44	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704166	VCP4166 - COUNTS, E S 736	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704167	VCP4167 - COUNTS, E K 737	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704170	VCP4170 - MULLINS, FREDDIE 26	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
704171	VC4171 - MULLINS, FREDDIE 27	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704172	VC4172 - MULLINS, FREDDIE 28	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704174	VC4174 - COMBS, FIELDEN 742	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704175	VC4175 - GREENE, WILLIAM - VCP-4175	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
704176	VC4176 - STANDARD BANNER COAL 11	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
704250	VC4250 - HENSLEY, SAMUEL 752	VA	Wise	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704251	VC4251 - SUTHERLAND, GEORGE W 753	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704255	VC-4255 DYER, SIMPSON HRS 763	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704256	VC4256 - DYER, SIMPSON HRS 764	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704259	VC4259 - COUNTS, REBA ET AL 5	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704260	VC-4260 (JESSEE LEE)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704264	VC4264 - KELLY, JOSEPH 757	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704265	VC-4265 (BALL, T J 765)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704266	VC-4266	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704267	VC-4267 (FREDDIE MULLINS)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704269	VC4269 - DAVIS, D C 759	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704271	VC4271 - COLLEY, DAVID 760	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704272	VC-4272 GOODLOE, W T 761	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704277	VCP4277 - BREEDING, ZANE F ET AL 1	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704280	VC-4280 JOSEPH MC GUIRE	VA	Buchanan	0.81970000	0.71723750	0.50000000	0.43750000	0.18030000	0.15776250	0.50000000	0.43750000	0.31970000
704281	VC-4281	VA	Buchanan	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704282	VC-4282 JOSEPH MC GUIRE	VA	Buchanan	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704356	VC4356 (PRESSLEY, JOSHUA 762)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704360	VC4360 - M. E. IQBAL (VC-4360)	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704361	VC-4361 (JOSEPH F. MCQUIRE)	VA	Buchanan	0.94400000	0.82600000	0.50000000	0.43750000	0.05600000	0.04900000	0.50000000	0.43750000	0.44400000
704362	VC-4362 (CHARLES DUTY)	VA	Buchanan	0.91910000	0.80421250	0.50000000	0.43750000	0.08090000	0.07078750	0.50000000	0.43750000	0.41910000
704363	VC-4363 (M. E. IQBAL)	VA	Buchanan	0.98875000	0.86515625	0.50000000	0.43750000	0.01125000	0.00984375	0.50000000	0.43750000	0.48875000
704369	VC4369 - CLLINCHFIELD COAL (VC-4369	VA	Russell	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704370	VC4370 - BRYANT BREEDING	VA	Russell	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
704371	VC4371 - CCC/PYXIS COAL (VCP-4371)	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
704373	VC4373 - COUNTS, E K 766	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704374	VC-4374 (PIONEER COAL CO.)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704376	VC4376 - COUNTS, E. S.	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704377	VC4377 - REED, LINVILLE (VCP-4377)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
704488	VC-4488 (HENRY, M.E & W.R.)	VA	Dickenson	1.00000000	0.86588750	0.50000000	0.43294375	0.00000000	0.00000000	0.50000000	0.43294375	0.50000000
704499	VC4499 - PRESSLEY, JOSHUA	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704511	VC4511 - ROWLETT, MAE SMITH (VC-451	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
704533	VC-704533 John Salyers	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704602	VC4602 - ROSE, JOHN S. (VCP-4602)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
704738	VP4738 - SAMUAL BISE 9V-4738)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
750001	P1 - BISE, SAMUEL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750002	P2 - BISE, THOMAS 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750003	P3 - RAMSEY, RAINWATER 3	VA	Dtckenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750004	P4 - REEDY, W. R. 4	VA	Dtckenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750005	P5 - COLLEY, DAVID 5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750006	P6 - COLLEY, DAVID 6	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750007	P7 - GREEN, WILLIAM 7	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750008	P8 - RAMSEY, RAINWATER 8	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750010	P10 - SMITH, DAVID 9	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750011	P11 - GREEN, WILLIAM 10	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750012	P12 - GOODLOE, W. T. 11	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750013	P13 - BISE, THOMAS 12	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750014	P14 - BISE, THOMAS 13	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750015	P15 - RAMSEY, RAINWATER 14	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750016	P16 - RAMSEY, RAINWATER 15	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750017	P17 - PRESSLEY, JOSHUA 16	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750018	P18 - PRESSLEY, JOSHUA 17	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750019	P19 - 3244 - KELLY, JOSEPH 18	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750020	P20 - C-3245 - KELLY, JOSEPH 19	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750021	P21 - INTERSTATE COAL & IRON 20	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750022	P22 - INTERSTATE COAL & IRON 21	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750023	P23 - BALL, T. J. 22	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750024	P24 - KEEL, HENRY 23	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750025	P25 - KISER, ABEDNEGO 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750026	P26 - VIERS, FLOYD 24	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750027	P27 - COLLEY, J. M. 25	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750028	P28 - RAMSEY, RAINWATER 26	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750029	P29 - RAMSEY, RAINWATER 27	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750030	P30 - STANLEY, LARKIN 28	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750031	P31 - PHIPPS, W. M. #14	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750032	P32 - STANLEY, LARKIN 30	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750033	P33-PHIPPS, NELL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750034	P34 - PHIPPS, NELL ETAL 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750035	P35 - STEINMAN DEVELOPMENT U:153#5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750036	P36 - PHIPPS, NELL ETAL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750037	P37 - STEINMAN DEVELOPMENT 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750039	P39 - STEINMAN DEVELOPMENT 3	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750041	P41 - STEINMAN DEVELOPMENT 4	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750042	P42 - STEINMAN DEVELOPMENT 5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750043	P43 - STEINMAN DEVELOPMENT 6	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750044	P44 - PHIPPS, NELL ETAL 5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750045	P45 - PHIPPS, NELL ETAL 6	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750047	P47 - BROWN TRUST 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750048	P48 - BROWN TRUST 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750049	P49 - BROWN TRUST 3	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750050	P50- BROWN TRUST 4	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750051	P51 - BROWN TRUST 5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750052	P52 - BROWN TRUST 6	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750053	P53 - STEINMAN DEVELOPMENT 7	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750054	P54 - BROWN TRUST TR.#1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750055	P55 - BISE, THOMAS 31	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750056	P56 - BISE, THOMAS 32	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750057	P57 - RICHARDSON, S. H. 33	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750058	P58 - SMITH, L.C. 34	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750059	P59 - PAGE, JNO. & VICEY 35	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750060	P60 - RICHARDSON, S.H. 36	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750062	P62 - ROSE, C. C. 37	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750063	P63 - COUNTS, JIMMY ETAL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750064	P64 - COUNTS, JIMMY ETAL 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750065	P65 - HENSLEY, SAMUEL 38	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750066	P66 - BISE, THOMAS 39	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750067	P67 - HENSLEY, SAMUEL 40	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750068	P68 - MULLINS, LETCHER 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750069	P69 - COUNTS, NOAH 41	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750070	P70 - STANLEY, W. D. 42	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750071	P71 - WRIGHT, J. W. 43	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750072	P72 - COUNTS, NOAH 44	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750073	P73-WRIGHT, J. W. 45	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750074	P74 - STANLEY, W. F. 46	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750075	P75 - STANLEY, NORMAN/BAKER, WM 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750076	P76 - BAKER, WILLIAM G. 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750077	P77 - STEINMAN DEVELOPMENT 8	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750078	P78 - BRANHAM, G. W. HEIRS 47	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750079	P79 - STEINMAN DEVELOPMENT 9	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750080	P80 - ODLE, J. A. 48	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750081	P81 - HENSLEY, SAMUEL 49	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750082	P82 - TARPON COAL & COKE CO. 50	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750083	P83 - TARPON COAL CO. 51	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750084	P84 - HILTON, EARL 52	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750086	P86 - HENSLEY, SAMUEL 6466	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750087	P87 - SIFERS, J. L. 54	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750088	P88 - SlFERS, J. L. 55	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750089	P89 - TARPON COAL & COKE CO. 56	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750090	P90 - TARPON COAL & COKE CO. 57	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750091	P91 - ODLE, J. A. 58	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750092	P92 - ODLE, J.A. 59	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750093	P93 - ODLE, J. A. 60	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750094	P94 - ODLE, J. A. 61	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750095	P95 - TARPON COAL & COKE CO. 62	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750096	P96 - SMITH, ELEXIUS 63	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750099	P99 - STEINMAN DEVELOPMENT 10	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750100	P100 - WRIGHT, W. L. F. 64	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750101	P101 - TARPON COAL & COKE CO. 65	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750102	P102 - HENRY, M. E. & W. R. 66	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750103	P103 - HENSLEY, SAMUEL 67	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750104	P104 - ODLE, J. A. 68	VA	Wlse	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750105	P105 - DUNN, JAMES H. 69	VA	\/Vise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750106	P106 - COCHRAN, J. H. 70	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750107	P107 - VIERS, PLEASANT 71	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750108	P108 - TURNER, J. R. 72	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750109	P109 - ROSE, SAMUEL E. 1	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750110	P110 - ROSE, SAMUEL E. 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750111	P111 - ROSE, SAMUEL E. 3	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750112	P112 - BISE, ASA ETAL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750113	P113 - HENSLEY, SAMUEL 73	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750116	P116 - ANDERSON, DAVlD 74	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750118	P118 - SMITH, PETER R. 76	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750119	P119 - MCCOY, FINIS E. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750120	P120·- STEINMAN DEVELOPMENT 11	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	2.00000000	0.50000000	0.43750000	0.50000000
750121	P121 - STEINMAN DEVELOPMENT 12	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750122	P122 - ASTON, W H. 77	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750123	P123 - HELTON, WILMA C. ETAL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750124	P124 - HELTON, WILMA C. ETAL 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	2.00000000	0.50000000	0.43750000	0.50000000
750125	P125 - DEEL, ARVIL ETUX 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750126	P126 - ROSE, WILSON 78	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750127	P127 - ROSE, WILSON 79	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750128	P128 - ROSE, WILSON 80	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750129	P129 - ROSE, WILSON 81	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750130	P130 - SMITH, P. R. 82	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750133	P133 - HELTON, WILMA C. ETAL 3	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750134	P134 - PHIPPS, NELL ETAL 8	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750135	P135 - ADKINS, ALBERT C., ETAL 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750136	P136 - ROSE, JOHN S. 84	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750137	P137 - STALLARD, W. R. 85	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750138	P138 - EDWARDS, JAMES T. 86	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750139	P139·- WAMPLER, JESSE 87	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750140	P140 - STEINMAN DEVELOPMENTS 13	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750141	P141 - WAMPLER, JESSE 88	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750142	P142 - WAMPLER, JESSE 89	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750144	P144·- STALLARD, W. R. 91	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750145	P145 - SMITH, G. W. 92	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750146	P146·- 4442 - COASTAL COAL CO 4	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750147	P147 - ROSE, SAMUEL E, 5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750150	P150 - WAMPLER, JESSE 95	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750151	P151 WAMPLER, JESSE 96	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750152	P152 - TRIVETT, W. H. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750153	P153 - VANCE, D. H. 97	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750154	P154 - PRESSLEY, JOSHUA 98	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750155	P155 - COUNTS, EUGENE 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750156	P156 - COUNTS, EUGENE 2	VA	Dickenson	1.00000000	0.87500010	0.50000000	0.43750005	0.00000000	0.00000000	0.50000000	0.43750005	0.50000000
750157	P157 - COUNTS, W.L. 99	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750158	P158 - WAMPLER, JESSE 100	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750159	P159 - WAMPLER, JESSE 101	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750160	P160 - DAVIS, D. C. 102	VA	Dickenson	1.00000000	0.82258750	0.50000000	0.41129375	0.00000000	0.00000000	0.50000000	0.41129375	0.50000000
750161	P161 - PRESSLEY, JOSHUA 103	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750162	P162 -ROSE, JOHN S. 104	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750163	P163 - ROSE, JOHN S. 105	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750165	P165 - SMITH, J. F. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750166	P166 - COCHRAN, ISAAC 106	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750167	P167 - SUTHERLAND, JAMES 107	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750168	P168 - ROSE, WILSON 108	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750169	P169 - COUNTS, E. S. 109	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750173	P173 - SKEEN, A. A. 111	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750174	P174 - PRESSLEY, JOSHUA 112	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750175	P175 - RAMSEY, RAINWATER 113	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750177	P177 - WAMPLER, JESSE 115	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750178	P178 - WAMPLER, JESSE116	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750179	P179 - WRIGHT, W. L. J. 258	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750181	P181 -WAMPLER, JESSE 118	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750182	P182 - WAMPLER, JESSE 119	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750183	P183 - WRIGHT, J. W. 120	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750184	P184 - STANLEY, JONATHAN 121	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750185	P185 - DURYEA, E. W. 122	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750186	P186 - MULLINS, JOHN 123	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750187	P187 - PERRY, T. E. 124	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750188	P188 - PERRY, T. E. 125	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750189	P189 - BALL, THOMAS 126	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750190	P190 - BALL, J. H. 127	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750191	P191 – SKEEN, A. A. 128	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750192	P192 - COUNTS, W. L. 8	VA	[Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750193	P193 - SMITH, G. W. 129	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750194	P194 - SUTHERLAND, R. D. 130	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750195	P195 - SUTHERLAND, GEORGE 131	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750196	P196 - SKEEN, A. A. 132	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750197	P197 - COLLEY, J. M. 133	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750199	P199 - SYKES, JAMES 135	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750200	P200 - BISE, SAMUEL 136	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750201	P201 - GRIZZLE, W. F. 215	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750202	P202 - VIERS, JOSEPH 137	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750203	P203 - FULLER, N. R. 138	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750204	P204 - DUNN, JAMES H. 139	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750206	P206 - TARPON COAL & COKE 141	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750207	P207 - COUNTS, NOAH 142	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750208	P208 - COUNTS, NOAH 143	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750209	P209 - OWENS, ALMAREEN 144	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750210	P210 - ROSE, JOHN S. 145	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750211	P211 - GREEN, WILLIAM 146	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750212	P212 - SKEEN, A. A. 216	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750213	P213 - SUTHERLAND, R. D. 147	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750214	P214 - GRIZZLE, JESSE J. 217	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750215	P215 - COUNTS, E. S. 148	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750216	P216 - COUNTS, E. S. 149	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750217	P217 - SMITH, DAVID 218	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750218	P218 - STRAS, W. B. 219	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750219	P219 - SKEEN. A. A. 150	VA	Dickenson	1.00000000	0.B7500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750220	P220 - WRIGHT, W. B. S. 151	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750221	P221 - DURYEA, ELLEN W. 152	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750222	P222 - STRAS, W. B. 220	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750223	P223 - STRAS, W. B. 153	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750224	P224 - SUTHERLAND, R. D. 221	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750225	P225 - BLACKWELL, MARTHA 154	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750226	P226 - DUNN TRACT 155	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750227	P227 - RAMSEY, RAINWATER 156	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750228	P228 - KISER, JOHN HEIRS 157	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750229	P229 - KISER, JOHN HEIRS 158	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750232	P232 - FLEMING, WILLIAM 160	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750233	P233 - HAY, JOHN 161	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750234	P234 - FLEMING, WILLIAM 162	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750235	P235 - SUTHERLAND, GEORGE 214	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750236	P236 - COUNTS, J. L. 223	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750237	P237 - COUNTS, ELIHU K. 224	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750238	P238 - COUNTS, ELIHU K. 225	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750239	P239 - EDWARDS, B. H. 163	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750240	P240 - OWENS, MARTIN 164	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750242	P242 - SUTHERLAND, JAMES 166	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750243	P243 - SUTHERLAND. JAMES 167	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750244	P244 - SMITH, SQUIRE 226	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750245	P245 - COUNTS. E. S. 168	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750247	P247 - COUNTS, W. L. 170	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750248	P248 - GOODLOE, W. T. 246	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750250	P250 - SUTHERLAND, JAMES 228	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750256	P256 - STANLEY, W. A. 233	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
750257	P257 - VIERS, LARKIN 309	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750258	P258 - SUTHERLAND, D. S. 174	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750261	P261CP - CHAPMAN, G. W. 471	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
750265	P265 - COLLEY, J. M. 177	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750266	P266 - BALL. J. W. 178	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750267	P267 - CHASE, R. E. 244	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750268	P268 - SMITH, SQUIRE 236	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750269	P269 - COUNTS, L. H. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750270	P270 - COUNTS, J. W. 454	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750271	P271 - STANLEY. S. J. 85-04	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750280	P280CP - SUTHERLAND, WILLIAM 494	VA	Dickenson	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
750283	P283C Joshua Sutherland 467	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750284	P284 - HARRISON, CLARK 22	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750286	P286 - GOODLOE, W. T. 240	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750287	P287 - HARRISON, CLARK 193	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750288	P288 - VIERS, FLOYD/OWENS 194	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750294	P294 - LITZ, J. L. 237	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750300	P300 - STANLEY, LEVI 263	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750306	P306 - WOOD, C. C. 86-141	VA	Dickenson	1.00000000	0.86886200	0.50000000	0.43443100	0.00000000	0.00000000	0.50000000	0.43443100	0.50000000
750308	PP308 - DEAL, RICHARD 6	VA	Dickenson	0.57200000	0.50050000	0.50000000	0.43750000	0.14300000	0.12512500	0.21500000	0.18812500	0.07200000
750310	P310 - HALL, A. J. 86-142	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
750311	P311 - SKEEN, A. A. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750312	P312 - CHASE, R. E. 86-91	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750318	P316C - BEAN, JESSEE 204	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750317	P317 - RAMSEY, RAINWATER 205	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750318	P318 - RAMSEY, RAINWATER 206	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750322	P322 - SKEENS, NOAH 209	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750326	P326 - PERRY, T. E. 245	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750328	P328 - COLLEY, MARTHA 86-102	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750330	EH - 39 PP330 - RAMEY N. F. 86-100	VA	Dickenson	0.61643776	0.53938348	0.50000000	0.43750036	0.00000000	0.00000000	0.11643776	0.10188312	0.11643776
750331	P331 - RASNICK, J. C. 241	VA	Dickenson	1.00000000	0.81563700	0.50000000	0.40781850	0.00000000	0.00000000	0.50000000	0.40781850	0.50000000
750332	P332 - GOODLOE, W. T. 1	VA	Dickenson	1.00000000	0.87432500	0.50000000	0.43716250	0.00000000	0.00000000	0.50000000	0.43716250	0.50000000
750333	P333 - COUNTS, E. S. 234	VA	Dickenson	1.00000000	0.81291875	0.50000000	0.40645938	0.00000000	0.00000000	0.50000000	0.40645938	0.50000000
750334	P334 - ROSE, ELIAS J. 86-180	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750335	P335 - EDWARDS, B.H. 1	VA	Dickenson	1.00000000	0.86913750	0.50000000	0.43456875	0.00000000	0.00000000	0.50000000	0.43456875	0.50000000
750337	P337 - V1CC LAND CO 6	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750338	P338 - FLEMING, SOLOMON 238	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750341	P341 - EREX 8	VA	Wise	1.00000000	0.94622500	0.50000000	0.47311250	0.00000000	0.00000000	0.50000000	0.47311250	0.50000000
750342	P342 - FLEMING KINSHIP LAND CO. 7	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750343	P343 - FLEMING KINSHIP 1	VA	Wise	1.00000000	0.99372500	0.50000000	0.49686250	0.00000000	0.00000000	0.50D00000	0.49686250	0.50000000
750344	P344 - MARKHAM, JOHN 1	VA	Wise	1.00000000	0.93946250	0.50000000	0.46973125	0.00000000	0.00000000	0.50000000	0.46973125	0.50000000
750345	P345 - BANNER COAL COMPANY 3	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750346	P346 - FLEMING KINSHIP LAND CORP 6	VA	Wise	1.00000000	0.99355000	0.50000000	0.49677500	0.00000000	0.00000000	0.50000000	0.49677500	0.50000000
750347	P347 - BANNER COAL COMPANY 4	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750348	P348 - BANNER COAL CO. 1	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750349	P349 - FLEMING KINSHIP CORP 5	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750351	PC351 - SMITH, F. P. (P-351-CP)	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
750352	P352C - SMITH, F. P. 474	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750353	P353 - SMITH, G. W. 231	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750354	P354 - TARPON COAL & COKE 239	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750355	P355 - TARPON COAL & COKE 242	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750356	P356 - TARPON COAL & COKE 243	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750357	P357 - STANLEY, LOVELL 86-160	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750358	P358 - SYKES, JOHN A. 254	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750359	P359 - UTZ. J. L. 248	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750360	P360 - ROSE, WILSON 259	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750361	P361 - SMITH, W. S. 264	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750362	P362 - WOODS, C. C. 247	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750366	P366 - BANNER COAL COMPANY 2	VA	Wise	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
750367	P367 - WILLIS, ANDREW 273	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750368	P368 - U.S.A. TR-1116-1 1	VA	Dickenson	1.00000000	0.85718000	0.50000000	0.42859000	0.00000000	0.00000000	0.50000000	0.42859000	0.50000000
750369	P369 - U.S.A. TR-1105 2	VA	Dickenson	1.00000000	0.84921000	0.50000000	0.42460500	0.00000000	0.00000000	0.50000000	0.42460500	0.50000000
750370	P370 - DURYEA, E. W. 255	VA	Dickenson	1.00000000	0.86607500	0.50000000	0.43303750	0.00000000	0.00000000	0.50000000	0.43303750	0.50000000
750371	P371 - DENNIS, W. L. 256	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750373	P373 - DAVIS, ELI 270	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750374	P374 - LARGE, WM. 12	VA	Dickenson	1.00000000	0.87245000	0.50000000	0.43622500	0.00000000	0.00000000	0.50000000	0.43622500	0.50000000
750378	P378 - KERR, J. C. 266	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750380	V - P380 C Jessee Lee 251	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750381	P381 - ARRINGTON, H. M. 267	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750383	P-383C SUTHERLAND, JASPER 268	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
750384	P384 - LITZ, J. L. 269	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750385	P385 - DAVIS, ELI 275	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750387	P387 - STEINMAN DEVELOPMENT U:153#5	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750388	P388 - DAVIS, ELI 302	VA	Dickenson	1.00000000	0.67500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750390	P390 - NEW YORK MINING & MFG 271	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750391	P391 - ROSE, WILSON 272	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750392	P392C John Adkins #554	VA	Dickenson	1.00000000	0.86618000	0.50000000	0.43309000	0.00000000	0.00000000	0.50000000	0.43309000	0.50000000
750393	P393 - OWENS, BARBARA 304	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750394	P394 - WILLIS, ANDREW 299	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750395	P395 - HARRISON, J. H. 276	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750396	P396 - RAKES, JOHN G. 274	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750397	P397 - STEINMAN DEVELOPMENT CO 15	VA	Dickenson	1.00000000	0.67500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750399	P399 - RAKES, H. H. 277	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750401	P401 - SMITH, D. W. V. #114	VA	Dickenson	1.00000000	0.87174375	0.50000000	0.43587188	0.00000000	0.00000000	0.50000000	0.43587188	0.50000000
750402	P402C - DYER, SIMPSON HEIRS 281	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750407	P407 - STANDARD BANNER COAL 292	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750408	P408 - STANLEY, LARKIN 294	VA	Dickenson	1.00000000	0.87034375	0.50000000	0.43517188	0.00000000	0.00000000	0.50000000	0.43517188	0.50000000
750409	P409 - KEER, J. C./STANLEY, W. A 28	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750411	P411 - STANLEY. JONATHAN 290	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750413	P413 - WRIGHT, J.W./SHOFFNER 282	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750414	P414 - STANLEY, LOVELL 283	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750416	P416C - COLLEY, J. M. 284	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750417	P417 - SKEEN, M. A. 285	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750418	P418 - LEE, JESSEE 279	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750419	P419C - SMITH, DAVID 291	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750422	P422 - STEINMAN DEV. TR#485	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750424	P424 - DURYEA, ELLEN W. 295	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750428	P428 - BAKER, JOSEPH 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750430	P430 - STRATTON, ANN W. 3	VA	Dickenson	1.00000000	0.87450550	0.50000000	0.43725275	0.00000000	0.00000000	0.50000000	0.43725275	0.50000000
750431	P431C - COLLEY, DAVID 280	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750432	P432C - COLLEY, JAMES M. 287	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750433	P433 - LEE, G. O. 293	VA	Dickenson	1.00000000	0:87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750434	P434 - TARPON COAL & COKE, CO. 288	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750435	P435 - CARICO, NELLIE E. 401	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750436	P436C - NEW YORK MINING & MFG. 338	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750437	P437C - DUNN, JAMES 337	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750442	P442 - REEDY, PETER 278	VA	Dickenson	1.00000000	0.75000000	0.50000000	0.37500000	0.00000000	0.00000000	0.50000000	0.37500000	0.50000000
750444	P444 - REEDY, PETER 306	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
750446	P446 - STRATTON, F A 27	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750452	P452CP - VICC 7	VA	Dickenson	0.60000000	0.48750000	0.50000000	0.40625000	0.40000000	0.32500000	0.50000000	0.40625000	0.10000000
750454	P454CP - SMITH, ELIXIUS 15	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
750461	P461 - STANLEY, LOVELL 298	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750462	P462 - STANLEY, LOVELL 300	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750464	P464 - STEINMAN DEV. CO. 17	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750465	P465 - ROBINSON, J. H. 319	VA	Dickenson	1.00000000	0.87162800	0.50000000	0.43581400	0.00000000	0.00000000	0.50000000	0.43581400	0.50000000
750466	P466 - STANLEY, LARKIN 303	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750467	P467 - REEDY, PETER 305	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750468	P468 - GREEN, WILLIAM 301	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750471	P471 - TURNER, J. R. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750474	P474 - SOLID ROCK COAL CO. 314	VA	Dickenson	1.00000000	0.87731087	0.50000000	0.43865544	0.00000000	0.00000000	0.50000000	0.43865544	0.50000000
750475	P475 - TURNER. EVANS 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750476	P476 - STRATTON, ANN W. 1	VA	Dickenson	1.00000000	0.86631880	0.50000000	0.43315940	0.00000000	0.00000000	0.50000000	0.43315940	0.50000000
750477	P477 - RUSSELL PRATER LAND CORP. 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750478	P478 - ANDERSON, CHARLES 323	VA	Dickenson	1.00000000	0.87903814	0.50000000	0.43951907	0.00000000	0.00000000	0.50000000	0.43951907	0.50000000
750480	P480 - KERR, J. C. 308	VA	Dickenson	1.00000000	0.87658304	0.50000000	0.43829152	0.00000000	0.00000000	0.50000000	0.43829152	0.50000000
750481	P481 - EDWARDS, B. H. 344	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750484	P484 - STRATTON, ANN W. #12 2	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750486	P486 - WALLACE, STEVE 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750487	P487 - WALLACE, STEVE 2	VA	Dickenson	1.00000000	0.87582500	0.50000000	0.43791250	0.00000000	0.00000000	0.50000000	0.43791250	0.50000000
750488	P488 - 3283 - RASNAKE, JAMES 320	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750491	P491 - U.S.A. TR-769 353	VA	Dickenson	1.00000000	0.875000D0	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750492	P492 - U.S.A. 3	VA	Dickenson	1.00000000	0.85854700	0.50000000	0.42927350	0.00000000	0.00000000	0.50000000	0.42927350	0.50000000
750493	P493 - U.S.A, TR-1007 1	VA	Dickenson	1.00000000	0.85500000	0.50000000	0.42750000	0.00000000	0.00000000	0.50000000	0.42750000	0.50000000
750494	P494 - U.S.A. TR-601 A 1	VA	Dickenson	1.00000000	0.86344000	0.50000000	0.43172000	0.00000000	0.00000000	0.50000000	0.43172000	0.50000000
750495	P495 - FLEMING, JAMES 321	VA	Dickenson	1.00000000	0.87197200	0.50000000	0.43598600	0.00000000	0.00000000	0.50000000	0.43598600	0.50000000
750496	PP496 - STEINMAN DEV CO 1	VA	Dickenson	0.89350000	0.78437720	0.50000000	0.43893520	0.00000000	0.00000000	0.39350000	0.34544200	0.39350000
750499	PP499 - USA 536	VA	Dickenson	0.90000000	0.77017500	0.50000000	0.42787500	0.10000000	0.08557500	0.50000000	0.42787500	0.40000000
750501	P501 - ANDERSON. MATILDA 360	VA	Dickenson	1.00000000	0.86718750	0.50000000	0.43359375	0.00000000	0.00000000	0.50000000	0.43359375	0.50000000
750502	P502 - S.H.G. ENTERPRISES 1	VA	Dickenson	1.00000000	0.83606000	0.50000000	0.41803000	0.00000000	0.00000000	0.50000000	0.41803000	0.50000000
750503	P503 - S.H.G. ENTERPRISES 2	VA	Dickenson	1.00000000	0.82444250	0.50000000	0.41222125	0.00000000	0.00000000	0.50000000	0.41222125	0.50000000
750507	P507 - U.S.A. 2	VA	Dickenson	1.00000000	0.86008000	0.50000000	0.43004000	0.00000000	0.00000000	0.50000000	0.43004000	0.50000000
751001	PC1 - SMITH, SQUIRE 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751002	PC2 - SMITH, PETER 315	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751003	PC3 - SMITH, SQUIRE 11	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751004	PC4 - SMITH, SQUIRE 316	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751005	PC5 - SMITH, SQUIRE 317	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751007	PC7 - ROSE, JOHN S. 327	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751008	PC8 - SMITH, C. W. 332	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751009	PCP9 - SMITH, PETER 617	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0. 50000000	0.43750000	0.50000000
751012	PC12 - SMITH, DAVID 345	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751013	PC13 - ROSE, JOHN S. JR. 371	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751015	PCP15 - VANCE, D.H. 435	VA	Dickenson	0.90000000	0.78750000	0.50000000	0.43750000	0.10000000	0.08750000	0.50000000	0.43750000	0.40000000
751019	PCP19 - ODLE, J. A. 496	VA	Wise	0.70000000	0.61250000	0.50000000	0.43750000	0.30000000	0.26250000	0.50000000	0.43750000	0.20000000
751101	PC101 - WAMPLER, JESSEE 307	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751102	PC102 - WAMPLER, JESSEE310	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751103	PC103 - WAMPLER, JESSEE 311	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
751104	PC104 - WAMPLER, JESSEE 312	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751105	PC105 - WAMPLER. JESSEE 313	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751106	PC106 - WAMPLER, JESSEE 318	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751107	PC107 - WAMPLER, JESSEE 746	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
751112	PC112 - WAMPLER. JESSEE 322	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751113	PC113 - WAMPLER, JESSEE 324	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751114	PC114 - WAMPLER, JESSEE 325	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751115	PCP115 - WAMPLER, JESSEE 653	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751116	PC116 - WAMPLER, JESSEE 328	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751117	PC117 - DURYEA, E. W. 333	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751121	PC121 - WAMPLER. H. G. 334	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751123	PC123 - WAMPLER, JESSEE 336	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751124	PC124 - WAMPLER, JESSEE 329	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751126	PC126 - WAMPLER. JESSEE 330	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751128	PC128 - WAMPLER, H. G. 326	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751129	PC129 - WAMPLER, H. G. 331	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751131	PC131 - WAMPLER, H. G. 335	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751134	PC134 - LAMBERT HEIRS 1	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751135	PC135 - SUTHERLAND, S. D. 339	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751140	PC140 - RASNAKE, JUDE 352	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751146	PC146 - WAMPLER, JESSEE 349	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751147	PC147 - WAMPLER, JESSEE 350	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751150	PC150 - PHIPPS, NELL 9	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751153	PC153 - WAMPLER, JESSEE 347	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751155	PC155 - COLLEY, DAVID 393	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751156	PC156 - COLLEY, DAVID 384	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751159	PC159 - WAMPLER. JESSEE 389	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751160	PC160 - Freddie Mullins #12 751160	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751161	PCP161 - SUTHERLAND, S. D. 472	VA	Dickenson	0.60000000	0.52500000	0.50000000	0.43750000	0.40000000	0.35000000	0.50000000	0.43750000	0.10000000
751301	FC301 - RASNAKE, ROBERT 340	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751304	PC304 - SUTHERLAND, V. R. 359	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
751305	PC305 - TILLER, S.J. 341	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790137	VC3182	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790146	VC4056	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790179	VC4309	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790180	VC4310	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790181	VC4276	VA	Buchanan	0.98730000	0.86388750	0.50000000	0.43750000	0.01270000	0.01111250	0.50000000	0.43750000	0.48730000
832851	ANR020 - VICC ANR-020	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
832857	ANR014 - VICC ANR-014	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
832897	VP-132897 ANR 91	VA	Dickenson	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833550	ANP001 - VICC ANP-001	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833551	ANP016 - VICC ANP-016	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833736	ANR135 - VICC ANR-135	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833742	ANR075 - VICC ANR-075	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833789	CB505-VICC CB 5-05	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
833793	W7#2	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833796	VC-833796 CB109 - VICC CB 1-09	VA	Wise	1.00000000	0.81250000	0.50000000	0.40625000	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
833814	CB804 - VICC CB 8-04	VA	Wise	1.00000000	0.82085000	0.50000000	0.41042500	0.00000000	0.00000000	0.50000000	0.41042500	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
Spud prior to Effective Date
502028	V-502028 Noah E Yates	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.20656250	0.50000000	0.46906250	0.30000000
502297	V-502297 Joshua W Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.30000000	0.50000000	0.56250000	0.30000000
535433	V-535433 WF Kiser	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536099	V-536099 Almareen Owens	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.30000000	0.50000000	0.56250000	0.30000000
536727	V-536727 FP Smith	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.30000000	0.50000000	0.56250000	0.30000000
536732	V-536732 David Colley	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.30000000	0.50000000	0.56250000	0.30000000
536765	V-536765 NS Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.25128750	0.50000000	0.51378750	0.30000000
536766	V-536766 Newton Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.30000000	0.50000000	0.56250000	0.30000000
536780	V-536780 Rueben H Powers	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.26961250	0.50000000	0.53211250	0.30000000
536781	V-536781 Palmer Theo & Mildred Yale	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536809	V-536809 NB Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.29515263	0.50000000	0.55765263	0.30000000
537064	V-537064 NB Sutherland	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.29962500	0.50000000	0.56212500	0.30000000
550511	V-550511 James A Baker	VA	Dickenson	0.80000000	0. 70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
Wells Spud Post Effective Date
536888	V-536888 Almareen Owens	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536777	V-536777 Slemman Development Co	VA	DiCKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536725	V-536725 John Kiser Heirs	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536759	V-536759 Carl J Mullins	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550447	V-550447 Harry C Roberts JR	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536758	V-536758 HT Keel	VA	DICKENSON	0.80000000	0.70000000	0-50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536760	V-536760 David Smith	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536789	V-536789 Robert Rasnake	VA	BUCHANAN	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535655	V-535655 Newton Sutherland	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536782	V-536782 PH Kennedy	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
501836	V-501836 Verl W Kilgore	VA	WISE	1.00000000	1.00000000	0.50000000	0.50000000	0.00000000	0.00000000	0.50000000	0.50000000	0.50000000
536733	V-536733 JW Robinson	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536788	V-536788 JW Rasnake	VA	RUSSELL	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535937	V-535937 Elijah LaForce	VA	RUSSELL	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536394	V-536394 John Kiser Heirs	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537301	V-537301 Dawson	VA	RUSSELL	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536798	V-536798 Susan C & Kurt Lantz	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536792	V-536792 WJ Buskell	VA	BUCHANAN	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536101	V-536101 Jonas Fuller	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
503180	Lorreign Martin	VA	DiCKENSON	0.77016000	0.67389000	0.46270000	0.40486250	0.19254000	0.16835637	0.50000000	0.43750000	0.30746000
536894	V-536894	VA	WISE	0.83469400	0.73035700	0.33469400	0.29285715	0.00000000	0.00000000	0.50000000	0.43749985	0.50000000
536804	V-536804 Brown Family Trust	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502030	V-502030	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536778	V-536778 Johnny Ray Mullins	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536797	V-536797 NB Salyers	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537557	V-537557	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
535962	V-535962 RP Dickenson	VA	WISE	0.99998900	0.87499000	0.49998900	0.43749019	0.00000000	0.00000000	0.50000000	0.43749981	0.50000000
537538	V-537538	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536779	V-536779 Theodore Gray 8. Cassie Edw	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
550479	P-550479 CA Willis	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537725	V-537725 Robert Rasnake	VA	RUSSELL	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
537738	V-537738	VA	RUSSELL	0.80000000	0.70000000	0.30000000	0.26250000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
537704	V-537704	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
502104	V-502104 Terry L. & Carolyn D. Bond	VA	WISE	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537302	V-537302	VA	RUSSELL	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536805	V-536805	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537735	V-537735	VA	RUSSELL	0.80000000	0.70000000	0.30000000	0.26250000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
537756	V-537756	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536712	V-536712	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537742	V-537742	VA	RUSSELL	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536803	V-536803	VA	DICKENSON	0.80000000	0.70000000	0.50000000	0.43750000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
536647	VC-536647 Eli Mays	VA	WiSE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536648	VC-536648 RP Dickenson	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536649	VC-536649 RP Dickenson	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536678	VC-536678 Berry W Hill	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536651	VC-536651 Alex Wright	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536682	VC-536682 Dawson Coal	VA	WISE	0.85037300	0.74407600	0.35037300	0.30657622	0.00000000	0.00000000	0.50000000	0.43749978	0.50000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536664	VC-536664 Dawson	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536662	VC-536662 Austin Bush	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
502930	VC-502930 RP Dickenson	VA	WISE	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
536794	V-536794	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.70000000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
537540	V-537540	VA	Dickenson	0.80000000	0.70000000	0.50000000	0.70000000	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
Joint Wells
501825	VC-501825 George Lambert JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501826	VC-501826 J P LaForce JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501827	VC-501827 Bessie Ellen Leftwich	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501838	VC-501838	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501839	VC-501839	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501840	VC-501840	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501846	VC-501846 Chas C Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501862	VC-501862 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501866	VC-501866 Alnin Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501867	VC-501867 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501905	VC-501905 A Breeding	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501910	VC-501910 A Breeding	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501938	VC-501938 Joshua Mullins	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502021	VC-502021 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502119	VC-502119 T.E. Perry JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502147	VC-502147 W.B. Strass	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502483	VC-502483	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502553	VC-502553 John L Tiller	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502568	VC-2568 John M. Kiser	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502570	VC-502570	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502590	VC-502590 L.D.R. Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502621	VC-502621 James LaForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502834	VC-502834 J.C.Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502847	VC-502847	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502868	VC-502868 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502915	VC-502915 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502941	VC-502941	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
502951	VC-502951 Dawson	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502967	VC-502967 Sherman Wallace, etal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502971	VC-502971 H G Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503174	VC-503174 John Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503308	VC-503308 Lawrence T. Kiser JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503321	VCP-3321 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503322	VC-503322 W.T. Goodloe (JV)	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503326	VC-503326 John Adkins JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503361	VC-503361 TJ Powers	VA	Dickenson	0.60000000	0.52500000	0.60000000	0.52500000	0.40000000	0.35000000	0.40000000	0.35000000	0.00000000
503372	VC-503372 NB Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503376	VC-503376 NB Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503443	VC-503443 J.A. Odle	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503559	VC-503559 J.H. Duty	VA	Buchanan	0.50000000	0:43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503591	VC-503591 J.H. Neece	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503599	VC-503599 Fielden Combs JV	VA	Buchanan	0.53825000	0.47096875	0.53825000	0.47096875	0.46175000	0.40403125	0.46175000	0.40403125	0.00000000
503653	VC-3653 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.27780000	0.24307500	0.27780000	0.24307500	0.00000000
503654	VC-503654 Standard Banner Coal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503709	VC-503709 Slandard Banner Coal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503721	VC-503721	VA	Dickenson	0.51840000	0.45360000	0.51840000	0.45360000	0.48160000	0.42140000	0.48160000	0.42140000	0.00000000
503730	VC-503730 Fielden Combs JV	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
503969	VC-503969 Joshua Presley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504248	VC-504248 J.F. Smith JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504275	VC-504275 Lambert Land JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504359	VC-504359 COMBS, STEPHEN	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504364	VC-4364 COMBS, FIELDEN	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504367	VC-504367 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504482	VC-504482 Stanley, Ralph & Jimmy	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504483	VC-504483 J.G. Smith JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504497	VC4497 Smith, G.W. Jr Heirs	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504505	VC-4505 W.T. Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504506	VC-504506 Jasper Sutherland JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504507	VC-504507 Smith, David	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504524	VC-504524 Counts, E.S.	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504532	VC-504532 Dawson	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504537	VC-504537 Joshua Pressley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504640	VC-504640 Hensley, Samuel	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504641	VC-504641 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504842	VC-504642 Samuel Hensley JV	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504647	VC-504647 Owens, Almareen	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504657	VC-504657 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504658	VC-504658 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504664	VC-504664 Stephens Lumber JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504667	VC-504667 Richardson, S.H.	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504668	VC-504668 S.H. Richardson	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504669	VC-504669 S.H. Richardson JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504874	VC-504874 Dawson	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504886	VC-504886 Almereen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505000	VC-5000 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
505002	VCP-5002 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.29540000	0.25847500	0.29540000	0.25847500	0.00000000
505003	VCP-5003 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.41500000	0.36312500	0.41500000	0.36312500	0.00000000
505179	VC-505179 McFarland JV	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505195	VC-505195 Utah Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505197	VC-505197 Stephen Rasnake	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505200	VC-505200 N.R. Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505201	VC-505201 E Sutherland Heirs	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505204	VC-505204 H.G. Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505206	VC-505206 George Johnson	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505209	VC-505209 Jonas B. Grizzle JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505211	VC-505211 Lambert Land JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505212	VC-505212 Joseph Kelly JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505220	VC-505220	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.26872500	0.23513438	0.26872500	0.23513438	0.00000000
505223	VC-505223 W.W. Presley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505225	VC-505225 David Smith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505226	VC-505226 Jessee Lee	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505227	VC-505227 G.O. Lee JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505228	VC-505228 Hagan & Rasnick	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505229	VC-505229 W.L. Counts JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505234	VC-505234	VA	Dickenson	0 50000000	0 43750000	0 50000000	0 43750000	0.50000000	0 43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
505235	VC-505235 Simpson Dyer Hiers	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505239	VC-505239	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505246	VC-505246 Thomas Biso	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505247	VC-505247 Alley Hutchinson	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
506248	VC-505248 J.A. Odle	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535437	VC-535437 W.T. Goodloe JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535444	VC-535444 Joesph H Rasnick	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535445	VC-535445 W.F. Grizzle	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535446	VC-535446 Bryani Breeding	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535589	VC-535589 Larkin Combs JV	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535593	VC-535593 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535595	VC-535595 NY Minning & Mfg	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535596	VC-535596 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535597	VC-535597 Josh Mullins JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535599	VC-535599 Thomas Bise JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535600	VC-535600 JV Samuel Hensley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535601	VC-535601 Joseph Salyer	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535602	VC-535602 Hagan Estates JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535606	VC-535606 Stephen Combs	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535607	VC-535607 Drayton Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535612	VC-535612 J.H. Powers JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535617	VC-535617 A.A. Skeen	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535618	VC-535618 Brice H. Edwards JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535625	VC-535625 Henry Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535627	VC-535627 Joseph Kelly	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.48032500	0.42028438	0.48032500	0.42028438	0.00000000
535628	VC-535628 Standard Banner JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535629	VC-535629 F.P. Kelly	VA	Dickenson	0.50000000	0.43750001	0.50000000	0.43750001	0.40977500	0.35855312	0.40977500	0.35855312	0.00000000
535631	VC-535631 William Hall JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535632	VC-535632 William Hall	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25107500	0.21969063	0.25107500	0.21969063	0.00000000
535634	VC-535634 David Colley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535636	VC-535636 David Colley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535637	VC-535637 David Colley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535638	VC-535638	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535639	VC-535639 Jessee Lee JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535640	VC-535640 JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535642	VC-535642 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535643	VC-535643 Standard Banner Coal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535644	VC-535644 John G. Ross	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535646	VC-535646 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535661	VC-535661 J.N.R. Sutherland	VA	Dickenson	0.50000000	0.43743569	0.50000000	0.43743569	0.50000000	0.43743569	0.50000000	0.43743569	0.00000000
535667	VC-535667 James H. Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535668	VC-535668 Charles B. Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535670	VC-535670 Charles B. Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535671	VC-535671 JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535673	VC-535673 T.E. Perry	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535677	VC-535677 S.H. Richardson JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535678	VC-535678 W.W. Pressley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535679	VC-535679 Standard Banner Coal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
535680	VC-535680 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535685	VC-535685 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535686	VC-535686 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535729	VC-535729 Campbell Carter JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535731	VC-535731 Henry Kiser JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535732	VC-535732 H.G. Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535863	VC-535963 Samuel Bise JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535868	VC-535868 JL Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535870	VC-535870 J.H. Ball JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535872	VC-535872 George Johnson JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535889	VC-535889	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535890	VC-535890	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535891	VC-535891 E J Long	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.37847500	0.33116562	0.37847500	0.33116562	0.00000000
535892	VC-535892 W.T. Goodloe JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535895	VC-535895 Thomas Bise JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535896	VC-535896 J.B.F. Counts	VA	Dicksnson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535897	VC-535897	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535898	VC-535898 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535899	VC-535899 Thomas Bise JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535900	VC-535900	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535904	VC-535904 W.T. Goodloe JV	VA	Dickenson	0.50000000	0.43059688	0.50000000	0.43059688	0.50000000	0.43059688	0.50000000	0.43059688	0.00000000
535906	VC-535906 R. E. Chase JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535907	VC-535907 S.D. Sulherland JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535909	VC-535909 Joseph Kelley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535910	VC-535910	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535912	VC-535912 E. W. Kiser JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535913	VC-535913 R. W. & Eliza Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535914	VC-535914 Brice H. Edwards JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535915	VC-535915 James Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535920	VC-535920 H. G. Warnpler JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535922	VC-535922 Clark Harrison	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535923	VC-535923	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535925	VC-535925 H.W. Sulherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535926	VC-535926 AB Nichols	VA	Buchanan	0.54885000	0.48024375	0.54885000	0.48024375	0.45115000	0.39475625	0.45115000	0.39475625	0.00000000
535927	VC-535927 George A. Warder JV	VA	Russelt	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535947	VC-535947 Jacob Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535948	VC-535948 J.W. Rasnake JV	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535951	VC-535951 J.H. Neece JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535952	VC-535952	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535953	VC-535953 HH Rakes	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535954	VC-535954 FM Smith	VA	Dickenson	0.25000000	0.21875000	0.25000000	0.21875000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535955	VC-535955 W. T. Goodloe JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
535957	VC-535957	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535959	VC-535959 William Arfrip	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536044	VC-536044	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536045	VC-536045 JD Harrison	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
538046	VC-536046 George Warder	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536048	VC-536048 William Crabtree	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536049	VC-536049 William Crabfree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536054	VC-536054 William Baker	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536057	VC-536057 JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536058	VC-536058	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536060	VC-536060 R.W. Marshall JV	VA	Wise	0.92310000	0.80771250	0.92310000	0.80771250	0.07690000	0.06728750	0.07690000	0.06728750	0.00000000
536061	VC-536061 M.A. Buchanan JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536062	VC-536062 Missouri I. Kiser Heirs	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536063	VC-536063	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536064	VC-536064 John Kiser Heirs JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536066	VC-536066	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536068	VC-536068 S.J. Tiller JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536069	VC-536069 Talmax, Inc. JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536070	VC-536070 G.W. Kiser Heirs JV	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536072	VC-536072 Jacob Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536074	VC-536074 Alrnareen 0wens JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536075	VC-536075 Ellen W. Duryea JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536076	VC-536076 Pressley & Phipps	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536077	VC-536077 S.H. Richardson JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.38390000	0.33591250	0.38390000	0.33591250	0.00000000
536080	VC-536080 E.J. Long	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536081	VC-536081 J.H. Neece	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536082	VC-536082 Delmar Mayes	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536083	VC-536083 Louriey Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536084	VC-536054 W.B. Strauss JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536085	VC-536085 W.B. Strauss	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536087	VC -53608 7 ES Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536088	VC-536088 Charles 8 Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536091	VC-536091 R O’Quinn	VA	Buchanan	0.50970000	0.44598750	0.50970000	0.44598750	0.49030000	0.42901250	0.49030000	0.42901250	0.00000000
536108	VC-536108 Mae Smith Rowlett JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536145	VC-536145 JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536146	VC-536146 D.H. Vance JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536159	VC-536159 GW Mustek	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000006	0.43750000	0.50000000	0.43750000	0.00000000
536160	VC-536160 Jacob Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536161	VC-536161James Taylor	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536167	VC-536167	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536168	VC-536168	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536170	VC-536170 Jacob Alvin Musick	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536179	VC-536179 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536180	VC-536180 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536181	VC-536181 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536207	VC-536207 Elijah LaForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536209	VC-536209 Elijah LaForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536210	VC-536210 Elijah LaForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536214	VC-536214 Wilson Rose	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536215	VC-536215 Rainwater Ramsey	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536218	VC-536218 J.A. Odle	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536220	VC-536220 J.A. Odie JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536222	VC-536222 Samuel Hensley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536225	VC-536225 Thomas Bise JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536248	VC-536248	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536257	VC-536257	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536259	VC-536259	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536264	VC-536264	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536265	VC-536265 SJ. Tiller JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536302	VC-536302 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536303	VC-536303 John Turner & S. Keel	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536305	VC-536305	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.26950000	0.23581250	0.26950000	0.23581250	0.00000000
536306	VC-536306 JH Neece	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536307	VC-536307	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536310	VC-536310	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536311	VC-536311 Will Hall	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536314	VC-536314 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536318	VC-536318 Lambert Land LLC	VA	Dickanson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536319	VC-536319 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536329	VC-536329	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536330	VC-536330 Campbell Carter JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536331	VC-536331 CC Puckett	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536334	VC-536334 Nancy Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536360	VC-536360 EJ Rasnake	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536373	VC-536373	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536375	VC-536375	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536379	VC-538379	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536380	VC-536380	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536381	VC-536381	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536382	VC-536382 T. E. Perry	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536383	VC-536383	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536384	VC-536384 TE Perry	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536389	VC-536389 JM Colley	VA	Dickanson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536390	VC-536390 J.A. Odle JV	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536393	V-536393 John Kiser	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
536399	VC-536399 F. H. Parkis	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536400	VC-536400	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536402	VC-536402 W G. Baker, extuetal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536403	VC-536403	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536404	VC-536404 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536405	VC-536405 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536406	VC-536406 Thomas Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536409	VC-536409	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536417	VC-536417 Levi Stanley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536418	VC-536418 JT Ramey	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536419	VC-536419	VA	Dickenson	0.50000000	043750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536420	VC-536420	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536425	VC-538425 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536426	VC-536426	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536431	VC-536431 WF Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536434	VC-536434	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536435	VC-536435 RD Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536437	VC-536437 Joshua W Suthland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536440	VC-536440 J. B. Compton	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536441	VC-536441 William Compton	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536442	VC-536442 WJ Bowman	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536443	VC-536443	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536447	VC-536447 NB Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536448	VC-536448 NB Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536449	VC-536449 Breeding Brothers	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536475	VC-536475 Alex Hackney	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536476	VC-536476	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536490	VC-536490 Ezekiel Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536491	VC-536491	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536494	VC-536494	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536495	VC-536495	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536496	VC-536496	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536497	VC-536497 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536498	VC-536498	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536506	VC-536506 Jacob Cook	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536508	VC-536506 Jacob Cook	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536525	VC-536525	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536526	VC-536526 Dunn	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536532	VC-536532	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536533	VC-536533	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536534	VC-536534	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536535	VC-536535 J. A. Odle	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536536	VC-536536	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536537	VC-536537	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536538	VC-536538 Sam W Rose	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536540	VC-536540 Dunn	VA	Wise	0.50000000	0.43750000	0.50000 000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536541	VC-536541	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536542	VC-536542	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536544	VC-536544	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536545	VC-536545 A Breeding	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536546	VC-536546 CC Powers	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536547	VC-536547	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536548	VC-536548 A Breeding	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536551	VC-536551 Arch Powers	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536559	VC-536559 HG Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536567	VC-536567 Chas C Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536578	VC-536578 Samuel Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536582	VC-536582 Henry Kiser	VA	Dickenson	0.50000000	0.4 3750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536583	VC-536583 Henry Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536584	VC-536584	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536585	VC-536585	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536586	VC-536586	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536587	VC-536587	VA	Dickenson	0.50000000	0.43760000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536591	VC-536591	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.43942500	0.38449688	0.43942500	0.38449688	0.00000000
536595	VC-536595	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.29310000	0.25646250	0.29310000	0.25646250	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536596	VC-536596 HD Smith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.35255000	0.30848125	0.35255000	0.30848125	0.00000000
536598	VC-536598 John F Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.28605000	0.25029375	0.28605000	0.25029375	0.00000000
536599	VC-536599 John F Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536600	VC-536600 Charles Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536603	VC-536603	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536604	VC-536604	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536610	VC-536610 William Duty	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536612	VC-536612 AB Nichols etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536613	VC-536613 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536614	VC-536614 AB Nichols et al	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536615	VC-536615AB Nichols etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536616	VC-536616 AB Nichols etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536617	VC-536617 JH Duty	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536618	VC-536618 AB Nicholes et al	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536619	VC-536619 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536622	VC-536622 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536623	VC-536623 AB Nichols etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536624	VC-536624 AB Nicholes etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536626	VC-536626 AB Nichols etal	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536627	VC-536627 AB Nichols etal	VA	Buchanan	0.52655000	0.46073125	0.52655000	0.46073125	0.47345000	0.41426875	0.47345000	0.41426875	0.00000000
536628	VC-536628 AB Nichols etal	VA	Buchanan	0.53180000	0.46532500	0.53180000	0.46532500	0.46820000	0.40967500	0.46820000	0.40967500	0.00000000
536638	VC-536638	VA	Buchanan	0.50000000	0.41342812	0.50000000	0.41342812	0.50000000	0.41342813	0.50000000	0.41342813	0.00000000
536641	VC-536641	VA	Buchanan	0.50195000	0.43920625	0.50195000	0.43920625	0.49805000	0.43579375	0.49805000	0.43579375	0.00000000
536642	VC-536642	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536644	VC-536644	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536665	VC-536665 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536666	VC-536666 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536667	VC-536667 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536689	VC-536689 Dawson	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536692	VC-536692 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536693	VC-536693 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536694	VC-536694 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536696	VC-536696 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536697	VC-536697 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536698	VC-536698 Dawson Creek	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536702	VC-536702 Dawson Coal	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536722	V-536722 Lambert Land LLC	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
536756	VC-536756 Samuel Horn	VA	Wise	0.81005000	0.70879375	0.81005000	0.70879375	0.18995000	0.16620625	0.18995000	0.16620625	0.00000000
536762	V-536762 Johnny L Smith	VA	Dickenson	0.50000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
536768	VC-536768	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536769	VC-536769 Geo Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536770	VC-536770	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536771	VC-536771 CC Smith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536772	VC-536772	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536783	VC-536783 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536814	VC-536814 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536828	VC-536828 HH Minton	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.35040000	0.30660000	0.35040000	0.30660000	0.00000000
536832	VC-536832 John F Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536833	VC-536833 Hugh Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25490000	0.22303750	0.25490000	0.22303750	0.00000000
536838	VC-536838 JL Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536840	VC-536840 JL Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536841	VC-536841 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536845	VC-536845 Kemper Crabtree	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536846	VC-536846 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536931	VC-536931 Lambert Land	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536933	VC-536933 Noah Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536970	VC-536970 NA Skeens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536994	VC-536994 Lorreign Martin	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537017	VC-537017 William Fleming	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537022	VC-537022 Nancy Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537025	VC-537025 Nancy Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537026	VC-537026 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537027	VC-537027 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537031	VC-537031 Alex Hackney	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537033	VC-537033 George W Hackney	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537034	VC-537034 George W Kackney	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537035	VC-537035 A Hackney	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537036	VC-537036 John Kiser Heirs	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537052	VC-537052 AB Nichols	VA	Buchanan	0.48885000	0.42774375	0.48885000	0.42774375	0.48885000	0.42774375	0.48885000	0.42774375	0.00000000
537059	VC-537059 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537060	VC-537060 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537096	VC-537096 Charles Barnette	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537097	VC-537097 Russell Powers	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537098	VC-537098 NB Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537103	VC-537103 Charles Barnette	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537104	VC-537104 NB Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537105	VC-537105 Danial Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537106	VC-537106 Elihu Kiser	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537109	VC-537109 Honaker & Tiller	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537264	VC-537264 Nancy Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537266	VC-537266 James E Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537272	VCI-537272 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537273	VCI-537273 SBCC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537274	VCI-537274 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537277	VCI-537277 WM Lay	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537278	VCI-537278 Catherine Collins	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537279	VCI-537279 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537280	VCI-537280 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537286	VCI-537286 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537287	VCI-537287 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537293	VCl-537293 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537294	VCI-537294 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537295	VCI-537295 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537304	VC-537304 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
550198	VC-550198 George Lambert JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
550289	VC-550289 NB Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
551020	VC-551020 J.A. Odle JV	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551021	VC-551021 Samuel Hensley JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551120	PC-551120 JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551130	VC-551130 I.B.Reynolds	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551137	VC-551137	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551138	PC-551138 H.G. Wampler JV	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551139	VC-551139	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551306	VC-551306 Charles Barnette	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551315	VC-551315 Breeding Brothers	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701850	VCP1850 - BARNETT, WILLIAM TR. 465	VA	Buchanan	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
701869	VCP1869 - ROSE, JOHN S. 455	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701873	VCP1873 - RASNAKE, J.W. 372	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701874	VCP1874 - GILBERT, JAMES A. 373	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701935	VCP1935 - DEEL, N. M. 376	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701987	VCP1987 - RASNAKE, ROBERT 379	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701990	VCP1990 - RASNAKE, STEPHEN 438	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
701992	VCP1992 - MUSICK, FIELDING 394	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702010	VCP2010 - SUTHERLAND, HENRY 425	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702274	VCP2274 - SUTHERLAND, NEWTON 421	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702276	VCP2276 - BARNETT, WILLIAM 423	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702278	VCP2278 - RAMSEY, RAINWATER 497	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702279	VC2279 - RAMSEY, RAINWATER 437	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702286	VCP2286 - LAFORCE, JOSEPH 427	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702395	VCP2395 - COUNTS, NOAH 444	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
702469	VCP2469 - GILBERT, J. A. 433	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702470	VCP2470 - GILBERT, JAS. A. 443	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702471	VCP2471 - RASNICK, JAMES 434	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702472	VCP2472 - RASNAKE, JAMES 456	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702473	VCP2473 - RASNAKE, JAMES 543	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702474	VCP2474 - SUTHERLAND, V R 596	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702547	VCP2547 - RASNAKE, ROBERT 469	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702551	VCP2551 - RASNAKE, JAMES 545	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702555	VCP2555 - WAMPLER, JESSEE 597	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702556	VCP2556 - DEEL, N M 604	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702558	VCP2558 - WAMPLER, JESSEE 449	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702559	VCP2559 - WAMPLER, JESSEE 470	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702562	VCP2562 - WAMPLER, JESSEE 517	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702563	VCP2563 - MULLINS, FREDDIE 13	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702565	VCP2565 - WAMPLER, JESSEE 457	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702585	VCP2585 - SUTHERLAND, H W 556	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702595	VCP2595 - SUTHERLAND, N. B. 463	VA	Dickenson	0.95000000	0.83051090	0.95000000	0.83051090	0.05000000	0.04371110	0.05000000	0.04371110	0.00000000
702623	VCP2623 - LAFORCE, JOHN 464	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702831	VCP2831 - RASNAKE, J. W. 466	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702844	VCPZ844 - POWERS. RAY BRUCE 1	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702845	VCP2845 - SUTHERLAND, NEWTON 477	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702863	VCP2863 - RASNAKE, ROBERT 478	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702939	VC2939 - STALLARD, SARAH J 578	VA	Dickenson	0.50000000	0.42866190	0.50000000	0.42866190	0.50000000	0.42866190	0.50000000	0.42866190	0.00000000
703043	VC3043 - COUNTS, J B F 1	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
703046	VCP3046 - MULLINS, FREDDIE 15	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703049	VCP3049 - MULLINS, FREDDIE 16	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703052	VCP3052 - COMBOW, LUCILLE, ET AL 53	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703054	VCP3054 - STANDARD BANNER COAL CORP	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703169	VC3169 - SMITH, JOHNNY L 1	VA	Dickenson	0.00000000	0.00000000	0.00000000	0.00000000	0.40000000	0.34472378	0.40000000	0.34472378	0.00000000
703171	VC3171 - JAMES, INGRAM R. 21	VA	Buchanan	0.55400000	0.48475000	0.55400000	0.48475000	0.44000000	0.39025000	0.44600000	0.39025000	0.00000000
703175	VCP3175 - OLLEY, J. M. 510	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703176	VC3176 - COUNTS, E S 558	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703216	VCP3216 - STANLEY, NORMAN A., ET UX	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703217	VCP3217 - STANLEY, NORMAN A., ET UX	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703307	VCP3307 - POWERS, RAY BRUCE 1	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703311	VCP3311 - COUNTS, E S 548	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703319	VC3319 - KELLY, JOSEPH (CCC/PYXIS)	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703323	VCP3323 - GOODLOE, W T (PYXIS) 24	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703327	VCP3327 - CLINCHFIELD/PYXIS (ASTON,	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703437	VC3437 - SUTHERLAND, GEORGE W. 546	VA	Dickenson	0.00000000	0.00000000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703438	VC3438 - DEEL, STACY L. ET AL 547	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703452	VCP3452 - JAMES RASNAKE 541	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703553	VC3553 - HORN, SAMUEL (VICC) 41	VA	Wise	0.94500000	0.77436844	0.94500000	0.77436844	0.05500000	0.04506906	0.05500000	0.04506906	0.00000000
703555	VCP3555 - ROSE, JOHN S 562	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703556	VCP3556 - ROSE, JOHN S 563	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703562	VC3562 - BELCHER, DANNY 19	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703564	VCP3564 - MULLINS, FREDDIE E 17	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703565	VCP3565 - DEEL, N M 564	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703567	VCP3567 - GOODLOE, W T 25	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703569	VCP3569 - SUTHERLAND, V R 561	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703575	VCP3575 - STALLARD, SARAH J 579	VA	Dickenson	0.50000000	0.43640500	0.50000000	0.43640500	0.50000000	0.43640500	0.50000000	0.43640500	0.00000000
703592	VCP3592 - ROSE, JOHN S 584	VA	Dickensan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703593	VCP3593 - ROSE, JOHN S 585	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703597	VC3597 - SMITH, JOHNNY L 1	VA	Dickenson	0.50000000	0.42820315	0.50000000	0.42820315	0.50000000	0.42820315	0.50000000	0.42820315	0.00000000
703601	VCP3601 - RASNAKE, JAMES 610	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703614	VC-3614 (PIONEER COAL CO)	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703668	VCP3668 - SMITH, G W 619	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703706	VCP3706 - SMITH, DAVID 675	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703707	VCP3707 - SMITH, DAVID 676	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703708	VCP3708 - ROSE, JOHN S 638	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703711	VCP3711 - KELLY, JOSEPH 642	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703712	VCP3712 - WAMPLER, JESSEE 658	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703718	VCPE3718 - BUSKELL, W J 632	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703751	VC3751 - DEEL, N M 646	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703763	VCPE3763 - WARDER, G A TR (CCC/PEG)	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703764	VCPE3764 - BUSKELL, W J 645	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703768	VCPE3768 - SMITH, G W 647	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703889	VCP3889 - WAMPLER, JESSEE TR 677	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703896	VC3896 - GRIZZLE, JONAS B 678	VA	Dickenson	0.00000000	0.00000000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703899	VCP3899 - RASNAKE, JAMES 693	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703958	VCP3958 - PRESSLEY, JOSEPH 705	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
703973	VCP3973 - WAMPLER, JESSEE 697	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
704099	VCP4099 - WAMPLER, JESSE 713	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704160	VCP4160 - WAMPLER, JESSEE 747	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704168	VCP4168 - STINSON, MARIAH 738	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704169	VC4169 - STINSON, MARIAH 741	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704252	VC4252 (PRESSLEY, JOSHUA 754)	VA	Dickenson	0.00000000	0.00000000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704253	VC4253 (PRESSLEY, JOSHUA 767)	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
704258	VC4258 - COUNTS, REBA ET AL 6	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704261	VC4261 - COLLEY, J M 755	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704268	VC4268 - WAMPLER, JESSEE 758	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
704276	VC4276 - IQBAL, MEREDITH ELLIS 4	VA	Buchanan	0.98730000	0.86388750	0.98730000	0.86388750	0.01270000	0.01111250	0.01270000	0.01111250	0.00000000
704279	VC4279 - MCGUIRE, JOSEPH ET AL	VA	Buchanan	0.00000000	0.00000000	0.00000000	0.00000000	0.33025000	0.28896875	0.33025000	0.28896875	0.00000000
704523	VC4523 - MULLINS, FREDDIE (VCP-4523	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750038	P38-3246 - PHIPPS, NELL ET AL 3	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750040	P40C-3644 - PHIPPS, NELL ETAL 21	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750046	P46C-3645 - PHIPPS, NELL ETAL 22	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750117	P117 - 3247 - PRESSLEY, JOSHUA 75	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750180	P180-3248 - STANDARD BANNER COAL 11	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750252	P252CP - SUTHERLAND, JOSHUA 486	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
750263	P263C - COUNTS, E. S. 485	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751011	PCP11 - SMITH, PETER 343	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751017	PC17 - DAVID SMITH (PC-17)	VA	Dickenson	0.00000000	0.00000000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751108	PC 108 - WAMPLER, JESSEE 733	VA	Dickenson	0.50000000	0 43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0 00000000
751109	PC 109 - WAMPLER, JESSEE 694	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751110	PC110 - WAMPLER, JESSEE 739	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0 43750000	0.00000000
751118	PCP118 - WAMPLER, JESSEE 365	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751119	PCP119 - WAMPLER, JESSEE 366	VA	Dickenaon	0.50000000	0.43750000	0. 50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751136	PCP136 - WAMPLER, H. G. 354	VA	Dickenson	0.50000000	0.43750001	0.50000000	0.43750001	0.50000000	0.43750001	0.50000000	0.43750001	0.00000000
751148	PCP148 - WAMPLER, JESSEE 367	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751149	PCP149 - WAMPLER, JESSEE 351	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0 00000000
751151	PCP151 - DAVIS, D. C. 368	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751152	PCP152 - PHIPPS. BEULAH 10	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751154	PCP154 - DAVIS, D. C. 348	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751158	PCP158 - PHIPPS, NELL ET AL 11	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751302	PCP302 - RASNAKE, JAMES 468	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751303	PCP303 - RASNAKE, ROBERT 363	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751311	PCP311 - RASNAKE, ROBERT 355	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0 43750000	0.00000000
751312	PCP312 - GILBERT, JAMES A. 357	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751313	PCP313 - TILLER, S. J. 473	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751314	PCP314 - SKEEN, JASPER 358	VA	Russell	0.50000000	0 43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751317	PCP317 - KISER, DANIEL 364	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
751318	PC318 - RASNAKE, N. B. 369	VA	Russell	0.50000000	0 43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0 00000000
501843	VC-501843 Charles Barnette	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
501988	VC-501988 Stephen Rasnake	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0 43750000	0.00000000
502567	VC-502567 Jacob Cook	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502571	VC-502571 Joseph LeForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502597	VCP-502597 E. Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0 00000000
502613	VC-502613	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
502615	VC-502615 Elijah LaForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
502970	VCP-502970 E. Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503439	VC-503439-Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
503440	VC-503440	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
503887	VCP-3887 Samuel Hensley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504263	VC-504263	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504495	VC-504495 Solomon Fleming	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504512	VC-4512 Jessee Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504513	VC-504513 EW Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504517	VC-4517 Jessee Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504653	VC-504653 Pine Mountain	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504662	VC-4662 Rasnick (CCC/Pyxis)	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504880	VC-504880 Joseph LeForce	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
504999	VCP-504999 Standard Banner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
505198	VC-505198	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505199	VC-505199	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505203	VC-505203 Vaughn C. Kiser etal	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505205	VC-505205 HG Wampler	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505222	VC-505222 WL Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505238	VC-505238	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505241	VC-505241	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
505371	V-5371 John Kiser Hrs.	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
535438	VCP-535438 David Smith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535439	VC-535439 Floyd Viars	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535641	VC-535641 Simpson Dyer Heirs	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535676	VC-535676 Rainwarter Ramsey	VA	Dickenson	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
535746	VCH-535746 Fielden Musick JV	VA	Russell	0.80000000	0.70000000	0.80000000	0.70000000	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
535877	VC-535877	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535916	VC-535916 Henry Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536050	VC-536050 William Crabtree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536073	VC-536073	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536078	VC-536078 E J Long	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.49300000	0.43137500	0.49300000	0.43137500	0.00000000
536089	VC-536089 Wilma C Helton	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536190	VC-536190 GW Cook	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536255	VC-536255 Jonathan Stanley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536313	VC-536313 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536316	VC-536316 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536333	VC-536333 Clark Harrison	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536363	VC-536363 Wilma C Helton	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536364	VC-536364 Joesph H Rasnick	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536388	VC-536388 JM Colley	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536474	VC-536474 Afmareen 0wens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536509	VC-536509 William Crablree	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536513	VC-536513 Jason Cook	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536531	VC-536531 Cummings Kiser	VA	Wise	0.41833138	0.36603996	0.41833138	0.36603996	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536605	VC-536605 Henry Kiser	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536810	VC-536810	VA	Wise	0.54035000	0.47280625	0.54035000	0.47280625	0.45965000	0.40219375	0.45965000	0.40219375	0.00000000
536813	VC-536813 Samuel Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536815	VC-536815 JT Edwards	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
536819	VC-536819 John M McCoy	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.49685000	0.43474375	0.49685000	0.43474375	0.00000000
536827	VC-536827 Chafin, Wright & Turner	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536837	VC-536837 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.31572500	0.27625937	0.31572500	0.27625937	0.00000000
536842	VC-536842 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536843	VC-536843 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536874	VC-536874 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.49510000	0.43321250	0.49510000	0.43321250	0.00000000
536875	VC-536875 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536876	VC-536876 GB Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536882	VC-536882 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536883	VC-536883 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536884	VC-536884 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536885	VC-536885 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536932	VC-536932 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536935	VC-536935 JL Counts	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536974	VC-536974 Jessee Lee	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536990	VC-536990 Hiram Keith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536991	VC-536991 Lorreign Martin	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536993	VC-536993 Lambert Land LLC	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537018	VC-537018 William Fleming	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537023	VC-537023 Hardin Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537024	VC-537024 William Fleming	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537029	VC-537029 Almareen Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537048	VC-537048 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537049	VC-537049 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537050	VC-537050 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537051	VC-537051 AB Nichols	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537085	VC-537085 James Dunn	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537114	VC-537114 RJ Phillips	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537214	VC-537214 Wilson Rose	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537276	VCI-537276 J Turner & S Keel	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537288	VCI-537288 WT Goodloe	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
537296	VCI-537296 William Hall	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
550285	VC-550285 Hardin Owens	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551018	PCP-551018 David Smith	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
551127	PCP-551127 George Johnson	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
702627	VCP2627 - HORN, LUCINDA 462	VA	Wise	0.70000000	0.61250000	0.70000000	0.61250000	0.30000000	0.26250000	0.30000000	0.26250000	0.00000000
702628	VCP2628 - GARDNER, WM H 453	VA	Wise	0.79991130	0.69990452	0.79991130	0.69990452	0.20000000	0.17500000	0.20000000	0.17500000	0.00000000
702837	VCP2837 - HUNSUCKER, JEFF 635	VA	Wise	0.65899425	0.56569054	0.65899425	0.56569054	0.15982945	0.13720000	0.15982945	0.13720000	0.00000000
702838	VCP2838 - ADDINGTON, JOSEPH 480	VA	Wise	0.90000000	0.78750000	0.90000000	0.78750000	0.10000000	0.08750000	0.10000000	0.08750000	0.00000000
703006	VCP3006 - VICC (HUNSUCKER, JEFF) 19	VA	Wise	0.06652182	0.05654519	0.06652182	0.05654519	0.20000000	0.17177200	0.20000000	0.17177200	0.00000000
703221	VCP3221 - PVRC 35	VA	Wise	0.07498900	0.06370353	0.07498900	0.06370353	0.03120935	0.02651250	0.03120935	0.02651250	0.00000000
703222	VCP3222 - PVRC 207	VA	Wise	0.07428623	0.06500049	0.07428623	0.06500049	0.13915000	0.12175625	0.13915000	0.12175625	0.00000000
703290	VCP3290 - PVRC 220	VA	Wise	0.66117370	0.56841606	0.66117370	0.56841606	0.15630000	0.13437228	0.15630000	0.13437228	0.00000000
703447	VCP3447 - ADDINGTON, JOSEPH 707	VA	Wise	0.62216278	0.54439243	0.62216278	0.54439243	0.32645000	0.28564375	0.32645000	0.28564375	0.00000000
704086	VC4086 - GREATER WISE ET AL 25	VA	Wise	0.76010890	0.65183331	0.76010890	0.65183331	0.01760000	0.01509293	0.01760000	0.01509293	0.00000000
704441	VC-704441 Isiah Duty	VA	Buchanan	0.52450000	0.45893750	0.52450000	0.45893750	0.47550000	0.41606250	0.47550000	0.41606250	0.00000000
790130	VD2552C	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
790131	VD3627C	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
790132	VD3765C	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
790136	VC3181	VA	Wise	0.70042359	0.60093556	0.70042359	0.60093556	0.10000000	0.08561950	0.10000000	0.08561950	0.00000000
790138	VC3320	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
508899	VC-508899	VA	Brenton	0.96608000	0.84532000	0.96608000	0.84532000	0.03392000	0.02968000	0.03392000	0.02968000	0.00000000
537292	VCI-537292 JH Neece	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537268	VC-537268	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537122	VC-537122	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537101	VC-537101	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537095	VC-537095 Charles Barnett	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536992	VC-536992 Lorreign H Martin	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536989	VC-536989 Lorreign H Martin	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536964	VC-536964	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536960	VC-536960	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536959	VC-536959	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536958	VC-536958	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536879	VC-536879 GB Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536878	VC-536878 GB Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536844	VC-536844 James H. Sutherland	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536811	VC-536811 Thomas Bise	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536510	VC-536510 Jacob Cook	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.25000000	0.21875000	0.25000000	0.21875000	0.00000000
536507	VC-536507 Abram Bowen	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536433	VC-536433 GB Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536229	VC-536229	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536178	VC-536178 William Crabtree	VA	Buchanan	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
535684	VC-535684 AB Nichols	VA	Buchanan	1.00000000	0.87500000	1.00000000	0.87500000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
504491	VC-504491	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536870	VC-536870 GB Lambert	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.37507500	0.32819063	0.37507500	0.32819063	0.00000000
537265	VC-537265	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537179	VC-537179	VA	Wise	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536869	VC-536869	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
536703	VC-536703	VA	Russell	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537566	VCI-537566	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537243	VC-537243	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537267	VC-537267	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537584	VCI-537584	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000
537246	VC-537246	VA	Dickenson	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.50000000	0.43750000	0.00000000

39

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest		Seller Effective Time Interest and Seller Closing Interest		Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest

40

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest and Seller Effective Time Interest		Seller Closing Interest		Purchaser Pre-Effective Time Interest and Purchaser Effective Time Interest		Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
Accelerated B ack-ln Wells
503039	VC-503039 W.B. Strass	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504501	VC-504501 Joshua Pressley	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504502	VC-504502 Smith, David	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504525	VC-4525 J. Silcox	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504527	VC-4527 Lester, Jacob	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504652	VC-4652 Rainwater Ramsey	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504656	VC4656 Sutherland, Jasper	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
504663	VC-4663 J. Silcox	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
505230	VC-505230 W. L. Counts	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
505245	VC-5245 Thomas Bise	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535440	VC-535440 E. S. Counts	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535608	VC-535608 Jasson A. Gilbert	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535614	VC-535614 H. G. Wampler	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535626	VC-535626 Joseph Silcox	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535645	VC-535645 John Kiser Heirs	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535672	VC-535672 Joseph Silcox	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535674	VC-535674 W. B. Strass	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535681	VC-535681 Jasper Sutherland	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535682	VC-535682 Jasper Sutherland	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535700	VC-535700 J. W. Rasnake	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
535881	VC-535881 Almareen Owens	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
701991	VC1991 -BRYANT BREEDING	VA	Russell	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702453	V2453C - DUTY, WILLIAM H 441	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
702587	VD2587 - SUTHERLAND, E HEIRS 608	VA	Dickenson	1.00000000	0.87500000	0.80000000	0.70000000	0.00000000	0.00000000	0.20000000	0.17500000	0.20000000
702839	VD2839 - CHASE, J. T. 621	VA	Wise	1.00000000	0.87500000	0.80000000	0.70000000	0.00000000	0.00000000	0.20000000	0.17500000	0.20000000
702926	VC2926 - VICC (HORN, SAMUEL) 29	VA	Wise	0.98770000	0.80402484	0.87700000	0.71391089	0.01230000	0.01001266	0.12300000	0.10012661	0.11070000
702928	VC2928 - ANR (ODLE, J. A.) 61	VA	Wise	1.00000000	0.83364375	0.83080000	0.69259123	0.00000000	0.00000000	0.16920000	0.14105252	0.16920000
703227	VCP3227 - PVRC (WAMPLER, I F) 38-14	VA	Wise	0.76854532	0.65563890	0.76505032	0.65265735	0.00000000	0.00000000	0.00349500	0.00298155	0.00349500
703414	VCP3414 - PVRC (G W BARNETTE) 3	VA	Wise	0.79592016	0.69581231	079092016	0.69144119	0.00000000	0.00000000	0.00500000	0.00437112	0.00500000
703432	VC3432 - COLLEY, LAWRENCE 23	VA	Buchanan	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703558	VC3558 - DUTY, J H (CCC/PYXIS) 30	VA	Buchanan	1.00000000	0.87500000	0.51890000	0.45403750	0.00000000	0.00000000	0.48110000	0.42096250	0.48110000
703603	VC3603 J.A. Odle #587	VA	Wise	1.00000000	0.86389380	0.58885000	0.50870386	0.00000000	0.00000000	0.41115000	0.35518994	0.41115000
703604	VC3604 - GIBSON, GEORGE P 44	VA	Wise	1.00000000	0.81271250	0.83000000	0.67455138	0.00000000	0.00000000	0.17000000	0.13816113	0.17000000
703625	VDP3625 - ADDINGTON, J H 591	VA	Wise	0.99649760	0.87236759	0.79649760	0.69728085	0.00000000	0.00000000	0.20000000	0.17508674	0.20000000
703804	VD-3804 Addington, J. H. 668	VA	Wise	1.00000000	0.87500000	0.80000000	0.70000000	0.00000000	0.00000000	0.20000000	0.17500000	0.20000000
703894	VC3894 - PRESSLEY, JOSHUA 683	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0 00000000	0.50000000	0 43750000	0.50000000
703898	VC3898 - DAWSON COAL & COKE CO 730	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
703970	VC3970 - SUTHERLAND, JASPER 703	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704087	VC4087 - GREATER WISE 26	VA	Wise	0.77708900	0.66609197	0.75558900	0.64766296	0.00000000	0.00000000	0.02150000	0.01842901	0.02150000
704102	VC4102 - SMITH, SQUIRE (CCC/PYXIS)	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0 50000000
704262	VC4262 - COLLEY, J M 756	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704270	VC4270 - LONG, E J. (VC-4270)	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704273	VC4273 - BEAN, JESSEE 768	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
704283	VC4283 - MCGUIRE. JOSEPH F ET AL 8	VA	Buchanan	1.00000000	0.87500000	0.97650000	0.85443750	0.00000000	0.00000000	0.02350000	0.02056250	0.02350000
704378	VC4378 - DAWSON COAL & COKE	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
750445	P445 - STRATTON, F. A. 32	VA	Dickenson	1.00000000	0.81250000	0.80000000	0.65000000	0.00000000	0.00000000	0.20000000	0.16250000	0.20000000

41

EXHIBIT A-2

WELLS

				Seller Pre-Effective Time Interest and Seller Effective Time Interest		Seller Closing Interest		Purchaser Pre-Effective Time Interest and Purchaser Effective Time Interest		Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
751006	PC6 - ROSE, JOHN S 732	VA	Dickenson	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790133				1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
790135	VD2839C	VA	Wise	1.00000000	0.87500000	0.50000000	0.43750000	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

42

The remaining portion of this Exhibit A-2 shall be used for the purposes of Article 3 only and shall not be filed in any conveyance.

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
Undeveloped Locations
11BT	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
11CD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
12BF	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
12BH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
12CA	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
12CC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
12CD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
13BY	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
13CA	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
14CC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
14CD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15BI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15BS	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15BT	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15CD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15CE	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15CH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15CI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
17BK	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
22CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
23CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
25CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
26CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
31CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
32CK	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
33CL	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
34CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
34CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
34CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
35CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
35CL	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
35CN	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
35CO	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
36CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
36CI	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
36CJ	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
38CO	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
40CM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
5BT	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
6BP	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
6BT	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
7BH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0 25000000
7BS	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
7BU	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
8BG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000

43

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
9BP	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
79AT	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
79AU	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
79AV	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
79AW	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
80AU	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
80BB	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
82BC	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
82BD	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
82BE	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83AZ	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83BA	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83BD	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83BE	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84AY	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84BA	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84BB	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84BC	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84BD	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85AY	2006 DRLG LOC {8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85AZ	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85BB	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85BC	2006 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85BD	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
88BC	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
90BL	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
91BG	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
48CE	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
48CF	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CD	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CE	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CF	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CG	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CH	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CI	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
50CD	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
50CE	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
50CF	2011 DRLG LOC (8) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
50CG	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
50CH	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
51CG	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
51CH	2011 DRLG LOC (7) CBM	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BJ	2008 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BK	2008 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BM	2008 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BN	2008 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BO	2008 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BC	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

44

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
11BF	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BJ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BK	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BL	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BM	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BN	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BR	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BV	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BW	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BX	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11CC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BJ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BK	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BL	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BM	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BS	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12BX	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
12CB	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BE	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BF	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BG	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BL	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BM	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13BR	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
13CB	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14BG	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14BH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14BL	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14BM	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14BR	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14CA	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
14CB	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BM	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BN	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BX	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BY	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15BZ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15CA	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15CB	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15CC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
15CL	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16BI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

45

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
16BQ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16BR	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16BS	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16BZ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CA	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CB	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CC	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CD	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CE	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CF	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CG	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CH	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CI	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CJ	2010 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17BR	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17BS	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CA	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CB	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CF	2011 DRLG LOC {30} CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
17CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18BQ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18BR	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18BS	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
16CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
19CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
20CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
20CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
20CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
20CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
21CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0 50000000	0.43750000	0.50000000

46

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
21CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
22CB	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
22CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
24CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
24CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
24CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
24CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
25CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
25CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
25CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
26CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
26CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
26CF	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
26CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
27CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
27CE	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
27CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
28CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
28CE.	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
.28CF	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
28CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CK	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CB	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CB	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CC	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CD	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CH	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

47

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
33CK	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CM	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CN	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CB	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CK	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CL	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CM	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CN	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CO	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
35CF	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
35CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
35CI	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
35CJ	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
35CM	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
36CH	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
36CM	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
36CN	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
36CO	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CC	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CF	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CG	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CH	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CN	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CO	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CD	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CH	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CN	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CD	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CG	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CH	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CI	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CK	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
40CL	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CI	2012 DRLG LOC (28) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
42CO	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
43CO	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
45CG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
45CH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
45CI	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
45CJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

48

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
46CF	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
46CG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
46CH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
46CI	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
46CJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CE	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CF	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CG	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CI	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
47CJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
49CJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
4BH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BI	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BJ	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BL	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BN	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
5BO	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
6BM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
6BN	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
6BR	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
6BS	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
6BU	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
7BM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
7BP	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
7BR	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
8BH	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
8BP	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
9BM	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
9BO	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CG	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
78AS	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
78AT	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
78AU	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
78AV	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
80AT	2009 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
81AV	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
81AW	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83AR	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83AS	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84AS	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
84BE	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85AS	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85BE	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
86BE	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
87AS	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
87AZ	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

49

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
88AS	2007 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
88BB	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
89AS	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
89BB	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
90AS	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
90AT	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
90AX	2006 DRLG LOC (8) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
90BB	2008 DRLG LOC (6) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
91AU	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
91AW	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
92AU	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
92AV	2007 DRLG LOC (7) CBM	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CE	2007 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
22CA	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CA	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CB	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
23CC	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
24CC	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
25CC	2006 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
27CC	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CC	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CE	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CF	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
29CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CB	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CC	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CE	2006 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
30CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CA	2007 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CB	2007 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CE	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CF	2007 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
31CG	2011 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
32CA	2007 DRLG LOC (5) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
33CE	2008 DRLG LOC (2) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CE	2008 DRLG LOC (2) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
34CF	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CI	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CJ	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CK	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
37CM	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CI	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CL	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
38CM	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CI	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CJ	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CK	2008 DRLG LOC (6) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
39CL	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

50

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
41CJ	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CK	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CL	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CM	2008 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
41CN	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
42CM	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
42CN	2012 DRLG LOC (30) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
48CG	2009 DRLG LOC (7) CBM	VA	WISE	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
10BO	2008 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
10BU	2009 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
15BZ	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
2BQ	2008 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
RF 84BF	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
66BY	2008 CONV (1-R-U)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
11BW	2009 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
12BX	2009 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
13BY	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
14BX	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
16BW	2009 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
37CG	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
39CL	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
40CK	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
40CM	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
42CI	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
42CM	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
43CO	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
44CH	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
44CM	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
44CP	2011 CONV (5-W-U)	VA	WISE	0.00000000	0 00000000	0.50000000	0.40625000	0.50000000
45CO	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
46CM	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
47CH	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
47CL	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
47CP	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
48CH	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
48CN	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
49CM	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
49CO	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
8BN	2008 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
9BP	2008 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 82BF	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 83BE	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 85BE	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 86BC	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 86BD	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 87BB	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 88BB	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
RF 88BD	2011 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000

51

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
35CE	2009 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
7BT	2007 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.25000000	0.21875000	0.25000000
81BH	2006 CONV (3-B)	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
83BJ	2006 CONV (3-B)	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
85BN	2006 CONV (3-B)	VA	BUCHANAN	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
60CD	2007 CONV (6-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
63CD	2007 CONV (5-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
63CE	2007 CONV (5-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
64BY	2006 CONV (2-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
67CA	2007 CONV (5-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
18CE	2007 CONVJ5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
21Cl	2008 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
24CD	2008 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
25CC	2007 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
26CD	2008 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
27CB	2007 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
28CE	2010 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
32CB	2011 C0NV (3-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
33CE	2009 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
34CC	2008 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
35CG	2010 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
39CD	2009 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
42CH	2011 CONV (3-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
42CN	2010 CONV (5-W-U)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
44CI	2010 CONV (5-W)	VA	WISE	0-00000000	0.00000000	0.50000000	0.40625000	0.50000000
45CG	2009 CONV (5-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
7BP	2006 CONV (3-W)	VA	WISE	0.00000000	0.00000000	0.50000000	0.40625000	0.50000000
23AS	100 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
22AU	102 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
30AO	111 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
32AC	123 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
32AA	124 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
33AA	125 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
36AA	126 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
25BT	13 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AD	161 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61AE	162 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
64AI	173 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
66BL	227 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65BK	228 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
62BM	234 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
63BN	235 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
50BR	248 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
52BP	249 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
19BV	2 CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
18BW	3 CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
238F	56CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
29AY	71 CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000

52

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
24AV	90CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
24AU	92CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
26AU	93C0NV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
26AS	97CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
24AS	98CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
22AT	101CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
21AV	103CONV	VA	DICKENSON	0.20000000	0.06000000	0.50000000	0.32260000	0.30000000
27AN	104CONV	VA	DICKENSON	0.16000000	0.14000000	0.46000000	0.40260000	0.30000000
28AO	106CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31AR	108CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31AN	113C0NV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
AM-31	114C0NV	VA	DICKENSON	0.20000000	0.00000000	0.50000000	0.26250000	0.30000000
28AJ	117CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
28AI	118CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
29AH	119CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
23BR	12CONV	VA	DICKENSON	0.12000000	0.10500000	0.42000000	0.36760000	0.30000000
32AK	134CONV	VA	DICKENSON	0.20000000	0.26250000	0.50000000	0.52510000	0.30000000
64BJ	148CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
54AZ	153CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0 30000000
51BP	155CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61AZ	157CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
59AB	160CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AF	163CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AE	164CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
45X	168CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
39BW	16CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65AJ	174CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65AH	182CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65AE	183CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65AF	184CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
AC-65	185CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
72BB	191CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
70AY	192CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
67AX	197CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
69AQ	205CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0 30000000
62AS	210CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
AR-58	216CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
73BA	217CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
66BF	220CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
64BI	229CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65BH	230CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
BK-47	240CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
50BO	245CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
52BO	250CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
54BO	251CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
56BO	252CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
57BN	253CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
55BN	254CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000

53

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
BN-53	255CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
58BL	261CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
44BR	262CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
41X	286CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
49Y	287CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
35CA	29CONV	VA	DICKENSON	0.20000000	0.07500000	0.50000000	0.33760000	0.30000000
37BR	30CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
29BN	34CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
44CF	36CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
47CB	37CONV	VA	DICKENSON	0.10000000	0.15000000	0.40000000	0.41260000	0.30000000
43CC	46CONV	VA	DICKENSON	0.18000000	0.15750000	0.48000000	0.42010000	0.30000000
BH-36	49CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
19BX	4CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
22BL	51CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
27BD	52CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
26AZ	60COMV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
AV-37	76CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
19CF	7CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
31BA	83CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
25AY	84CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
24AX	86CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
22CD	8CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
25AV	91CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
27AR	96CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
22AS	99CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
20CC	9CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
29AQ	105CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
28AM	107CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
6BR	10CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
32AP	110CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
30AL	115CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31AI	116CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
25BV	11CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
33AE	121CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
34AD	122CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
37AC	127CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
39AA	128CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38Z	129CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38AL	130CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
43AN	131CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
32AM	132CONV	VA	DICKENSON	0.18000000	0.15750000	0.48000000	0.42010000	0.30000000
46AP	133CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
34AN	135CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
51AV	136C0NV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
50AZ	137CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
47Z	138CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
46Z	139CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
45Z	140CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000

54

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
48AE	141CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
46AC	142CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
48AJ	143CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
53AM	147CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
56AP	149CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
26BP	14CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
55AT	150CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
56AU	151CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
54AU	152CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
56BA	154CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
56AX	156CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AY	158CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AZ	159CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38BW	15CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
58AE	165CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
57AD	166CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
56AD	167CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
60AM	169CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
59AO	170CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61AJ	172CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
64AK	175CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
65AL	176CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
AN-64	177CONV	VA	DICKENSON	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
66AN	178CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
68AM	179CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
35BY	17CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
67AJ	180CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
66AI	181CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
75AR	186CONV	VA	BUCHANAN	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
73AW	188CONV	VA	DICKENSON	0.06000000	0.05250000	0.36000000	0.31510000	0.30000000
71AZ	190CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
71AW	194CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
69AV	195CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	030000000
68AV	196CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38BU	19CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
21BV	1CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
51AJ	201CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43750000	0.30000000
65AV	202CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
69AS	203CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
68AR	204CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
68AP	206CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
66AP	207CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
58AR	208CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61AR	211CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61AH	212CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
63AY	213CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
58AT	214CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
338U	21CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000

55

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
61BI	232CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
61BL	233CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
54BG	236CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
52BG	237CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
51BH	238CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
49BJ	239CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
50Z	241CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
49BO	244CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
50BN	246CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
52BM	247CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
54BM	256CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
57BM	259CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
30BO	25CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
58BK	260CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
22BS	275CONV	VA	DICKENSON	0.20000000	0.07500000	0.50000000	0.07500000	0.30000000
41AB	276CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
79BL	279CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
33BQ	27CONV	VA	DICKENSON	0.12000000	0.10500000	0.42000000	0.36760000	0.30000000
77BJ	280CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
78BG	281CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
69BG	283CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
688H	284CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
42Y	285CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
52AR	288CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
48AW	289CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
67BD	290CNV BD-67	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
53BN	291CNV BN-53	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
47BK	292CNV BK-47	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
46BI	293CNV BI-46	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
45BJ	294CNV BJ-45	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
47BD	295CNV BD-47	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
43BX	298CNV BX-34	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
54AR	299CNV AR-54	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
51AS	300CNV AS-51	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
51AK	301CNV AM-51	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
40BQ	31CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
25BL	32CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0 30000000
34BL	35CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
39BM	38CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
42BM	39CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
45BQ	40CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
45BM	41CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
45BL	42CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
43BJ	43CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
41BE	45CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38BG	47CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
38BE	48CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
27BE	53CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000

56

EXHIBIT A-2

WELLS

				Purchaser Pre-Effective Time Interest		Purchaser Effective Time Interest and Purchaser Closing Interest		Conveyed
EPC Well No.	EPC Well Name	State	County	Gross Working Interest	Net Revenue Interest	Gross Working Interest	Net Revenue Interest	Working Interest
26BE	54CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31BH	57CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
40BB	58CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
41BB	59CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
19BT	5CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.43750000	0.30000000
46BE	61CONV	VA	DICKENSON	0.06000000	0.05250000	0.36000000	0.31510000	0.30000000
42BA	62CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
40AZ	63CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
40BA	64CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
26BB	65CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
35AY	66CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
33AY	67CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31AY	68CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
29AX	69CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.17500000	0.30000000
24CE	6CONV	VA	WISE	0.00000000	0.00000000	0.30000000	0.26250000	0.30000000
32AX	72CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31AV	73CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
37AS	77CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
46AW	78CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
44AV	79CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
34AT	80CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
31BB	82CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
27AT	94CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
27AS	95CONV	VA	DICKENSON	0.20000000	0.17500000	0.50000000	0.43760000	0.30000000
63CB	2006 CONV (2-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000
68CD	2007 CONV (5-R)	VA	RUSSELL	0.00000000	0.00000000	0.50000000	0.43750000	0.50000000

57

EXHIBIT A-3

CONTRACTS

EPC Contract No.	Contract Type	Contract Date	Contract Name and/or Parties	State	County	Contract Description	Comments
00133	Joint Venture	8/1/2006	Equitable Production Company and Chesapeake Appalachia, L.L.C.	VA	Dickenson	JOA covering the drilling of EPC Well No. 503180.
05472	Joint Venture	8/1/1994	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	VA	Buchanan Dickenson Russell Wise	JOA covering drilling of CBM wells in all of Dickenson County and portions of Buchanan, Russell and Wise Counties
05472	CBM Exploration Agreement	4/5/1988	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	VA	Buchanan Dickenson Russell Wise	Coalbed Gas Exploration & Development Agreement for the purpose of exploring, developing and producing CBM from Pine Mountain properties.
05505	Joint Venture	8/1/1994	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	VA	Dickenson	For drilling of Non-CBM wells in Dickenson County
05519	Joint Venture	1/23/1990	Equitable Resources Exploration, Edwards & Harding & Columbia Natural Resources, Inc.	VA	Dickenson	JOA governing operations of Well P-330.
05564	Farmin Agreement	8/1/1991	Columbia Natural Resources, Inc. to Equitable Resources Exploration	VA	Dickenson	Farmin of all of CNR’s B. Phipps acreage in Dickenson County	Farmin is in effect as to existing well units only. No additional drilling permitted.
05571	Joint Venture	10/14/1991	Equitable Resources Exploration and Steinman Development Co.	VA	Dickenson	OA attached to lease 244054 wherein Steinman Development, lessor, has the right to participate in wells drilled on their lands.
05651	Gas Exchange Agreement	7/23/1993	Pine Mountain Oil and Gas, Inc. and Equitable Resources Exploration	VA	Russell	For the connection of EREX CBM Well Nos. VC-2286 and VC-2623 to PMOG’s Moss #3 service line.
05683	Joint Venture	11/30/1994	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	VA	Dickenson	JOA for EREX Well P-308.

1

EXHIBIT A-3

CONTRACTS

EPC Contract No.	Contract Type	Contract Date	Contract Name and/or Parties	State	County	Contract Description	Comments
05684	Joint Venture	11/30/1994	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	VA	Dickenson	JOA for EREX Well V-3399
05687	Joint Venture	11/30/1994	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	VA	Dickenson	JOA for EREX Well V-2266
07485	Assignment Of Operating Rights	4/26/2000	Equitable Production Company to Columbia Natural Resources, Inc.	VA	Buchanan	AOR for 8.27 acres of Lease 241490.01 around Well #504678 drilled by CNR (CNR Well #24153)
20050	Joint Venture	3/1/2002	Equitable Production Company, Rapoca (BJ6) and Pine Mountain Oil & Gas, Inc.	VA	Dickenson	OA governing a Contract Area of 5,000+/- acres in Dickenson Co., being part of Lease 241490.00 known as TL-223 (Standard Banner Coal).
20092	Assignment	6/26/2002	Equitable Production Company to Columbia Natural Resources, Inc.	VA	Dickenson	Partial Assignment of certain acres covered by Lease #241490.01 SO CNR may drill Well 823923.
20225	Joint Venture	1/1/2003	Equitable Production Company and Jack Fletcher, et al.	VA	Buchanan	OA governing Well VC-505187. This is a Force Pool JV wherein the landowners elected to participate. Not all landowners executed the OA.
20340	Assignment Of Operating Rights	5/15/2003	Equitable Production Company to Columbia Natural Resources, Inc.	VA	Dickenson	AOR for 112.69 acres of Lease 241490.01 around Well #509637 drilled by CNR.
20564	Farmin Agreement	5/6/2004	Columbia Natural Resources, Inc. to Equitable Production Company	VA	Dickenson	Farmin of CNR’s 1/3 Int. in 20.22 acres to include in unit for EPC Well 550510.
20985	Joint Venture	7/30/2004	Equitable Production Company and Alice Combs, et al.	VA	Dickenson	Force Pool JOA covering Alice Combs, et al.’s 2.97% WI in Well 550513.	No operating agreement in file.

2

EXHIBIT A-3

CONTRACTS

EPC Contract No.	Contract Type	Contract Date	Contract Name and/or Parties	State	County	Contract Description	Comments
30031	Assignment Of Operating Rights	5/16/2005	Appalachian Energy, Inc. to Equitable Production Company	VA	Dickenson	AOR of certain acreage included in EPC Well #V-505254.
30168	Assignment Of Operating Rights	7/10/2006	Appalachian Energy, Inc. to Equitable Production Company	VA	Dickenson	Assigning EPC the right to include a 2.17 net acre portion of Appalachian Energy’s acreage in a unit for EPC Well No. 503180.
30135	Joint Venture	12/15/2005	Equitable Production Company and CNX Gas Company, LLC	VA	Buchanan	Force Pool JOA covering CNX’s 16.93% WI in Well No. VC-536644.

3

EXHIBIT A-4

WATER DISPOSAL WELLS; OTHER EXCLUDED ASSETS

WATER DISPOSAL WELLS

EPC Well No.	EPC Well Name	API Well No.	State	County
750148	Jesse Wampler 93 P-148	45-051-20531-00	VA	Dickenson
750143	J. Wampler V-750143 (P-143)	45-051-20486-00	VA	Dickenson
750171	Interstate Coal & Iron 110 P-171	45-051-20733-00	VA	Dickenson
750132	Interstate Coal & Iron 83 P-132	45-051-20437-00	VA	Dickenson
750205	Interstate Coal & Iron 140 P-205	45-051-20837-00	VA	Dickenson
535517	VWD-535517	45-051-25689-00	VA	Dickenson

OIL AND GAS WELLS

EPC Well No.	EPC Well Name	API Well No.	State	County
142571	Lon B. Rogers Unit 35	45-027-22535-00	VA	Buchanan
143761	Jewell 2	45-027-20937-00	VA	Buchanan

TRANSFER FACILITIES

EPC Facility No.	Description	State	County
P-143 T-1 & T-2 Transfer Facilities	Unloading and storage facilities, with pump house, together with associated pipelines to injection facility located at Well P-143 SWD.	VA	Dickenson

LEASES

EPC Lease No.	Lease Name and/or Lessor Name	Lease Date	State	County	Gross Acres
071212.01	Helen Perkins	10/15/1992	VA	Buchanan	25.0000
071212.02	Francis Smith, et vir.	10/15/1992	VA	Buchanan	25.0000
071212.03	Mary Wheeler	10/15/1992	VA	Buchanan	25.0000

1

EXHIBIT A-4

WATER DISPOSAL WELLS; OTHER EXCLUDED ASSETS

EPC Lease No.	Lease Name and/or Lessor Name	Lease Date	State	County	Gross Acres
071212.04	Ruth Curtis, et vir.	10/15/1992	VA	Buchanan	25.0000
071212.05	Velma Watson, et ux.	10/15/1992	VA	Buchanan	25.0000
071212.06	Jack Tolliver, et ux.	10/15/1992	VA	Buchanan	25.0000
071212.07	Carol Ellenburg	10/15/1992	VA	Buchanan	25.0000
071212.08	Evelyn Tolliver	10/15/1992	VA	Buchanan	25.0000
071212.09	Wanda Moore, et vir.	10/15/1992	VA	Buchanan	25.0000
071212.10	Steve Tolliver, et ux.	10/15/1992	VA	Buchanan	25.0000
071212.11	Kelly Tolliver	10/15/1992	VA	Buchanan	25.0000
071212.12	Ruby Tolliver	10/15/1992	VA	Buchanan	25.0000
071212.13	Opal Wical, et vir.	10/15/1992	VA	Buchanan	25.0000
071212.14	Bertha T. Snyder	10/15/1992	VA	Buchanan	25.0000
071212.15	Edna T. Hollandsworth	10/15/1992	VA	Buchanan	25.0000
071212.16	Lousena Aldridge	10/15/1992	VA	Buchanan	25.0000
071212.17	Earl Simpson, et ux.	10/15/1992	VA	Buchanan	25.0000
071212.18	Rosemary Matthews	10/15/1992	VA	Buchanan	25.0000
071212.19	Norma Morales	10/15/1992	VA	Buchanan	25.0000
071212.20	Lloyd Smith, et ux.	8/25/1993	VA	Buchanan	25.0000
071212.21	Ruby T. Brewster	10/15/1992	VA	Buchanan	25.0000
071212.22	Opal T. Ruble, et vir.	10/15/1992	VA	Buchanan	25.0000
071212.23	Merrill Smith, et ux.	8/25/1993	VA	Buchanan	25.0000
071212.24	Phylliss Graves	8/25/1993	VA	Buchanan	25.0000
071212.25	Sylvia Mason, et vir.	8/25/1993	VA	Buchanan	25.0000
071212.26	Paul Tolliver, et ux.	9/27/1993	VA	Buchanan	25.0000
071217.01	Muriel Short	10/1/1992	VA	Buchanan	99.1000
071217.02	Sam D. Ray, et ux.	10/1/1992	VA	Buchanan	99.1000
071217.03	Stephen Ray, et ux.	10/1/1992	VA	Buchanan	99.1000
071217.04	Virginia R. Sanders, et vir.	10/1/1992	VA	Buchanan	99.1000
071217.05	Inter-Levisa Realty Ltd.	3/22/1992	VA	Buchanan	74.1000
071217.06	Joe Roy Ray	6/7/1993	VA	Buchanan	99.1000

2

EXHIBIT A-4

WATER DISPOSAL WELLS; OTHER EXCLUDED ASSETS

EPC Lease No.	Lease Name and/or Lessor Name	Lease Date	State	County	Gross Acres
071233.01	Helen McClanahan Witt, et vir.	12/4/1985	VA	Buchanan	172.0000
071233.02	James H. Ratliff	12/20/1985	VA	Buchanan	172.0000
071233.03	James T. Ratliff, et ux.	12/20/1985	VA	Buchanan	172.0000
071233.04	Eula Munsey	12/23/1985	VA	Buchanan	172.0000
071233.05	Carma Elswick	12/30/1985	VA	Buchanan	172.0000
071233.06	A. M. Ratliff, Jr.	12/30/1985	VA	Buchanan	172.0000
071233.07	A. B. Jewell	1/7/1986	VA	Buchanan	172.0000
071233.08	Garnett C. Keen	1/2/1986	VA	Buchanan	172.0000
071233.09	Myrtle Williams, et vir.	1/23/1986	VA	Buchanan	172.0000
071233.10	Margaret R. Whaley	2/11/1986	VA	Buchanan	172.0000
071233.11	Agnes Wolfe	2/11/1986	VA	Buchanan	172.0000
071233.12	Francis Jean Stacy, et vir.	2/11/1986	VA	Buchanan	172.0000
071233.13	Joyce R. Jordan	1/11/1986	VA	Buchanan	172.0000
071233.14	Shirley Osborne, et vir.	3/31/1986	VA	Buchanan	213.4000
071233.15	Garland Esterly, Jr., et ux.	3/31/1986	VA	Buchanan	213.4000
071233.16	A. B. Hurt, Jr., et ux.	3/31/1986	VA	Buchanan	213,4000
071233.17	J. L. Borden, Jr., et ux.	3/31/1986	VA	Buchanan	213.4000
071233.18	Amy Lee Smith, et vir.	3/31/1986	VA	Buchanan	213.4000
071233.19	Kathleen Long, et vir.	3/31/1986	VA	Buchanan	213.4000
071233.20	Dean Cole	3/31/1986	VA	Buchanan	213.4000
071233.21	Betsy Burns	3/31/1986	VA	Buchanan	213.4000
071233.22	Frank R. Finney, et ux.	3/31/1986	VA	Buchanan	213.4000
071233.23	Bruce B. Stevens	3/31/1986	VA	Buchanan	213.4000
071233.24	Jewell Smokeless Coal Corp.	5/8/1986	VA	Buchanan	213.4000
071233.25	Raymond Viers	7/2/1992	VA	Buchanan	105.0000
071233.26	Ralph E. Finney, et ux.	3/1/1986	VA	Buchanan	213.4000

3

EXHIBIT A-5

DELINQUENT LIENS FOR CURRENT TAXES OR ASSESSMENTS

Equitable Production Company (EPC) has filed administrative refund claims for tax years 2003 through 2005 in Wise County, Virginia, for property taxes on gathering assets. EPC has not received a formal response on its claim from Wise County; however, EPC filed an Application for Correction of Erroneous Assessment of Property Tax for such matter in the Circuit Court of Wise County on March 1, 2007.

In connection with the claims above, Equitable Gathering Equity, LLC (EGEL) has also contested in good faith the assessment for 2006 and has only remitted the portion of tax assessed by Wise County that it believes it owes under the statute. EGEL disagrees with the assessments for years 2006 — present and will request a refund through administrative or other legal means within the statutory time limitation period.

EXHIBIT A-6

DELINQUENT LIENS ARISING IN THE ORDINARY COURSE OF BUSINESS

None

EXHIBIT A-7

CALLS ON PRODUCTION UNDER EXISTING CONTRACTS

1.   Free gas rights reserved to lessors under existing lease and other grantors under existing easement, right of way, or similar provisions

2.   Option to purchase crude oil reserved to lessor under Paragraph Second of the 7/25/72 Original Lease

EXHIBIT “B”

TO PURCHASE AND SALE AGREEMENT

BETWEEN

EQUITABLE PRODUCTION COMPANY

AND

PINE MOUNTAIN OIL AND GAS, INC.

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

COMMONWEALTH OF VIRGINIA	§

COUNTIES OF	§

THIS CONVEYANCE, ASSIGNMENT AND BILL OF SALE (this “Assignment”) dated as of                     , 2007, but effective as of 12:01 a.m. local time where the Assets are located on June 1, 2006 (the “Effective Time”), is from Equitable Production Company, a corporation organized under the laws of the Commonwealth of Pennsylvania, (“Assignor”), to Pine Mountain Oil and Gas, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“Assignee”). Assignor and Assignee are sometimes referred to collectively as the “Parties” and individually as a “Party.” All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Purchase and Sale Agreement by and between Assignor, as Seller, and Assignee, as Purchaser, dated as of                     , 2007, (the “Purchase Agreement”).

For Ten and No/100 Dollars (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Assignor hereby GRANTS, CONVEYS, ASSIGNS and TRANSFERS to Assignee all of Assignor’s right, title and interest (real, personal, mixed, contractual or otherwise) in and to the following:

(a)     an undivided one-half (1/2) of all of Assignor’s interest in and to those leases identified on Exhibit A-1 attached hereto (but excluding Assignor’s interest as lessor thereunder) (such undivided one-half (1/2) interest in such leases, the “Leases”), provided that, with respect to each of the wellbores of the wells identified on Exhibit A-2 attached hereto (collectively, the “Wells”) and the Proration Unit currently existing or to be formed therefor, such interest shall be reduced or increased to the extent necessary to cause:

1

(i)      effective as of the Effective Time:

(A)        Assignee and all Persons holding any working interest in such Well and the Proration Unit currently existing or that was formed previously held by Assignee or any of its Affiliates (all such Persons, “Assignee Successors”), to collectively hold, the interest in the wellbore of such Well specified under the column titled “Purchaser Effective Time Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well; and

(B)         Assignor to hold the interest in the wellbore of such Well specified under the column titled “Seller Effective Time Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well; and

(ii)     effective as of the date hereof:

(A)        Assignee and all Assignee Successors to collectively hold the interest in the wellbore of such Well specified under the column titled “Purchaser Closing Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well; and

(B)         Assignor to hold the interest in the wellbore of such Well specified under the column titled “Seller Closing Interest” on Exhibit A-2 and the same interest in the Proration Unit currently existing or to be formed for such Well;

(the interests to be transferred to Assignee described in this Section (a), the “Conveyed Lease Interests”); and

(b)     that portion of Assignor’s right, title and interest corresponding to the Conveyed Lease Interests in and to the following:

(i)           all pooled, communitized or unitized acreage, including acreage in units formed or prescribed by regulatory order, associated with the Leases or Wells (that portion of Seller’s right, title and interest in such acreage corresponding to the Conveyed Lease Interests, together with the Conveyed Lease Interests, the “Properties”), and all tenements, hereditaments and appurtenances associated therewith;

(ii)          all contracts listed on Exhibit A-3 (that portion of Assignor’s right, title and interest in such contracts corresponding to the Properties, the “Contracts”);

(iii)         all easements, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Properties or other Combined Assets, but excluding any of the foregoing to the extent that (1) transfer is restricted by third-party agreement

2

or applicable Law, (2) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such instrument or a material impairment of the rights thereunder; and

(iv)        all equipment, machinery, fixtures, well lines, pipelines and other tangible personal property and improvements located on the Properties or used or held for use primarily in connection with the ownership or operation of the Properties or other Combined Assets, but excluding any such items at and downstream of any wellsite metering equipment associated with any Well (including such wellsite metering equipment and any gathering lines, pipelines, well lines and compressors downstream of such wellsite metering equipment), and any such items included in the Excluded Assets (that portion of Assignor’s right, title and interest in such equipment, machinery, fixtures and other tangible personal property and improvements corresponding to the Properties, and subject to such exclusions, the “Equipment”).

Notwithstanding anything to the contrary contained herein, the Combined Assets shall not include, and the following are excepted, reserved and excluded from the transactions contemplated hereby (collectively, the “Excluded Assets”):

1.       all water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, located on the Leases or used in connection with the disposal of produced water derived from or otherwise attributable to any of the Wells, including those water disposal wells and associated facilities described on Exhibit A-4 attached hereto;

2.       (i) computers and peripheral equipment related to such computers; (ii) communication and telecommunication equipment including but not limited to radios, towers, and networking equipment; (iii) custom applications and databases; (iv) measurement and data collection devices; and (v) software and associated licenses, including but not limited to any software relating to the SCADA System, Enertia, Altra, Flow-Cal, Talon, Aries, Production Access, Pre-drill Manager, Geographix, Synergy, and CygNet;

3.       all rights and all obligations of Assignor with respect to any refund or payment of Taxes or other costs or expenses borne by Assignor or Assignor’s predecessors in interest and title attributable to the Combined Assets and the period prior to the Effective Time;

4.       all rights and all obligations of Assignor with respect to the claims and causes of action relating to the Assets that accrued or arose prior to the Effective Time (other than claims or causes of action for proceeds to which Assignee is entitled under Section 1.5(b) of the Purchase Agreement);

3

5.       Assignor’s area-wide bonds, permits and licenses (including all Federal Communications Commission licenses) or other permits, licenses or authorizations used in the conduct of Assignor’s business generally;

6.       the Gathering Assets;

7.       all fee mineral interests in Hydrocarbons; and

8.       those other assets and interests identified on Exhibit A-4.

Provided, that each of Assignor and Assignee hereby cross stipulate and GRANT, CONVEY, ASSIGN and TRANSFER to each other such interests owned by such Party of whatever nature (other than any fee interests in Hydrocarbons, which are hereby expressly excluded) insofar and only insofar as the same shall be necessary to effectuate the interests shown on Exhibit A-1 and Exhibit A-2 in respect of the Wells and the Proration Units attributable thereto.

As used in this Assignment, the “Combined Assets” means the Conveyed Lease Interests together with the interests conveyed by Assignor in Section (b) above and any interests conveyed by Assignor in the preceding cross stipulation but excluding the Excluded Assets. As used in this Assignment, the “Cross-Assigned Interests” means any interests conveyed by Assignee in the preceding cross stipulation.

Assignor warrants title to the Combined Assets from and against the claims and demands of all persons claiming by, through or under Assignor and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. This Assignment shall transfer to Assignee all rights or actions on title warranties given or made by Assignor’s predecessors (other than its Affiliates) to the extent that such title warranties pertain to the Combined Assets and Assignor may legally transfer such rights.

EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH AND IN THE PURCHASE AGREEMENT, THE COMBINED ASSETS ARE CONVEYED TO ASSIGNEE “AS IS, WHERE IS” AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT OR IN THIS ASSIGNMENT, ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO: (a) MERCHANTABILITY OF THE EQUIPMENT, (b) FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE, (c) CONDITION OF THE PROPERTIES, (d) CONFORMITY OF THE EQUIPMENT TO MODELS OR SAMPLES OF MATERIALS, (e) TITLE TO THE COMBINED ASSETS OR (f) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES UPON WHICH THEY ARE LOCATED.

Assignee warrants title to the Cross-Assigned Interests from and against the claims and demands of all persons claiming by, through or under Assignee and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. This Assignment shall transfer to Assignor all rights or actions on title warranties given or made by Assignee’s predecessors (other than its

4

Affiliates) to the extent that such title warranties pertain to the Cross-Assigned Interests and Assignee may legally transfer such rights.

EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH, THE CROSS-ASSIGNED INTERESTS ARE CONVEYED TO ASSIGNOR “AS IS, WHERE IS” AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT OR IN THIS ASSIGNMENT, ASSIGNEE MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO: (a) MERCHANTABILITY, (b) FITNESS FOR ANY PARTICULAR PURPOSE, (c) CONDITION, (d) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (e) TITLE TO THE CROSS-ASSIGNED INTERESTS OR (f) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES UPON WHICH THEY ARE LOCATED.

TO HAVE AND TO HOLD the Combined Assets or Cross-Assigned Interests, as applicable, subject to the following terms and conditions:

1.           Permitted Encumbrances. The Combined Assets are assigned by Assignor subject to all Permitted Encumbrances. The Cross-Assigned Interests are assigned by Assignee subject to all Permitted Encumbrances.

2.           Compliance with Laws. This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations that are promulgated, issued or enacted by a governmental entity having jurisdiction.

3.           Assumption of Obligations. Assignor assumes and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignee as to the Cross-Assigned Interests and the interest herein assigned accruing on or after the date hereof. Assignee assumes and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor as to the Combined Assets and the interest herein assigned accruing on or after the date hereof, and, from and after the date hereof, Assignee accepts and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor under the Contracts or with respect to the interest assigned hereby in other agreements, (in each case) to the extent accruing on or after the date hereof and to the extent required in such Contracts or other agreements.

4.           Successors and Assigns. The terms, covenants and conditions contained in this Assignment are binding upon and inure to the benefit of the Parties and their respective successors and assigns, and such terms, covenants and conditions are covenants running with the land and with each subsequent transfer or assignment of the Combined Assets or Cross-Assigned Interests, as applicable, or any part thereof.

5.           Purchase and Sale Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Purchase Agreement. The terms, covenants and conditions of the Purchase Agreement are incorporated herein by reference. If

5

there is a conflict between the provisions of the Purchase Agreement and this Assignment, the provisions of the Purchase Agreement shall control.

6.           Further Assurances. After the date of this Assignment, the Parties shall, without further consideration, use reasonable good faith efforts to execute, deliver, and record or cause to be executed, delivered, and recorded such instruments of conveyance and transfer, and take such other actions as may be reasonably required to effectively vest in Assignee beneficial and record title to the Combined Assets or to effectively vest in Assignor beneficial and record title to the Cross-Assigned Interests.

7.           Choice of Law. This Assignment and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

8.           Recorded Counterparts. A counterpart original of this Assignment shall be filed for record in Buchanan, Dickenson, Wise and Russell Counties, Virginia.

[signature page follows]

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EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

ASSIGNOR	ASSIGNEE

EQUITABLE PRODUCTION COMPANY	PINE MOUNTAIN OIL AND GAS, INC.

By:	By:
Name:	Name:
Title:	Title:

SIGNATURE PAGE TO CONVEYANCE, ASSIGNMENT AND BILL OF SALE

STATE OF PENNSYLVANIA	§
§
COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this                    day of                         , 2007, by                      , to me personally known, who, being by me duly sworn, did say that he is                          of Equitable Production Company, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this                    day of                   , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

STATE OF PENNSYLVANIA	§
§
COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this                    day of                      , 2007, by                   , to me personally known, who, being by me duly sworn, did say that he is                        of Pine Mountain Oil and Gas, Inc., and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this                    day of                   , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

Attachments

Exhibits A-1, A-2, A-3, and A-4

ACKNOWLEDGEMENT PAGE TO CONVEYANCE, ASSIGNMENT AND BILL OF SALE

EXHIBIT “C”

LEASE AGREEMENT

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is made and entered into this           day of                   , 2007 (the “Execution Date”), by and between PINE MOUNTAIN OIL AND  GAS, INC., a Virginia corporation, hereinafter called “Lessor”, and EQUITABLE PRODUCTION COMPANY, a Pennsylvania corporation, hereinafter called “Lessee”. Lessor and Lessee are sometimes referred to herein, together, as the “Parties”, and, individually, as a “Party”.

WITNESSETH:

WHEREAS, Lessor is the owner of certain mineral interests including oil, gas, gasoline, coalbed methane, hydrocarbons and their constituent elements and all rights and privileges appurtenant thereto pertaining to the exploration, production and transportation thereof including but not limited to oil and gas wells, pipelines, easements and rights of way for access and for constructing, laying, using and maintaining oil and gas pipelines and surface facilities necessary or convenient for the exploration, production and transportation of oil and gas, including coalbed methane, over, under, across, through and beyond the surface real estate located on the acreage identified below located in the Counties of Buchanan, Dickenson, Russell and Wise in the Commonwealth of Virginia, thereby making all other estates in said acreage servient to the oil, gas and coalbed methane gas estate, which interests were acquired by Lessor in the conveyances described on Schedule “A” attached hereto (the “Pine Mountain Deeds”);

WHEREAS, Lessee is currently the leaseholder of portions of the foregoing described estate owned by Lessor by virtue of the lease AGREEMENT by and between The Pittston Company, as “Lessor”, and Philadelphia Oil Company, as “Lessee”, entered into on July 25, 1972, granting Lessee herein certain exclusive rights of operating for, producing, removing and disposing of oil, gas, gasoline and other associated hydrocarbons, and certain related rights, with respect to certain tracts in the Counties of Buchanan, Dickenson, Wise and Russell in the Commonwealth of Virginia, as amended, modified and supplemented from time to time by various amendments, modifications and supplements (collectively, the “1972 Lease”); and

WHEREAS, the Parties hereto desire to terminate the 1972 Lease, rendering the 1972 Lease of no further force and effect and further desire that their relationship as to the leasehold estate granted hereby, including all those pipelines, facilities, equipment, structures, and wells now existing pursuant to the 1972 Lease, be governed by this Lease from and after the Execution Date.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by Lessee, the premises, the covenants and agreements herein contained to be paid, kept and performed, the mutual benefits to be derived from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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FIRST:	Grant of Leased Premises

Lessor does HEREBY DEMISE, LEASE and LET unto the said Lessee, its successors and assigns, subject to the reservations and exceptions hereafter described and any of record and legally binding on the same, the leased premises and the exclusive and nonexclusive rights set out below:

1.           Exclusive Rights

Lessee is granted the exclusive right of operating for, producing, removing and disposing of oil (including without limitation natural crude oil or petroleum and other hydrocarbons, regardless of gravity, which are produced at the well in liquid form by ordinary production methods), gas (including without limitation all natural gas whether hydrocarbon or non-hydrocarbon or any combination or mixture thereof, including hydrocarbons, hydrogen sulfide, helium, carbon dioxide, nitrogen, hydrogen and casing head gas and coalbed methane gas, including without limitation coal seam gas, coalbed gas, methane gas, gob gas, occluded gas and other naturally occurring gases in or associated with any coal seam and gas originated or produced from any coal seam), gasoline, and other associated hydrocarbons and their constituent elements (the “Hydrocarbons”) thereon and therefrom, on those certain tracts or parcels of land, or interests therein owned or leased by Lessor, in whole or in part, situated in the Counties of Buchanan, Dickenson, Wise and Russell in the Commonwealth of Virginia, containing 246,816.42 acres more or less, said premises being described on Schedule “B” attached hereto by the names of the remote grantors of Lessor and the acreage thereof, to which Schedule reference is here made for particular identification of said tracts of land comprising the leased premises (the “Leased Acreage”). The Parties agree that all pipelines, facilities, equipment, structures and producing wells on the Leased Acreage that were placed on the Leased Acreage by the lessee under the 1972 Lease and other documents that were owned by Lessee immediately prior to the termination of the 1972 Lease and such other documents belong to and are the property of the Lessee. The parties hereby agree that the 1972 Lease is terminated on and as of the Execution Date and that all such structures, operations and producing wells will, from and after the Execution Date, be subject to and governed by this Lease.

2.           Nonexclusive Rights

Subject to Paragraph FIRST 4. d. below and without any requirement for additional approvals or consents from Lessor, Lessee is also hereby granted the nonexclusive right to all of those rights and privileges owned by and reserved to Lessor under the Pine Mountain Deeds and/or the instruments described in Schedule “G” attached hereto (the “Coal Deeds”) only to the extent such rights and privileges are utilized by Lessee in connection with Lessee’s use of the exclusive rights to operate, produce, remove and dispose of Hydrocarbons from the Leased Acreage granted to it in Paragraph FIRST 1. above (including but not limited to (a) laying, operating and maintaining pipelines over, across and through the Leased Acreage, (b) constructing, operating and maintaining telephone and telegraph lines, tanks, power houses, compressor or other stations, gasoline plants, disposal wells and fixtures for producing, treating and caring for such products, including without limitation the right of core drilling, use of torsion balance, or magnetometer, or other geophysical instruments of determining subsurface conditions, (c) using sufficient water and gas from said premises for the proper prosecution of Lessee’s development of the property hereby leased and let, (d) disposing of produced water using disposal wells, and (e) any and all other rights and privileges necessary, incident to, or

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convenient for the economic operation of the Leased Acreage alone and conjointly with other lands, for Hydrocarbons.)

3.           Additions to Leased Acreage

The Leased Acreage shall also include (in addition to the lands described in Schedule “B” attached hereto) any and all other lands owned or leased by Lessor on or before the Execution Date that are situated within the Counties of Buchanan, Dickenson, Wise and Russell in the Commonwealth of Virginia.

Upon the discovery by either Party that any Leased Acreage is not expressly identified in Schedule “B” attached hereto, the Party making such discovery shall give notice thereof to the other Party to verify the same, and upon such verification, the Parties shall add to this Lease such lands not expressly identified in Schedule “B” attached hereto, upon the same terms hereof with the same effect as to applicable delay rentals as provided in Paragraph FOURTH herein, operations and other matters hereunder.

4.           Exceptions to Leased Acreage and Other Rights

There is expressly RESERVED and EXCEPTED herefrom and the Leased Acreage shall not include:

a.       The mineral and other interests in those lands covered by the following agreements and conveyances:

i.                           Lease Agreement dated May 1, 1970 by and between The Pittston Company and United Fuel Gas Company of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 195 Page 198, and in the Clerk’s Office of the Circuit Court of Dickinson County in Deed Book 145 Page 499.

ii.                        Coalbed Methane Exploration and Development Agreement and Joint Operating Agreement dated July 29, 2004 by and between Pine Mountain Oil and Gas, Inc. and Columbia Natural Resources, LLC, a Memorandum of which Agreement is recorded in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia in Deed Book 414 Page 681 and in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 620 Page 673.

iii.                     Lease Agreement dated October 27, 2004 by and between Pine Mountain Oil and Gas, Inc. and Columbia Natural Resources, LLC covering 848.6 acres which lease is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 605 Page 209 and A Memorandum of Conventional Gas Joint Operating Agreement by and between Pine Mountain Oil and Gas, Inc. and Columbia Natural Resources, LLC affecting this lease, of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 620 Page 670.

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iv.                    The M. J. Stiltner Tract containing approximately 109 acres as described in the records of the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book C Page 388.

v.                       Amendment and Acreage Agreement dated August 11, 2006 by and between Pine Mountain Oil and Gas, Inc., Chesapeake Appalachia, LLC and Equitable Production Company.

b.                   Those wells identified on Schedule “C” attached hereto.

c.                    Those leases identified on Schedule “D” attached hereto.

d.                   All those rights and interests reserved and excepted by the grantors in the Pine Mountain Deeds.

SECOND:               Term

This Lease shall remain in effect as long hereafter as Hydrocarbons are produced from the Leased Acreage, unless otherwise terminated as hereinafter provided.

THIRD:                  Royalty

Royalties in respect of Hydrocarbons produced from the Leased Acreage shall be determined as follows:

1.           Gas

Lessee shall pay to Lessor a royalty of one-eighth (1/8) of the “Net Price” (as hereinafter defined) received from gas produced and sold from the Leased Acreage, except Lessee shall pay a royalty of the percentage of the Net Price received from gas produced and sold from those certain “Step-Up Wells” as defined on Schedule “E” attached hereto.

2.           Oil

Lessee shall pay to Lessor a royalty of one-eighth (1/8) of the Net Price received from all petroleum oil produced and saved by Lessee from the Leased Acreage, except Lessee shall pay a royalty of the percentage of the Net Price received from all petroleum oil produced and saved from the “Step-Up Wells” as defined on Schedule “E” attached hereto.

3.           Gasoline and Other Hydrocarbons

Lessee shall pay to Lessor a royalty of one-eighth (1/8) of Net Price received from all raw or drip gasoline and other hydrocarbons not described in (1) or (2) above produced and sold from the Leased Acreage, except that Lessee shall pay a royalty of the percentage of the Net Price received from all raw or drip gasoline and other hydrocarbons not described in (1) or (2) above produced and sold from “Step-Up Wells” as defined on Schedule “E” attached hereto.

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Lessee assumes no obligation to pay additional royalty to other parties because of this Lease and in the event any royalties are due other parties, such royalties shall be paid by Lessor.

The term “Net Price” means the price received at the point of sale of the Hydrocarbons after deducting the costs of compression, gathering, transportation, treating or processing costs incurred to market such Hydrocarbons (the “Post Production Costs”). All such Post Production Costs shall be determined in accordance with normal and customary practices in the industry in the Commonwealth in Virginia. To the extent that any Post Production Costs are incurred by Lessee to itself or an affiliated entity, then such Post Production Costs shall be calculated as provided in Schedule “F” attached hereto, in addition to any Post Production Costs charged to Lessee by any unaffiliated third party. None of the costs deducted from the Net Price shall be duplicative or cover the same service.

Lessee will furnish to Lessor monthly statements showing as much detail as Lessor may reasonably require to verify the calculation of Net Price for such month.

Lessor shall have the right at all reasonable times during normal business hours to examine and audit Lessee’s books and records, charts, meters, measuring equipment and other pertinent matter or data to the extent necessary to verify the accuracy of all royalties, costs, fees and other amounts payable under this Lease.

FOURTH:              Rentals

Lessee hereby agrees to pay Lessor by each March 1 for the prior year a delay rental equal to $5.00 per acre for tracts identified as T-2 listed on Schedule “B” attached hereto and any hereafter added to the Leased Acreage, reduced by three hundred thirty (330) acres for each well drilled during the prior year within a unit encompassing a T-2 tract. The acreage reduction shall be prorated by the proportion of T-2 tracts to the tracts within the unit beginning in the year in which any such well shall first be commenced. The parties agree that the balance of T-2 tracts subject to this provision as of December 31, 2006 is 2,384 acres.

Lessee hereby agrees to pay to Lessor by each March 1 for the prior year, a delay rental equal to $5.00 per acre for those tracts identified as TC on Schedule “B” attached hereto and any hereafter added to the Leased Acreage, reduced by three hundred thirty (330) acres for each well drilled. Such reduction shall be proportional for each net acre that is included in a coalbed methane unit drilled within the prior year. The parties agree that the balance of TC tracts subject to this provision as of December 31, 2006 is 11,681 acres.

Lessor hereby agrees that in the event of any failure of title to acreage included in the Leased Acreage for purposes of calculating delay rentals and advance rental hereunder, Lessor shall repay to Lessee all such rentals which were based on such acreage so included.

All rentals payable by Lessee pursuant to the foregoing provisions of this Paragraph FOURTH shall be in addition to all royalties and other amounts payable by Lessee under any of the other provisions of this Lease.

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FIFTH:                   Payments

All payments to Lessor under this Lease may be made by check, draft or wire transfer of Lessee, or any assignee thereof, mailed or tendered to Lessor as provided in Paragraph TWENTIETH. All royalties under Paragraph THIRD of this Lease shall be made payable monthly and payment shall be made on or before the sixtieth (60th) day following the last day of the production month corresponding to such royalty. Notwithstanding anything to the contrary herein, with respect to any well currently existing upon the Leased Acreage or any well hereafter drilled and capable of producing on the Leased Acreage, if a dispute arises between the owner of the oil and gas interest and the owner of the coal interest or any other estate with respect to such royalties, Lessee shall not be in default hereunder for failure to pay royalties to Lessor in accordance with this Paragraph FIFTH to the extent that the money payable in respect of such royalties is deposited in escrow or suspense accounts as may required pursuant to applicable law, governmental, regulatory or court order, and/or any reasonable Lessee procedures regarding proper payment of royalties, provided that all such amounts shall be promptly paid to Lessor when such funds may be released from such escrow and/or suspense accounts pursuant to such applicable law, and/or order.

SIXTH:                   Notice Obligations

In connection with Lessee’s exercise of its exclusive and nonexclusive rights hereunder, to the extent Lessor is required to do so under the Pine Mountain Deeds and/or the Coal Deeds, Lessee shall give the other estate owners on the Leased Acreage notice regarding the location and construction of facilities consistent with the obligations of Lessor under the Pine Mountain Deeds and/or the Coal Deeds. Lessee shall promptly provide a copy of any such notice to Lessor. If either Lessor or Lessee receives notice from any other party to the Pine Mountain Deeds and/or the Coal Deeds in connection with the rights granted hereunder, such receiving party shall promptly provide a copy of such notice to the other party. If any such notice received by either party requires any approval or consent regarding the rights granted hereunder, then Lessor shall retain the rights to respond to such request for approval or consent. Lessor shall promptly provide to Lessee a copy of any response by Lessor to such request for approval or consent.

SEVENTH:             Operations

Subject to the rights and limitations in Paragraph SIXTH above and to the extent permitted under the Pine Mountain Deeds, the rights granted to Lessee hereunder for the laying of pipelines and constructing, operating and maintaining telephone and telegraph lines, tanks, power houses, compressor or other stations, gasoline plants, produced water disposal wells and fixtures shall include without limitation the occupation of the surface for temporary housing of employees, erection of pumping units for the pumping of wells, compressor stations, transfer stations, load facilities, meter houses for the housing and protection of meters, and yards for the storing of pipe, casing and other materials.

In connection with its operations hereunder, Lessee shall be bound by and shall comply with all applicable federal, state and local laws and regulations. Lessee agrees to protect, indemnify, defend and save Lessor harmless from and against any and all claims, costs, expenses, liabilities or damages in connection with Lessee’s use of the Leased Acreage, including, without limitation, damages to persons or property, fines and other amounts payable

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for Lessee’s failure to comply with applicable environmental safety or health requirements of law (whether federal, state or local), and costs of administrative or other legal proceedings.

EIGHTH:                Information Regarding Wells

Lessee shall furnish promptly to Lessor such information as it may request concerning the logs, rock pressure, depth and condition of any wells completed or being drilled upon the Leased Acreage and such other information in respect thereto as Lessor may reasonably request and Lessee shall be able to furnish.

NINTH:                  Treated as an Entirety

If the Leased Acreage shall hereafter be owned in severalty or in separate tracts, the Leased Acreage nevertheless shall be developed and operated as one lease, but all royalties accruing hereunder as to a particular well shall be divided among and paid to such separate owners in the proportion that the Leased Acreage owned by each such separate owner in the drilling unit for such well bears to the entire Leased Acreage in the drilling unit for such well. Lessee, however, shall not be required to make any such payments nor shall Lessee be held liable to any Party for any payments made prior to receipt by Lessee of the materials to be provided to Lessee upon any such change in ownership as required in Paragraph EIGHTEENTH. There shall be no obligation on the part of Lessee to offset wells on separate tracts into which the Leased Acreage may be hereafter divided by sale, devise, or otherwise, or to furnish separate measuring or receiving tanks.

TENTH:                 Lands and Interests Not Owned

Lessee shall not be required in any event to increase the royalty for Hydrocarbons by reason of any royalty rights or other interest in said Hydrocarbons on the Leased Acreage not owned by Lessor, and if Lessor does not have title to any part of said Hydrocarbons and or any interest therein, there shall be refunded to Lessee all payment made by it to Lessor on account of royalties applicable to or derived from the land or the Hydrocarbons or the interest therein as to which Lessor does not have title. The liability of Lessor on account of any such failure of title, shall be limited to the making of the refund aforesaid.

ELEVENTH:          Pooling

Lessee hereby is given the right, from time to time, as hereinafter limited, while this Lease shall be in effect, to pool the leasehold estate in any part or parts of the Leased Acreage with the estates in other adjacent lands, whether such other estates are held by Lessee, or by others, to create drilling units for production of such size and surface acreage as Lessee may desire, but containing not more than (a) three hundred thirty (330) acres for wells bottomed in the “Shallow Strata” (as hereinafter defined) plus ten percent (10%) acreage tolerance, and (b) one thousand (1,000) acres for wells bottomed in the “Deep Strata” (as hereinafter defined) plus ten percent (10%) acreage tolerance, and to transport the production of Hydrocarbons therefrom. As used herein, “Shallow Strata” shall mean all depths above (but not including) the top of the Onondaga formation, and “Deep Strata” shall mean all depths below (and including) the top of the Onondaga formation. Each unit shall be created by a written declaration-notice executed by Lessee containing a description of the unit so created, which Lessee shall file for record in the

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appropriate Circuit Clerk’s Office, unless such unit is created by applicable field rules, in which case such unit shall be created in accordance with the terms of such applicable field rules. Lessee shall mail to Lessor a copy of the declaration notice creating said unit. As to each drilling or production unit designated by Lessee, Lessor agrees to accept and shall receive out of the proceeds from the production from such unit, such proportion of the royalties specified herein, as the number of acres of the lands covered by this Lease and which may be included, from time to time, in any such unit bears to the total number of acres included in such unit. The commencement, drilling, completion of or production from a well, whether drilled before or after unitization, on any portion of the unit created under the terms of this Paragraph ELEVENTH shall have the same effect upon the terms of this Lease as if a well were commenced, drilled, completed or producing on the Leased Acreage.

TWELFTH:           Surrender

Lessee, not being in default in any of the covenants and conditions herein contained, shall have the right, at any time upon the delivery to Lessor of a proper instrument of cancellation or surrender to surrender the whole of the Leased Acreage or any portion thereof, and the rights and obligations of the Parties hereunder shall terminate as to the part or parts so surrendered. Upon termination, whether by default, surrender or otherwise, if requested by Lessor, Lessee shall be obligated to properly plug, abandon and/or remove any and all wells, pipelines, facilities and other structures placed on the surrendered portion of the Leased Acreage by Lessee.

In the event of surrender of parts or portions of the Leased Acreage, Lessor reserves for itself, its successors, assigns and lessees, adequate rights of way over the unsurrendered portion of the Leased Acreage and all other rights necessary for the development of and operations for Hydrocarbons in the surrendered portions of the Leased Acreage for Hydrocarbons whether such Hydrocarbons are developed and produced from the surrendered portion of the Leased Acreage or otherwise, and in like manner Lessee shall be deemed to have reserved adequate rights of way over the surrendered portion of the Leased Acreage and all other rights necessary for the development of and operations for Hydrocarbons on the unsurrendered portion of the Leased Acreage, (in each case) which rights, however, shall be so exercised by each Party as not to interfere unreasonably with the operations of the other Party on such lands and consistent with Paragraph SIXTH and Paragraph SEVENTH.

THIRTEENTH:     Lease Shall Remain in Force While Drilling

Notwithstanding anything in this Lease contained to the contrary, it is expressly agreed that if Lessee shall commence operations for the drilling of a well at any time while this Lease is in force, this Lease shall remain in force and its term shall continue so long as such operations are prosecuted diligently and, if production results therefrom, then as long as such production continues and royalties are paid in the manner as provided for in this Lease.

FOURTEENTH:    Force Majeure

If either Party is rendered unable, wholly or in part, by “Force Majeure” (as hereinafter defined) to carry out its obligations under this Lease, other than the obligation to make money payments, that Party shall give to the other Party prompt written notice of the Force Majeure

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with reasonably full particulars concerning it; thereupon, the obligations of the affected Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. The affected Party shall use reasonable efforts to remove the Force Majeure as quickly as possible.

The requirement that any Force Majeure shall be remedied using reasonable efforts shall not require the settlement of strikes, lockout, or other labor difficulty by the affected Party, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the affected Party.

The term “Force Majeure” as used in this Lease shall mean the following: an act of God, strike, lockout, or other industrial disturbances, act of the public enemy, terrorism, war, blockade, public riot, epidemic, lightning, fire, storm, flood, explosion, governmental restraint (including proration order), unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension; provided, however, that such term shall not include the occurrence or continuation of economic conditions (including, without limitation, changes in market prices for oil and gas produced by Lessee under this Lease or changes in Lessee’s production or other costs) which may make it expedient for Lessee to curtail, prorate, suspend or discontinue such production.

FIFTEENTH:         Prorate Run

It is further agreed that during any period of overproduction Lessee may curtail production and prorate runs from the Leased Acreage on a basis equal to any curtailment or proration in effect on adjoining lands, or in compliance with any proration order issued by any governmental authority. Operations hereunder may be suspended or discontinued for such time as there shall be no reasonable market for the Hydrocarbons that may be produced from the Leased Acreage, and this Lease shall not terminate or be forfeited and no right of damages shall exist by reason of such suspension or discontinuance, provided operations are resumed within a reasonable time after removal of such cause.

SIXTEENTH:        Taxes

Lessee and Lessor agree to bear their proportionate shares of any severance tax, production tax, excise tax, sales tax, real or personal property tax or other ad valorem tax, intangibles tax, mineral tax or similar tax which may be levied or assessed by any federal, state, county, or local taxing authorities upon the undeveloped portion of the Leased Acreage, to the extent not included in any proration, drilling or other unit, under any statutes or laws now or hereinafter in force and effect, and/or upon all of the Hydrocarbons produced by Lessee from the Leased Acreage or the proceeds thereof. For purposes of the preceding sentence, the Parties agree that Lessee’s proportionate share is seven-eighths (7/8) of all such taxes, other than any such taxes relating to “Step-Up Wells” as defined on Schedule “E” attached hereto or production therefrom, in which case Lessee’s proportionate share is thirteen-sixteenths (13/16) of all such taxes, and Lessor’s proportionate share is one-eighth (1/8) of all such taxes, other than any such taxes relating to “Step-Up Wells” as defined on Schedule “E” attached hereto or production therefrom, in which case Lessor’s proportionate share is three-sixteenths (3/16) of all such taxes.

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Lessee agrees to bear all of the real estate tax which may be levied or assessed by any federal, state, county or local taxing authorities on the developed portion of the leasehold interest hereunder.

Except as provided above and except for any tax, levy or assessment based upon the income of Lessor, Lessee shall bear all other taxes which may be levied or assessed by any federal, state, county, or local taxing authorities against Lessee’s interest in this Lease, the leasehold estate hereby created and the rights and interests of Lessee hereunder or the exercise thereof, and upon the production of Hydrocarbons produced by Lessee from the Leased Acreage and upon the proceeds thereof, and against all improvements and property which may be placed by Lessee on the Leased Acreage, under any statutes or laws now or hereinafter in force and effect.

In the event that any such taxes for which Lessee is responsible under this Paragraph SIXTEENTH must be lawfully assessed against and remitted by Lessor, then Lessor shall be obligated to remit the entire amount of all such taxes to the applicable taxing jurisdiction and to inform Lessee of its share of all such taxes as provided in Paragraph TWENTIETH, and Lessee shall promptly repay to Lessor the amount thereof. Either Party shall be entitled to prompt repayment for payment of any tax obligation of the other hereunder.

Each Party shall be responsible for the satisfaction of any liability for income taxes incurred by such Party in connection with its entitlement to and/or receipt of production of Hydrocarbons, proceeds from the sale of Hydrocarbons or any other amounts to which such Party is entitled hereunder.

SEVENTEENTH:  Forfeiture After Notice

All of the preceding provisions to be kept and performed by Lessee, and the covenant of Lessee to perform the same, shall inure to the benefit of Lessor, its successors or assigns, and it may, by proper action at law or suit in equity, re-entry, distress, or other proper proceeding, enforce any and all of said conditions and the covenant of Lessee to perform the same. In case Lessee shall fail in performance or observance of any of the terms, conditions, covenants, and agreements herein contained to be performed or observed by it, and any such failure shall continue for the period of sixty (60) days after Lessor shall have given written notice of such default to Lessee, or if Lessee has commenced and is diligently pursuing curative efforts but is unable to cure such default within such sixty (60) day period, such longer period as may reasonably be necessary to permit Lessee to cure such default (provided that in no event shall such longer period exceed one hundred and twenty (120) days after Lessor shall have given such notice), then and in any such event, at the election of Lessor, the term and leasehold interest hereby created and all rights of Lessee under this Lease shall forthwith cease and terminate, except as to Leased Acreage included in producing drilling units, and except with respect to the following amount of acreage around each producing well—forty (40) acres for an oil well bottomed in the Shallow Strata; three hundred thirty (330) acres for a gas well bottomed in the Shallow Strata; and one thousand (1,000) acres for any well bottomed in the Deep Strata; said acreage to be selected by Lessee and laid off as nearly as practicable in the form of a square, provided that Lessor reserves for itself, its successors, assigns and lessees, adequate rights of way over the portion of the Leased Acreage retained by Lessee and all other rights necessary for

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the development of and operations for Hydrocarbons in the terminated portion of the Leased Acreage, whether such Hydrocarbons are developed and produced from the terminated portion of the Leased Acreage or otherwise, and in like manner Lessee shall be deemed to have retained adequate rights of way over the terminated portion of the Leased Acreage and all other rights necessary for the development of and operations for Hydrocarbons on the non-terminated portion of the Leased Acreage, (in each case) which rights, however, shall be so exercised by each Party as not to interfere unreasonably with the operations of the other Party on such lands. Upon termination of this Lease, Lessor shall be entitled to re-enter the Leased Acreage and to exclude Lessee therefrom and to hold the Leased Acreage as of its former estate, subject to the foregoing provisions of this Paragraph SEVENTEENTH and the last sentence of Paragraph EIGHTEENTH; and a waiver by Lessor of any particular cause of forfeiture shall not prevent the forfeiture and cancellation of this Lease for any other cause of forfeiture or for the same cause occurring at any other time. The remedies given in this section are merely cumulative and shall not deprive Lessor of any of its other legal or equitable remedies. Notwithstanding anything to the contrary in this Paragraph SEVENTEENTH, Lessor shall have no right to re-enter the Leased Acreage and exclude Lessee therefrom to the extent such right is derived from a default caused by the action or omission of Lessor or any Affiliate of Lessor, to the extent such party is acting in the capacity of Lessee hereunder and, if more than one party constituting Lessee hereunder, such party acting in such capacity as a Lessee hereunder was the operator or the contract operator of the Lease in connection with the action or omission causing the default. Further, notwithstanding anything to the contrary in this Paragraph SEVENTEENTH, if there is bona fide dispute as to whether there has been a default under or termination of this Lease, there shall be no default or termination hereunder unless and until there is a determination by a court of competent jurisdiction that a default has occurred or this Lease has been terminated in accordance with the terms hereof.

EIGHTEENTH:      Subrogation; Proportionate Reduction; Change in Ownership of Lessor’s Interest; Removal of Equipment

Lessee, at its option, may discharge any tax, mortgage, or other lien, upon the interest leased herein and in the event Lessee does so and such tax, lien or mortgage was the obligation of Lessor, Lessee shall be subrogated to such lien with right to enforce same and apply royalties accruing hereunder toward satisfying same. The application of any royalties to the payment of any tax or any lien which appears of record against the Leased Acreage or for the reimbursement of Lessee for the payment of any such tax or lien, shall constitute full and complete payment of such sum whether or not such tax or other lien constitutes a valid lien against the Leased Acreage. It is further agreed that if Lessor owns a lesser interest in the Leased Acreage, or any part thereof, than the entire undivided interest therein, then the royalties to be paid Lessor shall be paid only in the proportion that its interest bears to the entire undivided interest. Lessee shall have the right to accept leases or conveyances from others owning or claiming to own interest in the land or Hydrocarbons covered hereby adverse to the rights of Lessor herein, and to suspend any and all payments related to such interests, until such time as an agreement is reached among the conflicting claimants or a judicial determination not appealed within six (6) months is obtained regarding the ownership. Notwithstanding any actual or constructive knowledge of or notice to Lessee, no change or division in the ownership of Lessor’s interest herein, however accomplished, shall be binding upon Lessee (except at Lessee’s option), until sixty (60) days after Lessee shall have been furnished with the original copy certified by the official recorder of

11

the applicable county where the Leased Acreage is located, or photostat of the recorded instrument or instruments evidencing the change or transfers. Lessee shall have the right at any time during or after the expiration of this Lease to remove all property and fixtures placed by Lessee on the Leased Acreage including without limitation the right to draw and remove all casing.

NINETEENTH:    Ownership of Lessor

It is understood that, of the tracts of land comprising the Leased Acreage, some may be owned by Lessor in fee simple absolute, surface as well as minerals, and all other estates, while others are owned as mineral rights only, said mineral rights not being uniform in all instances, and that the rights hereby demised, leased and let with respect to the several tracts are limited to such rights as Lessor has a right to let under the terms of the respective deeds and leases through which it derives title and Lessor makes no warranty as to title.

TWENTIETH:     Notices - Addresses

All notices which are required or may be given pursuant to this Lease shall be sufficient in all respects if given in writing and delivered personally, by facsimile or by registered or certified mail, postage prepaid, or by recognized overnight courier, as follows:

If to Lessor:	777 Main Street, Suite 800
Fort Worth, Texas 76102
	Attention:	Chad Stephens
	Telephone:	(810) 817-1929
	Telecopy:	(810) 817-1990
Bank Name:
Routing No.:
Account:

With a copy to:	125 State Route 43
P.O. Box 550
Hartville, OH 44632
	Attention:	Jeffery A. Bynum
	Telephone:	(330) 877-6747
	Telecopy:	(330) 877-6129

If to Lessee:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
	Attention:	Corporate Secretary
	Telephone:	(412)553-5700
	Telecopy:	(412)553-7781

Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the

12

Party to which such notice is addressed if received during regular business hours on a business day or, if not so received, on the next business day.

TWENTY-FIRST:                 Assignment and Sublease

Lessor may assign or transfer to others all or any part of its interest in the Leased Acreage or this Lease or in one or more wells to be drilled under this Lease without prior approval of Lessee. Lessee may not assign or transfer to others all or any part of its interest in the Leased Acreage or this Lease or in one or more wells to be drilled under this Lease without Lessor’s prior written approval of the assignee or transferee, which approval shall not, however, be unreasonably withheld, provided that Lessee may assign or transfer all or any part of its interest in the Leased Acreage or this Lease to any affiliate of Lessee, or Lessor or any affiliate of Lessor, without the prior written consent of Lessor. Lessee shall furnish to Lessor relevant information regarding the identity of such assignee or transferee and the terms of such proposed assignment or transfer. Before approval of any assignee or transferee by Lessor, such assignee or transferee must specifically agree in writing with Lessor to assume all the duties, obligations and responsibilities of Lessee. No such assignment or transfer shall relieve Lessee of any of its duties, obligations and responsibilities hereunder unless otherwise agreed by the Parties.

TWENTY-SECOND:            Binding on Assigns

All terms, conditions, limitations and covenants between the Parties shall extend to and be binding upon their respective successors and permitted assigns.

TWENTY-THIRD:               Choice of Law; Dispute Resolution

This Lease and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Lease or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Lease or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than the Parties.

TWENTY-FOURTH:           Entireties

This Lease constitutes the entire agreement of the Parties pertaining to the lease by Lessor to Lessee of the Leased Acreage.

13

TWENTY-FIFTH:                Counterparts

This Lease may be executed in multiple counterparts, and by each Party in separate counterparts, each of which shall be deemed an original agreement but all of which together shall constitute one agreement.

TWENTY-SIXTH:                No Third Party Beneficiaries

Nothing in this Lease shall entitle any third party other than a Party to any claim, cause of action, remedy or right of any kind.

TWENTY-SEVENTH:          No Merger

The interests of Lessee and Lessor hereunder shall at all times be separate and apart and shall in no event be merged, notwithstanding the fact that the leased interest created hereby, or any interest therein, may be held directly or indirectly by or for the account of the same person or entity who owns the fee mineral title to the Hydrocarbons subject to this Lease or any portion thereof; and no such merger shall occur by the operation of law or otherwise unless and until all persons or entities directly holding any of the interest of Lessee and Lessor hereunder join in the execution of a written instrument effecting such merger of interests.

[The remainder of this page is intentionally left blank.]

14

IN WITNESS WHEREOF, the Parties have caused their corporate names to be hereunto subscribed and their corporate seals hereunto affixed, by their proper officers thereunto duly authorized, in duplicate, as of the day and year first above written.

LESSOR:

PINE MOUNTAIN OIL AND GAS, INC.

By:
Name:
Title:

LESSEE:

EQUITABLE PRODUCTION COMPANY

By:
Name:
Title:

SCHEDULES ATTACHED HERETO:

Schedule “A”	Pine Mountain Deeds
Schedule “B”	Leased Acreage
Schedule “C”	Wells Excluded from the Leased Acreage
Schedule “D”	Leases Excluded from the Leased Acreage
Schedule “E”	Step Up Wells
Schedule “F”	Affiliate Gathering and Other Charges
Schedule “G”	Coal Deeds

Signature Page to Lease Agreement

STATE OF                   ,

To-Wit:

COUNTY OF

I,                                            , a Notary Public in and for the State of                    , County of                   , do certify that      , who signed the writing above for Pine Mountain Oil and Gas, Inc., a Virginia corporation, bearing date of the day of     day of                      , 2007, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

GIVEN under my hand this       day of                     , 2007.

My term of office expires on the       day of                   , 2007.

Notary Public

Acknowledgement Page to Lease Agreement

STATE OF                 ,

To-Wit:

COUNTY OF

I,                                            , a Notary Public in and for the State of                    , County of                   , do certify that     , who signed the writing above for Equitable Production Company, a Pennsylvania corporation, bearing date of the day of     day of                       , 2007, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

GIVEN under my hand this       day of                   , 2007.

My term of office expires on the       day of                 , 2007.

Notary Public

Acknowledgement Page to Lease Agreement

SCHEDULE “A”

Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and Gas, Inc., as Lessor, and Equitable Production Company, as Lessee.

Pine Mountain Deeds

1

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 320 Page 703.

2

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia in Deed Book 235 Page 92.

3

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 341 Page 269.

4

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Wise County, Virginia in Deed Book 624 Page 429.

5

Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 574 Page 672.

6

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County Virginia in Deed Book 574 Page 669.

7

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Dickenson County Virginia in Deed Book 390 Page 92.

8

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Russell County Virginia in Deed Book 589 Page 673.

9

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Wise County Virginia as Instrument No. 200303852.

End of Schedule “A”

1

Schedule “B”
Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and Gas, Inc., as Lessor, and Equitable Production Company, as Lessee.

Leased Acreage

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 1	Clinchfield Coal Co.	6/4/1906	204.14	Ervinton	Ayers & Aston	Dickenson	30	147
T 2	Horace Hardaway	2/20/1915	9.99	Ervinton	William Adkins	Dickenson	36	8
T 3	Cranes Nest Coal & Coke Co.	6/4/1906	45.80	Ervinton	John Adkins	Dickenson	30	190
T 4	Cranes Nest Coal & Coke Co.	6/4/1906	72.00	Ervinton	John Adkins	Dickenson	30	190
T 5	Marion Amburgey	12/20/1915	34.98	Ervinton	Marion Amburgey	Dickenson	36	358
T 6	Clinchfield Coal Co.	6/4/1906	74,17	Ervinton	Alcy Blair	Dickenson	30	147
T 7	Clinchfield Coal Co.	6/4/1906	280.00	Ervinton	G. M. Blair	Dickenson	30	147
T 8	Clinchfield Coal Co.	6/4/1906	336.00	Ervinton	J. W. Ball	Dickenson	30	147
T 9	Clinchfield Coal Co.	6/4/1906	206.00	Ervinton	T. J. Ball	Dickenson	30	147
T 10	A. Breeding Heirs	3/29/1926	15.05	Ervinton	A. Breeding (W. P. Smith)	Dickenson	55	285
T 11	Pioneer Coal Corp.	8/25/1949	361.00	Ervinton	Jessee Bean	Dickenson	97	193
T 12	Rosa Breeding & Husband	5/20/1924	4.35	Ervinton	Rosa Breeding	Dickenson	51	516
T 13	Cranes Nest Coal & Coke Co.	6/4/1906	1206.73	Ervinton	Samuel Bise	Dickenson	30	190
T 14	Virginia Iron Coal & Coke Co.	5/1/1913	105.89	Ervinton	M. A. Buchanan	Dickenson	36	25
T 15	Cranes Nest Coal & Coke Co.	6/4/1906	338.36	Ervinton	W. L. Counts	Dickenson	30	190
T 16	Cranes Nest Coal & Coke Co.	6/4/1906	427.66	Ervinton	W. L. Counts	Dickenson	30	190
T 17	Clinchfield Coal Co.	6/4/1906	571.14	Ervinton	David Colley	Dickenson	30	147
T 18	Clinchfield Coal Co.	6/4/1906	797.88	Ervinton	J. M. Colley	Dickenson	30	147
T 19	James M. Colley	6/7/1920	50.00	Ervinton	J. M. Colley	Dickenson	45	396
T 20	Charles Kinser	11/7/1938	75.81	Ervinton	L. M. Carico	Dickenson	72	326
T 21	Clinchfield Coal Co.	6/4/1906	101.74	Ervinton	Campbell-Carter	Dickenson	30	147
T 22	Clinchfield Coal Co.	6/4/1906	60.00	Ervinton	R. E. Chase	Dickenson	30	147
T 23	Clinchfield Coal Co.	6/4/1906	69.00	Ervinton	R. E. Chase	Dickenson	30	147
T 24	Clinchfield Coal Co.	6/4/1906	51.00	Ervinton	R. E. Chase	Dickenson	30	147
T 25	Clinchfield Coal Co.	6/4/1906	65.00	Ervinton	R. E. Chase	Dickenson	30	147

1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 26	Clinchfield Coal Co.	6/4/1906	84.36	Ervinton	J. B. F. Counts	Dickenson	30	147
T 27	Sandy Ridge Coal Co.	11/11/1920	15.98	Ervinton	Chafin, Wright & Turner	Dickenson	47	229
T 28	Clinchfield Coal Co.	12/16/1935	97.41	Ervinton	Nellie E. Carico	Dickenson	68	501
T 29	Cranes Nest Coal & Coke Co.	6/4/1906	199.00	Ervinton	George Dyer	Dickenson	30	190
T 30	W. M. Ritter Lumber Co.	12/28/1923	22.00	Ervinton	George Dyer	Dickenson	51	322
T 31	Ellen W. Duryea	1/10/1914	45.00	Ervinton	E. W. Duryea (Jonathan Stanley)	Dickenson	33	431
T 32	Clinchfield Coal Co.	6/4/1906	184.21	Ervinton	N. M. Deel	Dickenson	30	147
T 33	Clinchfield Coal Co.	6/4/1906	39.45	Ervinton	N. M. Deal	Dickenson	30	147
T 34	S. P. (Pat) Dingus & Wife	2/15/1924	6.38	Ervinton	S. P. (Pat) Dingus	Dickenson	52	169
T 35	R. L. Dingus & Wife	7/29/1922	1.00	Ervinton	R. L. Dingus	Dickenson	48	459
T 36	S. P. Dingus & Wife	7/28/1929	0.42	Ervinton	S. P. Dingus (GEO. ELAM)	Dickenson	60	537
T 37	Sandy Ridge Coal Co.	11/12/1920	400.00	Ervinton	R. A. Dingus	Dickenson	47	229
T 38	St. Paul National Bank	8/26/1942	16.00	Ervinton	R. W. Dickenson	Dickenson	79	356
T 39	Clinchfield Coal Co.	6/4/1906	1354.00	Ervinton	Simpson Dyer’s Heirs	Dickenson	30	147
T 40	Holston Corporation	9/10/1920	77.06	Ervinton	R. W. Ervin	Dickenson	49	446
T 41	Virginia Iron Coal & Coke Co.	5/1/1913	1.98	Ervinton	J. T. Edwards	Dickenson	36	25
T 42	Cranes Nest Coal & Coke Co.	6/4/1906	122.12	Ervinton	D. L. French	Dickenson	30	190
T 43	Clinchfield Coal Co.	6/4/1906	22.00	Ervinton	Emaline French	Dickenson	30	147
T 44	Clinchfield Coal Co.	6/4/1906	47.79	Ervinton	D. L. French	Dickenson	30	147
T 45	Sandy Ridge Coal Co.	11/12/1920	66.75	Ervinton	H. C. Grizzle	Dickenson	47	229
T 46	Open Fork Lumber Co.	12/8/1926	8.71	Ervinton	G. T. Grizzle	Dickenson	56	337-373
T 47	Dawson Coal & Coke Co.	6/4/1906	666.33	Ervinton	W. T. Goodloe	Dickenson	30	195
T 48	Cranes Nest Coal & Coke Co.	6/4/1906	616.00	Ervinton	Wm. Green	Dickenson	30	190
T 49	Cranes Nest Coal & Coke Co.	6/4/1906	280.00	Ervinton	Wm. Green	Dickenson	30	190
T 50	Thursey C. Hamon	8/26/1940	4.30	Ervinton	Thursey C. Hamon	Dickenson	75	472

2

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 51	Open Fork Lumber Co.	12/8/1926	30.87	Ervinton	Sarah E. Hamon	Dickenson	56	337
T 52	B. H. Hamon	8/26/1940	25.38	Ervinton	B. H. Hamon	Dickenson	75	468
T 53	Open Fork Lumber Co.	12/8/1926	39.33	Ervinton	Margaret Hughes	Dickenson	56	337
T 54	Open Fork Lumber Co.	12/8/1926	18.73	Ervinton	W. A. Holbrook	Dickenson	56	337
T 55	Clinchfield Coal Co.	12/16/1935	24.15	Ervinton	Mathias Hensley	Dickenson	68	501
T 56	Cranes Nest Coal & Coke Co.	9/4/1906	96.47	Ervinton	A. W. Hale	Dickenson	30	190
T 57	Clinchfield Coal Co.	6/4/1906	49.60	Ervinton	J. P. Harmon	Dickenson	30	190
T 58	Clinchfield Coal Co.	6/4/1906	94.25	Ervinton	J. P. Harmon	Dickenson	30	190
T 59	Clinchfield Coal Co.	6/4/1906	85.88	Ervinton	J. P. Harmon	Dickenson	30	190
T 60	Clinchfield Coal Co.	10/30/1906	461.12	Ervinton	W. E. Harris	Dickenson	27	186
T 61	G. H. Holbrook & Wife	12/28/1921	18.00	Ervinton	G. H. Holbrook	Dickenson	47	545
T 62	G. H. Holbrook & Wife	12/28/1921	6.47	Ervinton	G. H. Holbrook	Dickenson	47	545
T 63	Sandy Ridge Coal Co.	11/12/1920	103.00	Ervinton	Jno. W. Harmon	Dickenson	47	229
T 64	Sandy Ridge Coal Co.	11/12/1920	135.00	Ervinton	Jno. W. Harmon	Dickenson	47	229
T 65	Sandy Ridge Coal Co.	11/12/1920	37.50	Ervinton	Jas. W. Hay	Dickenson	47	229
T 66	Virginia Iron Coal & Coke Co.	5/1/1913	31.22	Ervinton	Jas. W. Hay	Dickenson	36	25
T 67	Sandy Ridge Coal Co.	11/12/1920	60.79	Ervinton	Jno. W. Hay	Dickenson	47	229
T 68	Huston J. Kiser & Wife	12/15/1923	3.72	Ervinton	Huston Kiser	Dickenson	52	61-62
T 69	M. A. Kiser & Wife	4/10/1923	6.07	Ervinton	M. A. Kiser	Dickenson	67	395
T 70	Clinchfield Coal Co.	6/4/1906	1488.00	Ervinton	J. M. Kiser	Dickenson & Russel	30	147
T 71	Clinchfield Coal Co.	6/4/1906	70.00	Ervinton	Louvicy Kiser	Dickenson	30	147
T 72	K. W. Crabtree & Wife	5/11/1953	31.95	Ervinton	W. & R. L. Deel	Dickenson	106	114
T 73	H. Hardaway	7/29/1912	26.27	Ervinton	A. H. Kiser	Dickenson	35	260
T 74	Clinchfield Coal Co.	6/4/1906	539.53	Ervinton	E. M. Kiser	Dickenson	30	147
T 75	Clinchfield Coal Co.	6/4/1906	1372.48	Ervinton	Joseph Kelly	Dickenson	30	147
T 76	Clinchfield Coal Co.	6/4/1906	142.89	Ervinton	F. P. Kelly	Dickenson	30	147
T 77	Cranes Nest Coal & Coke Co.	6/4/1906	150.00	Ervinton	Abednego Kiser	Dickenson	30	190
T 78	Lewis Kiser	7/5/1933	22.50	Ervinton	J. P. Laforce	Dickenson	64	558
T 79	J. M. & J. W. Harman, H. C. Robst	11/8/1917	22.50	Ervinton	J. P. Laforce	Dickenson	42	445

3

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 80	Clinchfield Coal Co.	6/4/1906	95.30	Ervinton	H. W. Lambert	Dickenson	30	147
T 81	Clinchfield Coal Co.	6/4/1906	163.12	Ervinton	E. J. Long	Dickenson	30	147
T 82	Clinchfield Coal Co.	6/4/1906	394.56	Ervinton	Jessee Lee	Dickenson	30	147
T 83	Dawson Coal & Coke Co.	6/4/1906	40.73	Ervinton.	G. O. Lee	Dickenson	30	195
T 84	Sandy Ridge Coal Co.	11/12/1920	37.94	Ervinton	A. H. Moore	Dickenson	47	229
T 85	Sandy Ridge Coal Co.	11/12/1920	33.00	Ervinton	Sarah T. McCoy	Dickenson	47	229
T 86	Sandy Ridge Coal Co.	11/12/1920	5.51	Ervinton	H. H. Minton	Dickenson	47	229
T 87	Wiley McCoy	1/2/1923	21.34	Ervinton	Wiley McCoy	Dickenson	49	320
T 88	James McCoy	1/2/1923	7.25	Ervinton	James McCoy	Dickenson	49	319
T 89	Charles Kinser	6/2/1937	56.64	Ervinton	R. H. McCoy	Dickenson	69	545
T 90	William McCoy’s Heirs	1/2/1923	16.98	Ervinton	William McCoy’s Heirs (correct copy)	Dickenson	49	322
T 91	Open Fork Lumber Co.	12/8/1926	43.61	Ervinton	Lucy A. McReynolds	Dickenson	56	337
T 92	A. J. McCoy	3/28/1930	19.80	Ervinton	A. J. McCoy	Dickenson	61	220
T 93	Open Fork Lumber Co.	12/8/1926	71.27	Ervinton	John M. McCoy	Dickenson	56	337
T 94	C. E. Meade Heirs	8/20/1951	23.26	Ervinton	Meade & Smith	Dickenson	103	245
T 95	Sandy Ridge Coal Co.	11/12/1920	72.50	Ervinton	John F. McCoy	Dickenson	47	229
T 96	Cranes Nest Coal & Coke Co.	6/4/1906	130.54	Ervinton	Marion McCoy	Dickenson	30	190
T 97	Dawson Coal & Coke Co.	6/4/1906	61.63	Ervinton	Joshua Mullins	Dickenson	30	195
T 98	Open Fork Lumber Co.	12/8/1926	2.02	Ervinton	B. F. Meece	Dickenson	56	337-373
T 99	Open Fork Lumber Co.	12/8/1926	0.48	Ervinton	B. F. Meece	Dickenson	56	337-373
T 100	Sandy Ridge Coal Co.	11/12/1920	5.15	Ervinton	B. F. Meece	Dickenson	47	339
T101	Cranes Nest Coal & Coke Co.	6/4/1906	951.73	Ervinton	Joshua Pressley	Dickenson	30	190
T 102	Dawson Coal & Coke Co.	6/4/1906	122.00	Ervinton	W. W. Pressley	Dickenson	30	195
T 103	Cranes Nest Coal & Coke Co.	6/4/1906	60.24	Ervinton	John Page	Dickenson	30	190
T 104	Clinchfield Coal Co.	6/4/1906	76.96	Ervinton	R. J. Phillips	Dickenson	30	147
T 105	Cranes Nest Coal & Coke Co.	6/4/1906	175.32	Ervinton	Laban Phillips	Dickenson	30	190
T 106	Russell Powers & Wife	8/2/1928	20.27	Ervinton	Russell Powers	Dickenson	59	2

4

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 107	Clinchfield Coal Co.	6/4/1906	30.00	Ervinton	C. C. Puckett	Dickenson	30	147
T 108	A. R. Austin & Wife	8/17/1920	61.00	Ervinton	F. H. Parkis	Dickenson	45	552
T 109	Cranes Nest Coal & Coke Co.	6/4/1906	200.00	Ervinton	Peter Reedy	Dickenson	30	190
T 110	Clinchfield Coal Co.	6/4/1906	310.55	Ervinton	Peter Reedy (Shoffner)	Dickenson	30	147
T 111	Clinchfield Coal Co.	6/4/1906	143.34	Ervinton	W. J. Ring (W. A. Stanley)	Dickenson	30	147
T 112	Clinchfield Coal Co.	6/4/1906	101.08	Ervinton	J. G. Keer (W. A. Stanley)	Dickenson	30	147
T 113	Clinchfield Coal Co.	6/4/1906	58.00	Ervinton	J. T. Ramey (Shoffner)	Dickenson	30	147
T 114	Cranes Nest Coal & Coke Co.	6/4/1906	124.04	Ervinton	Linville Reedy	Dickenson	30	190
T 115	J. T. Wilder	5/18/1910	1303.00	Ervinton	Rainwater Ramsey	Dickenson	31	223
T 116	Clinchfield Coal Co.	6/4/1906	710.00	Ervinton	Rainwater Ramsey (Bronson)	Dickenson	30	147
T 117	Sandy Ridge Coal Co.	11/12/1920	1321.75	Ervinton	John S. Rose	Dickenson	47	229
T 118	Cranes Nest Coal & Coke Co.	6/4/1906	116.77	Ervinton	Sam W. Rose (Wilson Rose)	Dickenson	30	190
T 119	Cranes Nest Coal & Coke Co.	6/4/1906	150.00	Ervinton	Wilson Rose	Dickenson	30	190
T 120	Cranes Nest Coal & Coke Co.	6/4/1906	29.00	Ervinton	Wilson Rose (Fee)	Dickenson	30	190
T 121	Cranes Nest Coal & Coke Co.	6/4/1906	1330.00	Ervinton	Wilson Rose	Dipkenson	30	190
T 122	Clinchfield Coal Co.	6/4/1906	69.42	Ervinton	Robin Rose, Heirs	Dickenson	30	147
T 123	Cranes Nest Coal & Coke Co.	6/4/1906	70.98	Ervinton	S. G. Rose	Dickenson	30	190
T 124	H. Hardaway	7/29/1912	35.58	Ervinton	Jude Rasnake	Dickenson	35	260
T 125	Lillian Rasnake & Husband	8/8/1907	67.04	Ervinton	Lillian Rasnake	Dickenson	38	451
T 126	Open Fork Lumber Co.	12/8/1926	12.30	Ervinton	Phoebe Rasnick (Elijah)	Dickenson	56	337-373

5

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 127	Clinchfield Coal Co.	6/4/1906	262.25	Ervinton	S. H. Richardson	Dickenson	30	147
T 128	Cranes Nest Coal & Coke Co.	6/4/1906	107.77	Ervinton	Rainwater Ramsey	Dickenson	30	190
T 129	Clinchfield Coal Co.	6/4/1906	641.00	Ervinton	Jasper Sutherland	Dickenson	30	147
T 130	Clinchfield Coal Co.	6/4/1906	193.47	Ervinton	Larkin Stanley	Dickenson	30	147
T 131	Cranes Nest Coal & Coke Co.	6/4/1906	312.02	Ervinton	Larkin Stanley	Dickenson	30	190
T 132	Cranes Nest Coal & Coke Co.	6/4/1906	129.00	Ervinton	Levi Stanley	Dickenson	30	190
T 133	Cranes Nest Coal & Coke Co.	6/4/1906	185.53	Ervinton	Jonathan Stanley	Dickenson	30	190
T 134	Cranes Nest Coal & Coke Co.	6/4/1906	635.72	Ervinton	Lovell Stanley	Dickenson	30	190
T 135	Cranes Nest Coal & Coke Co.	6/4/1906	64.44	Ervinton	Lovell Stanley	Dickenson	30	190
T 136	Dawson Coal & Coke Co.	6/4/1906	60.26	Ervinton	A. A. Skeen	Dickenson	30	1190
T 140	H. Hardaway	1/25/1911	31.77	Ervinton	C. C. Smith	Dickenson	48	191
T 141	Flourney Smith & Wife	11/30/1916	29.00	Ervinton	H. D. Smith	Dickenson	39	81
T 144	Dawson Coal & Coke Co.	6/4/1906	79.01	Ervinton	D. E. Smith	Dickenson	30	195
T 145	Sandy Ridge Coal Co.	11/12/1920	789.42	Ervinton	David Smith	Dickenson	47	229
T 146	Clinchfield Coal Co.	5/6/1915	40.00	Ervinton	Elexious Smith	Dickenson	38	75
T 151	Dawson Coal & Coke Co.	6/4/1906	152.68	Ervinton	D. E. Smith	Dickenson	30	195
T 152	Dawson Coal & Coke Co.	6/4/1906	113.42	Ervinton	James W. Smith	Dickenson	30	195
T 153	Dawson Coal & Coke Co.	6/4/1906	6.52	Ervinton	D. E. Smith	Dickenson	30	195
T 154	Dawson Coal & Coke Co.	6/4/1906	60.22	Ervinton	A. A. Skeen	Dickenson	30	195
T 155	Clinchfield Coal Co.	6/4/1906	42.96	Ervinton	A. A. Skeen	Dickenson	30	147
T 156	Clinchfield Coal Co.	6/4/1906	218.00	Ervinton	Joseph Silcox	Dickenson	30	147
T 157	Clinchfield Coal Co.	6/4/1906	210.21	Ervinton	Joseph Silcox	Dickenson	30	147
T 158	Sarah A. Sutherland & Husband	6/25/1907	30.00	Ervinton	Sarah A. Sutherland	Dickenson	28	364
T 161	Open Fork Lumber Co.	12/8/1926	2.04	Ervinton	Ida J. Smith	Dickenson	56	337-373
T 163	Open Fork Lumber Co.	12/8/1926	10.83	Ervinton	M. T. Smith	Dickenson	56	337-373
T 166	A. P. Skeen	1/2/1923	18.27	Ervinton	A. P. Skeen	Dickenson	49	324
T 167	A. P. Skeen	2/12/1942	24.68	Ervinton	A. P. Skeen	Dickenson	78	527
T 168	Charles Kinser	6/2/1937	24.68	Ervinton	Tennessee Skeen	Dickenson	69	545
T 169	Morgan T. Smith	8/20/1951	23.25	Ervinton	Smith & Meade	Dickenson	103	176

6

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 171	Dawson Coal & Coke Co.	6/4/1906	233.85	Ervinton	Jas. W. Smith et als (Goodloe)	Dickenson	30	195
T 172	Cranes Nest Coal & Coke Co.	6/4/1906	110.00	Ervinton	Elexious Smith	Dickenson	30	190
T 173	Cranes Nest Coal & Coke Co.	6/4/1906	228.00	Ervinton	Squire Smith	Dickenson	30	190
T 174	Cranes Nest Coal & Coke Co.	6/4/1906	80.44	Ervinton	Squire Smith	Dickenson	30	190
T 175	Cranes Nest Coal & Coke Co.	6/4/1906	119.47	Ervinton	Squire Smith	Dickenson	30	190
T 176	Clinchfield Coal Co.	6/4/1906	121.77	Ervinton	Noah Smith	Dickenson	30	190
T 177	Dawson Coal & Coke Co.	6/4/1906	154.07	Ervinton	J. F. Smith	Dickenson	30	195
T 178	Vadna Salyer	5/7/1941	29.44	Ervinton	Vadna Salyer	Dickenson	77	432
T 179	Cranes Nest Coal & Coke Co.	6/4/1906	231.00	Ervinton	G. W. Smith	Dickenson	30	190
T 180	Cranes Nest Coal & Coke Co.	6/4/1906	155.56	Ervinton	W. R. Stallard	Dickenson	30	190
T 181	Dawson Coal & Coke Co.	6/4/1906	83.45	Ervinton	F. P. Smith	Dickenson	30	195
T 182	Dawson Coal & Coke Co.	6/4/1906	42.17	Ervinton	Elexious Smith	Dickenson	30	195
T 183	Dawson Coal & Coke Co.	6/4/1906	53.19	Ervinton	D. W. V. Smith	Dickenson	30	195
T 184	Clinchfield Coal Co.	6/4/1906	6.23	Ervinton	J. F. Smith	Dickenson	30	147
T 185	Clinchfield Coal Co.	6/4/1906	292.00	Ervinton	Elexious Smith	Dickenson	30	147
T 186	Dawson Coal & Coke Co.	6/4/1906	327.39	Ervinton	Noah A. Skeen	Dickenson	30	195
T 187	Cranes Nest Coal & Coke Co.	6/4/1906	57.41	Ervinton	G. W. Smith	Dickenson	30	190
T 188	Dawson Coal & Coke Co.	6/4/1906	83.64	Ervinton	M. A. Skeen	Dickenson	30	195
T 189	Clinchfield Coal Co.	6/4/1906	152.06	Ervinton	W. W. Pressley-A. M. Phipps	Dickenson	30	147
T 190	C. R. McCoy, spl. Comm.	7/2/1930	23.03	Ervinton	L. A. Turner	Dickenson	61	382
T 191	Cranes Nest Coal & Coke Co.	6/4/1906	189.95	Ervinton	D. H. Vance	Dickenson	30	190
T 192	Clinchfield Coal Co.	6/4/1906	57.00	Ervinton	Floyd Viars	Dickenson	30	147
T 193	Cranes Nest Coal & Coke Co.	6/4/1906	3215.00	Ervinton	Jessee Wampler	Dickenson	94	463
T 194	Clinchfield Coal Co.	6/4/1906	77.14	Ervinton	W. R. Wampler	Dickenson	44	152
TL 195	W. H. P. Baker (Formerly M. R. Duffy)	6/15/1952	346.46	Ervinton	R. B. Bise	Dickenson	104	529

7

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TL 196	T. B. Bise	6/30/1952	130.00	Ervinton	Samuel Edwards	Dickenson	104	531
TL 197	Luther A. Carico & Edna Carico	7/22/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	327
TL 198	Virgie Carico	7/1/1952	5.50	Ervinton	Samuel Carico	Dickenson	104	533
TL 199	Fletcher Childress & Wife	4/26/1949	26.50	Ervinton	Noah Smith	Dickenson	96	39
TL 200	Emma Carico Crabtree & Husband	7/19/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	25
TL 201	D. A. Deel & Wife	7/3/1952	184.00	Ervinton	J. W. Carico	Dickenson	104	537
TL 202	Pearl Carico Edwards (Widow)	7/1/1952	22.00	Ervinton	Samuel Carico	Dickenson	104	535
TL 202	Nancy Carico Ellington, Basil A. Carico, Tony M. Carico, Wm. P. Carico, Ruth Carico Grizzle & Husband, Hazel Carico Bond & Husband	7/28/1952	23.25	Ervinton	Samuel Carico	Dickenson	105	247
TL 203	Bettie Yates Hamilton & Husband	4/26/1949	29.13	Ervinton	Noah Smith	Dickenson	96	43
TL 204	Ocie B. Hayes & Husband	6/4/1952	34.00	Ervinton	A. W. Hale	Dickenson	104	433
TL 205	Clinton Hillman, John Hillman & Wife, Mazilpha H. Edwards & Husband, Etta H. Pierce & Husband, Maude H. Justice & Husband, Vassie H. Angel Husband, Alyce H. Archibald & Husband, Dorothy M. Greenwood & Husband, Carden A. Hillman & Wife	7/15/1952	44.00	Ervinton	J. W. Carico	Dickenson	105	135
TL 206	Hillman & Wife	7/15/1952	44.00	Ervinton	J.W. Carrico	Dickenson	105	135
TL 207	Lillie McClain (Widow)	5/3/1949	43.00	Ervinton	Noah Smith	Dickenson	96	65
TL 208	Finis E. McCoy & Wife	6/4/1952	94.97	Ervinton	A. W. Hale	Dickenson	104	435
TL 209	W. E. McCoy & Wife	6/4/1952	35.00	Ervinton	A. W. Hale	Dickenson	104	437
TL 210	Sammel S. Meade & Wife	7/8/1952	15.00	Ervinton	Jas. T. Edwards	Dickenson	104	543
TL 211	New York Mining & Manufacturing Company	3/30/1950	578.75	Ervinton	Peter Smith	Dickenson
TL 212	J. D. Nicewonder & Wife	4/26/1949	16.00	Ervinton	Noah Smith	Dickenson	96	41
TL 213	Norma Carico Odle & Husband	9/5/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	129

8

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TL 214	Rufus L .Phipps & Wife, Hattie M. Phipps, W. M. Phipps, Nell Phipps, Jettie Phipps Dalton & Husband, Beulah Phipps, A. M. Phipps & Wife	8/28/1950	111.51	Ervinton	28 Various Tracts	Dickenson	101	267
TL 215	W. M. Phipps	5/1/1951	1423.00	Ervinton	Jasper & William Sutherland	Dickenson	102	391
TL 216	W. N. Richardson & Wife	7/8/1952	10.00	Ervinton	Jas. T. Edwards	Dickenson	104	545
TL 217	Amie Rose & Husband, Jr. R. Baker & Wife	10/13/1949	38.00	Ervinton	Elexious Smith	Dickenson	98	11
TL 218	Beldon Rose & Wife, Emitt Rose	10/13/1949	94.47	Ervinton	Elexious Smith	Dickenson	98	109
TL 219	Mae Smith Rowlett & Husband, W. M. Smith	8/5/1950	92.57	Ervinton	Elexious Smith	Dickenson	100	421
TL 220	Troy Smith & Wife	5/3/1949	10.00	Ervinton	Noah Smith	Dickenson	96	63
TL 221	Delbert Stallard & Wife	7/1/1952	10.30	Ervinton	J. W. Carico	Dickenson	104	539
TL 222	Gordon Stallard & Wife	7/8/1952	6.00	Ervinton	Jas. T. Edwards	Dickenson	104	541
TL 223	Standard Banner coal Corporation, Lubah Freeman, Bluefield Coal & Coke Company, Inc.	11/26/1948	5747.00	Ervinton	Various Tracts	Dickenson	96	303
TL	Virginia Iron Coal & Coke Co.		2046.47	Ervinton	Various Tracts	Dickenson
TL 224	Tucker Yates & Wife	4/26/1949	35.13	Ervinton	Noah Smith	Dickenson	96	45
T 225	Clinchfield Coal Co.	6/4/1906	115.45	Sand Lick	H. M. Arrington	Dickenson	30	147
T 226	Cranes Nest Coal & Coke Co.	6/4/1906	93.65	Sand Lick	Chas. Anderson	Dickenson	30	190
T 227	Cranes Nest Coal & Coke Co.	6/4/1906	79.52	Sand Lick	Matilda Anderson	Dickenson	30	190
T 228	Cranes Nest Coal & Coke Co.	6/4/1906	10.65	Sand Lick	Matilda Anderson	Dickenson	30	190
T 229	Cranes Nest Coal & Coke Co.	6/4/1906	40.00	Sand Lick	John Anderson	Dickenson	30	190
T 230	Cranes Nest Coal & Coke Co.	6/4/1906	123.60	Sand Lick	John Anderson	Dickenson	30	190
T 231	Clinchfield Coal Co.	6/4/1906	100.00	Sand Lick	Wm. Barnett	Dickenson	30	147
T 232	Cranes Nest Coal & Coke Co.	6/4/1906	159.18	Sand Lick	Wm. Barnett	Dickenson	30	190
T 233	Clinchfield Coal Co.	6/4/1906	226.00	Sand Lick	W. J. Bowman	Dickenson	30	147
T 234	Clinchfield Coal Co.	6/4/1906	1104.06	Sand Lick	Wm. Barnett	Dickenson & Buchannan	30	147

9

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 235	Clinchfield Coal Co.	6/4/1906	296.34	Sand Lick	T. J. Ball	Dickenson	30	147
T 236	Horace Hardaway	6/10/1914	157.10	Sand Lick	Geo. W. Branham Heirs	Dickenson	33	586
T 237	Clinchfield Coal Co.	6/4/1906	132.52	Sand Lick	Wm. Barnett (FEE)	Dickenson	30	147
T 238	Clinchfield Coal Co.	6/4/1906	466.38	Sand Lick	Charles Barnett	Dickenson	30	147
T 239	Clinchfield Coal Co.	6/4/1906	262.68	Sand Lick	A. Breeding (F. T. Adams)	Dickenson	30	147
T 240	Clinchfield Coal Co.	6/4/1906	151.44	Sand Lick	A. Breeding	Dickenson	30	147
T 241	Cranes Nest Coal & Coke Co.	6/4/1906	154.71	Sand Lick	W. L. Counts (A. B. Nichols)	Dickenson	30	190
T 242	Cranes Nest Coal & Coke Co.	6/4/1906	127.27	Sand Lick	Isaac Cochran	Dickenson	30	190
T 243	Cranes Nest Coal & Coke Co.	6/4/1906	93.25	Sand Lick	Isaac Cochran	Dickenson	30	190
T 244	Cranes Nest Coal & Coke Co.	6/4/1906	88.44	Sand Lick	T. K. Colley	Dickenson	30	190
T 245	Clinchfield Coal Co.	6/4/1906	52.44	Sand Lick	James H. Cochran	Dickenson	30	147
T 246	Cranes Nest Coal & Coke Co.	6/4/1906	227.80	Sand Lick	Noah Counts	Dickenson	30	190
T 247	Cranes Nest Coal & Coke Co.	6/4/1906	220.45	Sand Lick	Noah Counts	Dickenson	30	190
T 248	Cranes Nest Coal & Coke Co.	6/4/1906	408.64	Sand Lick	Noah Counts (FEE)	Dickenson	30	190
T 249	Cranes Nest Coal & Coke Co.	6/4/1906	253.43	Sand Lick	Noah Counts	Dickenson	30	190
T 250	Cranes Nest Coal & Coke Co.	6/4/1906	281.90	Sand Lick	Noah Counts	Dickenson	30	190
T 251	Clinchfield Coal Co.	6/4/1906	149.85	Sand Lick	J. W. C. Counts	Dickenson	30	147
T 252	Clinchfield Coal Co.	6/4/1906	189.16	Sand Lick	E. K. Counts	Dickenson	30	147
T 253	Cranes Nest Coal & Coke Co.	6/4/1906	252.33	Sand Lick	Eliha K. Counts	Dickenson	30	190
T 254	Cranes Nest Coal & Coke Co.	6/4/1906	258.32	Sand Lick	J. L. Counts	Dickenson	30	190
T 255	Clinchfield Coal Co.	6/4/1906	113.31	Sand Lick	J. L. Counts	Dickenson	30	147
T 256	Clinchfield Coal Co.	6/4/1906	63.54	Sand Lick	E. K. Counts (FEE)	Dickenson	30	147
T 257	Clinchfield Coal Co.	6/4/1906	440.10	Sand Lick	R. J. Colley (2 Tracts)	Dickenson	30	147

10

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 258	Clinchfield Coal Co.	6/4/1906	453.57	Sand Lick	T. K. Colley (3 Tracts)	Dickenson	30	147
T 259	Clinchfield Coal Co.	6/4/1906	163.09	Sand Lick	Goulsby Counts (FEE)	Dickenson	30	147
T 260	Cranes Nest Coal & Coke Co.	6/4/1906	151.77	Sand Lick	John I. Cochran	Dickenson	30	190
T 261	Cranes Nest Coal & Coke Co.	6/4/1906	1500.00	Sand Lick	E. S. Counts	Dickenson	30	190
T 262	Clinchfield Coal Co.	6/4/1906	75.66	Sand Lick	E. T. Cochran	Dickenson	30	147
T 263	Clinchfield Coal Co.	6/4/1906	123.00	Sand Lick	A. H. Compton	Dickenson	30	147
T 264	Clinchfield Coal Co.	6/4/1906	107.00	Sand Lick	Wm. J. Compton	Dickenson	30	147
T 265	Susan D. Counts & Husband	10/9/1922	51.44	Sand Lick	Susan D. Counts	Dickenson	49	130
T 266	Clinchfield Coal Co.	6/4/1906	674.29	Sand Lick	Campbell-Carter	Dickenson	30	147
T 267	Ellen W. Duryea	1/10/1914	154.00	Sand Lick	E. W. Duryea	Dickenson	33	431
T 268	Clinchfield Coal Co.	6/4/1906	280.15	Sand Lick	A. Floyd Deal (2 Tracts)	Dickenson & Buchannan	30	147
T 269	Clinchfield Coal Co.	6/4/1906	192.87	Sand Lick	Richard Deal	Dickenson	30	147
T 270	Clinchfield Coal Co.	6/4/1906	47.09	Sand Lick	Richard Deal	Dickenson	30	147
T 271	Clinchfield Coal Co.	6/4/1906	108.43	Sand Lick	R. Deal & Owens (FEE)	Dickenson	30	147
T 272	Clinchfield Coal Co.	6/4/1906	248.00	Sand Lick	Lemuel Duty	Dickenson & Buchannan	30	147
T 273	Clinchfield Coal Co.	6/4/1906	378.00	Sand Lick	Joel F. Duty	Dickenson & Buchannan	30	147
T 274	Clinchfield Coal Co.	6/4/1906	203.00	Sand Lick	Frederick Deel	Dickenson & Buchannan	30	147
T 275	Clinchfield Coal Co.	6/4/1906	158.00	Sand Lick	Silas Deel	Dickenson	30	147
T 276	Cranes Nest Coal & Coke Co.	6/4/1906	111.79	Sand Lick	Davis A. Deel	Dickenson	30	190
T 277	Cranes Nest Coal & Coke Co.	6/4/1906	449.84	Sand Lick	D. C. Davis	Dickenson	30	190
T 278	E. W. & H. E. Duryea	5/10/1915	60.61	Sand Lick	Ellen W. Duryea	Dickenson	36	130
T 279	Cranes Nest Coal & Coke Co.	6/4/1906	158.00	Sand Lick	B. H. Edwards	Dickenson	30	190
T 280	Cranes Nest Coal & Coke Co.	6/4/1906	99.90	Sand Lick	B. H. Edwards	Dickenson	30	190
T 281	Cranes Nest Coal & Coke Co.	6/4/1906	81.06	Sand Lick	J. T. Edwards	Dickenson	30	190

11

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 282	Cranes Nest Coal & Coke Co.	6/4/1906	204.77	Sand Lick	B. H. Edwards	Dickenson	30	190
T 283	Cranes Nest Coal & Coke Co.	6/4/1906	274.37	Sand Lick	B. H. Edwards	Dickenson	30	190
T 284	Clinchfield Coal Co.	6/4/1906	33.17	Sand Lick	Brice H. Edwards	Dickenson	30	147
T 285	Clinchfield Coal Co.	6/4/1906	306.78	Sand Lick	A. J. Edwards	Dickenson	30	147
T 286	Clinchfield Coal Co.	6/4/1906	104.20	Sand Lick	Sol. Fleming	Dickenson	30	147
T 287	Cranes Nest Coal & Coke Co.	6/4/1906	46.15	Sand Lick	I. B. French	Dickenson	30	190
T 288	Cranes Nest Coal & Coke Co.	6/4/1906	47.64	Sand Lick	John Fuller	Dickenson	30	190
T 289	Cranes Nest Coal & Coke Co.	6/4/1906	88.51	Sand Lick	J. W. Farmer	Dickenson	30	190
T 290	Cranes Nest Coal & Coke Co.	6/4/1906	67.69	Sand Lick	Jacob Fuller (FEE)	Dickenson	30	190
T 291	Cranes Nest Coal & Coke Co.	6/4/1906	240.08	Sand Lick	Thomas Fuller	Dickenson	30	190
T 292	Cranes Nest Coal & Coke Co.	6/4/1906	120.48	Sand Lick	Jonas Fuller	Dickenson	30	190
T 293	Cranes Nest Coal & Coke Co.	6/4/1906	79.60	Sand Lick	Geo. H. Fuller	Dickenson	30	190
T 294	Cranes Nest Coal & Coke Co.	6/4/1906	276.96	Sand Lick	William Fleming (FEE)	Dickenson	30	190
T 295	J. W. Flannigan, Jr. & Wife	5/5/1928	75.00	Sand Lick	John W. Flannigan	Dickenson	58	564
T 296	Cranes Nest Coal & Coke Co.	6/4/1906	149.36	Sand Lick	W. F. Grizzle	Dickenson	30	190
T 297	Cranes Nest Coal & Coke Co.	6/4/1906	82.47	Sand Lick	W. F. Grizzle	Dickenson	30	190
T 298	Cranes Nest Coal & Coke Co.	6/4/1906	190.73	Sand Lick	Jesse J. Grizzle	Dickenson	30	190
T 299	Cranes Nest Coal & Coke Co.	6/4/1906	139.00	Sand Lick	Jonas B. Grizzle	Dickenson	30	190
T 300	Clinchfield Coal Co.	6/4/1906	82.05	Sand Lick	J. C. Hill	Dickenson	30	147
T 301	Clinchfield Coal Co.	6/4/1906	93.00	Sand Lick	J. H. Harrison	Dickenson	30	147
T 302	Clinchfield Coal Co.	6/4/1906	232.00	Sand Lick	Phoebe Hay	Dickenson	30	147
T 303	Cranes Nest Coal & Coke Co.	6/4/1906	199.61	Sand Lick	John Hay	Dickenson	30	147
T 304	Cranes Nest Coal & Coke Co.	6/4/1906	259.23	Sand Lick	Clark Harrison (FEE)	Dickenson	30	190

12

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 348	Clinchfield Coal Co.	6/4/1906	215.00	Sand Lick	James Rasnake	Dickenson	30	147
T 349	Clinchfield Coal Co.	6/4/1906	388.52	Sand Lick	James Rasnake	Dickenson	30	147
T 350	Clinchfield Coal Co.	6/4/1906	95.00	Sand Lick	James Rasnake	Dickenson	30	147
T 351	Cranes Nest Coal & Coke Co.	6/4/1906	54.00	Sand Lick	Wm. Ratliff	Dickenson	30	190
T 352	Clinchfield Coal Co.	6/4/1906	91.83	Sand Lick	E. J. Rasnake	Dickenson	30	147
T 353	J. T. Wilder	5/18/1910	167.60	Sand Lick	W. F. Stanley	Dickenson	31	223
T 354	Clinchfield Coal Co.	6/4/1906	76.47	Sand Lick	James Sykes	Dickenson	30	147
T 355	Horace Hardaway	6/10/1914	97.91	Sand Lick	John A. Sykes (3 Tracts)	Dickenson	33	586
T 356	Horace Hardaway	6/10/1914	34.57	Sand Lick	Alex. Sykes	Dickenson	33	586
T 357	Clinchfield Coal Co.	6/4/1906	48.07	Sand Lick	B. M. Sykes	Dickenson	30	147
T 358	Cranes Nest Coal & Coke Co.	6/4/1906	354.62	Sand Lick	J. L. Sifers	Dickenson	30	190
T 359	Clinchfield Coal Co.	6/4/1906	300.00	Sand Lick	W. D. Stanley (Wilder)	Dickenson	30	147
T 360	Cranes Nest Coal & Coke Co.	6/4/1906	74.21	Sand Lick	S. J. Stanley	Dickenson	30	190
T 361	Clinchfield Coal Co.	6/4/1906	289.31	Sand Lick	Geo. W. Sutherland	Dickenson	30	147
T 362	Cranes Nest Coal & Coke Co.	6/4/1906	210.05	Sand Lick	F. P. Smith (FEE)	Dickenson	30	190
T 363	Clinchfield Coal Co.	6/4/1906	364.91	Sand Lick	D. B. Sutherland	Dickenson	30	147
T 364	Clinchfield Coal Co.	6/4/1906	408.23	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 365	Clinchfield Coal Co.	6/4/1906	202.20	Sand Lick	W. F. sutherland	Dickenson	30	147
T 366	Clinchfield Coal Co.	6/4/1906	689.00	Sand Lick	Samuel B. Sutherland	Dickenson	30	147
T 367	Cranes Nest Coal & Coke Co.	6/4/1906	822.24	Sand Lick	Newton Sutherland	Dickenson	30	190
T 368	Clinchfield Coal Co.	6/4/1906	927.30	Sand Lick	Joshua W. M. Sutherland	Dickenson	30	147
T 369	Clinchfield Coal Co.	6/4/1906	411.43	Sand Lick	Nancy Sutherland	Dickenson	30	147

15

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 370	Cranes Nest Coal & Coke Co.	6/4/1906	382.93	Sand Lick	R. D. Sutherland	Dickenson	30	190
T 372	Cranes Nest Coal & Coke Co.	6/4/1906	507.64	Sand Lick	James H. Sutherland	Dickenson	30	190
T 373	Cranes Nest Coal & Coke Co.	6/4/1906	296.56	Sand Lick	J. C. Sutherland	Dickenson	30	190
T 374	Clinchfield Coal Co.	6/4/1906	21.23	Sand Lick	S. D. Sutherland	Dickenson	44	152
T 375	Clinchfield Coal Co.	6/4/1906	49.50	Sand Lick	J. C. Smith	Dickenson	30	147
T 377	Clinchfield Coal Co.	6/4/1906	388.00	Sand Lick	W. B. Stras	Dickenson	30	147
T 378	Clinchfield Coal Co.	6/4/1906	49.77	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 379	Clinchfield Coal Co.	6/4/1906	23.00	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 387	Clinchfield Coal Co.	6/4/1906	80.00	Sand Lick	H. B. & G. H. Sutherland (FEE)	Dickenson	30	147
T 388	Clinchfield Coal Co.	6/4/1906	354.00	Sand Lick	Henry Sutherland (FEE)	Dickenson	30	147
T 389	Clinchfield Coal Co.	6/4/1906	76.30	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 390	Clinchfield Coal Co.	6/4/1906	160.00	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 392	Clinchfield Coal Co.	6/4/1906	119.00	Sand Lick	J. H. Sutherland	Dickenson	30	147
T 393	Clinchfield Coal Co.	6/4/1906	236.00	Sand Lick	Chas. C. Sutherland	Dickenson	30	147
T 395	Clinchfield Coal Co.	6/4/1906	411.43	Sand Lick	Nancy Sutherland	Dickenson	30	147
T 396	Cranes Nest Coal & Coke Co.	6/4/1906	382.73	Sand Lick	R. D. Sutherland	Dickenson	30	190
T 401	Dawson Coal & Coke Co.	6/4/1906	98.08	Sand Lick	A. A. Skeen	Dickenson	30	195
T 405	Clinchfield Coal Co.	6/4/1906	225.00	Sand Lick	H. W. Sutherland	Dickenson	30	147
T 406	Clinchfield Coal Co.	6/4/1906	183.00	Sand Lick	B. Sutherland (FEE)	Dickenson	30	147
T 407	Clinchfield Coal Co.	6/4/1906	153.00	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 408	Clinchfield Coal Co.	6/4/1906	382.22	Sand Lick	E. Sutherland Heirs	Dickenson	30	147
T 409	Clinchfield Coal Co.	6/4/1906	430.65	Sand Lick	J. N. R. Sutherland	Dickenson	30	147

16

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 411	Clinchfield Coal Co.	6/4/1906	296.00	Sand Lick	H. W. Sutherland (FEE)	Dickenson	30	147
T 413	Clinchfield Coal Co.	6/4/1906	354.00	Sand Lick	Henry Sutherland (FEE)	Dickenson	30	147
T 414	Clinchfield Coal Co.	6/4/1906	76.30	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 416	Clinchfield Coal Co.	6/4/1906	333.19	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 419	Cranes Nest Coal & Coke Co.	6/4/1906	56.56	Sand Lick	J. R. Turner	Dickenson	30	190
T 420	Cranes Nest Coal & Coke Co.	6/4/1906	42.60	Sand Lick	J. R. Turner	Dickenson	30	190
T 421	Cranes Nest Coal & Coke Co.	6/4/1906	187.50	Sand Lick	J. R. Turner	Dickenson	30	190
T 422	Cranes Nest Coal & Coke Co.	6/4/1906	229.20	Sand Lick	J. R. Turner	Dickenson	30	190
T 423	Cranes Nest Coal & Coke Co.	6/4/1906	39.74	Sand Lick	C. R. Turner	Dickenson	30	190
T 424	Clinchfield Coal Co.	6/4/1906	46.13	Sand Lick	J. R. Turner	Dickenson	30	147
T 425	Clinchfield Coal Co.	6/4/1906	169.03	Sand Lick	S. J. Turner	Dickenson	30	147
T 426	Clinchfield Coal Co.	6/4/1906	54.91	Sand Lick	J. R. Turner	Dickenson	30	147
T 427	Cranes Nest Coal & Coke Co.	6/4/1906	244.00	Sand Lick	John L. Tiller	Dickenson	30	190
T 428	Clinchfield Coal Co.	6/4/1906	245.00	Sand Lick	David Tiller, Jr.	Dickenson	30	147
T 429	Cranes Nest Coal & Coke Co.	6/4/1906	77.50	Sand Lick	S. J. Tiller (FEE)	Dickenson	30	190
T 430	Clinchfield Coal Co.	6/4/1906	164.31	Sand Lick	S. J. Tiller	Dickenson	30	147
T 431	Clinchfield Coal Co.	6/4/1906	139.00	Sand Lick	W. J. Tiller	Dickenson	30	147
T 432	Clinchfield Coal Co.	6/4/1906	400.00	Sand Lick	David Tiller (FEE)	Dickenson	30	147
T 433	Tarpon Coal & Coke Co.	2/20/1915	37.06	Sand Lick	S. S. Viers	Dickenson	36	1
T 434	Cranes Nest Coal & Coke Co.	6/4/1906	184.27	Sand Lick	Joseph Viers	Dickenson	30	190
T 435	Cranes Nest Coal & Coke Co.	6/4/1906	202.38	Sand Lick	Larkin Viers (2 Tracts)	Dickenson	30	190
T 436	Clinchfield Coal Co.	6/4/1906	126.89	Sand Lick	Plessant Viers	Dickenson	30	147
T 437	Clinchfield Coal Co.	6/4/1906	182.55	Sand Lick	Floyd Viers & Owens	Dickenson	30	147
T 438	Clinchfield Coal Co.	6/4/1906	75.96	Sand Lick	F. Viers & A. Owens (Skeen)	Dickenson	30	147
T 439	Clinchfield Coal Co.	6/4/1906	223.40	Sand Lick	Lewis Viers	Dickenson	30	147

17

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 440	Clinchfield Coal Co.	6/4/1906	193.87	Sand Lick	Henderson Viers	Dickenson	30	147
T 441	Clinchfield Coal Co.	6/4/1906	185.73	Sand Lick	Larkin Viers (2 Tracts)	Dickenson	30	147
T 442	Clinchfield Coal Co.	6/4/1906	133.52	Sand Lick	Floyd Viers	Dickenson	30	147
T 443	Clinchfield Coal Co.	6/4/1906	34.04	Sand Lick	W. L. J. Wright	Dickenson	30	147
T 444	Clinchfield Coal Co.	6/4/1906	916.84	Sand Lick	J. W. Wright (Shoffner)	Dickenson	30	147
T 445	Cranes Nest Coal & Coke Co.	6/4/1906	386.66	Sand Lick	W. L. F. Wright	Dickenson	30	190
T 446	Clinchfield Coal Co.	6/4/1906	132.78	Sand Lick	C. C. Wood	Dickenson	30	147
T 447	Cranes Nest Coal & Coke Co.	6/4/1906	152.87	Sand Lick	C. A. Willis	Dickenson	30	190
T 448	Cranes Nest Coal & Coke Co.	6/4/1906	49.21	Sand Lick	S. E. Wright	Dickenson	30	190
T 449	Cranes Nest Coal & Coke Co.	6/4/1906	94.41	Sand Lick	Jesse Wampler	Dickenson	94	463
T 450	Clinchfield Coal Co.	6/4/1906	320.90	Sand Lick	Jessee Wampler	Dickenson	44	152
T 451	Clinchfield Coal Co.	6/4/1906	1868.00	Sand Lick	H. G. Wampler	Dickenson	44	152
T 452	Cranes Nest Coal & Coke Co.	6/4/1906	103.39	Sand Lick	Jeremiah Yates	Dickenson	30	190
T 453	Clinchfield Coal Co.	6/4/1906	625.93	Cleveland	William Artrip	Russell	44	152
T 454	Clinchfield Coal Co.	6/4/1906	193.39	Cleveland	Samuel Artrip	Russell	44	152
T 455	Clinchfield Coal Co.	6/4/1906	88.57	Cleveland	Samuel Artrip	Russell	44	152
T 456	Clinchfield Coal Co.	6/4/1906	350.21	Cleveland	Bryant Breeding	Russell	44	152
T 457	Clinchfield Coal Co.	6/4/1906	35.10	Cleveland	John Breeding	Russell	44	152
T 458	Clinchfield Coal Co.	6/4/1906	6.64	Cleveland	W. R. Baumgardner	Russell	44	152
T 459	Clinchfield Coal Co.	6/4/1906	314.51	Cleveland	Breeding Bros.	Russell	44	152
T 460	Clinchfield Coal Co.	6/4/1906	148.40	Cleveland	Jas. A. Gilbert	Russell	44	152
T 461	Clinchfield Coal Co.	6/4/1906	88.55	Cleveland	Jas. A. Gilbert	Russell	44	152
T 462	Clinchfield Coal Co.	6/4/1906	442.48	Cleveland	W. P. Grizzle	Russell	44	152
T 463	Clinchfield Coal Co.	6/4/1906	1142.51	Cleveland	Henry Kiser	Dickenson & Russel	30	117

18

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 464	Clinchfield Coal Co.	6/4/1906	237.28	Cleveland	J. P. Lockhart	Russell	44	152
T 465	John Laforce & Wife	5/15/1909	7.31	Cleveland	John Laforce	Russell	44	502
T 466	Clinchfield Coal Co.	6/4/1906	235.75	Cleveland	James Laforce	Russell	44	152
T 467	John Laforce & Wife	5/19/1909	46.50	Cleveland	John Laforce	Russell	44	502
T 468	Grant Laforce & Wife	10/3/1909	44.19	Cleveland	Polly Laforce	Russell	45	152
T 469	Clinchfield Coal Co.	6/4/1906	148.00	Cleveland	Culberson Laforce	Russell	44	152
T 470	Clinchfield Coal Co.	6/4/1906	86.46	Cleveland	J. W. Laforce	Russell	44	152
T 471	Clinchfield Coal Co.	6/4/1906	217.74	Cleveland	J. P. Lockhart	Russell	44	152
T 472	Clinchfield Coal Co.	6/4/1906	482.36	Cleveland	Warren Laforce	Russell	44	152
T 473	Clinchfield Coal Co.	6/4/1906	248.92	Cleveland	David Musick	Russell	44	152
T 474	Clinchfield Coal Co.	6/4/1906	106.33	Cleveland	Jacob Musick	Russell	44	152
T 475	Clinchfield Coal Co.	6/4/1906	80.20	Cleveland	Draton Musick	Russell	44	152
T 476	Clinchfield Coal Co.	6/4/1906	20.21	Cleveland	Fielding Musick	Russell	44	152
T 477	Clinchfield Coal Co.	6/4/1906	43.67	Cleveland	Fielding Musick	Russell	44	152
T 478	Clinchfield Coal Co.	6/4/1906	63.58	Cleveland	Utah Musick	Russell	44	152
T 479	Clinchfield Coal Co.	6/4/1906	43.00	Cleveland	Jahial Musick	Russell	44	152
T 480	Clinchfield Coal Co.	6/4/1906	12.77	Cleveland	Utah Musick	Russell	44	152
T 481	Clinchfield Coal Co.	6/4/1906	80.20	Cleveland	Vesta Musick	Russell	44	152
T 482	Clinchfield Coal Co.	6/4/1906	1498.70	Cleveland	Stephen Rasnake	Russell	44	152
T 483	Clinchfield Coal Co.	6/4/1906	519.46	Cleveland	Robt. Rasnake	Russell	44	152
T 484	Clinchfield Coal Co.	6/4/1906	256.00	Cleveland	John Rasnake	Russell	44	152
T 485	Clinchfield Coal Co.	6/4/1906	250.53	Cleveland	N. B. Rasnake	Russell	44	152
T 486	Eliha Sutherland & Wife	5/18/1909	30.12	Cleveland	Eliha Sutherland	Russell	44	280
T 487	Clinchfield Coal Co.	6/4/1906	21.00	Cleveland	V. R. Sutherland	Russell	44	152
T 488	Clinchfield Coal Co.	6/4/1906	65.48	Cleveland	Skeen-Sutherland	Russell	44	152

19

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 489	Clinchfield Coal Co.	6/4/1906	337.55	Cleveland	Jasper-Skeen	Russell	44	152
T 490	Clinchfield Coal Co.	6/4/1906	149.17	Cleveland	Major Smith	Russell	44	152
T 491	Clinchfield Coal Co.	6/4/1906	200.00	Cleveland	Eliha Sutherland	Russell	44	152
T 492	Clinchfield Coal Co.	6/4/1906	240.00	Cleveland	Eliha Sutherland	Russell & Dickenson	44	152
T 493	Clinchfield Coal Co.	6/4/1906	586.00	Cleveland	Eliha Sutherland	Russell	44	152
T 494	Wilbur L. Moorman & Wife	5/31/1907	95.60	Cleveland	Eliha Sutherland	Russell	42	104
T 495	Clinchfield Coal Co.	6/4/1906	327.93	Cleveland	John Sutherland	Russell	44	152
T 496	Clinchfield Coal Co. (Eliz. Breeding)	6/8/1909	240.09	Cleveland	James Taylor	Russell	44	348
T 497	Mary Artrip Heirs et als	9/30/1909	7.83	Cleveland	Samuel Wilbur	Russell	45	151
T 498	Cyndesta Wyatt et als	10/8/1909	17.35	Cleveland	Cyndesta Wyatt	Russell	45	136
T 499	Clinchfield Coal Co.	6/4/1906	527.00	New Garden	Abram Bowen	Russell & Buchannan	44	152
T 500	Clinchfield Coal Co.	6/4/1906	635.84	New Garden	Isaac V. Cook	Russell	44	152
T 501	Clinchfield Coal Co.	6/4/1906	1167.41	New Garden	William Crabtree	Russell & Buchannan	44	152
T 502	Clinchfield Coal Co.	6/4/1906	168.89	New Garden	William Crabtree	Russell & Buchannan	44	152
T 503	Clinchfield Coal Co.	6/4/1906	202.33	New Garden	Jacob Cook	Russell & Buchannan	44	152
T 504	Clinchfield Coal Co.	6/4/1906	318.26	New Garden	Jasper Cook	Russell & Buchannan	44	152
T 505	Clinchfield Coal Co.	6/4/1906	267.86	New Garden	J. H. Fife	Russell	44	152
T 506	Clinchfield Coal Co.	6/4/1906	56.98	New Garden	Peter Goldback	Russell	44	152
T 507	Clinchfield Coal Co.	6/4/1906	43.20	New Garden	Joan C. Gilbert	Russell	44	152
T 508	Clinchfield Coal Co.	6/4/1906	26.46	New Garden	Jas. A. Gilbert	Russell	44	152
T 509	Clinchfield Coal Co.	6/4/1906	15.00	New Garden	J. C. Gilbert	Russell	44	152
T 510	Clinchfield Coal Co.	6/4/1906	67.81	New Garden	J. C. Gilbert	Russell	44	152
T 511	Clinchfield Coal Co.	6/4/1906	97.98	New Garden	Colbert Musick	Russell -	44	152
T 512	Clinchfield Coal Co.	6/4/1906	409.61	New Garden	Jacob (Alvin) Musick	Russell	44	152
T 513	Clinchfield Coal Co.	6/4/1906	164.00	New Garden	G. W. Musick	Russell	44	152
T 514	J. C. Musick & Wife	3/4/1909	20.64	New Garden	J. C. Musick	Russell	45	3

20

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 620	Clinchfield Coal Co.	6/3/1906	50.00	Hurricane	J. S. Williams	Buchanan	37	256
T 621	Clinchfield Coal Co.	6/4/1906	72.00	Hurricane	G. A. Warder	Buchanan & Dickenson	37	256
T 622	Cranes Nest Coal & Coke Co.	6/4/1906	41.68	Kennedy	William Adkins	Dickenson	30	190
T 623	Cranes Nest Coal & Coke Co.	6/4/1906	11.01	Kennedy	Henry Adking	Dickenson	30	190
T 624	Cranes Nest Coal & Coke Co.	6/4/1906	213.00	Kennedy	W. H. Aston	Dickenson	30	190
T 625	H. Hardaway	2/20/1915	116.83	Kennedy	Alley- Hutchinson	Dickenson	36	8
T 626	Cranes Nest Coal & Coke Co.	6/4/1906	1001.00	Kennedy	Thomas Bise	Dickenson	30	190
T 627	Ira Boggs et als	7/14/1910	81.47	Kennedy	Ira Boggs	Dickenson	31	246
T 628	Bessie Buchanan	9/8/1953	40.00	Kennedy	Bessie Buchanan	Dickenson	106	452
T 629	Cranes Nest Coal & Coke Co.	6/4/1906	202.00	Kennedy	D. M. & E. Buchanan	Dickenson	30	190
T 630	Clinchfield Coal Co.	6/4/1906	261.00	Kennedy	J. H. Beverly	Dickenson	30	147
T 631	Chas. R. Booher	9/16/1953	23.73	Kennedy	Chas. Booher	Dickenson	106	473
T 632	Clinchfield Coal Co.	6/4/1906	89.87	Kennedy	William Crabtree	Dickenson	30	147
T 633	Clinchfieid Coal Co.	6/4/1906	38.65	Kennedy	R. R. Crabtree (S. Mullins)	Dickenson	30	147
T 634	E. H. Cantrell et als	4/30/1910	151.88	Kennedy	H. B. Cantrell	Dickenson	31	180
T 635	Clinchfield Coal Co.	4/30/1906	125.00	Kennedy	William Cantrell	Dickenson	30	147
T 636	Frank Crabtree	9/2/1953	129.42	Kennedy	FrankCrabtree	Dickenson	106	-443
T 637	D. M. Crabtree	9/2/1953	31.06	Kennedy	D. M. Crabtree	Dickenson	106	457
T 638	Cranes Nest Coal & Coke Co.	6/4/1906	106.00	Kennedy	G. W. Champan	Dickenson	30	190
T 639	Clinchfield Coal Co.	6/4/1906	36.62	Kennedy	L. M. Carico	Dickenson	30	147
T 640	Cranes Nest Coal & Coke Co.	6/4/1906	157.26	Kennedy	John A. Davis	Dickenson	30	190
T 641	Noah M. Dotson	9/17/1948	6.28	Kennedy	Noah M. Dotson	Dickenson	94	321
T 642	N. M. Dotson Jr.	8/13/1953	6.00	Kennedy	N. M. Dotson, Jr.	Dickenson	106	397
T 643	Noah M. Dotson	11/12/1946	41.30	Kennedy	Noah M. Dotson	Dickenson	88	252

25

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 644	Clinchfield Coal Co.	6/4/1906	140.67	Kennedy	N. M. Dotson	Dickenson	30	147
T 645	Clinchfield Coal Co.	6/4/1906	27.21	Kennedy	D. R. Dotson	Dickenson	30	147
T 646	Clinchfield Coal Co.	6/4/1906	44.52	Kennedy	D. R. Dotson & J. P. Trivett	Dickenson	30	147
T 647	Clinchfield Coal Co.	6/4/1906	63.02	Kennedy	M. S. Dotson	Dickenson	30	147
T 648	Clinchfield Coal Co.	6/4/1906	526.00	Kennedy	Stephen C. Gose	Dickenson	30	147
T 649	Clinchfield Coal Co.	6/4/1906	85.00	Kennedy	Stephen C. Gose	Dickenson	30	147
T 650	W. A. Hibbitts	12/2/1912	62.11	Kennedy	W. A. Hibbitts	Dickenson	32	514
T 651	Cranes Nest Coal & Coke Co.	6/4/1906	224.08	Kennedy	C. R. Hibbitts	Dickenson	30	147
T 652	M. H. Hamilton	3/29/1951	8.75	Kennedy	M. H. Hamilton (Henry Mullins)	Dickenson	102	323
T 653	Logan Hibbitts Heirs	8/31/1950	40.00	Kennedy	Logan Hibbitts	Dickenson	104	314
T 654	L. E. Hibbitts	8/31/1950	35.00	Kennedy	Logan Hibbitts	Dickenson	104	314
T 655	Clinchfield Coal Co.	6/4/1906	72.10	Kennedy	Dock Hawkins	Dickenson	30	147
T 656	Cranes Nest Coal & Coke Co.	6/4/1906	1132.00	Kennedy	Samuel Hensley	Dickenson	30	190
T 657	Cranes Nest Coal & Coke Co.	6/4/1906	181.00	Kennedy	I. M. Hale	Dickenson	30	190
T 658	clinchfield Coal Co.	6/4/1906	48.00	Kennedy	Samuel Keel	Dickenson	30	147
T 659	J. L. Litz	2/25/1913	4.04	Kennedy	J. L. Litz	Dickenson	33	105
T 660	J. L. Litz	2/25/1913	199.49	Kennedy	J. L. Litz	Dickenson	33	105
T 661	Clinchfield Coal Co.	6/4/1906	152.42	Kennedy	R. F. Lambert	Dickenson	30	147
T 662	Isom & W. L. Mullins	1/13/1911	119.22	Kennedy	Isom & W. L. Mullins	Dickenson	20	370
T 663	Clinchfield Coal Co.	6/4/1906	78.32	Kennedy	Thos. Mullins	Dickenson	30	147
T 664	Clinchfield Coal Co.	6/4/1906	11.17	Kennedy	David Mullins	Dickenson	30	147
T 665	Cranes Nest Coal & Coke Co.	6/4/1906	699.95	Kennedy	A. J. Mullins	Dickenson	30	190
T 666	John A. Mullins	2/4/1948	32.03	Kennedy	John A. Mullins	Dickenson	91	555

26

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 667	John Wesley Mullins	4/3/1948	30.01	Kennedy	John Wesley Mullins	Dickenson	93	130
T 668	David J. Mullins	3/12/1946	47.60	Kennedy	David J. Mullins	Dickenson	85	561
T 669	Clinchfield Coal Co.	6/4/1906	460.04	Kennedy	A. B. Nichols- R. H. Powers	Dickenson	30	147
T 669A	Clinchfield Coal Co.		300.10	Kennedy	R. L. Stanley	Dickenson
T 670	Clinchfield Coal Co.	6/4/1906	170.71	Kennedy	J. A. Odle	Dickenson	30	147
T 671	Cranes Nest Coal & Coke Co.	6/4/1906	766.12	Kennedy	J. A. Odle	Dickenson	30	190
T 671A	J.A. Odie		154.93	Lipps	R. Marshall	Wise
T 672	R. E. Baylor, Trustee et als	2/3/1928	22.40		Phipps, Damron, Trivett 67	Dickenson	58	75
T 673	A. W. Pressley et als.	5/21/1921	44.60	Kennedy	Phipps, Damron, Trivett 68	Dickenson	57	576
T 674	R. E. Baylor, Trustee et als	2/3/1928	4.78	Kennedy	E. L. Phipps	Dickenson	58	75
T 675	E. L. Phipps	10/23/1905	22.44	Kennedy	E. L. Phipps	Dickenson	25	121
T 676	C. Phipps Heirs	9/4/1954	31.92	Kennedy	C. Phipps Heirs	Dickenson	108	103
T 677	Cranes Nest Coal & Coke Co.	6/4/1906	238.00	Kennedy	W. J. Ring	Dickenson	30	190
T 678	Cranes Nest Coal & Coke Co.	6/4/1906	309.27	Kennedy	David Short	Dickenson	30	190
T 679	Clinchfield Coal Co.	6/4/1906	23.00	Kennedy	Short & Mullins	Dickenson	30	147
T 680	J. H. Stanley	6/16/1921	24.61	Kennedy	J. W. Stanley	Dickenson	47	66
T 681	Horace Hardaway	2/20/1915	104.73	Kennedy	W. S. Smith	Dickenson	36	8
T 682	Clinchfield Coal Co.	6/4/1906	20.50	Kennedy	F. J. Stanley	Dickenson	30	147
T 683	Cranes Nest Coal & Coke Co.	6/4/1906	58.00	Kennedy	H. B. Stallard	Dickenson	30	190
T 684	Cranes Nest Coal & Coke Co.	6/4/1906	180.00	Kennedy	Sarah J. Stallard	Dickenson	30	190
T 685	James Trivett et als	9/4/1953	58.26	Kennedy	James Trivett	Dickenson	106	458
T 686	W. B. Trivett	4/18/1952	23.10	Kennedy	W. B. Trivett	Dickenson	104	271
T 687	W. B. Trivett	4/17/1952	43.50	Kennedy	W. B. Trivett	Dickenson	106	79
T 688	Clinchfield Coal Co.	6/4/1906	97.70	Kennedy	G. A. Warder (Stratton)	Dickenson	30	147

27

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 689	Clinchfield Coal Co.	6/4/1906	191.47	Kennedy	Noah E. Yates (Shoffner)	Dickenson	30	147
T 690	Cranes Nest Coal & Coke Co.	6/4/1906	60.00	Kennedy	James T. Edwards	Dickenson	30	190
T 691	Clinchfield Coal Co.	6/4/1906	21.25	Kennedy	James T. Edwards	Dickenson	30	147
T 692	Clinchfield Coal Co.	12/16/1935	200.00	Kennedy	Redwine & Culberson	Dickenson	68	501
TL 693	Oakley Stanley & Wife	5/14/1952	54.55	Kennedy	Robert B. Bise	Dickenson	104	383
T 694	Clinchfield Coal Co.	6/4/1906	88.76	Clintwood	John Browning	Dickenson	30	147
T 695	Clinchfield Coal Co.	6/4/1906	111.89	Clintwood	R. C. Baker	Dickenson	30	147
T 696	Cranes Nest Coal & Coke Co.	6/4/1906	99.02	Clintwood	Jno. Baker	Dickenson	30	190
T 697	Cranes Nest Coal & Coke Co.	6/4/1906	79.04	Clintwood	F. M. Beverly	Dickenson	30	190
T 698	Clinchfield Coal Co.	6/4/1906	69.38	Clintwood	E. P. Chase	Dickenson	30	147
T 699	Clinchfield Coal Co.	6/4/1906	50.00	Clintwood	J. P. Chase	Dickenson	30	147
T 700	Cranes Nest Coal & Coke Co.	6/4/1906	84.96	Clintwood	Melvina “Viney” Counts (J.P. Chase?)	Dickenson	30	190
T 701	Cranes Nest Coal & Coke Co.	6/4/1906	75.24	Clintwood	Martha Colley	Dickenson	30	190
T 702	Cranes Nest Coal & Coke Co.	6/4/1906	169.33	Clintwood	Jno. W. County	Dickenson	30	190
T 703	Cranes Nest Coal & Coke Co.	6/4/1906	120.77	Clintwood	W. L. Dennis	Dickenson	30	190
T 704	Ellen W. Duryea	1/10/1914	60.43	Clintwood	E. W. Duryea (N. P. Kelly)	Dickenson	33	431
T 705	Ellen W. Duryea	1/10/1914	269.67	Clintwood	E. W. Duryea (Eliz. Rose)	Dickenson	33	431
T 706	Cranes Nest Coal & Coke Co.	6/4/1906	161.00	Clintwood	J. K. Damron	Dickenson	30	190
T 707	Ellen W. Duryea	1/10/1914	36.00	Clintwood	E. W. Duryea (M. Hill)	Dickenson	33	431
T 708	Cranes Nest Coal & Coke Co.	6/4/1906	46.68	Clintwood	R. J. Fleming	Dickenson	30	190
T 709	Clinchfield Coal Co.	6/4/1906	117.00	Clintwood	Solomon Fleming	Dickenson	30	147

28

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 710	Clinchfield Coal Co.	6/4/1906	45.34	Clintwood	William Fleming (FEE)	Dickenson	30	147
T 711	Cranes Nest Coal & Coke Co.	6/4/1906	85.52	Clintwood	Robert Fleming	Dickenson	30	190
T 712	Clinchfield Coal Co.	6/4/1906	60.68	Clintwood	W. H. Fleming	Dickenson	30	147
T 713	Cranes Nest Coal & Coke Co.	6/4/1906	88.67	Clintwood	Emanuel Fleming	Dickenson	30	190
T 714	Cranes Nest Coal & Coke Co.	6/4/1906	208.05	Clintwood	Caleb Haynes	Dickenson	94	463
T 715	Clinchfield Coal Co.	6/4/1906	183.84	Clintwood	G. W. Haynes	Dickenson	30	147
T 716	Cranes Nest Coal & Coke Co.	6/4/1906	373.63	Clintwood	Cornelius Hibbitts	Dickenson	30	147
T 717	Cranes Nest Coal & Coke Co.	6/4/1906	69.59	Clintwood	W. C. Hughes	Dickenson	30	190
T 718	Cranes Nest Coal & Coke Co.	6/4/1906	31.68	Clintwood	W. C. Hughes	Dickenson	30	190
T 719	Cranes Nest Coal & Coke Co.	6/4/1906	49.86	Clintwood	J. H. M. Hill	Dickenson	30	190
T 720	Clinchfield Coal Co.	6/4/1906	56.87	Clintwood	Noah Hopson	Dickenson	30	147
T 721	Clinchfield Coal Co.	6/4/1906	107.00	Clintwood	Noah Hopson	Dickenson	30	147
T 722	Clinchfield Coal Co.	6/4/1906	80.00	Clintwood	J. G. Hylton	Dickenson	30	147
T 723	Clinchfield Coal Co.	6/4/1906	135.69	Clintwood	W. E. Harris	Dickenson	30	147
T 724	Clinchfield Coal Co.	6/4/1906	566.39	Clintwood	H. T. Keel	Dickenson	30	147
T 725	Cranes Nest Coal & Coke Co.	6/4/1906	174.79	Clintwood	Henry Keel	Dickenson	30	190
T 726	H. T. Keel	3/8/1913	20.00	Clintwood	H. T. Keel	Dickenson	33	42
T 727	Clinchfield Coal Co.	6/4/1906	26.65	Clintwood	J. G. Kerr	Dickenson	30	147
T 728	J. L. Litz	2/25/1913	68.50	Clintwood	J. L. Litz	Dickenson	33	105
T 729	J. L. Litz	9/5/1911	61.89	Clintwood	J. L. Litz (FEE)	Dickenson	31	506
T 730	J. L. Litz	2/25/1913	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	33	105
T 731	R. V. & Jno. S. Wolford	9/26/1911	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	32	110
T 732	W. E. O’Connor	11/25/1911	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	32	110
T 733	J. L. Litz	2/25/1913	18.55	Clintwood	J. L. Litz (B. F. Sykes)	Dickenson	33	105
T 734	J. L. Litz	2/25/1913	138.15	Clintwood	J. L. Litz (Jas. Fleming)	Dickenson	33	105

29

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 735	J. L. Litz	2/25/1913	47.46	Clintwood	J. L. Litz (C. Phipps)	Dickenson	33	105
T 736	J. L. Litz	2/25/1913	180.73	Clintwood	J. L. Litz	Dickenson	33	105
T 737	Cranes Nest Coal & Coke Co.	6/4/1906	719.00	Clintwood	William McFall	Dickenson	30	190
T 738	Clinchfield Coal Co.	6/4/1906	100.00	Clintwood	G. W. Meade	Dickenson	30	147
T 739	Clinchfield Coal Co.	6/4/1906	21.91	Clintwood	Esaw & Louisa Mullins 1/2 int in 43.83 Acres	Dickenson	30	147
T 740	Cranes Nest Coal & Coke Co.	6/4/1906	100.58	Clintwood	David W. Meade	Dickenson	30	190
T 741	Clinchfield Coal Co.	6/4/1906	36.19	Clintwood	J. C. Mooney	Dickenson	30	147
T 742	Clinchfield Coal Co.	6/4/1906	83.71	Clintwood	John Mullins	Dickenson	30	147
T 743	Cranes Nest Coal & Coke Co.	6/4/1906	35.04	Clintwood	Naomi Mullins	Dickenson	30	190
T 744	Cranes Nest Coal & Coke Co.	6/4/1906	60.02	Clintwood	Andrew Mullins	Dickenson	30	190
T 745	Cranes Nest Coal & Coke Co.	6/4/1906	135.73	Clintwood	M. C. B. Mullins	Dickenson	30	190
T 746	Cranes Nest Coal & Coke Co.	6/4/1906	95.25	Clintwood	son Mullins	Dickenson	30	190
T 747	Cranes Nest Coal & Coke Co.	6/4/1906	51.16	Clintwood	I. T. Mullins	Dickenson	30	190
T 748	Clinchfield Coal Co.	6/4/1906	164.71	Clintwood	Spencer Mullins	Dickenson	30	147
T 749	Cranes Nest Coal & Coke Co.	6/4/1906	65.97	Clintwood	Jno. Mullins	Dickenson	30	190
T 750	Cranes Nest Coal & Coke Co.	6/4/1906	59.93	Clintwood	Isom Mullins	Dickenson	30	190
T 751	Clinchfield Coal Co.	6/4/1906	151.52	Clintwood	Andrew Moore	Dickenson	30	147
T 752	Cranes Nest Coal & Coke Co.	6/4/1906	75.68	Clintwood	Presto Mullins	Dickenson	30	190
T 753	Clinchfield Coal Co.	6/4/1906	75.75	Clintwood	Preston Moore	Dickenson	30	147
T 754	Cranes Nest Coal & Coke Co.	6/4/1906	189.65	Clintwood	John Mullins	Dickenson	30	190
T 755	Carl Mullins	6/17/1953	24.05	Clintwood	Carl Mullins	Dickenson	106	217
T 756	Morrison Mullins	10/21/1953	20.95	Clintwood	Simon P. Mullins	Dickenson	106	575
T 757	Alice Mullins	6/23/1953	6.17	Clintwood	Simon Mullins	Dickenson	106	230

30

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 758	Clinchfield Coal Co.	6/4/1906	150.50	Clintwood	J. F. Porter	Dickenson	30	147
T 759	Clinchfield Coal Co.	6/4/1906	28.19	Clintwood	B. R. Powers	Dickenson	30	147
T 760	Cranes Nest Coal & Coke Co.	6/4/1906	88.85	Clintwood	Matilda Price	Dickenson	30	190
T 761	Cranes Nest Coal & Coke Co.	6/4/1906	85.00	Clintwood	Amos Reed	Dickenson	30	190
T 762	Sylvan Richardson et als	1/21/1948	36.75	Clintwood	Sylvan Richardson (M. S. Dotson)	Dickenson	91	507
T 763	Clinchfield Coal Co.	6/4/1906	35.37	Clintwood	L C. Ramey	Dickenson	30	147
T 764	Clinchfield Coal Co.	6/4/1906	42.24	Clintwood	M. A. Remines	Dickenson	30	147
T 765	Clinchfield Coal Co.	12/16/1935	247.00	Clintwood	W. R. Reedy	Dickenson	68	501
T 766	Clinchfield Coal Co.	6/4/1906	115.00	Clintwood	W. Reedy	Dickenson	30	147
T 767	Clinchfield Coal Co.	6/4/1906	242.41	Clintwood	W. R. Reedy	Dickenson	30	147
T 768	W. M. Ritter Lumber Co.	5/1/1974	111.34	Clintwood	N. F. Ramey	Dickenson	90	76
T 769	Cranes Nest Coal & Coke Co.	6/4/1906	312.16	Clintwood	Elias J. Rose	Dickenson	30	190
T 770	Clinchfield Coal Co.	6/4/1906	239.00	Clintwood	Jas. Stanley	Dickenson	30	147
T 771	Cranes Nest Coal & Coke Co.	12/16/1935	37.77	Clintwood	Nathan Stanley	Dickenson	68	489
T 772	Clinchfield Coal Co.	6/4/1906	57.24	Clintwood	L. A. Smith	Dickenson	30	147
T 773	Clinchfield Coal Co.	6/4/1906	411.24	Clintwood	E. A. Smith	Dickenson	30	147
T 774	Clinchfield Coal Co.	6/4/1906	113.72	Clintwood	E. A. Smith	Dickenson	30	147
T 775	Clinchfield Coal Co.	6/4/1906	49.10	Clintwood	M. J. Shores	Dickenson	30	147
T 776	Clinchfield Coal Co.	6/4/1906	87.91	Clintwood	George Stanley	Dickenson	30	147
T 777	Clinchfield Coal Co.	6/4/1906	107.56	Clintwood	Joseph Stanley	Dickenson	30	147
T 778	Cranes Nest Coal & Coke Co.	6/4/1906	47.00	Clintwood	Larking Stanley	Dickenson	30	190
T 779	Clinchfield Coal Co.	6/4/1906	121.28	Clintwood	J. C. Speer (Bond-Bruce)	Dickenson	30	147
T 780	Cranes Nest Coal & Coke Co.	6/4/1906	247.00	Clintwood	J. P. Vanover	Dickenson	30	190
T 781	Clinchfield Coal Co.	6/4/1906	288.75	Clintwood	Allen Vanover	Dickenson	30	147
T 782	Clinchfield Coal Co.	6/4/1906	107.46	Clintwood	Eli Vanover	Dickenson	30	147
T 783	Clinchfield Coal Co.	6/4/1906	54.95	Clintwood	J. H. Vanover	Dickenson	30	147
T 784	Clinchfield Coal Co.	6/4/1906	293.35	Clintwood	Wm. & Ira Vanover	Dickenson	30	147

31

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 785	Clinchfield Coal Co.	6/4/1906	153.51	Clintwood	Wm. Vanover (W. J. Keel)	Dickenson	30	147
T 786	Clinchfield Coal Co.	6/4/1906	51.50	Clintwood	T. G. Wells- M. B. Swindall	Dickenson	30	147
T 787	Clinchfield Coal Co.	6/4/1906	33.32	Clintwood	G. W. Whitt	Dickenson	30	147
T 788	Clinchfield Coal Co.	6/4/1906	36.56	Clintwood	J. L. Wallen	Dickenson	30	147
T 789	Cranes Nest Coal & Coke Co.	6/4/1906	104.75	Clintwood	W. B. J. Wright	Dickenson	30	190
T 790	Bums Willis	9/24/1953	19.08	Clintwood	Bums Willis	Dickenson	106	496
T 791	A. H. Willis	9/24/1953	13.56	Clintwood	A. H. Willis	Dickenson	106	493
T 792	Estel C. Willis	9/24/1953	17.06	Clintwood	Estel C. Willis	Dickenson	106	494
T 793	Clinchfield Coal Co.	6/4/1906	371.28	Clintwood	Jacob Yates	Dickenson	30	147
T 794	Jacob C. Elkins	11/5/1954	49.00	Clintwood	Jacob Elkins	Dickenson	108	182
TL 795	Warren Herald Trivitt & Wife	1/30/1950	244.00	Clintwood	Isaac Kilgore	Dickenson	98	351
TL 796	W. B. Trivitt & Wife	12/30/1949	437.25	Clintwood	7 Various Tracts	Dickenson	99	15
TL 797	Wiley Bums Tribitt & Wife	12/30/1949	206.39	Clintwood	Isaac Kilgore	Dickenson	96	337
TL 798	Emary Vanover & Wife	1/17/1950	75.48	Clintwood	J. W. Willis	Dickenson	98	321
TL 799	Ethel A. Hughes & Husband	2/20/1950	43.00	Clintwood	John Yates	Dickenson	99	115
T 800	Clinchfield Coal Co.	6/4/1906	47.08	Willis	Jno. M. Artrip	Dickenson	30	147
T 801	Clinchfield Coal Co.	6/4/1906	122.81	Willis	James Artrip	Dickenson	30	147
T 802	Clinchfield Coal Co.	6/4/1906	50.11	Willis	Eli Bartley	Dickenson	30	147
T 803	Cranes Nest Coal & Coke Co.	6/4/1906	250.07	Willis	J. R. Belcher (CC. Woods)	Dickenson	30	190
T 804	Cranes Nest Coal & Coke Co.	6/4/1906	116.45	Willis	J. R. Belcher	Dickenson	30	190
T 805	Clinchfield Coal Co.	6/4/1906	32.93	Willis	Dreary Bartley	Dickenson	30	147
T 806	Cranes Nest Coal & Coke Co.	6/4/1906	88.00	Willis	John Cartrel	Dickenson	30	147
T 807	Clinchfield Coal Co.	6/4/1906	62.00	Willis	J. F. Colley	Dickenson	30	147
T 808	Clinchfield Coal Co.	6/4/1906	71.00	Willis	Isaac Cochran	Dickenson	30	147
T 809	Ellen W. Duryea	1/10/1914	163.74	Willis	E. W. Duryea	Dickenson	33	431
T 810	Clinchfield Coal Co.	6/4/1906	417.34	Willis	W. N. Davis	Dickenson	30	147
T 811	Cranes Nest Coal & Coke Co.	6/4/1906	90.50	Willis	J. W. Davis	Dickenson	30	190
T 812	Cranes Nest Coal & Coke Co.	6/4/1906	428.10	Willis	Eli Davis	Dickenson	30	190
T 813	Cranes Nest Coal & Coke Co.	6/4/1906	273.38	Willis	James Fleming	Dickenson	30	190

32

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 814	Cranes Nest Coal & Coke Co.	6/4/1906	92.57	Willis	James Fleming	Dickenson	30	190
T 815	Cranes Nest Coal & Coke Co.	6/4/1906	92.57	Willis	James Fleming	Dickenson	30	190
T 816	Clinchfield Coal Co.	6/4/1906	81.50	Willis	Jeptha Hill	Dickenson	30	147
T 817	Clinchfield Coal Co.	6/4/1906	96.46	Willis	Cain Hill	Dickenson	30	147
T 818	Clinchfield Coal Co.	6/4/1906	237.61	Willis	J. C. Kerr	Dickenson	30	147
T 819	Cranes Nest Coal & Coke Co.	6/4/1906	22.86	Willis	C. & J. P. Kilgore	Dickenson	30	190
T 820	Clinchfield Coal Co.	6/4/1906	66.46	Willis	Edom Mullins	Dickenson	30	147
T 821	Clinchfield Coal Co.	6/4/1906	42.24	Willis	J. P. Mullins	Dickenson	30	147
T 822	Clinchfield Coal Co.	6/4/1906	121.02	Willis	Wm. L. Mullins	Dickenson	30	147
T 823	Clinchfield Coal Co.	6/4/1906	61.74	Willis	Timothy Mullins	Dickenson	30	147
T 824	Cranes Nest Coal & Coke Co.	6/4/1906	54.00	Willis	Issac Moore	Dickenson	30	190
T 825	Cranes Nest Coal & Coke Co.	6/4/1906	7.11	Willis	Isaac Moore	Dickenson	30	190
T 826	Cranes Nest Coal & Coke Co.	6/4/1906	25.89	Willis	Issac Moore	Dickenson	30	190
T 827	Clinchfield Coal Co.	6/4/1906	157.00	Willis	Alex Moore	Dickenson	30	147
T 828	Clinchfield Coal Co.	6/4/1906	203.54	Willis	Sol. Mullins	Dickenson	30	147
T 829	Cranes Nest Coal & Coke Co.	6/4/1906	67.58	Willis	Sol. Mullins	Dickenson	30	190
T 830	Clinchfield Coal Co.	6/4/1906	51.52	Willis	Geo. Mullins	Dickenson	30	147
T 831	Clinchfield Coal Co.	6/4/1906	49.00	Willis	Wm. Mullins	Dickenson	30	147
T 832	Clinchfield Coal Co.	6/4/1906	113.85	Willis	L. Mullins	Dickenson	30	147
T 833	Clinchfield Coal Co.	6/4/1906	69.16	Willis	Wm. F. Mullins	Dickenson	30	147
T 834	Clinchfield Coal Co.	6/4/1906	12.47	Willis	G. J. Mullins	Dickenson	30	147
T 835	Clinchfield Coal Co.	6/4/1906	66.00	Willis	Dr. Mc. Mullins	Dickenson	30	147
T 836	Cranes Nest Coal & Coke Co.	6/4/1906	53.50	Willis	D. E. Mullins	Dickenson	30	190
T 837	Cranes Nest Coal & Coke Co.	6/4/1906	43.00	Willis	D. E. Mullins	Dickenson	30	190
T 838	Cranes Nest Coal & Coke Co.	6/4/1906	62.85	Willis	D. H. Mullins	Dickenson	30	190
T 839	Cranes Nest Coal & Coke Co.	6/4/1906	96.11	Willis	Spencer Mullins	Dickenson	30	190
T 840	Clinchfield Coal Co.	6/4/1906	39.00	Willis	Thomas Mullins	Dickenson	30	147
T 841	Clinchfield Coal Co.	6/4/1906	44.00	Willis	Thomas Mullins	Dickenson	30	147

33

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 842	Clinchfield Coal Co.	6/4/1906	23.29	Willis	J. B. Newberry	Dickenson	30	147
T 843	Clinchfield Coal Co.	6/4/1906	50.47	Willis	J. B. Newberry	Dickenson	30	147
T 844	Clinchfield Coal Co.	6/4/1906	121.66	Willis	d. P. Newberry	Dickenson	30	147
T 845	Clinchfield Coal Co.	6/4/1906	253.67	Willis	Barbara Owens	Dickenson	30	147
T 846	Clinchfield Coal Co.	6/4/1906	37.90	Willis	Barbara Owens	Dickenson	30	147
T 847	Clinchfield Coal Co.	6/4/1906	83.71	Willis	David Puckett	Dickenson	30	147
T 848	Cranes Nest Coal & Coke Co.	6/4/1906	240.74	Willis	J. H. Robinson	Dickenson	30	190
T 849	Cranes Nest Coal & Coke Co.	6/4/1906	207.92	Willis	H. H. Rakes	Dickenson	30	190
T 850	Cranes Nest Coal & Coke Co.	6/4/1906	199.36	Willis	John G. Rakes	Dickenson	30	190
T 851	Dominion Coal Co.	3/15/1907	104.00	Willis	Thos. C. Rakes	Dickenson	28	200
T 852	Tarpon Coal & Coke Co.	2/20/1915	45.41	Willis	W. A. R. Robinson (J. D. Yates)	Dickenson	36	1
T 853	Clinchfield Coal Co.	12/16/1935	112.50	Willis	Skeen, Trivett & Friend	Dickenson	68	501
T 854	Clinchfield Coal Co.	6/4/1906	158.03	Willis	Wm. M. Sifers	Dickenson	30	147
T 855	Horace Hardaway	6/10/1914	128.75	Willis	B. F. Sykes Heirs	Dickenson	33	586
T 856	Horace Hardaway	6/10/1914	21.67	Willis	Nannie E. Eapling	Dickenson	33	586
T 857	Tarpon Coal & Coke Co.	2/20/1915	25.47	Willis	J. S. Sykes	Dickenson	36	1
T 858	Cranes Nest Coal & Coke Co.	6/4/1906	245.67	Willis	Andrew Willis	Dickenson	30	190
T 859	Cranes Nest Coal & Coke Co.	6/4/1906	110.17	Willis	Andrew Willis	Dickenson	30	190
T 860	Tarpon Coal & Coke Co.	2/20/1915	1465.00	Willis	Tarpon Coal & Coke Co.	Dickenson	36	1
T 861			60.70	Kennedy	J. W. Mullins (S. Mullins)
T 862			59.65	Kennedy		Dickenson
T 863			63.30	Kennedy		Dickenson
T 864	Cranes Nest Coal & Coke Co.	6/4/1906	340.07	Clintwood	Isom Mullins	Dickenson	30	190

34

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 970			101.00		D. J. Hubbard	Wise
T 971			142.50		J. A. Mann	Wise
T 972			70.50		Levi Perry	Wise
T 973			78.75		J. H. Roberson	Wise
T 974			10.75	Lipps	A. J. Stallard	Wise
T 975			47.00	Lipps	T. G. Wells	Wise
T 976			69.56		B. W. Alley	Wise
T 977			95.00		B. W. Alley	Wise
T 978			255.00		Ellen V. Alley	Wise
T 979			44.31	Roberson	Ellen V. Alley	Wise
T 980			0.59	Roberson	Ellen V. Alley.	Wise
T 981			122.00		C. M. Baker	Wise
T 982			13.50	Roberson	S. J. Baker	Wise
T 983			80.00		Silas Boggs	Wise
T 984			150.00		Elizabeth Branham	Wise
T 985			68.00		Martin Carter	Wise
T 986			22.00		Caleb Collins	Wise
T 987			44.36		S. J. Collins	Wise
T 988			36.05	Roberson	C. C. Cox	Wise
T 989			84.00		?	Wise & Dickenson
T 990			990.50		Amanda E. Fulton	Wise
T 991			51.25		Milburn Gilliam	Wise
T 992			40.00		Milburn Gilliam	Wise
T 993			46.50		Milburn Gilliam	Wise
T 994			38.00		Milburn Gilliam	Wise
T 995			69.93		Milbum Gilliam	Wise
T 996			80.00		R.P. Hamilton	Wise
T 997			79.00		W. J. Holifield	Wise
T 998			86.00		D. J. Hubbard	Wise
T 999			131.00		J. W. Kilgore	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 1000			47.00		J. A. Mann	Wise
T 1001			713.75		James McPeak	Wise
T 1002			125.00	Roberson	James McPeak	Wise
T 1003			118.00	Roberson	Henry Mullins	Wise
T 1004			54.29		Morgan Mullins	Wise
T 1005			139.00		Riley Mullins	Wise
T 1006			209.00	Roberson	Riley Mullins	Wise
T 1007			160.00		William Mullins	Wise
T 1008			90.00		J. C. Richman	Wise
T 1009			68.69	Roberson	J. C. Richmond	Wise
T 1010			110.00	Roberson	Henry Mullins	Wise
T 1011			37.00		T. M. Roberson	Wise
T 1012			281.00		?	Wise
T 1013			106.59	Roberson	W. P. Whittaker	Wise
T 1014			34.15		S. E. Ramsey	Russell
T 1015			42.30		E.S. Ramsey	Russell
T 1016			42.00		S. E. Ramsey	Russell
T 1017			24.97		S. E. Ramsey	Russell
T 1018			1659.61		J.F. McElhenney	Russell
T 1019			104.06		R.W. Dickerson	Russell
T 1020			98.86		Adam H. Dickenson	Russell
T 1021			118.22		J.D. Harrison tr 8 NYM&M	Russell
T2 1			224.00	Jenkins E.	W. A. Donaldson (M)	Dickenson	20	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 2			58.26	Jenkins E.	C. S. & Nancy P. Colley (S) Harris- Cheape (M)	Dickenson	111	50
T2 3			27.44		Grant Meade (S) James Cantrell (M)	Wise	258	545
T2 4			53.26	Jenkins E.	Andrew Mullins Heirs (S) Emanuel Mullins (M)	Dickenson	109	56
T2 5			12.38	Jenkins E.	Carl Mullins (S) Emanuel Mullins (M)	Dickenson
T2 6			19.42	Jenkins E.	Elizabeth Cox (S) Emanuel Mullins (M)	Dickenson	110	100
T2 7			35.60	Jenkins E.	Reuben Mullins (S) Emanuel Mullins (M)	Dickenson	109	52
T2 8			13.00	Jenkins E.	Surface Tr. 3 (S) W. P. Stanley (M)	Dickenson
T2 9			36.58	Clintwood	M. F. Sneter (M)	Dickenson	18	301
T2 10			25.99	Clintwood	J. B. Baker (M)	Dickenson	30	190
T2 11			11.63	Clintwood	H. H. Branham (M)	Dickenson
T2 12			94.07	Clintwood	Henry Keel Heirs (S)	Dickenson
T2 13			147.26	Clintwood	E. A. Smith (S) E. A. Smith (M)	Dickenson
T2 14			23.68	Clintwood	A. M. Summerlin	Dickenson	16	170
T2 15			32.70	Clintwood	W. S. Vanover	Dickenson	20	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 16			219.79	Clintwood	F. A. Stratton (F)	Dickenson
T2 17			50.49	Clintwood	J. W. Fleming (5)	Dickenson	24	301
T2 18			73.21	Clintwood	F. A. Stratton (S) F. A. Stratton (M)	Dickenson
T2 19			47.54	Clintwood	E. A. Reedy (S) W. A. Stanley (M)	Dickenson
T2 20			14.10	Clintwood	Surface Tr. 2 (S) W. P. Stanley (M)	Dickenson
T2 21			79.15	Haysi	C. A. Willis (S)	Dickenson
T2 22			134.58	Haysi	Big Sandy Fuel Corp Tract 4	Dickenson
T2 23			38.57	Haysi	A. A. Skeen (S) Drewery Puckett (M)	Dickenson
T2 24			17.12	Haysi	David Atkins (S) Drewery Puckett (M)	Dickenson
T2 25			48.84	Haysi	A. A. Skeen (5) Drewery Puckett (M)	Dickenson
T2 26			9.37	Haysi	A. A. Skeen (5) Drewery Puckett (M)	Dickenson
T2 27			11.96	Haysi	Levi Hall (S) Drewery Puckett (M)	Dickenson
T2 28			114.23	Haysi	A. A. Skeen (S) A. J. Hall (M)	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 29			23.40	Haysi	A. W. Hay (S) A. W. Hay (M)	Dickenson
T2 30			24.13	Haysi	John Borders (S) Elihu Owens (M)	Dickenson	163	446
T2 31			15.41	Haysi	Ida Deel (S) Elihu Owens (M)	Dickenson	167	356
T2 32			40.95	Haysi	J. W. Lyle (M)	Dickenson	19	306
T2 33			16.71	Haysi	R. J. Colley (M)	Dickenson	21	380
T2 34			189.27	Haysi	A. A. Skeen (M)	Dickenson	21	380
T2 35			49.21	Haysi	S. E. Wright (M)	Dickenson	20	1
T2 36			34.00	Haysi	B. H. Edwards (S)	Dickenson	24	246
T2 37			19.83	Haysi	W. A. Harrison (M); also J. C. Smith, Corns.	Dickenson	28	148
T2 38			58.00	Prater	Alice Thacker (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson	184	93
T2 39			16.00	Prater	Bruce Deel (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson
T2 40			10.00	Prater	Bruce Deel (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson
T2 41			54.47	Prater	Nubum Deel	Buchanan
T2 42			2053.22	Prater	A. B. Nichols et al Big Sandy Fuel (M)	Buchanan

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 43			59.00	Prater	David A. Deel (M)	Buchanan
T2 44			60.3	Prater	Lydia M. Ownes [correct copy] (S) William Ratliff (M)	Buchanan
T2 45			153.00	Prater	Por. J. H. Duty (S)	Buchanan
T2 46			72.00	Prater	Ingram R. James (M)	Buchanan	28	289
T2 47			300.00	Prater	Por. Allen James (M)	Buchanan	28	289
T2 48			125.00	Prater	R. H. Murdock (M)	Buchanan	28	285
T2 49			94.50	Prater	William Johnson (M)	Buchanan	P	507
T2 50			36.43	Pound	William McFall (S) J. W. Short (M)	Dickenson	21	21
T2 51			86.38	Pound	Ross Meade (S) J. P. Hamilton (M)	Wise
T2 52			50.00	Pound	G. W. Meade (S) J. W. Stallard (M)	Wise
T2 53			75.00	Pound	Calla McFall (S) W. N. Hamilton (M)	Wise
T2 54			60.16	Pound	S. M. McFall (S) William McFall (M)	Wise
T2 55			35.73	Pound	Newton M. Keith (S) Levi Cantrell (M)	Wise
T2 56			9.67	Pound	John & Hilda Keith (S) Levi Cantrell (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 57			57.49	Pound	Muthus Isom Heirs (S) William McFall (M)	Wise
T2 58			59.57	Pound	Elzie L. Cantrell (S) Levi Cantrell (M)	Wise
T2 59			27.47	Pound	W. H. Mullins (S) William McFall (M)	Wise
T2 60			29.50	Pound	Mattie Mullins (S) Levi Cantrell (M)	Wise
T2 61			1.00	Pound	Letcher Boggs (S) William McFall (M)	Wise
T2 62			20.00	Pound	C. McFall (S) William McFall (M)	Wise
T2 63			34.76	Pound	Webb Cantrell (S) Levi Cantrell (M)	Wise
T2 64			36.00	Pound	R. R. Crabtree (S) Spencer Mullins (M)	Dickenson
T2 65			50.00	Pound	Jonathan Litz (M)	Dickenson
T2 66			38.00	Pound	Ivet Baker (S) R. D. Stallard (M)	Wise
T2 67			50.85	Pound	Ida Fleming (S) R. D. Stallard (M)	Wise
T2 68			50.92	Pound	Belford Salyer (S) R. D. Stallard (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 69			23.85	Pound	Dora M. Stallard (S) R. D. Stallard (M)	Wise
T2 70			85.09	Pound	Victor Stallard (S) R. D. Stallard (M)	Wise
T2 71			54.14	Pound	Muncie Stallard (S) R. D. & Jos. Stallard (M)	Wise
T2 72			41.00	Pound	Creed Lane (S) W. B. Lane (M)	Wise
T2 73			83.42	Pound	W. S. Lane (S) W. B. Lane (M)	Wise
T2 74			13.75	Pound	Phipps (S) W. B. Lane (M)	Wise
T2 75			96.93	Pound	F. A. Carico (S) W. V.& R. L. McLemore (M)	Wise	104	344
T2 76			12.75	Pound	C. F. Lane (S) W. B. Lane (M)	Wise
T2 77			59.75	Pound	E. J. Kilgore (S) Nancy J. Stanley (M)	Wise
T2 78			40.25	Pound	W. R. Robinson (S) Nancy J. Stanley (M)	Dickenson [correct copy]
T2 79			10.00	Pound	J. D Nicewonder #1 (S) E. S. Baker (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 80			10.00	Pound	Contracting Enterprises (S) E. S. Baker (M)	Wise
T2 81			10.00	Pound	J. D. Nicewonder #2 (S) E. S. Baker (M)	Wise
T2 82			30.00	Pound	Big Six # 4 (S) E. S. Baker (M)	Wise
T2 83			30.00	Pound	Big Six # 4 (S) E. S. Baker (M)	Wise
T2 84			175.00	Pound	Robert C. Mullins (S) Wilson & Riley Mullins (S,M)	Wise
T2 85			69.16	Pound	Charles C. Elkins (S) E. S. Baker (M)	Wise
T2 86			36.19	Pound	Big Six # 1,2 (S) John R. Baker (M)	Wise
T2 87			143.47	Pound	Cantrell & Gruber (S) John R. Baker (M)	Wise
T2 88			40.00	Pound	D. J. Hubbard (M)	Wise
T2 89			168.82	Pound	E. M. Fulton (S)	Wise
T2 90			35.00	Pound	James Rose (S) D. A. Stallard (M)	Wise
T2 91			124.00	Pound	Martha J. Adkins (S) VICC (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 92			64.73	Pound	W. A. Powers (F)	Wise
T2 93			29.00	Pound	David Culbertson (S)	Wise
T2 94			53.26	Caney Ridge	James Trivett (S) S. S. Hibbits (M)	Dickenson
T2 95			51.26	Caney Ridge	J. F. Trivett (M)	Dickenson	20	209
T2 96			37.54	Caney Ridge	J. M. Lambert (M)	Dickenson	24	1
T2 97			114.96	Caney Ridge	W. O. Hawkins (S)	Dickenson	23	304
T2 98			88.50	Caney Ridge	N. J. Buckanan (S)	Dickenson	33	522
T2 99			234.00	Caney Ridge	J. L. Litz (M)	Dickenson	33	105
T2 100			54.16	Caney Ridge	J. W. Hale (S)	Dickenson	26	543
T2 101			102.61	Caney Ridge	J. L. Litz (S)	Dickenson	33	105
T2 102			52.41	Caney Ridge	S. C. Gose & Cora Mullins (S) S. C. Gose (M)	Dickenson	66	589
T2 103			133.12	Caney Ridge	M. E. Mullins (S)	Dickenson	4	182
T2 104			81.76	Caney Ridge	J. L. Litz (S) J. L. Litz (M)	Dickenson	33	538
T2 105			1000.00	Caney Ridge	T. G. Wells (M)	Dickenson
T2 106			650.00	Caney Ridge	F. A. Stratton (M) T. P. Biss (M)	Dickenson
T2 107			99.48	Caney Ridge	William Reedy (S,M)	Dickenson
T2 108			117.62	Caney Ridge	A. B. Nichols (S) W. A. Stanley (M)	Dickenson	3	127
T2 109			90.32	Caney Ridge	F. A. Stratton (S,M)	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 110			27.05	Caney Ridge	Margret Adkins (S)	Dickenson
T2 111			14.64	Caney Ridge	R. Ratliff (S)	Dickenson	26	182
T2 112			77.80	Caney Ridge	Squire Smith (M)	Dickenson	20	63
T2 113			18.62	Caney Ridge	S. A. Smith (M)	Dickenson	50	461
T2 114			47.50	Caney Ridge	Thomas Bise (S) H. B. Stallard (M)	Dickenson
T2 115			178.70	Caney Ridge	Henry Adkins (M)	Dickenson
T2 116			92.00	Caney Ridge	H. K. Hillman (M)	Dickenson
T2 117			96.56	Caney Ridge	D. A. Deel (S)	Dickenson
T2 118			117.62	Nora	A. B. Nichols (S) W. A. Stanley (M)	Dickenson	3	127
T2 119			43.18	Nora	Elexius Smith (S) Elexius Smith (M)	Dickenson	20	1
T2 120			87.86	Nora	Roland Counts (S) Elexius Smith (M)	Dickenson	25	88
T2 121			36.50	Nora	John Eiklor (S) Elexius Smith (M)	Dickenson	102	131
T2 122			64.65	Nora	J. C. Rasnick (M)	Dickenson	30	195
T2 123			130.80	Nora	French— Chase Co. (S) Hagan & Rasnick (M)	Dickenson	25	543
T2 124			300.00	Nora	J. B. Trivitt (S) Jos. H. Rasnick (M)	Dickenson	22	467

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 125			30.30	Nora	J. B. Trivitt (S) C. V. Rasnick (M)	Dickenson	22	467
T2 126			305.20	Nora	J. B. Trivitt (S) C. V. Rasnick (M)	Dickenson	22	467
T2 127			613.00	Nora	Hiram Keith et al (S) Kemmerer (M)	Dickenson	25	222
T2 128			79.23	Nora	B. W. Jenkins (S) Kemmerer (M)	Dickenson	211	674
T2 129			90.00	Nora	Holston Corp. (S)	Dickenson	211	674
T2 130			153.53	Nora	G. B. Lambert (S)	Dickenson	152	214
T2 131			59.61	Nora	J. P. LaForce (S) Henry Kiser (M)	Dickenson	42	445
T2 132			19.00	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	9	501
T2 133			14.00	Nora	Bessie Ellen Leftwich (S) Henry Kiser (M)	Dickenson	9	501
T2 134			13.50	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	9	501
T2 135			106.55	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	142	214
T2 136			89.00	Nora	R. W. & Eliza A. Owens (S) Kemmerer (M)	Dickenson	211	674

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 137			90.00	Nora	H. H. Willard (S) Phillips/Kemmerer (M)	Dickenson	211	674
T2 138			293.16	Duty	James E. Sutherland (S)	Dickenson	18	292
T2 139			131.75	Duty	R. D. Sutherland (S)	Dickenson	24	183
T2 140			50.83	Duty	E. C. Kiser (S) J. H. Powers (M)	Dickenson	9	152
T2 141			72.00	Duty	Charles Bowman (S) Z. T. Sutherland (M)	Dickenson	184	191
T2 142			72.00	Duty	Hargadene Bowman (S) Z. T. Sutherland (M)	Dickenson	189	395
T2 143			4.00	Duty	Fairy Rufus (S) Z. T. Sutherland (M)	Dickenson	9	138
T2 144			38.41	Duty	Dewey Kiser Heirs (S) J. H. Powers (M)	Dickenson	182	37
T2 145			13.00	Duty	Court Decree (S) Z. T. Sutherland (M)	Dickenson	9	138
T2 146			103.00	Duty	Carmel E. Wright (S) George Johnson (M)	Dickenson	148	623

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 147			87.00	Duty	I. B. McReynolds (S) George Johnson (M)	Dickenson	148	623
T2 148			206.00	Duty	I. B. McReynolds (M)	Dickenson	20	88
T2 149			300.00	Duty	David Davenport (M)	Buchanan	28	289
T2 150			55.00	Duty	Robert Smith (S) James Owens (M)	Dickenson
T2 151			47.00	Duty	Frank Kiser (S) James Owens (M)	Dickenson
T2 152			99.75	Duty	W. J. Rasnick (S) James Owens (M)	Dickenson
T2 153			12.00	Duty	John C. Owens (S) James Owens (M)	not given [Dickenson?)
T2 154			26.999	Duty	Una Penland (S) James Owens (M)	Dickenson
T2 155			50.76	Duty	Maggie Rasnake (S) James Owens (M)	Dickenson
T2 156			50.00	Duty	S. D. Sutherland (S) James Owens (M)	Dickenson
T2 157			32.41	Duty	Melvia & Darrell Mullins (S) C. C. Powers (M)	Dickenson	118	331

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 158			57.00	Duty	Clarence Powers (S) C. C. Powers (M)	Dickenson	118	333
T2 159			65.00	Duty	Charlie Powers (S) Russell Powers (M)	Dickenson	9	132
T2 160			27.00	Duty	Harvey Powers (S) Russell Powers (M)	Dickenson	9	132
T2 161			75.94	Duty	W. W. LaForce (S) Russet Powers (M)	Dickenson	9	132
T2 162			48.00	Duty	W. H. Sheckler (M)	Dickenson	112	242
T2 163			32.00	Duty	Lon Kiser (M)	Dickenson	112	403
T2 164			91.00	Duty	Julia Fletcher (S) S. J. Tiller (M)	Dickenson	128	592
T2 165			9.00	Duty	Radford Powers (S) S. J. Tiller (M)	Dickenson	68	492
T2 166			53.00	Duty	Eilane Duty (S) S. J. Tiller (M)	Dickenson	119	430
T2 167			30.60	Duty	H. M. C. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 168			50.35	Duty	J. R. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 169			50.15	Duty	Ellen Bamett (S) S. J. Tiller (M)	Dickenson	119	430

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 170			49.00	Duty	James Worley Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 171			11.47	Duty	J. B. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 172			76.71	Duty	J .B .Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 173			27.36	Duty	Rebecca Deel (S) S. J. Tiller (M	Dickenson	111	308
T2 174			63.00	Duty	Rebecca Rose, Par. Int. (S) S. J. Tiller (M)	Dickenson	68	492
T2 175			97.87	Duty	Walker Honaker (S) S. J. Tiller (M)	Dickenson	110	591
T2 176			183.67	Duty	V. C. Kiser Tr. No. 1 N. B. Kiser (M)	Dickenson	149	151
T2 177			46.00	Duty	H. Kiser (S) E. L. Kiser (M)	Russell	192	607
T2 178			21.00	Duty	Tony Kiser (S) Henry Kiser (M)	Dickenson	9	501
T2 179			64.69	Duty	George W. Sutherland	Dickenson	3	457
T2 180			90.00	Duty	W. S. LaForce (S) Kemmerer (M)	Dickenson
T2 181			65.00	Duty	Charles W. Musick (M)	Russell	41	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 182			173.73	Big A Mtn	Taze Pressley, Stuart Land & Cattle, John Worden (M)	Buchanan	172	368
T2 183			139.20	Big A Mtn	Fielden Combs (M)	Buchanan	B	244
T2 184			39.93	Big A Mtn	Martha Stevens (S) G. W. Cooke (M)	Russell	208	557
T2 185			60.00	St. Paul	Brooks, Holbrook et al (S) Kemmerer (M)	Dickenson	211	674
T2 186			45.00	St. Paul	David Blair (S) Kemmerer (M)	Dickenson	211	674
T2 187			38.00	St. Paul	W. R. & J. W. Hale (S) Elihu Kiser/Kemmerer (M)	Dickenson	211	674
T2 188			140.00	St. Paul	L. H. Kiser (S) Wm. Brooks/Kemmerer (M)	Dickenson	211	674
T2 189			126.67	St. Paul	E. M. Kiser (S) Jos. Kiser/Kemmerer (M)	Russell
T2 190			59.43	Carbo	W. F. Kiser (S) N.Y. Mining & Mfg. (M)	Russell	310	not given
T2 191			206.00	Carbo	N. K. Rasnake (S)	Russell
T2 192			6.00	Carbo	Sidney W. Sutherland (M)	Russell

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 193			19.45	Carbo	Overton Sutherland (M)	Russell	131	235
T2 194			170.00	Carbo	Overton Sutherland (F)	Russell	131	235
T2 195			162.41	Nora	E. S. Counts (F)	Dickenson
T2 196			110.51	Haysi	W. L. Counts (F)	Dickenson
T2 197			28.88	Clintwood	J. W. Counts (M) C. J. Fleming (S)	Dickenson
T2 198			77.81	Clintwood	William Large	Dickenson	78	15
T2 199			34.05	Clintwood	Swinfield Rose	Dickenson	30	190
T2 200			135.00	Vansant	James Jackson	Buchanan	28	289
T2 201			21.23	Duty	S. D. Sutherland	Dickenson	24	598
T2 202			88.00	Clintwood	Jno. Cantrell	Dickenson	14	19
T2 203			204.68	Clintwood	J. L. Dingus	Dickenson	25	246
T2 204			307.50	Clintwood	Enoch Moore	Dickenson	4	243
T2 205			204.43	Clintwood	Jasper Artiip	Dickenson	47	203
T2 206			212.00	Haysi	Eli Mullins	Dickenson	30	147
T2 207			121.22	Haysi	Sarah A. Rose	Dickenson	30	190
T2 208			41.00	Haysi	James P. Mullins	Dickenson	30	190
T2 209			17.50	Clintwood	James Farmer	Dickenson	30	190
T2 210			49.36	Haysi	W.H. Coleman	Dickenson	30	190
T2 211			170.00	Haysi	V. B. Sikes	Dickenson	30	152
T2 212			23.00	Clintwood	John B. Newberry	Dickenson	30	147
T2 213			25.00	Haysi	Corbett W. Anderson	Dickenson	112	150
T2 214			209.61	Nora	W. T. Goodloe	Dickenson	30	195
T2 215			56.00	Clintwood	French Chase	Dickenson	26	543
T2 216			10.00	Clintwood	D. Kinney	Dickenson	26	543

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 217			6.34	Haysi	Corbitt W. Anderson	Dickenson	112	150
T2 218			6.30	Caney Ridge	J. Mack Rose	Dickenson	236	94
T2 219			59.17	Clintwood	Monroe Smith	Dickenson	30	147
T2 220			5.30	Haysi	Solid Rock Coal Co.	Dickenson	178	550, 552
T2 221			161.00	Clintwood	James Fleming	Dickenson	3	123
T2 222			178.01	Duty	Ezekiel Sutherland	Dickenson	9	135
T2 223			9.78	Duty	G. B. Lambert	Dickenson	126	120
T2 224			393.53	Clintwood	Hagan-Riner	Dickenson	24	1
T2 225			18.40	Clintwood	Sol Fleming	Dickenson	21	380
T2 226			49.03	Clintwood	Sol Fleming	Dickenson	30	190
T2 227			34.09	Clintwood	Jennie Vanover	Dickenson	31	506
T2 228			72.19	Clintwood	E. J. Rose	Dickenson	24	1
T2 229			28.50	Duty	Jessee Lester Heirs	Dickenson	183	447
T2 230			47.11	Prater	John W. Davis	Dickenson	24	62
T2 231			21.68	Nora	S. A. Smith	Dickenson	23	487
T2 232			67.43	Coeburn	N. R. Fuller	Wise	94	463
T2 233			4.33	Ervinton	J. H. Powers	Dickenson
T2 234			67.42	Ervinton	Elexious Smith	Dickenson
T2 235			130.21	Prater	LDR Owens	Dickenson	23	322
T2 237			6.46	Nora	Elihu Kiser	Russell
T2 240			58.77	Kenady	John E. Rose	Dickenson
T2 241			8.58	Ervinton	Henry Sutherland	Dickenson
T2 242			58.44	Ervinton	J. B. Compton	Dickenson
T2 243			25.67	Duty	Sherman Wallace	Dickenson	187	452
T2 244			0.55	Ervinton	Ezekiel Sutherland	Dickenson
T2 245			4.38	Kenady	Robert B. Bise	Dickenson
T2 247			6.60	Nora	A. M. Phipps	Dickenson	69	365
T2 250			24.60	Duty	A. A. Skeen	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 251			127.00	Coebum	Addington (Lamplighter)	Wise
T2 252			121.02	Nora	John D. Ervin	Dickenson	125	498
T2 253			16.00	Duty	T. B. Branstetter	Dickenson	138	229
T2 253			16.75		James E. Ballard, et al	Dickenson	138	501
T2 253			0		Lola Ballard Brim	Dickenson	138	524
T2 253			0		Odessa Ballard Martinez	Dickenson	138	534
T2 253			0		Lourie E. B. Cross, et vir	Dickenson	139	129
T2 253			0		Blanche Ballard, et al	Dickenson	139	203
T2 253			0		Ethel B. Batterson, et vir	Dickenson	139	240
T2 253			0		Eugene C. Wise, et ux	Dickenson	137	412
T2 253			0		Maude Wise Flower, et vir	Dickenson	137	461
T2 253			0		Mary A. Wise, et al	Dickenson	138	216
T2 253			0		Gaynell W. Robinette, et vir	Dickenson	138	723
T2 253			0		Herbert L. Wise, et ux	Dickenson	139	283
T2 253			0		Beulah Wise Brown, et vir	Dickenson	139	302
T2 253			0		Mamie Wise Swofford, et vir	Dickenson	139	328
T2 253			0		C. A Long, Jr.	Dickenson	137	409
T2 253			0	Duty	Rosie Jesse Tiller	Dickenson	251	786
T2 254			112.5	Jenkins East and Clintwood	Samuel Baker	Dickenson	30	190
T2 255			10.08	Duty	Rosie J. Tiller	Dickenson	251	786

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 256			19.24	Caney Ridge	Thomas Bise	Dickenson	349	412
T2 257			528	Patterson	T. R. Watkins	Dickenson	36	546
T2 258			7.7	Caney Ridge	Vance/Page, et al	Dickenson	390	92
T2 259			38.5	Haysi	Nelson Edwards	Dickenson	265	378
T2 260			119.24	Duty	Tolmax, Inc	Dickenson	299	216
T2 261			9.78	Prater	MTB Owens	Dickenson	42	224
T2 262			37.87	Pound	Samuel Collins	Wise	72	310
T2 263			7.38	Duty	Rebecca Tiller Deel	Dickenson
T2 264			3.93	Duty	Maggie Lawson	Dickenson	47	229
TC 1			96.84	Flat Gap	F. M. Chisenhall	Wise
TC 2			83.00	Flat Gap	J. J. Stallard	Wise
TC 3			35.75	Flat Gap	J. F. Dotson	Wise
TC 4			27.12	Flat Gap	Alfred Maggard	Wise
TC 5			50.73	Flat Gap	C. F. Robinette	Wise
TC 6			50.00	Flat Gap	A. L. Bolliz	Wise
TC 7			52.25	Flat Gap	Eliha Sargeant	Wise
TC 8			86.66	Flat Gap	Joseph Bolliz	Wise
TC 9			30.09	Flat Gap	W. M. Bolliz	Wise
TC 10			76.62	Flat Gap	D. B. Bolliz	Wise
TC 11			567.09	Flat Gap	A. N. Hopkins	Wise
TC 12			130.50	Flat Gap	J. M. D. Short	Wise
TC 13			74.00	Flat Gap	George Countiss	Wise
TC 14			57.00	Flat Gap	W. A. Bolling	Wise
TC 15			52.00	Flat Gap	Harve Short	Wise.
TC 16			47.00	Flat Gap	J. D. Collier	Wise
TC 17			41.29	Flat Gap	W. R. Gilley	Wise
TC 18			44.62	Wise	R. C. Vaughn	Wise
TC 19			12.34	Pound	E. C. Harmon	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 20			98.00	Pound	James Culberson	Wise
TC 21			120.14	Pound	W. R. Wheatley	Wise
TC 22			78.00	Pound	Joseph T. Freeman	Wise
TC 23			73.00	Pound	D. A. Stallard	Wise
TC 24			69.00	Pound	D. A. Stallard	Wise
TC 25			63.00	Pound	D. A. Stallard	Wise
TC 26			54.76	Pound	D. A. Stallard	Wise
TC 27			85.50	Pound	John R. Stallard	Wise
TC 28			20.23	Pound	Thomas H. Hillman	Wise
TC 29			14.28	Pound	D. A. Stallard	Wise
TC 30			63.00	Pound	D. A. Stallard	Wise
TC 31			34.07	Pound	Sam Rose	Wise
TC 32			154.00	Pound	W. W. Freeman	Wise
TC 33			101.00	Pound	L. C. Holdway	Wise
TC 34			76.00	Pound	Levi Perry	Wise
TC 35			49.00	Pound	Ira Collins	Wise
TC 36			80.00	Pound	Nancy Kennedy	Wise
TC 37			167.64	Pound	D. A. Stallard	Wise
TC 38			54.75	Pound	W. M. Adams	Dickenson
TC 39			295.52	Pound	M. C. Keith	Dickenson
TC 40			87.00	Pound	W. R. Powers	Wise
TC 41			60.79	Pound	C. N. Roberson	Wise
TC 42			69.01	Pound	C. N. Roberson	Wise
TC 43			38.33	Pound	T. G. Wells	Wise
TC 44			147.00	Pound	A. J. Stallard	Wise
TC 45			35.00	Pound	W. S. Hamilton	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 46			1.25	Pound	J. D. Dotson	Wise
TC 47			235.37	Pound	E. S. Becker	Wise
TC 48			91.38	Pound	Lewis Collins	Wise
TC 49			80.00	Pound	Andrew Collins	Wise
TC 50			122.20	Pound	Andrew Collins	Wise
TC 51			238.50	Pound	A. J. Stallard	Wise
TC 52			85.00	Pound	D. J. Hubbard	Wise
TC 53			73.42	Pound	W. H. Bond	Wise
TC 54			81.00	Pound	Joseph Short	Wise
TC 56			61.50	Pound	Andrew Mullins	Wise
TC 57			221.15	Pound	W. N. Hamilton	Wise
TC 58			51.00	Pound	Riley Hash	Wise
TC 59			45.00	Pound	Levi Perry	Wise
TC 60			56.02	Pound	Wm. F. Strang	Wise
TC 61			168.88	Pound	D. H. Riner	Wise
TC 62			25.60	Pound	W. L. Purkey	Wise
TC 63			198.00	Pound	John Cantrell	Wise
TC 64			87.50	Pound	D. A. Dotson	Wise
TC 65			27.50	Pound	S. V. Hill	Wise
TC 66			33.25	Pound	S. V. Hill	Wise
TC 67			69.26	Pound	H. J. Hill	Wise
TC 68			135.54	Pound	William Dotson	Wise
TC 69			8.00	Pound	C. H. Baker	Wise
TC 70			181.00	Pound	Zachariah Mullins	Wise
TC 71			122.00	Flat Gap	J. M. Baker	Wise
TC 72			49.60	Flat Gap	John R. Baker	Wise
TC 73			20.00	Flat Gap	J. H. Stallard	Wise
TC 74			70.00	Flat Gap	C. H. Baker	Wise
TC 75			15.00	Flat Gap	R. D. Stallard	Wise
TC 76			15.00	Flat Gap	Joseph H. Stallard	Wise
TC 77			312.33	Flat Gap	R. L. Phipps	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 78			100.00	Flat Gap	C. G. Swindall	Wise
TC 79			38.00	Flat Gap	Martha J. Hillman	Wise
TC 80			68.88	Flat Gap	John A. Hall	Wise
TC 81			89.76	Flat Gap	D. A. Stallard	Wise
TC 82			145.00	Flat Gap	Silas Boggs	Wise
TC 83			115.25	Flat Gap	Riley Mullins	Wise
TC 84			43.22	Flat Gap	Baswell Mullins	Wise
TC 85			81.00	Flat Gap	W. W. Nickels	Wise
TC 86			124.00	Flat Gap	Thomas B. Dotson	Wise
TC 87			60.00	Flat Gap	J. W. Stallard	Wise
TC 88			108.90	Flat Gap	O. M. Vicars	Wise
TC 89			124.50	Flat Gap	Jas. H. Hamilton	Wise
TC 90			10.00	Flat Gap	William McFall	Wise
TC 91			10.00	Jenkins East	Jas. Crabtree	Dickenson
TC 92			122.90	Jenkins East	Jas. Crabtree & Jas. Stanley	Dickenson
TC 93			29.95	Jenkins East	W. P. Stanley	Dickenson
TC 94			246.92	Jenkins East	Abraham Mullins	Dickenson
TC 95			102.00	Jenkins East	Floyd Stanley	Dickenson
TC 96			570.00	Jenkins East	J. Wiley Davis	Dickenson
TC 97			137.00	Jenkins East	Osborne Howell	Dickenson
TC 98			405.00	Jenkins East	W. M. Thurnbury	Dickenson
TC 99			100.00	Jenkins East	Wesley Vanover	Dickenson
TC 100			129.00	Jenkins East	A. H. Hill	Dickenson
TC 101			413.00.	Jenkins East	Solomon Mullins	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 102			113.03	Jenkins East	Harris Cheape	Dickenson
TC 103			35.56	Jenkins East	Jacob Baumgardner	Dickenson
TC 104			196.00	Jenkins East	Martin Branham	Wise
TC 105			110.00	Jenkins East	M. Gilliam	Wise
TC 106			44.50	Jenkins East	J. C. Roberson	Wise
TC 107			67.00	Clintwood	Sarah Taylor	Dickenson
TC 108			72.11	Clintwood	Wesley Vanover	Dickenson
TC 109			87.82	Clintwood	Wm. J. Fleming	Dickenson
TC 110			9.94	Clintwood	Wm. J. Fleming	Dickenson
TC 111			93.86	Clintwood	Wm. J. Fleming	Dickenson
TC 112			28.29	Clintwood	Columbus Phipps	Dickenson
TC 113			135.00	Clintwood	W. V. Vanover	Dickenson
TC 114			372.30	Clintwood	Isaac Kilgore	Dickenson
TC 115			52.26	Clintwood	Harve Kelley	Dickenson
TC 116			131.84	Clintwood	Isaac Mulling	Dickenson
TC 117			50.00	Clintwood	Horace Hardway	Dickenson
TC 118			507.35	Clintwood	Wilbur Phipps	Dickenson
TC 119			39.22	Clintwood	M. F. Senter	Dickenson
TC 120			77.17	Clintwood	C. C. & J. P. Kilgore	Dickenson
TC 121			122.86	Clintwood	C. C. Kilgore	Dickenson
TC 122			188.62	Clintwood	P. P. Haynes	Dickenson
TC 123			65.72	Clintwood	C. C. & J. P. Kilgore	Dickenson
TC 124			9.59	Clintwood	S. T. Fleming & J. L. Litz	Dickenson
TC 125			68.47	Clintwood	L. S. Mullins	Dickenson
TC 126			43.34	Clintwood	Geo. W. Stanley	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 127			441.53	Clintwood	M. S. Dotson	Dickenson
TC 128			34.74	Clintwood	R. W. Beverly	Dickenson
TC 129			7.31	Clintwood	L. C. Ramey	Dickenson
TC 130			60.00	Clintwood	Zack Mullins	Dickenson
TC 131			37.01	Clintwood	H. L. V. Neel	Dickenson
TC 132			56.12	Clintwood	Geo. W. Fleming	Dickenson
TC 133			119.85	Clintwood	A. J. Fleming	Dickenson
TC 134			35.86	Clintwood	Andrew Mullins	Dickenson
TC 135			35.88	Clintwood	Wesley Vanover	Dickenson
TC 136			70.02	Clintwood	Wesley Vanover	Dickenson
TO 137			320.75	Clintwood	Jno. P. Chase	Dickenson
TC 138			112.72	Clintwood	Phil Fleming	Dickenson
TO 139			104.03	Clintwood	Lovel Stanley	Dickenson
TC 140			5.88	Clintwood	A. Rose	Dickenson
TC 141			4.15	Clintwood	A. Rose	Dickenson
TC 142			97.00	Caney Ridge	Joseph Stanley	Dickenson
TC 143			100.00	Caney Ridge	A. G. Hawkins	Dickenson
TC 144			60.00	Caney Ridge	Chas. Turner	Dickenson
TC 145			59.73	Caney Ridge	S. S. Hibbitts	Dickenson
TC 146			200.00	Caney Ridge	E. H. Dotson	Dickenson
TC 147			29.11	Caney Ridge	H. C. Stanley	Dickenson
TC 148			55.00	Caney Ridge	Wm. Adams	Dickenson
TC 149			86.54	Caney Ridge	Phillip Fleming	Dickenson
TC 150			22.59	Caney Ridge	S. C. Gose	Dickenson
TC 151			412.50	Caney Ridge	L. M. Powers	Dickenson
TC 152			258.46	Caney Ridge	Robert Rose	Dickenson
TC 153			84.93	Caney Ridge	Wilson Rose Jr.	Dickenson
TC 154			131.93	Caney Ridge	Noah Smith	Dickenson
TC 155			50.00	Caney Ridge	Seth Adkins	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 156			469.25	Caney Ridge	Robert B. Bise	Dickenson
TC 157			19.24	Caney Ridge	Thomas Bise	Dickenson
TC 158			54.84	Caney Ridge	A. W. Hale	Dickenson
TC 159			209.65	Caney Ridge	John E. Rose	Dickenson
TC 160			97.52	Caney Ridge	Shrole, Inc.	Dickenson
TC 161			726.69	Caney Ridge	Zilpaia Rose	Dickenson
TC 162			119.00	Coeburn	Allen W. Powers	Wise
TC 163			87.30	Coeburn	Sam’l Horn	Wise
TC 164			219.10	St. Paul	H. P. Phillips	Dickenson
TC 165			284.68	St. Paul	J. E. Phillips	Dickenson
TC 166			100.00	St. Paul	W. P. White	Dickenson
TC 167			20.11	St. Paul	J. D. McReynolds	Dickenson
TC 168			65.00	St. Paul	Jax. L. McCoy	Dickenson
TC 169			6.51	St. Paul	Jno. F. McCoy	Dickenson
TC 170			150.00	St. Paul	Wm. McCoy & M. Hughes	Dickenson
TC 171			83.40	St. Paul	John M. McCoy	Dickenson
TC 172			15.00	St. Paul	W. T. Goodloe	Dickenson
TC 173			50.00	Nora	Uriah Hay	Dickenson
TC 174			32.24	Nora	Henry Kiser	Dickenson
TC 175			106.00	Nora	Henry Kiser	Dickenson
TC 176			90.00	Nora	Elijah Neece (Lambert’s 905467L)	Dickenson
TC 177			168.23	Nora	Elexius Smith	Dickenson
TC 178			109.85	Nora	D. L. French	Dickenson
TC 179			106.00	Nora	Hagan & Rasnick	Dickenson
TC 180			426.60	Nora	Hagan & Rasnick	Dickenson
TC 181			148.40	Haysi	John Hay	Dickenson
TC 182			121.62	Haysi	C. A. Willis	Dickenson
TC 183			176.30	Haysi	H. H. Fuller	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 184			75.00	Haysi	W. L. Counts	Dickenson
TC 185			20.00	Haysi	Noah Sykes	Dickenson
TC 186			137.23	Haysi	D. E. Mullins	Dickenson
TC 187			244.34	Haysi	Johnson, Briggs & Pitts	Dickenson
TC 188			856.53	Haysi	Big Sandy Fuel Corp.	Dickenson
TC 189			164.22	Haysi	J. B. Turner	Dickenson
TC 190			141.48	Haysi	S. J. Turner	Dickenson
TC 191			109.23	Haysi	J. R. Gillenwater	Dickenson
TC 192			126.98	Haysi	J. H. Duty	Dickenson
TC 193			102.11	Haysi	Joshiah Wood	Dickenson
TC 194			161.79	Haysi	A. W. Hay	Dickenson
TC 195			98.77	Haysi	David Puckett	Dickenson
TC 196			186.10	Haysi	Drewery Puckett	Dickenson
TC 197			510.84	Haysi	Henry Hall	Dickenson
TC 198			219.12	Haysi	Big Sandy Fuel Corp.	Dickenson
TC 199			292.67	Haysi	Jonathan S. Willis	Dickenson
TC 200			194.99	Haysi	Hamilton Lyle	Dickenson
TC 201			89.46	Haysi	Isa M. Colley	Dickenson
TC 202			196.10	Haysi	Elihu Owens	Dickenson
TC 203			56.38	Haysi	W. J. Cochran	Dickenson
TC 204			28.17	Haysi	J. H. & Tevis Colley	Dickenson
TC 205			71.40	Haysi	H. W. Owens	Dickenson
TC 206			127.79	Haysi	J. B. F. Counts	Dickenson
TC 207			278.86	Haysi	Jacob Fuller	Dickenson
TC 208			79.80	Elkhorn	Jackson Tract	Dickenson
TC 209			70.00	Elkhorn	J. S. Willis	Dickenson
TC 210			58.00	Elkhorn	J. T. Wilder	Dickenson
TC 211			93.00	Elkhorn	James H. Sykes	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 212			147.18	Elkhorn	Johnson-Looney	Dickenson
TC 213			70.80	St. Paul	S. D. May	Russell
TC 214			209.02	Duty	Elihu L. Kiser	Russell
TC 215			100.00	Duty	S. J. Tiller	Dickenson
TC 216			105.18	Duty	James Owens	Russell
TC 217			100.00	Duty	John H. Duty	Russell
TC 218			165.50	Duty	Wm. J. Tiller	Russell
TC 219			975.29	Duty	J. H. Powers	Russell
TC 220			24.48	Duty	Z. T. Sutherland	Russell
TC 221			279.51	Duty	Z. T. Sutherland	Russell
TC 222			1070.81	Duty	John Duty	Dickenson & Buchanan
TC 223			163.00	Duty	John H. Duty	Buchanan
TC 224			321.00	Duty	John H. Duty	Buchanan
TC 225			103.00	Duty	N. B. Sutherland	Dickenson
TC 226			382.56	Duty	J. B. Compton	Dickenson
TC 227			9.78	Prater	M. T. B. Owens	Dickenson
TC 228			200.77	Prater	J. W. Robinson	Dickenson
TC 229			76.22	Prater	J. H. Duty	Buchanan
TC 230			146.19	Prater	Big Sandy Fuel Corp.	Buchanan
TC 231			248.23	Prater	J. W. Robinson	Dickenson
TC 232			44.11	Prater	B. F. Owens	Dickenson
TC 233			400.00	Prater	Big Sandy Fuel Corp.	Dickenson
TC 234			187.00	Big A	Dwight M. Lowrey	Buchanan & Russell
TC 235			130.21	Big A	Simon Street	Buchanan
TC 236			220.00	Big A	Cornelius Ball	Buchanan
TC 237			42.00	Big A	J. H. Duty	Buchanan
TC 238			135.00	Vansant	James Jackson	Buchanan
TC 239			144.00	Vansant	W. W. Fletcher	Buchanan

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 240			50.00	Vansant	G. B. Fletcher	Buchanan
TC 241			106.42	Vansant	John H. Duty	Buchanan
TC 242			11.39		R. W. Marshall (from VIC)	Wise	152	281
TC 243			33.00		Charles Musick (VC-2978)	Wise
			186.00	Flat Gap	Jacob Rumley	Wise
			90.00	Pound	Jeff Holifield	Wise
			111.00	Pound	J.C. Richmond	Wise
			19.63	Pound	D.S. Gilliam	Wise
			153.80	Pound	Jeff Sowards	Wise
			5.00	Pound	Ira Collins	Wise
			3.65	Pound	Emiline Collins	Wise
			132.59	Pound	J.W. Stallard	Wise
			13.77	St. Paul	Billy Joe Hale	Wise
			9.18	St. Paul	Billy Joe Hale	Wise
			13.80	Norton	Wm. H. Gardner	Wise
			21.93	Caney Ridge	W.J. Ring	Wise
			85.76	Coeburn	Geo. W. Ramsey	Wise
			31.70	Coeburn	E.M. Fulton	Wise
			137.60	Coeburn	Wm. J. Gibson	Wise
			9.61	Coeburn	David A. Meade	Wise
			3.28	Coeburn	Virgil Willis	Wise
			14.55	Coeburn	Virgil Willis	Wise
			3.52	Coeburn	Chs. Hughes	Wise
			20.14	Coeburn	Roger Sturgill	Wise
			45.00	Coeburn	Thomas Dotson	Wise
			10.47	Coeburn	Henry	Wise
			4.59	Coeburn	Meade	Wise
			0.99	Coeburn	Geraldine Stallard	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
			0.55	Coeburn	J.D. Nicewonder Jr.	Wise
			12.40	Coeburn	J.D. Nicewonder Jr.	Wise
			0.57	Coeburn	Contracting Enterprises RoW	Wise
			0.96	Coeburn	Contracting Enterprises	Wise
			12.01	Coeburn	Thelmore Dingus	Wise
			53.66	Coeburn	John Meade Est.	Wise
			33.80	Coeburn	Edgar Hollyfield	Wise
			8.49	Coeburn	Dora Mullins	Wise
			28.48	Coeburn	Paul E. Vanover	Wise
			1.00	Coeburn	Jimmy D. Elkins	Wise
			2.23	Coeburn	Timothy W. Balthis	Wise
			2.95	Coeburn	Timothy W. Balthis	Wise
			11.58	Coeburn	Lillian Hubbard	Wise
			10.00	Coeburn	Cora Slemp	Wise
			10.00	Coeburn	Virginia M. Boggs	Wise
			10.00	Coeburn	Michael Collins	Wise
			10.00	Coeburn	Made Collins	Wise
			10.00	Coeburn	Marie Mullins	Wise
			3.25	Coeburn	Carlos B. Bolling	Wise
			12.00	Coeburn	Doug Hartstock	Wise
			14.00	Coeburn	Doug Hartstock	Wise
			26.00	Coeburn	Nora E. Rose et. al.	Wise
			45.09	Coeburn	Martha R. Hubbard	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
			37.04	Coeburn	Garland McCarthy	Wise
			18.00	Coeburn	Shirley M. Belcher	Wise
			15.43	Coeburn	David McCarthy	Wise
			28.00	Coeburn	Glen A. Stapleton	Wise
			14.55	Coeburn	Paul Carter et. al.	Wise
			12.00	Coeburn	Ethel Perry Est.	Wise
			37.65	Coeburn	Jerry Strouth	Wise
			45.00	Coeburn	J.H. Blevins	Wise
			88.80	Coeburn	David Culberson	Wise
			29.00	Coeburn	David Culberson	Wise
			19.84	Wise	Paramount Land Co.	Wise
			18.55	Jenkins West	Napoleon Meade	Wise
			65.55	Jenkins West	Albert Lee Edwards	Wise
			7.23	Jenkins West	Winford Stallard	Wise
			164.28	Jenkins East	C.F. Flanary	Wise
W 108			199.50	Jenkins East	W.F. Addington	Wise
W 114			15.94	Jenkins East	D.W. Austin	Wise
W 115			119.25	Jenkins East	David W. Austin	Wise
W 116			40.00	Jenkins East	Margret Austin	Wise
W 117			80.00	Jenkins East	Margaret J. Austin	Wise
W 118			138.50	Jenkins East	W.D. Austin	Wise
W 137			48.00	Jenkins East	G.W. Branham	Wise
W 138			139.35	Jenkins East	John C. Branham et. al.	Wise
W 139			113.95	Jenkins East	Spencer Branham	Wise
W 140			104.00	Jenkins East	Martin Branham	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
W 141			223.00	Jenkins East	Martin Branham	Wise
W 142			51.50	Jenkins East	Martin Branham	Wise
W 159			109.00	Jenkins East	David Cox	Wise
W 160			84.00	Jenkins East	Edmond Cox	Wise
W 166			72.50	Jenkins East	David Elison	Wise
W 171			103.75	Jenkins East	C.W. Gibson	Wise
W 201			80.00	Jenkins East	Joseph McFall	Wise
W 207			125.00	Jenkins East	James McPeake	Wise
W 231			48.00	Jenkins East	J.H. Roberson	Wise
W 233			13.00	Jenkins East	R.L. Robinson	Wise
W 240			143.00	Jenkins East	Jeff Sowards	Wise
W 241			107.50	Jenkins East	P.J. Sowards	Wise
W 250			700.00	Jenkins East	Eli Swindall	Wise
W 254			40.00	Jenkins East	J.S. “Smith” Whitaker	Wise
W 648			700.00	Jenkins East	J.D. Lipps	Wise

TOTALS       246,816.42

End of Schedule “B”

Schedule “C”
Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and
Gas, Inc., as Lessor, and Equitable Production Company, as Lessee.

Wells Excluded from the Leased Acreage

	STATE	OPERATOR	WELL NUMBER	Comments
1	VA	APPALACHIAN ENERGY	EH 81 (CBM)	Including the producing unit surrounding the well
2	VA	APPALACHIAN ENERGY	EH 82 (CBM)	Including the producing unit surrounding the well
3	VA	APPALACHIAN ENERGY	EH 112	Including the producing unit surrounding the well
4	VA	APPALACHIAN ENERGY	EH 114	Including the producing unit surrounding the well
5	VA	APPALACHIAN ENERGY	EH 116	Including the producing unit surrounding the well
6	VA	APPALACHIAN ENERGY	EH 120	Including the producing unit surrounding the well
7	VA	APPALACHIAN ENERGY	EH 14	Including the producing unit surrounding the well
8	VA	APPALACHIAN ENERGY	EH 21	Including the producing unit surrounding the well
9	VA	APPALACHIAN ENERGY	EH 23	Including the producing unit surrounding the well
10	VA	APPALACHIAN ENERGY	EH 24	Including the producing unit surrounding the well
11	VA	APPALACHIAN ENERGY	EH 25	Including the producing unit surrounding the well
12	VA	APPALACHIAN ENERGY	EH 27	Including the producing unit surrounding the well
13	VA	APPALACHIAN ENERGY	EH 37	Including the producing unit surrounding the well
14	VA	APPALACHIAN ENERGY	EH 40	Including the producing unit surrounding the well
15	VA	APPALACHIAN ENERGY	EH 50	Including the producing unit surrounding the well
16	VA	APPALACHIAN ENERGY	EH 51	Including the producing unit surrounding the well
17	VA	APPALACHIAN ENERGY	EH 65	Including the producing unit surrounding the well
18	VA	APPALACHIAN ENERGY	EH 84	Including the producing unit surrounding the well
19	VA	APPALACHIAN ENERGY	EH 85	Including the producing unit surrounding the well
20	VA	APPALACHIAN ENERGY	EH 86	Including the producing unit surrounding the well
21	VA	APPALACHIAN ENERGY	EH 108	Including the producing unit surrounding the well
22	VA	APPALACHIAN ENERGY	EH 118	Including the producing unit surrounding the well
23	VA	APPALACHIAN ENERGY	EH 128	Including the producing unit surrounding the well
24	VA	APPALACHIAN ENERGY	EH 129	Including the producing unit surrounding the well
25	VA	APPALACHIAN ENERGY	AE-151	Including the producing unit surrounding the well
26	VA	PINE MOUNTAIN	113	Including a 200’ radius around the well
27	VA	PINE MOUNTAIN	115	Including a 200’ radius around the well
28	VA	PINE MOUNTAIN	124	Including a 200’ radius around the well
29	VA	PINE MOUNTAIN	142	Including a 200’ radius around the well
30	VA	PINE MOUNTAIN	148	Including a 200’ radius around the well
31	VA	PINE MOUNTAIN	157	Includin. a 200’ radius around the well
32	VA	PINE MOUNTAIN	158	Including a 200’ radius around the well
33	VA	PINE MOUNTAIN	162	Including a 200’ radius around the well
34	VA	PINE MOUNTAIN	174	Including a 200’ radius around the well
35	VA	PINE MOUNTAIN	175	Including a 200’ radius around the well

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	STATE	OPERATOR	WELL NUMBER	Comments
36	VA	PINE MOUNTAIN	178	Including a 200’ radius around the well
37	VA	PINE MOUNTAIN	189	Including a 200’ radius around the well
38	VA	PINE MOUNTAIN	190	Including a 200’ radius around the well
39	VA	PINE MOUNTAIN	192	Including a 200’ radius around the well
40	VA	PINE MOUNTAIN	197	Including a 200’ radius around the well
41	VA	PINE MOUNTAIN	202	Including a 200’ radius around the well
42	VA	PINE MOUNTAIN	203	Including a 200’ radius around the well
43	VA	PINE MOUNTAIN	212	Including a 200’ radius around the well

End of Schedule “C”

2

Schedule “D”

Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and Gas, Inc., as Lessor, and Equitable Production Company, as Lessee.

Leases Excluded from the Leased Acreage

	Lessor	Lessee	Lease Date	Acres	State	County	Recording Information Instrument Number
1	Ada Lee Ratliff	PMOG	10/6/2005	203.59	Virginia	Buchanan	05-0003432
2	Ada Lee Ratliff	PMOG	10/6/2005	201.7	Virginia	Buchanan	05-0003433
3	Linda R. Yates	PMOG	10/3/2005	201.7	Virginia	Buchanan	05-0003434
4	Roger Yates, et ux	PMOG	11/10/2005	201.7	Virginia	Buchanan	06-0000015
5	Linda Gay Belcher, et vir	PMOG	2/3/2006	38	Virginia	Buchanan	06-0000649
6	Johnny Belcher, et ux	PMOG	2/3/2006	2.25	Virginia	Buchanan	06-0000646
7	Johnny Belcher, et ux	PMOG	2/15/2006	2.25	Virginia	Buchanan	06-0000789
8	Seldon Clevinger, et ux	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0001001
9	Doris Childress, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0000999
10	Delores Bentley, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0000998
11	Ruby Neil, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0001000
12	Freida Brown, et vir	PMOG	2/2/2006	55.4	Virginia	Buchanan	06-0001422
13	Roy E. Owens, et ux	PMOG	3/24/2006	12.62	Virginia	Buchanan	06-0001817
14	Paul R. Owens, et ux	PMOG	3/24/2006	12.26	Virginia	Buchanan	06-0001995

End of Schedule “D”

1

SCHEDULE “E”

Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and Gas, Inc., as Lessor, and Equitable
Production Company, as Lessee.

Step-Up Wells

Well #	Net Royalty
535460	0.13611250
536397	0.13469375
536638	0.17314375
550443	0.02266875
550513	0.02980625
701913	0.11425000
702027	0.18750000
702031	0.18750000
702032	0.17831875
702980	0.04463125
703121	0.04936875
750116	0.25000000
750118	0.25000000
750160	0.17741250
750256	0.18750000
750306	0.13113800
750310	0.18750000
750331	0.18436300
750332	0.12567500
750333	0.18708125
750369	0.01237500
750370	0.13392500
750401	0.12825625
750442	0.25000000
750445	0.18750000
750476	0.02731870
750499	0.12078750
750501	0.13281250

End of Schedule “E”

1

SCHEDULE “F”

Attached to and made a part of that certain Lease Agreement by and between Pine Mountain Oil and Gas, Inc., as Lessor, and Equitable
Production Company, as Lessee.

Affiliate Gathering Charges

Charges for gathering services shall be comprised of the following three components:

1.        GATHERING RATE

Base Rate = $             per Dth received

The gathering rate assessed on each Dth of gas received at the point(s) of receipt on each applicable gathering system will be updated every calendar quarter to reflect the actual cost of providing gathering service on such gathering system for the preceding twelve-month period, calculated based upon the factors set forth below. New rates for each applicable gathering system will be placed into effect on the first day of the second month following the end of the calendar quarter (e.g., 1st quarter rates will go into effect May 1, based on the cost of service for the twelve months ending March 31). The gathering rate for each applicable gathering system will be calculated based on the following factors:

Operating and maintenance expense (excluding electric compression costs)
General and administrative expense

Depreciation

Taxes other than income

2.        GAS RETENTION PERCENTAGE

The Gas Retention Percentage shall be the actual natural gas compressor fuel use, shrink and lost and unaccounted for gas incurred by the affiliated gatherer to gather and deliver lessee’s (or the purchaser of lessee’s gas at the wellhead) gas to a downstream point(s) of delivery on the applicable gathering system for a month divided by total volumes (in Dth) received by the affiliated gatherer from lessee (or the purchaser of lessee’s gas at the wellhead) at downstream point(s) of receipt on the applicable gathering system during such month.

3.        ELECTRIC COMPRESSION RATE ($ per Dth received)

Base Rate = $            Dth received

The electric compression rate assessed per Dth of gas received into each applicable gathering system (the “Electric Compression Rate”) will be updated

1

Book 559, Page 147; and in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 571, Page 0001.

5.                             Deed dated the thirtieth (30th) day of December, 2003, by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation, Grantors and Heartland (sic) (Heartwood) Forestland Fund IV, L.P. Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 584 Page 591; and Deed dated the 29th day of January 2004 by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation, Grantors and Heartland (sic) (Heartwood) Forestland Fund IV, L.P., Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 586 Page 166; and Deed of Correction dated seventh (7th) day of July 2004 effective as of January 29, 2004, by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation, Grantors and Heartwood Forestland Fund IV, L.P. Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 599 Page 30.

6.                        The Lease.

End of Schedule “G”

2

EXHIBIT D

FORM OF OPERATING AGREEMENT

[Attached behind this page.]

A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

                                  ,                     ,

                                   year

OPERATOR Equitable Production Company

CONTRACT AREA Those lands located within Dickenson County, Virginia, and portions of Wise, Buchanan and Russell Counties, Virginia, more particularly described as Exhibit “A” attached hereto and made a part hereof.

~~COUNTY OR PARISH OF~~                                                                                  , ~~STATE OF~~

COPYRIGHT 1989 - ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD. FORT WORTH, TEXAS, 76137, APPROVED FORM. A.A.P.L. NO. 610-1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

i

	D.	ASSIGNMENT; MAINTENANCE OF UNIFORM:INTEREST	15
	E.	WAIVER OF RIGHTS TO PARTITION:	15
	F.	PREFERENTIAL RIGHT TO PURCHASE:	15
IX.	INTERNAL REVENUE CODE ELECTION		15
X.	CLAIMS AND LAWSUITS		15
XI.	FORCE MAJEUERE		16
XII.	NOTICES		16
XIII.	TERM OF AGREEMENT		16
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS		16
	A.	LAWS, REGULATIONS AND ORDERS:	16
	B.	GOVERNING LAW:	16
	C.	REGULATORY AGENCIES:	16
XV.	MISCELLANEOUS		17
	A.	EXECUTION:	17
	B.	SUCCESSORS AND ASSIGNS:	17
	C.	COUNTERPARTS:	17
	D.	SEVERABILITY	17
XVI.	OTHER PROVISIONS		17

ii

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Equitable Production Company, hereinafter designed and referred to as “Operator,” and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as “Non-Operator,” and collectively as “Non-Operators.”

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A,” and the parties hereto have reached an agreement to explore and develop these Lease and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “AFE” shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B. The term “Completion” or “complete shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term “Contract Area” shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Lease and Oil and Gas Interests are described in Exhibit “A,” as may be expanded pursuant to Article XVI.D.I.

D. The term “Deepen” shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F. The term “Drilling Unit” shall mean the area fixed for the drilling of one will by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contact Area unless fixed by express agreement of the Drilling Parties.

G. The term “Drillsite” shall mean the Oil and Gas Lease or Oil Gas Interest on which a proposed well is to be located.

H. [Reserved] ~~The term Initial Well” shall mean the well required to be drilled by the parties hereto as provided in Article VI. A.~~

I. The term “Non-Consent Well” shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J. The term “Non-Drilling Party and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

K. The term “Oil and Gas” has the meaning provided in Article XVI. ~~shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.~~

L. The term “Oil and Gas Interests” or “Interests” shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M. The term “Oil and Gas Lease,” “Lease” and “Leasehold” shall mean the ~~oil~~ Oil and ~~gas~~ Gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N. The term “Plug Back” shall mean a single operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a shallower Zone.

O. The term “Recompletion” or “Recomplete” shall mean an operation whereby a deeper Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P. The term “Rework” shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Q. The term “Sidetrack” shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R. The term “Zone” shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word “person” includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicates below and attached hereto, are incorporated in and made a part hereof:

☒       A.       Exhibit “A” shall include the following information:

(1)       ~~Description  of lands subject to this agreement,~~ Contract Area

(2)       Restrictions, if any, as to depths, formations, or substances,

(3)       Parties to agreement with addresses; and telephone number for notice purposes,

(4)       Percentages or fractional interests of parties to this agreement,

(5)       Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

(6)       Burdens on production.

☒       A-1 Exhibit “A-1,” Leases

☒       B.   Exhibit “B” Form of Lease.

☒       C.   Exhibit “C” Accounting Procedure.

☒       D.   Exhibit “D” Insurance

☒       E.   Exhibit “E” Gas Balancing Agreement.

☒       F.   Exhibit “F” Non-Discrimination and Certification of Non-Segregated Facilities.

~~☐  G.   Exhibit “G” Tax Partnership~~.

☒       H.   Other: Contract Operating Agreement

☒       I.    Exhibit “I” CW Annual Budget – 2007.

☒       J.    Exhibit “J” CBM Annual Budget – 2007.

☒       K.    Exhibit “K” Wells.

☒       L.    Exhibit “L” Executed Conventional Wells.

☒       M.   Exhibit “M” AMI.

1

If any provision of any exhibit/or schedule, except Exhibits/ “E” and “F” ~~“B”, “F” and “G,”~~ is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A.  Oil and Gas Interests:

If any party ~~owns~~ hereafter acquires an Oil and Gas interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit ‘‘B,’’ and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder. This Article III.A shall not modify any terms or conditions of the Lease Agreement (as defined in Article XVI.R.)

B.  Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A.” In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, Operator ~~each party~~ shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, that required in each lease within the Contract Area on behalf of the Joint Account, ~~and shall indemnify, defend and hold the other parties free from any liability therefor~~. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. ~~However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and held the other parties free from any liability therefore~~.

~~No party shall over be responsible, on a price basis higher than the price received by such party, to any other party’s lesser or royalty owner, and if such other party’s lesser or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price~~.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties’ undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C.  Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a ‘‘Subsequently Created Interest.’’ Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit ‘‘A,’’ such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party’s Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the ‘‘Burdened Party’’) shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A.  Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit ‘‘C’’ shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit ‘‘A.’’ Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions; but shall be allowed to charge the Joint Account for land personnel costs paid to unaffiliated third parties necessary to secure curative instruments.

~~Each party /~~ Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests subject hereto ~~contributed by such party~~. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit ‘‘C.’’

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Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B.  Loss or Failure of Title:

~~1.         Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit “A”, the party credited with contributing the affected Lease or Interest (including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and~~

~~(a)       The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

~~(b)       There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit “A” shall be revised on an average basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;~~

~~(c)       If the proportionate interest of the other parties hereto in any producing well previously drilled on the Contract Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such wel attributable to such failed Lease and Interest;~~

~~(d)       Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e)       Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;~~

~~(f)        No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and~~

~~(g)       If any party is given credit on Exhibit “A” to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party’s absence of interest in the remainder  of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit “A”.~~

~~2.         Loss by Non Payment or Erroneous Payment of Amount-Due: If, through mistake or oversight, any rental, shut in-well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid , and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest severing the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit “A” shall be revised on an average basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an average basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to affect reimbursement:~~

~~(a)       Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an average basis, up to the amount of unrecovered costs;~~

~~(b)       Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an average basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit “A”; and;~~

~~(c)       Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

            3.         ~~Other~~ Losses: All losses of Leases or Interests committed to this agreement, ~~other than these set forth in Articles IV.B.I. and IV.B.2. above~~, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit “A.” This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

~~4.         Curing Title: In the event of a Failure of Title under Article IV.B.1, or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B shall not apply to such acquisition.~~

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ARTICLE V.

OPERATOR

A.  Designation and responsibilities of Operator:

Equitable Production Company shall be the Operator of the Contact Area, and shall conduct and direct and have full control of all operations on the Contact Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators, except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred (which shall include actual knowledge at the time in question of material unlawful acts committed by Operators) except such as may result from gross negligence or willful misconduct.

B.  Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, or no longer owns an interest hereunder in the Contract Area, ~~or is no longer capable of serving as Operator~~ , Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause in each case by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown as Exhibit “A” remaining after excluding the voting interest of Operator and its Affiliates (and without regard to differing interests in wells existing as of the date hereof); such vote shall not be deemed effective until Operator has been provided thirty (30) days notice to cure such condition for its removal, or if Operator is diligently pursuing curative efforts but is unable to cure such condition within such thirty (30) day period, or such longer period as may reasonably be necessary to permit Operator to cure such condition.  ~~a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty eight (48) hours of its receipt of the notice.~~  For purposes hereof, “good cause” shall mean ~~not~~ only gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by Operator) or ~~but also~~ the material breach of a material provision of this agreement ~~of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.~~ Notwithstanding anything to the contrary in this Article V.B.1, if there is a dispute as to whether a condition resulting in good cause to remove Operator has occurred, or whether such condition has been cured, Operator shall continue to serve and discharge its duties in such capacity until such dispute has been resolved by a determination of a court of competent jurisdiction.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. Except as provided in a written agreement between the parties, a ~~A~~ change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

Or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. Except as provided in a written agreement between the parties, a change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the Parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of ~~two (2) or more~~ the  parties owning a majority interest based on ownership as shown on Exhibit “A” (without regard to differing interest in wells existing as of the date hereof); provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A”  (without regard to differing interest in wells existing as of the date hereof) remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator’s records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or a against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without nay action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of ~~two (2) or more~~ the parties owning a majority interest based on ownership as shown on Exhibit “A” (without regard to differing interests in wells existing as of the date hereof). ~~In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator ant the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest  in  the Control Area based on Exhibit “A”.~~

C.  Employees and Contractors:

 The number of employees or contractor used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operators, and all such employees or contractors shall be the employees or contractors of Operator.

D.  Rights and Duties of Operators:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C.” Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

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liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Record. Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator’s sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator’s books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator’s conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator’s records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit “C.”

6. Filing and Furnishing Governmental Reports. Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations. The following provisions shall apply to each well drilled hereunder, ~~including but not lim~~i~~ted to the Initial Well.~~

(a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Operator will send to Non-Operators such reports, test results arid notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shell adequately test all Zones encountered which may reasonably be expected, to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates. Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance. At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C.” Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D” attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit “D” or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VI.
DRILLING AND DEVELOPMENT

[Reserved]

~~A.  Initial Well:~~

~~On or before the                  day of                                   , Operator shall commence the drilling of the Initial Well at the following location:~~

and shall thereafter continue the drilling of the well with due diligence to

~~The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1 as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.~~

B.  Subsequent Operations:

I. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area ~~other than the Initial Well~~, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

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under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than / ~~ninety (90)~~ one hundred twenty (120) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities , surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party here to still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party whom such notice is delivered as provided in Article VI.B.1. ~~or VI.C.1. (Option No. 2)~~ elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than / ~~ninety (90)~~ one hundred twenty (120) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either; (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advice the proposing party of its desire to (i) limit participation to such party’s interest as shown on Exhibit “A” that is applicable to the proposed operation or (ii) carry only its proportionate part (determined by dividing such parties interest in the Contract Area that is applicable to the proposed operation by the interests of all Consenting Parties in the Contract Area that is applicable to the proposed operation) of Non-Consenting Parties’ interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties’ interests together with all or a portion of its proportionate part of any No-Consenting Parties’ interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b) Relinquishment of interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6, and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expenses. No party shall be required to pay any costs of plugging and abandonment and surface restoration for any well for which it is a Non-Consenting Party. ~~provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties.~~ If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

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Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. ~~Option No. 2~~, all of such Non-Consenting Party’s interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. ~~Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:~~

~~(i)              % of each such Non Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connection (including but not limited to stock tanks, separators,           , pumping equipment and piping), plus 100% of each such Non - Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non - Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non - Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non - Consenting Party had it participated in the well from the beginning of the operations; and~~

~~(ii)              % of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, deepening, Plugging Back, testing, Completing and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.~~

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6 to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4 (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party’s interest.

(c) Reworking, Recompleting or Plugging Back. An election not to a participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time ~~prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount~~. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time ~~prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount. Any such Reworking, Recompleting or Plugging Back operation condueted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties              % of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.~~

(d) ~~Recoupment~~ Other Matters. ~~During the period of time~~ If Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the  payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall ~~account for all such equipment to the owners thereof, with~~ each ~~party receiving its~~ be entitled to receive their proportionate part of such equipment in kind or in value, less cost of salvage. For the avoidance of doubt, the Non-Consenting Parties to such operation shall not be entitled to any interest in such equipment.

~~Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation; may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the proceeding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.~~

~~If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Book of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit “G” attached hereto.~~

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party’s notice proposing a Reworking,

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Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6, to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” that is applicable to the operation bears to the total interest as shown on Exhibit “A” of all Consenting Parties that is applicable to the operation.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.I. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” that is applicable to the operation bears to the total interest as shown on Exhibit “A” of all the electing parties that is applicable to the operation.

4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.I., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.I. (“Initial Objective”). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen & Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.I., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.I. and 2 shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.I. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party’s share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties’ proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit “C,” if the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party’s proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party’s proportionate share of the cost of the well’s salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit “C.”

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or Twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party’s alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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Initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after explanation of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2., of this agreement. Consent to the drilling, Deepening or Sidetracking of a Coalbed Methane Well shall include:

~~☐                      Option No. 1: All~~ all necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the Coalbed Methane ~~well~~ Well including necessary tankage and/or surface facilities.

~~☐                      Option No. 2: All~~ Consent to the drilling, Deepening or Sidetracking of a Conventional Well shall include all necessary expenditures for the drilling, Deepening or Sidetracking and testing of the Conventional Well. When such Conventional ~~well~~ Well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties. Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not  Operator recommends attempting to Complete the Conventional Well, together with Operator’s AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator’s proposal, to the other parties entitled to participate in such Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such Conventional ~~well~~ Well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase ‘‘Reworking, Sidetracking, Deepening, Recompleting or Plugging Back’’ as contained in Article VI.B.2. shall be deemed to include ‘‘Completing’’) shall apply to the operations thereafter conducted by less than all parties and the parties electing not participate in the Completion attempt shall be deemed to be non-Consenting Parties with ~~provide, however, that Article V.B2. shall apply apparently to each~~ respect to all subsequent operators and activities performed with respect to the applicable Conventional Well pursuant ~~separate Completion or Recompletion attempt undertaken hereunder; and on election to become a Non-Consenting~~ to Article VI.B.2.

~~Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempt regardless whether the Consenting Parties as to confer Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provide further, that any recoupment of costs by a consenting Party shall be made solely from production attributable to the Zone in  which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of solvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.~~

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of the well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure on excess of Ten Thousand Dollar ($10,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement or any operation covered by a budget authorized pursuant to Article XVI; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same of different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Ten Thousand Dollar ($10,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Article VI.B.1. or VI.C.1. Option No.2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 60% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project pursuant as if it had consented to such project to the terms of the proposal.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

9

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contract any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operation on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well’s salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit “B.” The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or Interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that no Party shall be required to pay any costs of plugging and abandonment and surface restoration for any well for which it is a Non-Consenting Party ~~Non Consenting Parties who own an interest~~. ~~in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).~~

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing         ~~% of~~ the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

  ☒ Option No. 1: Gas Balancing Agreement Attached

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

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directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party’s share of Oil under the terms of any existing contract of Operater shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchases and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties’ separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party’s respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit “E” or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

To the extent that this Article XVI.G. conflicts with the provisions of Article XVI.J., the terms and provisions of Article XVI.J., shall control.

~~☐        Option No. 21. No Gas Balancing Agreement:~~

~~Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production, which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VIIB, shall be entitled to receive payment directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator’s election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) day period. Any purchase or sale by Operator of any other party’s share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party’s share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non Operators upon reasonable request.~~

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

            The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-ventures, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to on an arm’s-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party’s leasehold interest, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or utilized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection, therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contrast Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any patty may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security Interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest as provided in “Exhibit C,” has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party’s share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within / ~~one hundred twenty (120)~~ forty-five (45) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

            If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

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only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the, default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default and has failed to cure such default witin thirty(30) days of the delivery dafault is cured without perjudice to the right of the non — defaulting party or parties to continue to enforce the obligation of the relevant Notice of Default or such longer period as may reasonably be necessary to permit Operator to cure such default the defaulting parry previously accrued or thereafter accruing under this agreement. If Operator is the party in default the (without regard to differing interest in  wells esisting as of the date hereof) Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area/ provided that if there is a dispite after excluding the voting interest of Operator, to appoint a new Operator effective immediately The right of a defaulting as to whether a default has occurred or whether such default has been cured, Operator shall continue to serve and discharge its party that may be suspended hereunder at the election of the non-defaulting parties shall include without limitation, the right duties in such capacity until such dispute has been resolved by a determination of a court of competent jurisdiction, to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VLB. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit “C” attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VLB. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting patties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit “C,” provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion, to their interests, and the non-defaulting parties electing to participate in the ownership of such Interest shell be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party’s anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VILD, or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys’ Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney’s fee, which the lien provided for herein shall also secure,

E. Rentals, Shut-In Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the Operator for the Joint Account ~~party or parties who subjected such lease to this agreement at its or their expense. In the event two or there parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payment for and on behalf of all such parties.~~ Any party may request, and shall be entitled to receive, proper evidence of all such payments, In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.~~2~~3.

Operator shell notify Non-Operators of the anticipated completion of a shut-in well, or the shading in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article rv.B.3.

F.        Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not he limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefore shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in past upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C.”

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If Operator considers any tax assessment improper, Operator may, at its discretion protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C”.

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit “B”. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any well’s salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentages of participation in the Contract Area to the aggregate of the percentage of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit “A,” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

~~C. Acreage or Cash Contributions:~~

            ~~While this agreement is in force, if any party contracts for a contribution of cash towards to drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to cash acreage outside the Contract Area which are in support of well drilled inside Contract Area.~~

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~~If any party contracts for any consideration relating to disposition of such partys share of substances produced hereunder such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.~~

D. Assignment; Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Interest embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

2. an equal undivided percent of the party’s present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other party shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a parties shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. ~~Preferential Right to Purchases~~

~~☐ (Optional; Check if applicable.)~~

~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The either parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell, and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in these cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgages in lieu of or pursuant to foreclosure of a mortgage of its interests; or to dispose of its interests by merger, reorganization, consolidation, or by sole of all or subsistenially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary  or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the seek.~~

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purpose, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit “G” or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K,” Chapter I, Subtitle “A,” of the Internal Revenue Code of 1986, as amended (“Code”), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the Unites States contain provisions similar to those in Subchapter “K,” Chapter I, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X

CLAIMS AND LAWSUITS

            Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Five Hundred Thousand Dollars ($500,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

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ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligation under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term “force majeure” as here employed shall mean an act of god, strike, lookout, or other industrial disturbance, act of the public enemy, terrorism, war, blockade, public riot, epidemic, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability or equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid (or, in the case of any notice made with respect to a casing point election pursuant to Article VI.C.1., by e-mail), and addressed to such parties at the addresses listed on Exhibit “A”. All telephone, or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. “Receipt” for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery during business hours of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine (or, in the case of any notice made with respect to a casing point election pursuant to Article VI.C.1., by e-mail) of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal during business hours by telex telecopy, or facsimile (or, in the case of any notice made with respect to a casing point election pursuant to Article VI.C.1., by e-mail), or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile (or, in the case of any notice made with respect to a casing point election pursuant to Article VI.C.1., by e-mail) within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and affect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Leases or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

~~☐       Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.~~

☒                    Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of 90 days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. ~~In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Recompleting, Plugging Book or Reworking operations are commenced within        days from the date of abandonment of said well. “Abandonment” for such purposes shall mean either (i) a decision by all parties net to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.~~

The termination of this agreement shall not relieve any part hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state, and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. if the Contract Area is in two or more states, the law of the Commonwealth ~~state~~ of  Virginia shall govern.

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws  or under rules, regulations or

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orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Internal Revenue Service Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operators share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV,

MISCELLANEOUS

A.  Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area, ~~Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit “A” as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the some and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.~~

B.  Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C.  Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D.  Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.
OTHER PROVISIONS

(See Attached Pages)

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IN WITNESS WHEREOF, this agreement shall be effective as of the                                              day of                     .

                                                                , who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in those Articles / Identified in Article XVI.S., have been made to the form.

ATTEST OR WITNESS:		OPERATOR

EQUITABLE PRODUCTION COMPANY

By

Type or print name

Title

Date

Tax ID or S.S. No.

NON-OPERATORS

PINE MOUNTAIN OIL AND GAS. INC.

By

Type or print name

Title

Date

Tax ID or S.S. No.

By

Type or print name

Title

Date

Tax ID or S.S. No.

By

Type or print name

Title

Date

Tax ID or S.S. No.

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ACKNOWLEDGMENTS

Note: The following forms of acknowledgment we the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of ____________________ )

                                                       ) ss.

County of __________________ )

This instrument was acknowledged before me on

_______________________________________________________ by _________________________________________________

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of ____________________ )

                                                       ) ss.

County of __________________  )

This instrument was acknowledged before me on

___________________________________________ by ______________________________________ as __________________ of

(Seal, if any)

Title (and Rank)

My commission expires:

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ARTICLE XVI
OTHER PROVISIONS

A.                      Notwithstanding anything to the contrary elsewhere in this agreement, as used herein:

1.                         “Acquired Interest” has the meaning given to such term in Article XVID.2.

2.                         “Acquiring Party” has the meaning given to such term in Article XVID.2.

3.                         “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

4.                         “agreement” means this Operating Agreement with exhibits attached hereto as the same may be amended by the parties hereto from time to time.

5.                         “Alternate Representative” has the meaning given to such term in Article XVIE.2.

6.                         “AMI” has the meaning given to such term in Article XVID.1.

7.                         “Approved CBM Annual Budget” has the meaning given to such term in Article XVIF.3.

8.                         “Approved CW Annual Budget” has the meaning given to such term in Article XVIF.3.

9.                         “Base Contract” means that certain Base Contract for Sale and Purchase of Natural Gas dated of even date herewith by and between Operator and Buyer, together with the Initial Transaction Confirmation and any other transaction confirmations approved by Non-Operators in writing.

10.                   “Budget Committee” means the committee established by the parties pursuant to Article XVI.E. hereof.

11.                   “Buyer” means Equitable Energy, LLC.

12.                   “Cash Transfer” means any Transfer where the sole consideration (other than the assumption of obligations and liabilities associated with the Transferred Interests) takes the form of cash, cash equivalents or promissory notes.

13.                   “Cash Value” means the portion of the total monetary value (expressed in U.S. dollars) of the consideration being offered by a proposed transferee (including without limitation any cash, other assets, and Tax Savings to a transferor from a

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non-cash deal) that reasonably should be allocated to any Transferred Interests that are subject to a proposed Transfer.

14.                   “CBM Annual Budget” has the meaning given to such term in Article XVIF.2.

15.                   “CBM Well Development Activities” means, with respect to any Coalbed Methane Well:

(a)                     all geological, geophysical and seismic activities;

(b)                    all determinations of drillsite locations;

(c)                     all land work, all title review and curative work (including activities of the type described in Article IV.A.);

(d)                    all site preparation (including construction of access roads) and all activities associated with permitting, including obtaining the actual permits, and including all legal and administrative work for governmental hearings and processes associated with permits;

(e)                     all coordination with the owner of the applicable gathering system of the location of the tie-in between such Coalbed Methane Well and such gathering system, in the event such Coalbed Methane Well is to be tied-in to the Nora Gathering System, performing all obligations of “Customer” under Sections 2.3, 2.4, 2.5 and 3.2 of the Interconnect Agreement, and payment of the owner of such gathering system for services rendered in connection with the tie-in of such Coalbed Methane Well to such gathering system;

(f)                       all drilling, logging, coring, testing, deepening, fracturing or other formation stimulation, including any such activities with Reworking and/or Sidetracking such Coalbed Methane Well;

(g)                    if such Coalbed Methane Well is to be Completed, Completion and equipping for production (including the installation of tanks, separators, flowlines, meters and all other production equipment that is upstream of the inlet flange of the most downstream piece of wellhead measurement equipment) such that such CoaIbed Methane Well is capable of providing gas at the interconnect between such Coalbed Methane Well and the applicable gathering system that satisfies the minimum quality standards promulgated from time to time by the owner of such gathering system, and all reclamation activities required by applicable law with respect to such Coalbed Methane Well that are customarily performed after production of Oil and Gas from such Coalbed Methane Well has commenced.

(h)                    if such Coalbed Methane Well is to be plugged and abandoned as a dry hole, plugging and abandonment and all reclamation activities associated with plugging and abandonment required by applicable law; and

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(i)                       Operations required in the case of explosion, fire, flood or other sudden emergency in connection with the services provided above by Operator.

16.                   “Coalbed Methane Well” means any well drilled pursuant to this agreement with the intent to explore for, develop and produce coa1bed methane gas (including without limitation coal seam gas, coalbed gas, methane gas, gob gas, occluded gas and· other naturally occurring gases in or associated with any coal seam and gas originated or produced from any coal seam).

17.                   “Committee Member” has the meaning given to such term in Article XVIE.2.

18.                   “Contract Operating Agreement” has the meaning given to such term in Article XVI.C.

19.                   “Contract Operator” has the meaning given to such term in the Contract Operating Agreement.

20.                   “Conventional Well” means any well drilled pursuant to this agreement that is not a Coalbed Methane Well.

21.                   “Conventional Well Development Activities” means, with respect to any Conventional Well:

(a)                     all geological, geophysical and seismic activities;

(b)                    all determinations of drillsite locations;

(c)                     all land work, all title review and curative work (including activities of the type described in Article IV.A);

(d)                    all site preparation (including construction of access roads) and all activities associated with permitting, including:

(A)                 obtaining the actual permits, including without limitation the “Conventional Well Permits” (which term has the meaning provided in the Contract Operating Agreement) for such Conventional Well,

(B)                   if applicable, transferring the “Operation Permit” (which term has the meaning provided in the Contract Operating Agreement) for such Conventional Well to Operator in accordance with the terms of the Contract Operating Agreement, and

(C)                   all legal and administrative work for governmental hearings and processes associated with permits;

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(e)                     all coordination with the owner of the applicable gathering system of the location of the tie-in between such Conventional Well and such gathering system, in the event such Conventional Well is to be tied-in to the Nora Gathering System, performing all obligations of “Customer” under Sections 2.3, 2.4, 2.5 and 3.2 of the Interconnect Agreement, and payment of the owner of such gathering system for services rendered in connection with the tie-in of such Conventional Well to such gathering system;

(f)                       all drilling, logging, coring, testing, deepening, fracturing or other formation stimulation, including any such activities associated with Reworking and/or Sidetracking such Conventional Well;

(g)                    if such Conventional Well is to be Completed, Completion and equipping for production (including the installation of tanks, separators, flowlines, meters and all other production equipment that is upstream of the inlet flange of the most downstream piece of wellhead measurement equipment) such that such Conventional Well is capable of providing gas at the interconnect between such Conventional Well and the applicable gathering system that satisfies the minimum quality standards promulgated from time to time by the owner of such gathering system, maintenance of such Conventional Well and all related wellsite equipment until such time as Operator assumes operation of such Conventional Well pursuant to Section 2.10 of the Contract Operating Agreement, and all reclamation activities required by applicable law with respect to such Conventional Well that are customarily performed after production of Oil and Gas from such Conventional Well has commenced;

(h)                    if such Conventional Well is to be plugged and abandoned as a dry hole, plugging and abandonment and all reclamation activities associated with plugging and abandonment required by applicable law; and

(i)                        operations required in the case of explosion, fire, flood or other sudden emergency in connection with the services provided above by Contract Operator.

22.                   “Curtailment” means any constraint, operational or otherwise outside of the reasonable control of Nora Gathering, LLC on the gathering system covered by the Gas Gathering Agreement of even date herewith between Nora Gathering, LLC and Buyer or any pipeline system interconnected with the such gathering system that limits, in whole or in part, the amount of gas that Nora Gathering, LLC is able to receive, transport or deliver on all or part of such gathering system.

23.                   “CW Annual Budget” has the meaning given to such term in Article XVI.F.2.

24.                   “Development Activities” means Conventional Well Development Activities and CBM Well Development Activities.

25.                   “Disagreeing Parties” has the meaning given to such term in Article XVI.G.6.

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26.                   “Disagreement Notice” has the meaning given to such term in Article XVI.G.6.

27.                   “Downstream Contract” means any Downstream Transportation Contract, Financial Derivative or Term Gas Sales Contract.

28.                   “Downstream Transportation Contract” means any transportation capacity contract with a downstream pipeline entered into by Buyer with respect to any Oil and Gas purchased by Buyer pursuant to the Base Contract.

29.                   “Electing Non-Transferring Parties” has the meaning given to such term in Article XVI.G.3.

30.                   “Encumber” means to pledge, charge, grant a security interest in, encumber or hypothecate the asset or property in question.

31.                   “Equitable” means Equitable Production Company, a Pennsylvania corporation.

32.                   “Financial Derivative” means any hedge, swap or financially settled option entered into by Buyer with respect to any Oil and Gas purchased by Buyer pursuant to the Base Contract for the sole purpose of unwinding the fixed price nature of a Term Gas Sales Contract.

33.                   “First Refusal Period” has the meaning given to such term in Article XVI.G.1.

34.                   “Initial Report” has the meaning given to such term in Article XVI.G.6.

35.                   “Initial Transaction Confirmation” means that certain transaction confirmation of even date herewith entered into by Operator and Buyer pursuant to the Base Contract.

36.                   “Interconnect Agreement” means that certain Interconnect Agreement between Nora Gathering, LLC and Operator, of even date herewith.

37.                   “Interim CBM Annual Budget” has the meaning given to such term in Article XVI.F.7.

38.                   “Interim CW Annual Budget” has the meaning given to such term in Article XVI.F.7.

39.                   “Joint Stream” has the meaning given to such term in Article XVI.J.

40.                   “Lease Agreement” has the meaning given to such term in Article XVI.K.

41.                   “Marketing Period” means a term of twelve (12) consecutive months following the date hereof, and each twelve (12) consecutive month period thereafter.

42.                   “Marketing Phase” shall mean a period of ten (10) years from the date of this agreement, followed by successive additional one (I) year terms, provided that any party hereto may terminate the Marketing Phase as of the end of such ten (10)

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year period or any such additional one (1) year period by notice to the others on or before sixty (60) days prior to the end of such ten (10) year or additional one (1) year period.

43.                   “Non-Acquiring Party” has the meaning given to such term in Article XVI.D.2.

44.                   “Non-Budgeted CBM Operations” has the meaning given to such term in Article XVI.F.8.

45.                   “Non-Budgeted CW Operations” has the meaning given to such term in Article XVI.F.8.

46.                   “Non-Transferring Parties” has the meaning given to such term in Article XVI.G.1.

47.                   “Nora Gathering System” has the meaning given to the term “Gathering System” in that certain Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC, of even date herewith, between Equitable Gathering Equity, LLC and Pine Mountain.

48.                   “Offer Notice” has the meaning given to such term in Article XVI.D.2.

49.                   “Offered Amount” has the meaning given to such term in Article XVI.D.2.

50.                   “Oil and Gas” means oil (including without limitation natural crude oil or petroleum and other hydrocarbons, regardless of gravity, which are produced at the well in liquid form by ordinary production methods), gas (including without limitation all natural gas whether hydrocarbon or non-hydrocarbon or any combination or mixture thereof, including hydrocarbons, hydrogen sulfide, helium, carbon dioxide, nitrogen, hydrogen and casinghead gas and coalbed methane gas, including without limitation coal seam gas, coalbed gas, methane gas, gob gas, occluded gas and other naturally occurring gases in or associated with any coal seam and gas originated or produced from any coal seam), gasoline, and other associated hydrocarbons and their constituents.

51.                   “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, state enterprise or governmental or any agency or political subdivision thereof.

52.                   “Pine Mountain” means Pine Mountain Oil and Gas, Inc., a Virginia corporation.

53.                   “Principal Representative” has the meaning given to such term in Article XVl.E.2.

54.                   “Proposed Transferee” has the meaning given to such term in Article XVI.G.I.

55.                   “Representative” has the meaning given to such term in Article XVl.E.2.

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56.                   “Sales Contract” means any contract pursuant to which Operator markets Non-Operators’ Oil and Gas pursuant to Article XVI.J., including without limitation the Base Contract.

57.                   “Selling Party” has the meaning given to such term in Article XVI.D.2.

58.                   “Short Term Downstream Contract” means any (a) Term Gas Sales Contract and any related Financial Derivative, in each case, that expires in accordance with its terms on or before the expiration of the Marketing Period in which Buyer entered into such Term Gas Sales Contract and/or Financial Derivative; or (b) Downstream Transportation Contract for a term of ninety (90) days or less that expires in accordance with its terms on or before the expiration of the Marketing Period in which Buyer entered into such Downstream Transportation Contract, which Buyer entered into to transport gas that cannot be transported under an existing approved Downstream Transportation Contract because of Curtailment thereunder.

59.                   “Subject Contract” means any Downstream Transportation Contract and, to the extent that the term thereof extends beyond the expiration of the Marketing Period during which Buyer entered into such Downstream Contract, any other Downstream Contract.

60.                   “Tax Savings” means the actual reduction in tax liability that has been or will be realized and that would not have been realized but for the relevant Transfer.

61.                   “Term Gas Sales Contract” means any fixed-term gas sales arrangement, without regard to whether pricing is fixed or floating, entered into by Buyer with respect to any Oil and Gas purchased by Buyer pursuant to the Base Contract.

62.                   “Transfer” means to sell, transfer, or assign, distribute or otherwise dispose of Oil and Gas Interests and Oil and Gas Leases subject to this agreement excluding actions to Encumber such Oil and Gas Interests and Oil and Gas Leases. Notwithstanding anything to the contrary in the preceding sentence, “Transfer” shall not include any indirect transfer by change of control, merger, consolidation or reorganization.

63.                   “Transfer Notice” has the meaning given to such term in Article XVI.G.1.

64.                   “Transfer Price” has the meaning given to such term in Article XVI.G.l.

65.                   “Transferred Interests” has the meaning given to such term in Article XVI.G.

66.                   “Transferring Party” has the meaning given to such term in Article XVI.G.1.

67.                   “Wider Transaction” has the meaning given to such term in Article XVI.G.4.

B.                        The parties hereto hereby agree that their relative working interests in and to those wells identified on Exhibit “K” as of the date hereof are as set forth on such exhibit.

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C.                        Simultaneous with the execution of this agreement, Equitable and Pine Mountain shall enter into a contract operating agreement in substantially the form attached hereto as Exhibit “R” (the “Contract Operating Agreement”). During the term of the Contract Operating Agreement, Operator shall subcontract to Pine Mountain all Conventional Well Development Activities to be conducted with respect to all Conventional Wells drilled pursuant to this agreement, other than those Conventional Wells identified on Exhibit “L” attached hereto and made a part hereof, pursuant to the Contract Operating Agreement.

D.                       AMI Provisions:

1.                         The parties hereto hereby agree that the area set forth on Exhibit “M” shall be an area of mutual interest (the “AMI”). If two or more parties hereto acquire their proportionate amounts of the Acquired Interest in accordance with this Article XVI.D., such Acquired Interest shall be deemed to be part of the Contract Area with respect to such parties. The terms “Oil and Gas Interest” and “Oil and Gas Lease” as used in this Article XVI.D. have the same meanings assigned to such terms by Article I., except that Contract Area as used in such definitions shall mean the AMI.

2.                         If during the term of this agreement, any party hereto or any Affiliate thereof (an “Acquiring Party”), directly or indirectly acquires any interest, including any farmout or similar agreement, from another Person (the “Selling Party”) in any Oil and Gas Interest or Oil and Gas Lease within the AMI (the “Acquired Interest”), the Acquiring Party shall provide written notice (an “Offer Notice”) to the other parties hereto (each, a “Non-Acquiring Party”). Each Non-Acquiring Party shall have the right to acquire its proportionate interest (as set forth below) (the “Offered Amount”) in the Acquired Interest upon the same terms and conditions on which the Acquiring Party acquired the Acquired Interest, within thirty (30) days of the Acquiring Party entering into an agreement to acquire the Acquired Interest. The Offer Notice must include (i) the name and address of the Selling Party, (ii) a detailed description of the Acquired Interest, and (iii) the costs and expenses incurred by the Acquiring Party and its Affiliates and payable to the unaffiliated Persons in connection with the acquisition of the Acquired Interest, including without limitation the consideration paid for the Acquired Interests. For the purposes of this agreement the parties’ proportionate interest as used in this Article XVI.D. shall be as follows:

Party	Interest

Pine Mountain (and its successors and assigns)	Fifty percent (50%)

Equitable (and its successors and assigns)	Fifty percent (50%)

Total:	One hundred percent (100%)

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3.                         The Non-Acquiring Parties shall have a period of thirty (30) days after receipt of the Offer Notice to notify the Acquiring Party in writing whether it elects to acquire its Offered Amount of the Acquired Interest. Failure to give timely notice of such election shall be deemed an election not to acquire the Offered Amount of the Acquired Interest. If a Non-Acquiring Party timely elects to acquire its Offered Amount of the Acquired Interest, the Acquiring Party shall, within thirty (30) days of the later of: (a) the reimbursement by the Non-Acquiring Party of that portion of all costs and expenses incurred by the Acquiring Party and its Affiliates and payable to the unaffiliated Persons in connection with the acquisition of the Acquired Interest (including without limitation the consideration paid for the Acquired Interests), which portion is attributable to the Offered Amount of the Acquired Interest to be conveyed to such Non-Acquiring Party, and (b) receipt by the Acquiring Party of the original conveyance instrument from the Selling Party, execute and deliver a conveyance to such Non-Acquiring Party of the Offered Amount of the Acquired Interest, free of any burdens, encumbrances or restrictions made by, through or under the Acquiring Party or its Affiliates, but not otherwise, subject to such Non-Acquiring Party assuming the same obligations associated with its Offered Amount of the Acquired Interest as assumed by the Acquiring Party or its Affiliates with respect to the Acquired Interest.

4.                         If the Acquired Interest arises out of a farmout agreement or similar agreement requiring the drilling of a well or the performance of other obligations, the election by a Non-Acquiring Party to acquire its Offered Amount of the Acquired Interest shall also constitute an election by such Non-Acquiring Party to join with the Acquiring Party in all operations and obligations required to earn such Offered Amount of the Acquired Interest under such an agreement and to bear its proportion of the cost thereof. However, nothing in this Article XVI.D. shall be construed to prevent any party hereto from electing not to join in a Completion attempt of an earning or obligation well drilled under the terms of such farmout agreement or similar agreement. In such event, the non-consenting party shall forfeit all rights in and to such farmout agreement or similar agreement not theretofore earned by the non-consenting parties. Thereupon, the participating party or parties shall bear the cost and risk of such operation in the proportions they have elected to bear same under the terms of the second paragraph of Article VI.B.2.

5.                         If any Non-Acquiring Party elects not to acquire or fails to make a timely election to acquire its Offered Amount of the Acquired Interest, (i) such Offered Amount shall not be subject to the terms and conditions of this agreement with respect to such Non-Acquiring Party and (ii) such Offered Amount shall be shared proportionately between the Acquiring Party and the Non-Acquiring Parties that elected to acquire their respective shares of the Offered Amount pursuant to a secondary offering under the same terms and conditions as set forth in Article

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XVI.D.2. and Article XVI.D.3. Thereafter, any Non-Acquiring Party that elected not to acquire or failed to make timely election to acquire its Offered Amount of the Acquired Interest shall have no further rights whatsoever with regard to the Acquired Interest and such Acquired Interest shall no longer be subject to this agreement with regard to such Non-Acquiring Party but will continue to be subject to this agreement with regard to the Acquiring Party and the Non-Acquiring Parties that elected to acquire their respective shares of the Offered Amount in accordance with clause (ii) above. Any portion of such Offered Amount not subscribed for by the Non-Acquiring Parties in accordance with the terms of this Article XVI.D. shall be retained by the Acquiring Party.

6.                         Notwithstanding anything to the contrary herein, this Article XVI.D. shall not be applicable to Transfers by a party hereto to its Affiliate. Further, for the avoidance of doubt, this Article XVI.D. shall only apply to the extent of acquisitions of Oil and Gas Interests and Oil and Gas Leases within the AMI, and shall not apply beyond such extent or to acquisitions by a party hereto or any of its Affiliates of all or a part of the Gathering System or any pipelines, gathering systems, rights-of-way, easements, processing plants or facilities, or any other similar assets used in the processing and/or transportation of Oil and Gas beyond the well site. Additionally, in the event the Acquired Interest is acquired by the Acquiring Party as part of a larger transaction (which includes other assets or interests acquired by the Acquiring Party in addition to the Acquired Interests), this Article XVI.D. shall only apply to the Acquired Interest, and shall not apply to any such other assets or interests. Nothing in this Article XVI.D. or elsewhere in this agreement shall be construed to apply to any Transfer of the fee mineral interest and/or lessor’s interest owned by Pine Mountain in and to the lands covered by the Lease Agreement, or any Transfer of any other fee mineral interest of any party hereto.

E.                         Budget Committee:

1.                         There is hereby established a Budget Committee to perform the functions and purposes described in Article XVI.E. and Article XVI.F.

2.                         The Budget Committee shall be composed of each party to this agreement. Each party entitled to a position on the Budget Committee shall be a “Committee Member”. If two or more parties are Affiliates, then only one of the Affiliated Members shall be permitted to be a Committee Member. Such Affiliated parties may decide which party among or between them will represent their collective interests as a Committee Member. Each Committee Member shall, by notice to Operator and each other party, nominate one principal representative (the “Principal Representative”) and one alternate representative (the “Alternate Representative” and each Principal Representative or Alternate Representative being a “Representative”) to represent such Committee Member at meetings of the Budget Committee. Each Committee Member shall have the right at any time, by notice to Operator and each other Committee Member, to remove with or without cause and replace any Representative nominated by it. The

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Representatives shall be duly constituted as the authorized representatives and agents of the appointing Committee Members for purposes of exercising the rights, powers and duties of such Committee Members hereunder and each Representative shall have the right to vote and take action by written consent on behalf of the Committee Member that nominated such Representative. When a Principal Representative is absent, such Representative shall be replaced by the Alternate Representative nominated by the same Committee Member. Each Committee Member shall cause its Representatives to take commercially reasonable efforts to attend all of the meetings of the Budget Committee. Each Committee Member shall have the right to have its other representatives and agents present at the meetings of the Budget Committee; provided, however, that only such Committee Member’s Principal Representative (or if such Principal Representative is absent, its Alternate Representative) may vote on behalf of such Committee Member at the meetings of the Budget Committee.

3.                          The Budget Committee shall make decisions, take actions or give its consent or approval by the affirmative vote of the Committee Members owning greater than a fifty percent (50%) interest based on ownership as shown below:

Party	Interest

Pine Mountain (and its successors and assigns)	Fifty percent (50%)

Equitable (and its successors and assigns)	Fifty percent (50%)

Total:	One hundred percent (100%)

The same vote required for any decision, action, consent or approval of the Budget Committee shall also be required for any amendment to, or modification of, such decision, action, consent or approval or ratification of such decision, action, consent or approval not previously approved by it.

4.                          Budget Committee meetings shall be held in person, by proxy or by telephone conference call, video conference or similar means whereby all participating Representatives in attendance at the meeting can hear and speak to each other. Any party entitled to vote at a Budget Committee meeting shall have the right to call such a meeting by giving notice to the Principal Representative of each Committee Member of the time, date, location and means of conducting such meeting and the agenda for such meeting at least ten (10) days prior to such meeting or, for a meeting in a case of emergency, as soon as reasonably practicable prior to such meeting (it being understood that the sole agenda item for a meeting in a case of emergency shall be the item giving rise to such emergency). Notice of any meeting or of the agenda for the meeting or both shall be deemed waived

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if waived in writing by all Committee Members entitled to vote at such meeting. Additional items may be added to the agenda by any Committee Member, in each case by notice to each Committee Member not less than three (3) days prior to the scheduled date for the meeting, except for a meeting in a case of emergency.

5.                          Any decision or action required or permitted to be taken at a meeting of the Budget Committee may be taken without a meeting by written consent of the Committee Members whose affirmative vote is required for the taking of such decision or action.

F.                         Budget Procedures:

1.                         Notwithstanding anything to the contrary in this agreement, approval of Development Activities to be conducted by the parties hereto pursuant to this agreement and all associated costs and expenses shall be as set forth in this Article XVI.F.

2.                         The annual development budget for the Conventional Well Development Activities to be performed hereunder (“CW Annual Budget”) for the calendar year 2007 is attached hereto as Exhibit “I”. The annual development budget for the CBM Well Development Activities to be performed hereunder (“CBM Annual Budget”) for the calendar year 2007 is attached hereto as Exhibit “J”. For each calendar year after calendar year 2007, at least ninety (90) days prior to the commencement of such calendar year, (i) the Contract Operator shall prepare and submit to the Budget Committee a proposed CW Annual Budget for the Conventional Well Development Activities to be conducted hereunder in such calendar year and (ii) Operator shall prepare and submit to the Budget Committee a proposed CBM Annual Budget for the CBM Well Development Activities to be conducted hereunder in such calendar year. Each such proposed CW Annual Budget and CBM Annual Budget shall separately detail for such calendar year:

(a)                     in the case of the CW Annual Budget, the Conventional Well Development Activities to be performed jointly pursuant to such CW Annual Budget, and the costs associated therewith and (2) in the case of the CBM Annual Budget, the CBM Well Development Activities to be performed jointly pursuant to such CBM Annual Budget, and the costs associated therewith;

(b)                    (1) in the case of the CW Annual Budget, the number of Conventional Wells to be drilled, Reworked and/or Sidetracked, including areas to be drilled and the wells to be Reworked and/or Sidetracked, and (2) in the case of the CBM Annual Budget, the number of Coalbed Methane Wells to be drilled, Reworked and/or Sidetracked, including areas to be drilled and the wells to be Reworked and/or Sidetracked; and

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(c)                     good faith estimates of the schedule pursuant to which the costs included in CW Annual Budget or CBM Annual Budget, as applicable, are anticipated to be incurred by the parties.

No CBM Annual Budget or CW Annual Budget shall contain line items for expenses of the type described in items (i) of the definitions of CBM Well Development Activities or Conventional Well Development Activities.

3.               The Contract Operator shall cooperate with the Budget Committee in connection with the Budget Committee’s review of the proposed CW Annual Budget, and Operator shall cooperate with the Budget Committee in connection with the Budget Committee’s review of the proposed CBM Annual Budget. The Budget Committee shall consider, modify and endeavor either to approve or reject each CW Annual Budget (as approved, an “Approved CW Annual Budget”) and each CBM Annual Budget (as approved, an “Approved CBM Annual Budget”) (in each case) prior to the commencement of each calendar year. Approval by the Budget Committee of any CW Annual Budget under the terms of this agreement shall constitute deemed authorization to the Contract Operator to make the expenditures thereunder, and approval by the Budget Committee of any CBM Annual Budget under the terms of this agreement shall constitute deemed authorization to Operator to make the expenditures thereunder. In addition, to the extent reasonably necessary to accomplish the activities contemplated by the then current (A) Approved CW Annual Budget, the Contract Operator is authorized to make additional expenditures up to an amount equal to ten percent (10%) of the total authorized amount of the then current Approved CW Annual Budget and (B) Approved CBM Annual Budget, Operator is authorized to make additional expenditures up to an amount equal to ten percent (10%) of the total authorized amount of the then current Approved CBM Annual Budget. The ten percent (10%) overage amount authorized by this Article XVI.F.3. shall be calculated with respect to the original amount of the Approved CW Annual· Budget or Approved CBM Annual Budget to which it applies or, once amended, the amended amount of such Approved CW Annual Budget or Approved CBM Annual Budget to which it applies; provided that any expenditures for emergency situations under Article XVI.F.6. shall not constitute part of the total authorized amount (including the ten percent (10%) overage) of the then current Approved CW Annual Budget or the then current Approved CBM Annual Budget, as applicable, for purposes of this Article XVI.F.3. At any time the Contract Operator reasonably anticipates that over expenditures for Conventional Well Development Activities under an Approved CW Annual Budget will exceed such ten percent (10%) amount above the total authorized amount, the Contract Operator shall promptly submit an amended CW Annual Budget to the Budget Committee for approval. At any time Operator reasonably anticipates that over expenditures for CBM Well Development Activities under an Approved CBM Annual Budget will exceed such ten percent (10%) amount above the total authorized amount, Operator shall promptly submit an amended CBM Annual Budget to the Budget Committee for approval. Neither the Contract Operator nor

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Operator shall incur on behalf of the Joint Account expenditures that exceed ten percent (10%) above the total authorized amount.

4.                         An Approved CW Annual Budget or an Approved CBM Annual Budget may include itemized expenditures which extend over more than one calendar year (but not more than two years) because such itemized expenditures represent Development Activities thereunder, as applicable, that require commitments in excess of one calendar year (but not more than two years). Once such itemized expenditures are approved, neither the Contract Operator nor Operator shall be required to resubmit them for approval of the Budget Committee on an annual or other periodic basis, and such items shall be included in the following year’s CW Annual Budget or CBM Annual Budget, as applicable, as items which have already been approved. Any amendments to increase an approved multi-year expenditure shall require the approval of the Budget Committee.

5.                         [Intentionally Omitted.]

6.                         Within thirty (30) days prior to spudding, Reworking, Sidetracking or conducting, in the case of the Contract Operator, a similar Conventional Well Development Activity, with respect to a Conventional Well drilled pursuant to the Contract Operating Agreement, or in the case of Operator, a similar activity with respect to any CBM Well or Conventional Well drilled by Operator hereunder, Contract Operator or Operator, as applicable, shall provide the other parties hereto the information set forth in Articles VI.B. and D. with respect to such activities, provided that if the costs of such activities has been included in the then current Approved Annual CW Budget or Approved Annual CBM Budget, as applicable, then no approval of any authority for expenditure so provided will be required. Further, nothing in this Article XVI.F. shall be deemed to diminish the Contract Operator’s right under the Contract Operating Agreement or Operator’s right under Article VI.D., to take any steps and incur such expenses as in its opinion are required to deal with any emergency to safeguard life and property. Upon any such emergency, the Contract Operator or Operator, as applicable, shall provide written notice thereof to the other parties hereto, together with reasonable details regarding such emergency and the costs associated therewith, within five (5) days following such emergency.

7.               If for any reason a CW Annual Budget is not approved by the commencement of the calendar year, the Budget Committee shall be deemed to have established an interim CW Annual Budget (“Interim CW Annual Budget”) for the Conventional Well Development Activities to be conducted hereunder in such calendar year. Such Interim CW Annual Budget shall not exceed ten percent (10%) of the aggregate amount of the last Approved CW Annual Budget. If for any reason a CBM Annual Budget is not approved by the commencement of the calendar year, the Budget Committee shall be deemed to have established an interim CBM Annual Budget (“Interim CBM Annual Budget”) for the CBM Well Development Activities to be conducted hereunder in such calendar year. Such Interim CBM Annual Budget shall not exceed ten percent (10%) of the aggregate amount of the

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last Approved CBM Annual Budget. The Budget Committee shall continue to use reasonable efforts to approve a CW Annual Budget or a CBM Annual Budget, as applicable, and upon such approval, Interim CW Annual Budget or Interim CBM Annual Budget, as applicable, approved pursuant to this Article XVI.F.7. shall cease to apply.

8.                         Notwithstanding anything to the contrary in this Article XVI.F., any party hereto may propose, pursuant to Article VI.B., Development Activities in connection with the Conventional Wells that are not included in the then current Approved CW Annual Budget (“Non-Budgeted CW Operations”) or Development Activities in connection with the Coalbed Methane Wells that are not included in the then current Approved CBM Annual Budget (“Non-Budgeted CBM Operations”); provided that no party may propose (A) any Non-Budgeted CW Operations for the remainder of any calendar year after the day in such calendar year upon which aggregate costs and expenses incurred by the parties hereto in connection with the performance of Non-Budgeted CW Operations during such calendar year exceed fifty percent (50%) of the most recent Approved CW Annual Budget for such calendar year or (B) any Non-Budgeted CBM Operations for the remainder of any calendar year after the day in such calendar year upon which aggregate costs and expenses incurred by the parties hereto in connection with the performance of Non-Budgeted CBM Operations during such calendar year exceed fifty percent (50%) of the most recent Approved CBM Annual Budget for such calendar year.

9.                         Notwithstanding anything to the contrary in this Article XVI.F., each party hereto shall have the opportunity to make a casing point election in accordance with Article VI.C.I. for each Conventional Well drilled hereunder, without regard to whether the Completion costs attributable to such Conventional Well were included in the then current Approved CW Annual Budget. Should only one party make an election to participate in the Completion of a Conventional Well, any expenditures approved in the then current Approved CW Annual Budget for the Completion of such Conventional Well that have not been expended at the time of the election of the Non-Consenting Party not to participate in the Completion of the Conventional Well shall automatically be removed from the then current Approved CW Annual Budget.

10.                   Neither the Approved CW Annual Budget nor the Approved CBM Annual Budget shall be amended without the prior written approval of the Budget Committee. To the extent that any such amendment is approved, the then current Approved CW Annual Budget or the then current Approved CBM Annual Budget, as applicable, shall thereupon be amended accordingly. Any such amendment shall not invalidate any authorized expenditure already made by Operator or Contract Operator in accordance with any previous authorization given pursuant to this agreement.

G.                        Any Transfer by a party hereto or any of its Affiliates of all or a portion of such party’s Oil and Gas Interests or Oil and Gas Leases (together with any interests associated with such Oil and Gas Interests or Oil and Gas Leases, the “Transferred Interests”), other than

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a Transfer to one or more Affiliates of such party, shall be subject to the procedure described in this Article XVLG. For the avoidance of doubt, this Article XVI..G. shall not apply to any Transfers by any party to this agreement or any of its Affiliates of all or a part of the Gathering System or any pipelines, gathering systems, rights-of-way, easements, processing plants or facilities, or any other similar assets used in the processing and/or transportation of Oil and Gas beyond the well site.

1.                         If a party to this agreement or any of its Affiliates (collectively, the “Transferring Party”) enters into an agreement whereby such Transferring Party agrees to Transfer all or any of its Transferred Interests to a bona fide purchaser, then such Transferring Party shall give prompt written notice (the “Transfer Notice”) to the other parties to this agreement that are not Affiliates of the Transferring Party (the “Non-Transferring Parties”) at least thirty (30) days prior to the closing of such Transfer (such thirty (30) day period being referred to herein as the “First Refusal Period”), stating that the Transferring Party intends to make such a Transfer, identifying the terms and conditions of such Transfer, including without limitation (a) the name and address of the prospective purchaser (the “Proposed Transferee”), (b) the Transferred Interests, and (c) (i) if the Transfer is a Cash Transfer, the price to be paid for the Transferred Interests or (ii) if the Transfer is not a Cash Transfer, the Cash Value of the Transferred Interests, determined by the Transferring Party in good faith (such U.S. dollar amount as used in subsections (i) or (ii), as applicable, shall be referred to herein as the “Transfer Price”), which Transfer Notice shall constitute an irrevocable election by the Transferring Party to sell the Transferred Interests to the Non-Transferring Parties for the Transfer Price. A copy of the offer and purchase agreement, if in writing, shall be attached to the Transfer Notice.

2.                         The Non-Transferring Parties shall have the irrevocable right and option to purchase at the Transfer Price all but not less than all the Transferred Interests. If the Transferred Interests are part of a Wider Transaction, the Non-Transferring Parties shall only have the right and option to purchase the Transferred Interests, and shall have no right to purchase any other interests that may be the subject of the Wider Transaction. Within thirty (30) days following delivery of the Transfer Notice, each Non-Transferring Party shall deliver a written notice to the Transferring Party stating whether it elects to exercise its option under this Article XVI.G.2., and such notice shall constitute an irrevocable commitment by such Non-Transferring Party to purchase its proportionate share of the Transferred Interests from the Transferring Party on the terms set forth in the Transfer Notice. Failure to timely deliver the notice to the Transferring Party by a Non-Transferring Party shall be deemed an election of such Non-Transferring Party not to exercise its option under this Article XVI.G.2.

3.                         If the Transferred Interests are not elected to be purchased by all of the Non-Transferring Parties but one or more of such Non-Transferring Parties (the “Electing Non-Transferring Parties”) have timely elected to purchase their proportionate share of such Transferred Interests, then the Transferring Party shall notify each Electing Non-Transferring Party, by written notice, which Non-

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Transferring Parties have elected to purchase their proportionate share of the Transferred Interests and which Non-Transferring Parties have not elected to purchase their proportionate share of the Transferred Interests. The Electing Non-Transferring Parties, for a period of five (5) days from the receipt of such notice, shall have the irrevocable right and option to purchase at the Transfer Price all but not less than all the Transferred Interests, and each Electing Non-Transferring Parties shall deliver a written notice to the Transferring Party stating whether it so elects to exercise its option under this Article XVI.G.3., and such notice shall constitute an irrevocable commitment of such Electing Non-Transferring Party to purchase a percentage of the Transferred Interests, equal to the percentage agreed to among all Electing Non-Transferring Parties who provide such notice, from the Transferring Party on the terms set forth in the Transfer Notice. Failure to timely deliver the notice to the Transferring Party by an Electing Non-Transferring Party shall be deemed an election of such Electing Non-Transferring Party not to exercise its option under this Article XVI.G.3.

4.                         If the Non-Transferring Parties elect to purchase the Transferred Interests pursuant to Article XVI.G.2. above or the Electing Non-Transferring Parties elect to purchase the Transferred Interests pursuant to Article XVI.G.3. above, then the closing of such purchase shall occur no later than ninety (90) days after:

(a)                     if the Transfer contemplated in the Transfer Notice is a Cash Transfer and is not part of a wider transaction (which includes assets and properties in addition to the Oil and Gas Interests or the Oil and Gas Leases) between the Transferring Party and the Proposed Transferee (the “Wider Transaction”), the date of such election;

(b)                    if the Transfer contemplated in the Transfer Notice is a Cash Transfer but is part of the Wider Transaction, the date on which the Wider Transaction closes;

(c)                     if the Transfer contemplated in the Transfer Notice is not a Cash Transfer and is not part of the Wider Transaction, the date on which the Cash Value is deemed final pursuant to the provisions of this Article XVI.G.; or

(d)                    if the Transfer contemplated in the Transfer Notice is not a Cash Transfer but is part of the Wider Transaction, on the later of (i) the date on which the Cash Value is deemed final pursuant to the provisions of this Article XVI.G. and (ii) the date on which the Wider Transaction closes, (in each case) unless the Non-Transferring Parties or the Electing Non-Transferring Parties, as applicable, and the Transferring Party agree upon a different time.

The closing shall take place at the offices of the Transferring Party, unless the Non-Transferring Parties or the Electing Non-Transferring Parties, as applicable, and the Transferring Party agree upon a different place. If the contemplated Transfer is part of the Wider Transaction and the Wider Transaction terminates

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without completion for any reason, the Non-Transferring Parties’ rights to acquire the Transferred Interests which are part of such Wider Transaction shall also terminate.

5.                         If all of the Transferred Interests are not elected to be purchased by the Non-Transferring Parties or Electing Non-Transferring Parties in a timely manner pursuant to this Article XVI.G., then the Transferring Party shall be free, for a period of ninety (90) days from the date of the expiration of the First Refusal Period, to sell such Transferred Interests to the Proposed Transferee under terms and conditions no more favorable to the Proposed Transferee than those set forth in the Transfer Notice. If the Transfer of such Transferred Interests by the Transferring Party is not completed after the end of such ninety (90) day period, and the Transferring Party still desires to effect such Transfer, then the Transferring Party shall be required to deliver an additional Transfer Notice delivered to the Non-Transferring Parties, and the terms and conditions of this Article XVI.G. shall apply to such additional Transfer Notice, thereby giving rise a new to the rights provided in the preceding paragraphs.

6.                         For purposes of Article XVI.G.l, the Cash Value proposed by the Transferring Party in the Transfer Notice shall be conclusively deemed correct and final unless one or more Non-Transferring Parties gives notice that it disagrees with the Transferring Party’s estimate of the Cash Value (the “Disagreement Notice”) to the Transferring Party within ten (10) days of the Non-Transferring Party’s receipt of the Transfer Notice. The Disagreement Notice shall state (A) the Cash Value as determined by the Transferring Party, (B) the Cash Value proposed by the Non-Transferring Party, and (C) any information supporting the proposed Cash Value by the Non-Transferring Party. The Transferring Party and the Non-Transferring Parties giving the Disagreement Notice (the “Disagreeing Parties”) shall then have fifteen (15) days in which to attempt to negotiate an agreement on the Cash Value. If no agreement has been reached by the end of such fifteen (15) day period, any Disagreeing Party shall have the right to refer the matter of Cash Value determination to final and binding arbitration before an expert in accordance with this Article XVI.G.6. The expert shall be selected unanimously by the Disagreeing Parties and if the Disagreeing Parties are unable to agree upon an expert within fifteen (15) days after deciding to refer the matter of Cash Value determination to an expert, then, upon request of either Disagreeing Party, the American Arbitration Association shall appoint such expert. The expert shall not have any economic interest in or economic relationship with the parties hereto or have been employed by either party hereto or any of their Affiliates for at least five (5) years prior to its appointment as an expert hereunder. The expert, once appointed, shall have no ex parte communications with the parties hereto concerning the expert determination or the underlying dispute. All communications between the Disagreeing Parties and the expert shall be conducted (A) in writing with each Disagreeing Party receiving a copy of such communications, or (B) at a meeting to which representatives of all the Disagreeing Parties have been invited and of which all the Disagreeing Parties have been provided at least seven (7) days notice. Within thirty (30) days after

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the expert’s acceptance of its appointment, each Disagreeing Party shall provide the expert and each other with a report containing their proposal for the resolution of the matter and the reasons therefore, accompanied by all relevant supporting information and data (each, an “Initial Report”). Each Disagreeing Party may also provide the expert and the other Disagreeing Parties with a response to the Initial Report of the other Disagreeing Parties within fifteen (15) days of the expert’s receipt of the Initial Reports. Within sixty (60) days of its receipt of the Initial Reports and after receipt of additional information or data as may be required by the expert, the expert shall issue an award selecting the proposal which it finds is more consistent with the terms of this agreement. In issuing his award, the expert may not propose alternate positions or award damages, interest or penalties to any Disagreeing Party with respect to any matter. The expert’s award shall be final and binding on the Disagreeing Parties and judgment may be entered upon such award by any court of competent jurisdiction.

7.                         Once the Cash Value is determined under Article XVI.G.6., subject to Article XVI.G.4., the Transferring Party shall be obligated to sell and the Non-Transferring Parties shall be obligated to buy the Transferred Interests at such Cash Value.

8.                         Any party hereto may Encumber its Oil and Gas Interests and/or Oil and Gas Leases without the consent of any other party. Further, the provisions of this Article XVI.G. shall not apply to any Transfer by a party of any of its interests subject to this agreement to the extent such interests are Transferred in a transaction relating to financial structure primarily for the formation of master limited partnerships in which such party is participating, any Transfer of the fee mineral interest and/or lessor’s interest owned by Pine Mountain in and to the lands covered by the Lease Agreement, or any Transfer of any other fee mineral interest of any party hereto.

H.                       Operator shall not have the right to Transfer all or part of its rights or obligations as Operator under this agreement except pursuant to the Contract Operating Agreement and that certain Nora Field Change in Control Letter Agreement, of even date herewith, between Equitable Production Company, Equitable Gathering Equity, LLC and Pine Mountain.

I.                            Operator shall secure from vendors, suppliers, subcontractors and landowners for Operator and Non-Operator’s benefit, such warranties, guarantees and indemnities as may be available on commercially reasonable terms regarding supplies, materials, equipment, and services purchased for the CBM Well Development Activities and to enforce such warranties, guarantees and indemnities, provided that Operator shall use commercially reasonable efforts to recover any costs and expenses of enforcement from all such vendors, suppliers, and subcontractors. Each Non-Operator shall pay its proportionate part of the costs of any such enforcement.

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J.                           Marketing Provisions:

l.                            Notwithstanding anything in Article VI.G. or Exhibit “E” to this agreement to the contrary, but subject to the remaining provisions of this Article XVI.J., during the Marketing Phase, Operator will use commercially reasonable efforts, and is hereby designated as agent by each Non-Operator for such purpose, to market on behalf of such Non-Operator all of such Non-Operator’s entitlement to Oil and Gas produced from wells drilled pursuant to or governed by this agreement, together with Operator’s and all other Non-Operators’ entitlements to such Oil and Gas, to a competitive market(s) through the Gathering System (unless otherwise agreed by Non-Operators) as a single stream (the “Joint Stream”) pursuant to one or more Sales Contracts. Revenues derived from the sale of such Oil and Gas attributable to such Joint Stream when and as received shall be paid to the Joint Account and divided proportionately among Operator and Non-Operators as to their respective interests in the wells from which such Oil and Gas are being sold. Each party will be billed for and hereby consents to the netting from such revenue attributable to such party’s interest in such Joint Stream any costs incurred by Operator under the Initial Transaction Confirmation and, to the extent that such costs have been approved in writing by such Non-Operator, any other costs attributable to such party’s interest in such Joint Stream that are incurred by Operator related to the compressing, treating, gathering, transporting, and marketing of the Joint Stream (collectively, “Netted Costs”).

2.

a.                          Operator shall comply with its obligations under all Sales Contracts and all transaction confirmations relating thereto in all material respects, including making all nominations thereunder for the Joint Stream. Additionally, Operator shall comply with its obligations under the Interconnect Agreement in all material respects (unless such obligations are delegated to Contract Operator pursuant to the Contract Operating Agreement). During the Marketing Phase, Operator shall promptly notify Non-Operators of (i) any default by a purchaser under any Sales Contract or any transaction confirmation relating thereto, (ii) any default by the counterparty to the Interconnect Agreement, and (iii) Operator’s receipt of any notice of Operator’s default under any Sales Contract or any transaction confirmation relating thereto or under the Interconnect Agreement.

b.                         Operator shall use its reasonable efforts to enforce the terms of each Sales Contract and any transaction confirmation relating thereto against the purchaser thereunder in all material respects, including without limitation payment of all amounts due thereunder in accordance with the terms thereof. In addition, Operator shall use its reasonable efforts to enforce the terms of the Interconnect Agreement against the counterparty thereto in all material respects.

c.                          Upon request of any Non-Operator, to the extent that Operator has the right to do so under any Sales Contract or the Interconnect Agreement,

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Operator shall exercise, to the fullest extent permitted, the audit and examination rights of Operator under such agreement and shall cause Buyer to exercise, to the fullest extent permitted, the audit and examination rights of Buyer under any gathering agreement under which it is transporting any Oil and Gas covered hereby. Operator shall provide to each Non-Operator all information obtained in connection with the exercise of such audit rights by it and/or Buyer.

3.                         Operator shall not amend or modify any Sales Contract or any transaction confirmation thereto, including the Initial Transaction Confirmation, without the prior written consent of Non-Operators. Any change by Operator to the point where Buyer sells gas purchased under the Initial Transaction Confirmation, or change (or consent to any change) by Operator to any point of delivery or sale by the purchaser thereunder (if the price paid is based upon such point) in any other Sales Contract not previously approved in writing by Non-Operators, shall require the prior written consent of Non-Operators.

4.

a.                          Except for the Initial Transaction Confirmation and except as provided below in this Article XVI.J.4., Operator shall not commit Non-Operators’ Oil and Gas hereunder to any Sales Contract, and shall not permit Buyer to enter into any Subject Contracts with respect to a Non-Operator’s Oil and Gas. All Short Term Downstream Contracts shall be deemed approved by Non-Operators.

b.                         If Operator is considering committing Non-Operators’ entitlements to Oil and Gas hereunder pursuant to a Sales Contract or transaction confirmation as part of the Joint Stream, then Operator shall provide to Non-Operators notice of the anticipated terms of such Sales Contract or transaction confirmation as soon as reasonably practicable. Operator shall also promptly provide to Non-Operators the anticipated terms of any Subject Contract that Buyer is considering entering into and which terms Buyer has provided to Operator. If Operator thereafter desires to commit Non-Operators’ entitlements to Oil and Gas hereunder to such Sales Contract or transaction confirmation, any associated Netted Costs, and/or if Buyer thereafter provides Operator notice that it desires to enter into such Subject Contract, then Operator shall provide Non-Operators with a written summary identifying the commercial terms of such Sales Contract or transaction confirmation, any associated Netted Costs, and/or the commercial terms of such Subject Contract provided to Operator by Buyer (such summary, a “Transaction Proposal”). Each Non-Operator shall notify Operator whether it approves or rejects each Sales Contract, transaction confirmation, the associated Netted Costs and Subject Contract described in a Transaction Proposal within twenty four (24) hours of its receipt of such Transaction Proposal (“Transaction Proposal Response”). Operator shall promptly provide notice to Buyer of any Non-Operator’s

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election with respect to any Subject Contract set forth in the applicable Transaction Proposal Response. Failure of a Non-Operator to provide a Transaction Proposal Response shall be deemed an election by such non-Operator to make the same election as Operator with respect to each Sales Contract, transaction confirmation, associated Netted Costs and Subject Contract described in the applicable Transaction Proposal. If Operator has agreed to commit its entitlements to Oil and Gas to the terms of any such Sales Contract, transaction confirmation, associated Netted Costs or Subject Contract set forth in the applicable Transaction Proposal and any Non-Operator does not approve such Sales Contract, transaction confirmation, associated Netted Costs or Subject Contract, then such non-approval by such Non-Operator shall relieve Operator of its obligation under Article XVI.J.1. to further market such Non-Operator’s Oil and Gas (that is not already committed to a Sales Contract, transaction confirmation or Subject Contract) as part of the Joint Stream for the term of such Sales Contract, transaction confirmation or Subject Contract covered by the applicable Transaction Proposal.

c.                          The following transactions are hereby deemed conclusively approved by Non-Operators for purposes of this Article XVI.J.:

i.                            Any sales of Oil and Gas attributable to the Joint Stream under the Initial Transaction Confirmation.

ii.                         Those contracts set forth on Schedule A to the Initial Transaction Confirmation.

5.                         Nothing in this agreement shall be deemed to impose upon Operator, as Operator or as agent for Non-Operators pursuant to this Article XVI.J., any obligation to warrant or guarantee any market or price that it will be able to procure for a Non-Operator’s Oil and Gas during the Marketing Phase.

6.                         Each Non-Operator shall have the right to cause Operator to terminate any Sales Contract as to such Non-Operator’s Oil and Gas entitlements to the extent that Operator has the right to do so under the terms thereof. Upon such termination by any Non-Operator, which termination shall be made upon at least sixty (60) days advance written notice to Operator on any anniversary date of such Sales Contract, Operator is authorized to cause the termination of any Sales Contract as to such Oil and Gas entitlements of Non-Operator, and to authorize Buyer to cause the termination of any approved (or deemed approved) Downstream Contracts that have been made with respect to such Non-Operator’s Oil and Gas, in accordance with the terms of such contracts, provided, however, notwithstanding any such revocation, each Non-Operator agrees to assume, be assigned and be fully responsible, effective as of such termination, for its proportionate share (based upon deliveries of Non-Operator’s Oil and Gas under such Sales Contracts in relation to the total deliveries of Oil and Gas subject to this agreement under such Sales Contracts) of any delivery or other obligations

17V

for the remaining term of such Sales Contracts, and Non-Operator shall assume, be assigned and be fully responsible, effective as of such termination. for its proportionate share (based upon deliveries of Non-Operator’s Oil and Gas subject to this agreement under such Sales Contracts in relation to the total deliveries of Oil and Gas under such Sales Contracts) of any and all Downstream Contracts that were approved by Non-Operator pursuant to Article XVI.J.4.b. Upon making any such termination election pursuant to this Article XVI.J.6., to the extent there are any Financial Derivatives in place as of such termination made with respect to a Non-Operator’s Oil and Gas, such Financial Derivatives shall be settled pursuant to the Initial Transaction Confirmation. In the event that any Non-Operator terminates any Sales Contract as to its Oil and Gas entitlements pursuant to this Article XVI.J.6. and Operator does not terminate such Sales Contract as to its Oil and Gas entitlements, then Operator shall be relieved of its obligation under Article XVI.J.l. to further market such Non-Operator’s Oil and Gas (that is not already committed to a Sales Contract, transaction confirmation or Subject Contract that remains in effect). In the event that Operator desires to terminate any Sales Contract as to its Oil and Gas entitlements to the extent that it has the right to do so, then Operator shall give Non-Operators at least ninety (90) days advance written notice on the anniversary date of such Sales Contract, as well as notice of the terms and conditions, as of such time, under which Operator intends to market its Oil and Gas upon the termination of such Sales Contract with respect to such Oil and Gas. Upon any such termination by Operator, effective upon such termination, Operator agrees to the same assumption, assignment and responsibility as to its proportionate share (based upon deliveries of Operator’s Oil and Gas under such Sales Contracts in relation to the total deliveries of Oil and Gas subject to this agreement) under such Sales Contracts with respect to such Sales Contracts and approved Downstream Contracts as Non-Operator agrees under Article XVI.J.6.

K.                       The parties hereto agree that nothing in the Lease Agreement, of even date herewith, between Pine Mountain and Equitable (the “Lease Agreement”), or Pine Mountain’s status as lessor thereunder, shall relieve Pine Mountain from any liability hereunder as a lessee under such Lease Agreement and working interest owner subject to this agreement.

L.                         For the avoidance of doubt, the parties hereto acknowledge and agree that all activities of the parties hereto and their Affiliates associated with the ownership or operation of the Gathering System are outside the scope of this agreement.

M.                    Upon any dispute arising under this agreement, any party may, by written notice to the other parties, request a meeting among senior executives designated by each such party to attempt to resolve such dispute or deadlock by negotiation in good faith. If such dispute or deadlock is not resolved among such senior executives within thirty (30) days, the parties may pursue any action available to them under applicable law or in equity.

N.                       If any party hereto and one or more Affiliates of such party are parties to this agreement, such parties agree that they will make all elections and vote under this agreement collectively as a single group.

17W

O.                       Operator shall report any spills and environmental releases to the appropriate governmental authorities as required by applicable law and shall notify Non-Operators of any such spill or environmental release within forty-eight (48) hours of Operator becoming aware of such spill or environmental release. Operator shall notify Non-Operators of each written notice of violation of applicable law received by Operator in connection with its conduct of its operations hereunder, as soon as reasonably practicable, but in any event not later than forty-eight (48) hours after Operator’s receipt of such written notice of violation. Operator shall remedy the matter that is the subject of any such written notice of violation as expediently as may be reasonably practicable. If Operator fails to do so, any Non-Operator may remedy such matter and Operator and Non-Operators shall be responsible for their proportionate share of the costs of such incurred by such Non-Operator.

P.                         In the event any provision of this Article XVI. conflicts with any other provision of this agreement, the provision of this Article XVI. shall control.

Q.                       After the execution of this agreement, each party hereto agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other parties hereto for carrying out the purposes of this agreement, or of any document delivered pursuant to this agreement.

R.                        If the parties hereto are named as defendants in any third-party claim or cause of action arising out of or relating to this agreement, then the parties hereto will, as reasonably requested by the other party, cooperate in the joint defense of their common interests to the extent permitted by applicable law and, to the extent mutually agreeable, enter into an agreement for joint defense of the action (except as against each other).

S.                         The parties hereto acknowledge that to the extent that any part of any Oil and Gas Lease or Oil and Gas Interest or any well thereon is subject to an operating agreement in existence as of the date hereof between Operator and/or Non-Operator, on the one hand, and an unaffiliated third party, on the other hand, such operating agreement shall control with respect to operations conducted by a party hereto on the Oil and Gas Leases and/or Oil and Gas Interests covered thereby; provided, however, any Development Activity with respect to such Oil and Gas Leases and/or Oil and Gas Interests shall be subject to the provisions of Article XVI.F. hereof with respect to the parties hereto. The parties hereto acknowledge that if any party hereto acquires any unleased acreage within the AMI within Wise County, Virginia and such unleased acreage is also within the area of mutual interest covered by that certain Operating Agreement dated June 22, 1994 between EPC (as successor to Equitable Resources Exploration), as operator, and the non-operators thereto covering what is commonly referred to as the Roaring Fork Field as described therein (as amended, modified and supplemented from time to time, the “Roaring Fork JOA”), then (provided that the non-acquiring party elects to acquire its proportionate part of such unleased acreage pursuant to Article XVI.D.2. and any other party to the Roaring Fork JOA (a “Roaring Fork Party”) elects to acquire its proportionate part of such unleased acreage pursuant to the Roaring Fork JOA), the parties’ interests in such unleased acreage shall be proportionately reduced to enable such Roaring Fork Party to acquire its proportionate part of such unleased acreage to which it

17X

is entitled pursuant to the Roaring Fork JOA (and to the extent a party’s interests in such unleased acreage is so reduced, such party shall be entitled to the consideration paid by the Roaring Fork Party with respect thereto) and (b) operations on such unleased acreage shall be governed by the Roaring Fork JOA except that PMOG shall not be subject to the area of mutual interest provisions of such Roaring Fork JOA.

T.                        The following provisions in Articles I. through XV. of this agreement contain changes, alterations or modifications to the language in the AAPL Fonn 610-1989 Model Form Operating Agreement, as published in computerized fonn by Form On-A-Disk, Inc.:

Articles I.C., I.H., I.K. and I.M.
Article II.
Articles III.A. and III.B.
Articles IV.A. and IV.B.
Articles V.A. and V.B.

Articles VI.A., VI.B., VI.C., VI.D., VI.E., VI.F., and VI.G.
Articles VII.B., VII.D and VII.E.
Articles VIII.C. and VIII.F.
Article X.
Article XI.
Article XII.
Article XIII.
Articles XIV.B. and XIV.C.
Article XV.A.

17Y

ATTACHED TO THAT CERTAIN OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAlN OIL AND GAS, INC.

EXHIBIT “A”

1.                          CONTRACT AREA:

The Contract Area shall consist of the lands described in the Oil and Gas Leases and Oil and Gas Interests described on Exhibit “A-I” and the Oil and Gas Leases and Oil and Gas Interests that are acquired within the AMI pursuant to Article XVI.D.

2.                          RESTRICTIONS, IF ANY, AS TO DEPTHS, FORMATIONS OR SUBSTANCES:

NONE.

3.                          PARTIES TO AGREEMENT WITH ADDRESSES AND TELEPHONE NUMBERS FOR NOTICE PURPOSES:

OPERATOR:	NON-OPERATOR:
Equitable Production Company	Pine Mountain Oil and Gas, Inc.
225 North Shore Drive	406 West Main Street, PO Box 2136
Pittsburgh, Pennsylvania 15212	Abingdon, Virginia 24212
Attention:	Attention: Jerry Grantham
Telephone:	Telephone: 276.628.900 1
Telecopy:	Telecopy: 276.628.7246
E-mail:	E-mail:jgrantham@gl-energy.com
[NOTE: Missing contact information to be provided at Closing.]
with a copy to:

Great Lakes Energy Partners, L.L.C.
125 St. Rt. 43
PO Box 550
Hartville, Ohio 44632
Attention: Jeffery A. Bynum
Telephone: 330.877.6747
Telecopy: 330.877.2689
Email: jbynum@gl-energy.com

4.                          PERCENTAGES OR FRACTIONAL INTERESTS OF PARTIES TO THIS AGREEMENT:

OPERATOR:
Equitable Production Company	50	%*

NON-OPERATOR:
Pine Mountain Oil and Gas, Inc.	50	%*

* The interest percentages of the parties for all existing wells shall be those interests indicated on Exhibit “K” to this Operating Agreement. The interests of the parties set forth above are only for future wells proposed to be drilled hereunder.

A-1

5.                          OIL AND GAS LEASES AND/OR OIL AND GAS INTERESTS SUBJECT TO THIS AGREEMENT, AS MAY BE EXPANDED PURSUANT TO ARTICLE XVI.D.

See Exhibit “A-I” Lease Schedule

6.                          BURDENS ON PRODUCTION:

NONE.

A-2

Exhibit “A-1”

Oil and Gas Leases and Oil and Gas Interests

See Exhibit A-I to the Purchase and Sale Agreement between Equitable Production Company and Pine Mountain Oil and Gas, Inc. dated as of April 13, 2007.

ATTACHED TO AND MADE A PART OF THAT CERTAIN OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “B”
FORM OF LEASE

No.

OIL AND GAS LEASE

This Agreement, made the         day of         , 20    between                                                                                                              , whose address is                                                                                                                                                                                , hereinafter called Lessor, and                                                                                                                                , whose address is                                                                                                                 , hereinafter called Lessee.

WITNESSETH: That the Lessor, in consideration of One Dollar ($ 1 .00), in hand paid by the Lessee, receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter contained, hereby grants, demises, leases and lets unto the Lessee, its successors and assigns, all that certain tract of land hereinafter described, for the sole and only purpose, and with the exclusive right of operating for, producing and marketing oil and gas, coalbed methane gas, and all associated hydrocarbons and all products produced therewith or which may be derived therefrom; Storing gas of any kind, regardless of the source thereof, in the oil and gas strata including the injecting of gas therein and removing the same therefrom; protecting stored gas; conducting geological and geophysical surveys and explorations; stimulating or fracturing all coals or other strata or formations; pooling or unitizing the leased premises or part thereof with other lands to form operating units for any or all of the purposes of this agreement; together with the right-of-way and servitude’s for pipe lines, telephone and telegraph lines, structures, houses and buildings, and all other rights and privileges necessary, or deemed necessary, incident to or convenient for the economic operation of this land, and any other lands, the oil or gas rights in which, or the control thereof, Lessee now has or owns, or which may be hereafter acquired by Lessee, successor, or assigns, by any manner of conveyance or contract, for oil or gas, or coalbed methane gas, and associated hydrocarbons with the right to use, for such purposes, free of charge, oil, gas and water, produced from or on the premises, and with the right, but without obligation, either during or after the term hereof, to remove all and any property and improvements which Lessee, successors or assigns, may place or erect on the premises, and to plug any well or wells drilled thereon, together with the right to transport through the property hereby leased any and all oil, gas, coalbed methane gas, and other hydrocarbons produced by Lessee, its successors and assigns, from the property including the right-of-way and easement to lay, construct, use, maintain, operate, change, replace and remove pipe line or pipe lines for such transportation.

Said land is situate in Quad, County, Commonwealth of Virginia, bounded and described as follows:

On the North by the lands of
On the East by the lands of
On the South by the lands of
On the West by the lands of

TO HAVE AND TO HOLD said lands and privileges for the said purposes for and during the period of Three (3) years from                  , and for as long thereafter as the leased premises or other lands with which the leased premises or part thereof is pooled or unitized are operated in the search for or production of oil or gas, or as long as the same is used for underground storage of gas and the removal thereof, either through the operation of a well or wells on the above described tract of land or on tracts in the same storage field, or as long as said land is used for the protection of stored gas, alone or in conjunction with other lands, and in the event oil or gas is found in paying quantities and later becomes exhausted, this lease shall continue in force for one (1) year after all wells on the leased premises, or on the part or parts thereof pooled with other land or leases in the vicinity thereof, have been plugged in compliance with State and/or Federal Regulations, all with an extended term by payment of rentals as hereinafter set forth. It is expressly understood and agreed that the Lessee shall be the sole judge as to whether gas is being stored in said land, held in storage therein, or whether said land is being used for the protection of stored gas, and Lessee’s determination thereof shall be final and conclusive.

Lessee agrees to commence a well on said premises on or before the              of              , 20    , or thereafter to pay the Lessor a delay rental at the rate of Five Dollars ($5.00) per acre per annum payable annually in advance, beginning                      , until, but not after, a well yielding royalty to the Lessor is drilled and oil and/or gas is marketed therefrom or a storage well is completed under the terms hereof, or this lease is surrendered. Any rental paid for time beyond the date oil, gas, or associated hydrocarbons are first marketed or the date a storage well is completed shall be credited upon the first royalty for oil and/or gas or the first payment for such storage well.

At the end of the primary term, as hereinabove stated, and when said land is used for the storage of gas (but there is no well on said land), or for the protection of gas storage on lands in the general vicinity, the Lessee covenants and agrees to pay to the Lessor, quarterly in advance, an annual storage rent of Two Dollars ($2.00) per acre per annum until a well is completed or this lease is surrendered.

Any rent paid for time beyond the date of completion of a well shall be credited upon the first royalty due upon the same.

The Lessee is hereby given the right to convert any gas well heretofore or hereafter drilled upon the leased premises to a gas storage well and at the time of conversion to storage, if gas is still being produced therefrom, Lessee shall pay Lessor for the estimated recoverable gas remaining in the well. In arriving at the volume of said recoverable gas, the Lessee shall use such methods of calculating gas reserves as are generally accepted by the natural gas industry, and the Lessor shall be paid therefore at the rate prescribed hereinafter.

Lessee is hereby given the right at its option, at any time from the date hereof while this agreement shall be in effect and from time to time within such period, to pool all or any part or parts of the leased premises or rights therein with any other land in the vicinity thereof, or with any leasehold, operating or other rights or interests in such other land to create units of such size and surface acreage as Lessee may desire, but containing not more than 640 acres plus 10% acreage tolerance. If at any time larger units are required under any then applicable law, rule, regulation or order of any governmental authority for the drilling, completion, or operation of a well, any such unit may be established or enlarged to conform to the size specified. Each unit may be created by governmental authority or by a written declaration-notice executed by Lessee and delivered to Lessor containing a description of the unit so created, specifying the mineral stratum or horizon so pooled, if so limited. Any well which is commenced, or is drilled or is producing on any part of any lands theretofore or thereafter so pooled shall, except for the payment of royalties, be considered a well commenced, drilled, and producing on the lands hereby leased. There shall be allocated to the portion of the leased premises included in any pooling such proportion of the actual production from all lands so pooled as such portion of the leased premises, computed on an acreage basis, bears to the entire acreage of the lands so pooled. The production so allocated shall be considered for the purpose of payment or delivery of royalty to be the entire production from the portion of the leased premises included in such pooling in the same manner as though produced from such portion under the terms of this lease. Each of said options may be exercised by Lessee from time to time, and a unit may be formed either before or after a well has been drilled or production has been established on the leased premises or on a portion of the leased premises which is included in the pool or on other lands which are pooled therewith.

It is agreed that said Lessee may drill or not drill on the leased premises as it may elect, and the consideration and rentals paid, and to be paid constitute adequate compensation for such privilege.

As a royalty, Lessee agrees to deliver to the credit of Lessor, heirs or assigns, free of cost, into the tanks or pipe lines to which it may connect its well or wells, the equal one-eighth (l/8) part of all oil produced and saved from the leased premises; and the Lessee agrees to pay a royalty for all gas except stored gas and gas produced from the storage horizon or horizons produced, saved and marketed from the leased premises at the rate of one-eighth (1/8) of the proceeds received by the Lessee at the well. Royalty payments shall constitute the entire consideration to Lessor for such gas including the gasoline and other content thereof. Lessor shall pay a proportionate part of all excise, depletion, privilege and production taxes now or hereafter levied, assessed or charged on oil or gas produced from said premises. It is agreed, however, that gas produced from any well or wells may be taken by Lessee for fuel in its operation on said premises, free of charge, but if other use be made of the gas from any oil well or gasoline extracted therefrom, then Lessee shall pay at the rate of Twenty-five Dollars ($25.00) annually for the gas from each oil well while so utilized.

At the end of the primary term as hereinabove stated, Lessee shall pay Three Hundred Dollars ($300.00) per year in quarterly installments payable in advance for each well utilized or classified by the Lessee as a gas storage well, except that in the event said storage well payment is less than the Lessor would receive as rental, then the Lessee shall pay to the Lessor in addition, the difference between the storage well payment and the said rental payment. Lessee shall have the right to install and maintain on said premises all necessary equipment and appliances to do any and all other things as may be reasonably necessary for the purpose of utilizing said premises for the production and storage of gas, as well as the injection of gas therein and the removal of same therefrom.

When all wells, except gas storage wells, on said land are shut in by Lessee for a continuous period of thirty (30) days or longer, the Lessee shall pay to the Lessor a shut-in royalty, equal to and in lieu of the delay rental amount, annually, prorated on a monthly basis, payable monthly, quarterly, annually, or at the end of such shut in period; provided that a carrying rental is not being paid at that time.

All monies payable to Lessor hereunder may be paid by checks payable as follows:                                                           , delivered in person or mailed to payee at                                                             and the delivery of said checks or their deposit in the mail, properly stamped and addressed as above provided, shall constitute full payment of the amounts shown thereon.

If the Lessor does not have title to all the oil and gas under the above described premises, Lessor agrees on demand made to refund rental and royalty paid, and release Lessee from the payment of future rental and royalty, in the proportion that the outstanding interest or title bears to the whole tract. If the acreage or area herein recited is in excess of the true quantity of land in said premises, Lessor agrees upon demand made to refund rental paid and to release Lessee from the payment of future rental in the proportion that the excess of recited acreage over the true acreage in the leased premises bears to the recited acreage. lf the recited acreage or area be found to be less than the true quantity of land in said premises, Lessee, on demand made, shall pay up the arrears or deficiency in rental payments on the basis of the excess of the true over the said recited acreage and thereafter pay the rental under this lease on the basis of the true acreage

In the event of the death of any person entitled or authorized, or who may hereafter be authorized or entitled hereunder to receive rental or royalty, the Lessor for himself, his heirs, personal representatives and assigns, covenants that notice in writing, executed by all of such heirs, representatives or assigns, shall be delivered to the Lessee, its successors or assigns, stating (I) the date of such death and the name or names of the person or persons succeeding to the right to receive such money, (2) the proportions in which said money is to be divided between said persons, and (3) the post office address of each of such persons; and until the receipt of such notice strictly conforming to the provisions hereof, the Lessee may withhold the payment of such rental or royalty without incurring any liability or prejudicing its rights under this lease; and in case a dispute arises at any time as to the amount of payments or the proper payee thereof, Lessee may withhold the same, without liability or interest on the money withheld, until the right thereto is determined either by written agreement between the disputing parties or by final order of a court of competent and final jurisdiction, in a suit to be filed and prosecuted to judgment by and between the disputing parties, or, in an action of interpleader, instituted by Lessee or its assigns and until such agreement or certified copy thereof, or certified copy of such judgment be filed with Lessee, its successors or assigns.

In the event this lease or any part thereof or any rights thereunder shall be transferred by Lessor, heirs, personal representatives or assigns, Lessor, for himself, his heirs, personal representatives or assigns, covenants with Lessee, its successors and assigns, to furnish a certified copy of the recorded instrument by which said transfer shall be effected, together with a memorandum of the post office address of such transferee; and until such covenant shall be strictly complied with all rental or royalty then or thereafter falling due may be withheld without rendering liable or prejudicing the rights hereunder of Lessee, its successors or assigns.

If the leased premises are hereafter owned in severalty or in separate tracts the premises, nevertheless, shall be developed and operated as an entirety, and royalties shall be paid to each separate owner in the proportion that acreage owned by him bears to the entire leased acreage.

And it is hereby agreed that in the event this lease shall be assigned by Lessee as to a part or parts of the above described lands, and the privilege of assigning in whole or in part is expressly granted, and the assignee or assignees of such part or parts shall make default in the payment of the proportionate part of rental due from him or them, such default shall not operate to defeat or affect this lease in so far as it covers a part or parts of said lands upon which the said Lessee or any assigns thereof shall make due payment of said rental; and in case this lease is assigned, in whole or in parts, all of Lessee’s liabilities and obligations hereunder shall thereupon cease and terminate entirely, or as to the parts assigned, as the case may be, except as to such rental and royalty as is due and payable at the time of such assignment.

Lessor hereby excepts and reserves unto itself, its successors, heirs and assigns, all coal and associated mining rights.

In the event default shall be made by the Lessor in the prompt payment of any refund for rental or royalty which may become due and payable to the Lessee as hereinbefore provided then the Lessee shall have the right and privilege to deduct said amount or amounts from the rental or royalty thereafter accruing hereunder.

It is further agreed that no wells shall be drilled within two hundred (200) feet of the principal buildings upon said land except by mutual consent; and that the Lessee shall pay for all injury done to growing crops and fences as a direct result of its operations hereunder.

It is further agreed that the Lessee, its successors or assigns, shall have the right to surrender this lease at any time upon the payment of One Dollar ($ 1.00) and all amounts accrued hereunder to the date of said surrender, and upon such surrender the Lessee shall be relieved from further payment of rental or royalty and the performance of any other of the covenants contained herein. If this lease is placed upon record, the Lessee shall, when requested by Lessor upon

Lessee’s abandonment or surrender thereof, give to the Lessor a proper release duly acknowledged, and the Lessor agrees that the recordation of a deed of surrender, in general terms to the Lessor, his heirs, personal representatives, or assigns, in the proper county and deposit in the post office of a check payable as above provided for said last mentioned sum and all amounts then accrued hereunder, shall be accepted as full and legal surrender of the Lessee’s rights under this lease.

It is expressly agreed between the parties that this instrument embraces the entire understanding and contract between the parties; and any agreements or representations, verbal or written, made by any person on behalf of either the Lessor or the Lessee not contained in this lease are unauthorized and do not bind the parties.

IN TESTIMONY WHEREOF, the parties hereto have signed their respective names as of the day and date first herein written.

WITNESSES:	LESSOR:
By:

Its:

WITNESSES:	LESSEE:
By:

Its:

This instrument prepared by:

STATE OF

COUNTY OF

I,                                          , a Notary Public in and for said county, in the state aforesaid, certify that                                           personally known to me to be the same person whose names are subscribed to the foregoing instrument, appeared before me this day in person in the State and County aforesaid, and acknowledged and delivered the said instrument to be their act and deed for uses and purposes therein set forth.

Given under my hand this                   day of                                      , A.D., 20

My commission expires
Notary Public

STATE OF

COUNTY OF

I,                                                        , a Notary Public in and for said county, in the state aforesaid, certify that                                               personally known to me to be the same person whose name are subscribed to the foregoing instrument, appeared before me this day in person in the State and County aforesaid, and acknowledged and delivered the said instrument to be his act and deed for uses and purposes therein set forth.

Given under my hand this                   day of                                      , A.D., 20

My commission expires
Notary Public

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “C”
ACCOUNTING PROCEDURE
JOINT OPERATIONS

I. GENERAL PROVISIONS

1.                         Definitions

“Joint Property” shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties to this agreement other than the Operator.

“Parties” shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator’s employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.                         Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense.

3.                         Advances and Payments by Non-Operators

A.                     Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month’s operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.                       Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect as published in the Wall Street Journal on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser (the “Applicable Rate”), plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.                         Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.                         Audits

A.                     A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.                       The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.                         Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator’s proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.                         Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.                         Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.                         Labor

A.                     (1)                     Salaries and wages of Operator’s field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2)                     Salaries of First Level Supervisors in the field.

(3)                     Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4)                     Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B.                       Operator’s cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.                       Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator’s costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D.                      Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.                         Employee Benefits

Operator’s current costs of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator’s labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator’s actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.                         Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.                         Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.                     If Material is moved to the Joint Property from the Operator’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.                       If surplus Material is moved to Operator’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.                       In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.                         Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.                         Equipment and Facilities Furnished By Operator

A.                     Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed Operator’s customary rates. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.                       In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.                         Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.                  Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator’s legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.                  Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party’s working interest.

12.                  Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker’s Compensation and/or Employers Liability under the respective state’s laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator’s cost not to exceed manual rates.

13.                  Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.                  Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.                  Permits

Costs incurred in connection with obtaining and maintaining permits for the Joint Property, including without limitation all legal and administrative work for governmental hearings and processes associated with such permits.

16.                  Salt Water Disposal

One dollar per barrel ($l/bbl) (the “Salt Water Disposal Rate”) of salt water produced from the Joint Property and disposed of, whether on or off the Joint Property, together with all costs paid to non-Affiliates of Operator for the transportation of such salt water to the disposal location, provided that the Salt Water Disposal Rate shall be adjusted in the same manner and on the same schedule as the producing well rate in Section III.1.A.(3). below.

16.                  Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1.                         Overhead - Drilling and Producing Operations

i.                            As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

☒ Fixed Rate Basis, Paragraph lA, or

☐ Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii.                         The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

☐ shall be covered by the overhead rates, or

☒ shall not be covered by the overhead rates.

iii.                      The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

☐ shall be covered by the overhead rates, or

☒ shall not be covered by the overhead rates.

A.                      Overhead - Fixed Rate Basis

(1)                 Operator shall charge the Joint Account at the following rates per well:

Drilling Well Rate $4,500.00 per well

Producing Well Rate $225.00 per well per month

The producing well rate shall be applicable from the date hereof as to existing wells and as to new wells as of the date such well is first turned on line into the pipeline system.

(2)                   Application of Overhead - Fixed Rate Basis shall be as follows:

(a)                    Drilling Well Rate

(1)                  The charge for drilling well overhead for a well shall be charged in the month following the month that well is spudded.

(2)                     Any well undergoing any type of workover or recompletion shall also be assessed drilling well overhead in the month following the month such work is commenced.

(b)                   Producing Well Rates

(1)                     An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)                     Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3)                     An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)                     A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)                     All wells which have not produced any hydrocarbons for two consecutive calendar months (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)                     The drilling well rate shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The producing well rate shall be adjusted as of the first day of April immediately following the fifth year anniversary of the effective date of the agreement to which this Accounting Procedure is attached, and each first day of April thereafter. The adjustments shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian. index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.                       [RESERVED]

2.                         Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property (“Major Construction”), Operator shall charge the Joint Account for overhead at the following rates for any Major Construction in excess of $100,000:

A.                     10% of the first $100,000 or total cost if less, plus

B.                       5% of costs in excess of $l00,000 but less than $1,000,000, plus

C.                       3% of costs in excess of $l,000,000.

Total cost shall mean the gross cost of anyone project. For the purposes of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.                         Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall charge the Joint Account for overhead at the following rates:

A.                      10% of the first $100,000 or total cost if less, plus

B.                        5% of costs in excess of $100,000 but less than $1,000,000, plus

C.                        3% of costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced for insurance recoveries, and no other overhead provisions of this Section III shall apply to costs subject overhead pursuant to this Article III.3.

4.                         Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint· Property. Operator shall provide all Material for use on the Joint Property; however, at Operator’s option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be mutually agreed to by the Parties.

1.                         Purchases

Material purchased shall be charged at the actual price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any reason, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.                         Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise mutually agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.                     New Material — Defined as Material that has never been used / installed and which carries a complete manufacturer’s warranty (Condition A). New Material will be priced at the actual price-in-effect at the time of delivery as paid by the Operator to its distributor (s) or original equipment manufacturer, plus the cost of transportation of the Material to the site.

B.                       Good Used Material — Defined as Material that has been previously installed for use, and may have some warranty remaining or may have an expired warranty. This Material is in sound and serviceable condition and suitable for reuse without reconditioning (Condition B). Good Used Material will be priced as follows:

(1)                     Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)                     Material used on and moved from the Joint Property

(a)                    At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as New Material or

(b)                   At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)                     Material not used on and moved from the Joint Property to Operator or Non-Operator

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.                       Other Used Material

(l)                       Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)                    Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a market basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)                   Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe market prices.

(b)                  Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal market pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

(3)                    Condition E

Junk shall be priced at prevailing market prices. Operator may dispose of Condition E Material under scrap / surplus procedures normally utilized by Operator without prior approval of Non-Operators.

D.                      Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as mutually agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

3.                         Premium Prices

Whenever Material is not readily obtainable because of force majeure (i.e. — Acts of God, national emergencies, strikes or other unusual causes) over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.                         Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.                         Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.                         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.                         Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.                         Expense of Conducting Inventories

A.                    The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.                      The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

EXHIBIT “D”

Attached to that certain Operating Agreement dated                     by and among Pine Mountain Oil and Gas, Inc. and Equitable Production Company, pertaining to NAME OF PROJECT. The Operator shall provide the following insurances for the Joint Account

INSURANCE

1.                         Operator at all times while operations are conducted by it for the Joint Account on the NAME OF PROJECT shall carry, pay for and charge to the Joint Account, premiums for the insurance set forth below and Non-Operators shall be named as additional insured in all such policies of insurance:

a.                        Worker’s Compensation Insurance to comply with the Worker’s Compensation. Acts of the state in which operations are conducted

b.                       Employer’s liability insurance with limits of $1,000,000.

c.                        Commercial General Liability Insurance with limits of $1,000,000 for bodily injury liability and $1,000,000 for property damage liability.

d.                       Automobile liability insurance covering all owned, hired or non-owned vehicles, with limits of $1,000,000 for each occurrence for bodily injury liability and $1,000,000 for each occurrence for property damage liability.

e.                        Umbrella/Excess Liability Insurance over and above underlying coverages with limit of $10,000,000.

2.                         Operator shall notify Non-Operator(s) as soon as practicable after the occurrences of any accident involving either damage to property or injuries to or death of persons.

3.                         Operator, with the execution and delivery of the Operating Agreement, shall provide each other Party with Current Certificates of Insurance in effect with insurance companies acceptable to the other Parties, evidencing the same or greater insurance coverages as described in Paragraph 1 above for the Project and containing the requirements that (i) those insurance companies provide thirty (30) days’ prior written notice of any cancellation or termination of those insurance policies, and (ii) those insurance companies waive any right of subrogation in favor of the other Party, its Parent and affiliated companies; and (iii) those insurance companies include the other Party, its Parent and Affiliated companies as additional insured on all policies (except Worker’s Compensation coverage), but only to the extent of liabilities assumed by Operator under this Agreement.

Any Party individually may at its own expense acquire such additional insurance as it desires; provided, however that such Party shall make a good faith effort to obtain waivers by the insurer of all rights of subrogation in favor of the other Parties to this Operating Agreement.

Any and all losses not covered by insurance or which fall within the applicable policy deductible shall be borne by the Parties hereto in the proportions of their respective interests in the project. Failure of any Party to obtain insurance as required under Exhibit “D” shall not change that Party’s responsibility for their portions of the loss.

ATTACHED TO AND MADE PART OF THAT CERTAIN OPERATING AGREEMENT BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “E”

GAS BALANCING AGREEMENT

The parties to the Operating Agreement to which this agreement is attached, own the working interest in the gas rights underlying the Contract Area covered by such Operating Agreement in accordance with the percentages of participation as set forth in each well drilled hereunder.

In accordance with the terms of the Operating Agreement, each party thereto has the right to take in kind its share of gas produced from the Contract Area and market or otherwise dispose of same. In the event and at any time any party hereto is not taking or marketing its full share of gas, or has contracted to sell it’s share of gas produced from Contract Area to a purchaser which at any time does not take the full share of gas attributable to the interest of such party (an “unproduced party”), the terms of this agreement shall automatically become operative.

During the period when any party hereto is not marketing or otherwise disposing of its full share of gas produced from any well and/or proration unit within the Contract Area, the other party(ies) hereto (the “overproduced party(ies)”) shall be entitled to produce, in addition to their own share of production, that portion of the underproduced party’s share of production which said underproduced party is unable to market or otherwise dispose of and the overproduced party(ies) shall be entitled to take such gas production and deliver same to its or their purchaser(s). All parties hereto who are entitled thereto in accordance with the Operating Agreement shall share in and own the liquid hydrocarbons recovered from such gas by lease equipment in accordance with their respective interests, but the overproduced party or parties taking such gas shall own all of such gas delivered to its or their purchaser(s).

A gas balance account shall be established for each party, and the underproduced party’s account shall be credited with an amount of gas equal to its full share of the gas produced less its share of gas used in lease operations, vented, or lost, and less that portion marketed or otherwise disposed of by such underproduced party. The Operator will maintain a current gas balance account for all parties and will furnish all parties hereto monthly statements showing the total quantity of gas produced, the amount used in lease operations, vented or lost, the total quantity of liquid hydrocarbons recovered therefrom, and the monthly and cumulative gas balance of each party. (Each underproduced party would show a negative gas balance and each overproduced party would show a positive gas balance.)

Notwithstanding anything to the contrary contained herein, or contained in the Operating Agreement to which this Exhibit “E” is attached, each party taking in kind a share of production hereunder shall be required to make settlement with the royalty owners for the proportionate royalties payable out of the gas so taken by such party. Each of the parties hereto agrees to hold each other harmless from any and all claims for royalty payments asserted by royalty owners to whom such party is accountable pursuant to the preceding sentence. The term “royalty owner” shall include owners of royalty, overriding royalties, production payments and similar interests.

Any party at any time may market or otherwise dispose of its full share of any gas produced. In addition to such share, any underproduced party after notice to the Operator and until it has balanced its gas balance account, shall be entitled to take a share of gas from any well or proration unit in which it has an interest determined by multiplying fifty percent (50%) of the interest in the current gas production of the overproduced party(ies) having a positive balance in its/their gas balance account by a fraction, the numerator of which is the interest in such well or proration unit of such party and the denominator of which is the total percentage interest in such well or proration unit of all underproduced parties and who are currently marketing or otherwise disposing of a portion of their negative balance in addition to their share of gas.

Each party marketing or otherwise disposing of gas shall pay the production taxes due on such gas.

Nothing herein shall be construed to deny any party the right, from time to time, to produce and deliver to its purchaser its full share of the allowable gas production to meet the deliverability tests required by its purchaser.

Annually, commencing as of January 1, 2008 and each anniversary date thereafter or at such time when the production of gas from a proration unit be permanently discontinued before the gas balance accounts are balanced, whichever is sooner, a cash settlement will be made between each underproduced party credited with a negative gas account balance and the overproduced party(ies) credited with positive gas account balances. In making such settlement, such underproduced party will be paid by the overproduced party(ies) a sum of money calculated as follows:

for all volumes of gas for which settlement is made, such underproduced party shall be paid the lower of the price actually received by the overproduced party or the average of (a) the weighted average of the inside F.E.R.C.’s Gas Market Report (“IFGMR”) index price of spot gas identified as “Louisiana-Onshore South, Tennessee, La., 800 Leg”, and (b) the weighted average of the IFGMR index price of spot gas identified as “Louisiana-Onshore South, Tennessee, La., 500 Leg”; (in each case) for purchases made during the prior 12 month period. Any and all applicable taxes previously paid by the overproduced party(ies) for such volumes shall be deducted from the settlement amount, as well as the actual costs incurred by the overproduced party(ies) in compressing, gathering, transporting, treating and processing such gas to market the same.

In the event the overproduced party has paid royalties attributable to such overproduction to which the underproduced party’s interest was subject, the amount of such royalties to the extent not already deducted shall also be deducted from such settlement. The weighted average price paid by IFGMR for its spot purchases for the production period shall be calculated by multiplying the volumes produced by the applicable well or proration unit by the IFGMR price paid for spot purchases for each of the months in the production period, adding up the amount derived for all the months in the production period, and dividing such sum by the total gas produced by such well or proration unit during the production period.

Nothing herein shall change or affect each party’s obligation to pay its proration share of all liabilities incurred, as provided in the Operating Agreement.

This agreement shall constitute a separate agreement as to each proration unit within the Contract Area. It shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns. It shall become effective in accordance with its terms and shall remain in force and effect as long as the Operating Agreement to which it is attached remains in effect.

ATTACHED TO AND MADE PART OF THAT CERTAIN OPERATING AGREEMENT BETWEEN
EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “F”
NON-DISCRIMINATION AND CERTIFICATION OF
NON-SEGREGATED FACILITIES

In connection with performance of work under this Operating Agreement, Operator shall comply with all of the provisions of Section 202 (1) to (7), inclusive, of Executive Order 11246 (30 F.R. 12319), which are hereby incorporated by reference in this Operating Agreement.

Affirmative Action Notice. Operator acknowledges and shall undertake that its contractors, vendors and subcontractors as applicable are notified that they may be subject to the provisions of 29 CFR Part 470, 4lCFR Section 60-1.4(c), 4lCFR Section 60-250.4 and Section 60-741.5 with respect to affirmative action program and plan requirements. Operator shall comply with all applicable federal, state and local laws prohibiting discrimination and shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, disability or national origin. Operator shall undertake appropriate affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex, disability or national origin. Operator agrees to post in conspicuous places, available to employees and applicants for employment, appropriate notices setting forth the applicable provisions of this non-discrimination clause.

F-1

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND
BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “G”

[INTENTIONALLY OMITTED]

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND
BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “H”

CONTRACT OPERATING AGREEMENT

[Attached behind this page.)

CONTRACT OPERATING AGREEMENT

THIS CONTRACT OPERATING AGREEMENT (this “Agreement”), dated effective                     , 2007 (the “Effective Date”), is by and between Pine Mountain Oil and Gas, Inc., a Virginia corporation (“Contract Operator”), and Equitable Production Company, a Pennsylvania corporation (“Company”). Contract Operator and Company are sometimes referred to herein, together, as the “Parties”, and, individually, as a “Party”. Nora Gathering, LLC, a Delaware limited liability company (“Nora Gathering, LLC”), is also a signatory to this Agreement, but solely for the purpose of assuming those rights and obligations attributable to Nora Gathering, LLC under Sections 2.5(c), 2.8(b), 2.9 and 2.10.

RECITALS

WHEREAS, Contract Operator and Company are party to that certain Operating Agreement dated of even date herewith (the “Operating Agreement”), and Company serves as Operator thereunder; and

WHEREAS, pursuant to Article XVI.C., of the Operating Agreement, Company and Contract Operator agreed to enter into an agreement pursuant to which Contract Operator is to provide all Conventional Well Development Activities (as hereinafter defined) to be conducted with respect to Conventional Wells (as hereinafter defined) to be drilled pursuant to the Operating Agreement, other than those Conventional Wells identified on Exhibit “L” to the Operating Agreement (subject to such exclusion, the “Applicable Conventional Wells”).

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be derived from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.1         Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement. As used in this Agreement, the terms set forth below shall have the following respective meanings:

(a)                      “Conventional Well Development Activities” means, with respect to any Applicable Conventional Well:

(i)                   all geological, geophysical and seismic activities;

(ii)                all determinations of drillsite locations;

(iii)             all land work, all title review and curative work (including activities of the type described in Article IV.A. of the Operating Agreement);

1

(iv)                  all site preparation (including construction of access roads) and all activities associated with permitting, including:

(A)                 Obtaining the actual permits, including without limitation the Conventional Well Permits for such Applicable Conventional Well,

(B)                   if applicable, transferring the Operation Permit for such Applicable Conventional Well to Company (or any successor Operator) in accordance with the terms of this Agreement, and

(C)                   all legal and administrative work for governmental hearings and processes associated with permits;

(v)                     all coordination with the owner of the Gathering System of the location of the tie-in between such Applicable Conventional Well and the Gathering System, in the event such Applicable Conventional Well is to be tied-in to the Nora Gathering System, performing all obligations of “Customer” under Sections 2.3, 2.4, 2.5 and 3.2 of the Interconnect Agreement, and payment of the owner of the Gathering System for services rendered in connection with the tie-in of Applicable Conventional Wells to the Gathering System;

(vi)                  all drilling, logging, coring, testing, deepening, fracturing or other formation stimulation, including any such activities associated with Reworking and/or Sidetracking an Applicable Conventional Well;

(vii)               if such Applicable Conventional Well is to be Completed, Completion and equipping for production (including the installation of tanks, separators, flowlines, meters and all other production equipment that is upstream of the inlet flange of the most downstream piece of wellhead measurement equipment) such that such Applicable Conventional Well is capable of providing gas at the interconnect between such Applicable Conventional Well and the Gathering System that satisfies the minimum quality standards promulgated from time to time by the owner of such Gathering System, maintenance of such Applicable Conventional Well and all related wellsite equipment until such time as Company assumes operation of such Applicable Conventional Well pursuant to Section 2.10 of this Agreement, and all reclamation activities required by applicable Law with respect to such Applicable Conventional Well that are customarily performed after production of Oil and Gas from such well has commenced;

(viii)            if such Applicable Conventional Well is to be plugged and abandoned as a dry hole, plugging and abandonment and all reclamation activities associated with plugging and abandonment required by applicable Law; and

(ix)                    operations required in the case of explosion, fire, flood or other sudden emergency in connection with the services provided above by Contract Operator.

Conventional Well Development Activities shall not include any activities associated with tying an Applicable Conventional Well into a Gathering System, other than (1)

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those activities specifically identified in sub-paragraph (v) in the definition of Convention Well Development Activities above and (2) Section 2.9.

(b)                     “Conventional Well Permits” means together, all Operation Permits and Well Connection Permits.

(c)                      “Cost of Services” means those costs chargeable by the Operator to the Joint Account under the Accounting Procedure attached hereto as Exhibit “A”. For purposes of Exhibit “A”, Contract Operator shall be deemed to be “Operator”, and Company shall be deemed to be a “Non-Operator”, thereunder.

(d)                     “Gathering System” means the Nora Gathering System or any other gathering system agreed to by Contract Operator and Company (or any successor Operator).

(e)                      “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

(f)                        “Interconnect Agreement” means that certain Interconnect Agreement between Nora Gathering System and Company, of even date herewith.

(g)                     “Law” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(h)                     “Nora Gathering System” has the meaning given to such term in the Operating Agreement.

(i)                         “Operation Permits” means all well drilling and operation permits required by Governmental Authorities for the performance of the Conventional Well Development Activities.

(j)                         “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, state enterprise or governmental or any agency or political subdivision thereof.

(k)                      “Well Connection Permits” means all well connection permits required by Governmental Authorities for the performance of the Conventional Well Development Activities.

ARTICLE 2

DUTIES OF CONTRACT OPERATOR

Section 2.1                        Retention of Contract Operator. Effective as of the Effective Date, Company, in its capacity as Operator, hereby retains and authorizes Contract Operator to perform the Conventional Well Development Activities for the Applicable Conventional Wells. Contract Operator hereby accepts such retention and authorization and agrees to perform the Conventional Well Development Activities in accordance with this Agreement. Unless expressly provided otherwise in this Agreement, Contract Operator shall have the same rights

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and obligations as Operator under Article V.C., Article V.D., Article VI, Article X and Article XIV.C. of the Operating Agreement, (in each case) with respect to its performance of the Conventional Well Development Activities for the Applicable Conventional Wells (and for the purposes of the foregoing, Company shall be considered a Non-Operator under each such Article). Contract Operator further agrees to prepare the CW Annual Budget in accordance with Article XVI.E. of the Operating Agreement and otherwise comply with the obligations of Contract Operator under such Article.

Section 2.2                        Standard of Care. Contract Operator shall conduct its activities under this Agreement as a reasonable and prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with all applicable Laws but Contract Operator shall have no liability hereunder to Company or any Non-Operator (beyond its obligation for its proportionate share of costs and expenses for Conventional Well Development Activities as set forth in Section 3.1) for losses sustained or liabilities incurred in connection with its operations hereunder except such as may result from gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by Contract Operator) of Contract Operator. The Parties agree that Company, in its capacity as Operator, and any successor Operator under the Operating Agreement shall have no liability as operator under the Operating Agreement with respect to any Conventional Well Development Activities provided by Contract Operator pursuant to this Agreement.

Section 2.3                        Access. Contract Operator, its agents and employees, contractors and subcontractors shall, at all times during the performance of the Conventional Well Development Activities, have full and free access to the Contract Area as may be required to perform the Conventional Well Development Activities.

Section 2.4                        Independent Contractor. The work and labor herein provided for shall be done and performed by Contract Operator as an independent contractor and under the sole supervision, management, discretion, and control of Contract Operator in accordance with the specifications set forth herein. Company, in its capacity as Operator, shall look to Contract Operator for results only and shall have no right at any time to direct or supervise Contract Operator or its agents or employees in the performance of such work or as to the manner, means, and method in which work or labor is performed. The detailed manner and method of doing the work shall be under the control of Contract Operator. Neither Contract Operator nor anyone employed by Contract Operator shall be deemed to be an employee, agent, servant, or representative of Company or any successor Operator for any purpose. Contract Operator shall be responsible for the payment of federal income tax, social security tax, workers’ compensation insurance, unemployment tax, and other similar payments, if any, relating to Contract Operator’s business and employees, and Company or any successor Operator shall not withhold any amounts for such purposes from payments made to Contract Operator. As an independent contractor, neither Contract Operator nor anyone employed by Contract Operator will be eligible for the benefits provided to regular employees of Company, including health and disability insurance. Contract Operator’s employment as an independent contractor by Company in its capacity as Operator will terminate upon the termination of this Agreement as provided for herein. Contract Operator and Company (or any successor Operator) each agree to cooperate with the other Party on the use of service companies as subcontractors to provide services to the

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Contract Area and operations thereon in order to not interfere with each other’s operations. All subcontractors utilized by Contract Operator in the performance of Conventional Well Development Activities shall meet the minimum insurance, health, safety and environmental and credit standards required by Company in its capacity as Operator for all of its subcontractors. Company (or any successor Operator) shall promptly provide to Contract Operator written copies of all such standards which Contract Operator’s subcontractors should meet pursuant to the preceding sentence.

Section 2.5                        H&SE Standards; Spills, Permit Violations.

(a)                                     In conducting Conventional Well Development Activities hereunder, Contract Operator shall comply with all policies, guidelines and procedures of Company in its capacity as Operator regarding health, safety and the protection of the environment. Company (or any successor Operator) shall promptly provide to Contract Operator written copies of all such policies, guidelines and procedures by which Contract Operator is obligated to comply pursuant to the preceding sentence. Contract Operator shall report any spills and environmental releases to the appropriate Governmental Authorities as required by applicable Law and shall notify Company, in its capacity as Operator, of any such spill or environmental release as soon as reasonably practicable but in any event not later than forty-eight (48) hours after Contract Operator becoming aware of such spill or environmental release.

(b)                                    Contract Operator shall notify Company, in its capacity as Operator, of each notice of violation received by Contract Operator from any Governmental Authority with respect to any Conventional Well Permit, and in the case of any Operation Permit held in the name of Company (or any successor Operator), any threatened notice of violation received by Contract Operator from any Governmental Authority, whether such threatened notice of violation is verbal or in writing, as soon as reasonably practicable, but in any event not later than forty-eight (48) hours after Contract Operator’s receipt of same. Contract Operator shall remedy the matter that is the subject of any such notice of violation (or threatened notice of violation) as expediently as may be reasonably practicable. If Contract Operator fails to remedy any matter that is the subject of any notice of violation or threatened notice of violation with respect to any Operation Permit held in the name of Company (or any successor Operator), Company (or any successor Operator) may remedy such matter and each of Company and Contract Operator shall be responsible for its proportionate share of the costs of such remedy incurred by Company (or such successor Operator).

(c)                                     Contract Operator shall notify Nora Gathering, LLC of each notice of violation or threatened notice of violation (whether such threatened notice of violation is verbal or in writing) received by Contract Operator from any Governmental Authority with respect to any Well Connection Permit held in the name of Nora Gathering, LLC, as soon as reasonably practicable, but in any event not later than forty-eight (48) hours after Contract Operator’s receipt of same. Contract Operator shall remedy the matter that is the subject of any such notice of violation (or threatened notice of violation) as expediently as may be reasonably practicable. If Contract Operator fails to remedy any matter that is the subject of any notice of violation or threatened notice of violation with respect to any Well Connection Permit held in the name of Nora Gathering, LLC, Nora Gathering, LLC may remedy such matter and each of Nora Gathering, LLC and Contract Operator shall be responsible for one-half (½) of the costs of such

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remedy incurred by Nora Gathering, LLC, and Contract Operator’s share of such costs shall be charged to the Joint Account.

Section 2.6                        Casing Point Election. When an Applicable Conventional Well has reached its authorized depth, Contract Operator shall give the notices required to be given by Company as Operator under the Operating Agreement to Company and any Non-Operators (other than Contract Operator). Contract Operator shall not take any action with respect to Completion or plugging and abandonment of such Applicable Conventional Well except as permitted under the Operating Agreement.

Section 2.7                        [Reserved]

Section 2.8                        Permitting Activities.

(a)                                     Contract Operator shall obtain all Operation Permits in the name of Company (or any successor Operator). Company (or any successor Operator) shall provide all cooperation reasonably requested by Contract Operator in connection with obtaining all such Operation Permits. Company (or any successor Operator) shall be responsible for posting any security required in connection with the issuance of any Operation Permits to be obtained in the name of Company, (or such successor Operator) and, if requested by Company (or such successor Operator), Contract Operator shall provide all assistance reasonably requested by Company (or such successor Operator) to acquire the consent of applicable Governmental Authorities to allow such Operation Permits to be secured by security already posted by Company (or such successor Operator) and or its Affiliates in connection with other permits already issued by applicable Governmental Authorities for the benefit of Company (or such successor Operator) and/or its Affiliates.

(b)

(i)                         Subject to Section 2.8(b)(ii) and Section 2.8(d) below, Contract Operator shall coordinate with the owner of the Gathering System into which the Applicable Conventional Well is to be tied-in to regarding obtaining and maintaining the Well Connection Permit for such Applicable Conventional Well.

(ii)                      Contract Operator shall obtain the Well Connection Permit for each Applicable Conventional Well to be tied-in to the Nora Gathering System in the name of Nora Gathering, LLC. Nora Gathering, LLC shall provide all cooperation reasonably requested by Contract Operator in connection with obtaining all such Operation Permits. Nora Gathering, LLC shall be responsible for posting any security required in connection with the issuance of any Well Connection Pennits to be obtained in the name of Nora Gathering, LLC with respect of Applicable Conventional Wells to be tied-in to the Nora Gathering System, and, if requested by Nora Gathering, LLC, Contract Operator shall provide all assistance reasonably requested by Nora Gathering, LLC to acquire the consent of applicable Governmental Authorities to allow such Well Connection Permits to be secured by security already posted by Nora Gathering, LLC and/or its Affiliates in connection with other permits already issued by applicable Governmental Authorities for the benefit of Nora Gathering, LLC and/or its Affiliates.

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(c)                      Notwithstanding anything to the contrary in Section 2.8(a), upon written notice from Company (or any successor Operator), Contract Operator shall obtain all Operation Permits required in connection with Conventional Well Development Activities to be performed from and after the date of such notice in its own name, and Company (or such successor Operator) and Contract Operator shall cooperate to cause all Operation Permits in the name of Company (or such successor Operator) corresponding to Applicable Conventional Wells for which Contract Operator is then providing Conventional Well Development Activities to be transferred from Company (or such successor Operator) to Contract Operator. All costs of transferring any such Operation Permits from Company (or any successor Operator) to Contract Operator shall be charged to the Joint Account and borne in proportionate shares by Company (or such successor Operator) and Contract Operator. Following the completion of any Conventional Well Development Activities with respect to any Applicable Conventional Well, Company (or any successor Operator) and Contract Operator shall cooperate to cause all Operation Permits in the name of Contract Operator for which Contract Operator has completed the Conventional Well Development Activities therefor to be transferred from Contract Operator to Company (or such successor Operator). All costs of transferring any such Operation Permits from Contract Operator to Company (or any successor Operator) shall be charged to the Joint Account and borne in their respective proportionate shares by Company (or such successor Operator) and Contract Operator.

Section 2.9                        Tie-in of Applicable Conventional Wells into the Gathering System. Simultaneous with the commencement of activities associated with obtaining all necessary Conventional Well Permits with respect to an Applicable Conventional Well, Contract Operator shall notify the owner of the applicable Gathering System that such Applicable Conventional Well is to be drilled and that Contract Operator expects such Applicable Conventional Well to be tied-in to such Gathering System, and shall cooperate with such owner in the identification of the location of the tie-in of such Applicable Conventional Well and such Gathering System. On or before the day that is seven (7) days prior to the day that Contract Operator reasonably believes that such Applicable Conventional Well will be ready to be tied-in to a Gathering System, Contract Operator shall provide Company and the owner of such Gathering System notice of such estimated date, and Contract Operator shall coordinate the schedule of the tie-in of such Applicable Conventional Well to such Gathering System with the owner of such Gathering System. Unless otherwise agreed by Company, in its capacity as Operator, Contract Operator and the owner of the Gathering System, the owner of the Gathering System shall be responsible for the performance of all activities associated with the tie-in of each Applicable Conventional Well to such Gathering System. Nora Gathering, LLC hereby agrees to be responsible for the performance of all activities associated with the tie-in of each Applicable Conventional Well to be tied-in to the Nora Gathering System (except for all obligations of “Customer” under Sections 2.3, 2.4, 2.5 and 3.2 of the Interconnect Agreement), and Contract Operator shall provide any assistance reasonably requested by Nora Gathering, LLC in connection therewith.

Section 2.10                 Transition. Contract Operator shall provide Company, in its capacity as Operator, not less than forty-eight (48) hours prior written notice of the day upon which any Applicable Conventional Well is to be tied-in to a Gathering System. Company, in its capacity as Operator, shall assume, pursuant to the Operating Agreement, operation of each Applicable Conventional Well tied-in to the Gathering System upon receipt of written notice from Contract Operator or the owner of the Gathering System that all tie-in activities associated with such

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Applicable Conventional Well are complete, provided that nothing shall relieve Contract Operator from its obligation of performing any reclamation activities included in the Conventional Well Development Activities with respect to such Applicable Conventional Well that have not been completed as of such occurrence. Nora Gathering, LLC shall provide Contract Operator and Company, in its capacity as Operator, prompt written and telephonic notice when the tie-in of any Applicable Conventional Well into the Nora Gathering System is complete. Company, in its capacity as Operator, and Contract Operator shall coordinate to ensure that the performance of any such reclamation activities with respect to any Applicable Conventional Well and the operation and production activities of such Applicable Conventional Well do not unreasonably interfere with each other. Contract Operator shall provide any assistance reasonably requested by Company, in its capacity as Operator, in connection with the transition of responsibility for operation of each such Applicable Conventional Well.

Section 2.11                 Provision of Internal AFEs. Within thirty (30) days prior to spudding, Reworking, Sidetracking or conducting a similar Conventional Well Development Activity with respect to an Applicable Conventional Well, Contract Operator shall provide Company and any Non-Operator the information set forth in Articles VI.B. and D. with respect to such activities; provided that if the costs of such activities has been included in the then current Approved Annual CW Budget, then no approval of any authority for expenditure so provided will be required.

ARTICLE 3

PAYMENT OF COST OF SERVICES

Section 3.1                        Payment.

(a)                                     Company, in its capacity as a working interest owner, shall pay Contract Operator for its proportionate share as a working interest owner of the Cost of Services associated with any Applicable Conventional Well (in accordance with the payment procedures and/or requirements set forth in the Operating Agreement for operations by the Operator) in which either (i) Company participates as a working interest owner pursuant to Article VI.B. of the Operating Agreement or (ii) the costs thereof have been included in the then current Approved CW Annual Budget or Interim CW Annual Budget (as applicable), and the work associated with such budgeted costs has been performed; provided that if Contract Operator, in its capacity as a working interest owner and party to the Operating Agreement has the right to elect not to participate and has elected not to participate in the drilling of such Applicable Conventional Well pursuant to Article VI.B. of the Operating Agreement, Company, in its capacity as a working interest owner, shall be liable for all of such Cost of Services.

(b)                                    Notwithstanding anything to the contrary in Section 3.l(a):

(i)             if Company has participated with Contract Operator in an Applicable Conventional Well pursuant to the Operating Agreement, but Company elects not to participate in the Completion of such Applicable Conventional Well pursuant to the Operating Agreement, and Contract Operator elects to Complete such Applicable Conventional Well, Company shall not be liable for any Cost of Services associated with such Applicable Conventional Well attributable to the Completion of such Applicable Conventional Well and all

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subsequent activities and operations with respect to such Applicable Conventional Well (and Company shall be deemed a Non-Consenting Party with respect thereto); or

(c)                                     if Company has participated with Contract Operator in an Applicable Conventional Well pursuant to the Operating Agreement, but Contract Operator elects not to participate in the Completion of such Applicable Conventional Well pursuant to the Operating Agreement, and Company elects to Complete such Applicable Conventional Well, Company shall be liable for all Cost of Services associated with such Applicable Conventional Well attributable to the Completion of such Applicable Conventional Well and all subsequent activities and operations with respect to such Applicable Conventional Well (and Contract Operator shall be deemed a Non-Consenting Party with respect thereto).

Section 3.2                        Statements and Billings. Contract Operator shall have the same rights and obligations as Company has in its capacity as Operator under Article VII.LA. through Article VII.D. of the Operating Agreement, and Company shall have the same rights and obligations as Contract Operator in its capacity as Non-Operator under Article VILA. through Article VII.D. of the Operating Agreement, in each case, with respect to the Conventional Well Development Activities provided by Contract Operator under this Agreement. In addition, Contract Operator will have the same rights as an “Operator” and the Company will have the same rights and obligations as a “Non-Operator”, in each case, with respect to with respect to the accounting and other procedures set forth in Exhibit “A”.

ARTICLE 4

PHYSICAL INSPECTION; PROVISION OF INFORMATION AND DATA

Contract Operator shall, except as otherwise provided herein, permit Company and any other Non-Operator or such Person’s duly authorized representative, at such Person’s sole risk and cost, full and free access at all reasonable times to all Conventional Well Development Activities being conducted by Contract Operator hereunder and to the records of operations conducted thereon or production therefrom, including Contract Operator’s books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Contract Operator’s conduct of an operation hereunder and shall not obligate Contract Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the Joint Account. Additionally, Contract Operator shall provide Company and any other Non-Operator with (a) any other information that Operator would provide to a Non-Operator under the Operating Agreement with respect to Conventional Well Development Activities provided by Contract Operator hereunder upon request by Company, in its capacity as Operator, and (b) any information reasonably requested by Company, in its capacity as Operator, to be utilized in preparing and submitting proposed CBM Annual Budget to the Budget Committee in accordance with the Operating Agreement. Any audit of Contract Operator’s records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit “A.”

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ARTICLE 5

CERTAIN THIRD PARTY WARRANTIES

Contract Operator shall secure from vendors, suppliers, subcontractors and landowners for the benefit of all parties to the Operating Agreement, such warranties, guarantees and indemnities as may be available on commercially reasonable terms regarding supplies, materials, equipment, and services purchased for the Conventional Well Development Activities and shall enforce such warranties, guarantees and indemnities, provided that Contract Operator shall use commercially reasonable efforts to recover any costs and expenses of enforcement from all such vendors, suppliers, and subcontractors. Company shall pay its proportionate part of the costs and expenses of any such enforcement.

ARTICLE 6

FORCE MAJEURE

If any Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that Party shall give to all other Parties prompt written notice of the force majeure with reasonably full particulars concerning it, thereupon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but not longer than, the continuance of the force majeure. The term “force majeure”, as here employed, shall mean an act of God, strike, lockout or other industrial disturbance, act of the public enemy, terrorism, epidemic, lightning, war, blockade, public riot, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension. The affected Party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure situation shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the Party concerned.

ARTICLE 7

TERM AND TERMINATION

Section 7.1                        Term. This Agreement shall remain in full force and effect until the termination of the Operating Agreement, unless terminated earlier in accordance with Section 7.2.

Section 7.2                        Termination. This Agreement may be terminated by Company, in its capacity as Operator (i) if Contract Operator no longer holds any Oil and Gas Interests or Oil and Gas Leases within the Contract Area or (ii) for good cause, (in each case) by the affirmative vote of Company and Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” to the Operating Agreement remaining after excluding the voting interest of Contract Operator and its Affiliates (and without regard to differing interests of the Parties in the

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wells existing as of the date hereof), which vote shall not be deemed effective until Contract Operator has been provided thirty (30) days notice to cure such condition for termination or if Contract Operator is diligently pursuing curative efforts but is unable to cure such condition within such thirty (30) day period, such longer period as may reasonably be necessary to permit Contract Operator to cure such condition. For purposes hereof, “good cause” shall mean only gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by Contract Operator) or the material breach of a material provision of this Agreement by Contract Operator. Notwithstanding anything to the contrary in this Section 7.2, if there is a dispute as to whether a condition resulting in good cause to terminate this Agreement, or whether such condition has been cured, this Agreement shall remain in place until such dispute has been resolved by a determination of a court of competent jurisdiction.

Section 7.3                        Effect of Termination. If this Agreement is terminated in accordance with this Article 7, all rights and obligations under this Agreement shall cease except for: (a) rights and obligations that expressly survive termination of this Agreement, including the obligations set forth in Section 7.4; (b) liabilities and obligations that have been incurred prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination; and (c) the obligation to pay any portion of the Cost of Services that have been incurred prior to such termination, even if such portion has not become due and payable at that time; provided, however, that any payment obligation disputed by Company in accordance with Section 3.2 hereof shall not become due and payable until settled or otherwise resolved pursuant to Section 3.2 hereof.

Section 7.4                        Contract Operator’s Continued Performance. Upon the termination of this Agreement, Contract Operator shall submit to Company, in its capacity as Operator, a final accounting of its operations hereunder and deliver to Company, in its capacity as Operator, all records, reports, books, data and other material(s) related to the performance of the Conventional Well Development Activities that are in the possession of Contract Operator and its Affiliates as promptly as reasonably possible. All special tools, supplies, spare parts, equipment, consumables, and any other items furnished or maintained under this Agreement, to the extent that the costs thereof were borne by parties to the Operating Agreement, shall become the property of Company, in its capacity as Operator (to hold for the Joint Account) without additional charge. To the extent permitted by the relevant third parties, Company, in its capacity as Operator, or Company’s designee shall assume and become liable for any contracts or obligations (including subcontracts) that Contract Operator may have undertaken with third parties that are not Affiliates of Contract Operator in connection with the Conventional Well Development Activities and in accordance with this Agreement, and Contract Operator shall execute all documents and take all other reasonable steps required by Company, in its capacity as Operator, which may be required to assign to and vest in Company or Company’s designee all rights, benefits, interests and title in connection with such contracts or obligations. Effective as of the termination of this Agreement, Contract Operator shall terminate any contracts or obligations (including subcontracts) that Contract Operator may have undertaken with Affiliates of Contract Operator in connection with the Conventional Well Development Activities. Contract Operator will cooperate with Company, in its capacity as Operator, to cause an orderly transition of operations to Company.

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ARTICLE 8
MISCELLANEOUS

Section 8.1       Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (c) waives any objection that the chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

Section 8.2        Notices. All notices that are required or may be given pursuant to this Agreement shall be given in accordance with Article XII. of the Operating Agreement

Section 8.3        Amicable Resolution of Disputes. Upon any dispute arising under this Agreement, any Party may, by written notice to the other Parties, request a meeting among senior executives designated by each such Party to attempt to resolve such dispute or deadlock by negotiation in good faith. If such dispute or deadlock is not resolved among such senior executives within thirty (30) days, the Parties may pursue any action available to them under applicable Law or in equity.

Section 8.4        Entire Agreement. This Agreement, the Operating Agreement, the Purchase and Sale Agreement and the schedules and exhibits attached thereto, and the documents to be delivered under such Purchase and Sale Agreement or in connection with a condition to the closing thereof (together, the “Transaction Documents”) shall constitute the entire agreement among the Parties pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties regarding such subject matter.

Section 8.5        Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (a) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (b) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (c) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to a Party, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

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Section 8.6        No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon only the Parties and any other Non-Operator under the Operating Agreement and their respective successors and permitted assigns and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third-party beneficiary hereof.

Section 8.7        Amendments and Waivers. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 8.8        Expenses of the Parties. All fees and expenses incurred by or on behalf of a Party in connection with the authorization, preparation and consummation of this Agreement shall be borne solely by the Party who incurred such fees or expenses, including without limitation all fees and expenses of agents, representatives, counsel and accountants employed by such Party in connection with the authorization, preparation, execution and consummation of this Agreement.

Section 8.9        Assignment.

(a)        Contract Operator shall not have the right to Transfer all or part of its rights or obligations as Contract Operator under this Agreement except pursuant to that certain Nora Field Change in Control Letter Agreement dated of even date herewith, between Equitable Production Company, Equitable Gathering Equity, LLC and Pine Mountain Oil and Gas, Inc.

(b)        In the event of any assignment by a Party of any of its interest in the Contract Area to an Affiliate or other Person, such transferee shall be bound by the provisions of this Agreement as to the interest acquired. If more than two Persons hold the interest and rights of any Party hereunder, such Persons shall act collectively as a group with respect to the rights and obligations of such Person as a Party hereunder.

(c)        If Company resigns or is removed as Operator under the Operating Agreement, Company shall assign all of its right, title and interest as Operator hereunder to the successor Operator appointed pursuant to the terms of the Operating Agreement and such successor Operator shall succeed to Company’s rights as Operator hereunder.

Section 8.10      No Right of Set-Off. No Party shall be entitled to offset against any of its financial obligations to the other Parties under this Agreement by virtue of another obligation owed to it or any of its Affiliates by the other Parties or any of such other Parties’ Affiliates.

Section 8.11      Relationship of the Parties. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the Parties liable as partners, co-venturers, or principals. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm’s-length basis in accordance with their own respective self-interest, subject,

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however, to the obligation of the Parties to act in good faith in their deals with each other with respect to activities hereunder.

Section 8.12      Joint Defense. If the Parties are named as defendants in any third-party claim or cause of action arising out of or relating to this Agreement, then the Parties will, as reasonably requested of any Party, cooperate in the joint defense of their common interests to the extent permitted by applicable Law and, to the extent mutually agreeable, enter into an agreement for joint defense of the action (except as against each other).

Section 8.13      Execution of Agreement by Nora Gathering, LLC. Nora Gathering, LLC is executing this Agreement solely for the purposes of assuming those rights and obligations provided to Nora Gathering, LLC described in Sections 2.5(c), 2.8(b), 2.9 and 2.10. This Agreement may be amended, modified, or terminated without the consent of Nora Gathering, LLC, provided that no amendment or modification shall be effective against Nora Gathering, LLC to the extent such amendment expands the obligations or reduces the rights of Nora Gathering, LLC hereunder without the prior written consent of Nora Gathering, LLC.

Section 8.14      Remedies Cumulative. The remedies specified in this Agreement are cumulative, and the exercise of any remedy provided hereunder shall not preclude the exercise of any other remedy provided hereunder or available under applicable Law.

Section 8.15      Limitation on Damages. Notwithstanding anything to the contrary contained herein, Company (and any successor Operator) shall not be entitled to consequential, special or punitive damages (including lost profits) with respect to any notices of violation received by Company with respect to Operation Permits obtained by Contract Operator in the name of Company (or any successor Operator) pursuant to Section 2.8(a), and Company, for itself and on behalf of its Affiliates, all successor Operators and their Affiliates, hereby expressly waives any right to consequential, special or punitive damages (including lost profits) in connection therewith.

Section 8.16      Conflicts. In the event of a conflict between a provision inI this Agreement and a provision in the Operating Agreement, the provision in the Operating Agreement shall prevail; provided that notwithstanding the foregoing for the purposes of Conventional Well Development Activities, (i) Contract Operator shall be considered the “Operator” and Company shall be considered the “Non-Operator” (in each case) under the Operating Agreement and (ii) the accounting procedures relative to the Conventional Well Development Activities shall be controlled by Exhibit “A” hereto.

Section 8.17      Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.18      Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[The remainder of this page is intentionally left blank.]

14

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

PINE MOUNTAIN OIL AND GAS, INC.

By:
Name:
Title:

EQUITABLE PRODUCTION COMPANY

By:
Name:
Title:

Solely for the purposes of assuming those rights and obligations provided to Nora Gathering, LLC under Sections 2.5(c), 2.8(b), 2.9 and 2.10:

NORA GATHERING, LLC

By:
Name:
Title:

Signature Page to Contract Operating Agreement

ATTACHED TO AND MADE PART OF THAT CERTAIN CONTRACT OPERATING AGREEMENT BY AND BETWEEN PINE MOUNTAIN OIL AND GAS, INC. AND EQUITABLE PRODUCTION COMPANY

EXHIBIT “A”
ACCOUNTING PROCEDURE

I. GENERAL PROVISIONS

1.        Definitions

“Joint Property” shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties to this agreement other than the Operator.

“Parties” shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator’s employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.        Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense.

3.        Advances and Payments by Non-Operators

A.       Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month’s operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.        Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect as published in the Wall Street Journal on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser (the “Applicable Rate”), plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.        Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.        Audits

A.       A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.        The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.        Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator’s proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.        Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.        Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.        Labor

A.	(1)	Salaries and wages of Operator’s field employees directly employed on the Joint Property in the conduct of Joint Operations.

	(2)	Salaries of First Level Supervisors in the field.

	(3)	Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4)

Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B.

Operator’s cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.

Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator’s costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.        Employee Benefits

Operator’s current costs of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator’s labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator’s actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.        Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.        Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.       If Material is moved to the Joint Property from the Operator’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.        If surplus Material is moved to Operator’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.        In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.        Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.        Equipment and Facilities Furnished By Operator

A.       Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed Operator’s customary rates. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.        In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.        Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.      Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator’s legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.      Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party’s working interest.

12.      Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker’s Compensation and/or Employers Liability under the respective state’s laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator’s cost not to exceed manual rates.

13.      Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.      Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.      Permits

Costs incurred in connection with obtaining and maintaining permits for the Joint Property, including without limitation all legal and administrative work for governmental hearings and processes associated with such permits.

16.      Salt Water Disposal

One dollar per barrel ($1/bbl) (the “Salt Water Disposal Rate”) of salt water produced from the Joint Property and disposed of, whether on or off the Joint Property, together with all costs paid to non-Affiliates of Operator for the transportation of such salt water to the disposal location, provided that the Salt Water Disposal Rate shall be adjusted in the same manner and on the same schedule as the producing well rate in Section III.1.A.(3). below.

16.      Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1.        Overhead - Drilling and Producing Operations

i.         As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

☒ Fixed Rate Basis, Paragraph 1A, or

☐ Percentage Basis, Paragraph lB

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii.                         The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

☐ shall be covered by the overhead rates, or

☒ shall not be covered by the overhead rates.

iii.                      The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

☐ shall be covered by the overhead rates, or

☒ shall not be covered by the overhead rates.

A.                     Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well:

Drilling Well Rate $4,500.00 per well

Producing Well Rate $225.00 per well per month

The producing well rate shall be applicable from the date hereof as to existing wells and as to new wells as of the date such well is first turned on line into the pipeline system.

(2)  Application of Overhead - Fixed Rate Basis shall be as follows:

(a)  Drilling Well Rate

(1) The charge for drilling well overhead for a well shall be charged in the month following the month that well is spudded.

(2) Any well undergoing any type of workover or recompletion shall also be assessed drilling well overhead in the month following the month such work is commenced.

(b) Producing Well Rates

(1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5) All wells which have not produced any hydrocarbons for two consecutive calendar months (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3) The drilling well rate shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The producing well rate shall be adjusted as of the first day of April immediately following the fifth year anniversary of the effective date of the agreement to which this Accounting Procedure is attached, and each first day of April thereafter. The adjustments shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian. index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.                        [RESERVED]

2.                         Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property (“Major Construction”), Operator shall charge the Joint Account for overhead at the following rates for any Major Construction in excess of $1 00,000:

A.                     10% of the first $100,000 or total cost if less, plus

B.                       5% of costs in excess of $100,000 but less than $1,000,000, plus

C.                       3% of costs in excess of $1,000,000.

Total cost shall mean the gross cost of anyone project. For the purposes of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.                         Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall charge the Joint Account for overhead at the following rates:

A.                     10% of the first $100,000 or total cost if less, plus

B.                       5% of costs in excess of $100,000 but less than $1,000,000,plus

C.                       3% of costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced for insurance recoveries, and no other overhead provisions of this Section III shall apply to costs subject overhead pursuant to this Article III.3.

4.                         Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRA.NSFERS AND
DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator’s option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be mutually agreed to by the Parties.

1.                         Purchases

Material purchased shall be charged at the actual price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any reason, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.                         Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise mutually agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.          New Material - Defined as Material that has never been used / installed and which carries a complete manufacturer’s warranty (Condition A). New Material will be priced at the actual price-in-effect at the time of delivery as paid by the Operator to its distributor (s) or original equipment manufacturer, plus the cost of transportation of the Material to the site.

B.            Good Used Material - Defined as Material that has been previously installed for use, and may have some warranty remaining or may have an expired warranty. This Material is in sound and serviceable condition and suitable for reuse without reconditioning (Condition B). Good Used Material will be priced as follows:

(1)          Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)          Material used on and moved from the Joint Property

(a)          At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as New Material or

(b)         At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)          Material not used on and moved from the Joint Property to Operator or Non-Operator

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.            Other Used Material

(1)          Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)          Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a market basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)                    Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe market prices.

(b)                   Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal market pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

(3)                     Condition E

Junk shall be priced at prevailing market prices. Operator may dispose of Condition E Material under scrap / surplus procedures normally utilized by Operator without prior approval of Non-Operators.

D.                      Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as mutually agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

3.                         Premium Prices

Whenever Material is not readily obtainable because of force majeure (i.e. - Acts of God, national emergencies, strikes or other unusual causes) over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.                         Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.                         Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.                         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.        Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.                         Expense of Conducting Inventories

A.                     The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.                       The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “I”

CW ANNUAL BUDGET - 2007

($MM)

2007 CAPEX PROJECTIONS - Conv.

	Q1	Q2	Q3	Q4	TOTAL

Carryover as of 4-5-07	—	0.36	0.00	0.00	0.36
2007 Capital Budget	3.55	3.71	4.87	7.49	19.61
2007 CAPEX Projection	3.55	4.07	4.87	7.49	19.98

2007 CAPITAL BUDGET COMMITMENT PROJECTION — Conv.

	Q1	Q2	Q3	Q4	TOTAL
	13.13	5.24	7.17	9.98	35.52
2007 Capital Budget Capex Projection					19.61
Carryover into 2008					15.91

1

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “J”

CBM ANNUAL BUDGET - 2007

($MM)

2007 CAPEX PROJECTIONS - CBM

	Q1	Q2	Q3	Q4	TOTAL

Carryover as of 4-5-07	—	3.57	0.00	0.00	3.57
2007 Capital Budget	3.28	13.26	17.39	17.80	51.73
2007 Capex Projection	3.28	16.83	17.39	17.80	55.30

2007 CAPITAL BUDGET COMMITMENT PROJECTIONS - CBM

	Q1	Q2	Q3	Q4	TOTAL
	24.72	20.93	28.67	11.90	86.22
2007 Capital Budget Capex Projection					51.73
Carryover into 2008					34.49

1

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “K”
WELLS

See Exhibit A-2 to the Purchase and Sale Agreement between Equitable Production Company and Pine Mountain Oil and gas, Inc. dated as of April 13, 2007.

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT “L”
EXCLUDED CONVENTIONAL WELLS

WELL NO.

536734
537714
537712
537733
537732
537734
537731
537730
550505
535688
537536
537726
536730
504910
536100
537723
537746
NoraWell1
NoraWell2
NoraWell3
NoraWell4
NoraWell5
NoraWell6
NoraWell7
NoraWell8
NoraWell9
NoraWell10
NoraWell11
NoraWell12
NoraWell13
NoraWell14
NoraWell15
NoraWell16
NoraWell17
NoraWell18
NoraWell19

1

ATTACHED TO AND MADE PART OF THAT CERTAIN JOINT OPERATING AGREEMENT BY AND BETWEEN EQUITABLE PRODUCTION COMPANY AND PINE MOUNTAIN OIL AND GAS, INC.

EXHIBIT”M”
AMI

[Attached behind this page.]

MAP

EXHIBIT M – AMI

Buchanan, Dickenson, Russell and Wise
Counties, Virginia

EXHIBIT E

FORM OF SETTLEMENT AGREEMENT

[Attached behind this page.]

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of                 , 2007, is entered into by and between Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and Equitable Production Company, a Pennsylvania corporation (“EPC”). EPC and PMOG are sometimes referred to herein, individually, as a “Party”, and, collectively, as the “Parties”.

RECITALS

WHEREAS, on or about October 11, 2005, PMOG filed a complaint against EPC in the United States District Court for the Western District of Virginia, at Civil Action No. 1:05-cv-00095 (the “Litigation”) and, on the same day, filed a demand for arbitration against EPC before the American Arbitration Association (the “Arbitration”), both concerning gathering fees charged by EPC to PMOG under that certain Gas Gathering Agreement, dated as of August 26, 1994, between the EPC and PMOG and that certain Letter Agreement, dated as of August 26, 1994, between EPC and PMOG.

WHEREAS, EPC filed counterclaims against PMOG in both the Litigation and the Arbitration.

WHEREAS, the Parties have been engaged in business discussions and negotiations to resolve any disputes and issues, including, without limitation, disputes and issues asserted in the Litigation and the Arbitration, and have entered into a business transaction, effective as of the date of this Agreement, which consists of the agreements and documents listed on Exhibit A attached hereto (the “Transaction Documents”).

WHEREAS, the Parties now wish to resolve, pursuant to the terms and conditions contained herein, all claims that have been asserted by the Parties in the Litigation and the Arbitration (such claims referred to herein as the “Disputed Claims”).

AGREEMENT

NOW THEREFORE, in consideration of the promises, mutual covenants, and agreements contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

I.	CONSIDERATION

The Parties hereby agree that in consideration for the mutual obligations in the Transaction Documents, the Parties have agreed, and do hereby settle and agree to seek dismissal of the Litigation and the Arbitration and to release all Disputed Claims.

II.	REPRESENTATION AND RELEASE WITH PREJUDICE

A.            As of the date hereof, PMOG represents that it is not aware of any claims it may currently have against EPC or any of its Affiliates (as defined in the Purchase and Sale Agreement described in Exhibit A attached hereto, the “PSA”) other than: (i) the Disputed Claims; and (ii) any claim for its proportionate share of costs (including taxes) paid by the

1

Parties during the Audit Period in connection with the ownership or operation of the lands within the AMI (as defined in the PSA) that are refunded or credited to EPC by unaffiliated third parties (the “Refund Amounts”). Except for the obligations set forth herein, PMOG, together with and on behalf of its employees, agents, officers, directors, shareholders, attorneys, Affiliates, successors and assigns (collectively, the “PMOG Group”), does hereby waive, release and forever discharge EPC, together with its, employees, agents, officers, directors, shareholders, attorneys, Affiliates, successors and assigns (collectively, the “EPC Group”) from any and all suits, claims, counterclaims, rights, demands, actions, causes of action, losses and damages of whatever kind, known or unknown, (collectively, “Claims”) (i) arising out of the Disputed Claims or (ii) based on any action taken by any member of the EPC Group or failure to act by any member of the EPC Group before the date of this Agreement, including without limitation any Claims under any of the agreements terminated by the Termination Agreement of even date herewith between the Parties or relating in any way to the arrangements contemplated thereby. Notwithstanding the foregoing, this release is not intended to and shall not release any Claims against, or obligations of, EPC, that may arise out of (i) this Agreement, the Transaction Documents or the operations of the parties to be conducted thereunder from and after the date hereof, (ii) the audit procedure described in Exhibit D hereto, or (iii) any Refund Amounts.

B.            As of the date hereof, EPC represents that it is not aware of any claims it may currently have against any PMOG or any of its Affiliates other than: (i) the Disputed Claims; and (ii) for PMOG’s proportionate share of costs (including taxes) paid by EPC to unaffiliated third parties on behalf of the Parties during the Audit Period in connection with the ownership or operation of the lands within the AMI (as defined in the PSA) that have not been paid by PMOG as of the date hereof (the “Unpaid Amounts”). Except for the obligations set forth herein, EPC, together with and on behalf of its employees, agents, officers, directors, shareholders, attorneys, Affiliates, successors and assigns, does hereby waive, release and forever discharge each member of the PMOG Group from any and all Claims (i) arising out of the Disputed Claims or (ii) based on any action taken by any member of the PMOG Group or failure to act by any member of the PMOG Group before the date of this Agreement, including without limitation any Claims under any of the agreements terminated by the Termination Agreement of even date herewith between the Parties or relating in any way to the arrangements contemplated thereby. Notwithstanding the foregoing, this release is not intended to and shall not release any Claims against, or obligations of, PMOG, that may arise out of (i) this Agreement, the Transaction Documents or the operations of the parties to be conducted thereunder from and after the date hereof, (ii) the audit procedure described in Exhibit D hereto; or (iii) any Unpaid Amounts.

III.	DISMISSAL OF LAWSUIT AND ARBITRATION WITH PREJUDICE

The Parties hereby agree to jointly file an Agreed Motion to Vacate All Substantive Opinions and Orders to Date and to Dismiss the Litigation with prejudice, in the form of Exhibit B attached hereto, and shall file with the panel in the Arbitration an Agreed Motion to Dismiss the Arbitration with prejudice, in the form of Exhibit C attached hereto. It is understood and agreed that each Party shall bear its own attorneys’ fees and litigation expenses incurred in connection with the Litigation and the Arbitration. For and in consideration of the Parties’ mutual release of each other and the other covenants and terms herein, each Party hereby agrees, promises and forever covenants not to sue the other Party upon any claim, cause of action or liability that has been released herein. Notwithstanding any other provision in this

2

Agreement, each Party reserves the right to bring suit for breach and/or enforcement of this Agreement and the Transaction Documents.

IV.	SEVERABILITY

Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement and the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by this Agreement and the Transaction Documents is affected in any manner materially adverse to any Party, then this Agreement and the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement and the Transaction Documents are fulfilled to the extent possible.

V.	WRITTEN MODIFICATION

It is understood and agreed that this Agreement may not be changed, altered, amended or modified in any respect except in a written instrument executed by all of the Parties.

VI.	NO ADMISSION OF LIABILITY

This Agreement represents a compromise and settlement of disputed matters resolved for the sole purpose of terminating protracted and costly litigation, arbitration and disputes. Neither the execution of this Agreement nor the performance of any obligation herein constitutes an admission of wrongdoing or liability on the part of any Party.

VII.	PREPARATION OF AGREEMENT

The Parties hereby acknowledge that this Agreement was the result of negotiation and discussion between the Parties and their respective counsel. Therefore, the Parties agree that this Agreement shall be deemed jointly prepared and that no particular Party is deemed to be the drafter of the Agreement. Accordingly, in any subsequent proceeding interpreting and/or construing this Agreement or related settlement documents, the terms and provisions shall not be construed against either Party.

VIII.	GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

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IX.	WAIVER

Any waiver by either Party of any breach or violation of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term and condition or any other term or condition nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any rights, either at law or in equity.

X.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Parties hereto.

XI.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute one agreement, which shall be binding upon and effective as to the Parties.

XII.	HEADINGS

The Parties agree that the headings of the paragraphs herein are intended and inserted solely for convenience of reference and that such paragraph headings shall not be deemed, construed or interpreted to be a part of this Agreement, and shall not affect the meanings, construction or effect of this Agreement.

XIII.	ACKNOWLEDGMENT

The Parties hereto hereby acknowledge that they have been advised to and have consulted an attorney in connection with any potential claims which they may have and that they have also consulted said attorney with respect to the provisions of this Agreement. The Parties further acknowledge that they have been provided with a reasonable time in which to consider this Agreement and that they have read the Agreement and fully understand its provisions. Each Party, on its own, has made such investigation of the facts pertaining to the Disputed Claims released hereby as it has deemed necessary. Each Party agrees and acknowledges that there may be facts of which it is presently unaware, but that it nonetheless assumes the risk of entering into this Agreement.

XIV.	AUTHORITY

The Parties hereby warrant, represent, and acknowledge to the other that they have full and complete authority to resolve the Litigation and Arbitration as provided herein, to provide and/or receive the consideration given for this Agreement, and to execute this Agreement as set forth below. The Parties warrant and represent to each other that they have not sold, conveyed or assigned, in whole or in part, and are the present owners and holders of all rights, interests, claims, liabilities, demands or causes of action released herein.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each Party hereto, intending to be legally bound, has executed this Agreement as its free act and deed on the day first set forth above.

PINE MOUNTAIN OIL AND GAS, INC.

By:
Name:
Title:

EQUITABLE PRODUCTION COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

ATTACHED TO AND MADE PART OF THE SETTLEMENT AGREEMENT BY AND BETWEEN PINE

MOUNTAIN OIL AND GAS, INC. AND EQUITABLE PRODUCTION COMPANY

EXHIBIT A

TRANSACTION DOCUMENTS

[To list all documents delivered by the Parties or their Affiliates in connection with the closing of the transactions under that certain Purchase and Sale Agreement between Equitable Production Company and Pine Mountain Oil and Gas, Inc. dated as of April 13, 2007.]

ATTACHED TO AND MADE PART OF THE SETTLEMENT AGREEMENT BY AND BETWEEN PINE

MOUNTAIN OIL AND GAS, INC. AND EQUITABLE PRODUCTION COMPANY

EXHIBIT B

MOTION TO VACATE ALL SUBSTANTIVE OPINIONS AND ORDERS TO DATE

AND TO DISMISS THE LITIGATION

[Attached behind this page.]

IN THE UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF VIRGINIA

ABINGDON DIVISION

PINE MOUNTAIN OIL AND GAS, INC.	)
)
Plaintiff,	)
)
v.	)	Civil Action No. 1:05-CV-00095
)
)
EQUITABLE PRODUCTION COMPANY	)
)
Defendant.	)

JOINT MOTION TO VACATE OPINION AND ORDERS AND TO DISMISS WITH

PREJUDICE

Plaintiff Pine Mountain Oil and Gas, Inc. (“Pine Mountain”) and Defendant Equitable Production Company (“EPC”) (collectively, the “Parties”) file this joint motion for vacation of opinion and orders and dismissal with prejudice and show as follows:

1.             At the Parties’ request, this Court has entered a series of Minute Orders beginning with Minute Order entered on September 18, 2006 “staying further proceedings in this case at the request of all parties in order that they might explore possible settlement”, the most recent of which indicated that the “stay is in effect until and including April 30, 2007.”

2.             The settlement agreement that the Parties have negotiated contemplates a fairly complex transaction including a settlement of all of the claims in this case and in the Parties’ pending arbitration. The Parties have compromised and settled the issues between them and are now prepared to finalize the detailed terms of an agreement and

1

to close the related transactions necessary to consummate that agreement including resolution of all issues presented in this case and in the Parties’ pending arbitration.

3.             The Parties represent that this motion is a part of the consideration for their compromise and settlement and jointly move the Court to vacate the Orders entered herein on January 27 and 28, 2006 and the Opinion and Order entered herein on September 1, 2006, and then dismiss this case with prejudice.

Thus, the Parties’ respectfully request that the Court enter an order vacating the Orders entered herein on January 27 and 28, 2006 and the Opinion and Order entered herein on September 1, 2006, and then dismiss this case with prejudice.

DATED: April         , 2007

PINE MOUNTAIN OIL & GAS, INC.	EQUITABLE PRODUCTION CO.

By its Counsel	By its Counsel

Counsel for Plaintiff:	Counsel for Defendant:

Mary Lynn Tate	Howard C. McElroy
Attorney-in-Charge	Attorney-in-Charge
Virginia Bar No. 16085	Virginia Bar No. 17156
THE TATE LAW FIRM	MCELROY, HODGES & FIELDS
110 Abingdon Place	330 Cumming Street
Abingdon, Virginia 24211	Abingdon, Virginia 24210
Telephone: (276) 628-5185	Telephone: (276) 628-9515
Facsimile: (276) 628-5045	Facsimile: (276) 628-7808
Email: lynntate@naxs.com	Email: hmcelroybmhlaw@naxs.net

Scott W. Cowan	W. Thomas McGough, Jr.
/s/ Scott W. Cowan	/s/ W. Thomas McGough, Jr.
Texas Bar No. 00786455	Pennsylvania Bar No. 28328
Admitted pro hac vice	Admitted pro hac vice
John S. “Jack” Edwards, Jr.	Kevin C. Abbott
Texas Bar No. 24040851	Pennsylvania Bar No. 35734
Admitted pro hac vice	Admitted pro hac vice
JONES DAY	Natalie Chetlin Moritz
717 Texas Avenue, Suite 3300	Pennsylvania Bar No. 65174
Houston, Texas 77002	Admitted pro hac vice

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Telephone: (832) 239-3721 (Cowan)	REED SMITH LLP
Telephone: (832) 239-3755 (Edwards)	435 Sixth Avenue
Facsimile: (832) 239-3600	Pittsburgh, Pennsylvania 15219
Email: swcowan@jonesday.com	Telephone: (412) 288-3088 (McGough)
Email: jsedwards@jonesday.com	Telephone: (412) 288-3804 (Abbott)
Telephone: (412) 288-7264 (Moritz)
Facsimile: (412) 288-3063
Email: wmcgough@reedsmith.com
Email: kabbott@reedsmith.com
Email: nmoritz@reedsmith.com

CERTIFICATE OF SERVICE

I hereby certify that on April     , 2007, I caused the foregoing document to be served via e-mail on the following counsel of record in this case:

Howard C. McElroy

Attorney-in-Charge

Virginia Bar No. 17156

McElroy, Hodges & Fields

330 Cumming Street

Abingdon, Virginia 24210

Telephone: (276) 628-9515

Facsimile: (276) 628-7808

Email: hmcelroy@mcelroyhodges.com

W. Thomas McGough, Jr.

Pennsylvania Bar No. 28328

Kevin C. Abbott

Pennsylvania Bar No. 35734

Natalie Chetlin Moritz

Pennsylvania Bar No. 65174

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 288-3088 (McGough)

Telephone: (412) 288-3804 (Abbott)

Telephone: (412) 288-7264 (Moritz)

Facsimile: (412) 288-3063

Email: wmcgough@reedsmith.com (McGough)

Email: kabbott@reedsmith.com (Abbott)

Email: nmoritz@reedsmith.com (Moritz)

Attorneys for Defendant, Equitable Production Company

/s/ Scott W. Cowan
Scott W. Cowan

3

IN THE UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF VIRGINIA

ABINGDON DIVISION

PINE MOUNTAIN OIL AND GAS, INC.	)
)
Plaintiff,	)
)
v.	)	Civil Action No. 1:05-CV-00095
)
)
EQUITABLE PRODUCTION COMPANY	)
)
Defendant.	)

ORDER GRANTING JOINT MOTION TO VACATE OPINION AND ORDERS AND TO

DISMISS WITH PREJUDICE

After considering the Parties’ Joint Motion to Vacate Opinion and Orders and to Dismiss with Prejudice filed on April       , 2007, it is ORDERED that the motion is GRANTED. It is further ORDERED that this Court’s Opinion and Order entered on September 1, 2006 (Docket Entry No. 116) and Orders entered on January 27, 2006 (Docket Entry No. 74) and January 28, 2006 (Docket Entry No. 76) are hereby VACATED and of no further force and effect and this case is hereby DISMISSED with prejudice and stricken from the docket of this Court.

ENTERED: , 2007

James P. Jones
Chief United States District Judge

ATTACHED TO AND MADE PART OF THE SETTLEMENT AGREEMENT BY AND BETWEEN PINE

MOUNTAIN OIL AND GAS, INC. AND EQUITABLE PRODUCTION COMPANY

EXHIBIT C

AGREED MOTION TO DISMISS THE ARBITRATION

[Attached behind this page.]

IN THE MATTER OF THE ARBITRATION BETWEEN

PINE MOUNTAIN OIL AND GAS, INC.,	§	Mark K. Glasser, Esq.,
	§	Party Arbitrator for Claimant
Claimant	§
§
v.	§	David G. Beerbower,
	§	Neutral Arbitrator
§
EQUITABLE PRODUCTION COMPANY,	§
	§	Kevin J. Lipson, Esq.,
Respondent.	§	Party Arbitrator for Respondent

STIPULATION OF DISMISSAL

Claimant Pine Mountain Oil and Gas, Inc., by its counsel, Jones Day and The Tate Law Firm, and Respondent Equitable Production Company, by its counsel, Reed Smith LLP and McElroy & Hodges, hereby stipulate to the dismissal with prejudice of all claims in the above-captioned arbitration pending before Mark K. Glasser, party arbitrator for claimant; David G. Beerbower, neutral arbitrator; and Kevin J. Lipson, party arbitrator for respondent.

DATED: April 11, 2007

PINE MOUNTAIN OIL & GAS, INC.	EQUITABLE PRODUCTION CO.

By its Counsel	By its Counsel

Counsel for Claimant:	Counsel for Respondent:

Scott W. Cowan	W. Thomas McGough, Jr.
/s/ Scott W. Cowan	/s/ W. Thomas McGough, Jr.
Texas Bar No. 00786455	Pennsylvania Bar No. 28328
John S. “Jack” Edwards, Jr.	Kevin C. Abbott
Texas Bar No. 24040851	Pennsylvania Bar No. 35734
JONES DAY	Natalie Chetlin Moritz
717 Texas Avenue, Suite 3300	Pennsylvania Bar No. 65174
Houston, Texas 77002	REED SMITH LLP
Telephone: (832) 239-3721 (Cowan)	435 Sixth Avenue
Telephone: (832) 239-3755 (Edwards)	Pittsburgh, Pennsylvania 15219
Facsimile: (832) 239-3600	Telephone: (412) 288-3088 (McGough)

Email: swcowan@jonesday.com	Telephone: (412) 288-3804 (Abbott)
Email: jsedwards@jonesday.com	Telephone: (412) 288-7264 (Moritz)
Facsimile: (412) 288-3063
Email: wmcgough@reedsmith.com
Mary Lynn Tate	Email: kabbott@reedsmith.com
Virginia Bar No. 16085	Email: nmoritz@reedsmith.com
THE TATE LAW FIRM
110 Abingdon Place	Howard C. McElroy
Abingdon, Virginia 24211	Virginia Bar No. 17156
Telephone: (276) 628-5185	MCELROY & HODGES
Facsimile: (276) 628-5045	330 Cumming Street
Email: lynntate@naxs.com	Abingdon, Virginia 24210
Telephone: (276) 628-9515
Facsimile: (276) 628-7808
Email: hmcelroy@mcelroyhodges.com

2

IN THE MATTER OF THE ARBITRATION BETWEEN

PINE MOUNTAIN OIL AND GAS, INC.,	§	Mark K. Glasser, Esq.,
	§	Party Arbitrator for Claimant
Claimant	§
	§	David G. Beerbower,
v.	§	Neutral Arbitrator
§
§
EQUITABLE PRODUCTION COMPANY,	§
	§	Kevin J. Lipson, Esq.,
Respondent.	§	Party Arbitrator for Respondent

ORDER APPROVING

STIPULATION OF DISMISSAL

After considering Claimant Pine Mountain Oil and Gas, Inc. and Respondent Equitable Production Company’s stipulation of dismissal with prejudice of all claims in the above-caption arbitration, the arbitrators Mark K. Glasser, party arbitrator for claimant; David G. Beerbower, neutral arbitrator; and Kevin J. Lipson, party arbitrator for respondent, enter this order approving the stipulation of dismissal with prejudice of all claims in the above-captioned arbitration.

DATED: April 11, 2007

Mark K. Glasser, Esq.,
Party Arbitrator for Claimant

David G. Beerbower,
Neutral Arbitrator

Kevin J. Lipson, Esq.,
Party Arbitrator for Respondent

ATTACHED TO AND MADE PART OF THE SETTLEMENT AGREEMENT BY AND BETWEEN PINE

MOUNTAIN OIL AND GAS, INC. AND EQUITABLE PRODUCTION COMPANY

EXHIBIT D

AUDIT RIGHTS

1.                                       At any time prior to the day that is eighteen (18) months after the date hereof (the “Subject Period”), by notice in writing to EPC (an “Audit Commencement Notice”), PMOG shall have the right to conduct a single audit of the accounts and records of EPC relating to:

(a)                                  the joint account under that certain Coalbed Methane Gas Operating Agreement dated as of August 1, 1994 by and between the parties (as amended, modified and supplemented from time to time, the “Old CBM JOA”);

(b)                                 the joint account under that certain Conventional Gas (Non-Coalbed Gas) Operating Agreement dated as of August 1, 1994 by and between the parties (as amended, modified and supplemented from time to time, the “Old Conventional JOA”, and the Old CBM JOA and Old Conventional JOA together, the “Old JOAs”); and/or

(c)                                  the payment of royalties under the Lease Agreement by and between The Pittston Company and Philadelphia Oil Company entered into on July 25, 1972, (as amended, modified and supplemented from time to time, the “Old Lease”), for the period commencing with January 1, 2005 and ending with the date hereof (such period, the “Audit Period”).

2.                                       During the conduct of such audit, EPC shall provide PMOG reasonable access to all relevant records during EPC’s normal business hours. All costs relating to such audit shall be borne by PMOG.

3.

a.                                       PMOG hereby agrees that the only proposed adjustments that may be asserted by PMOG with respect to charges or payments to PMOG under the Old JOAs during the Audit Period are those adjustments identifying: (i) mathematical and/or measurement errors in the calculation of costs or payments to PMOG or the calculation of charges or payments to the joint account under either Old JOA; or (ii) costs that were charged to the joint account under either Old JOA in a manner that was materially inconsistent with the terms of the accounting procedure attached to such Old JOA ((i) and (ii) together, “Old JOA Claims”).

b.                                      PMOG hereby agrees that the only adjustments that may be asserted by PMOG with respect to the royalties payable under the Old Lease during the Audit Period are those adjustments identifying: (i) mathematical errors and/or measurement errors in the calculation of such royalties; or (ii) costs deducted from such royalties by EPC in a manner that was materially inconsistent with the terms of the Old Lease under normal and customary practices in the Commonwealth of Virginia ((i) and (ii) together, “Old Lease Claims”, and all Old JOA Claims and Old Lease Claims made by PMOG, collectively, “PMOG Claims”).

c.                                       Solely as a setoff to any PMOG Claim, EPC shall have the right to assert Old JOA Claims with respect to charges or payments made to PMOG pursuant to the Old JOAs during the Audit Period, and Old Lease Claims with respect to royalties paid to PMOG pursuant to the Old Lease during the Audit Period. All Old JOA Claims and Old Lease Claims made by EPC shall be referred to herein collectively as the “EPC Claims”.

d.                                      Notwithstanding anything to the contrary in Section 3(a), 3(b) or 3(c), no PMOG Claims or EPC Claims may be asserted to the extent relating to:

(i)            the Disputed Claims in the Litigation and Arbitration or the Pittston Claims (as defined in the PSA);

(ii)           the $2.00 per barrel charge under the Old JOAs with respect to salt water disposal;

(iii)                               the $337 per producing well per month overhead rate, and the $4,500 per drilling well overhead rate, charged under the accounting procedures attached to the Old JOAs; and

(v)           the amount of the gathering rate deducted in calculating the royalty payable to PMOG pursuant to the Old Lease.

4.                                       At the conclusion of such audit, PMOG may send a written report to EPC identifying any proposed PMOG Claims arising from the audit. Failure on the part of PMOG to make a claim in the written report for adjustment with respect to any charge or payment (or failure to make a payment) to PMOG under an Old JOA during the Audit Period shall conclusively establish between the parties the correctness of such charge and payment (or failure to make a payment). Failure on the part of PMOG to make a claim in the written report for adjustment with respect to any royalty under the Old Lease attributable to any period during the Audit Period shall conclusively establish between the parties the correctness of the payment of royalties under the Old Lease during such period. EPC shall reply to the proposed PMOG Adjustments in writing, and provide therewith a list of all proposed EPC Claims not later than ninety (90) days following its receipt of such written report. Any such proposed PMOG Claims and EPC Claims that cannot be resolved within ninety (90) days after EPC’s response to the written report may be referred by either of PMOG or EPC to Ernst & Young LLP, or if Ernst & Young LLP is unable or unwilling to perform under this Section 4, such other nationally-recognized independent accounting firm as may be accepted by PMOG and EPC (in either case, the “Accounting Firm”), for review and final determination. The Accounting Firm shall conduct the arbitration proceedings in Pittsburgh, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date hereof, to the extent such rules do not conflict with the terms of this Section 4. The

Accounting Firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal. In determining the proper amount of any PMOG Claim or EPC Claim, the Accounting Firm shall not decide that any PMOG Claim is more than the amount proposed by PMOG nor less than the amount proposed by EPC, nor decide that any EPC Claim is more than the amount proposed by EPC nor less than the amount proposed by PMOG, as applicable. The Accounting Firm shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either Party and may not award damages or penalties to either Party with respect to any matter. Each Party shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the Accounting Firm.

5.                                       In no event shall any audit, adjustment or determination under the foregoing provisions give rise to any other remedy, right or claim under the Old Lease, or the Old JOAs.

6.                                       Within thirty (30) days of the final determination of the amount of all PMOG Claims and EPC Claims, EPC shall pay to PMOG an amount equal to the excess, if any, of: (a) the final aggregate amount of all PMOG Claims as agreed by the Parties or as determined by the Accounting Firm pursuant to Section 3 (collectively, the “PMOG Adjustment Amount”); over (b) the final aggregate amount of all EPC Claims as agreed by the Parties or as determined by the Accounting Firm pursuant to Section 3 (the “EPC Adjustment Amount”), provided that EPC shall have no obligation to make any payment pursuant to this Section 6 unless the PMOG Adjustment Amount exceeds the EPC Adjustment Amount (the “Claim Differential”) by an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000), in which case PMOG shall be entitled to the full amount of the Claim Differential.

7.                                       Any information obtained by PMOG under the provisions of this Exhibit D shall be kept confidential and shall not be disclosed to any person or entity without the prior written consent of EPC, except (a) with the prior written consent of EPC; (b) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the PMOG or its Affiliates, (c) as is reasonably necessary to Governmental Authorities, (d) to PMOG’s Affiliates and PMOG’s representatives bound by similar confidentiality provisions, (e) to PMOG’s lenders or financials advisors, or (f) information which is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 7 by PMOG or any such other Person; provided that PMOG shall be responsible for any breach by the parties listed under subsections (d) or (e) above of the confidentiality provisions set forth in this sentence.

EXHIBIT F

FORM OF TERMINATION AGREEMENT

TERMINATION AGREEMENT

BETWEEN

EQUITABLE PRODUCTION COMPANY

AND

PINE MOUNTAIN OIL AND GAS, INC.

Dated as of              , 2007

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of                        , 2007, is by and between Equitable Production Company, a Pennsylvania corporation (“EPC”), and Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”). EPC and PMOG are sometimes referred to herein, individually, as a “Party”, and, together, as the “Parties.”

RECITALS:

WHEREAS, PMOG and EPC are parties or successors in interest to those certain agreements described below:

1)                        that certain Coalbed Gas Exploration and Development Agreement dated as of April 5, 1988, as amended by the Amendment to Coalbed Gas Exploration and Development Agreement dated as of December 12, 1990, the Second Amendment to Coalbed Gas Exploration and Development Agreement dated as of August 26, 1994, the Third Amendment to Coalbed Gas Exploration and Development Agreement dated as of June 10, 1996, the Fourth Amendment to Coalbed Gas Exploration and Development Agreement dated as of July 10, 1997 and the Fifth Amendment to Coalbed Gas Exploration and Development Agreement dated as of December 31, 1998;

2)                        that certain Letter Agreement re: Pine Mountain/ EREX Coalbed Gas Exploration and Development Agreement dated as of April 5, 1988, adding additional acreage to the Coalbed Gas Exploration and Development Agreement dated as of April 5, 1988

3)                        that certain Letter of Understanding dated as of June 10, 1994;

4)                        that certain Coalbed Methane Gas Operating Agreement dated as of August 1, 1994;

5)                        that certain Conventional Gas (Non-Coalbed Gas) Operating Agreement dated as of August 1, 1994;

6)                        that certain Gas Gathering Agreement dated as of August 26, 1994;

7)                        that certain Letter Agreement re: Berea Gathering System Indexed Minimum
Price & Maximum Gathering Fee with Escalator dated as of August 26, 1994; and

8)                        that certain Accounting Letter Agreement dated as of August 26, 1994 regarding (1) Charges for Nora Transmission Company Transportation Tariff Rate on EREX/Pin Mountain Wells and (2) Pipeline Lease Payment (Terminating Pipeline Lease).

1

(collectively, together with all amendments or supplements thereto, the “Prior Agreements”);

WHEREAS, PMOG and EPC are parties or successors in interest to those certain other agreements described below:

1)                        that certain recorded Assignment, Bill of Sale and Conveyance Agreement (Nora Transmission Pipeline) dated as of August 26, 1994; and

2)                        that certain recorded Assignment, Bill of Sale and Conveyance Agreement (Berea Gathering System) dated as of August 26, 1994.

(collectively together with all amendments or supplements thereto, the “Other Agreements”);

WHEREAS, EPC and PMOG have entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April                                               , 2007;

WHEREAS, the Purchase Agreement includes conditions that EPC and PMOG enter into this Agreement; and

WHEREAS, EPC and PMOG desire to terminate the Prior Agreements in their entirety, and terminate certain sections of the Other Agreements, conditioned upon and subject to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 2
TERMINATION OF AGREEMENTS

Section 2.1 Termination. Effective upon the Closing, EPC and PMOG hereby agree that the Prior Agreements are hereby terminated and shall, as of the date of the Closing, be of no further force or effect. Effective upon the Closing, EPC and PMOG hereby agree that the sections of the Other Agreements described below are hereby terminated and shall, as of the date of the Closing, be of no further force or effect. Each of EPC and PMOG waives any applicable termination notice requirements, and shall execute and place such amendments of record as are necessary to effectuate said termination.

1)                        Section 5(c) of that certain recorded Assignment, Bill of Sale and Conveyance Agreement (Nora Transmission Pipeline) dated as of August 26, 1994; and

2)                        Section 5(c) of that certain recorded Assignment, Bill of Sale and Conveyance Agreement (Berea Gathering System) dated as of August 26, 1994.

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Each of EPC and PMOG further agree that, from and after the date hereof, the reference in that certain Asset Purchase Agreement (Nora Transmission Pipeline) dated as of August 26, 1994 between the parties to the delivery of the instruments attached as Attachment I and Attachment II to that such agreement will be deemed amended to reflect the delivery of an instrument mutually agreeable to the parties. In addition, Each of EPC and PMOG further agree that, from and after the date hereof, the reference in that certain Asset Purchase Agreement (Berea Gathering System) dated as of August 26, 1994 between the parties to the delivery of the instrument attached as Attachment I to that such agreement will be deemed amended to reflect the delivery of an instrument mutually agreeable to the parties.

ARTICLE 3
MISCELLANEOUS

Section 3.1    Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any individual or entity other than the Parties.

Section 3.2    Representations and Warranties. EPC and PMOG hereby represent and warrant that each is a current party to each of the Prior Agreements and each of the Other Agreements and neither EPC nor PMOG has assigned or transferred their respective rights or obligations under such Prior Agreements or Other Agreements.

Section 3.3    Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, international courier or facsimile communication addressed to the Parties at the respective addresses set forth below or to such other address, individual or facsimile telephone number as may be designated by notice given by any Party to the other Party.

If to EPC:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412) 553-5700
Telecopy: (412)553-7781

If to PMOG:	777 Main Street, Suite 800
Fort Worth, Texas 76102

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Attention: Chad Stephens

Telephone: (810) 817-1929

Telecopy: (810) 817-1990

With a copy to:

125 State Route 43

P.O. Box 550

Hartville, OH 44632

Attention: Jeffery A. Bynum

Telephone: (330) 877-6747

Telecopy: (330) 877-6129

Any notice, demand, request, direction or other communication given by personal delivery or international courier shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next day during which such normal business hours next occur if not given during such hours on any day; provided, however, that such delivery shall be effective only upon a confirmation (including automatically-generated confirmations) of receipt thereof. Either Party may change its address for notice by notice to the other Party in the manner set forth above.

Section 3.4    Entire Agreement. This Agreement together with the Purchase Agreement and the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the Closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties and their Affiliates (as such term is defined in the Purchase Agreement) pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter.

Section 3.5    Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to a Party, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

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Section 3.6    Amendments and Waivers. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 3.7    Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.8    Further Assurances. Each Party agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by any other Party for carrying out the purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

EPC:	Equitable Production Company

By:
Name:
Title:

PMOG:	Pine Mountain Oil and Gas, Inc.

By:
Name:
Title:

SIGNATURE PAGE TO TERMINATION AGREEMENT

EXHIBIT G

PERMITTED ENCUMBRANCES

None

EXHIBIT H

SELLER GUARANTY

[Attached behind this page.]

GUARANTY AGREEMENT

BY

EQT INVESTMENTS, LLC

FOR THE BENEFIT OF

PINE MOUNTAIN OIL AND GAS, INC.

AND

NORA GATHERING, LLC

Dated as of                  , 2007

TABLE OF CONTENTS

1.	Capitalized Terms	1
2.	Guaranty	1
3.	Representations and Warranties	1
4.	Obligations Unconditional	2
5.	Independent Obligations	3
6.	Waiver	3
7.	Reinstatement	3
8.	Subrogation	4
9.	Continuing Guaranty	4
10.	Third Parties	4
11.	Successors and Assigns	4
12.	Notices	5
13.	Governing Law	6
14.	Amendments and Waivers	6
15.	Severability	7
16.	Entire Agreement	7
17.	Interpretation and Rules of Construction	7

i

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of      , 2007, is by EQT Investments, LLC, a Delaware limited liability company (“Equitable”), for the benefit of Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and Nora Gathering, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”), ET Blue Grass Company, a Delaware corporation (“ETB”), and Equitable Energy, LLC, a Delaware limited liability company (“EE”), are wholly-owned subsidiaries of Equitable.

WHEREAS, ETB, EGEL and EE are parties to certain agreements listed on Exhibit A attached hereto (the “Closing Documents”) which agreements are an integral part of and necessary to effectuate the undertakings contemplated therein.

WHEREAS, Equitable will derive directly or indirectly substantial benefits from the transactions contemplated by the Closing Documents.

WHEREAS, Equitable desires to guarantee the obligations of ETB, EGEL and EE under the Closing Documents to PMOG and the Company.

AGREEMENT

NOW, THEREFORE, in consideration for the undertakings of PMOG and the Company in the Closing Documents, for which undertakings this Guaranty is a condition, and other good and valuable consideration, Equitable covenants and agrees with PMOG and the Company as follows:

1.             Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement, dated as of April                , 2007 (the “PSA”), between Equitable Production Company, a Pennsylvania corporation, and PMOG.

2.             Guaranty. Subject to Section 9 hereof, Equitable hereby absolutely, irrevocably and unconditionally guarantees to each of PMOG and the Company, either or both of whom may act hereunder, the full, complete and timely payment by ETB, EGEL and EE of all of the obligations of ETB, EGEL and EE under the Closing Documents, for the payment of money (collectively, the “Guaranteed Obligations”) up to an aggregate total of One Hundred Million Dollars (US$100,000,000), provided, that Equitable’s liability under this Guaranty shall be no greater than the liability of ETB, EGEL and EE under the Closing Documents with respect to the Guaranteed Obligations. This Guaranty is a guaranty of payment, and not of collection only.

3.             Representations and Warranties. Equitable represents and warrants to PMOG and the Company that the following are true and correct as of the date hereof:

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(a)           Equitable is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

(b)           Equitable has full power and authority (including full management and operating power and authority and all necessary management and member approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligation of Equitable, enforceable against Equitable in accordance with its terms and conditions.

(c)           Neither the execution and the delivery of this Guaranty, nor the performance by Equitable of its obligations hereunder, will in any material respect violate or conflict with any applicable Law to which Equitable is subject, or any provision of its charter or bylaws or any material agreement or instrument to which Equitable is a party or by which any of its properties or assets may be bound. Equitable is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

(d)           ETB, EGEL and EE are wholly-owned subsidiaries of Equitable.

4.             Obligations Unconditional. Notwithstanding anything else to the contrary in this Guaranty, to the fullest extent permitted by applicable Law and subject to Section 9 hereof, the obligations of Equitable hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any of the following, any of which may be taken without the consent of, or notice hereunder to, Equitable:

(a)           any amendment, modification, addition, supplement, extension or acceleration of or to any part of the Closing Documents;

(b)           any exercise or non-exercise by PMOG or the Company of any right or privilege under the Closing Documents;

(c)           any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to ETB, EGEL, EE, any Affiliate of ETB, EGEL or EE, or Equitable;

(d)           any acceptance of partial performance (including partial payments) on the Guaranteed Obligations;

(e)           any change in the legal existence (including, but not limited to, changes in the charter documents), structure or in the direct or indirect ownership of ETB, EGEL or EE or any change, whether direct or indirect, in Equitable’s relationship to ETB, EGEL or EE, including, without limitation, any change by reason of any merger or any sale, transfer, dissolution or other disposition of any stock of ETB, EGEL, EE, or Equitable; or

(f)            any legal incapacity of ETB, EGEL, or EE.

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5.             Independent Obligations. The obligations of Equitable hereunder are independent of the obligations of ETB, EGEL and EE and, to the fullest extent permitted by applicable Law, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Equitable, whether or not ETB, EGEL or EE are joined therein or a separate action or actions are brought against ETB, EGEL or EE. All remedies of PMOG and the Company are cumulative and not exclusive of any other rights or remedies (whether provided by applicable Law or otherwise).

6.             Waiver. Notwithstanding anything else to the contrary in this Guaranty, Equitable unconditionally waives:

(a)           any demand, protest or notice as the same pertains to it and to ETB, EGEL and EE;

(b)           any right to require PMOG or the Company to proceed against ETB, EGEL or EE or to exhaust any security held by PMOG or the Company or to pursue any other remedy;

(c)           any rights of set-off, recoupment, deduction, cross claim or counterclaim;

(d)           any defense based upon an election of remedies by PMOG or the Company, unless the same would excuse performance by ETB, EGEL or EE under the Closing Documents;

(e)           any duty of PMOG or the Company to advise Equitable of any information known to PMOG or the Company regarding ETB, EGEL or EE or their ability to perform under the Closing Documents; and

(f)            any claim of illegality, invalidity or unenforceability of the Guaranteed Obligations.

Provided, however, that Equitable shall be entitled to (i) assert any defenses (other than defenses arising from bankruptcy or insolvency) that ETB, EGEL or EE are entitled to assert under the Closing Documents and (ii) to cure any default in the Guaranteed Obligations under the Closing Documents.

7.             Reinstatement. The obligations of Equitable under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment to PMOG or the Company by or on behalf of ETB, EGEL, EE or any other Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by PMOG or the Company as holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Equitable agrees that it will indemnify PMOG and the Company on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by any such party in connection with such rescission or restoration, including for any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar applicable Law.

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8.             Subrogation. Equitable agrees that until the earlier of (i) payment and satisfaction in full of all Guaranteed Obligations or (ii) termination of this Guaranty pursuant to Section 9, it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained in Section 2, whether by subrogation or otherwise, against ETB, EGEL or EE. If any amounts shall be paid by ETB, EGEL or EE to Equitable on account of such subrogation rights at any time when the Guaranteed Obligations remain outstanding, such amounts shall be held in trust for the benefit of PMOG and the Company and shall forthwith be paid to PMOG or the Company to be credited and applied against the satisfaction of such Guaranteed Obligations.

9.             Continuing Guaranty.

(a)           Subject to Section 9(b), Equitable’s obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the earlier of (i) such time as the Guaranteed Obligations shall have been fully performed or otherwise extinguished pursuant to the terms of the Closing Documents, or (ii) the date which is the fifth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Equitable on or before such fifth anniversary. Upon the earlier of performance or extinguishment of the Guaranteed Obligations, this Guaranty and all of Equitable’s obligations hereunder shall immediately terminate and expire.

(b)           Notwithstanding Section 9(a), with respect to the Guaranteed Obligations of EE under that certain Gas Gathering Agreement, dated as of the date hereof, between EE and the Company and that certain Base Contract for Sale and Purchase of Natural Gas, dated as of the date hereof, between EE and Equitable Production Company (such Guaranteed Obligations being referred to herein as the “Gas Guaranteed Obligations”), Equitable’s obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the date which is the tenth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Gas Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Equitable on or before such tenth anniversary. Upon the earlier of performance or extinguishment of the Gas Guaranteed Obligations, this Guaranty and all of Equitable’s obligations hereunder shall immediately terminate and expire.

10.           Third Parties. This Guaranty shall not confer upon any Person other than PMOG and the Company and their successors or assigns any rights or remedies hereunder, and no Person, other than PMOG and the Company, their successors or assigns, is entitled to rely on any representation, warranty, covenant or agreement contained herein.

11.           Successors and Assigns. This Guaranty shall be binding upon Equitable and its successors and permitted assigns and shall inure to the benefit of PMOG and the Company and their respective successors and assigns. Neither the rights nor the obligations of Equitable under this Guaranty shall be assignable in whole or in part by Equitable without the prior written consent of PMOG, and any purported assignment in violation hereof shall be null and void; provided, however, that any Affiliate of Equitable with a net worth of no less than Two Hundred

4

Million Dollars (US$200,000,000) (such net worth determined after excluding other comprehensive income) and a credit rating of BBB or higher or an equivalent credit rating (as provided by one of the major credit rating agencies), each as determined as of the most recently ended financial quarter, may assume Equitable’s obligations hereunder by an instrument in writing delivered to PMOG, in form and substance reasonably satisfactory to PMOG, and upon such assumption, Equitable shall be released from its obligations hereunder accruing from and after the date of such assumption. PMOG may assign the entirety of its rights under this Guaranty, but the rights of PMOG under this Guaranty shall not be assignable in part by PMOG without the prior written consent of Equitable, and any purported assignment in violation hereof shall be null and void.

12.           Notices. All notices shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as set forth below:

Notices to Equitable shall be addressed as follows:

EQT Investments, LLC

801 West Street, 2nd Floor

Wilmington, DE 19801-1545

Attention:          Kenneth J. Kubacki Vice President

Telephone:         (302) 656-5590

Telecopy:           (302) 428-1410

with a copy to:

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Attention:          Corporate Secretary

Telephone:         (412) 553-5700

Telecopy:           (412)553-7781

or at such other address and to the attention of such other Person as Equitable may designate by written notice to PMOG and the Company.

Notices to PMOG shall be addressed to:

777 Main Street, Suite 800

Fort Worth, Texas 76102

Attention:          Chad Stephens

Telephone:         (810) 817-1929

Telecopy:           (810) 817-1990

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With a copy to:

125 State Route 43

P.O. Box 550

Hartville, OH 44632

Attention:          Steve Dezenzo

Telephone:         (330) 877-6747

Telecopy:           (330) 877-6129

or at such other address and to the attention of such other Person as PMOG may designate by written notice to Equitable and the Company.

Notices to the Company shall be addressed to:

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Attention:          Corporate Secretary

Telephone:         (412) 553-5700

Telecopy:           (412)553-7781

or at such other address and to the attention of such other Person as the Company may designate by written notice to Equitable and PMOG.

Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed by the party giving such notice promptly after transmission in writing by certified mail or overnight delivery to the recipient party.

13.           Governing Law. This Guaranty and the legal relations between Equitable, PMOG and the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of Equitable, PMOG and the Company agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Guaranty or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Guaranty or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than Equitable, PMOG and the Company.

14.           Amendments and Waivers. This Guaranty may not be modified or amended except by an instrument or instruments in writing signed by PMOG, the Company and Equitable. PMOG and the Company may waive compliance by Equitable with any term or provision of this Guaranty on the part of Equitable to be performed or complied with, only by an instrument in writing. Notwithstanding the foregoing, no failure on the part of PMOG or the Company to

6

exercise, and no delay on its part in exercising, any right or remedy under this Guaranty will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy.

15.           Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect, (ii) Equitable, PMOG and the Company shall negotiate in good faith to modify this Guaranty to give effect to the original economic and legal intent of Equitable, PMOG and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible, and (iii) if Equitable, PMOG and the Company are unable to agree on such modifications to this Guaranty and the economic or legal substance of the transactions contemplated by the Transaction Documents (as defined below) is affected in any manner materially adverse to any of Equitable, PMOG or the Company, then the Transaction Documents (as defined below) shall be interpreted to give effect to the original economic and legal intent of Equitable, PMOG and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible.

16.           Entire Agreement. This Guaranty, the PSA, the schedules and exhibits attached to the PSA, and the documents to be delivered under such PSA or in connection with a condition to the closing of such PSA (the “Transaction Documents”), shall constitute the entire agreement among Equitable, PMOG and the Company pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among Equitable, PMOG and the Company regarding such subject matter.

17.           Interpretation and Rules of Construction. This Guaranty shall not be construed against any of PMOG, the Company or Equitable, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:

(a)           examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)           the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c)           a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and

(d)           the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, Equitable has executed this Guaranty as of the date first above written.

EQT INVESTMENTS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTY AGREEMENT

Exhibit A

Closing Documents

1.               Contribution Agreement, dated as of April        , 2007, between EPC, EGEL and PMOG

2.               Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between EPC, EGEL and the Company

3.               Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC, dated as of the date hereof, between EGEL, PMOG and the Company

4.               Nora Field Change of Control Agreement, dated as of the date hereof, between EPC, EGEL and PMOG

5.               Gas Gathering Agreement, dated as of the date hereof, between EE and the Company

6.               Base Contract for Sale and Purchase of Natural Gas, dated as of the date hereof, between EE and EPC, together with Transaction Confirmation, dated as of the date hereof, and any other transaction confirmations thereafter entered into in accordance with such Base Contract for Sale and Purchase of Natural Gas

7.               Promissory Note, dated as of the date hereof from ETB, to the Company.

Exhibit A to Guaranty Agreement

EXHIBIT I

PURCHASER GUARANTY

[Attached behind this page.]

GUARANTY AGREEMENT

BY

RANGE RESOURCES CORPORATION

FOR THE BENEFIT OF

EQUITABLE PRODUCTION COMPANY

EQUITABLE GATHERING EQUITY, LLC

AND

NORA GATHERING, LLC

Dated as of                               , 2007

TABLE OF CONTENTS

1.	Capitalized Terms	1
2.	Guaranty	1
3.	Representations and Warranties	1
4.	Obligations Unconditional	2
5.	Independent Obligations	3
6.	Waiver	3
7.	Reinstatement	3
8.	Subrogation	4
9.	Continuing Guaranty	4
10.	Third Parties	4
11.	Successors and Assigns	4
12.	Notices	5
13.	Governing Law	6
14.	Amendments and Waivers	6
15.	Severability	7
16.	Entire Agreement	7
17.	Interpretation and Rules of Construction	7

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of     , 2007, is by Range Resources Corporation, a Delaware corporation (“Range Resources”), for the benefit of Equitable Production Company, a Pennsylvania corporation (“EPC”), Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”), and Nora Gathering, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), is an indirect wholly-owned subsidiary of Range Resources.

WHEREAS, PMOG is party to certain agreements listed on Exhibit A attached hereto (the “Closing Documents”) which agreements are an integral part of and necessary to effectuate the undertakings contemplated therein.

WHEREAS, Range Resources will derive directly or indirectly substantial benefits from the transactions contemplated by the Closing Documents.

WHEREAS, Range Resources desires to guarantee the obligations of PMOG under the Closing Documents to EPC, EGEL and the Company.

AGREEMENT

NOW, THEREFORE, in consideration for the undertakings of EPC, EGEL and the Company in the Closing Documents, for which undertakings this Guaranty is a condition, and other good and valuable consideration, Range Resources covenants and agrees with EPC, EGEL and the Company as follows:

1.                                       Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement, dated as of April          , 2007 (the “PSA”), between EPC and PMOG.

2.                                       Guaranty. Subject to Section 9 hereof, Range Resources hereby absolutely, irrevocably and unconditionally guarantees to each of EPC, EGEL and the Company, any of whom may act hereunder, the full, complete and timely payment by PMOG of all of the obligations of PMOG under the Closing Documents, for the payment of money (collectively, the “Guaranteed Obligations”) up to an aggregate total of One Hundred Million Dollars (US$100,000,000), provided, that Range Resources’ liability under this Guaranty shall be no greater than the liability of PMOG under the Closing Documents with respect to the Guaranteed Obligations. This Guaranty is a guaranty of payment, and not of collection only.

3.                                       Representations and Warranties. Range Resources represents and warrants to EPC, EGEL and the Company that the following are true and correct as of the date hereof:

1

(a)                                  Range Resources is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

(b)                                 Range Resources has full power and authority (including full corporate power and authority and all necessary board of directors approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligation of Range Resources, enforceable against Range Resources in accordance with its terms and conditions.

(c)                                  Neither the execution and the delivery of this Guaranty, nor the performance by Range Resources of its obligations hereunder, will in any material respect violate or conflict with any applicable Law to which Range Resources is subject, or any provision of its charter or bylaws or any material agreement or instrument to which Range Resources is a party or by which any of its properties or assets may be bound. Range Resources is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

(d)                                 PMOG is an indirect wholly-owned subsidiary of Range Resources.

4.                                       Obligations Unconditional. Notwithstanding anything else to the contrary in this Guaranty, to the fullest extent permitted by applicable Law and subject to Section 9 hereof, the obligations of Range Resources hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any of the following, any of which may be taken without the consent of, or notice hereunder to, Range Resources:

(a)                                  any amendment, modification, addition, supplement, extension or acceleration of or to any part of the Closing Documents;

(b)                                 any exercise or non-exercise by EPC, EGEL or the Company of any right or privilege under the Closing Documents;

(c)                                  any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to PMOG, any Affiliate of PMOG, or Range Resources;

(d)                                 any acceptance of partial performance (including partial payments) on the Guaranteed Obligations;

(e)                                  any change in the legal existence (including, but not limited to, changes in the charter documents), structure or in the direct or indirect ownership of PMOG or any change, whether direct or indirect, in Range Resources’ relationship to PMOG, including, without limitation, any change by reason of any merger or any sale, transfer, dissolution or other disposition of any stock of PMOG or Range Resources; or

(f)                                    any legal incapacity of PMOG.

5.                                       Independent Obligations. The obligations of Range Resources hereunder are independent of the obligations of PMOG and, to the fullest extent permitted by applicable Law,

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in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Range Resources, whether or not PMOG is joined therein or a separate action or actions are brought against PMOG. All remedies of EPC, EGEL and the Company are cumulative and not exclusive of any other rights or remedies (whether provided by applicable Law or otherwise).

6.                                       Waiver. Notwithstanding anything else to the contrary in this Guaranty, Range Resources unconditionally waives:

(a)                                  any demand, protest or notice as the same pertains to it and to PMOG;

(b)                                 any right to require EPC, EGEL or the Company to proceed against PMOG or to exhaust any security held by EPC, EGEL or the Company or to pursue any other remedy;

(c)                                  any rights of set-off, recoupment, deduction, cross claim or counterclaim;

(d)                                 any defense based upon an election of remedies by EPC, EGEL or the Company, unless the same would excuse performance by PMOG under the Closing Documents;

(e)                                  any duty of EPC, EGEL or the Company to advise Range Resources of any information known to EPC, EGEL or the Company regarding PMOG or its ability to perform under the Closing Documents; and

(f)                                    any claim of illegality, invalidity or unenforceability of the Guaranteed Obligations.

Provided, however, that Range Resources shall be entitled to (i) assert any defenses (other than defenses arising from bankruptcy or insolvency) that PMOG is entitled to assert under the Closing Documents and (ii) to cure any default in the Guaranteed Obligations under the Closing Documents.

7.                                       Reinstatement. The obligations of Range Resources under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment to EPC, EGEL or the Company by or on behalf of PMOG or any other Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by EPC, EGEL or the Company as holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Range Resources agrees that it will indemnify EPC, EGEL and the Company on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by any such party in connection with such rescission or restoration, including for any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar applicable Law.

8.                                       Subrogation. Range Resources agrees that until the earlier of (i) payment and satisfaction in full of all Guaranteed Obligations or (ii) termination of this Guaranty pursuant to Section 9, it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained in Section 2, whether by subrogation or otherwise, against PMOG. If any

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amounts shall be paid by PMOG to Range Resources on account of such subrogation rights at any time when the Guaranteed Obligations remain outstanding, such amounts shall be held in trust for the benefit of EPC, EGEL and the Company and shall forthwith be paid to EPC, EGEL or the Company to be credited and applied against the satisfaction of such Guaranteed Obligations.

9.                                       Continuing Guaranty.

(a)                                  Subject to Section 9(b), Range Resources’ obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the earlier of (i) such time as the Guaranteed Obligations shall have been fully performed or otherwise extinguished pursuant to the terms of the Closing Documents, or (ii) the date which is the fifth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Range Resources on or before such fifth anniversary. Upon the earlier of performance or extinguishment of the Guaranteed Obligations, this Guaranty and all of Range Resources’ obligations hereunder shall immediately terminate and expire.

(b)                                 Notwithstanding Section 9(a), with respect to the Guaranteed Obligations of PMOG under Article XVI.J. of that certain Operating Agreement of even date herewith between PMOG and EPC (such Guaranteed Obligations being referred to herein as the “Gas Guaranteed Obligations”), Range Resources’ obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the date which is the tenth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Gas Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Range Resources on or before such tenth anniversary. Upon the earlier of performance or extinguishment of the Gas Guaranteed Obligations, this Guaranty and all of Range Resources’ obligations hereunder shall immediately terminate and expire.

10.                                 Third Parties. This Guaranty shall not confer upon any Person other than EPC, EGEL and the Company and their successors or assigns any rights or remedies hereunder, and no Person, other than EPC, EGEL and the Company, their successors or assigns, is entitled to rely on any representation, warranty, covenant or agreement contained herein.

11.                                 Successors and Assigns. This Guaranty shall be binding upon Range Resources and its successors and permitted assigns and shall inure to the benefit of EPC, EGEL and the Company and their respective successors and assigns. Neither the rights nor the obligations of Range Resources under this Guaranty shall be assignable in whole or in part by Range Resources without the prior written consent of either EPC or EGEL, and any purported assignment in violation hereof shall be null and void; provided, however, that any Affiliate of Range Resources with a net worth of no less than Two Hundred Million Dollars (US$200,000,000) (such net worth determined after excluding other comprehensive income) and a credit rating of BBB or higher or an equivalent credit rating (as provided by one of the major credit rating agencies), each as determined as of the most recently ended financial quarter, may assume Range Resources’ obligations hereunder by an instrument in writing delivered to EPC and EGEL, in form and substance reasonably satisfactory to EPC and EGEL, and upon such assumption, Range

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Resources shall be released from its obligations hereunder accruing from and after the date of such assumption. EPC and EGEL may assign the entirety of their rights under this Guaranty, but the rights of EPC and EGEL under this Guaranty shall not be assignable in part by EPC or EGEL without the prior written consent of Range Resources, and any purported assignment in violation hereof shall be null and void.

12.                                 Notices. All notices shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as set forth below:

Notices to Range Resources shall be addressed as follows:

777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention:	Chad Stephens
Telephone:	(810) 817-1929
Telecopy:	(810) 817-1990

with a copy to:

125 State Route 43
P.O. Box 550
Hartville, OH 44632
Attention:	Steve Dezenzo
Telephone:	(330) 877-6747
Telecopy:	(330) 877-6129

or at such other address and to the attention of such other Person as Range Resources may designate by written notice to EPC, EGEL and the Company.

Notices to EPC and EGEL shall be addressed to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention:	Corporate Secretary
Telephone:	(412)553-5700
Telecopy:	(412)553-7781

or at such other address and to the attention of such other Person as EPC or EGEL may designate by written notice to Range Resources and the Company.

Notices to the Company shall be addressed to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention:	Corporate Secretary

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Telephone:	(412) 553-5700
Telecopy:	(412)553-7781

or at such other address and to the attention of such other Person as the Company may designate by written notice to Range Resources, EPC and EGEL.

Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed by the party giving such notice promptly after transmission in writing by certified mail or overnight delivery to the recipient party.

13.                                 Governing Law. This Guaranty and the legal relations between Range Resources, EPC, EGEL and the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of Range Resources, EPC, EGEL and the Company agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Guaranty or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Guaranty or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than Range Resources, EPC, EGEL and the Company.

14.                                 Amendments and Waivers. This Guaranty may not be modified or amended except by an instrument or instruments in writing signed by EPC, EGEL, the Company and Range Resources. EPC, EGEL and the Company may waive compliance by Range Resources with any term or provision of this Guaranty on the part of Range Resources to be performed or complied with, only by an instrument in writing. Notwithstanding the foregoing, no failure on the part of EPC, EGEL or the Company to exercise, and no delay on its part in exercising, any right or remedy under this Guaranty will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy.

15.                                 Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect, (ii) Range Resources, EPC, EGEL and the Company shall negotiate in good faith to modify this Guaranty to give effect to the original economic and legal intent of Range Resources, EPC, EGEL and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible, and (iii) if Range Resources, EPC, EGEL and the Company are unable to agree on such modifications to this Guaranty and the economic or legal substance of the transactions

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contemplated by the Transaction Documents (as defined below) is affected in any manner materially adverse to any of Range Resources, EPC, EGEL or the Company, then the Transaction Documents (as defined below) shall be interpreted to give effect to the original economic and legal intent of Range Resources, EPC, EGEL and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible.

16.                                 Entire Agreement. This Guaranty, the PSA, the schedules and exhibits attached to the PSA, and the documents to be delivered under such PSA or in connection with a condition to the closing of such PSA (the “Transaction Documents”), shall constitute the entire agreement among Range Resources, EPC, EGEL and the Company pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among Range Resources, EPC, EGEL and the Company regarding such subject matter.

17.                                 Interpretation and Rules of Construction. This Guaranty shall not be construed against any of EPC, EGEL, the Company or Range Resources, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:

(a)                                  examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)                                 the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c)                                  a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and

(d)                                 the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, Range Resources has executed this Guaranty as of the date first above written.

RANGE RESOURCES CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTY AGREEMENT

Exhibit A

Closing Documents

1.	Purchase and Sale Agreement, dated as of April , 2007, between EPC and PMOG

2.	Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between EPC and PMOG

3.	Contribution Agreement, dated as of April , 2007, between EPC, EGEL and PMOG

4.	Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between PMOG and the Company

5.	Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC, dated as of the date hereof, between EGEL, PMOG and the Company

6.	Lease Agreement, dated as of the date hereof, between EPC and PMOG

7.	Operating Agreement, dated as of the date hereof, between EPC and PMOG

8.	Contract Operating Agreement, dated as of the date hereof, between EPC and PMOG

9.	Easement Agreement, dated as of the date hereof, between PMOG and the Company

10.	Nora Field Change of Control Agreement, dated as of the date hereof, between EPC, EGEL and PMOG

11.	Termination Agreement, dated as of the date hereof, between PMOG and EPC

12.	Letter Agreement regarding Calculation of the Net Price under the Pine Mountain Lease, dated as of the date hereof, between PMOG and EPC

Exhibit A to Guaranty Agreement

EXHIBIT J

FORM OF EPC LEASE

[Attached behind this page.]

LEASE AGREEMENT

THIS LEASE AGREEMENT, sometimes hereinafter referred to as “Agreement” or “Lease”, is entered into this          day of                      2007 (the “Execution Date”), but effective as of June 1, 2006 12:01 a.m. local time (the “Effective Time”), by and between Equitable Production Company, a Pennsylvania corporation, with an office at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, as lessor hereunder (“EPC”, and EPC in its capacity as lessor hereunder, “Lessor”), and EPC, as lessee hereunder (EPC in its capacity as a lessee hereunder, “Lessee”),

W I T N E S S E T H:

That, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and of the covenants and agreements on the part of the Lessee to be kept and performed, and upon the conditions, limitations, exceptions and reservations hereinafter contained, for the period of time hereinafter provided, Lessor does hereby grant, demise, lease, and let unto Lessee, for the sole and only purpose of exploring, drilling, testing, producing, and removing oil (including without limitation natural crude oil or petroleum and other hydrocarbons, regardless of gravity, which are produced at the well in liquid form by ordinary production methods), gas (including without limitation all natural gas whether hydrocarbon or non-hydrocarbon or any combination or mixture thereof, including hydrocarbons, hydrogen sulfide, helium, carbon dioxide, nitrogen, hydrogen and casing head gas and coalbed methane gas, including without limitation coal seam gas, coalbed gas, methane gas, gob gas, occluded gas and other naturally occurring gases in or associated with any coal seam and gas originated or produced from any coal seam), gasoline, and other associated hydrocarbons and their constituent elements (the “Hydrocarbons”) from the Leased Premises (as hereinafter defined), along with the right to place drips and tanks, and to build stations and houses for gates, meters, and regulators thereon, and for conducting geological and geophysical surveys, together with the necessary rights-of-way for ingress and egress to, from, over and across the Leased Premises for roads, electrical power lines, and such other rights and privileges necessary for and incident to the operation of the Leased Premises for Hydrocarbons, together with the right to transport over said lands Hydrocarbons produced from the Leased Premises or the AMI, including the right-of-way and easement to lay, construct, use, maintain, operate, change, replace, and remove gathering lines for such transportation; and the right, whether during or within six (6) months after the expiration of this Lease, to remove, if not in default hereunder, any and all property, including the right to draw and remove all casing, and improvements which Lessee may place or erect upon the Leased Premises; and to plug any well or wells drilled thereon, all, however, subject to the terms and provisions of this Lease and all prior conveyances and encumbrances of record and Lessor’s use of the properties covered hereby.

Lessor hereby excepts and reserves unto itself the entire ownership and control of the Leased Premises and all rights incident thereto not expressly conveyed by this Lease,

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specifically including but not limited to the entire interest and control in and to all surface, coal, timber, other minerals and all other products and substances (other than Hydrocarbons) naturally occurring therein and thereon along with all rights necessary or convenient in connection with the operation or enjoyment thereof.

It is expressly understood and agreed by and between the parties hereto that the rights and privileges herein granted are and shall be construed as limited to such rights and privileges only as Lessor as owner or grantee possesses and has the lawful right to grant; provided, however, that Lessor does grant and convey to Lessee the full benefit of all rights and privileges in its claim of title, not inconsistent herewith. If Lessor owns the mineral rights only, this Agreement shall not be construed as granting or attempting to grant to Lessee any rights and privileges in the surface or any rights whatsoever other than such as are granted or reserved to the Lessor in and by the deeds or other instruments under which it claims the mineral rights, anything herein contained to the contrary notwithstanding.

DESCRIPTION OF LANDS

The lands covered hereby are more particularly described on Exhibit “A”, which is attached hereto and made a part hereof (the “Leased Premises”).

The Leased Premises shall also include (in addition to the lands described on Exhibit “A” attached hereto) any and all other lands owned by Lessor on or before the Execution Date that are situated within Counties of Buchanan, Dickenson, or Russell Counties, in the Commonwealth of Virginia.

Upon the discovery by either party that any Leased Premises is not expressly identified on Exhibit “A” attached hereto, the party making such discovery shall give notice thereof to the other party to verify the same, and upon such verification, the parties shall add to this Lease such lands not expressly identified on Exhibit “A” attached hereto, upon the same terms hereof.

In consideration hereof, Lessor and Lessee mutually agree and covenant as follows:

1.                       TERM

Subject to the further provisions hereof, this Lease shall be and remain in force as to the Leased Premises for a primary term of two (2) years (“Primary Term”) and for so long thereafter as Hydrocarbons are produced from the Leased Premises or from leases or lands pooled with such Leased Premises, or drilling, reworking or other operations are continued as provided herein. If after the end of the Primary Term should all wells on the Leased Premises cease to produce, this Lease shall terminate as to all of the Leased Premises, provided however, Lessor shall have a period of one hundred and twenty (120) days after production from all wells on the Leased Premises ceased to drill and place into production a new well or to

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restore production from the existing well such that a well on the Leased Premises is producing prior to the expiration of the 120 day period.

There shall be no obligation on the part of Lessee to offset wells on separate tracts into which the Leased Premises may be hereafter divided by sale, devise, or otherwise, or to furnish separate measuring or receiving tanks.

This is a PAID-UP LEASE.

Upon the expiration or termination of this Lease as to the entire Leased Premises or any portion thereof, Lessee shall promptly file an appropriate recordable surrender and release of this Lease or a portion thereof in the public records in the counties in which the Leased Premises are located. During the term of this Lease, Lessee may release and surrender portions of the Leased Premises by providing prior written notice to Lessor and filing an appropriate recordable partial surrender and release in the public records in the counties in which the Leased Premises are located.

2.                       NOTICES; DEFAULT

A.                           NO ROYALTIES  It is understood and agreed by the parties hereto that no royalties shall be due or payable to Lessor under the terms of this Lease.

B.                           ADDRESSES FOR NOTICES  All notices or payments under this Lease shall be made promptly without demand for same, at the address set forth in Section 10 below, or other such address as Lessor or Lessee may from time to time in writing direct. All payments to Lessor under this Lease may be made by electronic funds transfer, check, mailed or tendered to Lessor as hereinabove provided.

C.                           TRANSFER OF RIGHTS BY LESSOR  In the event this Lease, or any part hereof or any rights hereunder, shall be transferred by Lessor, its representatives, successors or assigns, no such transfer shall be binding upon Lessee until such time as Lessor or its successor provides Lessee, its successors and assigns, with written notice of the transfer and the name and address of the transferee.

D.                           FORFEITURE  All of the preceding provisions to be kept and performed by Lessee, and the covenant of Lessee to perform the same, shall inure to the benefit of Lessor, its successors or assigns, and it may, by proper action at law or suit in equity, re-entry, distress, or other proper proceeding, enforce any and all of said conditions and the covenant of Lessee to perform the same. In

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case Lessee shall fail in performance or observance of any of the terms, conditions, covenants, and agreements herein contained to be performed or observed by it, and any such failure shall continue for the period of sixty (60) days after Lessor shall have given written notice of such default to Lessee, or if Lessee has commenced and is diligently pursuing curative efforts but is unable to cure such default within such sixty (60) day period, such longer period as may reasonably be necessary to permit Lessee to cure such default (provided that in no event shall such longer period exceed one hundred and twenty (120) days after Lessor shall have given such notice), then and in any such event, at the election of Lessor, the term and leasehold interest hereby created and all rights of Lessee under this Lease shall forthwith cease and terminate, except as to Leased Premises included in producing drilling units, and except with respect to the following amount of acreage around each producing well—forty (40) acres for an oil well bottomed in the Shallow Strata; three hundred thirty (330) acres for a gas well bottomed in the Shallow Strata; and one thousand (1,000) acres for any well bottomed in the Deep Strata; said acreage to be selected by Lessee and laid off as nearly as practicable in the form of a square, provided that Lessor reserves for itself, its successors, assigns and lessees, adequate rights of way over the portion of the Leased Premises retained by Lessee and all other rights necessary for the development of and operations for Hydrocarbons in the terminated portion of the Leased Premises, whether such Hydrocarbons are developed and produced from the terminated portion of the Leased Premises or otherwise, and in like manner Lessee shall be deemed to have retained adequate rights of way over the terminated portion of the Leased Premises and all other rights necessary for the development of and operations for Hydrocarbons on the non-terminated portion of the Leased Premises, (in each case) which rights, however, shall be so exercised by each party as not to interfere unreasonably with the operations of the other party on such lands. Upon termination of this Lease, Lessor shall be entitled to re-enter the Leased Premises and to exclude Lessee therefrom and to hold the Leased Premises as of its former estate, subject to the foregoing provisions of this Section 2(D); and a waiver by Lessor of any particular cause of forfeiture shall not prevent the forfeiture and cancellation of this Lease for any other cause of forfeiture or for the same cause occurring at any other time. The remedies given in this section are merely cumulative and shall not deprive Lessor of any of its other legal or equitable remedies. Notwithstanding anything to the contrary in this Section 2(D), Lessor shall have no right to re-enter the Leased Premises and exclude Lessee therefrom to the extent such right is derived from a default caused by the action or

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omission of Lessor or any affiliate of Lessor, to the extent such party is acting in the capacity of Lessee hereunder and, if more than one party constituting Lessee hereunder, such party acting in such capacity as a Lessee hereunder was the operator of the Lease in connection with the action or omission causing the default. Further, notwithstanding anything to the contrary in this Section 2(D), if there is bona fide dispute as to whether there has been a default under or termination of this Lease, there shall be no default or termination hereunder unless and until there is a determination by a court of competent jurisdiction that a default has occurred or this Lease has been terminated in accordance with the terms hereof.

3.                       POOLING AND UNITIZATION

A.                          It is understood and agreed that portions of the Leased Premises are may currently be pooled or unitized for the production of Hydrocarbons. Lessee shall have the right to further pool or unitize, (or to amend the existing field unit) all or any part or parts of the Leased Premises, or rights herein, with any other land in the vicinity thereof, or with any leasehold, operating or other rights or interests in other land to create pools or units, without the prior written consent of Lessor; provided however, the lands forming such units shall not exceed more than (i) three hundred thirty (330) acres for wells bottomed in the “Shallow Strata” (as hereinafter defined) plus ten percent (10%) acreage tolerance, and (ii) one thousand (1,000) acres for wells bottomed in the “Deep Strata” (as hereinafter defined) plus ten percent (10%) acreage tolerance. As used herein, “Shallow Strata” shall mean all depths above (but not including) the top of the Onondaga formation, and “Deep Strata” shall mean all depths below (and including) the top of the Onondaga formation.

B.                            In the event a pool or unit is formed in accordance with the preceding paragraph, each pool or unit so formed shall be created by a written Declaration Notice, executed by Lessee, containing a description of the unit so created. Any well which is commenced, drilled, or producing on any part of any lands so pooled or unitized with the Leased Premises shall be considered a well commenced, drilled and producing on the Leased Premises.

4.                       COMPLIANCE WITH LAWS, ETC.

Lessee shall comply with all federal, state and local laws, orders, rules and regulations applicable to its operations under this Lease.

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5.                       SURRENDER

Lessee, not being in default in any of the covenants and conditions herein contained, shall have the right, at any time upon the delivery to Lessor of a proper instrument of cancellation or surrender to surrender the whole of the Leased Premises or any portion thereof, and the rights and obligations of the parties hereunder shall terminate as to the part or parts so surrendered. Upon termination, whether by default, surrender or otherwise, if requested by Lessor, Lessee shall be obligated to properly plug, abandon and/or remove any and all wells, pipelines, facilities and other structures placed on the surrendered portion of the Leased Premises by Lessee.

In the event of surrender of parts or portions of the Leased Premises, Lessor reserves for itself, its successors, assigns and lessees, adequate rights of way over the unsurrendered portion of the Leased Premises and all other rights necessary for the development of and operations for Hydrocarbons in the surrendered portions of the Leased Premises for Hydrocarbons whether such Hydrocarbons are developed and produced from the surrendered portion of the Leased Premises or otherwise, and in like manner Lessee shall be deemed to have reserved adequate rights of way over the surrendered portion of the Leased Premises and all other rights necessary for the development of and operations for Hydrocarbons on the unsurrendered portion of the Leased Premises, (in each case) which rights, however, shall be so exercised by each party as not to interfere unreasonably with the operations of the other party on such lands and consistent with the other terms of this Lease.

6.                       TERMINATION; SURVIVAL

It is specifically agreed by the parties hereto that should this Lease be terminated for any reason, Lessee’s obligations to plug and abandon those wells on the Leased Premises that are then no longer capable of producing Hydrocarbons, and reclaim the associated well sites, shall survive the termination of this Lease.

7.                       TAXES

Lessee shall pay or cause to be paid, all production, severance, excise, gathering, ad valorem, property and other taxes, levies and assessments which may be levied or assessed upon or with respect to the Leased Premises by a federal, state, county or local taxing authority. Lessee shall pay any and all taxes against all improvements and property located on the Leased Premises now or in the future under any statutes or laws now or hereafter in force or effect. If any such taxes, levies or assessments herein provided to be paid by the Lessee are for any reason required to be paid by

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the Lessor, the Lessee shall promptly repay to the Lessor the amount thereof.

8.                            ASSIGNMENT AND SUBLEASE

Lessor may assign or transfer to others all or any part of its interest in the Leased Premises or this Lease or in one or more wells to be drilled under this Lease without prior approval of Lessee. Lessee may not assign or transfer to others all or any part of its interest in the Leased Premises or this Lease or in one or more wells to be drilled under this Lease without Lessor’s prior written approval of the assignee or transferee, which approval shall not, however, be unreasonably withheld, provided that Lessee may assign or transfer all or any part of its interest in the Leased Premises or this Lease to any affiliate of Lessee, or Lessor or any affiliate of Lessor, or to Pine Mountain Oil and Gas, Inc. (“PMOG”) in connection with the transactions contemplated by that certain Purchase and Sale Agreement between EPC and PMOG, dated April     , 2007 (the “PSA”), without the prior written consent of Lessor. Lessee shall furnish to Lessor relevant information regarding the identity of such assignee or transferee and the terms of such proposed assignment or transfer. Before approval of any assignee or transferee by Lessor, such assignee or transferee must specifically agree in writing with Lessor to assume all the duties, obligations and responsibilities of Lessee. No such assignment or transfer shall relieve Lessee of any of its duties, obligations and responsibilities hereunder unless otherwise agreed by the parties.

9.                       INFORMATION

Lessee shall furnish promptly to Lessor such information as it may request concerning the logs, rock pressure, depth and condition of any wells completed or being drilled upon the Leased Premises and such other information in respect thereto as Lessor may reasonably request and Lessee shall be able to furnish.

10.                NOTICES

Whenever under the terms of this Lease written notice is required to be given, such requirements shall be complied with by either party by the sending of notice via facsimile, FedEx or other such recognized overnight service, with proof of delivery, or by certified U.S. mail with return receipt requested, addressed to the parties entitled to receive same, as follows:

To Lessor —

Equitable Production Company

225 North Shore Drive

7

Pittsburgh, Pennsylvania 15212

ATTN: Corporate Secretary

Fax: (412) 553-7781

To Lessee —

Equitable Production Company

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

ATTN: Corporate Secretary

Fax: (412) 553-7781

11.                (INTENTIONALLY OMITTED)

12.                INDEMNIFICATION

In connection with its operations hereunder, Lessee shall be bound by and shall comply with all applicable federal, state and local laws and regulations. Lessee agrees to protect, indemnify, defend and save Lessor harmless from and against any and all claims, costs, expenses, liabilities or damages in connection with Lessee’s use of the Leased Premises, including, without limitation, damages to persons or property, fines and other amounts payable for Lessee’s failure to comply with applicable environmental safety or health requirements of law (whether federal, state or local), and costs of administrative or other legal proceedings.

13.                NO WARRANTY

It is understood that, of the tracts of land comprising the Leased Premises, some may be owned by Lessor in fee simple absolute, surface as well as minerals, and all other estates, while others are owned as mineral rights only, said mineral rights not being uniform in all instances, and that the rights hereby demised, leased and let with respect to the several tracts are limited to such rights as Lessor has a right to let under the terms of the respective deeds through which it derives title and Lessor makes no warranty as to title.

14.                NO WAIVER

No delay on the part of Lessor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Lessor of any right, power or privilege or any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8

15.                GOVERNING LAW

This Lease and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Lease or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Lease or the transactions contemplated hereby, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than the parties.

16.                FORCE MAJUERE

If either party is rendered unable, wholly or in part, by “Force Majeure” (as hereinafter defined) to carry out its obligations under this Lease, other than the obligation to make money payments, that party shall give to the other party prompt written notice of the Force Majeure with reasonably full particulars concerning it; thereupon, the obligations of the affected party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. The affected party shall use reasonable efforts to remove the Force Majeure as quickly as possible.

The requirement that any Force Majeure shall be remedied using reasonable efforts shall not require the settlement of strikes, lockout, or other labor difficulty by the affected party, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the affected party.

The term “Force Majeure” as used in this Lease shall mean the following: an act of God, strike, lockout, or other industrial disturbances, act of the public enemy, terrorism, war, blockade, public riot, epidemic, lightning, fire, storm, flood, explosion, governmental restraint (including proration order), unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension; provided, however, that such term shall not include the occurrence or continuation of economic conditions (including, without limitation, changes in market prices for Hydrocarbons produced by Lessee under this Lease or changes

9

in Lessee’s production or other costs) which may make it expedient for Lessee to curtail, prorate, suspend or discontinue such production.

17.                HEADINGS

The headings preceding the text of the sections hereof are solely for the convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

18.                MODIFICATION AND ALTERATION

No modification, alteration, waiver or addition to this Lease or any part thereof shall be valid, binding or relied upon by either party unless the same be in writing and signed by Lessor and Lessee. No evidence of any such modification, alteration, waiver or additions shall be received in any controversy arising out of this Lease, except if it be in writing and signed as aforesaid.

19.                SUCCESSORS AND ASSIGNS

All terms, provisions, covenants, conditions, agreements and limitations herein contained shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

20.                MEMORANDUM OF LEASE

The parties agree to execute this Lease in duplicate originals. Further, at any time prior to recordation of this Lease by Lessee, upon notice from Lessor to Lessee, the parties shall execute a memorandum of lease and record said memorandum in the appropriate counties in which the Leased Premises are situated, and neither Lessor nor Lessee shall record this Lease without the prior written consent of the other.

21.                (INTENTIONALLY OMITTED)

22.                INTENTIONS OF THE PARTIES; NO MERGER

A.                     EPC is entering into this Lease as both Lessee and Lessor as a matter of convenience to facilitate the transactions contemplated in the PSA. This Lease shall be deemed to have been executed immediately prior to the “Conveyance” (which term has the meaning ascribed to it in the PSA), so that the Conveyance has the effect of transferring to PMOG an undivided one-half (½) of EPC’s interest as Lessee hereunder.

10

B.                       The interests of Lessee and Lessor hereunder shall at all times be separate and apart and shall in no event be merged, notwithstanding the fact that the leased interest created hereby, or any interest therein, may be held directly or indirectly by or for the account of the same person or entity who owns the fee title to the Hydrocarbons subject to this Lease or any portion thereof; and no such merger shall occur by the operation of law or otherwise unless and until all persons or entities directly holding any of the interests of Lessee and Lessor hereunder join in the execution of a written instrument effecting such merger of interests.

IN WITNESS WHEREOF, the parties have executed this Lease by their respective duly authorized officers effective as of the day and year first above written.

ATTEST:	LESSOR:
EQUITABLE PRODUCTION COMPANY

By:	By:
Name:	Name:
Title:

ATTEST:	LESSEE:
EQUITABLE PRODUCTION
COMPANY

By:	By:
Name:	Name:
Title:

11

STATE OF

To-Wit:

COUNTY OF

I,                               , a Notary Public in and for the State of                 , County of                      , do certify that                   , who signed the writing above for Equitable Production Company, a Pennsylvania corporation, bearing date of the day of               day of ,           2007, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

GIVEN under my hand this           day of             , 2007.

My term of office expires on the             day of         , 20  .

Notary Public

12

STATE OF               ,

To-Wit:

COUNTY OF

I,                                , a Notary Public in and for the State                        ,  of County of                      , do certify that                        , who signed the writing above for Equitable Production Company, a Pennsylvania corporation, bearing date of the day of                       day of                       , 2007, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

GIVEN under my hand this                      day of                      , 2007.

My term of office expires on the              day of                     , 20  .

Notary Public

13

ATTACHED TO AND MADE PART OF THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN

EQUITABLE PRODUCTION COMPANY (AS LESSOR), AND EQUITABLE PRODUCTION

COMPANY (AS LESSEE)

EXHIBIT “A”

LEASED PREMISES

All of Lessor’s interest in and to the following:

1.                         Those lands conveyed to Equitable Resources Energy Company d/b/a Equitable Resources Exploration by Fleming-Kinship Land Corporation pursuant to that certain Deed made and entered into on December 28, 1990, recorded at Book 704, Page 143 in the records of the County Clerk of the County of Wise, Commonwealth of Virginia.

2.                         Those lands conveyed to Equitable Resources Exploration by Mae S. Rowlett and Marvin W. Rowlett pursuant to that certain General Warranty Deed dated January 24, 1995, recorded at Book 306, Page 528 in the records of the County Clerk of the County of Dickenson, Commonwealth of Virginia.

3.                         Those lands conveyed to Equitable Resources Exploration by Virginia Gas Exploration Company pursuant to that certain deed dated September 29, 1994, recorded at Book 305, Page 053 in the records of the County Clerk of the County of Dickenson, Commonwealth of Virginia.

A-1

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
503108	NORA V-3108	1	DICKENSON	38AE	CONV	PDP	216,859.10
504661	NORA VC-4661	1	DICKENSON	43BJ	CBM	PDP	549,942.55
505217	NORA CBM 505217	1	DICKENSON	50AU	CBM	PDP	613,534.40
535428	NORA 535428	1	DICKENSON	29AS	CONV	PDP	113,216.47
535460	NORA V-5460	1	DICKENSON	37AV	CONV	PDP	258,911.43
536398	536398	1	DICKENSON	8OBJ	CONV	PDP	27,509.52
536778	536778	1	DICKENSON	24BD	CONV	PDP	213,125.82
536779	536779	1	DICKENSON	25BG	CONV	PDP	250,573.28
537064	537064	1	DICKENSON		CONV	PDP	2,979,968.41
537538	537538	1	DICKENSON	23BE	CONV	PDP	213,125.82
537557	537557	1	DICKENSON	20BH	CONV	PDP	250,573.28
537725	537725	1	RUSSELL	80BP	CONV	PDP	292,816.39
550479	550479	1	DICKENSON	51AG	CONV	PDP	213,125.82
550510	NORA 550510	1	DICKENSON	31AL	CONV	PDP	292,058.27
550513	NORA V-550513	1	DICKENSON	32AF	CONV	PDP	368,428.29
702823	FIRST UNION BANK	1	DICKENSON	50AC	CONV	PDP	290.640 52
702965	KISER, JOHN HEIRS #521	1	DICKENSON	68AW	CBM	PDP	6,108.18
703672	NORA VC-3672	1	BUCHANAN	88AT	CBM	PDP	163,301.78
501819	NORA 501819	1	DICKENSON	35BU	CONV	PDP	401,605.05
501832	NORA V-1832	1	DICKENSON	34AH	CONV	PDP	304,059.86
501836	501836	1	WISE	29CN	CONV	PDP	480,051.20
501853	NORA VC-1853	1	RUSSELL	78BP	CBM	PDP	99,080.25
501875	501875	1	DICKENSON	68BK	CBM	PDP	67,573.05
502018	NORA CONV 502018	1	DICKENSON	47BO	CONV	PDP	277,019.18
502025	NORA CONV 502025	1	DICKENSON	27BG	CONV	PDP	98,090.10
502028	502028	1	DICKENSON	BC-28	CONV	PDP	307,684.65
502030	502030	1	DICKENSON	32AR	CONV	PDP	182,429.18
502213	COASTAL COAL COMPANY #502213	1	WISE	23CG	CONV	PDP	605,408.92
502297	502297	1	DICKENSON	BA-66	CONV	PDP	183,058.88
502377	MCCOY, WILLIAM #502377	1	WISE	38CI	CONV	PDP	277,906.99
502480	NORA VC-2480	1	DICKENSON	68BD	CBM	PDP	133,409.40
502569	NORA VC-2569	1	RUSSELL	69CC	CBM	PDP	105,359.64
502614	NORA VC-2614	1	RUSSELL	66BZ	CBM	PDP	93,774.40
502832	NORA VC-2832	1	RUSSELL	78BQ	CBM	PDP	107,623.00
502974	NORA CBM 502974	1	BUCHANAN	78AW	CBM	PDP	199,435.82
503034	NORA CBM 503034	1	WISE	22BU	CBM	PDP	79,875.02

1

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
503042	503042	1	DICKENSON	39B1	CBM	PDP	658,235.86
503179	NORA 503179	1	DICKENSON	50AE	CONV	PDP	141,856.94
503180	503180	1	DICKENSON	52AB	CONV	PDP	235,168.85
503215	NORA VC-3215	1	DICKENSON	31BN	CBM	PDP	15,917.55
503219	NORA VC-3219	1	DICKENSON	28BR	CBM	PDP	282,389.60
503444	503444	1	WISE	25BY	CBM	PDP	216,959.49
503573	NORA 503573	1	DICKENSON	40BK	CBM	PDP	387,103.60
503670	NORA VC-3670	1	BUCHANAN	85AV	CBM	PDP	26,211.51
503968	NORA VC-3968	1	DICKENSON	48AX	CBM	PDP	250,141.00
503972	NORA VC-3972	1	DICKENSON	48BA	CBM	PDP	193,079.54
504104	NORA VC-4104	1	DICKENSON	57BV	CBM	PDP	179,302.03
504145	NORA V-4145	1	DICKENSON	40AB	CONV	PDP	181,925.43
504247	NORA 504247	1	DICKENSON	32BM	CBM	PDP	149,737.55
504254	NORA VC-4254	1	DICKENSON	47BB	CBM	PDP	84,374.18
504257	NORA VC-4257	1	DICKENSON	50AY	CBM	PDP	90,675.33
504342	NORA VC-4342	1	BUCHANAN	90AW	CBM	PDP	425,212.28
504368	NORA VC-4368	1	DICKENSON	35BL	CBM	PDP	150,367.23
504372	NORA VC-4372	1	DICKENSON	58BE	CBM	PDP	329,338.46
504375	NORA VC-4375	1	DICKENSON	51AZ	CBM	PDP	97,056.28
504484	NORA VC-4484	1	DICKENSON	34BK	CBM	PDP	41,219.36
504485	NORA 504485	1	DICKENSON	32BL	CBM	PDP	159,755.84
504492	NORA 504492	1	DICKENSON	78BL	CBM	PDP	185,400.06
504493	NORA VC-4493	1	DICKENSON	78BM	CBM	PDP	58,236.67
504494	NORA VC-4494	1	RUSSELL	83BP	CBM	PDP	170,823.12
504496	NORA VC-4496	1	DICKENSON	46AY	CBM	PDP	547,671.93
504498	NORA VC-4498	1	DICKENSON	43AX	CBM	PDP	147,098.41
504500	NORA VC-4500	1	DICKENSON	47BD	CBM	PDP	103,097.72
504503	NORA VC-4503	1	DICKENSON	42BG	CBM	PDP	53,136.85
504504	NORA VC-4504	1	DICKENSON	42BA	CBM	PDP	86,132.64
504508	NORA VC-4508	1	DICKENSON	49AV	CBM	PDP	72,520.53
504509	NORA VC-4509	1	DICKENSON	39BJ	CBM	PDP	248,781.53
504510	NORA VC-4510	1	DICKENSON	58AX	CBM	PDP	243,616.42
504514	NORA VC-4514	1	DICKENSON	55AV	CBM	PDP	100,258.36
504515	NORA VC-4515	1	DICKENSON	59BD	CBM	PDP	167,442.58
504516	NORA VC-4516	1	DICKENSON	49BI	CBM	PDP	209,870.52
504519	NORA VC-4519	1	DICKENSON	55BO	CBM	PDP	49,849.16

2

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
504521	NORA VC-4521	1	DICKENSON	54AW	CBM	PDP	211,850.96
504522	NORA VC-4522	1	DICKENSON	53AZ	CBM	PDP	113,358.31
504526	NORA VC-4526	1	DICKENSON	50BI	CBM	PDP	46,220.52
504528	NORA VC-4528	1	BUCHANAN	82AU	CBM	PDP	139,832.43
504603	COASTAL COAL COMPANY #504603	1	WISE	45CL	CONV	PDP	0.00
504637	NORA VC-4637	1	DICKENSON	36BJ	CBM	PDP	87,151.16
504639	NORA VC-4639	1	DICKENSON	26BT	CBM	PDP	74,931.89
504643	NORA VC-4643	1	BUCHANAN	87BG	CBM	PDP	38,384.35
504648	NORA VC-4648	1	DICKENSON	57AR	CBM	PDP	161,713.07
504649	NORA VC-4649	1	DICKENSON	56AS	CBM	PDP	127,398.43
504650	NORA VC-4650	1	DICKENSON	55AZ	CBM	PDP	535,539.72
504651	NORA VCP-4651	1	DICKENSON	48AY	CBM	PDP	151,931.27
504654	NORA VC-4654	1	DICKENSON	44AW	CBM	PDP	64,201.22
504655	NORA VC-4655	1	DICKENSON	42BD	CBM	PDP	192,072.63
504659	NORA VC-4659	1	DICKENSON	53BU	CBM	PDP	154,241.07
504660	NORA VC-4660	1	DICKENSON	52BV	CBM	PDP	80,681.71
504665	NORA VC-4665	1	DICKENSON	50BG	CBM	PDP	127,991.84
504666	NORA VC-4666	1	DICKENSON	49BO	CBM	PDP	166,178.87
504888	NORA VC-4888	1	DICKENSON	42AE	CBM	PDP	22,693.14
504889	NORA VC-4889	1	DICKENSON	42AF	CBM	PDP	52,187.97
504890	NORA VC-4890	1	DICKENSON	43AF	CBM	PDP	36,216.74
504912	NORA V-4912	1	DICKENSON	43BB	CONV	PDP	66,878.48
504998	NORA VC-4998	1	DICKENSON	48BN	CBM	PDP	133,679.27
505001	NORA VC-5001	1	DICKENSON	48BO	CBM	PDP	119,988.81
505118	NORA V-505118	1	RUSSELL	65CB	CONV	PDP	77,926.18
505181	NORA VC-5181	1	BUCHANAN	90AU	CBM	PDP	655,548.84
505187	NORA VC-5187	1	BUCHANAN	87AT	CBM	PDP	659,360.29
505188	BREEDING, JULIA #505188	1	BUCHANAN	86AT	CBM	PDP	1,075,694.66
505191	NORA CBM 505191	1	BUCHANAN	85AT	CBM	PDP	251,644.11
505192	NORA VC-5192	1	BUCHANAN	84BO	CBM	PDP	274,435.90
505193	NORA VC-5193	1	BUCHANAN	84BN	CBM	PDP	99,183.26
505207	NORA VC-5207	1	DICKENSON	62BG	CBM	PDP	105,121.70
505219	NORA VC-5219	1	DICKENSON	49BH	CBM	PDP	198,050.24
505232	NORA VC-5232	1	DICKENSON	43BL	CBM	PDP	108,447.10
505233	NORA VC-5233	1	DICKENSON	43AV	CBM	PDP	143,079.49
505249	505249	1	DICKENSON	28BO	CONV	PDP	192,059.13

3

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
505250	STANDARD BANNER COAL COMPANY #5052	1	WISE	28CN	CONV	PDP	408,574.08
505254	NORA CONV 505254	1	DICKENSON	62AR	CONV	PDP	1,284,191.51
505256	NORA V-5256	1	DICKENSON	41AX	CONV	PDP	144,671.24
505257	505257	1	DICKENSON	43CE	CONV	PDP	0.00
505368	NORA V-5368	1	WISE	23CE	CONV	PDP	852,690.33
505370	KISER, W. V. #505370	1	WISE	25CE	CONV	PDP	256,218.08
505372	NORA V-5372	1	DICKENSON	69AW	CONV	PDP	436,325.50
535430	MCCOY, R. C. #535430	1	WISE	40CI	CONV	PDP	422,365.00
535433	535433	1	Russell	62CA	CONV	PDP	116,938.52
535434	535434	1	WISE	23BU	CBM	PDP	31,528.96
535442	NORA VC-5442	1	DICKENSON	53BF	CBM	PDP	215,707.39
535450	535450	1	WISE	41CH	CONV	PDP	188,379.48
535452	535452	1	DICKENSON	30AW	CONV	POP	144,160.00
535453	535453	1	DICKENSON	27BL	CONV	PDP	251,489.77
535454	NORA V-5454	1	WISE	22CG	CONV	PDP	728,997.25
535456	KENDRICK, OLIVER #535456	1	DICKENSON	26BJ	CONV	PDP	350,554.96
535457	535457	1	DICKENSON	26BF	CONV	PDP	799,504.27
535461	535461	1	DICKENSON	35BO	CONV	PDP	273,194.88
535463	NORA V-5463	1	DICKENSON	50BI	CONV	PDP	262,915.28
535598	NORA VC-5598	1	DICKENSON	28BT	CBM	PDP	455,972.28
535603	NORA VC-5603	1	RUSSELL	84BQ	CBM	PDP	128,311.03
535604	NORA VC-5604	1	BUCHANAN	84BM	CBM	PDP	37,628.44
535605	NORA VC-5605	1	BUCHANAN	84BL	CBM	PDP	136,079.01
535610	NORA VC-535610	1	BUCHANAN	82AV	CBM	POP	210,875.97
535611	NORA VC-5611	1	DICKENSON	71AY	CBM	PDP	125,474.57
535619	NORA VC-5619	1	DICKENSON	57AT	CBM	PDP	112,148.28
535620	NORA VC-5620	1	DICKENSON	56AR	CBM	PDP	76,227.52
535621	NORA VC-5621	1	DICKENSON	55AR	CBM	PDP	90,965.51
535622	NORA VC-5622	1	DICKENSON	54AR	CBM	PDP	79,602.26
535635	NORA VC-5635	1	DICKENSON	47BH	CBM	PDP	224,245.79
535647	NORA 535647	1	DICKENSON	62AU	CBM	PDP	112,885.33
535648	NORA CBM 535648	1	BUCHANAN	85AU	CBM	PDP	167,615.23
535651	NORA VC-5651	1	RUSSELL	68CC	CBM	PDP	63,787.72
535652	NORA VC-5652	1	RUSSELL	67CB	CBM	PDP	234,417.87
535653	NORA 535653	1	DICKENSON	66AY	CONV	PDP	356,864.37
535654	NORA (CONVENT) 535654	1	DICKENSON	69BB	CONV	PDP	85,896.48

4

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
535655	535655	1	DICKENSON	70AZ	CONV	PDP	152,317.34
535656	NORA 535656	1	DICKENSON	71AY	CONV	PDP	65,589.17
535657	NORA CONV 535657	1	DICKENSON	72AX	CONV	PDP	254,251.69
535659	NORA 535659	1	DICKENSON	68AY	CONV	PDP	5,503.90
535660	NORA CBM 535660	1	BUCHANAN	77AW	CBM	PDP	2,952.53
535669	NORA VC-5669	1	DICKENSON	57BO	CBM	PDP	319,305.66
535690	BREEDING, BARTEMUS HEIRS #535690	1	BUCHANAN	88AT	CONV	PDP	302,738.12
535726	NORA VC-5726	1	DICKENSON	54BD	CBM	PDP	242,425.25
535727	NORA VC-5727	1	DICKENSON	55BD	CBM	PDP	174,750.64
535728	NORA VC-5728	1	DICKENSON	54BE	CBM	PDP	229,680.76
535857	535857	1	DICKENSON	66AW	CONV	PDP	276,380.76
535873	NORA 535873	1	DICKENSON	63BG	CBM	PDP	328,850.97
535874	535874	1	BUCHANAN	86AS	CBM	PDP	686,139.09
535926	535874	1	BUCHANAN	81AT	CBM	PDP	31,468.03
535936	BANNER, D. K. #535936	1	WISE	20CH	CONV	PDP	180,668.53
535937	535937	1	RUSSELL	67CC	CONV	PDP	234,544.15
535960	DICKENSON, R. P. #535960	1	WISE	41CK	CONV	PDP	1,403,615.14
535980	DAWSON #535980	1	WISE	46CJ	CONV	PDP	453,414.52
535986	WRIGHT, JOHN #535986	1	WISE	44CK	CONV	PDP	106,988.11
536029	NORA CONVENT 536029	1	WISE	20CE	CONV	PDP	235,542.93
536033	NORA 536033	1	WISE	20CF	CONV	PDP	48,229.57
536059	MARSHALL, R. W. #536059	1	WISE	30CA	CBM	PDP	245,813.04
536091	536091	1	BUCHANAN	75AS	CBM	PDP	4,876.39
536098	NORA CONV 536098	1	DICKENSON	46BP	CONV	PDP	88,736.96
536099	536099	1	DICKENSON	AO-66	CONV	PDP	342,269.19
536101	536101	1	DICKENSON	62AJ	CONV	PDP	184,028.98
536102	NORA CONV 536102	1	DICKENSON	48BM	CONV	PDP	47,973.95
536103	NORA CONV 536103	1	DICKENSON	51AM	CONV	PDP	225,137.39
536107	HORNE, N. J. #536107	1	WISE	19CH	CONV	PDP	73,884.92
536122	536122	1	DICKENSON	68BD	CONV	PDP	52,414.22
536128	536128	1	DICKENSON	41CF	CONV	PDP	565,953.92
536134	MAYS, ELI #536134	1	WISE	43CJ	CONV	PDP	185,426.77
536212	NORA CONV 536212	1	DICKENSON	68BA	CONV	PDP	55,105.07
536391	BUSKILL, W. J. #536391	1	BUCHANAN	82BK	CONV	PDP	84,518.64
536392	536392	1	DICKENSON	81BL	CONV	PDP	311,432.89
536393	536393	1	DICKENSON	AV-70	CONV	PDP	292,206.65

5

SCHEDULE 2.4
ALLOCATED VALUES

Equitable		# of		Grid	Well		Allocated
Code	Lease Name	Wells	County	Block	Type	Res Cat	Value ($)
536394	536394	1	DICKENSON	71AU	CONV	PDP	-3,335.51
536397	536397	1	DICKENSON	79BI	CONV	PDP	418,813.78
536627	536627	1	BUCHANAN	79AM	CBM	PDP	6,412.87
536628	536628	1	BUCHANAN	79AN	CBM	PDP	7,634.50
536647	536647	1	WISE	42CK	CBM	PDP	344,153.35
536648	536648	1	WISE	42CL	CBM	PDP	344,153.35
536649	536649	1	WISE	42CM	CBM	PDP	344,153.35
536651	536651	1	WISE	43CK	CBM	PDP	344,153.35
536662	536662	1	WISE	46CK	CBM	PDP	344,153.35
536664	536664	1	WISE	47CJ	CBM	PDP	344,153.35
536678	536678	1	WISE	43CJ	CBM	PDP	344,153.35
536682	536682	1	WISE	45CJ	CBM	PDP	344,153.35
536720	DUNN, JAMES #536720	1	WISE	24CA	CONV	PDP	265,356.75
536721	NORA CONV 536721	1	DICKENSON	66BD	CONV	PDP	341,057.18
536725	536725	1	DICKENSON	66AU	CONV	PDP	295,398.76
536727	536727	1	Dickenson	56AS	CONV	PDP	307,481.40
536732	536732	1	DICKENSON	BM-46	CONV	PDP	306,133.48
536733	536733	1	DICKENSON	66AK	CONV	PDP	185,813.32
536758	536758	1	DICKENSON	25AX	CONV	PDP	113,671.60
536759	536759	1	DICKENSON	27AV	CONV	PDP	191,748.65
536760	536760	1	DICKENSON	44BN	CONV	PDP	468,906.24
536762	536762	1	DICKENSON	BS-24	CONV	PDP	234,934.43
536764	NORA CONV 536764	1	DICKENSON	69BE	CONV	PDP	124,246.71
536765	536765	1	Dickenson	72BD	CONV	PDP	142,522.80
536766	536766	1	Dickenson	70BA	CONY	PDP	190,838.40
536777	536777	1	DICKENSON	25BC	CONV	PDP	194,090.36
536780	536780	1	Dickenson	23BI	CONV	PDP	210,398.81
536781	536781	1	DICKENSON	BA-29	CONV	PDP	346,511.20
536782	536782	1	DICKENSON	25BI	CONV	PDP	189,691.24
536788	536788	1	RUSSELL	83BO	CONV	PDP	298,255.45
536789	536789	1	BUCHANAN	81BN	CONV	PDP	81,660.70
536792	536792	1	BUCHANAN	84BK	CONV	PDP	294,618.19
536797	536797	1	DICKENSON	24BP	CONV	PDP	31,532.08
536798	536798	1	DICKENSON	25BQ	CONV	PDP	264,705.86
536804	536804	1	DICKENSON	24AZ	CONV	PDP	189,386.99
536809	536809	1	Dickenson	60AV	CONV	PDP	149,165.13

6

SCHEDULE 2.4
ALLOCATED VALUES

Equitable		# of		Grid	Well		Allocated
Code	Lease Name	Wells	County	Block	Type	Res Cat	Value ($)
536870	536870	1	DICKENSON	BS-50	CBM	PUD	61,234.18
536888	536888	1	DICKENSON	59AS	CONV	PDP	285,498.23
536894	536894	1	WISE	7BK	CONV	PDP	115,128.00
537052	537052	1	BUCHANAN	79AK	CBM	PDP	2,539.03
537301	537301	1	RUSSELL	60CB	CONV	PDP	359,496.61
537738	537738	1	RUSSELL	54CD	CONV	PDP	292,816.39
550274	550274	1	DICKENSON	53BK	CONV	PDP	70,762.63
550278	NORA 550278	1	DICKENSON	52BL	CONV	PDP	161,514.62
550323	NORA 550323	1	DICKENSON	44BE	CONV	PDP	170,745.55
550327	NORA CONV 550327	1	DICKENSON	56AQ	CONV	PDP	164,249.11
550329	NORA CONV 550329	1	DICKENSON	63BH	CONV	PDP	207,792.75
550404	NORA P-404	1	DICKENSON	62BF	CONV	PDP	8,691.02
550405	NORA V-405	1	DICKENSON	62BJ	CONV	PDP	55,653.72
550406	550406	1	DICKENSON	29AV	CONV	PDP	307,344.24
550423	NORA P-423	1	DICKENSON	32BF	CONV	PDP	123,006.03
550426	NORA CONV 550426	1	DICKENSON	30BN	CONV	PDP	104,806.00
550443	NORA V-443	1	DICKENSON	33AZ	CONV	PDP	244,540.69
550447	550447	1	DICKENSON	27AX	CONV	PDP	230,555.25
550448	550448	1	DICKENSON	34BV	CONV	PDP	404,440.55
550449	NORA 550449	1	DICKENSON	37BU	CONV	PDP	24,152.81
550450	NORA 550450	1	DICKENSON	31BK	CONV	PDP	230,247.26
550451	NORA V-451	1	DICKENSON	56BF	CONV	PDP	85,443.85
550459	NORA CONV 550459	1	DICKENSON	43BF	CONV	PDP	63,133.98
550470	NORA V-470	1	DICKENSON	34BB	CONV	PDP	229,578.92
550497	NORA P-497	1	DICKENSON	33AO	CONV	PDP	55,280.89
550504	STRATTON, F. A. #550504	1	DICKENSON	36AD	CONV	PDP	163,730.39
550506	NORA P-506	1	DICKENSON	34AF	CONV	PDP	99,928.06
550511	550511	1	DICKENSON	AM-30	CONV	PDP	347,448.89
551010	NORA PC-10	1	DICKENSON	35BK	CBM	PDP	147,112.92
551016	NORA PC-16	1	DICKENSON	45BL	CBM	PDP	272,815.28
551111	NORA PC-111	1	DICKENSON	61BJ	CBM	PDP	79,020.45
701824	NORA V-1824	1	DICKENSON	40AC	CONV	PDP	244,387.32
701829	NORA V-1829	1	DICKENSON	34AI	CONV	PDP	386,021.07
701831	NORA V-1831	1	DICKENSON	36AI	CONV	PDP	202,651.71
701833	NORA V-1833	1	DICKENSON	38AD	CONV	PDP	220,785.65
701849	NORA VC-1849	1	BUCHANAN	76AW	CBM	PDP	632.58

7

SCHEDULE 2.4
ALLOCATED VALUES

Equitable		# of		Grid	Well		Allocated
Code	Lease Name	Wells	County	Block	Type	Res Cat	Value ($)
701852	NORA VC-1852	1	RUSSELL	79BQ	CBM	PDP	21,639.80
701863	NORA VC-1863	1	RUSSELL	85BO	CBM	PDP	104,737.21
701870	NORA VC-1870	1	DICKENSON	38BR	CBM	PDP	406,082.49
701871	NORA VC-1871	1	DICKENSON	37BS	CBM	PDP	395,353.27
701872	NORA VC-1872	1	DICKENSON	38BT	CBM	PDP	298,752.57
701913	NORA V-1913	1	DICKENSON	58AO	CONV	PDP	116,081.89
701934	NORA VC-1934	1	DICKENSON	54BN	CBM	PDP	257,814.68
701936	NORA VC-1936	1	DICKENSON	56BN	CBM	PDP	306,916.64
701940	NORA V-1940	1	DICKENSON	62AM	CONV	PDP	412,029.29
701941	NORA V-1941	1	DICKENSON	67AT	CONV	PDP	112,297.49
701942	NORA V-1942	1	DICKENSON	57AH	CONV	PDP	572,104.97
701989	NORA VC-1989	1	RUSSELL	81BW	CBM	PDP	33,349.81
701998	NORA V-1998	1	DICKENSON	62AK	CONV	PDP	200,959.64
701999	NORA V-1999	1	DICKENSON	64AO	CONV	PDP	209,973.61
702001	NORA V-2001	1	DICKENSON	69AU	CONV	PDP	71,644.20
702005	NORA VC-2005	1	DICKENSON	51AY	CBM	PDP	247,735.45
702006	NORA VC-2006	1	DICKENSON	50AZ	CBM	PDP	358,689.66
702007	NORA VC-2007	1	DICKENSON	48AZ	CBM	PDP	230,713.79
702008	NORA VC-2008	1	DICKENSON	47AY	CBM	PDP	164,455.23
702009	NORA VC-2009	1	DICKENSON	69BD	CBM	PDP	436,588.59
702011	NORA VC-2011	1	DICKENSON	71BD	CBM	PDP	208,540.06
702012	NORA VC-2012	1	DICKENSON	72BE	CBM	PDP	315,971.55
702014	NORA VC-2014	1	DICKENSON	40BL	CBM	PDP	329,619.93
702015	NORA VC-2015	1	DICKENSON	41BK	CBM	PDP	223,929.49
702016	NORA V-2016	1	DICKENSON	52AN	CONV	PDP	414,097.93
702020	NORA VC-2020	1	DICKENSON	39BK	CBM	PDP	421,455.97
702024	NORA VC-2024	1	WISE	21BX	CBM	PDP	68,772.92
702026	NORA VP-2026	1	DICKENSON	28BJ	CONV	PDP	350,280.64
702027	NORA V-2027	1	DICKENSON	35AX	CONV	PDP	351,308.10
702031	NORA V-2031	1	DICKENSON	34AU	CONV	PDP	380,398.71
702032	NORA V-2032	1	DICKENSON	33AS	CONV	PDP	133,254.45
702033	NORA VP-2033	1	DICKENSON	41AA	CONV	PDP	304,253.13
702112	NORA VC-2112	1	DICKENSON	68BC	CBM	PDP	140,602.84
702113	NORA VC-2113	1	DICKENSON	70BC	CBM	PDP	137,812.81
702114	NORA VC-2114	1	DICKENSON	69BB	CBM	PDP	255,509.24
702115	NORA VC-2115	1	DICKENSON	71BB	CBM	PDP	239,539.46

8

SCHEDULE 2.4
ALLOCATED VALUES

Equitable		# of		Grid	Well		Allocated
Code	Lease Name	Wells	County	Block	Type	Res Cat	Value ($)
702116	NORA VC-2116	1	DICKENSON	51BO	CBM	PDP	197,641.09
702117	NORA VC-2117	1	DICKENSON	52BP	CBM	PDP	143,993.54
702118	NORA VC-2118	1	DICKENSON	53BO	CBM	PDP	114,458.08
702120	NORA VC-2120	1	DICKENSON	51BC	CBM	PDP	190,328.68
702121	NORA VC-2121	1	DICKENSON	50BD	CBM	PDP	86,821.81
702135	NORA V-2135	1	DICKENSON	63AL	CONV	PDP	284,353.56
702145	NORA VC-2145	1	DICKENSON	62BF	CBM	PDP	104,426.73
702146	NORA VC-2146	1	DICKENSON	63BE	CBM	PDP	148,437.57
702148	NORA VC-2148	1	DICKENSON	50BB	CBM	PDP	229,238.25
702149	NORA VC-2149	1	DICKENSON	48BB	CBM	PDP	249,488.11
702150	NORA VC-2150	1	DICKENSON	49BA	CBM	PDP	138,710.90
702151	NORA VC-2151	1	DICKENSON	37BQ	CBM	PDP	375,495.15
702199	NORA VC-2199	1	DICKENSON	61AU	CBM	PDP	164,658.35
702200	NORA VC-2200	1	DICKENSON	61AW	CBM	PDP	87,257.07
702201	NORA VC-2201	1	DICKENSON	59BA	CBM	PDP	346,338.36
702203	NORA VC-2203	1	DICKENSON	60AZ	CBM	PDP	125,293.21
702206	NORA VC-2206	1	DICKENSON	41BG	CBM	PDP	361,970.09
702207	NORA VC-2207	1	DICKENSON	40BF	CBM	PDP	112,168.60
702208	NORA VC-2208	1	DICKENSON	42AX	CBM	PDP	418,870.51
702220	NORA VC-2220	1	DICKENSON	43AW	CBM	PDP	660,375.90
702266	NORA V-2266	1	DICKENSON	56AE	CONV	PDP	90,650.98
702275	NORA VC-2275	1	DICKENSON	70BA	CBM	PDP	336,732.12
702277	NORA VC-2277	1	DICKENSON	74BE	CBM	PDP	63,069.54
702280	NORA VC-2280	1	DICKENSON	50AX	CBM	PDP	349,863.99
702372	NORA VICC V-2372	1	WISE	30CA	CONV	PDP	94,083.75
702374	NORA VC-2374	1	WISE	27BZ	CBM	PDP	787,296.99
702375	VP-2375	1	WISE	31CF	CONV	PDP	67,419.64
702376	V-2376	1	WISE	30CH	CONV	PDP	460,640.42
702378	VP-2378	1	WISE	35CI	CONV	PDP	322,485.57
702379	V-2379	1	WISE	34CN	CONV	PDP	244,837.46
702389	NORA VC-2389	1	DICKENSON	69AZ	CBM	PDP	402,526.40
702390	NORA VC-2390	1	DICKENSON	68BA	CBM	PDP	253,544.75
702391	NORA VC-2391	1	DICKENSON	71AZ	CBM	PDP	375,540.13
702392	NORA VC-2392	1	DICKENSON	71BF	CBM	PDP	543,496.31
702399	NORA VC-2399	1	BUCHANAN	81AS	CBM	PDP	273,208.46
702400	NORA VC-2400	1	BUCHANAN	82AT	CBM	PDP	519,854.31

9

SCHEDULE 2.4
ALLOCATED VALUES

Equitable		# of		Grid	Well		Allocated
Code	Lease Name	Wells	County	Block	Type	Res Cat	Value ($)
702476	NORA VC-2476	1	BUCHANAN	83BI	CBM	PDP	150,413.66
702477	NORA VC-2477	1	DICKENSON	71BC	CBM	PDP	206,397.12
702478	NORA VC-2478	1	DICKENSON	69BC	CBM	PDP	212,422.60
702479	NORA VC-2479	1	DICKENSON	67BD	CBM	PDP	25,838.63
702482	NORA VCP-2482	1	DICKENSON	59BE	CBM	PDP	165,855.32
702484	NORA VC-2484	1	DICKENSON	56BF	CBM	PDP	186,804.51
702548	NORA VC-2548	1	BUCHANAN	82BI	CBM	PDP	392,984.00
702549	NORA VC-2549	1	DICKENSON	80BI	CBM	PDP	235,807.81
702550	NORA VC-2550	1	DICKENSON	80BJ	CBM	PDP	84,182.67
702557	NORA VC-2557	1	DICKENSON	54BK	CBM	PDP	238,702.30
702566	MCFARLAND, W. A. #519	1	BUCHANAN	90BI	CBM	PDP	219,449.19
702583	NORA VC-2583	1	DICKENSON	66BI	CBM	PDP	277,360.87
702584	NORA VC-2584	1	DICKENSON	68BB	CBM	PDP	87,734.41
702586	NORA VC-2586	1	DICKENSON	70BD	CBM	PDP	145,669.30
702588	NORA VC-2588	1	DICKENSON	68AZ	CBM	PDP	248,614.68
702589	NORA VC-2589	1	DICKENSON	70AZ	CBM	PDP	499,912.03
702591	NORA VC-2591	1	DICKENSON	69BA	CBM	PDP	337,694.05
702592	NORA VC-2592	1	DICKENSON	71BA	CBM	PDP	126,464.07
702593	NORA VC-2593	1	DICKENSON	70BB	CBM	PDP	183,593.72
702594	NORA VC-2594	1	DICKENSON	72BB	CBM	PDP	176,522.15
702596	NORA VC-2596	1	DICKENSON	72BD	CBM	PDP	157,868.25
702598	NORA VC-2598	1	DICKENSON	45BA	CBM	PDP	146,642.84
702599	NORA VC-2599	1	DICKENSON	46BB	CBM	PDP	95,283.31
702600	NORA VC-2600	1	DICKENSON	49AZ	CBM	PDP	188,813.97
702601	NORA VC-2601	1	DICKENSON	50BA	CBM	PDP	209,503.44
702602	NORA VC-2602	1	DICKENSON	47AZ	CBM	PDP	268,484.41
702703	VP-2703 VICC (MCREYNOLDS, DAVI	1	WISE	28CG	CONV	PDP	119,371.26
702706	VICC #27	1	WISE	33CK	CONV	PDP	285,904.72
702824	SENTER, ROBERT	1	DICKENSON	50AA	CONV	PDP	190,743.63
702835	NORA VC-2835	1	RUSSELL	79BR	CBM	PDP	136,755.12
702843	NORA VC-2843	1	RUSSELL	79BS	CBM	PDP	80,770.21
702846	NORA VC-2846	1	DICKENSON	71AX	CBM	PDP	71,088.52
702869	NORA VC-2869	1	DICKENSON	66AQ	CBM	PDP	339,015.80
702870	NORA VC-2870	1	DICKENSON	65AR	CBM	PDP	167,934.43
702927	GIBSON, GEORGE # 2927	1	WISE	27CA	CBM	PDP	182,939.37
702929	MEADE, JOSEPH # 1	1	WISE	38CK	CBM	PDP	197,037.53

10

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
702931	KENNEDY, I. O. #46	1	WISE	37CL	CBM	PDP	179,328.15
702938	NORA VC-2938	1	DICKENSON	32BN	CBM	PDP	226,501.90
702940	NORA VC-2940	1	DICKENSON	27BR	CBM	PDP	37,851.88
702942	STANDARD BANNER COAL CORPORATION #	1	DICKENSON	48BS	CBM	PDP	268,723.81
702966	NORA VC-2966	1	DICKENSON	66BC	CBM	PDP	25,053.71
702968	NORA VC-2968	1	DICKENSON	68BE	CBM	PDP	219,781.44
702975	NORA VC-2975	1	DICKENSON	56AX	CBM	PDP	454,325.54
702976	NORA VC-2976	1	DICKENSON	53AY	CBM	PDP	171,304.81
702977	NORA VC-2977	1	DICKENSON	55AY	CBM	PDP	69,714.54
702978	NORA VC-2978	1	DICKENSON	54AZ	CBM	PDP	524,238.85
702979	NORA VC-2979	1	DICKENSON	56AZ	CBM	PDP	47,646.73
702980	NORA V-2980	1	DICKENSON	67BF	CONV	PDP	194,328.53
702990	ROBINETTE, S. B. #2990	1	WISE	30CF	CBM	PDP	184,293.04
703035	NORA VC-3035	1	WISE	21BV	CBM	PDP	154,988.27
703036	NORA VC-3036	1	DICKENSON	44AZ	CBM	PDP	84,095.62
703037	NORA VC-3037	1	DICKENSON	46AZ	CBM	PDP	326,391.74
703038	NORA VC-3038	1	DICKENSON	47BA	CBM	PDP	141,482.07
703040	NORA VC-3040	1	DICKENSON	44BB	CBM	PDP	121,239.47
703041	NORA VC-3041	1	DICKENSON	45BC	CBM	PDP	148,650.85
703044	NORA VC-3044	1	DICKENSON	43BI	CBM	PDP	55,049.10
703045	NORA VC-3045	1	DICKENSON	48BI	CBM	PDP	114,340.55
703047	NORA VC-3047	1	DICKENSON	40BJ	CBM	PDP	74,689.59
703048	NORA VC-3048	1	DICKENSON	41BJ	CBM	PDP	140,554.96
703050	NORA VC-3050	1	DICKENSON	50BK	CBM	PDP	119,067.51
703051	NORA VC-3051	1	DICKENSON	53BK	CBM	PDP	34,059.29
703053	NORA VC-3053	1	DICKENSON	40BP	CBM	PDP	303,714.56
703082	NORA VC-3082	1	DICKENSON	53AU	CBM	PDP	146,996.85
703083	NORA VC-3083	1	DICKENSON	55AU	CBM	PDP	279,644.54
703084	NORA VC-3084	1	DICKENSON	53AS	CBM	PDP	341,450.37
703166	NORA VC-3166	1	DICKENSON	36BK	CBM	PDP	135,365.18
703167	NORA VC-3167	1	DICKENSON	34BN	CBM	PDP	70,312.30
703172	NORA VC-3172	1	DICKENSON	72AY	CBM	PDP	59,794.91
703173	NORA VC-3173	1	DICKENSON	70AY	CBM	PDP	171,496.32
703178	NORA V-3178	1	DICKENSON	33AW	CONV	PDP	183,642.43
703212	NORA VC-3212	1	DICKENSON	49AY	CBM	PDP	113,831.30
703218	NORA VC-3218	1	DICKENSON	26BR	CBM	PDP	30,092.60

11

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
703220	NORA VC-3220	1	DICKENSON	27BS	CBM	PDP	64,603.11
703305	NORA VC-3305	1	RUSSELL	78BO	CBM	PDP	158,419.59
703310	NORA VC-3310	1	DICKENSON	54AV	CBM	PDP	53,615.63
703313	NORA VC-3313	1	DICKENSON	52AX	CBM	PDP	77,614.56
703314	NORA VC-3314	1	DICKENSON	47BC	CBM	PDP	101,594.62
703315	NORA VC-3315	1	DICKENSON	43BC	CBM	PDP	141,863.65
703317	NORA VC-3317	1	DICKENSON	44BD	CBM	PDP	473,789.03
703318	NORA VC-3318	1	DICKENSON	46BH	CBM	PDP	331,630.85
703324	NORA VC-3324	1	DICKENSON	38BJ	CBM	PDP	309,259.80
703328	NORA VC-3328	1	DICKENSON	26BS	CBM	PDP	144,347.55
703356	NORA VC-3356	1	DICKENSON	36BQ	CBM	PDP	163,203.12
703399	NORA VP-3399	1	DICKENSON	57AF	CONV	PDP	78,003.49
703433	NORA VC-3433	1	BUCHANAN	76AT	CBM	PDP	99,686.72
703449	NORA VC-3449	1	DICKENSON	41BH	CBM	PDP	324,058.73
703549	NORA V-3549	1	DICKENSON	41Z	CONV	PDP	325,111.59
703550	NORA V-3550	1	DICKENSON	40AA	CONV	PDP	257,023.59
703554	NORA VD-3554	1	WISE	25CA	CONV	PDP	457,538.08
703557	NORA VC-3557	1	DICKENSON	70AX	CBM	PDP	284,532.54
703561	NORA VC-3561	1	DICKENSON	54AX	CBM	PDP	61,316.88
703563	NORA VC-3563	1	DICKENSON	51BK	CBM	PDP	179,064.09
703566	NORA VC-3566	1	DICKENSON	48BJ .	CBM	PDP	436,546.52
703568	CARICO, SAMUEL # 4	1	DICKENSON	40BV	CBM	PDP	293,085.45
703589	NORA VC-3589	1	DICKENSON	54BW	CBM	PDP	49,068.59
703590	NORA VC-3590	1	DICKENSON	50BM	CBM	PDP	316,601.23
703594	NORA VC-3594	1	DICKENSON	31BO	CBM	PDP	273,753.99
703595	NORA VC-3595	1	DICKENSON	30BP	CBM	PDP	212,116.47
703596	NORA VC-3596	1	DICKENSON	26BQ	CBM	PDP	79,969.33
703598	NORA VC-3598	1	BUCHANAN	86AV	CBM	PDP	308,045.42
703602	NORA VC-3602	1	RUSSELL	82BQ	CBM	PDP	192,191.60
703610	NORA VC-3610	1	DICKENSON	33BN	CBM	PDP	280,750.11
703611	NORA VC-3611	1	DICKENSON	24BT	CBM	PDP	153,598.33
703612	NORA VC-3612	1	RUSSELL	81BR	CBM	PDP	92,046.41
703613	NORA VC-3613	1	RUSSELL	80BS	CBM	PDP	86,038.34
703615	NORA VCP-3615	1	DICKENSON	55BV	CBM	PDP	99,046.88
703616	SUTHERLAND, DENVER #20	1	DICKENSON	50BJ	CBM	PDP	304,764.99
703617	NORA VC-3617	1	DICKENSON	52BO	CBM	PDP	63,375.67

12

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
703618	NORA VC-3618	1	DICKENSON	44BF	CBM	PDP	92,728.32
703619	NORA VC-3619	1	DICKENSON	42BI	CBM	PDP	492,868.03
703620	NORA VC-3620	1	DICKENSON	39BS	CBM	PDP	211,525.96
703621	NORA VC-3621	1	DICKENSON	49AX	CBM	PDP	60,690.10
703622	NORA VC-3622	1	DICKENSON	57AU	CBM	PDP	356,449.51
703623	NORA VC-3623	1	BUCHANAN	87AU	CBM	PDP	650,885.73
703626	NORA VC-3626	1	DICKENSON	81BH	CBM	PDP	213,053.74
703628	NORA VC-3628	1	DICKENSON	79BJ	CBM	PDP	238,146.62
703629	NORA VC-3629	1	DICKENSON	67BC	CBM	PDP	150,107.52
703630	NORA VC-3630	1	DICKENSON	42AZ	CBM	PDP	208,527.01
703631	NORA VC-3631	1	DICKENSON	42BB	CBM	PDP	292,140.93
703632	NORA VC-3632	1	DICKENSON	51BI	CBM	PDP	337,167.38
703633	NORA VC-3633	1	DICKENSON	55AS	CBM	PDP	243,738.29
703634	NORA VC-3634	1	WISE	27BY	CBM	PDP	196,242.45
703635	NORA VC-3635	1	WISE	28BY	CBM	PDP	380,238.06
703636	NORA VC-3636	1	WISE	29BZ	CBM	PDP	238,872.06
703637	NORA VC-3637	1	BUCHANAN	77AU	CBM	PDP	329,718.59
703640	NORA VC-3640	1	DICKENSON	41BM	CBM	PDP	237,447.30
703646	NORA VCP-3646	1	DICKENSON	59BF	CBM	PDP	46,130.57
703649	NORA VC-3649	1	BUCHANAN	87AW	CBM	PDP	242,866.31
703650	NORA VC-3650	1	BUCHANAN	86AW	CBM	PDP	495,087.87
703651	MCGUIRE, JOSEPH #3651	1	BUCHANAN	86AX	CBM	PDP	298,923.77
703652	NORA VC-3652	1	BUCHANAN	88AV	CBM	PDP	353,768.30
703655	NORA VC-3655	1	DICKENSON	67BG	CBM	PDP	257,111.00
703662	NORA VC-3662	1	DICKENSON	59AU	CBM	PDP	99,017.86
703663	NORA VC-3663	1	BUCHANAN	81BI	CBM	PDP	151,752.82
703666	NORA VC-3666	1	DICKENSON	51BL	CBM	PDP	72,517.63
703667	NORA VC-3667	1	DICKENSON	56AT	CBM	PDP	48,752.30
703671	NORA C-3671	1	BUCHANAN	86AU	CBM	PDP	194,862.67
703673	NORA VC-3673	1	BUCHANAN	88AU	CBM	PDP	410,802.19
703674	NORA VC-3674	1	DICKENSON	49BM	CBM	PDP	221,699.50
703675	NORA VC-3675	1	DICKENSON	69AY	CBM	PDP	177,491.34
703678	NORA VC-3678	1	DICKENSON	32BX	CBM	PDP	59,146.37
703682	NORA VC-3682	1	DICKENSON	58AT	CBM	PDP	138,486.02
703683	NORA VC-3683	1	BUCHANAN	88AW	CBM	PDP	99,828.90
703685	NORA VD-3685	1	DICKENSON	53AP	CONV	PDP	65,412.10

13

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
703703	NORA VC-3703	1	DICKENSON	41BA	CBM	PDP	404,593.90
703704	NORA VC-3704	1	DICKENSON	39BN	CBM	PDP	133,381.84
703705	NORA VC-3705	1	DICKENSON	41BN	CBM	PDP	378 176.37
703710	NORA VC-3710	1	DICKENSON	50BO	CBM	PDP	49,315.24
703713	NORA VC-3713	1	DICKENSON	61BF	CBM	PDP	423,037.42
703714	NORA VC-3714	1	BUCHANAN	85AW	CBM	PDP	239,271.05
703715	NORA VC-3715	1	BUCHANAN	87AX	CBM	PDP	502,857.31
703716	COMPTON, RONNIE 1	1	BUCHANAN	87AY	CBM	PDP	508,943.73
703719	NORA VC-3719	1	BUCHANAN	83BL	CBM	PDP	280,291.63
703720	NORA VC-3720	1	DICKENSON	53AT	CBM	PDP	28,389.27
703722	NORA VC-3722	1	WISE	24CA	CBM	PDP	155,501.88
703723	NORA VC-3723	1	WISE	29BY	CBM	PDP	147,619.27
703724	NORA VC-3724	1	DICKENSON	30BY	CBM	PDP	184,958.99
703725	NORA VC-3725	1	WISE	30BZ	CBM	PDP	105,529.39
703727	NORA VC-3727	1	DICKENSON	36BM	CBM	PDP	279,364.53
703728	NORA VC-3728	1	DICKENSON	37BR	CBM	PDP	184,075.41
703739	NORA VCP-3739	1	BUCHANAN	82BH	CBM	PDP	244,761.16
703748	MCGUIRE, JOSEPH #3748	1	BUCHANAN	86AY	CBM	PDP	598,607.80
703749	NORA VC-3749	1	DICKENSON	56AV	CBM	PDP	82,086.15
703750	TRIVITT, W. H. #24	1	DICKENSON	55BG	CBM	PDP	325,239.74
703752	NORA VC-3752	1	DICKENSON	50BL	CBM	PDP	175,618.26
703753	NORA VC-3753	1	DICKENSON	42BH	CBM	PDP	310,825.30
703756	NORA VC-3756	1	DICKENSON	53BV	CBM	PDP	157,328.53
703757	NORA VC-3757	1	DICKENSON	56BV	CBM	PDP	189,536.50
703758	NORA VC-3758	1	DICKENSON	53BX	CBM	PDP	73,156.02
703759	NORA VC-3759	1	DICKENSON	54BY	CBM	PDP	64,252.00
703760	NORA VC-3760	1	DICKENSON	57AS	CBM	PDP	270,534.50
703761	NORA VC-3761	1	BUCHANAN	83BG	CBM	PDP	211,898.84
703769	NORA VC-3769	1	DICKENSON	38BS	CBM	PDP	360,847.11
703811	NORA VD-3811	1	DICKENSON	35BQ	CONV	PDP	144,944.31
703884	NORA VC-3884	1	DICKENSON	25BQ	CBM	PDP	378,317.10
703885	NORA VC-3885	1	WISE	28BX	CBM	PDP	400,100.54
703886	NORA VC-3886	1	DICKENSON	29BX	CBM	PDP	406,056.38
703888	ANR COAL COMPANY #59	1	WISE	24CB	CBM	PDP	230,847.27
703890	NORA VC-3890	1	DICKENSON	61BH	CBM	PDP	146,137.93
703892	NORA VC-3892	1	DICKENSON	45BE	CBM	PDP	386,958.51

14

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
703893	NORA VC-3893	1	DICKENSON	46BD	CBM	PDP	488,239.74
703895	NORA VC-3895	1	DICKENSON	43AY	CBM	PDP	272,458.36
703897	NORA VC-3897	1	DICKENSON	58AV	CBM	PDP	587,098.01
703900	MULLINS, RICHARD #3900	1	BUCHANAN	85AX	CBM	PDP	304,483.52
703901	NORA VC-3901	1	BUCHANAN	84AT	CBM	PDP	270,344.44
703902	NORA VC-3902	1	BUCHANAN	84AU	CBM	PDP	285,362.44
703903	NORA VC-3903	1	BUCHANAN	83AU	CBM	PDP	241,582.29
703924	NORA VR-3924 (royalty well CNR)	1	DICKENSON		CBM	PDP	431,725.26
703953	NORA V-3953	1	DICKENSON	44AU	CONV	PDP	84,478.74
703956	BREEDING, BARTEMUS HEIRS #3956	1	BUCHANAN	89AT	CBM	PDP	651,796.88
703957	NORA VC-3957	1	BUCHANAN	89AU	CBM	PDP	110,896.18
703959	NORA VC-3959	1	BUCHANAN	90AV	CBM	PDP	90,348.89
703960	MCGUIRE, JOSEPH # 5	1	BUCHANAN	91AV	CBM	PDP	273,282.46
703961	NORA VC-3961	1	BUCHANAN	89AW	CBM	PDP	58,735.77
703964	NORA VC-3964	1	DICKENSON	60AR	CBM	PDP	466,642.02
703966;	NORA VC-3966	1	DICKENSON	53AV	CBM	PDP	104,349.83
703967	NORA VC-3967	1	DICKENSON	51AX	CBM	PDP	149,038.23
703971	NORA VC-3971	1	DICKENSON	45BB	CBM	PDP	78,502.49
703974	NORA VC-3974	1	DICKENSON	57BN	CBM	PDP	79,359.96
703976	NORA VC-3976	1	DICKENSON	52BY	CBM	PDP	56,698.74
703977	NORA VC-3977	1	DICKENSON	31BX	CBM	PDP	101,398.75
703978	NORA VC-3978	1	DICKENSON	31BY	CBM	PDP	32,173.15
703979	NORA VC-3979	1	DICKENSON	67BB	CBM	PDP	61,091.99
704057	NORA VC-4057	1	DICKENSON	53BW	CBM	PDP	85,382.54
704058	NORA VC-4058	1	DICKENSON	45BH	CBM	PDP	359,413.65
704059	NORA VC-4059	1	DICKENSON	47BK	CBM	PDP	65,953.87
704060	NORA VC-4060	1	DICKENSON	48BH	CBM	PDP	232,494.01
704061	NORA VC-4061	1	DICKENSON	49BN	CBM	PDP	198,259.16
704062	NORA VC-4062	1	DICKENSON	50BH	CBM	PDP	309,126.32
704065	NORA VC-4065	1	DICKENSON	58BD	CBM	PDP	341,905.94
704068	MCGUIRE, JOSEPH #4068	1	BUCHANAN	84AX	CBM	PDP	422,455.62
704070	MCGUIRE, JOSEPH #4070	1	BUCHANAN	86AZ	CBM	PDP	643,532.69
704071	IQBAL, MEREDITH ELLIS #4071	1	BUCHANAN	88AY	CBM	PDP	488,847.66
704072	NORA VC-4072	1	BUCHANAN	86BA	CBM	PDP	286,388.21
704073	NORA VC-4073	1	DICKENSON	46BO	CBM	PDP	377,603.27
704074	NORA VC-4074	1	BUCHANAN	83BJ	CBM	PDP	195,292.12

15

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
704075	ROBINETTE, HARVEY #63	1	WISE	32CF	CBM	PDP	238,297.51
704076	NORA VC-4076	1	DICKENSON	57BF	OEM	PDP	401,100.19
704100	NORA VC-4100	1	DICKENSON	37BL	CBM	PDP	118,224.55
704101	NORA VC-4101	1	DICKENSON	48BM	CBM	PDP	153,685.38
704105	NORA VC-4105	1	WISE	26BY	CBM	PDP	211,959.78
704158	NORA VC-4158	1	DICKENSON	38BK	CBM	PDP	117,401.90
704159	NORA VC-4159	1	DICKENSON	42BM	CBM	PDP	141,181.74
704162	NORA VC-4162	1	DICKENSON	58BG	CBM	PDP	127,901.88
704163	NORA VC-4163	1	DICKENSON	44BC	CBM	PDP	38,416.27
704164	NORA VC-4164	1	DICKENSON	46BC	CBM	PDP	231,391.34
704165	NORA VC-4165	1	DICKENSON	52AW	CBM	PDP	126,384.27
704166	NORA VC-4166	1	DICKENSON	50AV	CBM	PDP	245,077.45
704167	NORA VC-4167	1	DICKENSON	54AU	CBM	PDP	92,078.33
704170	NORA VC-4170	1	DICKENSON	54BH	CBM	PDP	123,836.53
704171	MULLINS, FREDDIE #27	1	DICKENSON	52BH	CBM	PDP	208,058.37
704172	NORA VC-4172	1	DICKENSON	49BK	CBM	PDP	72,552.45
704174	NORA VC-4174	1	BUCHANAN	86BF	CBM	PDP	180,588.96
704175	NORA VC-4175	1	DICKENSON	33BB	CBM	PDP	12,152.53
704176	STANDARD BANNER COAL CORPORATION #	1	WISE	31CN	CBM	PDP	14,600.15
704250	NORA VC-4250	1	WISE	27BX	CBM	PDP	211,451,97
704251	NORA VC-4251	1	DICKENSON	52AU	CBM	PDP	127,743.74
704255	NORA VC-4255	1	DICKENSON	42BC	CBM	PDP	237,361.69
704256	NORA VC-4256	1	DICKENSON	43BD	CBM	PDP	387,016.55
704259	NORA VC-4259	1	DICKENSON	54AY	CBM	PDP	158,384.77
704260	NORA VC-4260	1	DICKENSON	45BI	CBM	PDP	77,932.30
704264	NORA VC-4264	1	DICKENSON	51BN	CBM	PDP	87,529.84
704265	NORA VC-4265	1	DICKENSON	51BH	CBM	PDP	100,642.84
704266	NORA VC-4266	1	DICKENSON	53BG	CBM	PDP	165,045.73
704267	NORA VC-4267	1	DICKENSON	54BG	CBM	PDP	136,112.38
704269	NORA VC-4269	1	DICKENSON	60BG	CBM	PDP	168,688.88
704271	NORA VC-4271	1	DICKENSON	48BL	CBM	PDP	189,575.68
704272	NORA VC-4272	1	DICKENSON	42BJ	CBM	PDP	26,546.66
704277	BREEDING, ZANE	1	BUCHANAN	88AZ	CBM	PDP	511,297.05
704280	NORA VC-4280	1	BUCHANAN	83AW	CBM	PDP	308,361.71
704281	NORA VC-4281	1	BUCHANAN	83AX	CBM	PDP	97,529.27
704282	NORA VC-4282	1	BUCHANAN	84AV	CBM	PDP	30,709.22

16

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
704356	NORA VC-4356	1	DICKENSON	45AZ	CBM	PDP	219,150.31
704360	IQBAL, MEREDITH	1	BUCHANAN	89AZ	CBM	PDP	229,809.89
704361	NORA VC-4361	1	BUCHANAN	87BA	CBM	PDP	203,003.52
704362	NORA VC-4362	1	BUCHANAN	88BA	CBM	PDP	114,819.34
704363	NOA VC-4363	1	BUCHANAN	89BA	CBM	PDP	532,299.91
704369	NORA VC-4369	1	RUSSELL	81BU	CBM	PDP	65,160.25
704370	NORA VC-4370	1	RUSSELL	81BV	CBM	PDP	49,180.31
704371	NORA VC-4371	1	DICKENSON	79BK	CBM	PDP	68,093.92
704373	NORA VC-4373	1	DICKENSON	54AS	CBM	PDP	183,097.52
704374	NORA VC-4374	1	DICKENSON	54BU	CBM	PDP	108,136.61
704376	NORA VC-4376	1	DICKENSON	52AY	CBM	PDP	197,979.14
704377	NORA VC-4377	1	DICKENSON	42AV	CBM	PDP	153,495.32
704488	NORA VC-4488	1	WISE	25BZ	CBM	PDP	252,989.07
704499	NORA VC-4499	1	DICKENSON	44BA	CBM	PDP	236,119.75
704511	NORA VC-4511	1	DICKENSON	40BI	CBM	PDP	236,955.45
704533	SAYLERS, JOHN #504533	1	DICKENSON	44CE	CBM	PDP	66,912.90
704602	NORA VC-4602	1	DICKENSON	39BR	CBM	PDP	73,691.39
704738	NORA V-4738	1	DICKENSON	32BW	CONV	PDP	72,677.90
750001	NORA P-1	1	DICKENSON	31BW	CONV	PDP	345,877.77
750002	NORA P-2	1	DICKENSON	30BU	CONV	PDP	156,442.15
750003	NORA P-3	1	DICKENSON	34BI	CONV	PDP	167,437.48
750004	NORA P-4	1	DICKENSON	36BA	CONV	PDP	309,386.69
750005	NORA P-5	1	DICKENSON	48BL	CONV	PDP	186,969.21
750006	NORA P-6	1	DICKENSON	48BN	CONV	PDP	129,817.94
750007	NORA P-7	1	DICKENSON	36BB	CONV	PDP	174,571.10
750008	NORA P-8	1	DICKENSON	37BC	CONV	PDP	86,912.72
750010	NORA P-10	1	DICKENSON	41BM	CONV	PDP	110,843.58
750011	NORA P-11	1	DICKENSON	34BA	CONV	PDP	219,890.36
750012	NORA P-12	1	DICKENSON	42BL	CONV	PDP	45,779.37
750013	NORA P-13	1	DICKENSON	31BT	CONV	PDP	144,636.33
750014	NORA P-14	1	DICKENSON	29BS	CONV	PDP	241,331.12
750015	NORA P-15	1	DICKENSON	36BF	CONV	PDP	300,214.36
750016	NORA P-16	1	DICKENSON	34BF	CONV	PDP	129,849.12
750017	NORA P-17	1	DICKENSON	43AZ	CONV	PDP	42,248.10
750018	NORA P-18	1	DICKENSON	41AZ	CONV	PDP	477,659.61
750019	NORA P19-C	1	WISE	50BN	CBM	PDP	166,972.50

17

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750020	NORA PC-20	1	DICKENSON	52BN	CBM	PDP	170,241.32
750021	NORA P-21	1	DICKENSON	53BC	CONV	PDP	41,770.53
750022	NORA P-22	1	DICKENSON	55BD	CONV	PDP	55,318.30
750023	NORA P-23	1	DICKENSON	53BE	CONV	PDP	48,699.65
750024	NORA P-24	1	DICKENSON	21AS	CONV	PDP	107,702.60
750025	KISER, ABEDNEGO # 1	1	DICKENSON	36BP	CONV	PDP	197,353.55
750026	NORA P-26	1	DICKENSON	48BE	CONV	PDP	417,640.43
750027	NORA P-27	1	DICKENSON	47BG	CONV	PDP	143,778.45
750028	NORA P-28	1	DICKENSON	35BE	CONV	PDP	364,983.06
750029	NORA P-29	1	DICKENSON	35BC	CONV	PDP	126,898.91
750030	NORA P-30	1	DICKENSON	40AW	CONV	PDP	250,134.37
750031	PHIPPS, W. M. #14	1	DICKENSON	50BK	CONV	PDP	231,537.82
750032	NORA P-32	1	DICKENSON	38AW	CONV	PDP	207,472.30
750033	PHIPPS. NELL # 1	1	DICKENSON	51BJ	CONV	PDP	79,816.51
750034	PHIPPS, NELL #2	1	DICKENSON	50BJ	CONV	PDP	482,572.47
750035	STEINMAN DEVELOPMENT UNIT # 1	1	DICKENSON	24BL	CONV	PDP	24,494.47
750036	PHIPPS, NELL # 1	1	DICKENSON	45AS	CONV	PDP	495,242.41
750037	STEINMAN DEVELOPMENT COMPANY # 2	1	DICKENSON	45AM	CONV	PDP	168,895.13
750039	STEINMAN DEVELOPMENT COMPANY # 3	1	DICKENSON	47AO	CONV	PDP	534,057.74
750041	STEINMAN DEVELOPMENT COMPANY # 4	1	DICKENSON	47AL	CONV	PDP	201,560.65
750042	STEINMAN DEVELOPMENT COMPANY # 5	1	DICKENSON	49AO	CONV	PDP	128,494.96
750043	STEINMAN DEVELOPMENT COMPANY # 6	1	DICKENSON	48AN	CONV	PDP	255,791.64
750044	PHIPPS, NELL # 5	1	DICKENSON	56BH	CONV	PDP	320,382.02
750045	PHIPPS, NELL # 6	1	DICKENSON	53BG	CONV	PDP	102,415.66
750047	BROWN TRUST # 1	1	DICKENSON	33BC	CONV	PDP	246,629.28
750048	BROWN TRUST # 2	1	DICKENSON	32BD	CONV	PDP	191,822.22
750049	BROWN TRUST # 3	1	DICKENSON	31BE	CONV	PDP	86,508.72
750050	BROWN TRUST # 4	1	DICKENSON	32BC	CONV	PDP	57,506.64
750051	BROWN TRUST # 5	1	DICKENSON	29BE	CONV	PDP	123,903.81
75.052	BROWN TRUST # 6	1	DICKENSON	30BC	CONV	PDP	146,711.20
750053	STEINMAN DEVELOPMENT COMPANY # 7	1	DICKENSON	43AI	CONV	PDP	191,216.22
750054	BROWN TRUST TRACT # 1	1	DICKENSON	30BF	CONV	PDP	429,132.03
750055	NORA P-55	1	DICKENSON	27BS	CONV	PDP	285,859.83
750056	NORA P-56	1	DICKENSON	28BU	CONV	PDP	165,560.87
750057	NORA P-57	1	DICKENSON	45BO	CONV	PDP	215,032.36
750058	SMITH, L. C. #34	1	DICKENSON	42BO	CONV	PDP	41,746.84

18

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750059	PAGE, JNO. & VICEY #35	1	DICKENSON	401BT	CONV	PDP	20,569.17
750060	NORA P-60	1	DICKENSON	44BP	CONV	PDP	8,603.74
750062	NORA P-62	1	DICKENSON	38BR	CONV	PDP	203,412.33
750063	COUNTS, JAMES # 1	1	DICKENSON	53AY	CONV	PDP	152,802.40
750064	COUNTS, JAMES # 2	1	DICKENSON	55AY	CONV	PDP	150,105.31
750065	NORA P-65	1	DICKENSON	27BU	CONV	PDP	180,411.67
750066	NORA P-66	1	DICKENSON	26BR	CONV	PDP	39,477.44
750067	NORA P-67	1	DICKENSON	28BW	CONV	PDP	118,994.69
750068	MULLINS, LETCHER # 1	1	DICKENSON	33CA	CONV	PDP	295,345.14
750069	NORA P-69	1	DICKENSON	47AQ	CONV	PDP	151,423.30
750070	NORA P-70	1	DICKENSON	47AR	CONV	PDP	390,725.69
750071	NORA P-71	1	DICKENSON	45AR	CONV	PDP	336,497.20
750072	NORA P-72	1	DICKENSON	48AS	CONV	PDP	102,703.70
750073	NORA P-73	1	DICKENSON	45AP	CONV	PDP	121,094.50
750074	NORA P-74	1	DICKENSON	44AN	CONV	PDP	442,659.85
750075	STANLEY, NORMAN/BAKER	1	DICKENSON	28BQ	CONV	PDP	337,057.07
750076	BAKER, WILLIAM # 2	1	DICKENSON	30BQ	CONV	PDP	185,057.69
750077	STEINMAN DEVELOPMENT COMPANY # 8	1	DICKENSON	42AH	CONV	PDP	186,213.58
750078	NORA P-78	1	DICKENSON	41AO	CONV	PDP	201,886.10
750079	STEINMAN DEVELOPMENT COMPANY # 9	1	DICKENSON	45AK	CONV	PDP	287,730.21
750080	NORA P-80	1	DICKENSON	25BU	CONV	PDP	92,099.90
750081	NORA P-81	1	DICKENSON	31BY	CONV	PDP	422,175.47
750082	NORA P-82	1	DICKENSON	39AH	CONV	PDP	179,629.85
750083	NORA P-83	1	DICKENSON	39AJ	CONV	PDP	153,974.50
750084	HILTON, EARL #52	1	DICKENSON	42BQ	CONV	PDP	98,985,39
750086	NORA P-86	1	DICKENSON	29BX	CONV	PDP	187,514.12
750087	NORA P-87	1	DICKENSON	50AM	CONV	PDP	272,327.03
750088	NORA P-88	1	DICKENSON	49AL	CONV	PDP	234,405.74
750089	NORA P-89	1	DICKENSON	40AK	CONV	PDP	144,689.94
750090	NORA P-90	1	DICKENSON	41AI	CONV	PDP	386,117.08
750091	NORA P-91	1	WISE	23BV	CONV	PDP	34,518.45
750092	NORA P-92	1	WISE	23BX	CONV	PDP	272,602.60
750093	NORA P-93	1	WISE	25BX	CONV	PDP	162,543.32
750094	NORA P-94	1	WISE	26BY	CONV	PDP	401,410.54
750095	NORA P-95	1	DICKENSON	41AL	CONV	PDP	444,131.21
750096	NORA P-96	1	DICKENSON	40BH	CONV	PDP	61,041.65

19

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750099	STEINMAN DEVELOPMENT COMPANY # 1	1	DICKENSON	44AI	CONV	PDP	134,234.53
750100	NORA P-100	1	DICKENSON	43AL	CONV	PDP	196,368.48
750101	NORA P-101	1	DICKENSON	39AL	CONV	PDP	213,619.60
750102	NORA P-102	1	WISE	25BZ	CONV	PDP	158,445.95
750103	NORA P-103	1	WISE	28BY	CONV	PDP	232,564.04
750104	NORA P-104	1	WISE	29BZ	CONV	PDP	422,059.51
750105	NORA P-105	1	WISE	23BY	CONV	PDP	46,138.48
750106	NORA P-106	1	DICKENSON	51AO	CONV	PDP	140,754.67
750107	NORA P-107	1	DICKENSON	50AL	CONV	PDP	156,374.82
750108	NORA P-108	1	DICKENSON	50AJ	CONV	PDP	122,956.15
750109	ROSE, SAMUEL # 1	1	DICKENSON	35BS	CONV	PDP	234,501.75
750110	ROSE, SAMUEL # 2	1	DICKENSON	34BS	CONV	PDP	31,086.93
750111	ROSE, SAMUEL # 3	1	DICKENSON	33BR	CONY	PDP	424,140.62
750112	BISE ASA # 1	1	DICKENSON	36BY	CONY	PDP	20,569.17
750113	NORA P-113	1	DICKENSON	27BV	CONV	PDP	86,421.44
750116	NORA P-116	1	DICKENSON	39BE	CONY	PDP	17,359.60
750118	NORA P-118	1	DICKENSON	36BL	CONV	PDP	47,909.11
750119	MCCOY, FINIS # 1	1	DICKENSON	32BQ	CONV	PDP	38,109.57
750120	STEINMAN DEVELOPMENT COMPANY # 1	1	DICKENSON	44AH	CONV	PDP	312,470.32
750121	STEINMAN DEVELOPMENT COMPANY # 1	1	DICKENSON	44AF	CONV	PDP	158,987.11
750122	NORA P-122	1	DICKENSON	25BS	CONV	PDP	94,390.49
750123	HELTON, WILMA	1	DICKENSON	57BA	CONV	PDP	32,802.69
750124	HELTON, WILMA	1	DICKENSON	58AZ	CONV	PDP	56,285.91
750125	DEEL, ARVIL # 1	1	DICKENSON	36BW	CONV	PDP	106,988.11
750126	NORA P-126	1	DICKENSON	31BI	CONV	PDP	112,119.18
750127	NORA P-127	1	DICKENSON	30BJ	CONV	PDP	384,131.98
750128	NORA P-128	1	DICKENSON	29BI	CONV	PDP	249,032.09
750129	NORA P-129	1	DICKENSON	32BI	CONV	PDP	304,729.45
750130	NORA P-130	1	DICKENSON	34BK	CONV	PDP	57,192.42
750133	NORA P-133	1	DICKENSON	59AX	CONV	PDP	211,471.16
750134	PHIPPS, NELL # 8	1	DICKENSON	55BI	CONV	PDP	13,083.92
750135	NORA P-135	1	DICKENSON	33BK	CONV	PDP	155,948.37
750136	NORA P-136	1	DICKENSON	37BO	CONV	PDP	122,923.73
750137	NORA P-137	1	DICKENSON	28BM	CONV	PDP	124,432.50
750138	NORA P-138	1	DICKENSON	26BO	CONV	PDP	109,346.03
750139	NORA P-139	1	DICKENSON	58BF	CONV	PDP	41,107.17

20

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750140	STEINMAN DEVELOPMENT COMPANY #140	1	DICKENSON	45AG	CONV	PDP	82,236.78
750141	NORA P-141	1	DICKENSON	59BJ	CONV	PDP	151,806.11
750142	NORA P-142	1	DICKENSON	57BJ	CONV	PDP	25,877.30
750144	NORA P-144	1	DICKENSON	27BM	CONV	PDP	73,169.18
750145	NORA P-145	1	DICKENSON	45BG	CONV	PDP	19,798.57
750146	COASTAL COAL COMPANY # 4	1	DICKENSON	32BS	CBM	PDP	324,678.25
750147	ROSE, SAMUEL # 5	1	DICKENSON	31BR	CONV	PDP	61,236.17
750150	NORA P-150	1	DICKENSON	59BG	CONV	PDP	53,787.08
750151	NORA P-151	1	DICKENSON	60BI	CONV	PDP	198,727.65
750152	TRIVETT, W. H. # 1	1	DICKENSON	18AK	CONV	PDP	91,180.92
750153	NORA P-153	1	DICKENSON	32BM	CONV	PDP	185,356.95
750154	NORA P-154	1	DICKENSON	45AZ	CONV	PDP	70,858.64
750155	COUNTS, EUGENE #1	1	DICKENSON	57AY	CONV	PDP	41,039.83
750156	NORA P-156	1	DICKENSON	57AX	CONV	PDP	350,602.34
750157	NORA P-157	1	DICKENSON	44AX	CONV	PDP	45,435.22
750158	NORA P-158	1	DICKENSON	60BK	CONV	PDP	62,412.02
750159	NORA P-159	1	DICKENSON	61BK	CONV	PDP	177,732.04
750160	NORA P-160	1	DICKENSON	62BH	CONV	PDP	178,490.17
750161	NORA P-161	1	DICKENSON	44BA	CONV	PDP	284,996.97
750162	NORA P-162 “Proposed Disposal Well”	1	DICKENSON	38BP	CONV	PDP	314,159.90
750163	NORA P-163	1	DICKENSON	39BO	CONV	PDP	62,833.48
750165	NORA P-165	1	DICKENSON	34BN	CONV	PDP	167,224.26
750166	NORA P-166	1	DICKENSON	46AI	CONV	PDP	13,625.08
750167	NORA P-167	1	DICKENSON	57AV	CONV	PDP	83,493.67
750168	NORA P-168	1	DICKENSON	32BG	CONV	PDP	29,483.39
750169	NORA P-169	1	DICKENSON	53BB	CONV	PDP	82,736.79
750173	NORA P-173	1	DICKENSON	45BB	CONV	PDP	120,866.32
750174	NORA P-174	1	DICKENSON	46BA	CONV	PDP	102,703.70
750175	NORA P-175	1	DICKENSON	47AZ	CONV	PDP	111,550.59
750177	NORA P-177	1	DICKENSON	55BL	CONV	PDP	109,076.70
750178	WAMPLER, JESSEE #116	1	DICKENSON	55BM	CONV	PDP	0.00
750179	NORA P-179	1	DICKENSON	39AQ	CONV	PDP	20,042.97
750181	NORA P-181	1	DICKENSON	57BH	CONV	PDP	55,556.46
750182	NORA P-182	1	DICKENSON	57BG	CONV	PDP	72,236.49
750183	NORA P-183	1	DICKENSON	40AP	CONV	PDP	322,327.22
750184	NORA P-184	1	DICKENSON	41AT	CONV	PDP	212,063.45

21

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750185	NORA P-185	1	DICKENSON	37AQ	CONV	PDP	268,209.70
750186	NORA P-186	1	DICKENSON	38AS	CONV	PDP	215,506.19
750187	NORA P-187	1	DICKENSON	52BE	CONV	PDP	177,044.99
750188	NORA P-188	1	DICKENSON	50BE	CONV	PDP	490,485.41
750189	NORA P-189	1	DICKENSON	50BG	CONV	PDP	92,500.16
750190	NORA P-190	1	DICKENSON	49BH	CONV	PDP	233,138.87
750191	NORA P-191	1	DICKENSON	50BA	CONV	PDP	278,343.41
750192	NORA P-192	1	DICKENSON	48AU	CONV	PDP	29,320.04
750193	NORA P-193	1	DICKENSON	39BL	CONV	PDP	110,145.31
750194	NORA P-194	1	DICKENSON	62AV	CONV	PDP	35,206.75
750195	NORA P-195	1	DICKENSON	53AU	CONV	PDP	42 ,481.05
750196	NORA P-196	1	DICKENSON	44BC	CONV	PDP	313,889.32
750197	NORA P-197	1	DICKENSON	47BJ	CONV	PDP	54,430.49
750199	NORA P-199	1	DICKENSON	42AM	CONV	PDP	316,616.33
750200	NORA P-200	1	DICKENSON	32BV	CONV	PDP	326,459.50
750201	NORA P-201	1	DICKENSON	60BB	CONV	PDP	107,712.57
750202	NORA P-202	1	DICKENSON	47AJ	CONV	PDP	61,584.06
750203	NORA P-203	1	DICKENSON	21CC	CONV	PDP	70,569.36
750204	NORA P-204	1	DICKENSON	21BT	CONV	PDP	31,593.18
750206	NORA P-206	1	DICKENSON	37AM	CONV	PDP	904,511.03
750207	NORA P-207	1	DICKENSON	49AQ	CONV	PDP	72,236.49
750208	NORA P-208	1	DICKENSON	51AP	CONV	PDP	84,947.58
750209	NORA P-209	1	DICKENSON	57AS	CONV	PDP	74,206.62
750210	NORA P-210	1	DICKENSON	37BQ	CONV	PDP	347,904.01
750211	NORA P-211	1	DICKENSON	33BB	CONV	PDP	68,444.61
750212	NORA P-212	1	DICKENSON	59AQ	CONV	PDP	270,511.51
750213	NORA P-213	1	DICKENSON	62AT	CONV	PDP	77,665.57
750214	NORA P-214	1	DICKENSON	55AV	CONV	PDP	72,871.17
750215	NORA P-215	1	DICKENSON	54AX	CONV	PDP	126,199.39
750216	NORA P-216	1	DICKENSON	53AW	CONV	PDP	77,855.10
750217	NORA P-217	1	DICKENSON	40BO	CONV	PDP	87,013.72
750218	NORA P-218	1	DICKENSON	51BC	CONV	PDP	22,889.69
750219	NORA P-219	1	DICKENSON	48BC	CONV	PDP	13,112.60
750220	NORA P-220	1	DICKENSON	39AO	CONV	PDP	108,705.12
750221	NORA P-221	1	DICKENSON	37AO	CONV	PDP	324,030.51
750222	NORA P-222	1	DICKENSON	52BA	CONV	PDP	54,628.75

22

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750223	NORA P-223	1	DICKENSON	49BB	CONV	PDP	41,001.18
750224	NORA P-224	1	DICKENSON	62AW	CONV	PDP	32,386.22
750225	NORA P-225	1	WISE	20BZ	CONV	PDP	21,018,06
750226	NORA P-226	1	WISE	21BY	CONV	PDP	54,172.38
750227	NORA P-227	1	DICKENSON	47AY	CONV	PDP	34,908.73
750228	NORA P-228	1	DICKENSON	66AQ	CONV	PDP	142,335.76
750229	NORA P-229	1	DICKENSON	65AT	CONV	PDP	634,609.26
750232	NORA P-232	1	DICKENSON	63AP	CONV	PDP	273,731.06
750233	NORA P-233	1	DICKENSON	56AO	CONV	PDP	90,158.45
750234	N0RA P-234	1	DICKENSON	63AN	CONV	PDP	486,803.26
750235	NORA P-235	1	DICKENSON	52AT	CONV	PDP	108,938.29
750236	NORA P-236	1	DICKENSON	56AM	CONV	PDP	229,997.88
750237	NORA P-237	1	DICKENSON	55AQ	CONV	PDP	71,904.81
750238	NORA P-238	1	DICKENSON	55AR	CONV	PDP	82,488.65
750239	NORA P-239	1	DICKENSON	55AK	CONV	PDP	175,871.64
750240	NORA P-240	1	DICKENSON	57AK	CONV	PDP	405,524.12
750242	NORA P-242	1	DICKENSON	59AW	CONV	PDP	190,203.72
750243	NORA P-243	1	DICKENSON	60AW	CONV	PDP	88,722.00
750244	NORA P-244	1	DICKENSON	38BN	CONV	PDP	41,311.66
750245	NORA P-245	1	DICKENSON	50AW	CONV	PDP	19,626.50
750247	NORA P-247	1	DICKENSON	46AV	CONV	PDP	162,285.21
750248	NORA P-248	1	DICKENSON	40BL	CONV	PDP	208,175.56
750250	NORA P-250	1	DICKENSON	63AX	CONV	PDP	26,272.58
750256	NORA P-256	1	DICKENSON	39AV	CONV	PDP	232,961.81
750257	NORA P-257	1	DICKENSON	54AJ	CONV	PDP	107,671.42
750258	NORA P-258	1	DICKENSON	54AO	CONV	PDP	173,185.77
750261	NORA P-261C	1	DICKENSON	23BT	CBM	PDP	72,021.43
750265	NORA P-265	1	DICKENSON	47BH	CONV	PDP	59,399.46
750266	NORA P-266	1	DICKENSON	49BF	CONV	PDP	226,501.52
750267	NORA P-267	1	DICKENSON	47BB	CONV	PDP	22,155.25
750268	NORA P-268	1	DICKENSON	38BJ	CONV	PDP	55,420.54
750269	NORA P-269	1	DICKENSON	50AU	CONV	PDP	143,835.80
750270	NORA P-270	1	DICKENSON	50AT	CONV	PDP	88,724.49
750271	NORA P-271	1	DICKENSON	47AT	CONV	PDP	221,754.50
750280	NORA P-280C	1	DICKENSON	67AX	CBM	PDP	33,116.22
750283	NORA PC-283	1	DICKENSON	68AY	CBM	PDP	180,660.05

23

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750284	NORA P-284	1	DICKENSON	64AQ	CONV	PDP	353,268.25
750286	NORA P-286	1	DICKENSON	41BJ	CONV	PDP	157,371.11
750287	NORA P-287	1	DICKENSON	64AS	CONV	PDP	34,049.61
750288	NORA P-288	1	DICKENSON	58AP	CONV	PDP	126,782.94
750294	NORA P-294	1	DICKENSON	35AO	CONV	PDP	220,183.38
750300	NORA P-300	1	DICKENSON	41AV	CONV	PDP	102,330.87
750306	NORA P-306	1	DICKENSON	48AH	CONV	PDP	1,218,250.71
750308	NORA P-308	1	DICKENSON	60AI	CONV	PDP	7,925.41
750310	NORA P-310	1	DICKENSON	45AC	CONV	PDP	125,019.80
750311	NORA P-311	1	DICKENSON	42AD	CONV	PDP	459,327.41
750312	NORA P-312	1	DICKENSON	48BA	CONV	PDP	144,000,40
750316	NORA PC-316	1	DICKENSON	55BW	CBM	PDP	277,723.59
750317	NORA P-317	1	DICKENSON	48AY	CONV	PDP	96,819.49
750318	NORA P-318	1	DICKENSON	51AY	CONV	PDP	100,956.77
750322	NORA P-322	1	DICKENSON	45BD	CONV	PDP	89,677.14
750326	NORA P-326	1	DICKENSON	49BD	CONV	PDP	97,265.89
750328	NORA P-328	1	DICKENSON	38AT	CONV	PDP	442,293.26
750330	RAMEY, N. F. #86-100	1	DICKENSON	35AS	CONV	PDP	214,564.77
750331	NORA P-331	1	DICKENSON	42BH	CONV	PDP	231,035.32
750332	NORA P-332	1	DICKENSON	42BI	CONV	PDP	151,750.00
750333	NORA P-333	1	DICKENSON	52AX	CONV	PDP	264,756.98
750334	NORA P-334	1	DICKENSON	34AR	CONV	PDP	228,724.78
750335	NORA P-335	1	DICKENSON	54AM	CONV	PDP	245,389.84
750337	VICC LAND COMPANY # 6	1	DICKENSON	32BT	CONV	PDP	527,864.29
750338	NORA P-338	1	DICKENSON	44AS	CONV	PDP	159,169.16
750341	EREX # 8	1	WISE	29CI	CONV	PDP	315,369.41
750342	FLEMING KINSHIP LAND COMPANY	1	WISE	28CK	CONV	PDP	552,638.07
750343	FLEMING KINSHIP CORPORATION # 1	1	WISE	28CL	CONV	PDP	231,334.58
750344	MARKHAM, JOHN # 1	1	WISE	30CL	CONV	PDP	332,204.06
750345	BANNER COAL COMPANY # 3	1	WISE	31CM	CONV	PDP	606,718.18
750346	FLEMING KINSHIP LAND COMPANY	1	WISE	32CN	CONV	PDP	395,432.81
750347	BANNER COAL COMPANY # 4	1	WISE	31CN	CONV	PDP	168,230.52
750348	BANNER COAL COMPANY # 1	1	WISE	29CM	CONV	PDP	131,753.16
750349	FLEMING KINSHIP CORPORATION # 5	1	WISE	28CM	CONV	PDP	171,369.01
750351	NORA P-351C	1	DICKENSON	55AT	CBM	PDP	101,762.92
750352	NORA P-352C	1	DICKENSON	54AT	CBM	PDP	686,686.07

24

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750353	NORA P-353	1	DICKENSON	37BL	CONV	PDP	159,677.90
750354	NORA P-354	1	DICKENSON	38AH	CONV	PDP	155,944.63
750355	NORA P-355	1	DICKENSON	38AI	CONV	PDP	259,476.28
750356	NORA P-356	1	DICKENSON	38AK	CONV	PDP	255,287.88
750357	NORA P-357	1	DICKENSON	44AR	CONV	PDP	370,427.10
750358	NORA P-358	1	DICKENSON	40AO	CONV	PDP	282,883.44
750359	NORA P-359	1	DICKENSON	34AO	CONV	PDP	363,193.73
750360	NORA P-360	1	DICKENSON	30BH	CONV	PDP	405,636.34
750361	NORA P-361	1	DICKENSON	28BG	CONV	PDP	214,589.71
750362	NORA P-362	1	DICKENSON	46AH	CONV	PDP	63,617.79
750366	BANNER COAL COMPANY # 2	1	WISE	26CP	CONV	PDP	206,032.10
750367	NORA P-367	1	DICKENSON	46AB	CONV	PDP	43,991.29
750368	NORA P-368	1	DICKENSON	35AJ	CONV	PDP	117,281.42
750369	NORA P-369	1	DICKENSON	34AL	CONV	PDP	175,824.25
750370	NORA P-370	1	DICKENSON	36AP	CONV	PDP	244,450.91
750371	NORA P-371	1	DICKENSON	36AR	CONV	PDP	649,425.14
750373	NORA P-373	1	DICKENSON	43AB	CONV	PDP	301,998.70
750374	NORA P-374	1	DICKENSON	35AM	CONV	PDP	50,159.80
750378	NORA P-378	1	DICKENSON	32AI	CONV	PDP	521,980.08
750380	NORA P-380C	1	DICKENSON	44BJ	CBM	PDP	183,415.26
750381	NORA P-381	1	DICKENSON	49AH	CONV	PDP	198,470.79
750383	NORA P-383C	1	DICKENSON	41BB	CBM	PDP	135,944.08
750384	NORA P-384	1	DICKENSON	38AN	CONV	PDP	293,663.05
750385	NORA P-385	1	DICKENSON	44AA	CONV	PDP	119,332.61
750387	STEINMAN DEVELOPMENT UNIT	1	DICKENSON	24BJ	CONV	PDP	68,135.37
750388	NORA P-388	1	DICKENSON	43Z	CONV	PDP	108,705.12
750390	NORA P-390	1	DICKENSON	36BN	CONV	PDP	200,367.35
750391	NORA P-391	1	DICKENSON	30BL	CONV	PDP	164,857.60
750392	NORA PC-392	1	DICKENSON	30BO	CBM	PDP	261,910.50
750393	NORA P-393	1	DICKENSON	47AA	CONV	PDP	279,955.67
750394	NORA P-394	1	DICKENSON	48AB	CONV	PDP	325,338.52
750395	NORA P-395	1	DICKENSON	48AF	CONV	PDP	606,729.40
750396	NORA P-396	1	DICKENSON	41AE	CONV	PDP	280,968.17
750397	STEINMAN DEVELOPMENT COMPANY #397	1	DICKENSON	42AF	CONV	PDP	280,288.60
750399	NORA P-399	1	DICKENSON	41AF	CONV	PDP	393,212.05
750401	NORA P-401	1	DICKENSON	41BF	CONV	PDP	71,356.16

25

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750402	NORA PC-402	1	DICKENSON	43BE	CBM	PDP	325,381.93
750407	NORA P-407	1	DICKENSON	40BP	CONV	PDP	128,013.65
750408	NORA P-408	1	DICKENSON	36AV	CONV	PDP	349,229.49
750409	NORA P-409	1	DICKENSON	40AU	CONV	PDP	185,433.01
750411	NORA P-411	1	DICKENSON	42AU	CONV	PDP	142,349.48
750413	NORA P-413	1	DICKENSON	44AQ	CONV	PDP	247,483.42
750414	NORA P-414	1	DICKENSON	39AR	CONV	PDP	395,047.51
750416	NORA PC-416	1	DICKENSON	46BI	CBM	PDP	353,488.28
750417	NORA P-417	1	DICKENSON	44BH	CONV	PDP	24,727.64
750418	NORA P-418C	1	DICKENSON	46BG	CBM	PDP	22,916.57
750419	NORA PC-419	1	DICKENSON	39BM	CBM	PDP	166,196.28
750422	STEINMAN DEVELOPEMENT TRACT #485	1	DICKENSON	21BM	CONV	PDP	57,510.38
750424	NORA P-424	1	DICKENSON	40AE	CONV	PDP	591,039.43
750428	BAKER, JOSEPH # 1	1	DICKENSON	31AK	CONV	PDP	98,866.93
750430	STRATTON, ANN # 3	1	DICKENSON	39AF	CONV	PDP	354,578.77
750431	NORA PC-431	1	DICKENSON	46BM	CBM	PDP	183,783.78
750432	NORA PC-432	1	DICKENSON	46BK	CBM	PDP	183,479.10
750433	NORA P-433	1	DICKENSON	44BI	CONV	PDP	167,699.33
750434	NORA P-434	1	DICKENSON	42AK	CONV	PDP	164,092.00
750435	NORA P-435	1	DICKENSON	31BN	CONV	PDP	437,990.14
750436	NORA PC-436	1	DICKENSON	34BL	CBM	PDP	387,678.15
750437	NORA PC-437	1	WISE	17BV	CBM	PDP	234,496.22
750442	NORA P-442	1	DICKENSON	39AZ	CONV	PDP	101,147.54
750444	NORA P-444	1	DICKENSON	39AX	CONV	PDP	513,988.58
750446	NORA P-446	1	DICKENSON	31AT	CONV	PDP	163,052.07
750452	NORA PC-452	1	DICKENSON	33BO	CBM	PDP	66,093.16
750454	NORA P-454C	1	DICKENSON	39BH	CBM	PDP	14,404.29
750461	NORA P-461	1	DICKENSON	40AS	CONV	PDP	258,857.81
750462	NORA P-462	1	DICKENSON	42AQ	CONV	PDP	360,962.99
750464	STEINMAN DEVELOPMENT COMPANY #17	1	DICKENSON	47AM	CONV	PDP	68,142.86
750465	NORA P-465	1	DICKENSON	37AK	CONV	PDP	540,385.85
750466	NORA P-466	1	DICKENSON	36AX	CONV	PDP	361,327.09
750467	NORA P-467	1	DICKENSON	37AY	CONV	PDP	299,057.22
750468	NORA P-468	1	DICKENSON	38BB	CONV	PDP	69,570.58
750471	NORA P-471	1	DICKENSON	45AJ	CONV	PDP	156,098.00
750474	NORA P-474	1	DICKENSON	50AG	CONV	PDP	39,609.62

26

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
750475	NORA P-475	1	DICKENSON	47AF	CONV	PDP	135,996.43
750476	NORA P-476	1	DICKENSON	44AD	CONV	PDP	297,629.50
750477	RUSSELL PRATER LAND COMPANY	1	DICKENSON	45AE	CONV	PDP	343,645.78
750478	NORA P-478	1	DICKENSON	56AJ	CONV	PDP	227,980.37
750480	NORA P-480	1	DICKENSON	32AG	CONV	PDP	157,970.87
750481	NORA P-481	1	DICKENSON	55AI	CONV	PDP	188,299.67
750484	STRATTON, ANN #12	1	DICKENSON	36AC	CONV	PDP	96,351.90
750486	NORA P-486	1	DICKENSON	47AC	CONV	PDP	173,827.94
750487	NORA P-487	1	DICKENSON	49AD	CONV	PDP	333,704.10
750488	NORA PC-488	1	DICKENSON	79BN	CBM	PDP	340,997,69
750491	NORA P-491	1	DICKENSON	34AQ	CONV	PDP	223,328.11
750492	NORA P-492	1	DICKENSON	33AL	CONV	PDP	481,266.94
750493	U.S.A. TRACT #1007-1	1	DICKENSON	37AG	CONV	PDP	218,892.82
750494	NORA P-494	1	DICKENSON	38AF	CONV	PDP	708,708.64
750495	NORA P-495	1	DICKENSON	36AK	CONV	PDP	179,722.12
750496	NORA P-496	1	DICKENSON	33AP	CONV	PDP	273,016.57
750499	NORA P-499	1	DICKENSON	33AJ	CONV	PDP	347,498.76
750501	NORA P-501	1	DICKENSON	58AL	CONV	PDP	101,101.41
750502	S. H. G. ENTERPRISES # 1	1	DICKENSON	35AH	CONV	PDP	149,241.20
750503	S. H. G. ENTERPRISES # 2	1	DICKENSON	35AF	CONV	PDP	230,779.70
750507	U.S.A. TRACT # 2	1	DICKENSON	36AE	CONV	PDP	899,235.31
751001	NORA PC-1	1	DICKENSON	37BN	CBM	PDP	358,097.71
751002	NORA PC-2	1	DICKENSON	36BN	CBM	PDP	284,483.21
751003	NORA PC-3	1	DICKENSON	37BO	CBM	PDP	346,348.52
751004	NORA PC-4	1	DICKENSON	38BN	CBM	PDP	113,914.00
751005	NORA PC-5	1	DICKENSON	37BM	CBM	PDP	372,545.52
751007	NORA PC-7	1	DICKENSON	38BP	CBM	PDP	264,992.16
751008	NORA PC-8	1	DICKENSON	38BL	CBM	PDP	293,023.06
751009	NORA PC-9	1	DICKENSON	36BL	CBM	PDP	198,775.67
751012	NORA PC-12	1	DICKENSON	40BN	CBM	PDP	162,936.16
751013	NORA PC-13	1	DICKENSON	39BO	CBM	PDP	270,054.26
751015	NORA PC-15	1	DICKENSON	33BM	CBM	PDP	233,994.21
751019	NORA PC-19	1	DICKENSON	24BU	CBM	PDP	111,859.56
751101	NORA PC-101	1	DICKENSON	59BJ	CBM	PDP	210,192.61
751102	NORA PC-102	1	DICKENSON	60BK	CBM	PDP	475,593.91
751103	NORA PC-103	1	DICKENSON	59BI	CBM	PDP	115,820.45

27

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
751104	NORA PC-104	1	DICKENSON	60BJ	CBM	PDP	89,368.09
751105	NORA PC-105	1	DICKENSON	586J	CBM	PDP	151,468.45
751106	NORA PC-106	1	DICKENSON	59BL	CBM	PDP	332,663.87
751107	NORA PC-107	1	DICKENSON	60BI	CBM	PDP	46,503.44
751112	NORA PC-112	1	DICKENSON	61BK	CBM	PDP	178,444.56
751113	NORA PC-113	1	DICKENSON	60BH	CBM	PDP	286,711.76
751114	NORA PC-114	1	DICKENSON	58BH	CBM	PDP	438,390.58
751115	NORA PC-115	1	DICKENSON	61BI	CBM	PDP	326,977.89
751116	NORA PC-116	1	DICKENSON	57BK	CBM	PDP	199,969.74
751117	NORA PC-117	1	DICKENSON	62BJ	CBM	PDP	215,202.48
751121	NORA PC-121	1	DICKENSON	63BK	CBM	PDP	206 941.20
751123	NORA PC-123	1	DICKENSON	56BL	CBM	PDP	158,167.14
751124	NORA PC-124	1	DICKENSON	56BJ	CBM	PDP	178,784.07
751126	NORA PC-126	1	DICKENSON	57BI	CBM	PDP	313,547.14
751128	NORA PC-128	1	DICKENSON	63BM	CBM	PDP	137,290.50
751129	NORA PC-129	1	DICKENSON	62BN	CBM	PDP	563,183.24
751131	NORA PC-131	1	DICKENSON	64BL	CBM	PDP	286,898.92
751134	NORA PC-134	1	DICKENSON	60BP	CBM	PDP	165,393.94
751135	NORA PC-135	1	DICKENSON	68B1	CBM	PDP	178,100.71
751140	NORA PC-140	1	DICKENSON	63BQ	CBM	PDP	127,446.31
751146	NORA PC-146	1	DICKENSON	55BK	CBM	PDP	209,416.39
751147	NORA PC-147	1	DICKENSON	55BM	CBM	PDP	289,300.12
751150	NORA PC-150	1	DICKENSON	56BH	CBM	PDP	491,459.23
751153	NORA PC-153	1	DICKENSON	59BG	CBM	PDP	193,398.73
751155	NORA PC-155	1	DICKENSON	49BL	CBM	PDP	161,142.88
751156	NORA PC-156	1	DICKENSON	48BK	CBM	PDP	466,576.73
751159	NORA PC-159	1	DICKENSON	58BF	CBM	PDP	414,290.09
751160	NORA PC-160	1	DICKENSON	49BJ	CBM	PDP	450,360.30
751161	NORA PC-161	1	DICKENSON	67BJ	CBM	PDP	32,457.52
751301	NORA PC-301	1	RUSSELL	80BP	CBM	PDP	432,636.41
751304	NORA PC-304	1	RUSSELL	82BN	CBM	PDP	384,248.28
751305	NORA PC-305	1	DICKENSON	78BN	CBM	PDP	279,989.85
790137	NORA VC-3182	1	DICKENSON	47AF	CBM	PDP	161,264.75
790146	NORA VC-4056	1	DICKENSON	56BX	CBM	PDP	197,291.43
790179	NORA VC-4309	1	BUCHANAN	89AX	CBM	PDP	382,307.01
790180	IQBAL, MEREDITH # 3(704310/VC-4310	1	BUCHANAN	89AY	CBM	PDP	256,756.99

28

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
790181	NORA VC-4276	1	BUCHANAN	88AX	CBM	PDP	471,355.91
832851	ANR COAL COMPANY #20	1	DICKENSON	33BZ	CONV	PDP	159,497.10
832857	ANR COAL COMPANY #14	1	DICKENSON	32BZ	CONV	PDP	345,305.43
832897	ANR COAL COMPANY #91	1	DICKENSON	44CE	CONV	PDP	742,922.84
833550	VICC ANP-001	1	WISE	30CF	CONV	PDP	239,394.66
833551	VICC ANP-016	1	WISE	23CB	CONV	PDP	114,425.98
833736	ANR COAL COMPANY #135	1	WISE	36CO	CONV	PDP	153,279.97
833742	VP-133742 VICC ANR-075	1	WISE	38CG	CONV	PDP	339,306.51
833789	VP-133789 VICC CB 5-05	1	WISE	32CD	CONV	PDP	2,882.88
833793	VP-133793 VICC W7 #2	1	WISE	32CI	CONV	PDP	250,448.59
833796	VP-133796 VICC CB 1-09	1	WISE	38CK	CONV	PDP	67,414.66
833814	VP-133814 VICC CB 8-04	1	WISE	27CC	CONV	PDP	40,474.98
	2010 DRLG LOC (30)	1	WISE	11BT	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	11CD	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	12BF	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	12BH	CBM	POSS	23 737.62
	2010 DRLG LOC (30)	1	WISE	12CA	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	12CC	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	12CD	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	13BY	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	13CA	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	14CC	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	14CD	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15BI	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15BS	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15BT	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15CD	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15CE	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15CH	CBM	POSS	23,737.62
	2010 DRLG LOC (30)	1	WISE	15CI	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	17BK	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	22CH	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	23CH	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	25CG	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	26CH	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	31CJ	CBM	POSS	23,737.62

29

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2011 DRLG LOC (30)	1	WISE	32CK	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	33CL	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	34CC	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	34CD	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	34CH	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	35CE	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	35CL	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	35CN	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	35CO	CBM	POSS	23,737.62
	2011 DRLG LOC (30)	1	WISE	36CC	CBM	POSS	23,737.62
	2012 DRLG LOC (28)	1	WISE	36CI	CBM	POSS	23,737.62
	2012 DRLG LOC (28)	1	WISE	36CJ	CBM	POSS	23,737.62
	2012 DRLG LOC (28)	1	WISE	38CO	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	40CM	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	5BT	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	6BP	CBM	POSS	23,737.62
	2012 DRLG LOG (30)	1	WISE	6BT	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	7BH	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	7BS	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	7BU	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	8BG	CBM	POSS	23,737.62
	2012 DRLG LOC (30)	1	WISE	9BP	CBM	POSS	23,737.62
	2009 DRLG LOC (6)	1	BUCHANAN	79AT	CBM	POSS	47,475.25
	2009 DRLG LOG (6)	1	BUCHANAN	79AU	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	79AV	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	79AW	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	80AU	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	80BB	CBM	POSS	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	82BC	CBM	POSS	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	82BD	CBM	POSS	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	82BE	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	83AZ	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	83BA	CBM	POSS	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	83BD	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	83BE	CBM	POSS	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	84AY	CBM	POSS	47,475.25

30

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2006 DRLG LOC (7)	1	BUCHANAN	84BA	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	84BB	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	84BC	CBM	POSS	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	84BD	CBM	POSS	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	85AY	CBM	POSS	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	85AZ	CBM	POSS	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	85BB	CBM	POSS	47,475.25
	2006 DRLG LOC (7)	1	BUCHANAN	85BC	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	85BD	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	88BC	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	90BL	CBM	POSS	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	91BG	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	48CE	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	48CF	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	49CD	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	49CE	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	49CF	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	49CG	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	49CH	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	49CI	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	50CD	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	50CE	CBM	POSS	47,475.25
	2011 DRLG LOC (8)	1	RUSSELL	50CF	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	50CG	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	50CH	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	51CG	CBM	POSS	47,475.25
	2011 DRLG LOC (7)	1	RUSSELL	51CH	CBM	POSS	47,475.25
	2008 DRLG LOC (5)	1	WISE	10BJ	CBM	POSS	47,475.25
	2008 DRLG LOC (5)	1	WISE	10BK	CBM	POSS	47,475.25
	2008 DRLG LOC (5)	1	WISE	10BM	CBM	POSS	47,475.25
	2008 DRLG LOC (5)	1	WISE	10BN	CBM	POSS	47,475.25
	2008 DRLG LOC (5)	1	WISE	10BO	CBM	POSS	47,475.25
	2009 DRLG LOC (7)	1	WISE	11BC	CBM	POSS	47,475.25
	2009 DRLG LOC (7)	1	WISE	11BF	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BJ	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BK	CBM	POSS	47,475.25

31

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2010 DRLG LOC (30)	1	WISE	11BL	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BM	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BN	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BR	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BV	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BW	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11BX	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	11CC	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BC	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BD	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BI	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BJ	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BK	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BL	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BM	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BS	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12BX	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	12CB	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BE	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BF	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BG	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BH	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BI	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BL	CBM	POSS	47,475.25
	2010 DRLG LOG (30)	1	WISE	13BM	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13BR	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	13CB	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14BG	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14BH	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14BL	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14BM	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14BR	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14CA	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	14CB	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15BH	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15BM	CBM	POSS	47,475.25

32

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2010 DRLG LOC (30)	1	WISE	15BN	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15BX	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15BY	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15BZ	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15CA	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15CB	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15CC	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	15CL	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16BI	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16BQ	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16BR	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16BS	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16BZ	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CA	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CB	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CC	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CD	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CE	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CF	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CG	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CH	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CI	CBM	POSS	47,475.25
	2010 DRLG LOC (30)	1	WISE	16CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17BR	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17BS	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CA	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CB	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CC	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	17CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18BQ	CBM	POSS	47,475.25

33

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2011 DRLG LOC (30)	1	WISE	18BR	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18BS	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CC	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	18CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	19CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	20CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	20CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	20CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	20CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	21CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	21CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	22CB	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	22CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	23CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	23CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	23CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	23CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	24CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	24CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	24CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	24CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	25CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	25CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	25CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	26CD	CBM	POSS	47,475.25

34

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2011 DRLG LOC (30)	1	WISE	26CE	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	26CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	26CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	27CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	27CE	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	27CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	28CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	28CE	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	28CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	28CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	29CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	29CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	29CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	30CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	30CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	30CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CC	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CK	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CB	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CC	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	32CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CB	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CC	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CD	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CH	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CK	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CM	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	33CN	CBM	POSS	47,475.25

35

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2011 DRLG LOC (30)	1	WISE	34CB	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CK	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CL	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CM	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CN	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	34CO	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	35CF	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	35CG	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	35CI	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	35CJ	CBM	POSS	47,475.25
	2011 DRLG LOC (30)	1	WISE	35CM	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	36CH	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	36CM	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	36CN	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	36CO	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CC	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CF	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CG	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CH	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CN	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	37CO	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	38CD	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	38CG	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	38CH	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	38CN	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	39CD	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	39CG	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	39CH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	39CM	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	40CG	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	40CH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	40CI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	40CJ	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	40CK	CBM	POSS	47,475.25

36

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2012 DRLG LOC (30)	1	WISE	40CL	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	41CH	CBM	POSS	47,475.25
	2012 DRLG LOC (28)	1	WISE	41CI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	42CO	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	43CO	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	45CG	CBM	POSS	47,475,25
	2012 DRLG LOC (30)	1	WISE	45CH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	45CI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	45CJ	CBM	POSS	47,475.25
	2009 DRLG LOC (7)	1	WISE	46CF	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	46CG	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	46CH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	46CI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	46CJ	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CE	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CF	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CG	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	47CJ	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	49CJ	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	4BH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BI	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BJ	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BL	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BM	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BN	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	5BO	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	6BM	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	6BN	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	6BR	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	6BS	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	6BU	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	7BM	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	7BP	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	7BR	CBM	POSS	47,475.25

37

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2012 DRLG LOC (30)	1	WISE	8BH	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	8BP	CBM	POSS	47,475.25
	2012 DRLG LOC (30)	1	WISE	9BM	CBM	POSS	47,475.25
	2009 DRLG LOC (7)	1	WISE	9BO	CBM	POSS	47,475,25
	2008 DRLG LOC (6)	1	WISE	34CG	CBM	PUD	23,737.62
	2006 DRLG LOC (8)	1	BUCHANAN	78AS	CBM	PUD	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	78AT	CBM	PUD	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	78AU	CBM	PUD	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	78AV	CBM	PUD	47,475.25
	2009 DRLG LOC (6)	1	BUCHANAN	80AT	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	81AV	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	81AW	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	83AR	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	83AS	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	84AS	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	84BE	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	85AS	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	85BE	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	86BE	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	87AS	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	87AZ	CBM	PUD	47,475.25
	2007 DRLG LOC (8)	1	BUCHANAN	88AS	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	88BB	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	89AS	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	89BB	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	90AS	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	90AT	CBM	PUD	47,475.25
	2006 DRLG LOC (8)	1	BUCHANAN	90AX	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	BUCHANAN	90BB	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	91AU	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	91AW	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	92AU	CBM	PUD	47,475.25
	2007 DRLG LOC (7)	1	BUCHANAN	92AV	CBM	PUD	47,475.25
	2007 DRLG LOC (5)	1	WISE	32CE	CBM	PUD	47,475.25
	2006 DRLG LOC (6)	1	WISE	22CA	CBM	PUD	47,475.25
	2006 DRLG LOC (6)	1	WISE	23CA	CBM	PUD	47,475.25

38

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2006 DRLG LOC (6)	1	WISE	23CB	CBM	PUD	47,475.25
	2006 DRLG LOC (6)	1	WISE	23CC	CBM	PUD	47,475.25
	2006 DRLG LOC (6)	1	WISE	24CC	CBM	PUD	47,475.25
	2006 DRLG LOC (6)	1	WISE	25CC	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	27CC	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	29CC	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	29CE	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	29CF	CBM	PUD	47,475.25
	2011 DRLG LOC (30)	1	WISE	29CG	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	30CB	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	30CC	CBM	PUD	47,475.25
	2006 DRLG LOC (7)	1	WISE	30CE	CBM	PUD	47,475.25
	2011 DRLG LOC (30)	1	WISE	30CG	CBM	PUD	47,475.25
	2007 DRLG LOC (5)	1	WISE	31CA	CBM	PUD	47,475.25
	2007 DRLG LOC (5)	1	WISE	31CB	CBM	PUD	47,475 25
	2008 DRLG LOC (7)	1	WISE	31CE	CBM	PUD	47,475.25
	2007 DRLG LOC (5)	1	WISE	31CF	CBM	PUD	47,475.25
	2011 DRLG LOC (30)	1	WISE	31CG	CBM	PUD	47,475.25
	2007 DRLG LOC (5)	1	WISE	32CA	CBM	PUD	47,475.25
	2008 DRLG LOC (2)	1	WISE	33CE	CBM	PUD	47,475.25
	2008 DRLG LOC (2)	1	WISE	34CE	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	34CF	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	37CI	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	37CJ	CBM	PUD	47,475.25
	2008 DRLG LOC (7)	1	WISE	37CK	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	37CM	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	38CI	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	38CL	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	38CM	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	39CI	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	39CJ	CBM	PUD	47,475.25
	2008 DRLG LOC (6)	1	WISE	39CK	CBM	PUD	47,475.25
	2008 DRLG LOC (7)	1	WISE	39CL	CBM	PUD	47,475.25
	2009 DRLG LOC (7)	1	WISE	41CJ	CBM	PUD	47,475.25
	2008 DRLG LOC (7)	1	WISE	41CK	CBM	PUD	47,475.25
	2008 DRLG LOC (7)	1	WISE	41CL	CBM	PUD	47,475.25

39

SCHEDULE 2.4

ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2008 DRLG LOC (7)	1	WISE	41CM	CBM	PUD	47,475.25
	2009 DRLG LOC (7)	1	WISE	41CN	CBM	PUD	47,475.25
	2009 DRLG LOC (7)	1	WISE	42CM	CBM	PUD	47,475.25
	2012 DRLG LOC (30)	1	WISE	42CN	CBM	PUD	47,475.25
	2009 DRLG LOC (7)	1	WISE	48CG	CBM	PUD	47,475.25
	2008 CONV (5-W-U)	1	WISE	10BO	CONV	POSS	30,473.97
	2009 CONV (5-W-U)	1	WISE	10BU	CONV	POSS	30,473.97
	2010 CONV (5-W-U)	1	WISE	15BZ	CONV	POSS	30,473.97
	2008 CONV (5-W-U)	1	WISE	2BQ	CONV	POSS	30,473.97
	2011 CONV (5-W-U)	1	WISE	RF 84BF	CONV	POSS	30,473.97
	2008 CONV (1-R-U)	1	RUSSELL	66BY	CONV	POSS	60,947.93
	2009 CONV (5-W-U)	1	WISE	11BW	CONV	POSS	60,947.93
	2009 CONV (5-W-U)	1	WISE	12BX	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	13BY	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	14BX	CONV	POSS	60,947.93
	2009 CONV (5-W-U)	1	WISE	16BW	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	37CG	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	39CL	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	40CK	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	40CM	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	42CI	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	42CM	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	43CO	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	44CH	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	44CM	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	44CP	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	45CO	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	46CM	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	47CH	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	47CL	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	47CP	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	48CH	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	48CN	CONV	POSS	60,947.93
	2010 CONV (5-W-U)	1	WISE	49CM	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	49CO	CONV	POSS	60,947.93
	2008 CONV (5-W-U)	1	WISE	8BN	CONV	POSS	60,947.93

40

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	2008 CONV (5-W-U)	1	WISE	9BP	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 82BF	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 83BE	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 85BE	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 86BC	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 86BD	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 87BB	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 88BB	CONV	POSS	60,947.93
	2011 CONV (5-W-U)	1	WISE	RF 88BD	CONV	POSS	60,947.93
	2009 CONV (5-W)	1	WISE	35CE	CONV	PUD	30,473.97
	2007 CONV (5-W)	1	WISE	7BT	CONV	PUD	30,473.97
	2006 CONV (3-B)	1	BUCHANAN	81BH	CONV	PUD	60,947.93
	2006 CONV (3-B)	1	BUCHANAN	83BJ	CONV	PUD	60,947.93
	2006 CONV (3-B)	1	BUCHANAN	85BN	CONV	PUD	60,947.93
	2007 CONV (5-R)	1	RUSSELL	60CD	CONV	PUD	60,947.93
	2007 CONV (5-R)	1	RUSSELL	63CD	CONV	PUD	60,947.93
	2007 CONV (5-R)	1	RUSSELL	63CE	CONV	PUD	60,947.93
	2006 CONV (2-R)	1	RUSSELL	64BY	CONV	PUD	60,947.93
	2007 CONV (5-R)	1	RUSSELL	67CA	CONV	PUD	60,947.93
	2007 CONV (5-W)	1	WISE	18CE	CONV	PUD	60,947.93
	2008 CONV (5-W)	1	WISE	21CI	CONV	PUD	60,947.93
	2008 CONV (5-W)	1	WISE	24CD	CONV	PUD	60,947.93
	2007 CONV (5-W)	1	WISE	25CC	CONV	PUD	60,947.93
	2008 CONV (5-W)	1	WISE	26CD	CONV	PUD	60,947.93
	2007 CONV (5-W)	1	WISE	27CB	CONV	PUD	60,947.93
	2010 CONV (5-W)	1	WISE	28CE	CONV	PUD	60,947.93
	2011 CONV (3-W)	1	WISE	32CB	CONV	PUD	60,947.93
	2009 CONV (5-W)	1	WISE	33CE	CONV	PUD	60,947.93
	2008 CONV (5-W)	1	WISE	34CC	CONV	PUD	60,947.93
	2010 CONV (5-W)	1	WISE	35CG	CONV	PUD	60,947.93
	2009 CONV (5-W)	1	WISE	39CD	CONV	PUD	60,947.93
	2011 CONV (3-W)	1	WISE	42CH	CONV	PUD	60,947.93
	2010 CONV (5-W-U)	1	WISE	42CN	CONV	PUD	60,947.93
	2010 CONV (5-W)	1	WISE	44CI	CONV	PUD	60,947.93
	2009 CONV (5-W)	1	WISE	45CG	CONV	PUD	60,947.93
	2006 CONV (3-W)	1	WISE	7BP	CONV	PUD	60,947.93

41

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	100CONV	1	DICKENSON	23AS	CONV	POSS	27,059.38
	102CONV	1	DICKENSON	22AU	CONV	POSS	81,627.03
	111CONV	1	DICKENSON	30AO	CONV	POSS	101,605.16
	123CONV	1	DICKENSON	32AC	CONV	POSS	57,754.78
	124CONV	1	DICKENSON	32AA	CONV	POSS	38,670.69
	125CONV	1	DICKENSON	33AA	CONV	POSS	28,536.98
	126CONV	1	DICKENSON	36AA	CONV	POSS	79,946.19
	13CONV	1	DICKENSON	25BT	CONV	POSS	28,305.05
	161CONV	1	DICKENSON	60AD	CONV	POSS	11,843.23
	162CONV	1	DICKENSON	61AE	CONV	POSS	28,536.98
	173CONV	1	DICKENSON	64AI	CONV	POSS	46,485.13
	227CONV	1	DICKENSON	66BL	CONV	POSS	12,147.48
	228CONV	1	DICKENSON	65BK	CONV	POSS	42,788.01
	234CONV	1	DICKENSON	62BM	CONV	POSS	28,536.98
	235CONV	1	DICKENSON	63BN	CONV	POSS	28,305.05
	248CONV	1	DICKENSON	50BR	CONV	POSS	29,473.42
	249CONV	1	DICKENSON	52BP	CONV	POSS	29,245.23
	2CONV	1	WISE	19BV	CONV	POSS	11,886.88
	3CONV	1	WISE	18BW	CONV	POSS	79,506.02
	56CONV	1	DICKENSON	23BF	CONV	POSS	29,445.98
	71CONV	1	DICKENSON	29AY	CONV	POSS	106,761.17
	90CONV	1	DICKENSON	24AV	CONV	POSS	35,939.94
	92CONV	1	DICKENSON	24AU	CONV	POSS	98,479.14
	93CONV	1	DICKENSON	26AU	CONV	POSS	109,715.12
	97CONV	1	DICKENSON	26AS	CONV	POSS	82,357.73
	98CONV	1	DICKENSON	24AS	CONV	POSS	29,929.79
	101CONV	1	DICKENSON	22AT	CONV	PROB	37,139.47
	103CONV	1	DICKENSON	21AV	CONV	PROB	30,378.68
	104CONV	1	DICKENSON	27AN	CONV	PROB	102,497.96
	106CONV	1	DICKENSON	28AO	CONV	PROB	84,472.50
	108CONV	1	DICKENSON	31AR	CONV	PROB	60,476.80
	113CONV	1	DICKENSON	31AN	CONV	PROB	81,655.71
	114CONV	1	DICKENSON	AM-31	CONV	PROB	84,403.92
	117CONV	1	DICKENSON	28AJ	CONV	PROB	54,671.15
	118CONV	1	DICKENSON	28AI	CONV	PROB	15,658.80
	119CONV	1	DICKENSON	29AH	CONV	PROB	26,215.22

42

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	12CONV	1	DICKENSON	23BR	CONV	PROB	48,406.63
	134CONV	1	DICKENSON	32AK	CONV	PROB	156,600.51
	148CONV	1	DICKENSON	64BJ	CONV	PROB	30,378.68
	153CONV	1	DICKENSON	54AZ	CONV	PROB	18,397.04
	155CONV	1	DICKENSON	51BP	CONV	PROB	66,437.07
	157CONV	1	DICKENSON	61AZ	CONV	PROB	34,719.20
	160CONV	1	DICKENSON	59AB	CONV	PROB	39,676.95
	163CONV	1	DICKENSON	60AF	CONV	PROB	42,788.01
	164CONV	1	DICKENSON	60AE	CONV	PROB	42,279.27
	168CONV	1	DICKENSON	45X	CONV	PROB	66,437.07
	16CONV	1	DICKENSON	39BW	CONV	PROB	60,177.54
	174CONV	1	DICKENSON	65AJ	CONV	PROB	160,680.43
	182CONV	1	DICKENSON	65AH	CONV	PROB	158,818.78
	183CONV	1	DICKENSON	65AE	CONV	PROB	87,022.45
	184CONV	1	DICKENSON	65AF	CONV	PROB	62,840.96
	185CONV	1	DICKENSON	AC-65	CONV	PROB	11,886.88
	191CONV	1	DICKENSON	72BB	CONV	PROB	30,378.68
	192CONV	1	DICKENSON	70AY	CONV	PROB	59,896.98
	197CONV	1	DICKENSON	67AX	CONV	PROB	84,472.50
	205CONV	1	DICKENSON	69AQ	CONV	PROB	115,480.87
	210CONV	1	DICKENSON	62AS	CONV	PROB	48,406.63
	216CONV	1	DICKENSON	AR-58	CONV	PROB	84,403.92
	217CONV	1	DICKENSON	73BA	CONV	PROB	30,378.68
	220CONV	1	DICKENSON	66BF	CONV	PROB	44,275.59
	229CONV	1	DICKENSON	64BI	CONV	PROB	11,843.23
	230CONV	1	DICKENSON	65BH	CONV	PROB	78,343.90
	240CONV	1	DICKENSON	BK-47	CONV	PROB	66,383.45
	245CONV	1	DICKENSON	50BO	CONV	PROB	43,784.30
	250CONV	1	DICKENSON	52BO	CONV	PROB	41,770.53
	251CONV	1	DICKENSON	54BO	CONV	PROB	41,250.56
	252CONV	1	DICKENSON	56BO	CONV	PROB	40,731.84
	253CONV	1	DICKENSON	57BN	CONV	PROB	34,719.20
	254CONV	1	DICKENSON	55BN	CONV	PROB	28,059.41
	255CONV	1	DICKENSON	BN-53	CONV	PROB	30,335.04
	261CONV	1	DICKENSON	58BL	CONV	PROB	12,342.00
	262CONV	1	DICKENSON	44BR	CONV	PROB	78,183.04

43

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	286CONV	1	DICKENSON	41X	CONV	PROB	44,202.02
	287CONV	1	DICKENSON	49Y	CONV	PROB	43,710.73
	29CONV	1	DICKENSON	35CA	CONV	PROB	84,472.50
	30CONV	1	DICKENSON	37BR	CONV	PROB	84,472.50
	34CONV	1	DICKENSON	29BN	CONV	PROB	84,472.50
	36CONV	1	DICKENSON	44CF	CONV	PROB	12,342.00
	37CONV	1	DICKENSON	47CB	CONV	PROB	36,343.94
	46CONV	1	DICKENSON	43CC	CONV	PROB	12,342.00
	49CONV	1	DICKENSON	BH-36	CONV	PROB	-5,713.38
	4CONV	1	WISE	19BX	CONV	PROB	196,104.14
	51CONV	1	DICKENSON	22BL	CONV	PROB	84,472.50
	52CONV	1	DICKENSON	27BD	CONV	PROB	87,961.38
	60CONV	1	DICKENSON	26AZ	CONV	PROB	48,406.63
	76CONV	1	DICKENSON	AV-37	CONV	PROB	30,335.04
	7CONV	1	WISE	19CF	CONV	PROB	84,403.92
	83CONV	1	DICKENSON	31BA	CONV	PROB	102,497.96
	84CONV	1	DICKENSON	25AY	CONV	PROB	102,497.96
	86CONV	1	DICKENSON	24AX	CONV	PROB	48,406.63
	8CONV	1	WISE	22CD	CONV	PROB	84,403.92
	91CONV	1	DICKENSON	25AV	CONV	PROB	48,406.63
	96CONV	1	DICKENSON	27AR	CONV	PROB	79,567.12
	99CONV	1	DICKENSON	22AS	CONV	PROB	21,070.43
	9CONV	1	WISE	20CC	CONV	PROB	80,901.33
	105CONV	1	DICKENSON	29AQ	CONV	PUD	180,673.52
	107CONV	1	DICKENSON	28AM	CONV	PUD	123,208.03
	10CONV	1	WISE	6BR	CONV	PUD	54,617.53
	110CONV	1	DICKENSON	32AP	CONV	PUD	86,912.72
	115CONV	1	DICKENSON	30AL	CONV	PUD	167,392.59
	116CONV	1	DICKENSON	31AI	CONV	PUD	79,982.35
	11CONV	1	WISE	25BV	CONV	PUD	48,361.74
	121CONV	1	DICKENSON	33AE	CONV	PUD	105,813.51
	122CONV	1	DICKENSON	34AD	CONV	PUD	106,844.72
	127CONV	1	DICKENSON	37AC	CONV	PUD	177,237.01
	128CONV	1	DICKENSON	39AA	CONV	PUD	175,552.43
	129CONV	1	DICKENSON	38Z	CONV	PUD	100,568.97
	130CONV	1	DICKENSON	38AL	CONV	PUD	98,944.24

44

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	131CONV	1	DICKENSON	43AN	CONV	PUD	65,353.50
	132CONV	1	DICKENSON	32AM	CONV	PUD	120,529.65
	133CONV	1	DICKENSON	46AP	CONV	PUD	70,413.49
	135CONV	1	DICKENSON	34AN	CONV	PUD	193,747.46
	136CONV	1	DICKENSON	51AV	CONV	PUD	100,834.57
	137CONV	1	DICKENSON	50AZ	CONV	PUD	54,334.48
	138CONV	1	DICKENSON	47Z	CONV	PUD	163,139.35
	139CONV	1	DICKENSON	46Z	CONV	PUD	158,166.64
	140CONV	1	DICKENSON	45Z	CONV	PUD	36,343.94
	141CONV	1	DICKENSON	48AE	CONV	PUD	168,138.25
	142CONV	1	DICKENSON	46AC	CONV	PUD	103,507.96
	143CONV	1	DICKENSON	48AJ	CONV	PUD	138,349.36
	147CONV	1	DICKENSON	53AM	CONV	PUD	99,541.51
	149CONV	1	DICKENSON	56AP	CONV	PUD	11,758.44
	14CONV	1	DICKENSON	26BP	CONV	PUD	138,561.34
	150CONV	1	DICKENSON	55AT	CONV	PUD	203,737.77
	151CONV	1	DICKENSON	56AU	CONV	PUD	48,406.63
	152CONV	1	DICKENSON	54AU	CONV	PUD	70,988.32
	154CONV	1	DICKENSON	56BA	CONV	PUD	54,334.48
	156CONV	1	DICKENSON	56AX	CONV	PUD	110,939.60
	158CONV	1	DICKENSON	60AY	CONV	PUD	110,939.60
	159CONV	1	DICKENSON	60AZ	CONV	PUD	51,399.23
	15CONV	1	DICKENSON	38BW	CONV	PUD	90,167.18
	165CONV	1	DICKENSON	58AE	CONV	PUD	40,147.04
	166CONV	1	DICKENSON	57AD	CONV	PUD	40,147.04
	167CONV	1	DICKENSON	56AD	CONV	PUD	53,450.41
	169CONV	1	DICKENSON	60AM	CONV	PUD	119,494.71
	170CONV	1	DICKENSON	59AO	CONV	PUD	277,862.10
	172CONV	1	DICKENSON	61AJ	CONV	PUD	15,482.99
	175CONV	1	DICKENSON	64AK	CONV	PUD	267,513.92
	176CONV	1	DICKENSON	65AL	CONV	PUD	265,266.97
	177CONV	1	DICKENSON	AN-64	CONV	PUD	102,435.61
	178CONV	1	DICKENSON	66AN	CONV	PUD	89,613.55
	179CONV	1	DICKENSON	68AM	CONV	PUD	87,769.35
	17CONV	1	DICKENSON	35BY	CONV	PUD	98,502.83
	180CONV	1	DICKENSON	67AJ	CONV	PUD	88,790.58

45

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	181CONV	1	DICKENSON	66AI	CONV	PUD	160,869.96
	186CONV	1	BUCHANAN	75AR	CONV	PUD	155,813.70
	188CONV	1	DICKENSON	73AW	CONV	PUD	12,342.00
	190CONV	1	DICKENSON	71AZ	CONV	PUD	142,405.59
	194CONV	1	DICKENSON	71AW	CONV	PUD	-4,255.73
	195CONV	1	DICKENSON	69AV	CONV	PUD	84,058.52
	196CONV	1	DICKENSON	68AV	CONV	PUD	168,969.94
	19CONV	1	DICKENSON	38BU	CONV	PUD	-4,189.65
	1CONV	1	WISE	21BV	CONV	PUD	30,251.49
	201CONV	1	DICKENSON	51AJ	CONV	PUD	26,823.71
	202CONV	1	DICKENSON	65AV	CONV	PUD	145,854.56
	203CONV	1	DICKENSON	69AS	CONV	PUD	17,890.79
	204CONV	1	DICKENSON	68AR	CONV	PUD	126,277.94
	206CONV	1	DICKENSON	68AP	CONV	PUD	57,812.13
	207CONV	1	DICKENSON	66AP	CONV	PUD	62,802.30
	208CONV	1	DICKENSON	58AR	CONV	PUD	283,210.13
	211CONV	1	DICKENSON	61AR	CONV	PUD	80,261.66
	212CONV	1	DICKENSON	61AH	CONV	PUD	103,646.37
	213CONV	1	DICKENSON	63AY	CONV	PUD	47,435.28
	214CONV	1	DICKENSON	58AT	CONV	PUD	48,108.61
	21CONV	1	DICKENSON	33BU	CONV	PUD	152,187.66
	232CONV	1	DICKENSON	61BI	CONV	PUD	108,486.91
	233CONV	1	DICKENSON	61BL	CONV	PUD	46,748.23
	236CONV	1	DICKENSON	54BG	CONV	PUD	43,784.30
	237CONV	1	DICKENSON	52BG	CONV	PUD	50,749.59
	238CONV	1	DICKENSON	51BH	CONV	PUD	43,290.52
	239CONV	1	DICKENSON	49BJ	CONV	PUD	32,785.23
	241CONV	1	DICKENSON	50Z	CONV	PUD	67,102.93
	244CONV	1	DICKENSON	49BO	CONV	PUD	120,130.63
	246CONV	1	DICKENSON	50BN	CONV	PUD	87,744.42
	247CONV	1	DICKENSON	52BM	CONV	PUD	147,509.23
	256CONV	1	DICKENSON	54BM	CONV	PUD	132,406.55
	259CONV	1	DICKENSON	57BM	CONV	PUD	46,063.67
	25CONV	1	DICKENSON	30BO	CONV	PUD	139,835.69
	260CONV	1	DICKENSON	58BK	CONV	PUD	18,146.41
	275CONV	1	DICKENSON	22BS	CONV	PUD	30,027.05

46

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	276CONV	1	DICKENSON	41AB	CONV	PUD	36,658.16
	279CONV	1	DICKENSON	79BL	CONV	PUD	17,935.68
	27CONV	1	DICKENSON	33BQ	CONV	PUD	48,406.63
	280CONV	1	DICKENSON	77BJ	CONV	PUD	18,554.15
	281CONV	1	DICKENSON	78BG	CONV	PUD	46,152.20
	283CONV	1	DICKENSON	69BG	CONV	PUD	17,665.10
	284CONV	1	DICKENSON	68BH	CONV	PUD	18,440.68
	285CONV	1	DICKENSON	42Y	CONV	PUD	58,476.74
	288CONV	1	DICKENSON	52AR	CONV	PUD	17,394.51
	289CONV	1	DICKENSON	48AW	CONV	PUD	649.64
	290CNV BD-67	1	DICKENSON	67BD	CONV	PUD	31,793.93
	291CNV BN-53	1	DICKENSON	53BN	CONV	PUD	49,192.19
	292CNV BK-47	1	DICKENSON	47BK	CONV	PUD	87,138.41
	293CNV BI-46	1	DICKENSON	46BI	CONV	PUD	69,692.78
	294CNV BJ-45	1	DICKENSON	45BJ	CONV	PUD	69,043.13
	295CNV BD-47	1	DICKENSON	47BD	CONV	PUD	70,988.32
	298CNV BX-34	1	DICKENSON	43BX	CONV	PUD	84,673.26
	299CNV AR-54	1	DICKENSON	54AR	CONV	PUD	8,965.34
	300CNV AS-51	1	DICKENSON	51AS	CONV	PUD	12,724.80
	301CNV AM-51	1	DICKENSON	51AK	CONV	PUD	52,914.24
	31CONV	1	DICKENSON	40BQ	CONV	PUD	95,410.47
	32CONV	1	DICKENSON	25BL	CONV	PUD	114,201.54
	35CONV	1	DICKENSON	34BL	CONV	PUD	23,198.92
	38CONV	1	DICKENSON	39BM	CONV	PUD	107,243.73
	39CONV	1	DICKENSON	42BM	CONV	PUD	91,932.82
	40CONV	1	DICKENSON	45BQ	CONV	PUD	102,497.96
	41CONV	1	DICKENSON	45BM	CONV	PUD	161,901.16
	42CONV	1	DICKENSON	45BL	CONV	PUD	217,794.29
	43CONV	1	DICKENSON	43BJ	CONV	PUD	132,406.55
	45CONV	1	DICKENSON	41BE	CONV	PUD	46,063.67
	47CONV	1	DICKENSON	38BG	CONV	PUD	12,342.00
	48CONV	1	DICKENSON	38BE	CONV	PUD	90,167.18
	53CONV	1	DICKENSON	27BE	CONV	PUD	121,868.84
	54CONV	1	DICKENSON	26BE	CONV	PUD	112,947.14
	57CONV	1	DICKENSON	31BH	CONV	PUD	48,406.63
	58CONV	1	DICKENSON	40BB	CONV	PUD	58,973.02

47

SCHEDULE 2.4
ALLOCATED VALUES

Equitable Code	Lease Name	# of Wells	County	Grid Block	Well Type	Res Cat	Allocated Value ($)
	59CONV	1	DICKENSON	41BB	CONV	PUD	111,684.01
	5CONV	1	WISE	19BT	CONV	PUD	440,642.34
	61CONV	1	DICKENSON	46BE	CONV	PUD	120,529.65
	62CONV	1	DICKENSON	42BA	CONV	PUD	145,854.56
	63CONV	1	DICKENSON	40AZ	CONV	PUD	119,214.15
	64CONV	1	DICKENSON	40BA	CONV	PUD	132,342.95
	65CONV	1	DICKENSON	26BB	CONV	PUD	84,472.50
	66CONV	1	DICKENSON	35AY	CONV	PUD	213,456.26
	67CONV	1	DICKENSON	33AY	CONV	PUD	99,909.35
	68CONV	1	DICKENSON	31AY	CONV	PUD	133,845,49
	69CONV	1	DICKENSON	29AX	CONV	PUD	106,870.90
	6CONV	1	WISE	24CE	CONV	PUD	66,383.45
	72CONV	1	DICKENSON	32AX	CONV	PUD	58,364.52
	73CONV	1	DICKENSON	31AV	CONV	PUD	153,766.26
	77CONV	1	DICKENSON	37AS	CONV	PUD	127,774.24
	78CONV	1	DICKENSON	46AW	CONV	PUD	16,211.19
	79CONV	1	DICKENSON	44AV	CONV	PUD	15,814.67
	80CONV	1	DICKENSON	34AT	CONV	PUD	81,627.03
	82CONV	1	DICKENSON	31BB	CONV	PUD	107,919.56
	94CONV	1	DICKENSON	27AT	CONV	PUD	285,459.57
	95CONV	1	DICKENSON	27AS	CONV	PUD	107,919.56
	2006 CONV (2-R)	1	RUSSELL	63CB	CONV	PUD	60,947.93
	2007 CONV (5-R)	1	RUSSELL	68CD	CONV	PUD	60,947.93
							262,000,000.00

48

SCHEDULE 4.2(d)

CONFLICTS (SELLER)

None

SCHEDULE 4.4

CONSENTS, APPROVALS OR WAIVERS (SELLER)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?	Waiver of Preferential Rights Required?	Maintenance of Uniform Interest Provision Applicable?
LEASE AND RIGHT-OF-WAY CONSENTS
223000.01	Lease	Virginia Iron, Coal & Coke Co.	6/6/1986	Wise Dickenson Russell	Yes	N/A	N/A	N/A
223010.01 223010.02	Lease	VICC Land Co.	7/23/1981	Wise Dickenson Russell	Yes	N/A	N/A	N/A
241490.01	Lease	The Pittston Company	7/25/1972	Wise Dickenson Buchanan Russell	Yes	N/A	N/A	N/A
241492.01	Lease	Shrole, Inc.	4/19/1973	Wise Dickenson	Yes	N/A	N/A	N/A
241493.01	Lease	Steinman Development Company	6/15/1973	Wise Dickenson	Yes	N/A	N/A	N/A
241561.01	Lease	The Brown Trust	3/17/1975	Dickenson	Yes	N/A	N/A	N/A
241588.01	Lease	VICC Land Co.	4/28/1981	Dickenson	Yes	N/A	N/A	N/A
241640.01	Lease	The Pittston Company	1/1/1986	Buchanan Dickenson Russell Wise	Yes	N/A	N/A	N/A
242787.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes	N/A	N/A
242788.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes	N/A’	N/A

1

SCHEDULE 4.4

CONSENTS, APPROVALS OR WAIVERS (SELLER)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?	Waiver of Preferential Rights Required?	Maintenance of Uniform Interest Provision Applicable?
242790.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes	N/A	N/A
242792.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes	N/A	N/A
242793.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes	N/A	N/A
242940.01	Lease	Lambert Land, LLC	1/5/2005	Dickenson	Yes	N/A	N/A	N/A
244054.01	Lease	Steinman Development Company	10/14/1991	Dickenson	Yes	N/A	N/A	N/A
244432.39	Lease	Ransome Breeding, Married	10/15/1996	Buchanan	Yes	N/A	N/A	N/A
245078.03	Lease	John W. Pobst, et ux,	3/11/1997	Buchanan	Yes	N/A	N/A	N/A
245078.04	Lease	Nancy Catherine Pobst Hooper, Single	3/11/1997	Buchanan	Yes	N/A	N/A	N/A
245078.05	Lease	Virginia Lee Linwick and Phillip Gregory Linwick, Wife and Husband	3/11/1997	Buchanan	Yes	N/A	N/A	N/A
245078.06	Lease	Richard K. Pobst, et ux.	3/11/1997	Buchanan	Yes	N/A	N/A	N/A
245085.01	Lease	United States Department of the Interior, Bureau of Land Management	8/1/1995	Dickenson	No	Yes	N/A	N/A
245486.01	Lease	Lambert Land, LLC	10/29/2001	Dickenson	Yes	N/A	N/A	N/A
245646.01	Lease	United States Department of the Interior, Bureau of Land Management	9/23/1999	Dickenson	No	Yes	N/A	N/A

2

SCHEDULE 4.4

CONSENTS, APPROVALS OR WAIVERS (SELLER)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?	Waiver of Preferential Rights Required?	Maintenance of Uniform Interest Provision Applicable?
245733.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes	N/A	N/A
245734.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes	N/A	N/A
245735.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes	N/A	N/A
801721.00	ROW	W. M. Ritter Lumber Company	7/15/1960	Buchanan	Yes	N/A	N/A	N/A
801956.00	ROW	Norfolk and Western Railway Company	7/2/1952	Buchanan	Yes	N/A	N/A	N/A
807247.00	ROW	Georgia-Pacific Corporation	6/16/1993	Buchanan	Yes	N/A	N/A	N/A
904576.00	Lease	Coastal Coal Company, LLC	4/23/2002	Wise Dickenson Russell Scott	Yes	N/A	N/A	N/A
904914.00	ROW	Eula Jackson, et al.	4/28/2003	Buchanan	Yes	N/A	N/A	N/A
905073.00	Lease	Lambert Land, LLC	9/7/2003	Buchanan	Yes	N/A	N/A	N/A
905075.00	Lease	Lambert Land, LLC	9/7/2003	Buchanan	Yes	N/A	N/A	N/A
905467.00	Lease	Lambert Land, LLC	2/23/2004	Dickenson	Yes	N/A .	N/A	N/A
906216.00	Lease	Lambert Land, LLC	8/24/2005	Dickenson	Yes	N/A	N/A	N/A

3

SCHEDULE 4.4

CONSENTS, APPROVALS OR WAIVERS (SELLER)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?	Waiver of Preferential Rights Required?	Maintenance of Uniform Interest Provision Applicable?
CONTRACT CONSENTS AND PREFERENTIAL RIGHTS
05472	Joint Venture	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	8/1/1994	Buchanan Dickenson Russell Wise	No	N/A	Yes	Yes
05472	CBM Exploration Agreement	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	4/5/1988	Buchanan Dickenson Russell Wise	Yes	N/A	No	No
05505	Joint Venture	Equitable Resources Exploration and Pine Mountain Oil & Gas, Inc.	8/1/1994	Dickenson	No	N/A	Yes	Yes
05519	Joint Venture	Equitable Resources Exploration, Edwards & Harding & Columbia Natural Resources, Inc.	1/23/1990	Dickenson	No	N/A	Yes	Yes
05564	Farmin Agreement	Columbia Natural Resources, Inc. to Equitable Resources Exploration	8/1/1991	Dickenson	Yes	N/A	No	No
05571	Joint Venture	Equitable Resources Exploration and Steinman Development Co.	10/14/1991	Dickenson	No	N/A	Yes	Yes
05683	Joint Venture	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	11/30/1994	Dickenson	No	N/A	Yes	Yes
05684	Joint Venture	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	11/30/1994	Dickenson	No	N/A	Yes	Yes

4

SCHEDULE 4.4

CONSENTS, APPROVALS OR WAIVERS (SELLER)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?	Waiver of Preferential Rights Required?	Maintenance of Uniform Interest Provision Applicable?
05687	Joint Venture	Equitable Resources Exploration and Virginia Gas/Edwards & Harding/Appalachian Energy	11/30/1994	Dickenson	No	N/A	Yes	Yes
20050	Joint Venture	Equitable Production Company, Rapoca (BJ6) and Pine Mountain Oil & Gas, Inc.	3/1/2002	Dickenson	No	N/A	Yes	Yes
20564	Farmin Agreement	Columbia Natural Resources, Inc. to Equitable Production Company	5/6/2004	Dickenson	Yes	N/A	No	No

5

SCHEDULE 4.5A

LITIGATION

I. LITIGATION

1.          Jesse Fraley v. Benjamin Isaac Kose and EPC, Dickenson Circuit Court, VA, Case No. CL06000149-00. Filed 10/10/06.

Auto Accident — Plaintiff filed suit against EPC and its employee, Kose, seeking damages for personal injuries alleged as a result of an automobile accident on March 29, 2005. EPC filed third party complaint against Plaintiff’s employer seeking indemnity.

II. CLAIMS/POTENTIAL CLAIMS

1.          Alex & Dora Owens — 2004

Royalty dispute - Claimants are seeking royalties for period of 1996-2002. Claimants assert were conveyed property in 1996 but failed to provide notice or documentation of the transfer of property until 2002. Well No. P-308.

2.   Unknown — 10/27/06 — Potential Claim

Auto accident - occurred in the vicinity of access road that leads to Well No. 536475. No EPC personnel or equipment were involved in the accident. Well No. 536475.

3.          Estate of Bill Mason — Accident occurred 11/06/06- Potential Claim

Single vehicle auto accident — employee fatality.

1

SCHEDULE 4.5B

LITIGATION

I. LITIGATION

1.          Pine Mountain Oil & Gas, Inc v. Rapoca Energy Company, LLC and Equitable Production Company, Washington Circuit Court, VA, Case Number: CH04-167. Filed 6/2/04.

Contract Dispute - Working interest — Approximately 5000 acres of land in Dickenson County, VA. Pine Mountain is seeking a determination that all rights of BJ6 (successor to Rapoca) under a certain agreement have terminated and that BJ6 is not entitled to any portion of Pine Mountain’s 50% working interest in CBM wells drilled on Standard Banner Coal lease tract. Multiple wells.

2.          Pine Mountain Oil & Gas, Inc. v. EPC, U.S. Dist. Ct, W.D. of VA, Case No. 1:05-cv-00095. Filed 10/11/05.

Contract Dispute — Plaintiff is seeking damages and injunctive relief for an alleged breach of Gas Gathering Agreement.

3.          EPC v. Buford Deel, Dickenson Circuit Court, VA. Filed 9/28/06.

Temporary Injunction — EPC requested a temporary injunction enjoining the defendant from interfering with EPC’s development of a well, associated pipeline and access road. Well V-536101 has been drilled and turned into line. Defendants have filed counterclaim questioning EPC’s rights on the property.

4.          EPC v. Jackie Michael Fleming & Myra Fleming, Dickenson Circuit Court, VA. Filed 9/28/06.

Temporary Injunction — EPC requested a temporary injunction enjoining the defendants from interfering with EPC’s development of a well, associated pipeline and access road. Well V-536101 has been drilled and turned into line. Defendants have filed counterclaim questioning extent of EPC’s rights on the property.

5.          Melvin Jack Long v. EPC, Dickenson Circuit Court, VA, Case No. CL06000171-00. Filed 10/16/06.

Property Damage — Claimant is seeking property damage alleged to have occurred in connection with Well No. 536078.

1

6.          Pittston Coal Company v. EPC, Henrico Circuit Court, VA, CL-06-1454. Filed 6/6/06.

Breach of Contract — Plaintiff is seeking a declaration that it is entitled to a working interest percentage in certain wells and all associate rights and obligations. Well Nos. 502480, 503968, 504257, 504372, 504375, 504504, 504509, 504651, 703047, 703313, 703967, 703971, 704167, 704253, 704264, 704376, 750351.

7.   EPC v. Ervin Fuller, Dickenson Circuit Court, VA, Case No. CL07-015. Filed 1/29/07.

Temporary Injunction — EPC requested a temporary injunction to enjoining the defendant from interfering with EPC’s operations including development and maintenance of wells, roads and pipelines. Wells impacted include 550285, 537018, 537023 and 537024.

8.          EPC v. County of Wise, Virginia, Wise Circuit Court, VA, CA No. L07-129. Filed March 1, 2007.

EPC filed an Application for Correction of Erroneous Assessment of Property Tax seeking a determination that taxes have been improperly assessed, an order correcting the assessments to a fair market value and a refund related to prior tax payments. The prior payments at issue relate to improvements upon mineral lands, including the wells for tax years 2002 — 2005 and the gathering lines for tax years 2003 — 2005. The tax assessment for 2006 is also under protest. The full assessment on gathering assets has not been paid.

9.          Proceeding in front of Virginia Gas and Oil Board resulting from application in April 2007 for field rule modifications relating to increased well density in the Ramsey Ridge and Frying Pan areas.

II. CLAIMS/POTENTIAL CLAIMS

1.   Keith Edwards — 2006

Surface damage claim — Claimant is seeking damages for operations activity related to well and pipeline construction. Well No. P-176.

2.   Gladwell Bowman — 12/4/06

Access issue — Claimant alleges that EPC’s construction of two well sites and related access roads is blocking access to a family cemetery and to other family lands. Claimant has contacted Virginia Attorney General’s Office. Well Nos. 503308 and 535612.

2

3.   Ervin Fuller — 2006

Surface damage claim — Claimant is seeking surface damages for EPC operational activities. Multiple wells. Potential counterclaim in EPC v. Ervin Fuller-Item I.A.7 above.

4.   Alpha Natural Resources/Paramont Coal Company — 2006

Pipeline relocation/well shut in issues - Claimants are demanding relocation, abandonment or shutting in of certain pipelines, wells and other facilities, at the sole expense of the gas estate, to accommodate Claimant’s coal mining operations. Multiple facilities.

Facilities include but are not limited to:

•                  Pipeline Relocations for Line Nos. BF — 29, VC 53559, BF 25, P 137, VC 3626, VC 2476, BF 49, V-505249

•                  Powerline Relocations for Well Nos. VC 2939, VC 3575, VC 535599

•                  Plugging and abandonment of Well Nos. VC 2548, PC 308

5.          Alpha Natural Resources/ Maxxim Shared Services — 2006

Conditional approvals/denials of pipeline/well locations — Claimants are asserting the right to approve well and pipeline locations on the condition that the oil and gas estate be required to bear any costs associated with relocation, abandonment or shutting in of facilities to accommodate coal operations. Claimants are also asserting the right to deny locations. Multiple facilities.

6.   Buchanan County Tax Claim

EPC has filed an administrative refund claim for property taxes paid on improvements upon mineral land for tax years 2002 and 2003. EPC disagrees with assessments for years 2004 — present and will request a refund through administrative or other legal means within the statutory time limitation period.

7.          Potential proceeding in front of Virginia Gas and Oil Board for field rule modifications relating to increased well density in the Ramsey Ridge Extension and Sourwood areas.

3

SCHEDULE 4.6

TAXES AND ASSESSMENTS

Equitable Production Company (EPC) has filed administrative refund claims for tax years 2002 through 2005 in Wise County, Virginia, for property taxes on improvements upon each tract of mineral land. The administrative refund claims were not accepted by the Commissioner of Revenue in Wise County. EPC filed an Application for Correction of Erroneous Assessment of Property Tax for such matter in the Circuit Court of Wise County on March 1, 2007. EPC has also paid the 2006 taxes due on such assessment under protest. EPC disagrees with the assessments for years 2006 — present and will request a refund through administrative or other legal means within the statutory time limitation period.

EPC has filed administrative refund claims for tax years 2002 and 2003 in Buchanan County, Virginia, for property taxes on improvements upon each tract of mineral land. EPC has not received a formal response on its claim from Buchanan County. EPC disagrees with assessments for years 2004 — present and will request a refund through administrative or other legal means within the statutory time limitation period.

SCHEDULE 4.8

COMPLIANCE WITH LAWS

None

SCHEDULE 4.9

CONTRACTS

None

SCHEDULE 4.10

PAYMENTS FOR PRODUCTION

None

SCHEDULE 4.11

PRODUCTION IMBALANCES

None, except for potential production imbalances resulting from suits disclosed on Schedule 4.5A and Schedule 4.5B.

SCHEDULE 4.12

GOVERNMENTAL PERMITS

None

SCHEDULE 4.13
OUTSTANDING CAPITAL COMMITMENTS

($MM)

2007 CAPEX PROJECTIONS - CBM

	Q1	Q2	Q3	Q4	TOTAL

Carryover as of 4-5-07	—	3.57	0.00	0.00	3.57
2007 Capital Budget	3.28	13.26	17.39	17.80	51.73
2007 CAPEX Projection	3.28	16.83	17.39	17.80	55.30

2007 CAPITAL BUDGET COMMITMENT PROJECTIONS - CBM

	Q1	Q2	Q3	Q4	TOTAL
	24.72	20.93	28.67	11.90	86.22
2007 Capital Budget Capex Projection					51.73
Carryover into 2008					34.49

2007 CAPEX PROJECTIONS - Conv.

	Q1	Q2	Q3	Q4	TOTAL

Carryover as of 4-5-07	—	0.36	0.00	0.00	0.36
2007 Capital Budget	3.55	3.71	4.87	7.49	19.61
2007 CAPEX Projection	3.55	4.07	4.87	7.49	19.98

2007 CAPITAL BUDGET COMMITMENT PROJECTIONS - Conv.

	Q1	Q2	Q3	Q4	TOTAL
	13.13	5.24	7.17	9.98	35.52
2007 Capital Budget Capex Projection					19.61
Carryover into 2008					15.91

1

SCHEDULE 4.14
PLUGGED OR ABANDONED WELLS

EPC Well No.	EPC Well Name	API Well No.	State	County
702278	VCP2278 - Ramsey, Rainwater 497	45-051-22541-00	VA	Dickenson
702283	VC-2283 - Counts, Noah 432	45-051-21952-00	VA	Dickenson
702395	VCP2395 - Counts, Noah 444	45-051-21997-00	VA	Dickenson
702817	V2817 - Tarpon Coal & Coke Co. 479	45-051-22338-00	VA	Dickenson
702949	VC2949 - Dawson Coal 7 Coke Tr. 500	45-167-22532-00	VA	Russell
703170	VC-3170 Nichols, A. B. & Powers, 5	45-051-22646-00	VA	Dickenson
750061	P-61 - Standard Banner 250	45-051-19827-00	VA	Dickenson
750098	Rose Beldon & Emmitt (a/k/a CCC #123 or P-98)	Not Available	VA	Dickenson
750325	P325-3267 - Edwards, B. H. 211	45-051-20950-00	VA	Dickenson
751141	PC-141 - Sutherland, S. B. 342	45-051-21437-00	VA	Dickenson
751308	PC308 - Kiser, Lon 13	45-051-21428-00	VA	Dickenson
751309	PC309 - Barnett, William 346	45-051-21481-00	VA	Dickenson
751314	PCP314 - Skeen, Jasper 358	45-167-21523-00	VA	Russell
833005	Noah Smith (a/k/a/ 133005 or CCC #121)	Not Available	VA	Dickenson

1

SCHEDULE 4.15

CONDITION OF EQUIPMENT, ETC.

None

SCHEDULE 4.17

SUSPENSE FUNDS

EPC Well No.	Suspense Amount ($)*
502025	2,823.90
503042	(551.45)
503179	1,067.47
503215	409.04
503219	60,718.47
503968	2,783.14
504492	553.20
504510	1,396.56
504651	1,388.73
504888	232.10
504889	182.28
505181	655.32
505187	2,459.70
505188	2,500.70
505249	1.72
505254	119,999.28
535453	3,924.49
535456	3,139.45
535457	42.31
535611	49,198.73
535619	639.38
535656	359.37
535657	952.56
535690	29.64
535874	(634.71)
536059	373.37
536128	13.28
536212	7.73
536721	3,036.19
536764	1,460.05
550323	2,069.06
550506	30,543.16
550510	14,270.60
550513	101.63
551010	2,426.00
701824	7,199.08
701829	1,801.24
701942	597.58
702032	65.83
702033	469.95
702112	5,185.81
702135	47.50
702206	46,310.15
702266	825.15
702378	57.88
702399	11.64
702479	203.88
702583	1,486.97
702584	18,437.96
702596	9.99
702706	1,329.41
702823	14,768.09

*Production through February 28, 2007

1

SCHEDULE 4.17

SUSPENSE FUNDS

EPC Well No.	Suspense Amount ($)*
702824	3,363.81
702980	1,409.57
703166	84,066.43
703167	(253.85)
703172	5,920.92
703212	152.26
703305	17,855.71
703399	2,365.64
703433	81.95
703449	17,060.12
703549	71,831.69
703550	57,785.15
703557	15,001.54
703561	733.44
703615	128.94
703621	78.99
703622	6,708.93
703623	1,530.11
703628	5,839.27
703629	59,287.33
703655	1,082.73
703666	(95.79)
703667	1,235.81
703671	668.81
703672	948.67
703673	1,382.73
703678	11,131.76
703685	107.51
703716	17,132.11
703725	(72.91)
703748	2,374.28
703758	2,055.55
703811	5.98
703884	55,431.57
703900	821.47
703956	2,581.70
703957	517.04
703979	3,972.68
704068	198.41
704070	18,225.02
704071	3,313.53
704072	5,255.28
704100	8,570.15
704158	10,759.61
704277	12,160.19
704360	111.97
704362	9.77
704363	352.96
704374	42.99
750308	395.78
750330	61,508.59
750335	4,966.56
750344	1,285.35

*Production through February 28, 2007

2

SCHEDULE 4.17

SUSPENSE FUNDS

EPC Well No.	Suspense Amount ($)*
750374	44.97
750408	1,853.24
750474	1,997.54
750475	961.52
750476	9,534.68
750477	25,239.38
750478	2,349.47
750480	97.73
750486	5,998.99
750492	4,166.31
750503	1,612.18
751009	5,068.65
790137	27,349.37
790180	2,467.86
Grand Total	1,075,508.26

*Production through February 28, 2007

3

SCHEDULE 4.18

CASUALTY EVENTS

None

SCHEDULE 6.10

OPERATION OF ASSETS AND EXPENSES ASSOCIATED THEREWITH

None